SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

1519 PONCE DE LEON AVENUE
SANTURCE, PUERTO RICO 00908
(787) 729-8200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp:

NOTICE IS HEREBY GIVEN, pursuant to a resolution of the Board of Directors and Section 3 of the Corporation’s By-laws, that a Special Meeting of Stockholders of First BanCorp will be held at our principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on August 24, 2010, at 10:00 a.m., for the purpose of considering and taking action on the following matters, all of which are described in the accompanying Proxy Statement:

(1) To approve the issuance of up to 256,401,610 shares of the Corporation’s Common Stock in exchange (the “Exchange Offer”) for shares of the Corporation’s Noncumulative Perpetual Monthly Income Preferred Stock, Series A, B, C, D and E (“Preferred Stock”), in accordance with applicable New York Stock Exchange rules;

(2) To approve the issuance of shares of the Corporation’s Common Stock in the Exchange Offer to Héctor M. Nevares-LaCosta, a member of the Board of Directors, in exchange for his shares of Preferred Stock in accordance with applicable New York Stock Exchange rules;

(3) To approve an amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to decrease the par value of the Corporation’s Common Stock from $1.00 to $0.10;

(4) To approve the issuance of up to 28,476,121 shares of the Corporation’s Common Stock to The Bank of Nova Scotia (“BNS”), in accordance with applicable New York Stock Exchange rules, if it exercises its anti-dilution right under the Stockholder Agreement, dated August 24, 2007 (the “Stockholder Agreement”), by and between us and BNS, in connection with the Exchange Offer;

(5) To approve the issuance of shares of the Corporation’s Common Stock to BNS, in accordance with applicable New York Stock Exchange rules, if it exercises its anti-dilution right under the Stockholder Agreement, in connection with the conversion into Common Stock of the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G;

(6) To approve an amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to increase the number of authorized shares of the Corporation’s Common Stock from 750,000,000 to 2,000,000,000; and

(7) To approve an amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to implement a reverse stock split.

Only stockholders of record as of the close of business on July [26], 2010 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. A list of stockholders as of the Record Date will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of ten days prior to the Special Meeting, at our principal offices.

You are cordially invited to attend the Special Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Special Meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Special Meeting, you may vote either in person or by proxy. You may revoke any proxy that you give at any time prior to its exercise.

By Order of the Board of Directors

/s/  Lawrence Odell
Lawrence Odell
Secretary

Santurce, Puerto Rico
[July __], 2010

1519 Ponce De Leon Avenue
Santurce, Puerto Rico 00908

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2010

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First BanCorp (the “Corporation”) for use at the Special Meeting of Stockholders to be held at our offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on August 24, 2010 at 10:00 a.m., and at any adjournment or adjournments thereof (the “Special Meeting”). This Proxy Statement is first being sent or given to holders of record of our common stock, par value $1.00 per share (the “Common Stock”), on or about [July __], 2010. The Board of Directors has designated two individuals to serve as proxies to vote the shares represented at the Special Meeting. Shares represented by properly executed proxies that are received will be voted at the Special Meeting in accordance with the instructions specified in the proxy. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted FOR each proposal by the designated proxies in accordance with the Board of Directors’ recommendations, which are described below.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the following matters:

(i) the issuance of up to 256,401,610 shares of Common Stock in exchange (the “Exchange Offer”) for shares of our Noncumulative Perpetual Monthly Income Preferred Stock, Series A, B, C, D, and E (“Preferred Stock”);

(ii) the issuance of shares of Common Stock in the Exchange Offer to Director Héctor M. Nevares-LaCosta, a member of our Board of Directors, upon his exchange of his shares of Preferred Stock for shares of Common Stock;

(iii) an amendment to Article Sixth of our Restated Articles of Incorporation (“Articles of Incorporation”) to decrease the par value of the Common Stock from $1.00 to $0.10 per share;

(iv) the issuance of up to 28,476,121 shares of Common Stock to The Bank of Nova Scotia (“BNS”) if it exercises its anti-dilution right under the Stockholder Agreement dated August 24, 2007 (the “Stockholder Agreement”) in connection with the Exchange Offer;

(v) the issuance of shares of Common Stock to BNS if it exercises its anti-dilution right under the Stockholder Agreement in connection with the conversion into Common Stock of the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G (“Series G Preferred Stock”), owned by the United States Department of the Treasury (the “U.S. Treasury”);

(vi) an amendment to Article Sixth of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to 2,000,000,000; and

(vii) an amendment to Article Sixth of our Articles of Incorporation to implement a reverse stock split.

What should I receive?

You should receive this Proxy Statement, including exhibits, the Notice of Special Meeting of Stockholders and the proxy card.

How many votes do I have?

You will have one vote for every share of Common Stock you owned as of the close of business on July [26], 2010, the Record Date for the Special Meeting.

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote with respect to such shares.

How many votes can all stockholders cast?

Stockholders may cast one vote for each of the Corporation’s 92,542,722 shares of Common Stock that were outstanding on the Record Date.

How many votes must be present to hold the Special Meeting?

A majority of the votes that can be cast must be present either in person or by proxy to hold the Special Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the Special Meeting will be counted by The Bank of New York Mellon, an independent third party. We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Special Meeting.

Why is my approval necessary for the issuances of shares of Common Stock?

Our Common Stock is listed on the NYSE under the symbol “FBP.” As further discussed below, NYSE Listed Company Manual Section 312.03 requires that we seek stockholder approval prior to the issuances of Common Stock contemplated by Proposal Nos. 1, 2, 4, and 5.

What vote is required and how are abstentions and broker non-votes treated?

Approval of each of Proposal Nos. 1, 2, 4, and 5, relating to the issuance of shares of Common Stock in accordance with applicable New York Stock Exchange rules, requires the affirmative vote of the holders of a majority of the votes cast on each such proposal, provided that the total votes cast on such proposal, whether for or against, represent over 50% of all of the shares of Common Stock outstanding. Abstentions and broker non-votes will not be counted in determining the number of votes cast.

Approval of Proposal Nos. 3, 6, and 7, relating to amendments to Article Sixth of the Articles of Incorporation, requires the affirmative vote of a majority of the shares of Common Stock outstanding. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendments.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the issuance of up to 256,401,610 shares of Common Stock in the Exchange Offer;

•	FOR the issuance of shares of Common Stock in the Exchange Offer to Director Nevares-LaCosta upon his exchange of his shares of Preferred Stock for shares of Common Stock;

2

•	FOR the amendment to Article Sixth of our Articles of Incorporation to decrease the par value of our Common Stock from $1.00 to $0.10 per share;

•	FOR the issuance of up to 28,476,121 shares of Common Stock to BNS if it chooses to exercise its anti-dilution right under the Stockholder Agreement in connection with the Exchange Offer;

•	FOR the issuance of shares of Common Stock to BNS if it chooses to exercise its anti-dilution right under the Stockholder Agreement in connection with the conversion of Series G Preferred Stock;

•	FOR the amendment to Article Sixth of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to 2,000,000,000; and

•	FOR the amendment to Article Sixth of our Articles of Incorporation to implement a reverse stock split.

How do I vote?

You can vote either in person at the Special Meeting or by proxy without attending the Special Meeting.

To vote by proxy, you must:

•	fill out the enclosed proxy card, date, sign, and return it in the enclosed postage-paid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote over the Internet (instructions are on the proxy card).

Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name,” your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Special Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Special Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, bank, trustee or other nominee, giving you the right to vote the shares at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon Shareowner Services, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the proxy card.

Beneficial Owner.  If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and it will enclose or provide voting instructions for you to use in directing it on how to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Special Meeting. Accordingly, because you are not the

3

stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote the shares at the Special Meeting. The organization that holds your shares cannot vote your shares without your instructions, so it is important that you exercise your right to vote.

Who will bear the costs of soliciting proxies for the Special Meeting?

We will bear the cost of soliciting proxies for the Special Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board of Directors has engaged the firm of Morrow & Co., LLC to aid in the solicitation of proxies. The cost is estimated at $10,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes, you may change your vote. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote by telephone or over the Internet, or sending a written notice of revocation to the President or Secretary of First BanCorp, at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, delivered before the proxy is exercised. If you attend the Special Meeting and want to vote in person, you may request that your previously submitted proxy not be used. If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card that you receive.

Could other matters be presented at the Special Meeting?

The Board of Directors does not intend to present any business at the Special Meeting other than that described in the Notice of Special Meeting of Stockholders.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned Special Meeting. You will still be able to change or revoke your proxy until it is voted.

Who can help answer my questions?

If you have any questions about how to grant or revoke your vote or need copies of our filings, you should contact Lawrence Odell, Secretary of the Board of Directors, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 2010

This Proxy Statement, including exhibits, and the 2009 annual report to security holders are available at http://bnymellon.mobular.net/bnymellon/fbp. You may obtain directions to be able to attend the Special Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board of Directors, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109.

4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth certain information as of June 30, 2010, unless otherwise described, with respect to shares of our Common Stock and Preferred Stock beneficially owned (unless otherwise indicated in the footnotes) by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director; (3) each named executive officer (as defined in Item 402(a)(2) of Regulation S-K); and (4) all current directors and executive officers as a group. Any ownership of Preferred Stock by executives who are not named executive officers is also shown. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership of securities, as shown below, has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

(1)	Beneficial Owners of More Than 5% of our Common Stock:

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner(a)	Ownership		Class(b)

The Bank of Nova Scotia	9,250,450	(c)	10.00%
44 King Street West 6th Fl. Toronto, Canada M5H 1H1
FMR LLC	7,300,000	(d)	7.89%
82 Devonshire Street Boston, MA 02109
Angel Alvarez-Pérez	6,360,518	(e)	6.87%
Condominio Plaza Stella Apt.1504 Avenida Magdalena 1362 San Juan, Puerto Rico 00907
BlackRock, Inc.	6,220,207	(f)	6.72%
40 East 52nd Street New York, NY 10022
First Trust Portfolio L.P.	4,676,229	(g)	5.05%
120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187

(a)	This table does not include the shares of Common Stock that the U.S. Treasury may acquire pursuant to the warrant to purchase 5,842,259 shares of Common Stock, or 6.31% of the currently outstanding shares of Common Stock, at an initial exercise price of $0.7252 per share. This warrant was originally issued to the U.S. Treasury at the time it acquired our Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference per share (the “Series F Preferred Stock”), in January 2009 and was amended and restated at the time that we exchanged the Series F Preferred Stock and accrued and unpaid dividends on the Series F Preferred Stock for shares of a new series of Series G Preferred Stock, that is convertible into approximately [380.2] million shares of Common Stock based on the initial conversion price under certain conditions, as described below under “Overview of Proposals — Agreement with the U.S. Treasury.”

(b)	Based on 92,542,722 shares of Common Stock outstanding as of June 30, 2010.

(c)	On August 24, 2007, we entered into a Stockholder Agreement with BNS, which acquired 9,250,450 shares of Common Stock in a private placement at a price of $10.25 per share pursuant to the terms of an investment agreement dated February 15, 2007. BNS filed a Schedule 13D on September 4, 2007 reporting the beneficial ownership of 10% or 9,250,450 shares of Common Stock as of August 24, 2007 and reported that it possessed sole voting power and sole dispositive power over 9,250,450 shares.

5

(d)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2010 in which FMR LLC reported aggregate beneficial ownership of 7,300,000 shares of the Corporation as of December 31, 2009. FMR LLC reported that it possessed sole power to dispose or to direct the disposition of 7,300,000 shares. FMR LLC reported that it did not possess sole power to vote or direct the vote of any shares beneficially owned.

(e)	Based solely on a Schedule 13D/A filed with the SEC on May 13, 2009 by Mr. Angel Àlvarez-Pérez in which Mr. Àlvarez-Pérez reported aggregate beneficial ownership of 6,360,518 shares of the Corporation. Mr. Àlvarez-Pérez reported that he possessed sole voting power and sole dispositive power over 6,339,218 shares and shared voting power and shared dispositive power over 20,300 shares.

(f)	Based solely on a Schedule 13G filed with the SEC on January 29, 2010 in which BlackRock, Inc. reported aggregate beneficial ownership of 6,220,207 shares of the Corporation as of December 31, 2009. BlackRock, Inc. reported that it possessed sole voting power and sole dispositive power over 6,220,227 shares.

(g)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2010 in which First Trust Portfolios L.P. and certain of its affiliates reported aggregate beneficial ownership of 4,676,229 shares of the Corporation as of December 31, 2009. First Trust Portfolios L.P. and certain of its affiliates reported that they possessed shared power to vote or to direct the vote of and shared power to dispose or to direct the disposition of 4,676,229 shares beneficially owned.

(2)	Beneficial Ownership of Common Stock of Directors, Named Executive Officers and Directors and Executive Officers as a Group

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class*

Directors
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	872,000	*
José Menéndez-Cortada, Chairman of the Board	45,896	*
Jorge L. Díaz-Irizarry	62,737 (2)	*
José Ferrer-Canals	5,527	*
Sharee Ann Umpierre-Catinchi	81,677 (3)	*
Fernando Rodríguez-Amaro	32,207	*
Héctor M. Nevares-La Costa	4,543,396 (4)	4.91%
Frank Kolodziej-Castro	2,762,483	2.99%
José F. Rodríguez-Perelló	324,077	*
Executive Officers
Luis Beauchamp-Rodríguez, former President, Chief Executive Officer and Chairman of the Board(5)	17,000	*
Orlando Berges-González, Executive Vice President and Chief Financial Officer	10,000	*
Lawrence Odell, Executive Vice President, General Counsel and Secretary	225,000	*
Randolfo Rivera-Sanfeliz, former Executive Vice President(6)	24,340	*
Calixto García-Vélez, Executive Vice President	—	*
Fernando Scherrer, former Executive Vice President and Chief Financial Officer(7)	47,500	*
Current Directors and Executive Officers as a group (17 persons)	9,394,078	10.02%

*	Represents less than 1% of our outstanding Common Stock.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock

6

options that were exercisable as of June 30, 2010 or within 60 days after that date, as follows: Mr. Alemán-Bermúdez, 672,000; Mr. Odell, 175,000; and 1,221,000 shares for all current directors and executive officers as a group. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Menéndez-Cortada, 2,685; Mr. Díaz-Irizarry, 2,685; Mr. Ferrer-Canals, 2,685; Ms. Umpierre-Catinchi, 2,685; Mr. Rodríguez-Amaro, 2,685; Mr. Nevares-LaCosta, 2,685; Mr. Kolodziej-Castro, 2,685; and Mr. Rodríguez-Perelló, 2,685; 21,480 shares for all current directors and executive officers as a group. The amount does not include shares of Common Stock acquired through the Corporation’s Defined Contribution Plan pursuant to which participants may acquire units equivalent to shares of Common Stock through a unitized stock fund.

(2)	This amount includes 22,460 shares owned separately by his spouse.

(3)	This amount includes 9,000 shares owned jointly with her spouse.

(4)	This amount includes 3,941,459 shares owned by Mr. Nevares-LaCosta’s father over which he has voting and investment power as attorney-in-fact.

(5)	Mr. Beauchamp-Rodríguez resigned as Chief Executive Officer of the Corporation on September 28, 2009.

(6)	Mr. Rivera-Sanfeliz is no longer an employee of the Corporation effective as of June 28, 2010.

(7)	Mr. Scherrer resigned as Chief Financial Officer of the Corporation on July 31, 2009.

(3)	Beneficial Ownership of Preferred Stock by Directors and Executive Officers:

The following table sets forth information as of June 30, 2010 with respect to shares of our Preferred Stock beneficially owned by our directors and executive officers:

	Amount of Beneficial Ownership
		Number of
		Preferred
		Shares
		Beneficially	Percent of
Name of Beneficial Owner	Title of Securities	Owned	Class

José Menéndez- Cortada	Series A Preferred Stock	1,500	*
Chairman of the Board of Directors	Series B Preferred Stock	500	*
	Series C Preferred Stock	2,000	*
	Series D Preferred Stock	6,000	*
Jorge L. Díaz-Irizarry	Series B Preferred Stock	2,150	*
Director
Sharee Ann Umpierre-Catinchi	Series E Preferred Stock	92,000	*
Director
Héctor M. Nevares-La Costa	Series A Preferred Stock	18,000 (1)	*
Director	Series B Preferred Stock	73,300 (2)	*
	Series C Preferred Stock	22,000	*
	Series D Preferred Stock	82,800 (3)	*
Dacio Pasarell	Series D Preferred Stock	300	*
Executive Vice President	Series E Preferred Stock	4,300	*

*	Represents less than 1% of applicable class of Preferred Stock.

(1)	This amount includes 8,000 shares held in a trust for the benefit of Mr. Nevares-LaCosta’s parents over which Mr. Nevares-LaCosta has voting and investment power as trustee.

(2)	This amount includes 20,000 shares owned by Mr. Nevares-LaCosta’s parents over which he has voting and investment power as attorney-in-fact.

(3)	This amount includes 6,400 shares owned by Mr. Nevares-LaCosta’s parents over which he has voting and investment power as attorney-in-fact.

José Menéndez-Cortada, Jorge L. Díaz-Irizarry, Sharee Ann Umpierre-Catinchi, Héctor M. Nevares-LaCosta and Dacio Pasarell have advised us that they will tender all of their shares of Preferred Stock in the Exchange Offer.

7

OVERVIEW OF PROPOSALS

Background

For the fiscal year ended 2009 and the first quarter of 2010, we reported losses of approximately $275 million and $107 million, respectively. These losses were primarily caused by specific reserves and provisions against our loan portfolios in Florida and Puerto Rico. The deterioration in the quality of these assets resulted from the economic recession being experienced in the United States and in Puerto Rico. Particularly hard hit by the recession were real estate values in the two principal markets in which we operate. This adverse financial downturn diminished the collateral values supporting many of the loans extended by us in those markets. In turn, this caused us to increase reserves and, in many cases, charge off substantial amounts. The downturn in the economy and the resulting deterioration of our credits increased our non-performing assets as of March 31, 2010 to approximately $1.8 billion.

As a result of the continuing difficult economic conditions, we are seeking to improve our capital structure. We have assured our regulators that we are committed to raising capital and we have submitted capital plans to our regulators regarding how we plan to raise capital. The capital plans were submitted in accordance with a Written Agreement dated June 3, 2010 (the “Agreement”) that we entered into with the Federal Reserve Bank of New York (the “Fed”) and a Consent Order dated June 2, 2010 (the “Order” and collectively with the Agreement, the “Agreements”) that our subsidiary, FirstBank Puerto Rico (“FirstBank), entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico. Pursuant to these Agreements, the Corporation and FirstBank agreed to take certain actions designed to improve our financial condition. These actions include the adoption and implementation of various plans, procedures and policies related to our capital, lending activities, liquidity and funds management and strategy. The Order requires FirstBank to develop and adopt a plan to attain a leverage ratio of at least 8%, a Tier 1 capital to risk-weighted assets ratio of at least 10% and a Total capital to risk-weighted assets ratio of at least 12%, and obtain approval prior to issuing, increasing, renewing or rolling over brokered deposits. The Agreement also requires the Corporation to obtain the approval of the Fed prior to paying dividends, receiving dividends from FirstBank, incurring, increasing or guaranteeing any debt, or purchasing or redeeming any stock, to comply with certain notice provisions prior to appointing any new directors or senior executive officers and to comply with certain restrictions on severance payments and indemnification. Concurrent with the issuance by the FDIC of its Order, the FDIC granted FirstBank a temporary waiver through June 30, 2010 to enable it to continue accessing the brokered deposit market. The FDIC has granted an additional waiver through September 30, 2010. FirstBank will request waivers for future periods. No assurance can be given that the FDIC will continue to issue waivers for amounts that will enable FirstBank to meet its funding needs. Any failure to obtain a waiver would have a significantly adverse effect on FirstBank, which has relied on brokered deposits to fund a major part of its operations and had, as of March 31, 2010, $7.4 billion in brokered deposits outstanding, representing approximately 57% of our total deposits.

We have been taking steps to implement strategies to increase tangible common equity and regulatory capital through (1) the Exchange Offer, which is being submitted for stockholder approval at the Special Meeting, (2) the issuance of approximately $500 million of equity in one or more public or private offerings (a “Capital Raise”), (3) the conversion into Common Stock of the shares of Series G Preferred Stock that we issued to the U.S. Treasury in exchange for the Series F Preferred Stock that we sold to the U.S. Treasury on January 16, 2009, and (4) a rights offering to common stockholders. With respect to a Capital Raise, we plan to seek to raise at least $500 million of equity because we believe that amount would enable us to absorb possible additional losses based on a worst case evaluation of possible losses over the next five years while maintaining the capital ratios required for a well-capitalized financial institution as well as those required by the FDIC’s Order. With respect to the conversion, under the conditions described below, we can compel the conversion of the Series G Preferred Stock into shares of Common Stock. See “— Agreement with the U.S. Treasury.” If we complete a Capital Raise, we expect to issue rights to the holders of our currently outstanding 92,542,722 shares of Common Stock that entitle them to acquire one share of Common Stock for each share of Common Stock they own at a price equal to the purchase price in a Capital Raise. No assurance

8

can be given that we will complete the Exchange Offer, a Capital Raise, the conversion of the Series G Preferred Stock into Common Stock or a rights offering.

We believe that the Exchange Offer and, to the extent completed, the conversion of the Series G Preferred Stock into Common Stock and a Capital Raise would enhance our long-term financial stability, improve our ability to operate in the current economic environment, and improve our ability to access the capital markets in order to fund strategic initiatives or other business needs and to absorb any future credit losses.

Our inability to complete the Exchange would hinder our efforts to sell Common Stock in a Capital Raise. If we need to continue to recognize significant reserves and we cannot complete a Capital Raise, the Corporation and FirstBank may not be able to comply with the minimum capital requirements included in the capital plans required by the Agreements. These capital plans, which are subject to the approval of our regulators, set forth our plan to attain the capital ratio requirements set forth in the Order over time. If, at the end of any quarter, we do not comply with any specified minimum capital ratios, we must notify our regulators. The Corporation must notify the Fed within 30 days of the end of any quarter of its inability to comply with a capital ratio requirement and submit an acceptable written plan that details the steps it will take to comply with the requirement. FirstBank must immediately notify the FDIC of its inability to comply with a capital ratio requirement and, within 45 days, it must either increase its capital to comply with the ratio requirements or submit a contingency plan to the FDIC for its sale, merger, or liquidation. In the event of a liquidation of FirstBank, the holders of any outstanding preferred stock would rank senior to the holders of our Common Stock with respect to rights upon any liquidation of the Corporation.

The Exchange Offer for Preferred Stock

On July 16, 2010, we commenced the Exchange Offer. For each share of Preferred Stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock having the aggregate dollar value (based on a price per share determined as described below) equal to $13.75, which is equal to 55% of the $25 liquidation preference of a share of Preferred Stock. The price per share will be based on the greater of the average Volume Weighted Average Price (or “VWAP”) during the five trading-day period ending on the second business day immediately preceding the expiration date of the Exchange Offer and the minimum share price of $1.18. As of July 21, 2010, the market value of a share of Common Stock was $0.51 and the market prices of a share of each series of Preferred Stock were as follows: Series A Preferred Stock - $4.77; Series B Preferred Stock — $4.70; Series C Preferred Stock — $4.77; Series D Preferred Stock - $4.89; and Series E Preferred Stock — $4.65. If the minimum share price is used to determine the number of shares to be issued in the Exchange Offer, we will issue 11.6525 shares of Common Stock in exchange for each share of Preferred Stock. As discussed below under “— Required Stockholder Action,” completion of the Exchange Offer is subject to stockholder approval.

Agreement with the U.S. Treasury

On July 7, 2010, we entered into an agreement with the U.S. Treasury regarding the exchange of our shares of Series F Preferred Stock, which has a liquidation preference of $400 million, and accrued and unpaid dividends on the Series F Preferred Stock, for shares of a new series of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G. Based on accrued and unpaid dividends of $24.2 million as of July 20, 2010, we issued 424,174 shares of Series G Preferred Stock to the U.S. Treasury on July 20, 2010. Notice was mailed to our stockholders of record on July 9, 2010 that we obtained an exception from the shareholder approval policy set forth in Section 312.03 of the New York Stock Exchange Listed Company Manual to issue the securities to the U.S. Treasury.

The Series G Preferred Stock has terms similar to the Series F Preferred Stock (including the same $1,000 liquidation preference per share), but is convertible, under the conditions discussed below, into shares of Common Stock based on an initial conversion rate of 896.3045 shares of Common Stock for each share of Series G Preferred Stock, calculated by dividing $650, or a discount of 35% from the $1,000 liquidation preference per share of Series G Preferred Stock, by the initial conversion price of $0.7252 per share, which is subject to adjustment. Based on the initial conversion rate, the 424,174 shares of Series G Preferred Stock will

9

be convertible into approximately 380.2 million shares of Common Stock. The conversion price of the Series G Preferred Stock is subject to adjustment, including if the shares of Common Stock issued in a Capital Raise are priced below 90% of the market price per share of Common Stock on the trading day immediately preceding the pricing date of such Capital Raise, or if shares of Common Stock are otherwise issued, except in certain circumstances, including the Exchange Offer, at a price below the then conversion price of the Series G Preferred Stock. We can compel conversion of the Series G Preferred Stock into Common Stock if, within nine months from the date of the agreement, (a) at least $385 million of the liquidation preference of our Series A through E Preferred Stock is tendered in the Exchange Offer, (b) we raise $500 million of additional capital, subject to terms, other than the price per share, reasonably acceptable to the U.S. Treasury in its sole discretion, (c) we obtain the approval of the holders of our Common Stock of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to at least 1,200,000,000 and to reduce the par value of a share of Common Stock from $1.00 to $0.10, (d) we have received from the appropriate banking regulators all requisite approvals (which we expect to receive), (e) we have made any applicable anti-dilution adjustments and (f) none of the Corporation or any of its subsidiaries has dissolved or became subject to insolvency or similar proceedings, or has become subject to other materially adverse regulatory or other actions. The U.S. Treasury, and any subsequent holder of the Series G Preferred Stock, has the right to convert the Series G Preferred Stock at any time. Unless earlier converted by the holder or the Corporation, the Series G Preferred Stock will automatically convert into shares of Common Stock on the seventh anniversary of the issuance of the Series G Preferred Stock at the then current market price of our Common Stock.

At the time we exchanged the Series F Preferred Stock for Series G Preferred Stock, we issued to the U.S. Treasury an amended and restated warrant having a 10-year term and exercisable at an initial exercise price of $0.7252 per share to replace the original warrant we issued to the U.S. Treasury when it acquired the Series F Preferred Stock. Like the original warrant, the amended and restated warrant has an anti-dilution right that will require an adjustment to the exercise price of, and the number of shares underlying, the warrant. This adjustment will be necessary under various circumstances, including if we issue shares of Common Stock for consideration per share that is lower than the initial conversion price of the Series G Preferred Stock, or $0.7252. Depending upon the market price of shares of Preferred Stock at the time we issue shares of Common Stock in the Exchange Offer, the amended and restated warrant may require adjustment to the exercise price of the warrant to equal the consideration per share received by us in the Exchange Offer and the number of shares underlying the amended and restated warrant would be increased by the number obtained by multiplying the initial number by a fraction equal to the number of shares of Common Stock being issued in the Exchange Offer over the consideration per share we received in the Exchange Offer.

The agreement with the U.S. Treasury includes various other provisions. Included among these provisions are the U.S. Treasury’s agreement to vote, or cause to be voted, any shares of Common Stock that it acquires pursuant to the terms of the Series G Preferred Stock or the amended and restated warrant, except with respect to certain matters, in the same proportion as the votes of all other outstanding shares of Common Stock. The U.S. Treasury will retain discretionary authority to vote on the election and removal of directors, the approval of any business combination or sale of substantially all of the assets or property of the Corporation, the approval of any dissolution of the Corporation, the approval of any issuance of any securities of the Corporation on which holders of Common Stock are entitled to vote and on any other matters reasonably incidental to those matters, as determined by the U.S. Treasury.

Required Stockholder Action

We cannot complete the Exchange Offer unless our stockholders approve Proposal No. 1, which seeks approval of the issuance of up to 256,401,610 shares of Common Stock in the Exchange Offer. In addition, we may not be able to complete the Exchange Offer if our stockholders do not approve Proposal No. 3, which seeks stockholder approval of an amendment to Article Sixth of the Articles of Incorporation to decrease the par value of the Corporation’s Common Stock from $1.00 to $0.10 per share. The reduction in the par value of our Common Stock will be necessary to complete the Exchange Offer if the market value of a share of

10

Preferred Stock tendered in the exchange is less than $10 at a time when the market value of the Common Stock would result in the issuance of more than 10 shares per tendered share of Preferred Stock.

We are also requesting stockholder approval of Proposal Nos. 2 and 4, which relate to the Exchange Offer. Adoption of these proposals is not a condition to the completion of the Exchange Offer. If stockholders do not approve Proposal No. 2, which seeks approval of the issuance of shares of Common Stock to Mr. Nevares-LaCosta upon his tender of shares of Preferred Stock in the Exchange Offer, or Proposal No. 4, which seeks stockholder approval of the issuance of shares of Common Stock to BNS upon its exercise of the anti-dilution right that it has under the Stockholder Agreement, we will be unable to issue shares to Mr. Nevares-LaCosta or BNS in an amount that exceeds 1% of the outstanding shares of Common Stock prior to such issuances.

We are also requesting stockholder approval of Proposal No. 5, which relates to the issuance of shares of Common Stock to BNS upon its exercise of the anti-dilution right that it has under the Stockholder Agreement in connection with the conversion into Common Stock of the Series G Preferred Stock that we issued to the U.S. Treasury. If stockholders do not approve Proposal No. 5, we will be unable to issue shares to BNS as a result of the conversion into Common Stock of the Series G Preferred Stock in an amount that exceeds 1% of the outstanding shares of Common Stock prior to such issuance.

Finally, we are requesting stockholder approval of Proposal Nos. 6 and 7, which seek stockholder approval of amendments to Article Sixth of the Articles of Incorporation to increase the number of authorized shares of Common Stock and to implement a reverse stock split. If stockholders do not approve Proposal No. 6, we will not have enough authorized shares of Common Stock to issue shares of Common Stock to the U.S. Treasury upon conversion of the Series G Preferred Stock, to investors in a Capital Raise for $500 million, or to current stockholders in a rights offering. If stockholders do not approve Proposal No. 7, we may not be able to bring our Common Stock share price and average share price for 30 consecutive trading days above $1.00, which is a continued listing requirement of the NYSE. The NYSE will commence suspension and delisting procedures if we cannot regain compliance with this requirement by January 9, 2011.

PROPOSAL NO. 1 — ISSUANCE OF COMMON STOCK IN THE EXCHANGE OFFER

Overview and Reason for the Proposal

The Board of Directors is seeking stockholder approval of the issuance of shares of Common Stock in exchange for shares of Preferred Stock. On July 16, 2010, we commenced an offer to issue 256,401,610 shares of Common Stock in the Exchange Offer. A special committee of the Board of Directors, comprised of Fernando Rodriguez-Amaro (Chairman), Aurelio Alemán-Bermúdez, José Rodriguez-Perello, Frank Kolodziej-Castro and José Ferrer-Canals recommended to the full Board the terms of the Exchange Offer and the Board determined to conduct the Exchange Offer. None of the members of the special committee own shares of Preferred Stock.

Our Common Stock is listed on the NYSE and, thus, we are subject to NYSE listing requirements. Under NYSE Listed Company Manual Section 312.03(c), stockholder approval is required prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions, other than in certain circumstances that are inapplicable in this case, if (1) the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for Common Stock or (2) the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of securities convertible into or exercisable for Common Stock. Because 256,401,610 shares are being offered for issuance in the exchange, and that issuance would constitute over 20% of the outstanding shares of Common Stock prior to the completion of the Exchange Offer, we are required to seek stockholder approval prior to such issuance.

11

Purpose of the Exchange Offer

We decided to conduct the Exchange Offer to improve our capital structure given the continuing difficult economic conditions in the markets in which we operate and the evolving regulatory environment. We must increase our common equity to provide additional protection against future recognition of additional loan loss reserves against our loan portfolio and credit losses associated with the disposition of nonperforming assets due to the current economic situation in Puerto Rico and the United States that has impacted the Corporation’s asset quality and earnings performance. Total non-performing loans to total loans increased to 12.35% as of March 31, 2010 from 11.23% as of December 31, 2009 and from 5.27% as of March 31, 2009.

The restructuring of our equity components through the Exchange Offer will strengthen the quality of our regulatory capital position and enhance our ability to meet any new capital requirements. Furthermore, through the Exchange Offer, we are seeking to improve our common equity to risk weighted assets ratio. In the Supervisory Capital Assessment Program, the SCAP, applied to large money-center banks in the U.S., federal regulators established a 4% Tier 1 common equity to risk weighted assets ratio as the minimum threshold to determine the potential capital needs of such banks. While the SCAP is not applicable to us, we believe that the Tier 1 common equity ratio is being viewed by financial analysts and rating agencies as a guide for measuring the capital adequacy of banking institutions. The Exchange Offer will also improve our tangible common equity to tangible assets ratio, which is another metric used by financial analysts to determine a bank’s capital requirements. As of March 31, 2010, our Tier 1 common equity ratio was 3.36% and our tangible common equity ratio was 2.74%. If $385 million of the liquidation preference or approximately 70% of the outstanding shares of Preferred Stock are exchanged in the Exchange Offer, our Tier 1 common equity ratio and tangible common equity ratio as of March 31, 2010 on a pro forma basis after giving effect to the Exchange Offer would have been 6.23% and 4.79%, respectively. This success rate would meet one of the conditions necessary for us to compel the U.S. Treasury to convert into Common Stock the Series G Preferred Stock that we issued to the U.S. Treasury in exchange for the Series F Preferred Stock. The other substantive conditions necessary for us to compel the conversion are our issuance of $500 million of additional capital, subject to terms, other than the price per share, reasonably acceptable to the U.S. Treasury in its sole discretion, and receipt of the approval by the holders of our Common Stock of an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to at least 1,200,000,000 and reduce the par value of our Common Stock from $1.00 to $0.10 per share.

Terms of the Exchange

We are offering to exchange up to 256,401,610 newly issued shares of Common Stock for any and all issued and outstanding shares of Preferred Stock. For each share of Preferred Stock that we accept for exchange in accordance with the terms of the exchange offer, we will issue a number of shares of Common Stock having the Exchange Value set forth in the table below unless the average VWAP of the Common Stock is $1.18 or less, in which case we will issue 11.6525 shares of Common Stock for each share of Preferred Stock.

		Aggregate
		Liquidation	Liquidation
		Preference	Preference	Exchange
CUS IP	Title of Securities	Outstanding	per Share	Value

318672201	7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A	$90,000,000	$25	$13.75
318672300	8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B	$75,000,000	$25	$13.75
318672409	7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C	$103,500,000	$25	$13.75
318672508	7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D	$92,000,000	$25	$13.75
318672607	7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E	$189,600,000	$25	$13.75

12

Depending on the trading price of our Common Stock, the market value of the Common Stock we issue on the settlement date in exchange for each share of Preferred Stock we accept for exchange may be less than, equal to or greater than the applicable Exchange Value referred to above. If the trading price of our Common Stock is below $1.18 per share, the market value of our Common Stock to be received in the exchange offer will be less than the applicable Exchange Value.

Consequences If Stockholders Approve the Proposal

The issuance of our shares of Common Stock in connection with the Exchange Offer would increase the number of outstanding shares. As shown in the tables below, the increased number of shares would reduce the loss per share for the quarter ended March 31, 2010 and book value per share as of March 31, 2010 on a pro forma basis. In addition, the issuance of the additional shares would decrease any future earnings per share and would have a dilutive effect on each stockholder’s percentage voting power.

Unaudited Pro Forma Financial Information

The following selected unaudited pro forma financial information is presented to give effect to and show the pro forma impact of the Exchange Offer on First BanCorp’s balance sheet as of March 31, 2010 and First BanCorp’s results of operations for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 assuming two different levels of participation in the Exchange Offer as discussed below. The unaudited pro forma financial information does not give effect to our issuance of Series G Preferred Stock to the U.S. Treasury in exchange for the Series F Preferred Stock or a Capital Raise.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offer been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offer is completed. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with First BanCorp’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC, which are included as Exhibits C and D, respectively, to this Proxy Statement.

Unaudited Pro Forma Balance Sheets

The unaudited pro forma consolidated balance sheet of First BanCorp as of March 31, 2010 is presented as if the Exchange Offer had been completed on March 31, 2010. We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” prepared using the assumptions set forth below.

The “High Participation Scenario” assumes (i) the exchange of 90% of the outstanding shares of Preferred Stock ($495.09 million aggregate liquidation preference) for 230,761,449 shares of our Common Stock, and (ii) a Relevant Price of $1.18 per share.

The “Low Participation Scenario” assumes (i) the exchange of 50% of the outstanding shares of Preferred Stock ($275.05 million aggregate liquidation preference) for 128,200,805 shares of our Common Stock, and (ii) a Relevant Price of $1.18 per share.

If the Relevant Price is greater than the $1.18 per share amount assumed in the preceding paragraphs, there will be a decrease in the number of shares of Common Stock being issued and an increase in surplus, and increase in earnings per share relative to the pro forma financial statement information.

There can be no assurance that the foregoing assumptions will be realized in the future.

13

Unaudited Pro Forma Financial Information

High Participation Scenario

	Adjustments
	Actual	Exchange of		Pro Forma
	March 31, 2010	Preferred Stock		March 31, 2010
	(In thousands, except per share amounts)

ASSETS
Cash and due from banks	$675,551	$(6,876	)(5)	$668,675

Money market investments:
Federal funds sold and securities purchased under agreements to resell	331,677	—		331,677
Time deposits with other financial institutions	600	—		600
Other short-term investments	322,371	—		322,371

Total money market investments	654,648	—		654,648

Investment securities available for sale, at fair value	3,470,988	—		3,470,988
Investment securities held to maturity, at amortized cost	564,931	—		564,931
Other equity securities	69,680	—		69,680

Total investment securities	4,105,599	—		4,105,599

Loans receivable, net	12,698,264	—		12,698,264
Loans held for sale, at lower of cost or market	19,927	—		19,927

Total loans, net	12,718,191	—		12,718,191

Premises and equipment, net	199,072	—		199,072
Other real estate owned	73,444	—		73,444
Accrued interest receivable on loans and investments	70,955	—		70,955
Due from customers on acceptances	726	—		726
Accounts receivable from investment sales	62,575	—		62,575
Other assets	290,203	—		290,203

Total assets	$18,850,964	$(6,876)		$18,844,088

LIABILITIES
Deposits:
Non-interest-bearing deposits	$703,394	$—		$703,394
Interest — bearing deposits	12,174,840	—		12,174,840

Total deposits	12,878,234	—		12,878,234

Advances from the Federal Reserve	600,000	—		600,000
Securities sold under agreements to repurchase	2,500,000	—		2,500,000
Advances from the Federal Home Loan Bank (FHLB)	960,440	—		960,440
Notes payable	28,313	—		28,313
Other borrowings	231,959	—		231,959
Bank acceptances outstanding	726	—		726
Accounts payable and other liabilities	162,749	—		162,749

Total liabilities	17,362,421	—		17,362,421

STOCKHOLDERS’ EQUITY
Preferred stock	929,660	(495,090	)(1)	434,570

Common stock	102,440	230,761	(2)	333,201
Less: Treasury stock (at cost)	(9,898)	—		(9,898)

Common stock outstanding	92,542	230,761		323,303

Additional paid-in capital	134,247	46,375	(3)	180,622
Legal surplus	299,006	—		299,006
Retained earnings	10,140	211,078	(4)	221,218
Accumulated other comprehensive income	22,948	—		22,948

Total stockholders’ equity	1,488,543	(6,876)		1,481,667

Total liabilities and stockholders’ equity	$18,850,964	$—		$18,844,088

Book Value per common share	$6.04	$(2.80)		$3.24
Tangible book value per common share	$5.56	$(2.46)		$3.10

14

(1)	Assumes Exchange Offer participation at 90% with a ratio of Exchange Value to liquidation preference equal to 55%.

(2)	Represents the issuance of Common Stock at par value of $1.00.

(3)	Represents the additional paid in capital with respect to newly issued Common Stock, net of exchange costs and adjusted for the issuance costs of preferred shares exchanged.

(4)	Represents the excess of the Preferred Stock carrying value, reduced by the issuance costs of preferred shares exchanged, over the value of the Common Stock to be issued on the Exchange Offer considering the assumptions described in note 1 above.

(5)	Represents the costs associated with this Exchange Offer calculated on a pro-rata basis according to the number of shares exchanged. The amount was reduced from additional paid in capital.

15

Unaudited Pro Forma Financial Information

Low Participation Scenario

	Adjustments
	Actual	Exchange of		Pro Forma
	March 31, 2010	Preferred Stock		March 31, 2010
	(In thousands, except per share amounts)

ASSETS
Cash and due from banks	$675,551	$(4,126	)(5)	$671,425

Money market investments:
Federal funds sold and securities purchased under agreements to resell	331,677	—		331,677
Time deposits with other financial institutions	600	—		600
Other short-term investments	322,371	—		322,371

Total money market investments	654,648	—		654,648

Investment securities available for sale, at fair value	3,470,988	—		3,470,988
Investment securities held to maturity, at amortized cost	564,931	—		564,931
Other equity securities	69,680	—		69,680

Total investment securities	4,105,599	—		4,105,599

Loans receivable, net	12,698,264	—		12,698,264
Loans held for sale, at lower of cost or market	19,927	—		19,927

Total loans, net	12,718,191	—		12,718,191

Premises and equipment, net	199,072	—		199,072
Other real estate owned	73,444	—		73,444
Accrued interest receivable on loans and investments	70,955	—		70,955
Due from customers on acceptances	726	—		726
Accounts receivable from investment sales	62,575	—		62,575
Other assets	290,203	—		290,203

Total assets	$18,850,964	$(4,126)		$18,846,838

LIABILITIES
Deposits:
Non-interest-bearing deposits	$703,394	$—		$703,394
Interest — bearing deposits	12,174,840	—		12,174,840

Total deposits	12,878,234	—		12,878,234

Advances from the Federal Reserve	600,000	—		600,000
Securities sold under agreements to repurchase	2,500,000	—		2,500,000
Advances from the Federal Home Loan Bank (FHLB)	960,440	—		960,440
Notes payable	28,313	—		28,313
Other borrowings	231,959	—		231,959
Bank acceptances outstanding	726	—		726
Accounts payable and other liabilities	162,749	—		162,749

Total liabilities	17,362,421	—		17,362,421

STOCKHOLDERS’ EQUITY
Preferred stock	929,660	(275,050	)(1)	654,610

Common stock	102,440	128,201	(2)	230,641
Less: Treasury stock (at cost)	(9,898)	—		(9,898)

Common stock outstanding	92,542	128,201		220,743

Additional paid-in capital	134,247	25,458	(3)	159,705
Legal surplus	299,006	—		299,006
Retained earnings	10,140	117,265	(4)	127,405
Accumulated other comprehensive income	22,948	—		22,948

Total stockholders’ equity	1,488,543	(4,126)		1,484,417

Total liabilities and stockholders’ equity	$18,850,964	$—		$18,846,838

Book Value per common share	$6.04	$(2.28)		$3.76
Tangible book value per common share	$5.56	$(2.00)		$3.56

(1)	Assumes Exchange Offer participation at 50% with a ratio of Exchange Value to liquidation preference equal to 55%.
(2)	Represents the issuance of Common Stock at par value of $1.00.
(3)	Represents the additional paid in capital with respect to newly issued Common Stock, net of exchange costs and adjusted for the issuance costs of preferred shares exchanged.

16

(4)	Represents the excess of the Preferred Stock carrying value, reduced by the issuance costs of preferred shares exchanged, over the value of Common Stock to be issued on the Exchange Offer considering the assumptions described in note 1 above.

(5)	Represents the costs associated with this Exchange offer calculated on a pro rata basis according to the number of shares exchanged. The amount was reduced from additional paid in capital.

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offer on certain statement of operations items and losses per share of Common Stock for the quarter ended March 31, 2010 and the year ended December 31, 2009 as if the Exchange Offer had been completed on January 1, 2009. We have calculated the pro forma information below by (1) eliminating all the actual dividends in 2009 paid to holders of shares of Preferred Stock who participate at the levels assumed in each of the High Participation Scenario and the Low Participation Scenario, and (2) assuming that the new shares of our Common Stock issuable in the Exchange Offer were issued on January 1, 2009 and received dividends through August 2009. The retained earnings impact of the Exchange Offer has not been included in the analysis because it is not recurring.

	Pro Forma Implications
	Consolidated Statements of Operations
		High	Low		High	Low
		Participation	Participation		Participation	Participation
	Actual	Scenario	Scenario	Actual	Scenario	Scenario
	Q1 2010	Q1 2010	Q1 2010	FY ’09	FY ’09	FY ’09
	(In thousands, except per share amounts)(Unaudited)

Interest income	220,988	220,988	220,988	996,574	996,574	996,574
Interest expense	104,125	104,125	104,125	477,532	477,532	477,532

Net interest income	116,863	116,863	116,863	519,042	519,042	519,042
Provision for loan losses	170,965	170,965	170,965	579,858	579,858	579,858

Net interest (loss)after provision for loan and lease losses	(54,102)	(54,102)	(54,102)	(60,816)	(60,816)	(60,816)
Non-interest income	45,326	45,326	45,326	142,264	142,264	142,264
Non-interest expenses	91,362	91,362	91,362	352,101	352,101	352,101
Income tax expense	(6,861)	(6,861)	(6,861)	(4,534)	(4,534)	(4,534)

Net (loss)	(106,999)	(106,999)	(106,999)	(275,187)	(275,187)	(275,187)

Dividends to preferred stockholders(a)	5,000	5,000	5,000	42,661	21,516	30,914
Preferred stock discount accretion	1,152	1,152	1,152	4,227	4,227	4,227

Net (loss) attributable to common stockholders	(113,151)	(113,151)	(113,151)	(322,075)	(300,930)	(310,328)

Pro forma Adjustments
Pro forma net (loss)	(106,999)	(106,999)	(106,999)	(275,187)	(275,187)	(275,187)
Preferred stock dividends and accretion of discount	(6,152)	(6,152)	(6,152)	46,888	25,743	35,141
Pro forma net (loss) attributable to common stockholders	(113,151)	(113,151)	(113,151)	(322,075)	(300,930)	(310,328)
Common shares used to calculate actual (loss) per common share	92,521	92,521	92,521	92,511	92,511	92,511
Common shares newly issued		230,761	128,201		230,761	128,201

Pro forma number of common shares		323,282	220,722		323,272	220,712
Pro forma losses per common share (basic and diluted)		$(0.35)	$(0.51)		$(0.93)	$(1.41)

(a)	For the quarter ended March 31, 2010 and the year ended December 31, 2009, reflects Series F Preferred Stock cumulative preferred dividends of $5.0 million and $12.6 million, respectively, not declared as of the end of the period related to the Series

17

Consequences If Stockholders Do Not Approve the Proposal

We will not be able to complete the Exchange Offer if our stockholders do not approve this Proposal No. 1. Further, we may not be able to complete the Exchange Offer if stockholders do not approve Proposal No. 3, relating to the amendment of our Articles of Incorporation to reduce the par value of a share of our Common Stock, if this is necessary so that we can issue shares of Common Stock in exchange for tendered Preferred Stock. Our inability to complete the Exchange Offer would hinder our efforts to sell Common Stock in a Capital Raise. If we need to continue to recognize significant reserves and we cannot complete a Capital Raise, the Corporation and FirstBank may not be able to comply with the minimum capital requirements included in the capital plans required by the Agreements. These capital plans, which are subject to the approval of our regulators, set forth our plan to attain the capital ratio requirements set forth in the Order over time. If, at the end of any quarter, we do not comply with any specified minimum capital ratios, we must notify our regulators. The Corporation must notify the Fed within 30 days of the end of any quarter of its inability to comply with a capital ratio requirement and submit an acceptable written plan that details the steps it will take to comply with the requirement. FirstBank must immediately notify the FDIC of its inability to comply with a capital ratio requirement and, within 45 days, it must either increase its capital to comply with the ratio requirements or submit a contingency plan to the FDIC for its sale, merger, or liquidation. In the event of a liquidation of FirstBank, the holders of any outstanding preferred stock would rank senior to the holders of our Common Stock with respect to rights upon any liquidation of the Corporation. Finally, if we cannot complete the Exchange Offer and issue Common Stock in exchange for $385 million of liquidation preference of Preferred Stock, we will not be able to compel the exchange into Common Stock of the Series G Preferred Stock we issued to the U.S. Treasury on July 20, 2010, even if we are able to complete a Capital Raise for $500 million, which is another condition to our ability to compel the conversion.

Description and Comparison of Preferred Stock, Series G Preferred Stock and Common Stock Rights

Our Articles of Incorporation authorize the issuance of 750,000,000 shares of Common Stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following summary outlines the rights of holders of the shares of Preferred Stock, the holder of Series F Preferred Stock and the holders of the Common Stock to be issued in the exchange offer. This summary is qualified in its entirety by reference to our Articles of Incorporation, including the Certificates of Designation, and our by-laws (the “Bylaws”). We urge you to read these documents for a more complete understanding of the differences between the shares of Preferred Stock and the Common Stock. We issued shares of a new series of Series G Preferred Stock to the U.S. Treasury in exchange for Series F Preferred Stock and accrued and unpaid dividends on such stock. The Series G Preferred Stock has terms similar to the Series F Preferred Stock but is convertible as described below.

Governing Documents

Shares of Preferred Stock:  Holders of shares of Preferred Stock and Series G Preferred Stock have the rights set forth in our Articles of Incorporation, including the applicable Certificate of Designation, the Bylaws and Puerto Rico law.

Common Stock:  Holders of shares of our Common Stock have the rights set forth in our Articles of Incorporation, the Bylaws and Puerto Rico law.

Dividends and Distributions

On July 30, 2009, we announced the suspension of dividends on our Common Stock, Preferred Stock and Series F Preferred Stock (which has been exchanged for Series G Preferred Stock) effective with the preferred dividend for August 2009. We are generally not obligated or required to pay dividends on our Common Stock or preferred stock and no such dividends can be paid unless they are declared by our board of directors out of funds legally available for payment. Moreover, the Agreement we entered with the Fed requires us to obtain its approval before we pay any dividends.

18

Shares of Preferred Stock:  The shares of Preferred Stock, as well as Series G Preferred Stock, rank senior to the Common Stock and any other stock that is expressly junior to Preferred Stock and Series G Preferred Stock as to payment of dividends. Dividends on shares of Preferred Stock are payable monthly and are not mandatory or cumulative. Shares of Series G Preferred Stock pay cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of Series F Preferred Stock, and 9% thereafter. Holders of shares of Preferred Stock are entitled to receive dividends, when, as, and if declared by our Board of Directors, out of funds legally available for dividends.

Common Stock:  Subject to the preferential rights of any other class or series of capital stock, including Preferred Stock, holders of our Common Stock are entitled to receive, pro rata, dividends when and as declared by our Board of Directors out of funds legally available for the payment of dividends. In general, so long as any shares of Preferred Stock remain outstanding and until we meet various federal regulatory considerations, we cannot declare, set apart or pay any dividends on shares of our Common Stock unless all accrued and unpaid dividends on our Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date have been paid or are paid contemporaneously and the full monthly dividend on our Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment. In addition, in general, and subject to certain limitations in the applicable certificate of designation, so long as any shares of Series G Preferred Stock remain outstanding, we cannot declare, set apart or pay any dividends on shares of our Common Stock unless all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series G Preferred Stock have been declared and paid in full.

Ranking

Shares of Preferred Stock:  Each series of Preferred Stock, as well as Series G Preferred Stock, currently ranks senior to the Common Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of First BanCorp. Each series of Preferred Stock, as well as Series G Preferred Stock, is equal in right of payment with the other outstanding series of shares of preferred stock. The liquidation preference of the shares of Preferred Stock is $25 per share, plus accrued and unpaid dividends thereon for the current monthly dividend period to the date of distribution. The liquidation preference of shares of Series G Preferred Stock is $1,000 per share, plus the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment.

Common Stock:  The Common Stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding-up of First BanCorp to all other securities and indebtedness of First BanCorp.

Conversion Rights

None of the shares of Preferred Stock, or Common Stock are convertible into other securities. The Series G Preferred Stock is convertible under the conditions described below, into shares of Common Stock based on an initial conversion rate of 896.3045 shares of Common Stock for each share of Series G Preferred Stock, calculated by dividing $650, or a discount of 35% from the $1,000 liquidation preference per share of Series G Preferred Stock, by the initial conversion price of $0.7252 per share, which is subject to adjustment. Based on the initial conversion rate, the 424,174 shares of Series G Preferred Stock issued to the U.S. Treasury will be convertible into approximately 380.2 million shares of Common Stock. The conversion price of the Series G Preferred Stock is subject to adjustment, including if the shares of Common Stock issued in a Capital Raise are priced below 90% of the market price per share of Common Stock on the trading day immediately preceding the pricing date of such Capital Raise, or if shares of Common Stock are otherwise issued, except in certain circumstances, including the Exchange Offer, at a price below the then conversion price of the Series G Preferred Stock. We can compel conversion of the Series G Preferred Stock into Common Stock if, within nine months from the date of the agreement with the U.S. Treasury, (a) at least $385 million of the liquidation preference of our Series A through E Preferred Stock is tendered in the Exchange Offer, (b) we raise $500 million of additional capital, subject to terms, other than the price per share, reasonably acceptable to the U.S. Treasury in its sole discretion, (c) we obtain the approval of the holders of our Common Stock of an

19

amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to at least 1,200,000,000 and to reduce the par value of a share of Common Stock from $1.00 to $0.10, (d) we have received from the appropriate banking regulators all requisite approvals (which we expect to receive), (e) we have made any applicable anti-dilution adjustments, and (f) none of the Corporation or any of its subsidiaries has dissolved or became subject to insolvency or similar proceedings, or has become subject to other materially adverse regulatory or other actions. The U.S. Treasury, and any subsequent holder of the Series G Preferred Stock, has the right to convert the Series G Preferred Stock at any time. Unless earlier converted by the holder or the Corporation, the Series G Preferred Stock will automatically convert into shares of Common Stock on the seventh anniversary of the issuance of the Series G Preferred Stock at the then current market price of our Common Stock.

Voting Rights

Shares of Preferred Stock:  Whenever dividends remain unpaid on the shares of preferred stock or any other class or series of preferred stock that ranks on parity with shares of preferred stock as to payment of dividends and having equivalent voting rights, the Parity Stock, for at least 18 monthly dividend periods (whether or not consecutive), the number of directors constituting our Board of Directors will be increased by two members and the holders of the shares of preferred stock together with holders of Parity Stock, voting separately as a single class, will have the right to elect the two additional members of our board of directors. When First BanCorp has paid full dividends on any class or series of noncumulative Parity Stock for at least 12 consecutive monthly dividend periods following such nonpayment, and has paid cumulative dividends in full on any class or series of cumulative Parity Stock, the voting rights will cease and the authorized number of directors will be reduced by two. Holders of shares of Preferred Stock currently have the right to vote as a separate class with all other series of Parity Stock adversely affected by and entitled to vote thereon (except Series G Preferred Stock, which votes as a separate class), with respect to:

•	any amendment, alteration or repeal of the provisions of the Articles of Incorporation, including the relevant Certificates of Designation, or Bylaws that would alter or change the voting powers, preferences or special rights of such series of shares of Preferred Stock so as to affect them adversely; or

•	any amendment or alteration of the Articles of Incorporation to authorize or increase the authorized amount of any shares of, or any securities convertible into shares of, any of First BanCorp’s capital stock ranking senior to such series of shares of Preferred Stock.

Approval of two-thirds of such shares is required.

So long as any shares of Series G Preferred Stock are outstanding, in addition to the voting rights set forth above, the vote or consent of the holders of at least of two-thirds of the shares of Series G Preferred Stock at the time outstanding, voting separately as a single class, shall be necessary for effecting or validating any consummation of a binding share exchange or reclassification involving Series G Preferred Stock or of a merger or consolidation of First BanCorp with another entity, unless the shares of Series G Preferred Stock remain outstanding following any such transaction or, if First BanCorp is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series G Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of Series G Preferred Stock, taken as a whole.

Common Stock:  Holders of shares of our Common Stock are entitled to one vote per share on all matters voted on by our stockholders. There are no cumulative voting rights for the election of directors.

Common Stock

We have no obligation or right to redeem our Common Stock.

20

Redemption

Preferred Stock: Optional Redemption by First BanCorp.  We may redeem all or a portion of each series of shares of Preferred Stock, at our option on or after the date set forth in the table below at the redemption prices set forth below, on any dividend payment date for which dividends have been declared in full.

			Redemption
			Price per
CUSIP	Title of Securities Represented by Shares of Preferred Stock	Redemption Period	Share

318672201	7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A	April 30, 2006 and thereafter	$25.00
318672300	8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B	October 31, 2007 and thereafter	$25.00
318672409	7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C	June 30, 2008 and thereafter	$25.00
318672508	7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D	January 31, 2009 and thereafter	$25.00
318672607	7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E	September 30, 2009 to September 29, 2010	$25.25
		September 30, 2010 and thereafter	$25.00
	Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G	See below.	See below.

Series G Preferred Stock may not be redeemed prior to January 16, 2012 unless we have received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) of at least $100 million. In such a case, we may redeem Series G Preferred Stock, subject to the approval of the Board of Governors of the Federal Reserve System, in whole or in part, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “Qualified Equity Offering” is a sale and issuance for cash by us, to persons other than the Corporation or its subsidiaries after January 16, 2009, of shares of perpetual Preferred Stock, Common Stock or a combination thereof, that in each case qualify as Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines. Qualified Equity Offerings do not include issuances made in connection with agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008. After January 16, 2012, Series G Preferred Stock may be redeemed, in whole or in part, at any time and from time to time, subject to the approval of the Board of Governors of the Federal Reserve System. In any redemption of Series G Preferred Stock, the redemption price is an amount equal to the per-share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

Redemption at Option of Holder.  The shares of Preferred Stock and Series G Preferred Stock are not redeemable at the option of the holders.

Common Stock:  We have no obligation or right to redeem our Common Stock.

Listing

Shares of Preferred Stock:  Each series of Preferred Stock is listed on the NYSE. However, we intend to delist each series of Preferred Stock from the NYSE after completion of the Exchange Offer and we do not intend to apply for listing of any series of shares of Preferred Stock on any other securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Preferred Stock under the Exchange Act after delisting each such series from the NYSE. Series G Preferred Stock is not listed on a national securities exchange. If requested by the U.S. Treasury, we are required to list, and maintain such listing, of the Series G Preferred Stock and the amended warrant on the NYSE or a different national stock exchange, to the extent such securities comply with applicable listing requirements.

Common Stock:  The Common Stock is listed for trading on the NYSE.

21

No Appraisal Rights

Under Puerto Rico law, stockholders are not entitled to appraisal rights with respect to the actions contemplated by Proposal No. 1.

Required Vote

Approval of this Proposal No. 1 to issue 256,401,610 newly issued shares of Common Stock in exchange for shares of Preferred Stock requires the affirmative vote of holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal, whether for or against, represent over 50% of all of the shares of Common Stock outstanding. Abstentions and broker non-votes will not be counted in determining the number of votes cast.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK IN THE EXCHANGE BECAUSE IT IS IN THE BEST INTEREST OF STOCKHOLDERS.

PROPOSAL NO. 2 — ISSUANCE OF COMMON STOCK IN THE EXCHANGE OFFER TO DIRECTOR HÉCTOR M. NEVARES-LACOSTA

Overview and Reason for the Proposal

The Board of Directors seeks stockholder approval of the issuance of shares of Common Stock to Héctor M. Nevares-LaCosta in connection with his participation in the Exchange Offer. Mr. Nevares-LaCosta, a member of our Board of Directors, currently beneficially owns 196,100 shares of Preferred Stock. If stockholders approve Proposal No. 1 and this Proposal No. 2, we will issue shares of Common Stock to Mr. Nevares-LaCosta in the Exchange Offer based on the same terms as those offered to other holders of Preferred Stock in the Exchange Offer. Mr. Nevares-LaCosta has advised us that, if Proposal Nos. 1 and 2 are approved, he will tender all of his shares of Preferred Stock in the Exchange Offer.

Under NYSE Listed Company Manual Section 312.03(b), stockholder approval is required prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions with a director or officer if “the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of Common Stock or one percent of the voting power outstanding before the issuance.” Subject to stockholder approval of this Proposal No. 2 and Proposal No. 1 relating to the Exchange Offer itself, upon Mr. Nevares-LaCosta’s tender of shares of Preferred Stock in the Exchange Offer, we will issue shares of Common Stock to him based on the same terms as those offered to other participants in the Exchange Offer, which amount may exceed 1% of shares of outstanding Common Stock prior to the Exchange Offer depending upon the number of shares of Preferred Stock he tenders and the number of shares tendered by other participants. Accordingly, we are seeking stockholder approval of the issuance of such shares of Common Stock to Mr. Nevares-LaCosta.

Consequences if Stockholders Approve this Proposal

Dilution.  The issuance of our shares of Common Stock in connection with the Exchange Offer to Mr. Nevares-LaCosta would increase the number of outstanding shares. An increased number of shares would reduce the loss per share for the quarter ended March 31, 2010 on a pro forma basis, would decrease any future earnings per share and would have a dilutive effect on each stockholder’s percentage voting power.

22

The following table summarizes (1) the total number of shares that would be issued and outstanding assuming Proposal Nos. 1 and 2 are approved and all of the offered shares are issued in the Exchange Offer, (2) the total number of shares of Common Stock Mr. Nevares-LaCosta would beneficially own if he tenders all of his shares of Preferred Stock, and (3) the resulting percentage of outstanding shares that Mr. Nevares-LaCosta would beneficially own if we issue all of the shares offered in the Exchange Offer.

Total Number of Shares of	Total Number of Shares of
Common Stock to be Outstanding	Common Stock to be Owned by	Mr. Nevares-LaCosta’s
if All Shares Offered in the	Mr. Nevares-LaCosta after	Percentage Ownership after
Exchange Offer are Issued	Tender of All Shares	Tender of All Shares

348,944,332	6,828,451	1.96%(a)

(a)	This percentage will decrease if BNS acquires shares of Common Stock to maintain its percentage interest after the Exchange Offer and the conversion of the Series G Preferred Stock.

Consequences if Stockholders Do Not Approve this Proposal

If stockholders do not approve this Proposal, we will be unable to exchange Mr. Nevares-LaCosta’s tendered shares of Preferred Stock for Common Stock.

No Appraisal Rights

Under Puerto Rico law, stockholders are not entitled to appraisal rights with respect to the actions contemplated by Proposal No. 2.

Required Vote

Approval of this Proposal No. 2 to exchange Mr. Nevares-LaCosta’s shares of Preferred Stock for shares of Common Stock in the Exchange Offer requires the affirmative vote of the holders of a majority of the votes cast on such proposal, provided that the total votes cast on the proposal, whether for or against, represent over 50% of all of the shares of Common Stock outstanding. Abstentions and broker non-votes will not be counted in determining the number of votes cast.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK IN THE EXCHANGE OFFER TO MR. NEVARES-LACOSTA.

PROPOSAL NO. 3 — AMENDMENT TO ARTICLE SIXTH OF OUR RESTATED ARTICLES OF INCORPORATION TO DECREASE OUR COMMON STOCK PAR VALUE

Overview and Reason for the Amendment

On July   , 2010, our Board of Directors adopted a resolution to amend our Articles of Incorporation to decrease the par value of our shares of Common Stock from $1.00 to $0.10 per share. Adoption of this amendment will be necessary to complete the Exchange Offer if the market value of a share of Preferred Stock tendered in the exchange is less than $10 at a time when the market value of the Common Stock would result in the issuance of more than 10 shares of Common Stock per tendered share of Preferred Stock. Under Puerto Rico law, shares of Common Stock, other than Treasury shares, cannot be sold for a price equal to less than the par value of the stock. In addition, adoption of this amendment is one of the conditions that must be satisfied for us to compel the conversion of the Series G Preferred Stock into Common Stock.

In accordance with Puerto Rico law, approval and adoption of an amendment to our Articles of Incorporation to decrease the par value of our Common Stock requires stockholder approval.

23

Consequences if Stockholders Approve this Proposal

If stockholders approve this proposal, the Board of Directors currently intends to file, with the Secretary of Puerto Rico, the Articles of Incorporation reflecting such amendment as soon as practicable following stockholders approval. This amendment, if adopted, will not change or affect the number of shares of Common Stock held by any stockholder. The change in par value will cause technical changes on our balance sheet as to the amounts shown as “Common Stock” and “additional paid-in capital.”

If approved, the amendment would amend and restate Article Sixth of our Articles of Incorporation. The text of the proposed amendment to the Articles of Incorporation is attached to this Proxy Statement as Exhibit A. The proposed amendment also reflects an increase in the number of authorized shares of Common Stock from 750,000,000 shares to 2,000,000,000 shares, as discussed in Proposal No. 6 below.

Consequences if Stockholders Do Not Approve this Proposal

If stockholders do not approve the proposal to reduce the par value of the Common Stock from $1.00 to $0.10 per share and the market value of a share of Preferred Stock tendered in the Exchange Offer is less than $10 at a time when the market value of the Common Stock would result in the issuance of more than 10 shares of Common Stock for a share of Preferred Stock, we cannot complete the Exchange Offer. In addition, if stockholders do not approve this proposal, we will not meet one of the conditions necessary for us to compel the conversion into Common Stock of the Series G Preferred Stock that we issued to the U.S. Treasury in exchange for the Series F Preferred Stock on July 20, 2010. Finally, our inability to complete the Exchange Offer would hinder our efforts to sell Common Stock in a Capital Raise. If we need to continue to recognize significant reserves and we cannot complete a Capital Raise, the Corporation and FirstBank may not be able to comply with the minimum capital requirements included in the capital plans required by the Agreements. These capital plans, which are subject to the approval of our regulators, set forth our plan to attain the capital ratio requirements set forth in the Order over time. See “Overview of the Proposals — Background” for further discussion of consequences if we are unable to complete the Exchange Offer.

No Appraisal Rights

Under Puerto Rico law, our stockholders are not entitled to appraisal rights with respect to this proposed amendment to our Articles of Incorporation to decrease the par value of our Common Stock.

Required Vote

Approval of Proposal No. 3 to amend our Articles of Incorporation to decrease the par value of our Common Stock from $1.00 to $0.10 requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO ARTICLE SIXTH OF THE RESTATED ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE OF OUR COMMON STOCK FROM $1.00 TO $0.10 PER SHARE.

PROPOSAL NO. 4 — ISSUANCE OF COMMON STOCK TO THE BANK OF NOVA SCOTIA IN CONNECTION WITH THE EXCHANGE OFFER

Overview and Reason for the Proposal

The Board of Directors seeks stockholder approval of the issuance of up to 28,476,121 shares of Common Stock to BNS if it exercises its anti-dilution right under the Stockholder Agreement in connection with the Exchange Offer.

24

In connection with our sale in 2007 of 9,250,450 shares of Common Stock, or approximately 10%, to BNS at a price of $10.25 per share, we and BNS entered into the Stockholder Agreement. Pursuant to the terms of the Stockholder Agreement, for as long as BNS beneficially owns at least 5% of our outstanding Common Stock, BNS has a right of first refusal in connection with certain issuances of Common Stock and securities convertible or exercisable for Common Stock to persons other than security holders and an anti-dilution right, except in connection with acquisitions, exchange offers and other transactions covered by Rule 145 under the Securities Act and certain other issuances of Common Stock. If we complete the Exchange Offer, BNS would be entitled to acquire up to the number of shares of our Common Stock that would enable it to maintain its percentage interest in the Corporation after we consummate the transaction. BNS’s anti-dilution right entitles it to pay a price equal to the price per share at which the shares of our Common Stock were issued in the transaction. If BNS declines to exercise its anti-dilution right, BNS’s beneficial ownership would be reduced by the issuance of the additional shares.

Under NYSE Listed Company Manual Section 312.03(b), any sale of additional shares of Common Stock to BNS in an amount that exceeds 1% of the outstanding shares of Common Stock requires the prior approval of our stockholders under the listing requirements of the NYSE unless the sale is at a price in cash at least as great as the higher of the book or market value of Common Stock, provided that the number of shares to be issued does not exceed 5% of the number of shares of Common Stock outstanding before the issuance. Since BNS’s anti-dilution right permits it to acquire more than 5% of the number of shares of common Stock outstanding before the issuance to BNS, stockholder approval is required.

Pursuant to the Federal Reserve’s Order approving BNS’s acquisition of our Common Stock in 2007, BNS is required to file an application and receive the Federal Reserve’s approval before it may directly or indirectly acquire additional shares of our Common Stock or attempt to exercise a controlling influence over First BanCorp. As a result, if BNS desires to exercise its anti-dilution right or right of first refusal or otherwise purchase additional shares of our Common Stock, BNS will be required to obtain the consent of the Federal Reserve.

Consequences if Stockholders Approve this Proposal

Dilution.  The issuance of our shares of Common Stock to BNS would increase the number of outstanding shares. An increased number of shares would reduce the loss per share for the quarter ended March 31, 2010 on a pro forma basis, would decrease any future earnings per share and would have a dilutive effect on each stockholder’s percentage voting power. Thus, current stockholders’ interests in the Corporation would be diluted while BNS would be able to maintain its ownership percentage.

The following table summarizes (1) the maximum number of shares that will be outstanding if Proposal Nos. 1 and 4 are approved, we issue all of the offered shares in the Exchange Offer, and BNS exercises its anti-dilution right in full, (2) the total number of shares of Common Stock that BNS will own if it fully exercises its anti-dilution right, and (3) BNS’s percentage ownership assuming the maximum number of shares of Common Stock are issued in the Exchange Offer and to BNS.

Total Number of Shares of
Common Stock to be Outstanding if	Total Number of Shares of
All Shares Offered in the Exchange Offer	Common Stock to be Owned by	BNS’s Percentage Ownership
are Issued and BNS Acquires	BNS Upon Acquisition of	Upon Acquisition of
Maximum Number of Shares	Maximum Number of Shares	Maximum Number of Shares

377,420,453	37,726,571	9.9959%

Consequences if Stockholders Do Not Approve this Proposal

If BNS exercises its anti-dilution right and stockholders do not approve the issuance of such shares, we will not issue shares to BNS in an amount that exceeds 1% of the shares of Common Stock outstanding prior to the issuance, notwithstanding the terms of the Stockholder Agreement.

25

No Appraisal Rights

Under Puerto Rico law, stockholders are not entitled to appraisal rights with respect to the actions contemplated by Proposal No. 4.

Required Vote

Approval of this Proposal No. 4 to issue shares of Common Stock to BNS pursuant to its anti-dilution right in connection with the Exchange Offer requires the affirmative vote of holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal, whether for or against, represent over 50% of all of the shares of Common Stock outstanding. Abstentions and broker non-votes will not be counted in determining the number of votes cast.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK TO BNS PURSUANT TO BNS’S ANTI-DILUTION RIGHT UNDER THE STOCKHOLDER AGREEMENT IN CONNECTION WITH THE EXCHANGE OFFER.

PROPOSAL NO. 5 — ISSUANCE OF COMMON STOCK TO THE BANK OF NOVA SCOTIA IN CONNECTION WITH THE ISSUANCE OF SERIES G PREFERRED STOCK

Overview and Reason for the Proposal

The Board of Directors seeks stockholder approval of the issuance of up to 42,224,017 shares of Common Stock to BNS if it exercises its anti-dilution right under the Stockholder Agreement in connection with the conversion into Common Stock of the shares of Series G Preferred Stock that we issued to the U.S. Treasury in exchange for the Series F Preferred Stock or such higher number of shares of Common Stock determined as a result of the impact of any adjustment to the conversion price of the Series G Preferred Stock. The 42,224,017 shares is based on the current conversion price of the Series G.

As noted in Proposal No. 4, pursuant to the terms of the Stockholder Agreement, for as long as BNS beneficially owns at least 5% of our outstanding Common Stock, BNS has a right of first refusal in connection with certain issuances of Common Stock and securities convertible or exercisable for Common Stock to persons other than security holders and an anti-dilution right, except in connection with acquisitions, exchange offers and other transactions covered by Rule 145 under the Securities Act and certain other issuances of Common Stock. Thus, our issuance of shares of Series G Preferred Stock to the U.S. Treasury entitles BNS to acquire Series G Preferred Stock convertible into up to the number of shares of our Common Stock that would enable it to maintain its percentage interest in the Corporation. We have been discussing with BNS an amendment to the Stockholder Agreement pursuant to which BNS would exercise this right in connection with the conversion of the Series G Preferred Stock into Common Stock rather than in connection with the issuance of the Series G Preferred Stock. If BNS agrees, its anti-dilution right will entitle it to acquire Common Stock at a price equal to the price per share at which the Series G Preferred Stock is converted into Common Stock. If BNS declines to exercise its anti-dilution right, BNS’s beneficial ownership would be reduced by the issuance of the additional shares.

Under NYSE Listed Company Manual Section 312.03(b), any sale of additional shares of Common Stock or securities convertible into Common Stock to BNS in an amount that exceeds 1% of the outstanding shares of Common Stock requires the prior approval of our stockholders under the listing requirements of the NYSE unless the sale is at a price in cash at least as great as the higher of the book or market value of Common Stock, provided that the number of shares to be issued does not exceed 5% of the number of shares of Common Stock outstanding before the issuance. Since BNS’s anti-dilution right permits it to acquire more than 5% of the number of shares of common Stock outstanding before the issuance of shares to BNS, stockholder approval is required.

26

Pursuant to the Federal Reserve’s Order approving BNS’s acquisition of our Common Stock in 2007, BNS is required to file an application and receive the Federal Reserve’s approval before it may directly or indirectly acquire additional shares of our Common Stock or attempt to exercise a controlling influence over First BanCorp. As a result, if BNS desires to exercise its anti-dilution right or right of first refusal or otherwise purchase additional shares of our Common Stock, BNS will be required to obtain the consent of the Federal Reserve.

Consequences if Stockholders Approve this Proposal

Dilution.  The issuance of our shares of Common Stock upon conversion of Series G Preferred Stock issued to BNS would increase the number of outstanding shares. An increased number of shares would reduce the loss per share for the quarter ended March 31, 2010 on a pro forma basis, would decrease any future earnings per share and would have a dilutive effect on each stockholder’s percentage voting power. Thus, while BNS would be able to maintain its ownership percentage, other stockholders’ interests in the Corporation would be diluted.

The following table summarizes (1) the maximum number of shares that will be outstanding if Proposal Nos. 1, 4, and 5 are approved, we issue all of the offered shares of Common Stock in the Exchange Offer, we issue shares of Common Stock to the U.S. Treasury in the conversion, and BNS exercises its anti-dilution right in full, (2) the total number of shares of Common Stock that BNS will own if it fully exercises its anti-dilution right in connection with the Exchange Offer and the conversion of Series G Preferred Stock, and (3) BNS’s percentage ownership assuming 636,590,675 shares of Common Stock are issued in the Exchange Offer and the conversion of Series G Preferred Stock and BNS fully exercises its anti-dilution rights. This table does not reflect the issuance of shares in a Capital Raise and to BNS as a result of its exercise of the anti-dilution right in connection with such a Capital Raise even though the conversion of the Series G Preferred Stock by the Corporation requires the issuance of $500 million of equity in a Capital Raise. Completion of such a Capital Raise may require stockholder approval.

Total Number of Shares of
Common Stock to be Outstanding
if All Shares Offered in the Exchange
Offer and the Conversion are	Total Number of Shares of
Issued and BNS Acquires	Common Stock to be Owned by	BNS’s Percentage Ownership
Maximum Number of Shares to	BNS Upon Acquisition of	Upon Acquisition of
Maintain Percentage Interest	Maximum Number of Shares	Maximum Number of Shares

799,833,535	79,950,588	9.9959%

Consequences if Stockholders Do Not Approve this Proposal

If BNS exercises its anti-dilution right and stockholders do not approve the issuance of such shares, we will not issue shares of Common Stock to BNS in an amount that exceeds 1% of the shares outstanding prior to the issuance, notwithstanding the terms of the Stockholder Agreement.

No Appraisal Rights

Under Puerto Rico law, stockholders are not entitled to appraisal rights with respect to the actions contemplated by Proposal No. 5.

Required Vote

Approval of this Proposal No. 5 to issue shares of Series G Preferred Stock convertible into Common Stock to BNS pursuant to its anti-dilution right in connection with the conversion of Series G Preferred Stock into Common Stock requires the affirmative vote of holders of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal, whether for or against, represent over 50% of all of the shares of Common Stock outstanding. Abstentions and broker non-votes will not be counted in determining the number of votes cast.

27

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK TO BNS PURSUANT TO BNS’S ANTI-DILUTION RIGHT UNDER THE STOCKHOLDER AGREEMENT IN CONNECTION WITH THE ISSUANCE OF SERIES G PREFERRED STOCK.

PROPOSAL NO. 6 — AMENDMENT TO ARTICLE SIXTH OF THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR
COMMON STOCK

Overview and Reasons for the Amendment

On July   , 2010, our Board of Directors adopted resolutions approving and authorizing an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 750,000,000 to 2,000,000,000 and directing that the amendment be submitted to a vote of the stockholders at the Special Meeting. In accordance with Puerto Rico law, approval and adoption of an amendment to our Articles of Incorporation to increase the authorized shares of our Common Stock or Preferred Stock requires stockholder approval.

The Board of Directors determined that the amendment is in the best interests of First BanCorp and its stockholders. If the proposed amendment is approved by stockholders, the Board of Directors currently intends to file, with the Puerto Rico Department of State, the Articles of Incorporation reflecting such amendment as soon as practicable following stockholder approval. Attached hereto as Exhibit A to this Proxy Statement is the proposed amendment to the Articles of Incorporation. (The amendment included as Exhibit A also reflects the proposed amendment to decrease the par value of a share of Common Stock from $1.00 to $0.10 per share.)

At the Annual Meeting of Stockholders on April 27, 2010, our stockholders approved the increase in our authorized shares of Common Stock from 250,000,000 to 750,000,000. Since then, we have commenced the Exchange Offer to issue 256,401,610 shares of Common Stock in exchange for our outstanding Preferred Stock and issued shares of Series G Preferred Stock in exchange for Series F Preferred Stock. In addition, we plan to seek to raise $500 million in a Capital Raise. Finally, we expect to offer to our current stockholders the opportunity to buy one share of Common Stock for each share of Common Stock they own at the purchase price set forth in a Capital Raise. If, subsequent to our issuance of 256,401,610 shares of Common Stock in the Exchange Offer, we were to issue shares of Common Stock to the U.S. Treasury in exchange for the Series G Preferred Stock, to investors in a Capital Raise and to BNS, we estimate that we would issue approximately 1.43 billion additional shares based on (i) our agreement with the U.S. Treasury and (ii) a sale in a Capital Raise of $500 million at an assumed per-share price of $0.57, the market price of our Common Stock on July 14, 2010. No assurance can be given as to the price at which shares would be sold in any Capital Raise or whether any such Capital Raise can be completed. Since we had 92,542,722 shares of Common Stock outstanding as of July 22, 2010, we do not have enough shares of Common Stock authorized for issuance to complete the above transactions. Accordingly, our Board of Directors has proposed this increase to enable us to complete the transactions described above.

Our Articles of Incorporation currently authorize the issuance of up to 750,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. If adopted, the proposed amendment will not result in an increase in the number of authorized shares of Preferred Stock.

Of the 750,000,000 shares of Common Stock currently authorized, as of the close of business on the Record Date, there were 92,542,722 shares of Common Stock issued and outstanding. Furthermore, we have reserved for future issuance or are currently offering to issue:

a) 2,073,200 shares of Common Stock subject to outstanding options under the 1997 Stock Option Plan;

28

b) 5,842,259 shares of Common Stock upon the exercise of an outstanding warrant held by the U.S. Treasury;

c) 3,767,784 shares of Common Stock for issuance under the First BanCorp 2008 Omnibus Incentive Plan; and

d) subject to the approval of our stockholders, (i) 256,401,610 shares of Common Stock in the Exchange Offer, (ii) assuming the issuance of all of the offered shares in the Exchange Offer and subject to the approval of our stockholders, 28,476,121 shares of Common Stock for issuance to BNS if it exercises its anti-dilution right, and (iii) assuming the issuance of 380,189,065 shares of Common Stock in exchange for Series G Preferred Stock that we issued to the U.S. Treasury, and subject to the approval of our stockholders, 42,224,017 shares of Common Stock for issuance to BNS if it exercises its anti-dilution right.

Consequences if Stockholders Approve this Proposal

Dilution.  As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by our Board of Directors without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, applicable law, regulatory agencies or the NYSE. Under our Articles of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that we issue, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Corporation. If we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuances would have a dilutive effect on the voting power and would reduce loss per share and any future earnings per share of our currently outstanding shares of Common Stock. We will not need stockholder approval of a Capital Raise in the form of a public offering.

The following table sets forth the total number of (1) authorized shares of our Common Stock as of July 22, 2010, (2) outstanding shares of our Common Stock as of July 22, 2010, (3) reserved shares of our Common Stock, including pursuant to the Exchange Offer, (4) shares of our Common Stock available for issuance, (5) proposed shares subject to stockholder approval pursuant to this Proposal 5 and (6) Common Stock available for issuance if this Proposal 5 is approved by the stockholders.

Currently	Currently	Shares Currently	Shares Currently	Proposed	Shares Potentially
Authorized	Outstanding	Reserved for	Available for	Authorized	Available for
Shares	Shares	Issuance	Issuance	Shares	Issuance

750,000,000	92,542,722	268,084,853	645,774,035	2,000,000,000	1,639,372,425

The number of shares potentially available for issuance if stockholders approve this Proposal would enable us to issue shares in a Capital Raise, if we can complete such a Capital Raise and any required stockholder approval is obtained, which would enable us to convert the Series G Preferred Stock as long as we satisfy the other conditions to such conversion. In addition, we would have enough shares to conduct a rights offering.

Anti-takeover Effects.  Under certain circumstances, the proposed amendment to the Articles of Incorporation could have an anti-takeover effect. The proposed increase in the number of authorized shares of Common Stock may discourage or make more difficult a change in control of the Corporation. For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Corporation, whether or not the change in control is favored by a majority of our unaffiliated stockholders. We could also privately place shares of Common Stock with purchasers who would side with our Board of Directors in opposing a hostile takeover bid, except that we would need stockholder approval of any such private sales that exceed 20% of the outstanding shares prior to the sale. Except for the possible acquisition of approximately 21% of Common Stock by the U.S. Treasury if we are able to compel the conversion of the Series G Preferred Stock into Common Stock, assuming we issue approximately 1.68 billion shares in the Exchange Offer, in a Capital

29

Raise and to BNS at the market price of our Common Stock on July 14, 2010 of $0.57, the Board of Directors is not aware of any plans for or attempt to effect a change in control of the Corporation.

Consequences if Stockholders Do Not Approve this Proposal

If stockholders do not approve this proposal we will not be able to issue shares of Common Stock to investors in a $500 million Capital Raise, to the U.S. Treasury, or in a rights offering. If we need to continue to recognize significant reserves and we cannot complete a Capital Raise, the Corporation and FirstBank may not be able to comply with the minimum capital requirements included in the capital plans required by the Agreements. These capital plans, which are subject to the approval of our regulators, set forth our plan to attain the capital ratio requirements set forth in the Order over time. See “Overview of the Proposals — Background” for further discussion of consequences if we are unable to complete the Exchange Offer.

No Appraisal Rights

Under Puerto Rico law, our stockholders are not entitled to appraisal rights with respect to this proposed amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock.

Required Vote

Approval of Proposal No. 6 to amend our Articles of Incorporation to increase the authorized number of shares of Common Stock from 750,000,000 to 2,000,000,000 requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO ARTICLE SIXTH OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 2,000,000,000.

PROPOSAL NO. 7 — AMENDMENT TO ARTICLE SIXTH OF THE RESTATED ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT

Overview and Reasons for the Amendment

On July   , 2010, our Board of Directors adopted resolutions approving and authorizing an amendment to our Articles of Incorporation to implement a reverse stock split at a ratio of not less than one-for-ten and not more than one-for-twenty and directing that the amendment be submitted to a vote of the stockholders at the Special Meeting. In accordance with Puerto Rico law, approval and adoption of an amendment to our Articles of Incorporation to implement a reverse stock split requires stockholder approval.

On July 9, 2010, First BanCorp. received notice from the New York Stock Exchange that the Corporation was not in compliance with the minimum price per share continued listing requirement set forth in Section 802.01C of the NYSE Listed Company Manual (the “Notice”). The Notice indicated that the Corporation was not in compliance with such continued listing requirement because, as of July 6, 2010, the average closing price of the Common Stock was less than $1.00 over the consecutive 30 trading-day period immediately prior to the Notice.

On July  , 2009, the Corporation informed the NYSE that it intended to cure this deficiency within six months following the date of the Notice by bringing the Common Stock share price and average share price for 30 consecutive trading days above $1.00. Specifically, the Corporation has informed the NYSE of its intent to cure the deficiency by implementing a reverse stock split, if necessary.

If the proposed amendment is approved by stockholders, the Board of Directors will determine, prior to the filing of the amendment with the Puerto Rico Department of State, whether a reverse stock split is in the

30

best interest of stockholders, and if so, the ratio for such split. The Board of Directors will consider, among other things, the market price and liquidity of our Common Stock prior to implementing a reverse stock split. Attached hereto as Exhibit B to this Proxy Statement is the proposed amendment to the Articles of Incorporation.

If stockholders approve this Proposal at the Special Meeting but the Board does not implement a reverse stock split by the close of business on January 9, 2011, the Board will not have authority to implement a reverse stock split pursuant to such approval.

Consequences if Stockholders Approve this Proposal and the Board Implements a Reverse Stock Split

If stockholders approve this proposal and the Board determines that it is in the best interests of stockholders to implement the reverse stock split, a number of outstanding shares of Common Stock ranging from 10 to 20 shares, depending on the reverse stock split ratio determined by the Board, of outstanding Common Stock will be converted into one share of Common Stock.

Reduction of Shares Held by Individual Stockholders.  Each common stockholder will own fewer shares of Common Stock, but the proposed reverse stock split will affect all common stockholders proportionately and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for differences resulting from the treatment of fractional shares.

However, if the reverse stock split were implemented, it may increase the number of stockholders who own “odd lots,” or a number of shares that is less than 100 shares. Such stockholders may find it difficult to sell such shares and in connection with any sale may have to pay higher commissions and other transaction costs as compared to a sale involving a “round lot,” or a number that is in even multiples of 100.

Impact on Authorized and Outstanding Shares.  In connection with the reverse stock split, we will not reduce the total number of authorized shares of Common Stock. As previously disclosed, as a result of the continuing difficult economic conditions, we decided to seek to improve our capital structure. Thus, we have been taking steps to implement strategies to increase tangible common equity and regulatory capital through (1) the issuance of shares of Common Stock in the Exchange Offer, (2) the issuance of approximately $500 million of equity in a Capital Raise, (3) the conversion into Common Stock of the shares of Series G Preferred Stock that we issued to the U.S. Treasury in exchange for Series F Preferred Stock, and (4) a rights offering to common stockholders. Since we have 92,542,722 shares of Common Stock outstanding as of July 22, 2010, we do not have enough shares of Common Stock authorized for issuance to complete the above transactions. As outlined in Proposal No. 6, the Board of Directors has proposed an increase in the number of authorized shares of Common Stock to enable us to complete the transactions described above.

If adopted and implemented by the Board of Directors, this amendment will become effective upon filing with the Puerto Rico Department of State. We expect that the Board will implement a reverse stock split only if necessary to comply with the NYSE continued listing requirement.

Anti-takeover Effects.  Similar to Proposal No. 6, under certain circumstances, the proposed amendment to the Articles of Incorporation could have an anti-takeover effect. The resulting increase in the number of authorized and unissued shares of Common Stock may discourage or make more difficult a change in control of the Corporation. For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Corporation, whether or not the change in control is favored by a majority of our unaffiliated stockholders. We could also privately place shares of Common Stock with purchasers who would side with our Board of Directors in opposing a hostile takeover bid, except that we would need stockholder approval of any such private sales that exceed 20% of the outstanding shares prior to the sale. Except for the possible acquisition of approximately 21% of Common Stock by the U.S. Treasury if the Series G Preferred Stock is converted into Common Stock, assuming we issue approximately 1.68 billion shares in the Exchange Offer, in a Capital Raise and to BNS at the market price of our Common Stock on July 14, 2010 of $0.57, the Board of Directors is not aware of any plans for or attempt to effect a change in control of the Corporation.

31

Impact on Equity Compensation Plans and Outstanding Awards.  The reverse stock split will impact the number of shares of common stock available for issuance under the Corporation’s equity incentive plans in proportion to the reverse stock split ratio. Under the terms of the Corporation’s outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise, settlement or vesting of such awards in proportion to the exchange ratio of the reverse stock split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options or similar awards. The aggregate number of shares authorized for future issuance under the Corporation’s equity incentive plans will also be proportionately reduced, as will the maximum aggregate limit on the number of shares that may be granted to any one participant under the respective plans. In implementing the proportionate reduction, the number of shares issuable upon exercise, settlement or vesting of outstanding equity awards will be rounded up to the nearest whole share.

No Assurance Regarding Impact on the Corporation’s Stock Price.  If the Board implements a reverse stock split, the Board expects that the reverse stock split would increase the market price of our Common Stock so that the Corporation is able to bring the Common Stock share price and average share price for 30 consecutive trading days above $1.00 and, thereby, regain compliance with this NYSE continued listing requirement. No assurance can be provided, however, that the market price of the Corporation’s Common Stock will exceed or remain in excess of the $1.00 per share minimum price after a reverse stock split. It is possible that the per share price of common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split. Furthermore, the market price of the stock may be affected by other factors that may be unrelated to the number of shares outstanding, including the Corporation’s performance.

Consequences if Stockholders Do Not Approve this Proposal

If stockholders do not approve this proposal we will not be able to implement a reverse stock split. The inability to implement a reverse stock split may hinder our ability to bring our Common Stock share price and average share price for 30 consecutive trading days above $1.00, which is a listing requirement of the NYSE. The NYSE will commence suspension and delisting procedures if we cannot regain compliance with this requirement by January 9, 2011.

Board Discretion to Implement the Reverse Stock Split

If the proposed amendment is approved by our stockholders, it will be implemented, if at all, only upon a determination by our Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors within the range of one-for-ten and one-for-twenty, is in the best interests of stockholders. The Board of Directors’ determination as to whether such a split will be implemented and, if so, the ratio, will be based upon several factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If our Board of Directors determines to implement a reverse stock split, the Board of Directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of our Common Stock.

Fractional Shares

Stockholders will not receive fractional shares in connection with a reverse stock split. Instead, our exchange agent, The Bank of New York Mellon Shareowner Services, LLC, will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the split is implemented at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the exchange agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After completing the sale, stockholders will receive a cash payment from the exchange agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale; however, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between implementation of

32

a reverse stock split and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check.

After a reverse stock split, stockholders will have no further interest in the Corporation with respect to their cashed-out fractional shares. A stockholder will not have any voting, dividend or other rights with respect to its fractional share except to receive payment as described above.

Stock Certificates

If stockholders approve the amendment to our Articles of Incorporation to implement a reverse stock split and the reverse stock split is implemented, as soon as practicable after the date the Board decides to implement the reverse stock split and the amendment implementing the reverse stock split becomes effective, the Corporation will send a letter of transmittal to each stockholder of record at the effective time for use in transmitting old stock certificates to our transfer agent, The Bank of New York Mellon Shareowner Services, LLC, who will serve as our exchange agent. The letter of transmittal will contain instructions for the surrender of old certificates to the exchange agent in exchange for new certificates representing the number of shares of Common Stock into which such holders’ shares represented by the old certificates have been converted as a result of the reverse stock split. Until so surrendered, each current certificate representing shares of our stock will be deemed for all corporate purposes after the effective time of the amendment implementing the reverse stock split to evidence ownership of shares in the appropriately reduced whole number of shares of Common Stock. Stockholders should not destroy any stock certificates and should not send in their old certificates to the exchange agent until they have received the letter of transmittal.

Persons holding their shares in “street name” through banks, brokers or other nominees will be contacted by such banks, brokers or nominees and will not receive a letter of transmittal from the Corporation. Banks, brokers, and other nominees holding shares of Common Stock for stockholders will be instructed to implement the reverse stock split for such beneficial holders, and these banks, brokers, and other nominees may apply their own specific procedures for processing the reverse stock split.

No Appraisal Rights

Under Puerto Rico law, our stockholders are not entitled to appraisal rights with respect to this proposed amendment to our Articles of Incorporation to implement a reverse stock split.

Certain Material U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) foreign stockholders or U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding the Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of the Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders that do not own their shares of Common Stock as capital assets; (11) U.S. expatriates, (12) foreign entities; or (13) non-resident alien individuals. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. Furthermore, this summary also assumes that shares of Common Stock, both before and after the reverse stock split, are held as

33

a “capital asset” as defined in the Code, which is generally property held for investment. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance the Internal Revenue Service (“IRS”) will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. You should consult your tax advisor as to the application to your particular situation of the tax consequences discussed below, as well as the application of any state, local, foreign or other tax.

Tax Consequences Generally.  The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a stockholder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of the Common Stock, as discussed below. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Common Stock), and such stockholder’s holding period (i.e., acquired date) in the shares of the Common Stock received should include the holding period in the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Common Stock surrendered to the shares of the Common Stock received pursuant to the reverse stock split. Stockholders who acquired their shares of Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares.  A stockholder who receives cash in lieu of a fractional share of the Common Stock pursuant to the reverse stock split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the shares of the Common Stock surrendered that is allocated to such fractional share of the Common Stock. Such capital gain or loss should be long term capital gain or loss if the holder’s holding period for the Common Stock surrendered exceeded one year at the effective time of the reverse stock split.

Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of the Common Stock pursuant to the reverse stock split. In addition, stockholders may be subject to a backup withholding tax (currently at an applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Certain Puerto Rico Tax Consequences

The following discussion describes the material Puerto Rico tax consequences relating to the proposed stock split. It does not purport to be a comprehensive description of all of the tax considerations arising from or relating to the proposed reverse stock split and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Puerto Rico. It does not address special classes of holders, such as life insurance companies, special partnerships, corporations of individuals, registered investment companies, estate and trusts and tax-exempt organizations.

This discussion is based on the tax laws of Puerto Rico as in effect on the date of this Proxy Statement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the continued validity of this summary.

34

You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

Subject to the above stated, Puerto Rico income tax consequences of the proposed reversed stock split described herein may be summarized as follows:

1. The reverse stock split will qualify as a tax-free recapitalization under the Puerto Rico Puerto Rico Internal Revenue Code of 1994, as amended. Accordingly, except for any cash received in lieu of fractional shares, a shareholder will not recognize any gain or loss for Puerto Rico income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

2. The shares of post-reverse stock split common stock in the hands of a shareholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by that shareholder immediately prior to the reversed stock split, reduced by the basis allocable to any fractional shares which the shareholder is treated as having sold for cash, as discussed in paragraph 4 below.

3. A shareholder’s holding period for the post-reverse stock split common stock will include the holding period of the pre-reverse stock split common stock exchanged.

4. Shareholders who receive cash for fractional shares will generally be treated for Puerto Rico income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of the of their basis for the pre-reverse stock split common stock allocated to the fractional shares. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be long-term gain or loss to the extent that the shareholder’s holding period exceeds 6 months for Puerto Rico income tax purposes.

5. Shareholders who do not hold fractional shares and only receive post-reverse stock split common stock for their pre-reverse stock split common stock pursuant to the reverse stock split should not recognize any gain or loss for Puerto Rico income tax purposes as a result of the reverse stock split.

6. Any gain or loss from the sale of fractional shares as discussed above realized by a shareholder that is not a resident of Puerto Rico will not be subject to income taxation in Puerto Rico.

7. Puerto Rico information reporting requirements will apply with respect to the cash proceeds to be received by the non-corporate shareholders in lieu of fractional shares.

Required Vote

Approval of Proposal No. 7 to amend our Articles of Incorporation to implement a reverse stock split requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO ARTICLE SIXTH OF THE ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT AT AN EXCHANGE RATIO THAT WILL BE WITHIN A RANGE OF ONE-FOR-TEN AND ONE-FOR-TWENTY, WHICH WILL BE DETERMINED BY THE CORPORATION’S BOARD OF DIRECTORS.

STOCKHOLDER PROPOSALS

SEC rules provide that stockholders must submit to a company any proposals that they would like included in a company’s proxy statement no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable

35

time before the company begins to print and send its proxy materials. In accordance with our By-laws, we expect to hold our 2011 Annual Meeting of Stockholders on or before April 26, 2011, subject to the right of the Board of Directors to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2011 Annual Meeting and included in our proxy statement and form of proxy used in connection with such meeting must be forwarded to the Secretary of the Corporation at the principal executive offices of the Corporation no later than December 7, 2010. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Under the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholders nominations for directors for consideration at the 2011 Annual Meeting must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than March 25, 2011.

FINANCIAL STATEMENTS AND OTHER INFORMATION

The financial statements for the fiscal years ended December 31, 2009, 2008 and 2007 and the related management’s discussion and analysis of financial condition and results of operations, including the selected quarterly financial data and quantitative and qualitative disclosures about market risk, set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and the financial statements for the interim period ended March 31, 2010 and the related management’s discussion and analysis of financial condition and results of operations, including quantitative and qualitative disclosures about market risk, set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 attached as Exhibits C and D, respectively, to this Proxy Statement, are incorporated herein by reference. Our auditors, PricewaterhouseCoopers LLP, are not expected to be represented at the Special Meeting.

By Order of the Board of Directors,

/s/  Lawrence Odell
Lawrence Odell
Secretary

Santurce, Puerto Rico
[July  ], 2010

36

Exhibit A

Proposed Amendment to
Article SIXTH of the Restated Articles of Incorporation

(new language in bold and deleted language in brackets)

SIXTH

The authorized capital of the Corporation shall be [EIGHT HUNDRED MILLION DOLLARS ($800,000,000)] TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) represented by [SEVEN HUNDRED FIFTY MILLION (750,000,000)] TWO BILLION (2,000,000,000) shares of common stock, [ONE DOLLAR ($1.00)] TEN CENTS ($0.10) par value per share, and FIFTY MILLION (50,000,000) shares of Preferred Stock, ONE DOLLAR ($1.00) par value per share.

The shares may be issued by the Corporation from time to time as authorized by the board of directors without the further approval of shareholders, except as otherwise provided in this Article Sixth or to the extent that such approval is required by governing law, rule or regulations. No shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors or controlling persons of the Corporation other than as part of a general public offering, unless their issuance or the plan (including stock option plans) under which they would be issued has been approved by a majority of the total votes to be cast at a legal meeting of stockholders.

The board of directors is expressly authorized to provide, when it deems necessary, for the issuance of shares of preferred stock in one or more series, with such voting powers, and with such designations, preferences, rights, qualifications, limitations or restrictions thereof, as shall be expressed in resolution or resolutions of the board of directors, authorizing such issuance, including (but without limiting the generality of the foregoing) the following:

(a) the designation of such series;

(b) the dividend rate of such series, the conditions and dates upon which the dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

(c) whether the shares of such series shall be subject to redemption by the Corporation, and if made subject to such redemption, the terms and conditions of such redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e) whether the shares of such series shall be convertible and if provision be made for conversion, the terms of such conversion;

(f) the extent, if any, to which the holders of such shares shall be entitled to vote; provided however, that in no event, shall any holder of any series of preferred stock be entitled to more than vote for each such share;

(g) the restrictions and conditions, if any, upon the issue or re-issue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution; and

(h) the rights of the holders of such shares upon dissolution of, or upon distribution of assets of the Corporation, which rights may be different in the case of voluntary dissolution.

A-1

Exhibit B

Proposed Amendment to
Article SIXTH of the Restated Articles of Incorporation
(new language in bold)

The following is hereby added to the end of Article SIXTH:

Effective upon the filing of this Restated Articles of Incorporation with Puerto Rico Department of State (the “Effective Time”), every [number ranging from 10 to 20] shares of Common Stock, par value [$1.00 per share][or $0.10 per share if Proposal No. 3 is adopted], issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined, reclassified and changed into one fully paid and non-assessable share of Common Stock, par value [$1.00/$0.10] per share; provided, however, that no fractional shares shall be issued. Stockholders who would otherwise be entitled to a fractional share will receive a cash payment in lieu of such fractional share.

Any Stockholder who, immediately prior to the Effective Time, owns a number of shares of Old Common Stock which is not evenly divisible by [number ranging from 10 to 20] shall, with respect to such fractional interest, be entitled to receive cash in lieu of any fractional share of New Common Stock in an amount equal to the Stockholder’s pro rata share of net proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s exchange agent of all fractional shares of New Common Stock otherwise issuable. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

B-1

Exhibit C

Annual Report on Form 10-K for the Year Ended December 31, 2009

C-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2009
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

COMMISSION FILE NUMBER 001-14793
FIRST BANCORP.
(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico (State or other jurisdiction of incorporation or organization)	66-0561882 (I.R.S. Employer Identification No.)

1519 Ponce de León Avenue, Stop 23 Santurce, Puerto Rico (Address of principal executive office)	00908 (Zip Code)

Registrant’s telephone number, including area code:

(787) 729-8200

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock ($1.00 par value)	New York Stock Exchange
7.125% Noncumulative Perpetual Monthly Income	New York Stock Exchange
Preferred Stock, Series A (Liquidation Preference $25 per share)
8.35% Noncumulative Perpetual Monthly Income	New York Stock Exchange
Preferred Stock, Series B (Liquidation Preference $25 per share)
7.40% Noncumulative Perpetual Monthly Income	New York Stock Exchange
Preferred Stock, Series C (Liquidation Preference $25 per share)
7.25% Noncumulative Perpetual Monthly Income	New York Stock Exchange
Preferred Stock, Series D (Liquidation Preference $25 per share)
7.00% Noncumulative Perpetual Monthly Income	New York Stock Exchange
Preferred Stock, Series E (Liquidation Preference $25 per share)

Securities registered pursuant to Section 12(g) of the Act:

NONE

Indicate by check mark if the registrant is a well- known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15 (d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definite proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The aggregate market value of the voting common equity held by non affiliates of the registrant as of June 30, 2009 (the last day of the registrant’s most recently completed second quarter) was $328,696,232 based on the closing price of $3.95 per share of common stock on the New York Stock Exchange on June 30, 2009. The registrant had no nonvoting common equity outstanding as of June 30, 2009. For the purposes of the foregoing calculation only, registrant has treated as common stock held by affiliates only common stock of the registrant held by its directors and executive officers and voting stock held by the registrant’s employee benefit plans. The registrant’s response to this item is not intended to be an admission that any person is an affiliate of the registrant for any purposes other than this response.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date: 92,542,722 shares as of January 31, 2010.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s Proxy Statement for the Annual Meeting of Stockholders to be held in April 2010, which will be filed with the Securities and Exchange Commission within 120 days after the end of the registrant’s fiscal year ended December 31, 2009, are incorporated by reference into Part III, Items 10, 11, 12, 13 and 14, of this Form-10-K.

FIRST BANCORP

2009 ANNUAL REPORT ON FORM 10-K

Forward Looking Statements

This Form 10-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Form 10-K or future filings by First BanCorp (the “Corporation”) with the Securities and Exchange Commission (“SEC”), in the Corporation’s press releases or in other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the word or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “should,” “anticipate” and similar expressions are meant to identify “forward-looking statements.”

First BanCorp wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and represent First BanCorp’s expectations of future conditions or results and are not guarantees of future performance. First BanCorp advises readers that various factors could cause actual results to differ materially from those contained in any “forward-looking statement.” Such factors include, but are not limited to, the following:

•	uncertainty about whether the Corporation’s actions to improve its capital structure will have their intended effect;

•	the strength or weakness of the real estate market and of the consumer and commercial credit sector and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense;

•	adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets, including the value of derivative instruments used for protection from interest rate fluctuations;

•	the Corporation’s reliance on brokered certificates of deposit and its ability to continue to rely on the issuance of brokered certificates of deposit to fund operations and provide liquidity;

•	an adverse change in the Corporation’s ability to attract new clients and retain existing ones;

•	a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government;

•	a need to recognize additional impairments of financial instruments or goodwill relating to acquisitions;

•	uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results;

•	uncertainty about the effectiveness of the various actions undertaken to stimulate the U.S. economy and stabilize the U.S. financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations;

•	changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands;

•	the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense;

•	risks of an additional allowance as a result of an analysis of the ability to generate sufficient income to realize the benefit of the deferred tax asset;

•	risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.;

•	changes in the Corporation’s expenses associated with acquisitions and dispositions;

•	developments in technology;

•	the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation;

•	risks associated with further downgrades in the credit ratings of the Corporation’s securities;

•	general competitive factors and industry consolidation; and

•	the possible future dilution to holders of our Common Stock resulting from additional issuances of Common Stock or securities convertible into Common Stock.

The Corporation does not undertake, and specifically disclaims any obligation, to update any of the “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

Investors should carefully consider these factors and the risk factors outlined under Item 1A, Risk Factors, in this Annual Report on Form 10-K.

PART I

FirstBanCorp, incorporated under the laws of the Commonwealth of Puerto Rico, is sometimes referred to in this Annual Report on Form 10-K as “the Corporation”, “we”, “our”, “the Registrant”.

Item 1.	Business

GENERAL

First BanCorp is a publicly-owned financial holding company that is subject to regulation, supervision and examination by the Federal Reserve Board (the “FED”). The Corporation was incorporated under the laws of the Commonwealth of Puerto Rico to serve as the bank holding company for FirstBank Puerto Rico (“FirstBank” or the “Bank”). The Corporation is a full service provider of financial services and products with operations in Puerto Rico, the United States and the US and British Virgin Islands. As of December 31, 2009, the Corporation had total assets of $19.6 billion, total deposits of $12.7 billion and total stockholders’ equity of $1.6 billion.

The Corporation provides a wide range of financial services for retail, commercial and institutional clients. As of December 31, 2009, the Corporation controlled three wholly-owned subsidiaries: FirstBank, FirstBank Insurance Agency, Inc. (“FirstBank Insurance Agency”) and Grupo Empresas de Servicios Financieros (d/b/a “PR Finance Group”). FirstBank is a Puerto Rico-chartered commercial bank, FirstBank Insurance Agency is a Puerto Rico-chartered insurance agency and PR Finance Group is a domestic corporation.

FirstBank is subject to the supervision, examination and regulation of both the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (“OCIF”) and the Federal Deposit Insurance Corporation (the “FDIC”). Deposits are insured through the FDIC Deposit Insurance Fund. In addition, within FirstBank, the Bank’s United States Virgin Islands operations are subject to regulation and examination by the United States Virgin Islands Banking Board, and the British Virgin Islands operations are subject to regulation by the British Virgin Islands Financial Services Commission. FirstBank Insurance Agency is subject to the supervision, examination and regulation of the Office of the Insurance Commissioner of the Commonwealth of Puerto Rico and operates nine offices in Puerto Rico. PR Finance Group is subject to the supervision, examination and regulation of the OCIF.

FirstBank conducted its business through its main office located in San Juan, Puerto Rico, forty-eight full service banking branches in Puerto Rico, sixteen branches in the United States Virgin Islands (USVI) and British Virgin Islands (BVI) and ten branches in the state of Florida (USA). FirstBank had six wholly-owned subsidiaries with operations in Puerto Rico: First Leasing and Rental Corporation, a vehicle leasing company with two offices in Puerto Rico; First Federal Finance Corp. (d/b/a Money Express La Financiera), a finance company specializing in the origination of small loans with twenty-seven offices in Puerto Rico; First Mortgage, Inc. (“First Mortgage”), a residential mortgage loan origination company with thirty-eight offices in FirstBank branches and at stand alone sites; First Management of Puerto Rico, a domestic corporation; FirstBank Puerto Rico Securities Corp, a broker-dealer subsidiary created in March 2009 and engaged in municipal bond underwriting and financial advisory services on structured financings principally provided to government entities in the Commonwealth of Puerto Rico; and FirstBank Overseas Corporation, an international banking entity organized under the International Banking Entity Act of Puerto Rico. FirstBank had three subsidiaries with operations outside of Puerto Rico: First Insurance Agency VI, Inc., an insurance agency with three offices that sells insurance products in the USVI; and First Express, a finance company specializing in the origination of small loans with three offices in the USVI.

Effective July 1, 2009, the Corporation consolidated the operations of FirstBank Florida, formerly a stock savings and loan association indirectly owned by the Corporation, with and into FirstBank Puerto Rico and dissolved Ponce General Corporation, former holding company of FirstBank Florida. On October 30, 2009, the Corporation divested its motor vehicle rental operations held through First Leasing and Rental Corporation through the sale of such business.

BUSINESS SEGMENTS

The Corporation has six reportable segments: Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments; United States Operations; and Virgin Islands Operations. These segments are described below:

Commercial and Corporate Banking

The Commercial and Corporate Banking segment consists of the Corporation’s lending and other services for the public sector and specialized industries such as healthcare, tourism, financial institutions, food and beverage, shopping centers and middle-market clients. The Commercial and Corporate Banking segment offers commercial loans, including commercial real estate and construction loans, and other products such as cash management and business management services. A substantial portion of this portfolio is secured by the underlying value of the real estate collateral, and collateral and the personal guarantees of the borrowers are taken in abundance of caution. Although commercial loans involve greater credit risk than a typical residential mortgage loan because they are larger in size and more risk is concentrated in a single borrower, the Corporation has and maintains a credit risk management infrastructure designed to mitigate potential losses associated with commercial lending, including strong underwriting and loan review functions, sales of loan participations and continuous monitoring of concentrations within portfolios.

Mortgage Banking

The Mortgage Banking segment conducts its operations mainly through FirstBank and its mortgage origination subsidiary, FirstMortgage. These operations consist of the origination, sale and servicing of a variety of residential mortgage loans products. Originations are sourced through different channels such as branches, mortgage bankers and real estate brokers, and in association with new project developers. FirstMortgage focuses on originating residential real estate loans, some of which conform to Federal Housing Administration (“FHA”), Veterans Administration (“VA”) and Rural Development (“RD”) standards. Loans originated that meet FHA standards qualify for the federal agency’s insurance program whereas loans that meet VA and RD standards are guaranteed by their respective federal agencies. In December 2008, the Corporation obtained from the Government National Mortgage Association (“GNMA”) the necessary Commitment Authority to issue GNMA mortgage-backed securities. Under this program, during 2009, the Corporation completed the securitization of approximately $305.4 million of FHA/VA mortgage loans into GNMA MBS.

Mortgage loans that do not qualify under these programs are commonly referred to as conventional loans. Conventional real estate loans could be conforming and non-conforming. Conforming loans are residential real estate loans that meet the standards for sale under the Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”) programs whereas loans that do not meet the standards are referred to as non-conforming residential real estate loans. The Corporation’s strategy is to penetrate markets by providing customers with a variety of high quality mortgage products to serve their financial needs faster and simpler and at competitive prices. The Mortgage Banking segment also acquires and sells mortgages in the secondary markets. Residential real estate conforming loans are sold to investors like FNMA and FHLMC. More than 90% of the Corporation’s residential mortgage loan portfolio consists of fixed-rate, fully amortizing, full documentation loans that have a lower risk than the typical sub-prime loans that have adversely affected the U.S. real estate market. The Corporation is not active in negative amortization loans or option adjustable rate mortgage loans (ARMs) including ARMs with teaser rates.

Consumer (Retail) Banking

The Consumer (Retail) Banking segment consists of the Corporation’s consumer lending and deposit-taking activities conducted mainly through its branch network and loan centers in Puerto Rico. Loans to consumers include auto, boat, lines of credit, and personal loans. Deposit products include interest bearing and non-interest bearing checking and savings accounts, Individual Retirement Accounts (IRA) and retail certificates of deposit. Retail deposits gathered through each branch of FirstBank’s retail network serve as one of the funding sources for the lending and investment activities.

Consumer lending has been mainly driven by auto loan originations. The Corporation follows a strategy of seeking to provide outstanding service to selected auto dealers that provide the channel for the bulk of the Corporation’s auto loan originations. This strategy is directly linked to our commercial lending activities as the Corporation maintains strong and stable auto floor plan relationships, which are the foundation of a successful auto loan generation operation. The Corporation’s commercial relations with floor plan dealers are strong and directly benefit the Corporation’s consumer lending operation and are managed as part of the consumer banking activities.

Personal loans and, to a lesser extent, marine financing and a small revolving credit portfolio also contribute to interest income generated on consumer lending. Credit card accounts are issued under the Bank’s name through an alliance with FIA Card Services (Bank of America), which bears the credit risk. Management plans to continue to be active in the consumer loans market, applying the Corporation’s strict underwriting standards.

Treasury and Investments

The Treasury and Investments segment is responsible for the Corporation’s treasury and investment management functions. In the treasury function, which includes funding and liquidity management, this segment sells funds to the Commercial and Corporate Banking, Mortgage Banking, and Consumer (Retail) Banking segments to finance their lending activities and purchases funds gathered by those segments. Funds not gathered by the different business units are obtained by the Treasury Division through wholesale channels, such as brokered deposits, Advances from the FHLB and repurchase agreements with investment securities, among others.

Since the Corporation is a net borrower of funds, the securities portfolio does not result from the investment of excess funds. The securities portfolio is a leverage strategy for the purposes of liquidity management, interest rate management and earnings enhancement.

The interest rates charged or credited by Treasury and Investments are based on market rates.

United States Operations

The United States operations segment consists of all banking activities conducted by FirstBank in the United States mainland. The Corporation provides a wide range of banking services to individual and corporate customers in the state of Florida through its ten branches and two specialized lending centers. In the United States, the Corporation originally had an agency lending office in Miami, Florida. Then, it acquired Coral Gables-based Ponce General (the parent company of Unibank, a savings and loans bank in 2005) and changed the savings and loan’s name to FirstBank Florida. Those two entities were operated separately. In 2009, the Corporation filed an application with the Office of Thrift Supervision to surrender the Miami-based FirstBank Florida charter and merge its assets into FirstBank Puerto Rico, the main subsidiary of First BanCorp. The Corporation placed the entire Florida operation under the control of a new appointed Executive Vice President. The merger allows the Florida operations to benefit by leveraging the capital position of FirstBank Puerto Rico and thereby provide them with the support necessary to grow in the Florida market.

Virgin Islands Operations

The Virgin Islands operations segment consists of all banking activities conducted by FirstBank in the U.S. and British Virgin Islands, including retail and commercial banking services. In 2002, after acquiring Chase Manhattan Bank operations in the Virgin Islands, FirstBank became the largest bank in the Virgin Islands (USVI & BVI), serving St. Thomas, St. Croix, St. John, Tortola and Virgin Gorda, with 16 branches. In 2008, FirstBank acquired the Virgin Island Community Bank (“VICB”) in St. Croix, increasing its customer base and share in this market. The Virgin Islands operations segment is driven by its consumer and commercial lending and deposit-taking activities. Loans to consumers include auto, boat, lines of credit, personal loans and residential mortgage loans. Deposit products include interest bearing and non-interest bearing checking and savings accounts, Individual Retirement Accounts (IRA) and retail certificates of deposit. Retail deposits gathered through each branch serve as the funding sources for the lending activities.

For information regarding First BanCorp’s reportable segments, please refer to Note 33, “Segment Information,” to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K.

Employees

As of December 31, 2009, the Corporation and its subsidiaries employed 2,713 persons. None of its employees are represented by a collective bargaining group. The Corporation considers its employee relations to be good.

SIGNIFICANT EVENTS DURING 2009

Participation in the U.S. Treasury Department’s Capital Purchase Program

On January 16, 2009, the Corporation entered into a Letter Agreement with the United States Department of the Treasury (“Treasury”) pursuant to which Treasury invested $400,000,000 in preferred stock of the Corporation under the Treasury’s Troubled Asset Relief Program Capital Purchase Program. Under the Letter Agreement, which incorporates the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”), the Corporation issued and sold to Treasury (1) 400,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference per share (the “Series F Preferred Stock”), and (2) a warrant dated January 16, 2009 (the “Warrant”) to purchase 5,842,259 shares of the Corporation’s common stock (the “Warrant shares”) at an exercise price of $10.27 per share. The exercise price of the Warrant was determined based upon the average of the closing prices of the Corporation’s common stock during the 20-trading day period ended December 19, 2008, the last trading day prior to the date the Corporation’s application to participate in the program was preliminarily approved. The Purchase Agreement is incorporated into Exhibit 10.4 hereto by reference to Exhibit 10.1 of the Corporation’s Form 8-K filed with the SEC on January 20, 2009.

The Series F Preferred Stock qualifies as Tier 1 regulatory capital. Cumulative dividends on the Series F Preferred Stock will accrue on the liquidation preference amount on a quarterly basis at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum, but will only be paid when, as and if declared by the Corporation’s Board of Directors out of assets legally available therefore. The Series F Preferred Stock will rank pari passu with the Corporation’s existing 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B, 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C, 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D, and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Corporation. The Purchase Agreement contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share. The ability of the Corporation to purchase, redeem or otherwise acquire for consideration, any shares of its common stock, preferred stock or trust preferred securities are subject to restrictions outlined in the Purchase Agreement, including upon a default in the payment of dividends. The Corporation suspended the payment of dividends effective in August 2009. These restrictions will terminate on the earlier of (a) January 16, 2012 and (b) the date on which the Series F Preferred Stock is redeemed in whole or Treasury transfers all of the Series F Preferred Stock to third parties that are not affiliates of Treasury.

The shares of Series F Preferred Stock are non-voting, other than having class voting rights on certain matters that could adversely affect the Series F Preferred Stock. If dividends on the Series F Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the Corporation’s authorized number of directors will be increased automatically by two and the holders of the Series F Preferred Stock, voting together with holders of any then outstanding parity stock, will have the right to elect two directors to fill such newly created directorships at the Corporation’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose prior to such annual meeting.

These preferred share directors will be elected annually and will serve until all accrued and unpaid dividends on the Series F Preferred Stock have been declared and paid in full.

On January 13, 2009, the Corporation filed a Certificate of Designations (the “Certificate of Designations”) with the Puerto Rico Department of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series F Preferred Stock.

As per the Purchase Agreement, prior to January 16, 2012, the Corporation may redeem, subject to the approval of the Board of Governors of the Federal Reserve System, the shares of Series F Preferred Stock only with proceeds from one or more “Qualified Equity Offerings,” as such term is defined in the Certificate of Designations. After January 16, 2012, the Corporation may redeem, subject to the approval of the Board of Governors of the Federal Reserve System, in whole or in part, out of funds legally available therefore, the shares of Series F Preferred Stock then outstanding. Pursuant to the American Recovery and Reinvestment Act of 2009, subject to consultation with the appropriate Federal banking agency, the Secretary of Treasury may permit a TARP recipient to repay any financial assistance previously provided under TARP without regard to whether the financial institution has replaced such funds from any other source.

The Warrant has a ten-year term and is exercisable at any time for 5,842,259 shares of First BanCorp common stock at an exercise price of $10.27. The exercise price and the number of shares of common stock issuable upon exercise of the Warrant are adjustable in a number of circumstances, as discussed below. The exercise price and the number of shares of common stock issuable upon exercise of the Warrant will be adjusted proportionately:

•	in the event of a stock split, subdivision, reclassification or combination of the outstanding shares of common stock;

•	until the earlier of the date the Treasury no longer holds the Warrant or any portion thereof or January 16, 2012, if the Corporation issues shares of common stock or securities convertible into common stock for no consideration or at a price per share that is less than 90% of the market price on the last trading day preceding the date of the pricing of such sale. Any amounts that the Corporation receives in connection with the issuance of such shares or convertible securities will be deemed to be equal to the sum of the net offering price of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities; no adjustment will be required with respect to (i) consideration for or to fund business or asset acquisitions, (ii) shares issued in connection with employee benefit plans and compensation arrangements in the ordinary course consistent with past practice approved by the Corporation’s Board of Directors, (iii) a public or broadly marketed offering and sale by the Corporation or its affiliates of the Corporation’s common stock or convertible securities for cash pursuant to registration under the Securities Act or issuance under Rule 144A on a basis consistent with capital raising transactions by comparable financial institutions, and (iv) the exercise of preemptive rights on terms existing on January 16, 2009;

•	in connection with the Corporation’s distributions to security holders (e.g., stock dividends);

•	in connection with certain repurchases of common stock by the Corporation; and

•	in connection with certain business combinations.

None of the shares of Series F Preferred Stock, the Warrant, or the Warrant shares are subject to any contractual restriction on transfer. The Series F Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Corporation registered for resale shares of Series F Preferred Stock, the Warrant and the Warrant shares, and the sale of the Warrant shares by the Corporation to any purchasers of the Warrant. In addition, under the shelf registration, the Corporation registered the resale of 9,250,450 shares of common stock by or on behalf of the Bank of Nova Scotia, its pledges, donees, transferees or other successors in interest.

Under the terms of the Purchase Agreement, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements), to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations and (ii) each Senior Executive Officer, as defined in the Purchase Agreement, executed a written waiver releasing Treasury and the Corporation from any claims that such officers may otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b). Until such time as Treasury ceases to own any debt or equity securities of the Corporation acquired pursuant to the Purchase Agreement, the Corporation must maintain compliance with these requirements.

Reduction of credit exposure with financial institutions

The Corporation has continued working on the reduction of its credit exposure with Doral and R&G Financial. During the second quarter of 2009, the Bank purchased from R&G Financial $205 million of residential mortgages that previously served as collateral for a commercial loan extended to R&G . The purchase price of the transaction was retained by the Corporation to fully pay off the commercial loan, thereby significantly reducing the Corporation’s exposure to a single borrower. As of December 31, 2009, there still an outstanding balance of $321.5 million due from Doral.

Surrender of the stock savings and loans association charter in Florida

Effective July 1, 2009 as part of the merger of FirstBank Florida with and into FirstBank Puerto Rico, FirstBank Florida surrendered its stock savings and loans association charter granted by the Office of Thrift Supervsion. Under the regulatory oversight of the Federal Deposit Insurance Corporation and under the FirstBank Florida trade name, FirstBank continues to offer the same services offered by the former stock savings and loans association through its branch network in Florida.

Dividend Suspension

On July 30, 2009, after reporting a net loss for the quarter ended June 30, 2009, the Corporation announced that the Board of Directors resolved to suspend the payment of the common and preferred dividends, including the Series F Preferred Stock, effective with the preferred dividend payments for the month of August 2009.

Business Developments

Effective July 1, 2009, the Corporation consolidated the operations of FirstBank Florida, formerly a stock savings and loan association indirectly owned by the Corporation, with and into FirstBank Puerto Rico and dissolved Ponce General Corporation, former holding company of FirstBank Florida.

On October 31, 2009, First Leasing and Rental Corporation sold its motor vehicle rental operations and realized a nominal gain of $0.2 million.

Credit Ratings

The Corporation’s credit as long-term issuer is currently rated B by Standard & Poor’s (“S&P”) and B- by Fitch Ratings Limited (“Fitch”); both with negative outlook.

FirstBank’s long-term senior debt rating is currently rated B1 by Moody’s Investor Service (“Moodys”), four notches below their definition of investment grade; B by S&P, and B by Fitch, both five notches under their definition of investment grade. The outlook on the Bank’s credit ratings from the three rating agencies is negative.

WEBSITE ACCESS TO REPORT

The Corporation makes available annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, free of charge on or through its internet website at www.firstbankpr.com,

(under the “Investor Relations” section), as soon as reasonably practicable after the Corporation electronically files such material with, or furnishes it to, the SEC.

The Corporation also makes available the Corporation’s corporate governance guidelines, the charters of the audit, asset/liability, compensation and benefits, credit, strategic planning, corporate governance and nominating committees and the codes and principles mentioned below, free of charge on or through its internet website at www.firstbankpr.com (under the “Investor Relations” section):

•	Code of Ethics for Senior Financial Officers

•	Code of Ethics applicable to all employees

•	Independence Principles for Directors

The corporate governance guidelines, and the aforementioned charters and codes may also be obtained free of charge by sending a written request to Mr. Lawrence Odell, Executive Vice President and General Counsel, PO Box 9146, San Juan, Puerto Rico 00908.

The public may read and copy any materials First BanCorp files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. In addition, the public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC at its website (www.sec.gov).

MARKET AREA AND COMPETITION

Puerto Rico, where the banking market is highly competitive, is the main geographic service area of the Corporation. As of December 31, 2009, the Corporation also had a presence in the state of Florida and in the United States and British Virgin Islands. Puerto Rico banks are subject to the same federal laws, regulations and supervision that apply to similar institutions in the United States mainland.

Competitors include other banks, insurance companies, mortgage banking companies, small loan companies, automobile financing companies, leasing companies, brokerage firms with retail operations, and credit unions in Puerto Rico, the Virgin Islands and the state of Florida. The Corporation’s businesses compete with these other firms with respect to the range of products and services offered and the types of clients, customers, and industries served.

The Corporation’s ability to compete effectively depends on the relative performance of its products, the degree to which the features of its products appeal to customers, and the extent to which the Corporation meets clients’ needs and expectations. The Corporation’s ability to compete also depends on its ability to attract and retain professional and other personnel, and on its reputation.

The Corporation encounters intense competition in attracting and retaining deposits and its consumer and commercial lending activities. The Corporation competes for loans with other financial institutions, some of which are larger and have greater resources available than those of the Corporation. Management believes that the Corporation has been able to compete effectively for deposits and loans by offering a variety of transaction account products and loans with competitive features, by pricing its products at competitive interest rates, by offering convenient branch locations, and by emphasizing the quality of its service. The Corporation’s ability to originate loans depends primarily on the rates and fees charged and the service it provides to its borrowers in making prompt credit decisions. There can be no assurance that in the future the Corporation will be able to continue to increase its deposit base or originate loans in the manner or on the terms on which it has done so in the past.

SUPERVISION AND REGULATION

Recent Events affecting the Corporation

Events since early 2008 affecting the financial services industry and, more generally, the financial markets and the economy as a whole, have led to various proposals for changes in the regulation of the financial services industry. In 2009, the House of Representatives passed the Wall Street Reform and Consumer Protection Act of 2009, which, among other things, calls for the establishment of a Consumer Financial Protection Agency having broad authority to regulate providers of credit, savings, payment and other consumer financial products and services; creates a new structure for resolving troubled or failed financial institutions; requires certain over-the-counter derivative transactions to be cleared in a central clearinghouse and/or effected on the exchange; revises the assessment base for the calculation of the Federal Deposit Insurance Corporation (“FDIC”) assessments; and creates a structure to regulate systemically important financial companies, including providing regulators with the power to require such companies to sell or transfer assets and terminate activities if they determine that the size or scope of activities of the company pose a threat to the safety and soundness of the company or the financial stability of the United States. Other proposals have been made, including additional capital and liquidity requirements and limitations on size or types of activity in which banks may engage. It is not clear at this time which of these proposals will be finally enacted into law, or what form they will take, or what new proposals may be made, as the debate over financial reform continues in 2010. The description below summarizes the current regulatory structure in which the Corporation operates. In the event the regulatory structure change significantly, the structure of the Corporation and the products and services it offers could also change significantly as a result.

Bank Holding Company Activities and Other Limitations

The Corporation is subject to ongoing regulation, supervision, and examination by the Federal Reserve Board, and is required to file with the Federal Reserve Board periodic and annual reports and other information concerning its own business operations and those of its subsidiaries. In addition, the Corporation is subject to regulation under the Bank Holding Company Act of 1956, as amended (“Bank Holding Company Act”). Under the provisions of the Bank Holding Company Act, a bank holding company must obtain Federal Reserve Board approval before it acquires direct or indirect ownership or control of more than 5% of the voting shares of another bank, or merges or consolidates with another bank holding company. The Federal Reserve Board also has authority under certain circumstances to issue cease and desist orders against bank holding companies and their non-bank subsidiaries.

A bank holding company is prohibited under the Bank Holding Company Act, with limited exceptions, from engaging, directly or indirectly, in any business unrelated to the businesses of banking or managing or controlling banks. One of the exceptions to these prohibitions permits ownership by a bank holding company of the shares of any corporation if the Federal Reserve Board, after due notice and opportunity for hearing, by regulation or order has determined that the activities of the corporation in question are so closely related to the businesses of banking or managing or controlling banks as to be a proper incident thereto.

Under the Federal Reserve Board policy, a bank holding company such as the Corporation is expected to act as a source of financial strength to its banking subsidiaries and to commit support to them. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain capital of a subsidiary bank will be assumed by the bankruptcy trustee and be entitled to a priority of payment. In addition, any capital loans by a bank holding company to any of its subsidiary banks must be subordinated in right of payment to deposits and to certain other indebtedness of such subsidiary bank. As of December 31, 2009, FirstBank was the only depository institution subsidiary of the Corporation.

The Gramm-Leach-Bliley Act (the “GLB Act”) revised and expanded the provisions of the Bank Holding Company Act by including a section that permits a bank holding company to elect to become a financial holding company and engage in a full range of financial activities. In April 2000, the Corporation filed an election with the Federal Reserve Board and became a financial holding company under the GLB Act. The GLB Act requires a bank holding company that elects to become a financial holding company to file a written declaration with the appropriate Federal Reserve Bank and comply with the following (and such compliance must continue while the entity is treated as a financial holding company): (i) state that the bank holding company elects to become a financial holding company; (ii) provide the name and head office address of the bank holding company and each depository institution controlled by the bank holding company; (iii) certify that all depository institutions controlled by the bank holding company are well-capitalized as of the date the bank holding company files for the election; (iv) provide the capital ratios for all relevant capital measures as of the close of the previous quarter for each depository institution controlled by the bank holding company; and (v) certify that all depository institutions controlled by the bank holding company are well-managed as of the date the bank holding company files the election. All insured depository institutions controlled by the bank holding company must have also achieved at least a rating of “satisfactory record of meeting community credit needs” under the Community Reinvestment Act during the depository institution’s most recent examination.

A financial holding company ceasing to meet these standards is subject to a variety of restrictions, depending on the circumstances. If the Federal Reserve Board determines that any of the financial holding company’s subsidiary depository institutions are either not well-capitalized or not well-managed, it must notify the financial holding company. Until compliance is restored, the Federal Reserve Board has broad discretion to impose appropriate limitations on the financial holding company’s activities. If compliance is not restored within 180 days, the Federal Reserve Board may ultimately require the financial holding company to divest its depository institutions or in the alternative, to discontinue or divest any activities that are permitted only to non-financial holding company bank holding companies.

The potential restrictions are different if the lapse pertains to the Community Reinvestment Act requirement. In that case, until all the subsidiary institutions are restored to at least “satisfactory” Community Reinvestment Act rating status, the financial holding company may not engage, directly or through a subsidiary, in any of the additional activities permissible under the GLB Act or make additional acquisitions of companies engaged in the additional activities. However, completed acquisitions and additional activities and affiliations previously begun are left undisturbed, as the GLB Act does not require divestiture for this type of situation.

Financial holding companies may engage, directly or indirectly, in any activity that is determined to be (i) financial in nature, (ii) incidental to such financial activity, or (iii) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. The GLB Act specifically provides that the following activities have been determined to be “financial in nature”: (a) lending, trust and other banking activities; (b) insurance activities; (c) financial or economic advice or services; (d) pooled investments; (e) securities underwriting and dealing; (f) existing bank holding company domestic activities; (g) existing bank holding company foreign activities; and (h) merchant banking activities. The Corporation offers insurance agency services through its wholly-owned subsidiary, FirstBank Insurance Agency and through First Insurance Agency V. I., Inc., a subsidiary of FirstBank. In association with JP Morgan Chase, the Corporation, through FirstBank Puerto Rico Securities, Inc., a wholly owned subsidiary of FirstBank, also offers municipal bond underwriting services focused mainly on municipal and government bonds or obligations issued by the Puerto Rico government and its public corporations. Additionally, FirstBank Puerto Rico Securities, Inc. offers financial advisory services.

In addition, the GLB Act specifically gives the Federal Reserve Board the authority, by regulation or order, to expand the list of “financial” or “incidental” activities, but requires consultation with the Treasury, and gives the Federal Reserve Board authority to allow a financial holding company to engage in any activity that is “complementary” to a financial activity and does not “pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.”

Under the GLB Act, if the Corporation fails to meet any of the requirements for being a financial holding company and is unable to resolve such deficiencies within certain prescribed periods of time, the Federal Reserve Board could require the Corporation to divest control of one or more of its depository institution subsidiaries or alternatively cease conducting financial activities that are not permissible for bank holding companies that are not financial holding companies.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002 (“SOA”) implemented a range of corporate governance and accounting measures to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of disclosures under federal securities laws. In addition, SOA has established membership requirements and responsibilities for the audit committee, imposed restrictions on the relationship between the Corporation and external auditors, imposed additional responsibilities for the external financial statements on our chief executive officer and chief financial officer, expanded the disclosure requirements for corporate insiders, required management to evaluate its disclosure controls and procedures and its internal control over financial reporting, and required the auditors to issue a report on the internal control over financial reporting.

Since the 2004 Annual Report on Form 10-K, the Corporation has included in its annual report on Form 10-K its management assessment regarding the effectiveness of the Corporation’s internal control over financial reporting. The internal control report includes a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Corporation; management’s assessment as to the effectiveness of the Corporation’s internal control over financial reporting based on management’s evaluation, as of year-end; and the framework used by management as criteria for evaluating the effectiveness of the Corporation’s internal control over financial reporting. As of December 31, 2009, First BanCorp’s management concluded that its internal control over financial reporting was effective. The Corporation’s independent registered public accounting firm reached the same conclusion.

Emergency Economic Stabilization Act of 2008

On October 3, 2008, the Emergency Economic Stabilization Act of 2008 (the “EESA”) was signed into law. The EESA authorized the Treasury to access up to $700 billion to protect the U.S. economy and restore confidence and stability to the financial markets. One such program under the Treasury Department’s Troubled Asset Relief Program (TARP) was action by Treasury to make significant investments in U.S. financial institutions through the Capital Purchase Program (CPP). The Treasury’s stated purpose in implementing the CPP was to improve the capitalization of healthy institutions, which would improve the flow of credit to businesses and consumers, and boost the confidence of depositors, investors, and counterparties alike. All federal banking and thrift regulatory agencies encouraged eligible institutions to participate in the CPP.

The Corporation applied for, and the Treasury approved, a capital purchase in the amount of $400,000,000. The Corporation entered into a Letter Agreement with the Treasury, pursuant to which the Corporation issued and sold to the Treasury for an aggregate purchase price of $400,000,000 in cash (i) 400,000 shares of the Series F Preferred Stock, and (2) the Warrant to purchase 5,842,259 shares of the Corporation’s common stock at an exercise price of $10.27 per share, subject to certain anti-dilution and other adjustments. The TARP transaction closed on January 16, 2009.

Under the terms of the Letter Agreement with the Treasury, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations issued by the Secretary of Treasury on or prior to January 16, 2009 and (ii) each Senior Executive Officer, as defined in the Purchase Agreement, executed a written waiver releasing Treasury and the Corporation from any claims that such officers may otherwise have as a result the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b). Until such time as Treasury ceases to own any debt or equity securities of the Corporation acquired pursuant to the Purchase Agreement, the Corporation must maintain compliance with these requirements.

American Recovery and Reinvestment Act of 2009

On February 17, 2009, the Congress enacted the American Recovery and Reinvestment Act of 2009 (“Stimulus Act”). The Stimulus Act includes federal tax cuts, expansion of unemployment benefits and other social welfare provisions, and domestic spending in education, health care, and infrastructure, including energy sector. The Stimulus Act includes new provisions relating to compensation paid by institutions that receive government assistance under TARP, including institutions that have already received such assistance, effectively amending the existing compensation and corporate governance requirements of Section 111(b) of the EESA. The provisions include restrictions on the amounts and forms of compensation payable, provision for possible reimbursement of previously paid compensation and a requirement that compensation be submitted to non-binding “say on pay” shareholders votes.

On June 10, 2009, the Treasury issued regulations implementing the compensation requirements under ARRA, which amended the requirements of EESA. The regulations became applicable to existing and new TARP recipients upon publication in the Federal Register on June 15, 2009. The regulations make effective the compensation provisions of ARRA and include rules requiring: (i) review of prior compensation by a Special Master; (ii) restrictions on paying or accruing bonuses, retention awards or incentive compensation for certain employees; (iii) regular review of all employee compensation arrangements by the company’s senior risk officer and compensation committee to ensure that the arrangements do not encourage unnecessary and excessive risk-taking or manipulation of reporting earnings; (iv) recoupment of bonus payments based on materially inaccurate information; (v) prohibition on severance or change in control payments for certain employees; (vi) adoption of policies and procedures to avoid excessive luxury expenses; and (vii) mandatory “say on pay” votes (which was effective beginning in February 2009). In addition, the regulations also introduce several additional requirements and restrictions, including: (i) Special Master review of ongoing compensation in certain situations; (ii) prohibition on tax gross-ups for certain employees; (iii) disclosure of perquisites; and (iv) disclosure regarding compensation consultants.

Homeowner Affordability and Stability Plan

On February 18, 2009, President Obama announced a comprehensive plan to help responsible homeowners avoid foreclosure by providing affordable and sustainable mortgage loans. The Homeowner Affordability and Stability Plan, a $75 billion federal program, provides for a sweeping loan modification program targeted at borrowers who are at risk of foreclosure because their incomes are not sufficient to make their mortgage payments. It also includes refinancing opportunities for borrowers who are current on their mortgage payments but have been unable to refinance because their homes have decreased in value. Under the Homeowner Stability Initiative, Treasury will spend up to $50 billion dollars to make mortgage payments affordable and sustainable for middle-income American families that are at risk of foreclosure. Borrowers who are delinquent on the mortgage for their primary residence and borrowers who, due to a loss of income or increase in expenses, are struggling to keep their payments current may be eligible for a loan modification. Under the Homeowner Affordability and Stability Plan, borrowers who are current on their mortgage but have been unable to refinance because their house has decreased in value may have the opportunity to refinance into a 30-year, fixed-rate loan. Through the program, Fannie Mae and Freddie Mac will allow the refinancing of mortgage loans that they hold in their portfolios or that they guarantee in their own mortgage-backed securities. Lenders were able to begin accepting refinancing applications on March 4, 2009. The Obama Administration announced on March 4, 2009 the new U.S. Department of the Treasury guidelines to enable servicers to begin modifications of eligible mortgages under the Homeowner Affordability and Stability Plan. The guidelines implement financial incentives for mortgage lenders to modify existing first mortgages and sets standard industry practice for modifications.

Temporary Liquidity Guarantee Program

The FDIC adopted the Temporary Liquidity Guarantee Program (“TLGP”) in October 2008 following a determination of systemic risk by the Secretary of the Treasury (after consultation with the President) that was supported by recommendations from the FDIC and the Board of Governors of the Federal Reserve System. The TLGP is part of a coordinated effort by the FDIC, the Treasury, and the Federal Reserve System to address unprecedented disruptions in the credit markets and the resultant difficulty of many financial institutions to obtain funds and to make loans to creditworthy borrowers. On October 23, 2008, the FDIC’s Board of Directors (Board) authorized the publication in the Federal Register of an interim rule that outlined the structure of the TLGP. The interim rule was finalized and a final rule was published in the Federal Register on November 26, 2008. Designed to assist in the stabilization of the nation’s financial system, the FDIC’s TLGP is composed of two distinct components: the Debt Guarantee Program (“DGP”) and the Transaction Account Guarantee Program (“TAG program”). Under the DGP, the FDIC guarantees certain senior unsecured debt issued by participating entities. Under the TAG program, the FDIC guarantees all funds held in qualifying noninterest-bearing transaction accounts at participating insured depository institutions (“IDIs”). The DGP initially permitted participating entities to issue FDIC-guaranteed senior unsecured debt until June 30, 2009, with the FDIC’s guarantee for such debt to expire on the earlier of the maturity of the debt (or the conversion date, for mandatory convertible debt) or June 30, 2012. To reduce the potential for market disruptions at the conclusion of the DGP and to begin the orderly phase-out of the program, on May 29, 2009 the Board issued a final rule that extended for four months the period during which certain participating entities could issue FDIC-guaranteed debt. All IDIs and those other participating entities that had issued FDIC-guaranteed debt on or before April 1, 2009 were permitted to participate in the extended DGP without application to the FDIC. Other participating entities that received approval from the FDIC also were permitted to participate in the extended DGP. The expiration of the guarantee period was also extended from June 30, 2012 to December 31, 2012. As a result, all such participating entities were permitted to issue FDIC-guaranteed debt through and including October 31, 2009, with the FDIC’s guarantee expiring on the earliest of the debt’s mandatory conversion date (for mandatory convertible debt), the stated maturity date, or December 31, 2012.

On October 20, 2009, the FDIC established a limited, six-month emergency guarantee facility upon expiration of the DGP. Under this emergency guarantee facility, certain participating entities can apply to the FDIC for permission to issue FDIC-guaranteed debt during the period starting October 31, 2009 through April 30, 2010. The fee for issuing debt under the emergency facility will be at least 300 basis points, which the FDIC reserves the right to increase on a case-by-case basis, depending upon the risks presented by the issuing entity. The TAG Program has been extended until June 30, 2010. The cost of participating in the program increased after December 31, 2009. Separately, Congress extended the temporary increase in the standard coverage limit to $250,000 until December 31, 2013. FirstBank currently participates in the TLGP solely through the TAG program.

USA Patriot Act

Under Title III of the USA Patriot Act, also known as the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001, all financial institutions are required to, among other things, identify their customers, adopt formal and comprehensive anti-money laundering programs, scrutinize or prohibit altogether certain transactions of special concern, and be prepared to respond to inquiries from U.S. law enforcement agencies concerning their customers and their transactions. Presently, only certain types of financial institutions (including banks, savings associations and money services businesses) are subject to final rules implementing the anti-money laundering program requirements of the USA Patriot Act.

Failure of a financial institution to comply with the USA Patriot Act’s requirements could have serious legal and reputational consequences for the institutions. The Corporation has adopted appropriate policies, procedures and controls to address compliance with the USA Patriot Act and Treasury regulations.

Privacy Policies

Under Title V of the GLB Act, all financial institutions are required to adopt privacy policies, restrict the sharing of nonpublic customer data with parties at the customer’s request and establish policies and procedures to protect customer data from unauthorized access. The Corporation and its subsidiaries have adopted policies and procedures in order to comply with the privacy provisions of the GLB Act and the Fair and Accurate Credit Transaction Act of 2003 and the regulations issued thereunder.

State Chartered Non-Member Bank and Banking Laws and Regulations in General

FirstBank is subject to regulation and examination by the OCIF and the FDIC, and is subject to certain requirements established by the Federal Reserve Board. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their businesses, their investments, their reserves against deposits, the timing and availability of deposited funds, and the nature and amount of and collateral for certain loans. In addition to the impact of regulations, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. Among the instruments used by the Federal Reserve Board to implement these objectives are open market operations in U.S. government securities, adjustments of the discount rate, and changes in reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon our future business, earnings, and growth cannot be predicted.

References herein to applicable statutes or regulations are brief summaries of portions thereof which do not purport to be complete and which are qualified in their entirety by reference to those statutes and regulations. Any change in applicable laws or regulations may have a material adverse effect on the business of commercial banks, and bank holding companies, including FirstBank and the Corporation.

As a creditor and financial institution, FirstBank is subject to certain regulations promulgated by the Federal Reserve Board, including, without limitation, Regulation B (Equal Credit Opportunity Act), Regulation DD (Truth in Savings Act), Regulation E (Electronic Funds Transfer Act), Regulation F (Limits on Exposure to Other Banks), Regulation O (Loans to Executive Officers, Directors and Principal Shareholders), Regulation W (Transactions Between Member Banks and Their Affiliates), Regulation Z (Truth in Lending Act), Regulation CC (Expedited Funds Availability Act), Regulation X (Real Estate Settlement Procedures Act), Regulation BB (Community Reinvestment Act) and Regulation C (Home Mortgage Disclosure Act).

During 2008, federal agencies adopted revisions to several rules and regulations that will impact lenders and secondary market activities. In 2008, the Federal Reserve Bank revised Regulation Z, adopted under the Truth in Lending Act (TILA) and the Home Ownership and Equity Protection Act (HOEPA), by adopting a final rule which prohibits unfair, abusive or deceptive home mortgage lending practices and restricts certain mortgage lending practices. The final rule also establishes advertisement standards and requires certain mortgage disclosures to be given to the consumers earlier in the transaction. The rule was effective in October 2009. The final rule regarding the TILA also includes amendments revising disclosures in connection with credit cards accounts and other revolving credit plans to ensure that information provided to customers is provided in a timely manner and in a form that is readily understandable.

There are periodic examinations by the OCIF and the FDIC of FirstBank to test the Bank’s compliance with various statutory and regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the FDIC’s insurance fund and depositors. The regulatory structure also gives the regulatory authorities discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and for engaging in unsafe or unsound practices. In addition, certain bank actions are required by statute and implementing regulations. Other actions or failure to act may provide the basis for enforcement action, including the filing of misleading or untimely reports with regulatory authorities.

Dividend Restrictions

The Corporation is subject to certain restrictions generally imposed on Puerto Rico corporations with respect to the declaration and payment of dividends (i.e., that dividends may be paid out only from the Corporation’s net assets in excess of capital or, in the absence of such excess, from the Corporation’s net earnings for such fiscal year and/or the preceding fiscal year). The Federal Reserve Board has also issued a policy statement that as a matter of prudent banking, a bank holding company should generally not maintain a given rate of cash dividends unless its net income available to common shareholders has been sufficient to fund fully the dividends and the prospective rate of earnings retention appears to be consistent with the organization’s capital needs, asset quality, and overall financial condition.

On February 24, 2009, the Federal Reserve published the “Applying Supervisory Guidance and Regulations on the Payment of Dividends, Stock Redemptions, and Stock Repurchases at Bank Holding Companies” (the “Supervisory Letter”) which discusses the ability of bank holding companies to declare dividends and to redeem or repurchase equity securities. The Supervisory Letter is generally consistent with prior Federal Reserve supervisory policies and guidance, although places greater emphasis on discussions with the regulators prior to dividend declarations and redemption or repurchase decisions even when not explicitly required by the regulations. The Federal Reserve provides that the principles discussed in the letter are applicable to all bank holding companies, but are especially relevant for bank holding companies that are either experiencing financial difficulties and/or receiving public funds under the Treasury’s TARP Capital Purchase Program. To that end, the Supervisory Letter specifically addresses the Federal Reserve’s supervisory considerations for TARP participants.

The Supervisory Letter provides that a board of directors should “eliminate, defer, or severely limit” dividends if: (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends paid during that period, is not sufficient to fully fund the dividends; (ii) the bank holding company’s rate of earnings retention is inconsistent with capital needs and overall macroeconomic outlook; or (iii) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Supervisory Letter further suggests that bank holding companies should inform the Federal Reserve in advance of paying a dividend that: (i) exceeds the earnings for the quarter in which the dividend is being paid; or (ii) could result in a material adverse change to the organization’s capital structure.

As of December 31, 2009, the principal source of funds for the Corporation’s parent holding company is dividends declared and paid by its subsidiary, FirstBank. The ability of FirstBank to declare and pay dividends on its capital stock is regulated by the Puerto Rico Banking Law, the Federal Deposit Insurance Act (the “FDIA”), and FDIC regulations. In general terms, the Puerto Rico Banking Law provides that when the expenditures of a bank are greater than receipts, the excess of expenditures over receipts shall be charged against undistributed profits of the bank and the balance, if any, shall be charged against the required reserve fund of the bank. If the reserve fund is not sufficient to cover such balance in whole or in part, the outstanding amount must be charged against the bank’s capital account. The Puerto Rico Banking Law provides that, until said capital has been restored to its original amount and the reserve fund to 20% of the original capital, the bank may not declare any dividends.

In general terms, the FDIA and the FDIC regulations restrict the payment of dividends when a bank is undercapitalized, when a bank has failed to pay insurance assessments, or when there are safety and soundness concerns regarding such bank.

In addition, the Purchase Agreement entered into with the Treasury contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share. Also, upon issuance of the Series F Preferred Stock, the ability of the Corporation to purchase, redeem or otherwise acquire for consideration, any shares of its common stock, preferred stock or trust preferred securities is subject to restrictions, including limitations when the Corporation has not paid dividends. These restrictions will terminate on the earlier of (a) the third anniversary of the closing date of the issuance of the Series F Preferred Stock and (b) the date on which the Series F Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series F Preferred Stock to third parties that are not affiliates of Treasury. The restrictions described in this paragraph are set forth in the Purchase Agreement.

On July 30, 2009, after reporting a net loss for the quarter ended June 30, 2009, the Corporation announced that the Board of Directors resolved to suspend the payment of the common and preferred dividends, including the TARP preferred dividends, effective with the preferred dividend payments for the month of August 2009.

Limitations on Transactions with Affiliates and Insiders

Certain transactions between financial institutions such as FirstBank and its affiliates are governed by Sections 23A and 23B of the Federal Reserve Act and by Regulation W. An affiliate of a financial institution is any corporation or entity, that controls, is controlled by, or is under common control with the financial institution. In a holding company context, the parent bank holding company and any companies which are controlled by such parent bank holding company are affiliates of the financial institution. Generally, Sections 23A and 23B of the Federal Reserve Act (i) limit the extent to which the financial institution or its subsidiaries may engage in “covered transactions” (defined below) with any one affiliate to an amount equal to 10% of such financial institution’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such financial institution’s capital stock and surplus and (ii) require that all “covered transactions” be on terms substantially the same, or at least as favorable to the financial institution or affiliate, as those provided to a non-affiliate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

The GLB Act requires that financial subsidiaries of banks be treated as affiliates for purposes of Sections 23A and 23B of the Federal Reserve Act, but (i) the 10% capital limitation on transactions between the bank and such financial subsidiary as an affiliate is not applicable, and (ii) notwithstanding other provisions in Sections 23A and 23B, the investment by the bank in the financial subsidiary does not include retained earnings of the financial subsidiary. The GLB Act provides that: (1) any purchase of, or investment in, the securities of a financial subsidiary by any affiliate of the parent bank is considered a purchase or investment by the bank; and (2) if the Federal Reserve Board determines that such treatment is necessary, any loan made by an affiliate of the parent bank to the financial subsidiary is to be considered a loan made by the parent bank.

The Federal Reserve Board has adopted Regulation W which interprets the provisions of Sections 23A and 23B. The regulation unifies and updates staff interpretations issued over the years, incorporates several new interpretations and provisions (such as to clarify when transactions with an unrelated third party will be attributable to an affiliate), and addresses new issues arising as a result of the expanded scope of nonbanking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the GLB Act.

In addition, Sections 22(h) and (g) of the Federal Reserve Act, implemented through Regulation O, place restrictions on loans to executive officers, directors, and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer, a greater than 10% stockholder of a financial institution, and certain related interests of these, may not exceed, together with all other outstanding loans to such persons and affiliated interests, the financial institution’s loans to one borrower limit, generally equal to 15% of the institution’s unimpaired capital and surplus. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers, and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Furthermore, Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Federal Reserve Board Capital Requirements

The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the Bank Holding Company Act. The Federal Reserve Board capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-adjusted assets, with at least one-half of that amount consisting of Tier I or core capital and up to one-half of that amount consisting of Tier II or supplementary capital. Tier I capital for bank holding companies generally consists of the sum of common stockholders’ equity and perpetual preferred stock, subject in the case of the latter to limitations on the kind and amount of such perpetual preferred stock that may be included as Tier I capital, less goodwill and, with certain exceptions, other intangibles. Tier II capital generally consists of hybrid capital instruments, perpetual preferred stock that is not eligible to be included as Tier I capital, term subordinated debt and intermediate-term preferred stock and, subject to limitations, allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets, which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and commercial loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

The federal bank regulatory agencies’ risk-based capital guidelines for years have been based upon the 1988 capital accord (“Basel I”) of the Basel Committee, a committee of central bankers and bank supervisors from the major industrialized countries. This body develops broad policy guidelines for use by each country’s supervisors in determining the supervisory policies they apply. In 2004, it proposed a new capital adequacy framework (“Basel II”) for large, internationally active banking organizations to replace Basel I. Basel II was designed to produce a more risk-sensitive result than its predecessor. However, certain portions of Basel II entail complexities and costs that were expected to preclude their practical application to the majority of U.S. banking organizations that lack the economies of scale needed to absorb the associated expenses.

Effective April 1, 2008, the U.S. federal bank regulatory agencies adopted Basel II for application to certain banking organizations in the United States. The new capital adequacy framework applies to organizations that: (i) have consolidated assets of at least $250 billion; or (ii) have consolidated total on-balance sheet foreign exposures of at least $10 billion; or (iii) are eligible to, and elect to, opt-in to the new framework even though not required to do so under clause (i) or (ii) above; or (iv) as a general matter, are subsidiaries of a bank or bank holding company that uses the new rule. During a two-year phase in period, organizations required or electing to apply Basel II will report their capital adequacy calculations separately under both Basel I and Basel II on a “parallel run” basis. Given the high thresholds noted above, FirstBank is not required to apply Basel II and does not expect to apply it in the foreseeable future.

On January 21, 2010, the federal banking agencies, including the Federal Reserve Board, issued a final risk-based regulatory capital rule related to the Financial Accounting Standards Board’s adoption of amendments to the accounting requirements relating to transfers of financial assets and variable interests in variable interest entities. These accounting standards make substantive changes to how banks account for securitized assets that are currently excluded from their balance sheets as of the beginning of the Corporation’s 2010 fiscal year. The final regulatory capital rule seeks to better align regulatory capital requirements with actual risks. Under the final rule, banks affected by the new accounting requirements generally will be subject to higher minimum regulatory capital requirements.

The final rule permits banks to include without limit in tier 2 capital any increase in the allowance for lease and loan losses calculated as of the implementation date that is attributable to assets consolidated under the requirements of the variable interests accounting requirements. The rule provides an optional delay and phase-in for a maximum of one year for the effect on risk-based capital and the allowance for lease and loan losses related to the assets that must be consolidated as a result of the accounting change. The final rule also eliminates the risk-based capital exemption for asset-backed commercial paper assets. The transitional relief does not apply to the leverage ratio or to assets in conduits to which a bank provides implicit support. Banks will be required to rebuild capital and repair balance sheets to accommodate the new accounting standards by the middle of 2011.

Deposit Insurance

Under current FDIC regulations, each depository institution is assigned to a risk category based on capital and supervisory measures. In 2009, the FDIC revised the method for calculating the assessment rate for depository institutions by introducing several adjustments to an institution’s initial base assessment rate. A depository institution is assessed premiums by the FDIC based on its risk category as adjusted and the amount of deposits held. Higher levels of banks failures over the past two years have dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. In addition, the amount of FDIC insurance coverage for insured deposits has been increased generally from $100,000 per depositor to $250,000 per depositor. In light of the increased stress on the deposit insurance fund caused by these developments, and in order to maintain a strong funding position and restore the reserve ratios of the deposit insurance fund, the FDIC: (i) imposed a special assessment in June, 2009, (ii) increased assessment rates of insured institutions generally, and (iii) required them to prepay on December 30, 2009 the premiums that are expected to become due over the next three years. FirstBank obtained a waiver from the FDIC to make such prepayment.

FDIC Capital Requirements

The FDIC has promulgated regulations and a statement of policy regarding the capital adequacy of state-chartered non-member banks like FirstBank. These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies, as described above.

The regulators require that banks meet a risk-based capital standard. The risk-based capital standard for banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, weights used (ranging from 0% to 100%) are based on the risks inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed below under the 3.0% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, mandatorily convertible securities, subordinated debt and intermediate preferred stock and, generally, allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.

The capital regulations of the FDIC establish a minimum 3.0% Tier I capital to total assets requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks from 4.0% to 5.0% or more. Under these regulations, the highest-rated banks are those that are not anticipating or experiencing significant growth and have well-diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity and good earnings and, in general, are considered a strong banking organization and are rated composite I under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders’ equity including retained earnings, non-cumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

In August 1995, the FDIC published a final rule modifying its existing risk-based capital standards to provide for consideration of interest rate risk when assessing the capital adequacy of a bank. Under the final rule, the FDIC must explicitly include a bank’s exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank’s capital adequacy. In June 1996, the FDIC adopted a joint policy statement on interest rate risk. Because market conditions, bank structure, and bank activities vary, the agency concluded that each bank needs to develop its own interest rate risk management program tailored to its needs and circumstances. The policy statement describes prudent principles and practices that are fundamental to sound interest rate risk management, including appropriate board and senior management oversight and a comprehensive risk management process that effectively identifies, measures, monitors and controls such interest rate risk.

Failure to meet capital guidelines could subject an insured bank to a variety of prompt corrective actions and enforcement remedies under the FDIA (as amended by Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), and the Riegle Community Development and Regulatory Improvement Act of 1994, including, with respect to an insured bank, the termination of deposit insurance by the FDIC, and certain restrictions on its business.

Under certain circumstances, a well-capitalized, adequately capitalized or undercapitalized institution may be treated as if the institution were in the next lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends), or paying management fees to a holding company if the institution would thereafter be undercapitalized. Institutions that are adequately capitalized but not well-capitalized cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew or roll over brokered deposits.

The federal bank regulatory agencies are permitted or, in certain cases, required to take certain actions with respect to institutions falling within one of the three undercapitalized categories. Depending on the level of an institution’s capital, the agency’s corrective powers include, among other things:

•	prohibiting the payment of principal and interest on subordinated debt;

•	prohibiting the holding company from making distributions without prior regulatory approval;

•	placing limits on asset growth and restrictions on activities;

•	placing additional restrictions on transactions with affiliates;

•	restricting the interest rate the institution may pay on deposits;

•	prohibiting the institution from accepting deposits from correspondent banks; and

•	in the most severe cases, appointing a conservator or receiver for the institution.

A banking institution that is undercapitalized is required to submit a capital restoration plan, and such a plan will not be accepted unless, among other things, the banking institution’s holding company guarantees the plan up to a certain specified amount. Any such guarantee from a depository institution’s holding company is entitled to a priority of payment in bankruptcy.

As of December 31, 2009, FirstBank was well-capitalized. A bank’s capital category, as determined by applying the prompt corrective action provisions of law, however, may not constitute an accurate representation of the overall financial condition or prospects of the Bank, and should be considered in conjunction with other available information regarding financial condition and results of operations.

Set forth below are the Corporation’s, FirstBank’s capital ratios as of December 31, 2009, based on Federal Reserve and FDIC guidelines, respectively.

			Well-Capitalized
	First BanCorp	First Bank	Minimum

As of December 31, 2009
Total capital (Total capital to risk-weighted assets)	13.44%	12.87%	10.00%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	12.16%	11.70%	6.00%
Leverage ratio(1)	8.91%	8.53%	5.00%

(1)	Tier 1 capital to average assets.

Activities and Investments

The activities as “principal” and equity investments of FDIC-insured, state-chartered banks such as FirstBank are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state-chartered bank generally may not directly or indirectly acquire or retain any equity investments of a type, or in an amount, that is not permissible for a national bank.

Federal Home Loan Bank System

FirstBank is a member of the Federal Home Loan Bank (FHLB) system. The FHLB system consists of twelve regional Federal Home Loan Banks governed and regulated by the Federal Housing Finance Agency.

The Federal Home Loan Banks serve as reserve or credit facilities for member institutions within their assigned regions. They are funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB system, and they make loans (advances) to members in accordance with policies and procedures established by the FHLB system and the board of directors of each regional FHLB.

FirstBank is a member of the FHLB of New York (FHLB-NY) and as such is required to acquire and hold shares of capital stock in that FHLB for a certain amount, which is calculated in accordance with the requirements set forth in applicable laws and regulations. FirstBank is in compliance with the stock ownership requirements of the FHLB-NY. All loans, advances and other extensions of credit made by the FHLB-NY to FirstBank are secured by a portion of FirstBank’s mortgage loan portfolio, certain other investments and the capital stock of the FHLB-NY held by FirstBank.

Ownership and Control

Because of FirstBank’s status as an FDIC-insured bank, as defined in the Bank Holding Company Act, First BanCorp, as the owner of FirstBank’s common stock, is subject to certain restrictions and disclosure obligations under various federal laws, including the Bank Holding Company Act and the Change in Bank Control Act (the “CBCA”). Regulations pursuant to the Bank Holding Company Act generally require prior Federal Reserve Board approval for an acquisition of control of an insured institution (as defined in the Act) or holding company thereof by any person (or persons acting in concert). Control is deemed to exist if, among other things, a person (or persons acting in concert) acquires more than 25% of any class of voting stock of an insured institution or holding company thereof. Under the CBCA, control is presumed to exist subject to rebuttal if a person (or persons acting in concert) acquires more than 10% of any class of voting stock and either (i) the corporation has registered securities under Section 12 of the Securities Exchange Act of 1934, or (ii) no person will own, control or hold the power to vote a greater percentage of that class of voting securities immediately after the transaction. The concept of acting in concert is very broad and also is subject to certain rebuttable presumptions, including among others, that relatives, business partners, management officials, affiliates and others are presumed to be acting in concert with each other and their businesses. The regulations of the FDIC implementing the CBCA are generally similar to those described above.

The Puerto Rico Banking Law requires the approval of the OCIF for changes in control of a Puerto Rico bank. See “Puerto Rico Banking Law.”

Standards for Safety and Soundness

The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the FDIC and the other federal bank regulatory agencies to prescribe standards of safety and soundness, by regulations or guidelines, relating generally to operations and management, asset growth, asset quality, earnings, stock valuation, and compensation. The FDIC and the other federal bank regulatory agencies adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder.

Brokered Deposits

FDIC regulations adopted under the FDIA govern the receipt of brokered deposits by banks. Well-capitalized institutions are not subject to limitations on brokered deposits, while adequately-capitalized institutions are able to accept, renew or rollover brokered deposits only with a waiver from the FDIC and subject to certain restrictions on the interest paid on such deposits. Undercapitalized institutions are not permitted to accept brokered deposits. As of December 31, 2009, FirstBank was a well-capitalized institution and was therefore not subject to these limitations on brokered deposits. The FDIC and other bank regulators may also exercise regulatory discretion to enforce limits on the acceptance of brokered deposits if they have safety and soundness concerns as to an over reliance on such funding.

Puerto Rico Banking Law

As a commercial bank organized under the laws of the Commonwealth, FirstBank is subject to supervision, examination and regulation by the Commonwealth of Puerto Rico Commissioner of Financial Institutions (“Commissioner”) pursuant to the Puerto Rico Banking Law of 1933, as amended (the “Banking Law”). The Banking Law contains provisions governing the incorporation and organization, rights and responsibilities of directors, officers and stockholders as well as the corporate powers, lending limitations, capital requirements, investment requirements and other aspects of FirstBank and its affairs. In addition, the Commissioner is given extensive rule-making power and administrative discretion under the Banking Law.

The Banking Law authorizes Puerto Rico commercial banks to conduct certain financial and related activities directly or through subsidiaries, including the leasing of personal property and the operation of a small loan business.

The Banking Law requires every bank to maintain a legal reserve which shall not be less than twenty percent (20%) of its demand liabilities, except government deposits (federal, state and municipal) that are secured by actual collateral. The reserve is required to be composed of any of the following securities or combination thereof: (1) legal tender of the United States; (2) checks on banks or trust companies located in any part of Puerto Rico that are to be presented for collection during the day following the day on which they are received; (3) money deposited in other banks provided said deposits are authorized by the Commissioner, subject to immediate collection; (4) federal funds sold to any Federal Reserve Bank and securities purchased under agreements to resell executed by the bank with such funds that are subject to be repaid to the bank on or before the close of the next business day; and (5) any other asset that the Commissioner identifies from time to time.

The Banking Law permits Puerto Rico commercial banks to make loans to any one person, firm, partnership or corporation, up to an aggregate amount of fifteen percent (15%) of the sum of: (i) the bank’s paid-in capital; (ii) the bank’s reserve fund; (iii) 50% of the bank’s retained earnings; subject to certain limitations; and (iv) any other components that the Commissioner may determine from time to time. If such loans are secured by collateral worth at least twenty five percent (25%) more than the amount of the loan, the aggregate maximum amount may reach one third (33.33%) of the sum of the bank’s paid-in capital, reserve fund, 50% of retained earnings and such other components that the Commissioner may determine from time to time. There are no restrictions under the Banking Law on the amount of loans that are wholly secured by bonds, securities and other evidence of indebtedness of the Government of the United States, or of the Commonwealth of Puerto Rico, or by bonds, not in default, of municipalities or instrumentalities of the Commonwealth of Puerto Rico. The revised classification of the mortgage-related transactions as secured commercial loans to local financial institutions described in the Corporation’s restatement of previously issued financial statements (Form 10-K/A 2004) caused the mortgage-related transactions to be treated as two secured commercial loans in excess of the lending limitations imposed by the Banking Law. In this regard, FirstBank received a ruling from the Commissioner that results in FirstBank being considered in continued compliance with the lending limitations. The Puerto Rico Banking Law authorizes the Commissioner to determine other components which may be considered for purposes of establishing its lending limit, which components may lie outside the traditional elements mentioned in Section 17. After consideration of other components, the Commissioner authorized the Corporation to retain the secured loans to the two financial institutions as it believed that these loans were secured by sufficient collateral to diversify, disperse and significantly diffuse the risks connected to such loans thereby satisfying the safety and soundness considerations mandated by Section 28 of the Banking Law. In July 2009, FirstBank entered into a transaction with one of the institutions to purchase $205 million in mortgage loans that served as collateral to the loan to this institution.

The Banking Law prohibits Puerto Rico commercial banks from making loans secured by their own stock, and from purchasing their own stock, unless such purchase is made pursuant to a stock repurchase program approved by the Commissioner or is necessary to prevent losses because of a debt previously contracted in good faith. The stock purchased by the Puerto Rico commercial bank must be sold by the bank in a public or private sale within one year from the date of purchase.

The Banking Law provides that no officers, directors, agents or employees of a Puerto Rico commercial bank may serve as an officer, director, agent or employee of another Puerto Rico commercial bank, financial corporation, savings and loan association, trust corporation, corporation engaged in granting mortgage loans or any other institution engaged in the money lending business in Puerto Rico. This prohibition is not applicable to the affiliates of a Puerto Rico commercial bank.

The Banking Law requires that Puerto Rico commercial banks prepare each year a balance summary of their operations, and submit such balance summary for approval at a regular meeting of stockholders, together with an explanatory report thereon. The Banking Law also requires that at least ten percent (10%) of the yearly net income of a Puerto Rico commercial bank be credited annually to a reserve fund. This credit is required to be done every year until such reserve fund shall be equal to the total paid-in-capital of the bank.

The Banking Law also provides that when the expenditures of a Puerto Rico commercial bank are greater than receipts, the excess of the expenditures over receipts shall be charged against the undistributed profits of the bank, and the balance, if any, shall be charged against the reserve fund, as a reduction thereof. If there is no reserve fund sufficient to cover such balance in whole or in part, the outstanding amount shall be charged against the capital account and no dividend shall be declared until said capital has been restored to its original amount and the reserve fund to twenty percent (20%) of the original capital.

The Banking Law requires the prior approval of the Commissioner with respect to a transfer of capital stock of a bank that results in a change of control of the bank. Under the Banking Law, a change of control is presumed to occur if a person or a group of persons acting in concert, directly or indirectly, acquire more than 5% of the outstanding voting capital stock of the bank. The Commissioner has interpreted the restrictions of the Banking Law as applying to acquisitions of voting securities of entities controlling a bank, such as a bank holding company. Under the Banking Law, the determination of the Commissioner whether to approve a change of control filing is final and non-appealable.

The Finance Board, which is composed of the Commissioner, the Secretary of the Treasury, the Secretary of Commerce, the Secretary of Consumer Affairs, the President of the Economic Development Bank, the President of the Government Development Bank, and the President of the Planning Board, has the authority to regulate the maximum interest rates and finance charges that may be charged on loans to individuals and unincorporated businesses in Puerto Rico. The current regulations of the Finance Board provide that the applicable interest rate on loans to individuals and unincorporated businesses, including real estate development loans but excluding certain other personal and commercial loans secured by mortgages on real estate properties, is to be determined by free competition. Accordingly, the regulations do not set a maximum rate for charges on retail installment sales contracts, small loans, and credit card purchases and set aside previous regulations which regulated these maximum finance charges. Furthermore, there is no maximum rate set for installment sales contracts involving motor vehicles, commercial, agricultural and industrial equipment, commercial electric appliances and insurance premiums.

International Banking Act of Puerto Rico (“IBE Act”)

The business and operations of First BanCorp Overseas (“First BanCorp IBE”, the IBE division of First BanCorp), FirstBank International Branch (“FirstBank IBE”, the IBE division of FirstBank) and FirstBank Overseas Corporation (the IBE subsidiary of FirstBank) are subject to supervision and regulation by the Commissioner. Under the IBE Act, certain sales, encumbrances, assignments, mergers, exchanges or transfers of shares, interests or participation(s) in the capital of an international banking entity (an “IBE”) may not be initiated without the prior approval of the Commissioner. The IBE Act and the regulations issued thereunder by the Commissioner (the “IBE Regulations”) limit the business activities that may be carried out by an IBE. Such activities are limited in part to persons and assets located outside of Puerto Rico.

Pursuant to the IBE Act and the IBE Regulations, each of First BanCorp IBE, FirstBank IBE and FirstBank Overseas Corporation must maintain books and records of all its transactions in the ordinary course of business. First BanCorp IBE, FirstBank IBE and FirstBank Overseas Corporation are also required thereunder to submit to the Commissioner quarterly and annual reports of their financial condition and results of operations, including annual audited financial statements.

The IBE Act empowers the Commissioner to revoke or suspend, after notice and hearing, a license issued thereunder if, among other things, the IBE fails to comply with the IBE Act, the IBE Regulations or the terms of its license, or if the Commissioner finds that the business or affairs of the IBE are conducted in a manner that is not consistent with the public interest.

Puerto Rico Income Taxes

Under the Puerto Rico Internal Revenue Code of 1994 (the “Code”), all companies are treated as separate taxable entities and are not entitled to file consolidated tax returns. The Corporation, and each of its subsidiaries are subject to a maximum statutory corporate income tax rate of 39% or an alternative minimum tax (“AMT”) on income earned from all sources, whichever is higher. The excess of AMT over regular income tax paid in any one year may be used to offset regular income tax in future years, subject to certain limitations. The Code provides for a dividend received deduction of 100% on dividends received from wholly owned subsidiaries subject to income taxation in Puerto Rico and 85% on dividends received from other taxable domestic corporations.

On March 9, 2009, the Puerto Rico Government approved Act No. 7 (the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012.

In computing the interest expense deduction, the Corporation’s interest deduction will be reduced in the same proportion that the average exempt assets bear to the average total assets. Therefore, to the extent that the Corporation holds certain investments and loans that are exempt from Puerto Rico income taxation, part of its interest expense will be disallowed for tax purposes.

The Corporation has maintained an effective tax rate lower than the maximum statutory tax rate of 40.95% during 2009 mainly by investing in government obligations and mortgage-backed securities exempt from U.S. and Puerto Rico income tax combined with income from the IBE units of the Corporation and the Bank and the Bank’s subsidiary, FirstBank Overseas Corporation. The IBE, and FirstBank Overseas Corporation were created under the IBE Act, which provides for Puerto Rico tax exemption on net income derived by IBEs operating in Puerto Rico (except for year tax years commenced after December 31, 2008 and before January 1, 2012, in which all IBE’s are subject to the special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code, as provided by Act. No. 7). Pursuant to the provisions of Act No. 13 of January 8, 2004, the IBE Act was amended to impose income tax at regular rates on an IBE that operates as a unit of a bank, to the extent that the IBE net income exceeds 20% of the bank’s total net taxable income (including net income generated by the IBE unit) for taxable years that commenced on July 1, 2005, and thereafter. These amendments apply only to IBEs that operate as units of a bank; they do not impose income tax on an IBE that operates as a subsidiary of a bank.

United States Income Taxes

The Corporation is also subject to federal income tax on its income from sources within the United States and on any item of income that is, or is considered to be, effectively connected with the active conduct of a trade or business within the United States. The U.S. Internal Revenue Code provides for tax exemption of portfolio interest received by a foreign corporation from sources within the United States; therefore, the Corporation is not subject to federal income tax on certain U.S. investments which qualify under the term “portfolio interest”.

Insurance Operations Regulation

FirstBank Insurance Agency is registered as an insurance agency with the Insurance Commissioner of Puerto Rico and is subject to regulations issued by the Insurance Commissioner relating to, among other things, licensing of employees, sales, solicitation and advertising practices, and by the FED as to certain consumer protection provisions mandated by the GLB Act and its implementing regulations.

Community Reinvestment

Under the Community Reinvestment Act (“CRA”), federally insured banks have a continuing and affirmative obligation to meet the credit needs of their entire community, including low- and moderate-income residents, consistent with their safe and sound operation. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the type of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal supervisory agencies, as part of the general examination of supervised banks, to assess the bank’s record of meeting the credit needs of its community, assign a performance rating, and take such record and rating into account in their evaluation of certain applications by such bank. The CRA also requires all institutions to make public disclosure of their CRA ratings. FirstBank received a “satisfactory” CRA rating in their most recent examinations by the FDIC.

Mortgage Banking Operations

FirstBank is subject to the rules and regulations of the FHA, VA, FNMA, FHLMC, HUD and GNMA with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities. Those rules and regulations, among other things, prohibit discrimination and establish underwriting guidelines that include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts, and with respect to VA loans, fix maximum interest rates. Moreover, lenders such as FirstBank are required annually to submit to FHA, VA, FNMA, FHLMC, GNMA and HUD audited financial statements, and each regulatory entity has its own financial requirements. FirstBank’s affairs are also subject to supervision and examination by FHA, VA, FNMA, FHLMC, GNMA and HUD at all times to assure compliance with the applicable regulations, policies and procedures. Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act, and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which, among other things, prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs. FirstBank is licensed by the Commissioner under the Puerto Rico Mortgage Banking Law, and as such is subject to regulation by the Commissioner, with respect to, among other things, licensing requirements and establishment of maximum origination fees on certain types of mortgage loan products.

Section 5 of the Puerto Rico Mortgage Banking Law requires the prior approval of the Commissioner for the acquisition of control of any mortgage banking institution licensed under such law. For purposes of the Puerto Rico Mortgage Banking Law, the term “control” means the power to direct or influence decisively, directly or indirectly, the management or policies of a mortgage banking institution. The Puerto Rico Mortgage Banking Law provides that a transaction that results in the holding of less than 10% of the outstanding voting securities of a mortgage banking institution shall not be considered a change in control.

Item 1A.	Risk Factors

Certain risk factors that may affect the Corporation’s future results of operations are discussed below.

RISK RELATING TO THE CORPORATION’S BUSINESS

Credit quality, which is continuing to deteriorate, may result in future additional losses.

The quality of First BanCorp’s credits has continued to be under pressure as a result of continued recessionary conditions in Puerto Rico and the state of Florida that have led to, among other things, higher unemployment levels, much lower absorption rates for new residential construction projects and further declines in property values. The Corporation’s business depends on the creditworthiness of its customers and counterparties and the value of the assets securing its loans or underlying our investments. When the credit quality of the customer base materially decreases or the risk profile of a market, industry or group of customers changes materially, the Corporation’s business, financial condition, allowance levels, asset impairments, liquidity, capital and results of operations are adversely affected.

While the Corporation has substantially increased our allowance for loan and lease losses in 2009, there is no certainty that it will be sufficient to cover future credit losses in the portfolio because of continued adverse changes in the economy, market conditions or events negatively affecting specific customers, industries or markets both in Puerto Rico and Florida. The Corporation periodically review the allowance for loan and lease losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including charge-off experience and levels of past due loans and non-performing assets. First BanCorp’s future results may be materially and adversely affected by worsening defaults and severity rates related to the underlying collateral.

The Corporation may have more credit risk and higher credit losses due to its construction loan portfolio.

The Corporation has a significant construction loan portfolio, in the amount of $1.49 billion as of December 31, 2009, mostly secured by commercial and residential real estate properties. Due to their nature, these loans entail a higher credit risk than consumer and residential mortgage loans, since they are larger in size, concentrate more risk in a single borrower and are generally more sensitive to economic downturns. Rapidly changing collateral values, general economic conditions and numerous other factors continue to create volatility in the housing markets and have increased the possibility that additional losses may have to be recognized with respect to the Corporation’s current nonperforming assets. Furthermore, given the current slowdown in the real estate market, the properties securing these loans may be difficult to dispose of if they are foreclosed.

The Corporation is subject to default risk on loans, which may adversely affect its results.

The Corporation is subject to the risk of loss from loan defaults and foreclosures with respect to the loans it originates. The Corporation establishes a provision for loan losses, which leads to reductions in its income from operations, in order to maintain its allowance for inherent loan losses at a level which its management deems to be appropriate based upon an assessment of the quality of the loan portfolio. Although the Corporation’s management utilizes its best judgment in providing for loan losses, there can be no assurance that management has accurately estimated the level of inherent loan losses or that the Corporation will not have to increase its provision for loan losses in the future as a result of future increases in non-performing loans or for other reasons beyond its control.

Any such increases in the Corporation’s provision for loan losses or any loan losses in excess of its provision for loan losses would have an adverse effect on the Corporation’s future financial condition and results of operations. Given the difficulties facing some of the Corporation’s largest borrowers, the Corporation can give no assurance that these borrowers will continue to repay their loans on a timely basis or that the Corporation will continue to be able to accurately assess any risk of loss from the loans to these financial institutions.

Changes in collateral valuation for properties located in stagnant or distressed economies may require increased reserves.

Substantially all of the loan portfolio of the Corporation is located within the boundaries of the U.S. economy. Whether the collateral is located in Puerto Rico, the U.S. Virgin Islands, British Virgin Islands or the U.S. mainland, the performance of the Corporation’s loan portfolio and the collateral value backing the transactions are dependent upon the performance of and conditions within each specific real estate market. Recent economic reports related to the real estate market in Puerto Rico indicate that certain pockets of the real estate market are subject to readjustments in value driven not by demand but more by the purchasing power of the consumers and general economic conditions. In South Florida, we have been seeing the negative impact associated with low absorption rates and property value adjustments due to overbuilding. A significant decline in collateral valuations for collateral dependent loans may require increases in the Corporation’s specific provision for loan losses and an increase in the general valuation allowance. Any such increase would have an adverse effect on the Corporation’s future financial condition and results of operations.

Worsening in the financial condition of critical counterparties may result in higher losses than expected.

The financial stability of several counterparties is critical for their continued financial performance on covenants that require the repurchase of loans, posting of collateral to reduce our credit exposure or replacement of delinquent loans. Many of these transactions expose the Corporation to credit risk in the event of a default by one of the Corporation’s counterparties. Any such losses could adversely affect the Corporation’s business, financial condition and results of operations.

Interest rate shifts may reduce net interest income.

Shifts in short-term interest rates may reduce net interest income, which is the principal component of the Corporation’s earnings. Net interest income is the difference between the amount received by the Corporation on its interest-earning assets and the interest paid by the Corporation on its interest-bearing liabilities. When interest rates rise, the Corporation must pay more in interest on its liabilities while the interest earned on its assets does not rise as quickly. This may cause the Corporation’s profits to decrease. This adverse impact on earnings is greater when the slope of the yield curve flattens, that is, when short-term interest rates increase more than long-term rates.

Increases in interest rates may reduce the value of holdings of securities.

Fixed-rate securities acquired by the Corporation are generally subject to decreases in market value when interest rates rise, which may require recognition of a loss (e.g., the identification of other-than-temporary impairment on its available for sale or held to maturity investments portfolio), thereby adversely affecting the results of operations. Market-related reductions in value also affect the capabilities of financing these securities.

Increases in interest rates may reduce demand for mortgage and other loans.

Higher interest rates increase the cost of mortgage and other loans to consumers and businesses and may reduce demand for such loans, which may negatively impact the Corporation’s profits by reducing the amount of loan origination income.

Accelerated prepayments may adversely affect net interest income.

Net interest income of future periods may be affected by the acceleration in prepayments of mortgage-backed securities. Acceleration in the prepayments of mortgage-backed securities would lower yields on securities purchased at a premium, as the amortization of premiums paid upon acquisition of these securities would accelerate. Conversely, acceleration in the prepayments of mortgage-backed securities would increase yields on securities purchased at a discount, as the amortization of the discount would accelerate.

Also, net interest income in future periods might be affected by the Corporation’s investment in callable securities. Approximately $945 million of U.S. Agency debentures with an average yield of 5.82% were called during 2009. The Corporation re-invested the proceeds of the securities calls in callable Agency debentures of approximately 2.7 years average final maturity with a weighted average yield to maturity of 2.12%.

Decreases in interest rates may increase the probability embedded call options in investment securities are exercised. Future net interest income could be affected by the Corporation’s holding of callable securities. The recent drop in long-term interest rates has the effect of increasing the probability of the exercise of embedded calls in U.S. Agency securities portfolio of approximately $1.1 billion that if substituted with new lower-yield investments may negatively impact the Corporation’s interest income.

Decreases in interest rates may reduce net interest income due to the current unprecedented re-pricing mismatch of assets and liabilities tied to short-term interest rates, which is referred to as basis risk.

Basis risk occurs when market rates for different financial instruments or the indices used to price assets and liabilities, change at different times or by different amounts. The liquidity crisis that erupted in late 2008, and that slowly began to subside during 2009 caused a wider than normal spread between brokered CD costs and LIBOR rates for similar terms. This in turn, has prevented the Corporation from capturing the full benefit of drops in interest rates as the Corporation’s loan portfolio, funded by LIBOR-based brokered CDs, continue to maintain the same spread to short-term LIBOR rates, while the spread on brokered CD’s widened. To the extent that such pressures fail to subside in the near future, the margin between the Corporation’s LIBOR-based assets and LIBOR-based liabilities may compress and adversely affect net interest income.

If all or a significant portion of the unrealized losses in our investment securities portfolio on our consolidated balance sheet were determined to be other-than-temporarily impaired, we would recognize a material charge to our earnings and our capital ratios would be adversely affected.

As of December 31, 2009, the Corporation recognized $1.7 million in other than temporary impairments. To the extent that any portion of the unrealized losses in its investment securities portfolio is determined to be other than temporary, and the loss is related to credit factors, the Corporation recognizes a charge to earnings in the quarter during which such determination is made and capital ratios could be adversely affected. If any such charge is significant, a rating agency might downgrade the Corporation’s credit rating or put it on credit watch. Even if the Corporation does not determine that the unrealized losses associated with this portfolio requires an impairment charge, increases in these unrealized losses adversely affect the tangible common equity ratio, which may adversely affect credit rating agency and investor sentiment towards the Corporation. This negative perception also may adversely affect the Corporation’s ability to access the capital markets or might increase the cost of capital.

As of December 31, 2009, the Corporation recognized other-than-temporary impairment on its private label MBS. Valuation and other-than-temporary impairment determinations will continue to be affected by external market factors including default rates, severity rates and macro-economic factors.

Downgrades in the Corporation’s credit ratings could further increase the cost of borrowing funds.

Both, the Corporation and the Bank suffered credit rating downgrades in 2009. Fitch Ratings Ltd. (“Fitch”) currently rates the Corporation’s long-term senior debt “B-,” six notches below investment grade. Standard and Poors rates the Corporation B, or five notches below investment grade. Moody’s Investor Service (“Moodys”) rates FirstBank’s long-term senior debt “B1,” and Standard & Poor’s rates it “B”. The three rating agencies’ outlooks on FirstBank and the Corporation’s credit ratings are negative. The Corporation does not have any outstanding debt or derivative agreements that would be affected by a credit downgrade. The Corporation’s liquidity is contingent upon its ability to obtain external sources of funding to finance its operations. Any future downgrades in credit ratings could put additional pressure on the Corporation’s access to external funding and/or cause external funding to be more expensive, which could in turn adversely affect the results of operations. Changes in credit ratings may also affect the fair value of certain liabilities and unsecured derivatives, measured at fair value in the financial statements, for which the Corporation’s own credit risk is an element considered in the fair value determination.

These debt and financial strength ratings are current opinions of the rating agencies. As such, they may be changed, suspended or withdrawn at any time by the rating agencies as a result of changes in, or unavailability of, information or based on other circumstances.

The Corporation’s funding is significantly dependent on brokered deposits.

The Corporation’s funding sources include core deposits, brokered deposits, borrowings from the Federal Home Loan Bank, borrowings from the Federal Reserve Bank and repurchase agreements with several counterparties.

A large portion of the Corporation’s funding is retail brokered CDs issued by FirstBank. As of December 31, 2009, the Corporation had $7.6 billion in brokered deposits outstanding, representing approximately 60% of our total deposits, and a reduction from $8.4 billion at year end 2008. The Corporation issues brokered CDs to, among other things, pay operating expenses, maintain our lending activities, replace certain maturing liabilities, and to control interest rate risk.

FDIC regulations govern the issuance of brokered deposit instruments by banks. Well-capitalized institutions are not subject to limitations on brokered deposits, while adequately-capitalized institutions are able to accept, renew or rollover brokered deposits only with a waiver from the FDIC and subject to certain restrictions on the interest paid on such deposits. Undercapitalized institutions are not permitted to accept brokered deposits. As of December 31, 2009, the Corporation was a well-capitalized institution and was therefore not subject to these limitations on brokered deposits. If the Corporation became subject to such restrictions on its brokered deposits, the availability of such deposits would be limited and could, in turn, adversely affect the results of operations and the liquidity of the Corporation. The FDIC and other bank regulators may also exercise regulatory discretion to enforce limits on the acceptance of brokered deposits if they have safety and soundness concerns as to an over reliance on such funding.

The use of brokered CDs has been particularly important for the growth of the Corporation. The Corporation encounters intense competition in attracting and retaining regular retail deposits in Puerto Rico. The brokered CDs market is very competitive and liquid, and the Corporation has been able to obtain substantial amounts of funding in short periods of time. This strategy enhances the Corporation’s liquidity position, since the brokered CDs are insured by the FDIC up to regulatory limits and can be obtained faster compared to regular retail deposits. Demand for brokered CDs has recently increased as a result of the move by investors from riskier investments, such as equities, to federally guaranteed instruments such as brokered CDs and the recent increase in FDIC deposit insurance from $100,000 to $250,000. For the year ended December 31, 2009, the Corporation issued $8.3 billion in brokered CDs (including rollover of short-term broker CDs and replacement of brokered CDs called) compared to $9.8 billion for the 2008 year.

The average term to maturity of the retail brokered CDs outstanding as of December 31, 2009 was approximately 1.08 years. Approximately 1.55% of the principal value of these certificates is callable at the Corporation’s option.

Another source of funding is Advances from the Discount Window of the Federal Reserve Bank of New York. Currently, the Corporation has $800 million of borrowings outstanding with the Federal Reserve Bank. As part of the mechanisms to ease the liquidity crisis, during 2009 the Federal Reserve Bank encouraged banks to utilize the Discount Window as a source of funding. With the market conditions improving, the Federal Reserve announced in early 2010 its intention of withdrawing part of the economic stimulus measures, including replacing restrictions on the use of Discount Window borrowings, thereby returning to its function of lender of last resort.

The Corporation’s funding sources may prove insufficient to replace deposits and support future growth.

The Corporation’s banking subsidiary relies on customer deposits, brokered deposits and advances from the Federal Home Loan Bank (“FHLB”) to fund its operations. Although the Bank has historically been able to replace maturing deposits and advances if desired, no assurance can be given that it would be able to replace these funds in the future if the Corporation’s financial condition or general market conditions were to change. The Corporation’s financial flexibility will be severely constrained if the Bank is unable to maintain access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Finally, if the Corporation is required to rely more heavily on more expensive funding sources to support future growth, revenues may not increase proportionately to cover costs. In this case, profitability would be adversely affected. Although the Corporation considers such sources of funds adequate for its liquidity needs, the Corporation may seek additional debt financing in the future to achieve its long-term business objectives. There can be no assurance additional borrowings, if sought, would be available to the Corporation or, on what terms. If additional financing sources are unavailable or are not available on reasonable terms, growth and future prospects could be adversely affected.

Adverse credit market conditions may affect the Corporation’s ability to meet liquidity needs.

The Corporation needs liquidity to, among other things, pay its operating expenses, interest on its debt and dividends on its capital stock, maintain its lending activities and replace certain maturing liabilities. Without sufficient liquidity, the Corporation may be forced to curtail its operations. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit and the Corporation’s credit ratings and credit capacity. The Corporation’s financial condition and cash flows could be materially affected by continued disruptions in financial markets.

Our controls and procedures may fail or be circumvented, our risk management policies and procedures may be inadequate, and operational risk could adversely affect our consolidated results of operations.

The Corporation may fail to identify and manage risks related to a variety of aspects of its business, including, but not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. The Corporation has adopted various controls, procedures, policies and systems to monitor and manage risk. While the Corporation currently believes that its risk management process is effective, the Corporation cannot provide assurance that those controls, procedures, policies and systems will always be adequate to identify and manage the risks in the various businesses. In addition, the Corporation’s businesses and the markets in which it operates are continuously evolving. The Corporation may fail to fully understand the implications of changes in its businesses or the financial markets and fail to adequately or timely enhance its risk framework to address those changes. If the Corporation’s risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or its businesses or for other reasons, the Corporation could incur losses, suffer reputational damage or find itself out of compliance with applicable regulatory mandates or expectations.

The Corporation may also be subject to disruptions from external events that are wholly or partially beyond its control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our consolidated results of operations could be negatively affected. When we record balance sheet reserves for probable loss contingencies related to operational losses, we may be unable to accurately estimate our potential exposure, and any reserves we establish to cover operational losses may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated results of operations or financial condition for the periods in which we recognize the losses.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and/or retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them, particularly in light of uncertainty concerning evolving compensation restrictions applicable to banks but not applicable to other financial services firms. The unexpected loss of services of one or more of our key personnel could adversely affect our business because the loss of their skills, knowledge of our markets, and years of industry experience and, in some cases, because of the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key employees, either individually or as a group, can adversely affect our customers’ perception of our ability to continue to manage certain types of investment management mandates.

Banking regulators could take adverse action against the Corporation.

The Corporation is subject to supervision and regulation by the FED. The Corporation is a bank holding company that qualifies as a financial holding corporation. As such, the Corporation is permitted to engage in a broader spectrum of activities than those permitted to bank holding companies that are not financial holding companies. To continue to qualify as a financial holding corporation, each of the Corporation’s banking subsidiaries must continue to qualify as “well-capitalized” and “well-managed.” As of December 31, 2009, the

Corporation and the Bank continue to satisfy all applicable capital guidelines. This, however, does not prevent banking regulators from taking adverse actions against the Corporation if they should conclude that such actions are warranted. If the Corporation were not to continue to qualify as a financial holding corporation, it might be required to discontinue certain activities and may be prohibited from engaging in new activities without prior regulatory approval. The Bank is subject to supervision and regulation by the FDIC, which conducts annual inspections, and, in Puerto Rico the OCIF. The primary regulators of the Corporation and the Bank have significant discretion and power to initiate enforcement actions for violations of laws and regulations and unsafe or unsound practices in the performance of their supervisory and enforcement duties and may do so even if the Corporation and the Bank continue to satisfy all capital requirements. Adverse action against the Corporation and/or the Bank by their primary regulators may affect their businesses.

Further increases in the FDIC deposit insurance premium may have a significant financial impact on the Corporation.

The FDIC insures deposits at FDIC insured financial institutions up to certain limits. The FDIC charges insured financial institutions premiums to maintain the Deposit Insurance Fund (the “DIF”). Current economic conditions have resulted in higher bank failures and expectations of future bank failures. In the event of a bank failure, the FDIC takes control of a failed bank and ensures payment of deposits up to insured limits (which have recently been increased) using the resources of the DIF. The FDIC is required by law to maintain adequate funding of the DIF, and the FDIC may increase premium assessments to maintain such funding.

On February 27, 2009, the FDIC determined that it would assess higher rates for institutions that relied significantly on secured liabilities or on brokered deposits but, for well-managed and well-capitalized banks, only when accompanied by rapid asset growth. On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis-point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. On November 12, 2009, the FDIC adopted a final rule imposing a 13-quarter prepayment of FDIC premiums due on December 30, 2009. Although FirstBank obtained a waiver from the FDIC to make such prepayment, the FDIC may further increase our premiums or impose additional assessments or prepayment requirements on the Corporation in the future.

The Corporation may not be able to recover all assets pledged to Lehman Brothers Special Financing, Inc.

Lehman Brothers Special Financing, Inc. (“Lehman”) was the counterparty to the Corporation on certain interest rate swap agreements. During the third quarter of 2008, Lehman failed to pay the scheduled net cash settlement due to the Corporation, which constitutes an event of default under those interest rate swap agreements. The Corporation terminated all interest rate swaps with Lehman and replaced them with other counterparties under similar terms and conditions. In connection with the unpaid net cash settlement due as of December 31, 2009 under the swap agreements, the Corporation has an unsecured counterparty exposure with Lehman, which filed for bankruptcy on October 3, 2008, of approximately $1.4 million. This exposure was reserved in the third quarter of 2008. The Corporation had pledged collateral of $63.6 million with Lehman to guarantee its performance under the swap agreements in the event payment thereunder was required. The book value of pledged securities with Lehman as of December 31, 2009 amounted to approximately $64.5 million.

The Corporation believes that the securities pledged as collateral should not be part of the Lehman bankruptcy estate given that the posted collateral constituted a performance guarantee under the swap agreements and was not part of a financing agreement, and that ownership of the securities was never transferred to Lehman. Upon termination of the interest rate swap agreements Lehman’s obligation was to return the collateral to the Corporation. During the fourth quarter of 2009, the Corporation discovered that Lehman Brothers, Inc., acting as agent of Lehman, had deposited the securities in a custodial account at JP Morgan/Chase, and that, shortly before the filing of the Lehman bankruptcy proceedings, it had provided instructions to have most of the securities transferred to Barclay’s Capital in New York. After Barclay’s refusal to turn over the securities, the Corporation, during the month of December, 2009, filed a lawsuit against Barclay’s Capital in federal court in New York demanding the return of the securities. While the Corporation believes it has valid reasons to support its claim for the return of the securities, there are no assurances that it will ultimately succeed in its litigation against Barclay’s Capital to recover all or a substantial portion of the securities.

Additionally, the Corporation continues to pursue its claim filed in January 2009 in the proceedings under the Securities Protection Act with regard to Lehman Brothers Incorporated in Bankruptcy Court, Southern District of New York. The Corporation can provide no assurances that it will be successful in recovering all or substantial portion of the securities through these proceedings.

Our businesses may be adversely affected by litigation.

From time to time, our customers, or the government on their behalf, may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. We may also face employment lawsuits or other legal claims. In any such claims or actions, demands for substantial monetary damages may be asserted against us resulting in financial liability or having an adverse effect on our reputation among investors or on customer demand for our products and services. We may be unable to accurately estimate our exposure to litigation risk when we record balance sheet reserves for probable loss contingencies. As a result, any reserves we establish to cover any settlements or judgments may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated results of operations or financial condition.

In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

In view of the inherent difficulty of predicting the outcome of legal actions and regulatory matters, we cannot provide assurance as to the outcome of any pending matter or, if determined adversely against us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage. The resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for the quarter in which such actions or matters are resolved or a reserve is established.

Further information with respect to the foregoing and our other ongoing litigation matters is provided in Legal Proceedings included under Item 3 herein.

Our businesses may be negatively affected by adverse publicity or other reputational harm.

Our relationships with many of our customers are predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet customer expectations and other issues with respect to one or more of our businesses could materially and adversely affect our reputation, ability to attract and retain customers or sources of funding for the same or other businesses. Preserving and enhancing our reputation also depends on maintaining systems and procedures that address known risks and regulatory requirements, as well as our ability to identify and mitigate additional risks that arise due to changes in our businesses, the market places in which we operate, the regulatory environment and customer expectations. If any of these developments has a material adverse effect on our reputation, our business will suffer.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect the Corporation’s financial statements.

The Corporation’s financial statements are subject to the application of Generally Accepted Accounting Principles in the United States (“GAAP”), which is periodically revised and/or expanded. Accordingly, from time to time, the Corporation is required to adopt new or revised accounting standards issued by FASB.

Market conditions have prompted accounting standard setters to promulgate new requirements that further interprets or seeks to revise accounting pronouncements related to financial instruments, structures or transactions as well as to issue new standards expanding disclosures. The impact of accounting pronouncements that have been issued but not yet implemented is disclosed in the Corporation’s annual and quarterly reports on Form 10-K and Form 10-Q. An assessment of proposed standards is not provided as such proposals are subject to change through the exposure process and, therefore, the effects on the Corporation’s financial statements cannot be meaningfully assessed. It is possible that future accounting standards that the Corporation is required to adopt could change the current accounting treatment that the Corporation applies to its consolidated financial statements and that such changes could have a material adverse effect on the Corporation’s financial condition and results of operations.

The Corporation may need additional capital resources in the future and these capital resources may not be available when needed or at all.

Due to financial results during 2009 the Corporation may need to access the capital markets in order to raise additional capital in the future to absorb potential future credit losses due to the distressed economic environment, maintain adequate liquidity and capital resources or to finance future growth, investments or strategic acquisitions. The Corporation cannot provide assurances that such capital will be available on acceptable terms or at all. If the Corporation is unable to obtain additional capital, it may not be able to maintain adequate liquidity and capital resources or to finance future growth, make strategic acquisitions or investments.

Unexpected losses in future reporting periods may require the Corporation to adjust the valuation allowance against our deferred tax assets.

The Corporation evaluates the deferred tax assets for recoverability based on all available evidence. This process involves significant management judgment about assumptions that are subject to change from period to period based on changes in tax laws or variances between the future projected operating performance and the actual results. The Corporation is required to establish a valuation allowance for deferred tax assets if the Corporation determines, based on available evidence at the time the determination is made, that it is more likely than not that some portion or all of the deferred tax assets will not be realized. In determining the more-likely-than-not criterion, the Corporation evaluates all positive and negative evidence as of the end of each reporting period. Future adjustments, either increases or decreases, to the deferred tax asset valuation allowance will be determined based upon changes in the expected realization of the net deferred tax assets. The realization of the deferred tax assets ultimately depends on the existence of sufficient taxable income in either the carryback or carryforward periods under the tax law. Due to significant estimates utilized in establishing the valuation allowance and the potential for changes in facts and circumstances, it is reasonably possible that the Corporation will be required to record adjustments to the valuation allowance in future reporting periods. Such a charge could have a material adverse effect on our results of operations, financial condition and capital position.

If the Corporation’s goodwill or amortizable intangible assets become impaired, it may adversely affect the operating results.

If the Corporation’s goodwill or amortizable intangible assets become impaired the Corporation may be required to record a significant charge to earnings. Under generally accepted accounting principles, the Corporation reviews its amortizable intangible assets for impairment when events or changes in circumstances indicated the carrying value may not be recoverable. Goodwill is tested for impairment at least annually. Factors that may be considered a change in circumstances, indicating that the carrying value of the goodwill or amortizable intangible assets may not be recoverable, include reduced future cash flow estimates, and slower growth rates in the industry.

The goodwill impairment evaluation process requires the Corporation to make estimates and assumptions with regards to the fair value of the reporting units. Actual values may differ significantly from these estimates. Such differences could result in future impairment of goodwill that would, in turn, negatively impact the Corporation’s results of operations and the reporting unit where goodwill is recorded.

The Corporation conducted its annual evaluation of goodwill during the fourth quarter of 2009. This evaluation is a two-step process. The Step 1 evaluation of goodwill allocated to the Florida reporting unit, which is one level below the United States business segment, indicated potential impairment of goodwill. The Step 1 fair value for the unit was below the carrying amount of its equity book value as of the December 31, 2009 valuation date, requiring the completion of Step 2. The Step 2 required a valuation of all assets and liabilities of the Florida unit, including any recognized and unrecognized intangible assets, to determine the fair value of net assets. To complete Step 2, the Corporation subtracted from the unit’s Step 1 fair value the determined fair value of the net assets to arrive at the implied fair value of goodwill. The results of the Step 2 analysis indicated that the implied fair value of goodwill exceeded the goodwill carrying value of $27 million, resulting in no goodwill impairment. If the Corporation is required to record a charge to earnings in the consolidated financial statements because an impairment of the goodwill or amortizable intangible assets is determined, the Corporation’s results of operations could be adversely affected.

RISK RELATED TO BUSINESS ENVIRONMENT AND OUR INDUSTRY

Difficult market conditions have affected the financial industry and may adversely affect the Corporation in the future.

Given that almost all of our business is in Puerto Rico and the United States and given the degree of interrelation between Puerto Rico’s economy and that of the United States, the Corporation is particularly exposed to downturns in the U.S. economy. Dramatic declines in the U.S. housing market over the past few years, with falling home prices and increasing foreclosures, unemployment and under-employment, have negatively impacted the credit performance of mortgage loans and resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities as well as major commercial banks and investment banks. These write-downs, initially of mortgage-backed securities but spreading to credit default swaps and other derivative and cash securities, in turn, have caused many financial institutions to seek additional capital from private and government entities, to merge with larger and stronger financial institutions and, in some cases, fail.

Reflecting concern about the stability of the financial markets in general and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, erosion of consumer confidence, increased market volatility and widespread reduction of business activity in general. The resulting economic pressure on consumers and erosion of confidence in the financial markets has already adversely affected our industry and may adversely affect our business, financial condition and results of operations. The Corporation does not expect that the difficult conditions in the financial markets are likely to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on the Corporation and other financial institutions. In particular, the Corporation may face the following risks in connection with these events:

•	The Corporation expects to face increased regulation of the financial industry resulting from the recent instability in capital markets, financial institutions and financial system in general. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

•	The Corporation’s ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage, and underwrite the loans become less predictive of future behaviors.

•	The models used to estimate losses inherent in the credit exposure require difficult, subjective, and complex judgments, including forecasts of economic conditions and how these economic predictions might impair the ability of the borrowers to repay their loans, which may no longer be capable of accurate estimation and which may, in turn, impact the reliability of the models.

•	The Corporation’s ability to borrow from other financial institutions or to engage in sales of mortgage loans to third parties (including mortgage loan securitization transactions with government-sponsored entities) on favorable terms, or at all could be adversely affected by further disruptions in the capital markets or other events, including deteriorating investor expectations.

•	Competitive dynamics in the industry could change as a result of consolidation of financial services companies in connection with current market conditions.

A prolonged economic slowdown or decline in the real estate market in the U.S. mainland could continue to harm the results of operations.

The residential mortgage loan origination business has historically been cyclical, enjoying periods of strong growth and profitability followed by periods of shrinking volumes and industry-wide losses. The market for residential mortgage loan originations is currently in decline and this trend could also reduce the level of mortgage loans the Corporation may produce in the future and adversely affect our business. During periods of rising interest rates, refinancing originations for many mortgage products tend to decrease as the economic incentives for borrowers to refinance their existing mortgage loans are reduced. In addition, the residential mortgage loan origination business is impacted by home values. Over the past eighteen months, residential real estate values in many areas of the U.S. mainland have decreased significantly, which has led to lower volumes and higher losses across the industry, adversely impacting our mortgage business.

The actual rates of delinquencies, foreclosures and losses on loans have been higher during the current economic slowdown. Rising unemployment, higher interest rates or declines in housing prices have had a greater negative effect on the ability of borrowers to repay their mortgage loans. Any sustained period of increased delinquencies, foreclosures or losses could continue to harm the Corporation’s ability to sell loans, the prices the Corporation receives for loans, the values of mortgage loans held-for-sale or residual interests in securitizations, which could harm the Corporation’s financial condition and results of operations. In addition, any material decline in real estate values would weaken the collateral loan-to-value ratios and increase the possibility of loss if a borrower defaults. In such event, the Corporation will be subject to the risk of loss on such real asset arising from borrower defaults to the extent not covered by third-party credit enhancement.

The Corporation’s business concentration in Puerto Rico imposes risks.

The Corporation conducts its operations in a geographically concentrated area, as its main market is Puerto Rico. This imposes risks from lack of diversification in the geographical portfolio. The Corporation’s financial condition and results of operations are highly dependent on the economic conditions of Puerto Rico, where adverse political or economic developments, natural disasters, and other events could affect among others, the volume of loan originations, increase the level of non-performing assets, increase the rate of foreclosure losses on loans, and reduce the value of the Corporation’s loans and loan servicing portfolio.

The Corporation’s credit quality may be adversely affected by Puerto Rico’s current economic condition.

Beginning in March 2006 and continuing to today’s date, a number of key economic indicators have showed that the economy of Puerto Rico has been in recession during that period of time.

Construction remained weak during 2009, as the Commonwealth’s fiscal situation and decreasing public investment in construction projects affected the sector. During the period from January to December 2009, cement sales, an indicator of construction activity, declined by 29.6% as compared to 2008. As of October 2009, exports decreased by 6.8%, while imports decreased by 8.9%, a negative trade, which continues since the first negative trade balance of the last decade was registered in November 2006. Tourism activity also declined during 2009. Total hotel registrations for January to October 2009 declined 0.8% as compared to the same period for 2008. During January to September 2009 new vehicle sales decreased by 23.7%. In 2009, unemployment in Puerto Rico reached 15.0%, up 3.5 points compared with 2008.

On January 14, 2010 the Puerto Rico Planning Board announced the release of Puerto Rico’s macroeconomic data for fiscal year 2009, ended June 30, 2009, as well as projected figures for fiscal year ending on

June 30, 2010. The fiscal year 2009 showed a reduction of real GNP of -3.7%, while the projections for the fiscal year of 2010 point toward a positive growth of 0.7%. In general, the Puerto Rico economy continued its trend of decreasing growth, primarily due to weaker manufacturing, softer consumption and decreased government investment in construction.

The above economic concerns and uncertainty in the private and public sectors may also have an adverse effect on the credit quality of the Corporation’s loan portfolios, as delinquency rates are expected to increase in the short-term, until the economy stabilizes. Also, a potential reduction in consumer spending may also impact growth in other interest and non-interest revenue sources of the Corporation.

Rating downgrades on the Government of Puerto Rico’s debt obligations may affect the Corporation’s credit exposure.

Even though Puerto Rico’s economy is closely integrated to that of the U.S. mainland and its government and many of its instrumentalities are investment-grade rated borrowers in the U.S. capital markets, the current fiscal situation of the Government of Puerto Rico has led nationally recognized rating agencies to downgrade its debt obligations in the past.

Between May 2006 and mid-2009, the Government’s bonds were downgraded as a result of factors such as the Government’s inability to implement meaningful steps to curb operating expenditures, improve managerial and budgetary controls, high debt levels, chronic deficits, and the government’s continued reliance on operating budget loans from the Government Development Bank for Puerto Rico.

In October and December 2009 both S&P and Moody’s confirmed the Government’s bond rating at BBB- and Baa3 with stable outlook, respectively. At present, both rating agencies maintain the stable outlooks for the general obligation bonds. In May 2009, S&P and Moody’s upgraded the sales and use tax senior bonds from A+ to AA- and from A1 to Aa3, respectively due to a modification in its bond resolution.

It is uncertain how the financial markets may react to any potential future ratings downgrade in Puerto Rico’s debt obligations. However, the fallout from the recent budgetary crisis and a possible ratings downgrade could adversely affect the value of Puerto Rico’s Government obligations.

The failure of other financial institutions could adversely affect the Corporation.

The Corporation’s ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial institutions are interrelated as a result of trading, clearing, counterparty and other relationships. The Corporation has exposure to different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, investment companies and other institutional clients. In certain of these transactions the Corporation is required to post collateral to secure the obligations to the counterparties. In the event of a bankruptcy or insolvency proceeding involving one of such counterparties, the Corporation may experience delays in recovering the assets posted as collateral or may incur a loss to the extent that the counterparty was holding collateral in excess of the obligation to such counterparty. There is no assurance that any such losses would not materially and adversely affect the Corporation’s financial condition and results of operations.

In addition, many of these transactions expose the Corporation to credit risk in the event of a default by our counterparty or client. In addition, the credit risk may be exacerbated when the collateral held by the Corporation cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to the Corporation. There is no assurance that any such losses would not materially and adversely affect the Corporation’s financial condition and results of operations.

Legislative and regulatory actions taken now or in the future as a result of the current crisis in the financial industry may impact our business, governance structure, financial condition or results of operations.

Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies and political bodies placing increased focus and scrutiny on the financial services industry. The U.S. government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis, by temporarily enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances and increasing insurance on bank deposits.

These programs have subjected financial institutions, particularly those participating in the U.S. Treasury’s Troubled Asset Relief Program (the “TARP”), to additional restrictions, oversight and costs. In addition, new proposals for legislation continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry, impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including in the areas of compensation, interest rates, financial product offerings and disclosures, and have an effect on bankruptcy proceedings with respect to consumer residential real estate mortgages, among other things. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied.

The Corporation also faces increased regulation and regulatory scrutiny as a result of our participation in the TARP. In January 2009, the Corporation issued Series F Preferred Stock and warrants to purchase the Corporation’s Common Stock to the U.S. Treasury under the TARP. Pursuant to the terms of this issuance, the Corporation is prohibited from increasing the dividend rate on our Common Stock in an amount exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of Common Stock prior to October 14, 2008, which was $0.07 per share, without approval. Furthermore, as long as Series F Preferred Stock issued to the U.S. Treasury is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including the Corporation’s Common Stock, are prohibited unless all accrued and unpaid dividends are paid on Series F Preferred Stock, subject to certain limited exceptions.

On January 21, 2009, the U.S. House of Representatives approved legislation amending the TARP provisions of Emergency Economic Stabilization Act (“EESA”) to include quarterly reporting requirements with respect to lending activities, examinations by an institution’s primary federal regulator of the use of funds and compliance with program requirements, restrictions on acquisitions by depository institutions receiving TARP funds and authorization for the U.S. Treasury to have an observer at board meetings of recipient institutions, among other things. On February 17, 2009, President Obama signed into law the American Reinvestment and Recovery Act of 2009 (the “ARRA”). The ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the TARP. The ARRA amends the executive compensation and corporate governance provisions of EESA. In doing so, it continues all the same compensation and governance restrictions and adds substantially to restrictions in several areas. In addition, on June 10, 2009, the U.S. Treasury issued regulations implementing the compensation requirements under the ARRA. The regulations became applicable to existing TARP recipients upon publication in the Federal Register on June 15, 2009. The aforementioned compensation requirements and restrictions may adversely affect our ability to retain or hire senior bank officers.

The U.S. House of Representatives approved a regulatory reform package on December 11, 2009 (H.R. 4173). The U.S. Senate is also expected to consider financial reform legislation during 2010. H.R. 4173 and a “Discussion Draft” of legislation that may be introduced in the U.S. Senate contain provisions, which would, among other things, establish a Consumer Financial Protection Agency, establish a systemic risk regulator, consolidate federal bank regulators and give shareholders an advisory vote on executive compensation. Separate legislative proposals call for partial repeal of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), which is discussed below.

The Obama administration is also requesting Congressional action to limit the growth of the largest U.S. financial firms and to bar banks and bank-related companies from engaging in proprietary trading and from owning, investing in or sponsoring hedge funds or private equity funds. A separate legislative proposal would impose a new fee or tax on U.S. financial institutions as part of the 2010 budget plans in an effort to reduce the anticipated budget deficit and to recoup losses anticipated from the TARP. Such an assessment is estimated to be 15-basis points, levied against bank assets minus Tier 1 capital and domestic deposits. It appears that this fee or tax would be assessed only against the 50 or so largest financial institutions in the U.S., which are those with more than $50 billion in assets, and therefore would not directly affect First BanCorp. However, the large banks that are affected by the tax may choose to seek additional deposit funding in the marketplace, driving up the cost of deposits for all banks. The administration has also considered a transaction tax on trades of stock in financial institutions and a tax on executive bonuses.

The U.S. Congress has also recently adopted additional consumer protection laws such as the Credit Card Accountability Responsibility and Disclosure Act of 2009, and the Federal Reserve has adopted numerous new regulations addressing banks’ credit card, overdraft and mortgage lending practices. Additional consumer protection legislation and regulatory activity is anticipated in the near future.

Internationally, both the Basel Committee on Banking Supervision (the “Basel Committee”) and the Financial Stability Board (established in April 2009 by the Group of Twenty Finance Ministers and Central Bank Governors to take action to strengthen regulation and supervision of the financial system with greater international consistency, cooperation and transparency) have committed to raise capital standards and liquidity buffers within the banking system.

Such proposals and legislation, if finally adopted, would change banking laws and our operating environment and that of our subsidiaries in substantial and unpredictable ways. The Corporation cannot determine whether such proposals and legislation will be adopted, or the ultimate effect that such proposals and legislation, if enacted, or regulations issued to implement the same, would have upon its financial condition or results of operations.

Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, the earnings and growth of First BanCorp are affected by the policies of the Federal Reserve. An important function of the Federal Reserve is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve to implement these objectives are open market operations in U.S. Government securities, adjustments of the discount rate and changes in reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

On January 6, 2010, the member agencies of the Federal Financial Institutions Examination Council (the “FFIEC”), which includes the Federal Reserve, issued an interest rate risk advisory reminding banks to maintain sound practices for managing interest rate risk, particularly in the current environment of historically low short-term interest rates.

The monetary policies and regulations of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

The Corporation faces extensive and changing government regulation, which may increase our costs of and expose us to risks related to compliance.

Most of our businesses are subject to extensive regulation by multiple regulatory bodies. These regulations may affect the manner and terms of delivery of our services. If we do not comply with governmental regulations, we may be subject to fines, penalties, lawsuits or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations. Changes in these regulations can significantly affect the services that we are asked to provide as well as our costs of compliance with such regulations. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our consolidated results of operations.

We are subject to regulatory capital adequacy guidelines, and if we fail to meet these guidelines our business and financial condition may be adversely affected.

Under regulatory capital adequacy guidelines, and other regulatory requirements, the Corporation and the Bank must meet guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items, subject to qualitative judgments by regulators regarding components, risk weightings and other factors. If we fail to meet these minimum capital guidelines and other regulatory requirements, our business and financial condition will be materially and adversely affected. If we fail to maintain well-capitalized status under the regulatory framework, or are deemed to be not well-managed under regulatory exam procedures, or if we experience certain regulatory violations, our status as a financial holding company and our related eligibility for a streamlined review process for acquisition proposals, and our ability to offer certain financial products will be compromised.

The imposition of additional property tax payments in Puerto Rico may further deteriorate our commercial, consumer and mortgage loan portfolios.

On March 9, 2009, the Governor of Puerto Rico signed into law the Special Act Declaring a State of Fiscal Emergency and Establishing an Integral Plan of Fiscal Stabilization to Save Puerto Rico’s Credit, Act No. 7 the “Act”). The Act imposes a series of temporary and permanent measures, including the imposition of a 0.591% special tax applicable to properties used for residential (excluding those exempt as detailed in the Act) and commercial purposes, and payable to the Puerto Rico Treasury Department. This temporary measure will be effective for tax years that commenced after June 30, 2009 and before July 1, 2012. The imposition of this special property tax could adversely affect the disposable income of borrowers from the commercial, consumer and mortgage loan portfolios and may cause an increase in our delinquency and foreclosure rates.

RISKS RELATING TO AN INVESTMENT IN THE CORPORATION’S SECURITIES

The market price of the Corporation’s common stock may be subject to significant fluctuations and volatility.

The stock markets have recently experienced high levels of volatility. These market fluctuations have adversely affected, and may continue to adversely affect, the trading price of the Corporation’s common stock. In addition, the market price of the Corporation’s common stock has been subject to significant fluctuations and volatility because of factors specifically related to its businesses and may continue to fluctuate or further decline. Factors that could cause fluctuations, volatility or further decline in the market price of the Corporation’s common stock, many of which could be beyond its control, include the following:

•	changes or perceived changes in the condition, operations, results or prospects of the Corporation’s businesses and market assessments of these changes or perceived changes;

•	announcements of strategic developments, acquisitions and other material events by the Corporation or its competitors;

•	changes in governmental regulations or proposals, or new governmental regulations or proposals, affecting the Corporation, including those relating to the recent financial crisis and global economic downturn and those that may be specifically directed to the Corporation;

•	the continued decline, failure to stabilize or lack of improvement in general market and economic conditions in the Corporation’s principal markets;

•	the departure of key personnel;

•	changes in the credit, mortgage and real estate markets;

•	operating results that vary from the expectations of management, securities analysts and investors; and

•	operating and stock price performance of companies that investors deem comparable to the Corporation.

Our suspension of dividends could adversely affect our stock price and result in the expansion of our board of directors.

In March of 2009, the Board of Governors of the Federal Reserve System issued a supervisory guidance letter intended to provide direction to bank holding companies (“BHCs”) on the declaration and payment of dividends, capital redemptions and capital repurchases by BHCs in the context of their capital planning process. The letter reiterates the long-standing Federal Reserve supervisory policies and guidance to the effect that BHCs should only pay dividends from current earnings. More specifically, the letter heightens expectations that BHCs will inform and consult with the Federal Reserve supervisory staff on the declaration and payment of dividends that exceed earnings for the period for which a dividend is being paid. In consideration of the financial results reported for the second quarter ended June 30, 2009, the Corporation decided, as a matter of prudent fiscal management and following the Federal Reserve guidance, to suspend payment of common stock dividends and dividends on all series of preferred stock. The Corporation cannot anticipate if and when the payment of dividends might be reinstated.

This suspension could adversely affect the Corporation’s stock price. Further, in general, if dividends on our preferred stock are not paid for six quarterly dividend periods or more, the authorized number of directors of the board will be increased by two and the preferred stockholders will have the right to elect two additional members of the Corporation’s board of directors until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full.

Dividends on the Corporation’s common stock have been suspended and a holder may not receive funds in connection with its investment in our common stock without selling its shares of common stock.

Holders of common stock are only entitled to receive such dividends as the Corporation’s board of directors may declare out of funds legally available for such payments. The Corporation announced the suspension of dividend payments on its common stock. In general, so long as any shares of preferred stock remain outstanding and until the Corporation satisfies various Federal regulatory considerations, the Corporation cannot declare, set apart or pay any dividends on shares of the Corporation’s common stock unless all accrued and unpaid dividends on its preferred stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date have been paid or are paid contemporaneously and the full monthly dividend on its preferred stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment. Furthermore, prior to January 16, 2012, unless the Corporation has redeemed all of the shares of Series F Preferred Stock (or any successor security) or the U.S. Treasury has transferred all of Series F Preferred Stock (or any successor security) to third parties, the consent of the U.S. Treasury will be required for the Corporation to, among other things, increase the dividend rate per share of Common Stock above $0.07 per share or to repurchase or redeem equity securities, including the Corporation’s common stock, subject to certain limited exceptions. This could adversely affect the market price of the Corporation’s common stock. Also, the Corporation is a bank holding company and its ability to declare and pay dividends is dependent on certain Federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. Moreover, the Federal Reserve and the FDIC have issued policy statements stating that bank holding companies and insured banks should generally pay dividends only out of current operating earnings. In the current financial and economic environment, the Federal Reserve has indicated that bank holding companies should carefully review their dividend policy and has discouraged dividend pay-out ratios that are at the 100% or higher level unless both asset quality and capital are very strong.

In addition, the terms of the Corporation’s outstanding junior subordinated debt securities held by trusts that issue trust preferred securities prohibit the Corporation from declaring or paying any dividends or distributions on its capital stock, including its common stock and preferred stock, or purchasing, acquiring, or making a liquidation payment on such stock, if the Corporation has given notice of its election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

Offerings of debt, which would be senior to the common stock upon liquidation and/or to preferred equity securities, which may be senior to the common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of the common stock.

The Corporation may attempt to increase its capital resources or, if its or the capital ratios of FirstBank fall below the required minimums, the Corporation or FirstBank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of the Corporation’s available assets prior to the holders of the common stock. Additional equity offerings may dilute the holdings of existing stockholders or reduce the market price of the common stock, or both.

The Corporation’s board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. The Corporation’s board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the Corporation’s dissolution, winding up and liquidation and other terms. If the Corporation issues preferred shares in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, or if the Corporation issues preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected.

There may be future dilution of the Corporation’s common stock.

In January 2009, in connection with the U.S. Treasury’s TARP Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008, the Corporation issued to the U.S. Treasury 400,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference value per share. In connection with this investment, the Corporation also issued to the U.S. Treasury a warrant to purchase 5,842,259 shares of the Corporation’s common stock (the “Warrant”) at an exercise price of $10.27 per share. The Warrant has a 10-year term and is exercisable at any time. The exercise price and the number of shares issuable upon exercise of the Warrant are subject to certain anti-dilution adjustments. In addition, in connection with its sale of 9,250,450 shares of common stock to the Bank of Nova Scotia (“BNS”), the Corporation agreed to give BNS an anti-dilution right and a right of first refusal when the Corporation sells shares of common stock to third parties. The possible future issuance of equity securities through the exercise of the Warrant or to BNS as a result of its rights could affect the Corporation’s current stockholders in a number of ways, including by:

•	diluting the voting power of the current holders of common stock (the shares underlying the Warrant represent approximately 6% of the Corporation’s outstanding shares of common stock as of December 31, 2009 and BNS owns 10% of the Corporation’s shares of common stock);

•	diluting the earnings per share and book value per share of the outstanding shares of common stock; and

•	making the payment of dividends on common stock more expensive.

Also, recent increases in the allowance for loan and lease losses resulted in a reduction in the amount of the Corporation’s tangible common equity. Given the focus on tangible common equity by regulatory authorities and rating agencies, the Corporation may be required to raise additional capital through the issuance of additional common stock in future periods to increase that tangible common equity. However, no assurance can be given that the Corporation will be able to raise additional capital. An increase in the Corporation’s capital through an issuance of common stock could have a dilutive effect on the existing holders of our Common Stock and may adversely affect its market price.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

As of December 31, 2009, First BanCorp owned the following three main offices located in Puerto Rico:

Main offices:

•	Headquarters — Located at First Federal Building, 1519 Ponce de Leïon Avenue, Santurce, Puerto Rico, a 16 story office building. Approximately 60% of the building, an underground three level parking lot and an adjacent parking lot are owned by the Corporation.

•	EDP & Operations Center — A five-story structure located at 1506 Ponce de Leïon Avenue, Santurce, Puerto Rico. These facilities are fully occupied by the Corporation.

•	Consumer Lending Center — A three-story building with a three-level parking lot located at 876 Muônoz Rivera Avenue, Hato Rey, Puerto Rico. These facilities are fully occupied by the Corporation.

•	In addition, during 2006, First BanCorp purchased a building located on 1130 Muônoz Rivera Avenue, Hato Rey, Puerto Rico. These facilities are being renovated and expanded to accommodate branch operations, data processing, administrative and certain headquarter offices. FirstBank expects to commence occupancy in summer 2010.

The Corporation owned 24 branch and office premises and auto lots and leased 117 branch premises, loan and office centers and other facilities. In certain situations, financial services such as mortgage, insurance businesses and commercial banking services are located in the same building. All of these premises are located in Puerto Rico, Florida and in the U.S. and British Virgin Islands. Management believes that the Corporation’s properties are well maintained and are suitable for the Corporation’s business as presently conducted.

Item 3.	Legal Proceedings

The Corporation and its subsidiaries are defendants in various lawsuits arising in the ordinary course of business. In the opinion of the Corporation’s management the pending and threatened legal proceedings of which management is aware will not have a material adverse effect on the financial condition or results of operations of the Corporation.

Item 4.	Reserved

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Information about Market and Holders

The Corporation’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol FBP. On December 31, 2009, there were 540 holders of record of the Corporation’s common stock.

The following table sets forth, for the calendar quarters indicated, the high and low closing sales prices and the cash dividends declared on the Corporation’s common stock during such periods.

				Dividends
Quarter Ended	High	Low	Last	per Share

2009:
December	$2.88	$1.51	$2.30	$—
September	4.20	3.01	3.05	—
June	7.55	3.95	3.95	0.07
March	11.05	3.63	4.26	0.07
2008:
December	$12.17	$7.91	$11.14	$0.07
September	12.00	6.05	11.06	0.07
June	11.20	6.34	6.34	0.07
March	10.97	7.56	10.16	0.07
2007:
December	$10.16	$6.15	$7.29	$0.07
September	11.06	8.62	9.50	0.07
June	13.64	10.99	10.99	0.07
March	13.52	9.08	13.26	0.07

First BanCorp has five outstanding series of non convertible preferred stock: 7.125% non-cumulative perpetual monthly income preferred stock, Series A (liquidation preference $25 per share); 8.35% non-cumulative perpetual monthly income preferred stock, Series B (liquidation preference $25 per share); 7.40% non-cumulative perpetual monthly income preferred stock, Series C (liquidation preference $25 per share); 7.25% non-cumulative perpetual monthly income preferred stock, Series D (liquidation preference $25 per share,); and 7.00% non-cumulative perpetual monthly income preferred stock, Series E (liquidation preference $25 per share) (collectively “Preferred Stock”), which trade on the NYSE.

On January 16, 2009, the Corporation issued to the U.S. Treasury the Series F Preferred Stock and the Warrant, which transaction is described in Item 1 — Recent Significant Events on page 9.

The Series A, B, C, D, E and F Preferred Stock rank on parity with respect to dividend rights and rights upon liquidation, winding up or dissolution. Holders of each series of preferred stock are entitled to receive cash dividends, when, as and if declared by the board of directors of First BanCorp out of funds legally available for dividends. The Purchase Agreement of the Series F Preferred stock contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share.

The terms of the Corporation’s preferred stock do not permit the Corporation to declare, set apart or pay any dividend or make any other distribution of assets on, or redeem, purchase, set apart or otherwise acquire shares of common stock or of any other class of stock of First BanCorp ranking junior to the preferred stock, unless all accrued and unpaid dividends on the preferred stock and any parity stock, for the twelve monthly dividend periods ending on the immediately preceding dividend payment date, shall have been paid or are paid contemporaneously; the full monthly dividend on the preferred stock and any parity stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment; and the Corporation has not defaulted in the payment of the redemption price of any shares of the preferred stock and any parity stock called for redemption. If the Corporation is unable to pay in full the dividends on the preferred stock and on any other shares of stock of equal rank as to the payment of dividends, all dividends declared upon the preferred stock and any such other shares of stock will be declared pro rata.

The Corporation may not issue shares ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series A, B, C, D, E and F Preferred Stock, except with the consent of the holders of at least two-thirds of the outstanding aggregate liquidation preference of the Series A, B, C, D, E and F Preferred Stock.

Dividends

The Corporation has a policy of paying quarterly cash dividends on its outstanding shares of common stock subject to its earnings and financial condition. On July 30, 2009 after reporting a net loss for the quarter ended June 30, 2009, the Corporation announced that the Board of Directors resolved to suspend the payment of the common and preferred dividends (including the Series F Preferred Stock dividends), effective with the preferred dividend for the month of August 2009. During 2009, the Corporation declared a cash dividend of $0.07 per share for the first two quarters of the year. During years 2008 and 2007, the Corporation declared a cash dividend of $0.07 per share for each quarter of such years. The Corporation’s ability to pay future dividends will necessarily depend upon its earnings and financial condition. See the discussion under “Dividend Restrictions” under Item 1 for additional information concerning restrictions on the payment of dividends that apply to the Corporation and FirstBank.

First BanCorp did not purchase any of its equity securities during 2009 or 2008.

The Puerto Rico Internal Revenue Code requires the withholding of income tax from dividend income derived by resident U.S. citizens, special partnerships, trusts and estates and non-resident U.S. citizens, custodians, partnerships, and corporations from sources within Puerto Rico.

Resident U.S. Citizens

A special tax of 10% is imposed on eligible dividends paid to individuals, special partnerships, trusts, and estates to be applied to all distributions unless the taxpayer specifically elects otherwise. Once this election is made it is irrevocable. However, the taxpayer can elect to include in gross income the eligible distributions received and take a credit for the amount of tax withheld. If the taxpayer does not make this election on the tax return, then he can exclude from gross income the distributions received and reported without claiming the credit for the tax withheld.

Nonresident U.S. Citizens

Nonresident U.S. citizens have the right to certain exemptions when a Withholding Tax Exemption Certificate (Form 2732) is properly completed and filed with the Corporation. The Corporation, as withholding agent, is authorized to withhold a tax of 10% only from the excess of the income paid over the applicable tax-exempt amount.

U.S. Corporations and Partnerships

Corporations and partnerships not organized under Puerto Rico laws that have not engaged in trade or business in Puerto Rico during the taxable year in which the dividend is paid are subject to the 10% dividend tax withholding. Corporations or partnerships not organized under the laws of Puerto Rico that have engaged in trade or business in Puerto Rico are not subject to the 10% withholding, but they must declare the dividend as gross income on their Puerto Rico income tax return.

Securities authorized for issuance under equity compensation plans

The following summarizes equity compensation plans approved by security holders and equity compensation plans that were not approved by security holders as of December 31, 2009:

Number of Securities
			Weighted-Average	Remaining Available for
	Number of Securities		Exercise Price of	Future Issuance Under
	to be Issued Upon		Outstanding	Equity Compensation
	Exercise of Outstanding		Options, Warrants	Plans (Excluding Securities
Plan Category	Options		and Rights	Reflected in Column (A))
	(A)		(B)	(C)

Equity compensation plans approved by stockholders	2,481,310	(1)	$13.46	3,767,784	(2)
Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	2,481,310		$13.46	3,767,784

(1)	Stock options granted under the 1997 stock option plan which expired on January 21, 2007. All outstanding awards under the stock option plan continue in full forth and effect, subject to their original terms and the shares of common stock underlying the options are subject to adjustments for stock splits, reorganization and other similar events.

(2)	Securities available for future issuance under the First BanCorp 2008 Omnibus Incentive Plan (the “Omnibus Plan”) approved by stockholder on April 29, 2008. The Omnibus Plan provides for equity-based compensation incentives (the “awards”) through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards. This plan allows the issuance of up to 3,800,000 shares of common stock, subject to adjustments for stock splits, reorganization and other similar events.

STOCK PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that First BanCorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under these Acts.

The graph below compares the cumulative total stockholder return of First BanCorp during the measurement period with the cumulative total return, assuming reinvestment of dividends, of the S&P 500 Index and the S&P Supercom Banks Index (the “Peer Group”). The Performance Graph assumes that $100 was invested on December 31, 2004 in each of First BanCorp’ common stock, the S&P 500 Index and the Peer Group. The comparisons in this table are set forth in response to SEC disclosure requirements, and are therefore not intended to forecast or be indicative of future performance of First BanCorp’s common stock.

The cumulative total stockholder return was obtained by dividing (i) the cumulative amount of dividends per share, assuming dividend reinvestment since the measurement point, December 31, 2004, plus (ii) the change in the per share price since the measurement date, by the share price at the measurement date.

ITEM 6.	SELECTED FINANCIAL DATA

The following table sets forth certain selected consolidated financial data for each of the five years in the period ended December 31, 2009. This information should be read in conjunction with the audited consolidated financial statements and the related notes thereto.

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands except for per share data and financial ratios results)

Condensed Income Statements:
Total interest income	$996,574	$1,126,897	$1,189,247	$1,288,813	$1,067,590
Total interest expense	477,532	599,016	738,231	845,119	635,271
Net interest income	519,042	527,881	451,016	443,694	432,319
Provision for loan and lease losses	579,858	190,948	120,610	74,991	50,644
Non-interest income	142,264	74,643	67,156	31,336	63,077
Non-interest expenses	352,101	333,371	307,843	287,963	315,132
(Loss) income before income taxes	(270,653)	78,205	89,719	112,076	129,620
Income tax (expense) benefit	(4,534)	31,732	(21,583)	(27,442)	(15,016)
Net (loss) income	(275,187)	109,937	68,136	84,634	114,604
Net (loss) income attributable to common stockholders	(322,075)	69,661	27,860	44,358	74,328
Per Common Share Results:
Net (loss) income per common share basic	$(3.48)	$0.75	$0.32	$0.54	$0.92
Net (loss) income per common share diluted	$(3.48)	$0.75	$0.32	$0.53	$0.90
Cash dividends declared	$0.14	$0.28	$0.28	$0.28	$0.28
Average shares outstanding	92,511	92,508	86,549	82,835	80,847
Average shares outstanding diluted	92,511	92,644	86,866	83,138	82,771
Book value per common share	$7.25	$10.78	$9.42	$8.16	$8.01
Tangible book value per common share(1)	$6.76	$10.22	$8.87	$7.50	$7.29
Balance Sheet Data:
Loans and loans held for sale	$13,949,226	$13,088,292	$11,799,746	$11,263,980	$12,685,929
Allowance for loan and lease losses	528,120	281,526	190,168	158,296	147,999
Money market and investment securities	4,866,617	5,709,154	4,811,413	5,544,183	6,653,924
Intangible Assets	44,698	52,083	51,034	54,908	58,292
Deferred tax asset, net	109,197	128,039	90,130	162,096	130,140
Total assets	19,628,448	19,491,268	17,186,931	17,390,256	19,917,651
Deposits	12,669,047	13,057,430	11,034,521	11,004,287	12,463,752
Borrowings	5,214,147	4,736,670	4,460,006	4,662,271	5,750,197
Total preferred equity	928,508	550,100	550,100	550,100	550,100
Total common equity	644,062	940,628	896,810	709,620	663,416
Accumulated other comprehensive income (loss), net of tax	26,493	57,389	(25,264)	(30,167)	(15,675)
Total equity	1,599,063	1,548,117	1,421,646	1,229,553	1,197,841
Selected Financial Ratios (In Percent):
Profitability:
Return on Average Assets	(1.39)	0.59	0.40	0.44	0.64
Return on Average Total Equity	(14.84)	7.67	5.14	7.06	8.98
Return on Average Common Equity	(34.07)	7.89	3.59	6.85	10.23
Average Total Equity to Average Total Assets	9.36	7.74	7.70	6.25	7.09
Interest Rate Spread(1)(2)	2.62	2.83	2.29	2.35	2.87
Interest Rate Margin(1)(2)	2.93	3.20	2.83	2.84	3.23
Tangible common equity ratio(1)	3.20	4.87	4.79	3.60	2.97
Dividend payout ratio	(4.03)	37.19	88.32	52.50	30.46
Efficiency ratio(3)	53.24	55.33	59.41	60.62	63.61

	Year Ended December 31,
	2009		2008		2007		2006		2005
	(Dollars in thousands except for per share data and financial ratios results)

Asset Quality:
Allowance for loan and lease losses to loans receivable	3.79		2.15		1.61		1.41		1.17
Net charge-offs to average loans	2.48		0.87		0.79		0.55		0.39
Provision for loan and lease losses to net charge-offs	1.74	x	1.76	x	1.36	x	1.16	x	1.12	x
Non-performing assets to total assets	8.71		3.27		2.56		1.54		0.75
Non-performing loans to total loans receivable	11.23		4.49		3.50		2.24		1.06
Allowance to total non-performing loans	33.77		47.95		46.04		62.79		110.18
Allowance to total non-performing loans, excluding residential real estate loans	47.06		90.16		93.23		115.33		186.06
Other Information:
Common Stock Price: End of period	$2.30		$11.14		$7.29		$9.53		$12.41

(1)	Non-gaap measures. Refer to “Capital” discussion below for additional information of the components and reconciliation of these measures.

(2)	On a tax equivalent basis (see “Net Interest Income” discussion below).

(3)	Non-interest expenses to the sum of net interest income and non-interest income. The denominator includes non-recurring income and changes in the fair value of derivative instruments and financial instruments measured at fair value.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations relates to the accompanying consolidated audited financial statements of First BanCorp (the “Corporation” or “First BanCorp”) and should be read in conjunction with the audited financial statements and the notes thereto.

DESCRIPTION OF BUSINESS

First BanCorp is a diversified financial holding company headquartered in San Juan, Puerto Rico offering a full range of financial products to consumers and commercial customers through various subsidiaries. First BanCorp is the holding company of FirstBank Puerto Rico (“FirstBank” or the “Bank”), Grupo Empresas de Servicios Financieros (d/b/a “PR Finance Group”) and FirstBank Insurance Agency. Through its wholly-owned subsidiaries, the Corporation operates offices in Puerto Rico, the United States and British Virgin Islands and the State of Florida (USA) specializing in commercial banking, residential mortgage loan originations, finance leases, personal loans, small loans, auto loans, insurance agency and broker-dealer activities.

OVERVIEW OF RESULTS OF OPERATIONS

First BanCorp’s results of operations depend primarily upon its net interest income, which is the difference between the interest income earned on its interest-earning assets, including investment securities and loans, and the interest expense on its interest-bearing liabilities, including deposits and borrowings. Net interest income is affected by various factors, including: the interest rate scenario; the volumes, mix and composition of interest-earning assets and interest-bearing liabilities; and the re-pricing characteristics of these assets and liabilities. The Corporation’s results of operations also depend on the provision for loan and lease losses, which significantly affected the results for the year ended December 31, 2009, non-interest expenses (such as personnel, occupancy and other costs), non-interest income (mainly service charges and fees on loans and deposits and insurance income), the results of its hedging activities, gains (losses) on investments, gains (losses) on mortgage banking activities, and income taxes which also significantly affected 2009 results.

Net loss for the year ended December 31, 2009 amounted to $275.2 million or $(3.48) per diluted common share, compared to net income of $109.9 million or $0.75 per diluted common share for 2008 and net income of $68.1 million or $0.32 per diluted common share for 2007.

The Corporation’s financial results for 2009, as compared to 2008, were principally impacted by: (i) an increase of $388.9 million in the provision for loan and lease losses attributable to the significant increase in the volume of non-performing and impaired loans, the migration of loans to higher risk categories, increases in loss factors used to determine general reserves to account for increases in charge-offs, delinquency levels and weak economic conditions, and the overall growth of the loan portfolio, (ii) an increase of $36.3 million in income tax expense, affected by a non-cash increase of $184.4 million in the Corporation’s deferred tax asset valuation allowance due to losses incurred in 2009, (iii) an increase of $18.7 million in non-interest expenses driven by increases in the FDIC deposit insurance premium partially offset by a reduction in employees’ compensation and benefit expenses, and (iv) a decrease of $8.8 million in net interest income mainly due to lower loan yields adversely affected by the higher volume of non-performing loans and the repricing of adjustable rate commercial and construction loans tied to short-term indexes. These factors were partially offset by an increase of $67.6 million in non-interest income primarily due to realized gains of $86.8 million on the sale of investment securities in 2009, mainly U.S. Agency mortgage-backed securities.

The following table summarizes the effect of the aforementioned factors and other factors that significantly impacted financial results in previous years on net (loss) income attributable to common stockholders and (loss) earnings per common share for the last three years:

	Year Ended December 31,
	2009		2008		2007
	Dollars	Per Share	Dollars	Per Share	Dollars	Per Share
	(In thousands, except for per common share amounts)

Net income attributable to common stockholders for prior year	$69,661	$0.75	$27,860	$0.32	$44,358	$0.53
Increase (decrease) from changes in:
Net interest income	(8,839)	(0.10)	76,865	0.88	7,322	0.09
Provision for loan and lease losses	(388,910)	(4.20)	(70,338)	(0.81)	(45,619)	(0.55)
Net gain (loss) on investments and impairments	63,953	0.69	23,919	0.28	5,468	0.06
Gain (loss) on partial extinguishment and recharacterization of secured commercial loans to local financial institutions	—	—	(2,497)	(0.03)	13,137	0.16
Gain on sale of credit card portfolio	—	—	(2,819)	(0.03)	2,319	0.03
Insurance reimbursement and other agreements related to a contingency settlement	—	—	(15,075)	(0.17)	15,075	0.18
Other non-interest income	3,668	0.04	3,959	0.05	(179)	—
Employees’ compensation and benefits	9,119	0.10	(1,490)	(0.02)	(12,840)	(0.15)
Professional fees	592	0.01	4,942	0.06	11,344	0.13
Deposit insurance premium	(30,471)	(0.33)	(3,424)	(0.04)	(5,073)	(0.06)
Net loss on REO operations	(490)	(0.01)	(18,973)	(0.22)	(2,382)	(0.03)
Core deposit intangible impairment	(3,988)	(0.04)	—	—	—	—
All other operating expenses	6,508	0.07	(6,583)	(0.08)	(10,929)	(0.13)
Income tax provision	(36,266)	(0.39)	53,315	0.61	5,859	0.07

Net (loss) income before changes in preferred stock dividends, preferred discount amortization and change in average common shares	(315,463)	(3.41)	69,661	0.80	27,860	0.33
Change in preferred dividends and preferred discount amortization	(6,612)	(0.07)	—	—	—	—
Change in average common shares(1)	—	—	—	(0.05)	—	(0.01)

Net (loss) income attributable to common stockholders	$(322,075)	$(3.48)	$69,661	$0.75	$27,860	$0.32

(1)	For 2008, mainly attributed to the sale of 9.250 million common shares to the Bank of Nova Scotia (“Scotiabank”) in the second half of 2007.

•	Net loss for the year ended December 31, 2009 was $275.2 million compared to net income of $109.9 million and net income of $68.1 million for the years ended December 31, 2008 and 2007, respectively.

•	Diluted loss per common share for the year ended December 31, 2009 amounted to $(3.48) compared to earnings per diluted share of $0.75 and $0.32 for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $519.0 million compared to $527.9 million and $451.0 million for the years ended December 31, 2008 and 2007, respectively. Net interest spread and margin on an adjusted tax equivalent basis (for definition and reconciliation of this non-GAAP measure, refer to the “Net Interest Income” discussion below) were 2.62% and 2.93%, respectively, down 21 and 27 basis points from 2008. The decrease for 2009 compared to 2008 was mainly associated with a significant increase in non-performing loans and the repricing of floating-rate commercial and construction loans at lower rates due to decreases in market interest rates such as three-month LIBOR and the Prime rate, even though the Corporation is actively increasing spreads on loan renewals. The Corporation increased the use of interest rate floors in new commercial and construction loans agreements and renewals in 2009 to protect net interest margins going forward. Lower loan yields more than offset the benefit of lower short-term rates in the average cost of funding and the increase in average interest-earning assets. Refer to the “Net Interest Income“discussion below for additional information.

The increase in net interest income for 2008, compared to 2007, was mainly associated with a decrease in the average cost of funds resulting from lower short-term interest rates and, to a lesser extent, a higher volume of interest-earning assets. The decrease in funding costs more than offset lower loans yields resulting from the repricing of variable-rate construction and commercial loans tied to short-term indexes and from a higher volume of non-accrual loans.

•	The provision for loan and lease losses for 2009 was $579.9 million compared to $190.9 million and $120.6 million for 2008 and 2007, respectively. The increase for 2009, as compared to 2008, was mainly attributable to the significant increase in non-performing loans and increases in specific reserves for impaired commercial and construction loans. Also, the migration of loans to higher risk categories and increases to loss factors used to determine the general reserve allowance contributed to the higher provision.

The increase for 2008, as compared to 2007, was mainly attributable to the significant increase in delinquency levels and increases in specific reserves for impaired commercial and construction loans. During 2008, the Corporation experienced continued stress in the credit quality of and worsening trends on its construction loan portfolio, in particular, condo-conversion loans affected by the continuing deterioration in the health of the economy, an oversupply of new homes and declining housing prices in the United States and on its commercial loan portfolio which was adversely impacted by deteriorating economic conditions in Puerto Rico. Also, higher reserves for residential mortgage loans in Puerto Rico and in the United States were necessary to account for the credit risk tied to recessionary conditions in the economy.

Refer to the “Provision for Loan and Lease Losses” and “Risk Management” discussions below for additional information and further analysis of the allowance for loan and lease losses and non-performing assets and related ratios.

•	Non-interest income for the year ended December 31, 2009 was $142.3 million compared to $74.6 million and $67.2 million for the years ended December 31, 2008 and 2007, respectively. The increase in non-interest income in 2009, compared to 2008, was mainly related to a $59.6 million increase in realized gains on the sale of investment securities, primarily reflecting a $79.9 million gain on the sale of mortgage-backed securities (“MBS”) (mainly U.S. agency fixed-rate MBS), compared to realized gains on the sale of MBS of $17.7 million in 2008. In an effort to manage interest rate risk, and taking advantage of favorable market valuations, approximately $1.8 billion of U.S. agency MBS (mainly

30 year fixed-rate U.S. agency MBS) were sold in 2009, compared to approximately $526 million of U.S. agency MBS sold in 2008. Also contributing to higher non-interest income was the $5.3 million increase in gains from mortgage banking activities, due to the increased volume of loan sales and securitizations. Servicing assets recorded at the time of sale amounted to $6.1 million for 2009 compared to $1.6 million for 2008. The increase was mainly related to $4.6 million of capitalized servicing assets in connection with the securitization of approximately $305 million FHA/VA mortgage loans into GNMA MBS. For the first time in several years, the Corporation has been engaged in the securitization of mortgage loans since early 2009.

The increase in non-interest income in 2008, compared to 2007, was related to a realized gain of $17.7 million on the sale of investment securities (mainly U.S. sponsored agency fixed-rate MBS) and to the gain of $9.3 million on the sale of part of the Corporation’s investment in VISA in connection with VISA’s initial public offering (“IPO”). A surge in MBS prices, mainly due to announcements of the Federal Reserve (“FED”) that it will invest up to $600 billion in obligations from U.S. government-sponsored agencies, including $500 billion in MBS, provided an opportunity to realize a sale of approximately $284 million fixed-rate U.S. agency MBS at a gain of $11.0 million. Early in 2008, a spike and subsequent contraction in yield spread for U.S. agency MBS also provided an opportunity for the sale of approximately $242 million and a realized gain of $6.9 million. Higher point of sale (POS) and ATM interchange fee income and an increase in fee income from cash management services provided to corporate customers also contributed to the increase in non-interest income. The increase in non-interest income attributable to these activities was partially offset, when comparing 2008 to 2007, by isolated events such as the $15.1 million income recognition for reimbursement of expenses, mainly from insurance carriers, related to the class action lawsuit settled in 2007, and a gain of $2.8 million on the sale of a credit card portfolio and of $2.5 million on the partial extinguishment and recharacterization of a secured commercial loan to a local financial institution that were all recognized in 2007.

Refer to “Non-Interest Income” discussion below for additional information.

•	Non-interest expenses for 2009 was $352.1 million compared to $333.4 million and $307.8 million for 2008 and 2007, respectively. The increase in non-interest expenses for 2009, as compared to 2008, was principally attributable to: (i) an increase of $30.5 million in the FDIC deposit insurance premium, including $8.9 million for the special assessment levied by the FDIC in 2009 and increases in regular assessment rates, (ii) a $4.0 million core deposit intangible impairment charge, and (iii) a $1.8 million increase in the reserve for probable losses on outstanding unfunded loan commitments. The aforementioned increases were partially offset by decreases in certain controllable expenses such as: (i) a $9.1 million decrease in employees’ compensation and benefit expenses, due to a lower headcount and reductions in bonuses, incentive compensation and overtime costs, (ii) a $3.4 million decrease in business promotion expenses due to a lower level of marketing activities, and (iii) a $1.1 million decrease in taxes, other than income taxes, driven by a reduction in municipal taxes which are assessed based on taxable gross revenues.

The increase in non-interest expenses for 2008, as compared to 2007, was principally attributable to: (i) a higher net loss on REO operations that increased to $21.4 million for 2008 from $2.4 million for 2007, driven by a higher inventory of repossessed properties and declining real estate prices, mainly in the U.S. mainland, that have caused write-downs on the value of repossessed properties, and (ii) an increase of $3.4 million in deposit insurance premium expense, as the Corporation used available one-time credits to offset the premium increase in 2007 resulting from a new assessment system adopted by the FDIC, and (iii) higher occupancy and equipment expenses, an increase of $2.9 million tied to the growth of the Corporation’s operations. The Corporation was able to continue the growth of its operations without incurring substantial additional non-interest expenses as reflected by a slight increase of 2% in non-interest expenses, excluding the increase in REO operations losses. Modest increases were observed in occupancy and equipment expenses, an increase of $2.9 million, and in employees’ compensation and benefit, an increase of $1.5 million. Refer to “Non-Interest Expenses“discussion below for additional information.

•	For 2009, the Corporation recorded an income tax expense of $4.5 million, compared to an income tax benefit of $31.7 million for 2008. The income tax expense for 2009 mainly resulted from the aforementioned $184.4 million non-cash increase in the valuation allowance for the Corporation’s deferred tax asset. The increase in the valuation allowance was driven by the losses incurred in 2009 that placed FirstBank in a three-year cumulative loss position as of the end of the third quarter of 2009.

For 2008, the Corporation recorded an income tax benefit of $31.7 million, compared to an income tax expense of $21.6 million for 2007. The fluctuation was mainly related to lower taxable income. A significant portion of revenues was derived from tax-exempt assets and operations conducted through the international banking entity, FirstBank Overseas Corporation. Also, the positive fluctuation in financial results was impacted by two transactions: (i) a reversal of $10.6 million of Unrecognized Tax Benefits (“UTBs”) during the second quarter of 2008 for positions taken on income tax returns due to the lapse of the statute of limitations for the 2003 taxable year, and (ii) the recognition of an income tax benefit of $5.4 million in connection with an agreement entered into with the Puerto Rico Department of Treasury during the first quarter of 2008 that established a multi-year allocation schedule for deductibility of the $74.25 million payment made by the Corporation during 2007 to settle a securities class action suit.

Refer to “Income Taxes” discussion below for additional information.

•	Total assets as of December 31, 2009 amounted to $19.6 billion, an increase of $137.2 million compared to $19.5 billion as of December 31, 2008. The Corporation’s loan portfolio increased by $860.9 million (before the allowance for loan and lease losses), driven by new originations, mainly credit facilities extended to the Puerto Rico Government and/or its political subdivisions. Also, an increase of $298.4 million in cash and cash equivalents contributed to the increase in total assets, as the Corporation improved its liquidity position as a precautionary measure given current volatile market conditions. Partially offsetting the increase in loans and liquid assets was a $790.8 million decrease in investment securities, driven by sales and principal repayments of MBS.

•	As of December 31, 2009, total liabilities amounted to $18.0 billion, an increase of $86.2 million as compared to $17.9 billion as of December 31, 2008. The increase in total liabilities was mainly attributable to an increase of $818 million in short-term advances from the FED and FHLB and an increase of $480 million in non-brokered deposits, partially offset by a decrease of $868.4 million in brokered CDs and a decrease of $344.4 million in repurchase agreements. The Corporation has been reducing the reliance on brokered CDs and is focused on core deposit growth initiatives in all of the markets served.

•	The Corporation’s stockholders’ equity amounted to $1.6 billion as of December 31, 2009, an increase of $50.9 million compared to the balance as of December 31, 2008, driven by the $400 million investment by the United States Department of the Treasury (the “U.S. Treasury”) in preferred stock of the Corporation through the U.S. Treasury Troubled Asset Relief Program (TARP) Capital Purchase Program. This was partially offset by the net loss of $275.2 million recorded for 2009, dividends paid amounting to $43.1 million in 2009 ($13.0 million on common stock, or $0.14 per share, and $30.1 million on preferred stock) and a $30.9 million decrease in other comprehensive income mainly due to a noncredit-related impairment of $31.7 million on private label MBS.

•	Total loan production, including purchases and refinancings, for the year ended December 31, 2009 was $4.8 billion compared to $4.2 billion and $4.1 billion for the years ended December 31, 2008 and 2007, respectively. The increase in loan production in 2009, as compared to 2008, was mainly associated with a $977.9 million increase in commercial loan originations driven by approximately $1.7 billion in credit facilities extended to the Puerto Rico Government and/or its political subdivisions. Partially offsetting the increase in the originations of commercial loans was a decrease of $303.3 million in originations of consumer loans and of $98.5 million in residential mortgage loan originations adversely affected by weak economic conditions in Puerto Rico. The increase in loan production in 2008, as compared to 2007, was mainly associated with an increase in commercial loan originations and the purchase of a $218 million auto loan portfolio.

•	Total non-performing assets as of December 31, 2009 was $1.71 billion compared to $637.2 million as of December 31, 2008. Even though deterioration in credit quality was observed in all of the Corporation’s portfolios, it was more significant in the construction and commercial loan portfolios, which were affected by both the stagnant housing market and further weakening in the economies of the markets served during most of 2009. The increase in non-performing assets was led by an increase of $518.0 million in non-performing construction loans, of which $314.1 million is related to the construction loan portfolio in the Puerto Rico portfolio and $205.2 million is related to construction projects in Florida. Other portfolios that experienced a significant growth in credit risk, mainly in Puerto Rico, include: (i) a $183.0 million increase in non-performing commercial and industrial (“C&I) loans, (ii) a $166.7 million increase in non-performing residential mortgage loans, and (ii) a $110.6 million increase in non-performing commercial mortgage loans. Also, during 2009, the Corporation classified as non-performing investment securities with a book value of $64.5 million that were pledged to Lehman Brothers Special Financing, Inc., in connection with several interest rate swap agreements entered into with that institution. Considering that the investment securities have not yet been recovered by the Corporation, despite its efforts, the Corporation decided to classify such investments as non-performing. Refer to the “Risk Management — Non-accruing and Non-performing Assets” section below for additional information with respect to non-performing assets by geographic areas and recent actions taken by the Corporation to reduce its exposure to troubled loans.

CRITICAL ACCOUNTING POLICIES AND PRACTICES

The accounting principles of the Corporation and the methods of applying these principles conform with generally accepted accounting principles in the United States (“GAAP”). The Corporation’s critical accounting policies relate to the 1) allowance for loan and lease losses; 2) other-than-temporary impairments; 3) income taxes; 4) classification and related values of investment securities; 5) valuation of financial instruments; 6) derivative financial instruments; and 7) income recognition on loans. These critical accounting policies involve judgments, estimates and assumptions made by management that affect the recorded assets and liabilities and contingent assets and liabilities disclosed as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimates, if different assumptions or conditions prevail. Certain determinations inherently require greater reliance on the use of estimates, assumptions, and judgments and, as such, have a greater possibility of producing results that could be materially different than those originally reported.

Allowance for Loan and Lease Losses

The Corporation maintains the allowance for loan and lease losses at a level considered adequate to absorb losses currently inherent in the loan and lease portfolio. The allowance for loan and lease losses provides for probable losses that have been identified with specific valuation allowances for individually evaluated impaired loans and for probable losses believed to be inherent in the loan portfolio that have not been specifically identified. Internal risk ratings are assigned to each business loan at the time of approval and are subject to subsequent periodic reviews by the Corporation’s senior management. The allowance for loan and lease losses is reviewed on a quarterly basis as part of the Corporation’s continued evaluation of its asset quality

A specific valuation allowance is established for those commercial and real estate loans classified as impaired, primarily when the collateral value of the loan (if the impaired loan is determined to be collateral dependent) or the present value of the expected future cash flows discounted at the loan’s effective rate is lower than the carrying amount of that loan. To compute the specific valuation allowance, commercial and real estate, including residential mortgage loans with a principal balance of $1 million or more are evaluated individually as well as smaller residential mortgage loans considered impaired based on their high delinquency and loan-to-value levels. When foreclosure is probable, the impairment is measured based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. Updated appraisals are obtained when the Corporation determines that loans are impaired and are updated annually thereafter. In addition, appraisals are also obtained for certain residential mortgage loans on a spot basis based on specific characteristics such as delinquency levels, age of the appraisal, and loan-to-value ratios. Deficiencies from the excess of the recorded investment in collateral dependent loans over the resulting fair value of the collateral are charged-off when deemed uncollectible.

For all other loans, which include, small, homogeneous loans, such as auto loans, consumer loans, finance lease loans, residential mortgages, and commercial and construction loans not considered impaired or in amounts under $1 million, the Corporation maintains a general valuation allowance. The methodology to compute the general valuation allowance has not change in the past 2 years. The Corporation updates the factors used to compute the reserve factors on a quarterly basis. The general reserve is primarily determined by applying loss factors according to the loan type and assigned risk category (pass, special mention and substandard not impaired; all doubtful loans are considered impaired). The general reserve for consumer loans is based on factors such as delinquency trends, credit bureau score bands, portfolio type, geographical location, bankruptcy trends, recent market transactions, and other environmental factors such as economic forecasts. The analysis of the residential mortgage pools are performed at the individual loan level and then aggregated to determine the expected loss ratio. The model applies risk-adjusted prepayment curves, default curves, and severity curves to each loan in the pool. The severity is affected by the expected house price scenario based on recent house price trends. Default curves are used in the model to determine expected delinquency levels. The risk-adjusted timing of liquidation and associated costs are used in the model and are risk-adjusted for the area in which the property is located (Puerto Rico, Florida, or Virgin Islands). For commercial loans, including construction loans, the general reserve is based on historical loss ratios, trends in non-accrual loans, loan type, risk-rating, geographical location, changes in collateral values for collateral dependent loans and gross product or unemployment data for the geographical region. The methodology of accounting for all probable losses in loans not individually measured for impairment purposes is made in accordance with authoritative accounting guidance that requires losses be accrued when they are probable of occurring and estimable.

The blended general reserve factors utilized for all portfolios increased during 2009 due to the continued deterioration in the economy and the continued increase in delinquencies, charge-offs, home values and most other economic indicators utilized. The blended general reserve factor for residential mortgage loans increased from 0.43% in 2008 to 0.91% in 2009. For commercial mortgage loans the blended general reserve factor increased from 0.62% in 2008 to 2.41% in 2009. For C&I loans the blended general reserve factor increased from 1.31% in 2008 to 2.44% in 2009. The construction loans blended general factor increased from 2.18% in 2008 to 9.82% in 2009. The consumer and finance leases reserve factor increased from 4.31% in 2008 to 4.36% in 2009.

Other-than-temporary impairments

On a quarterly basis, the Corporation performs an assessment to determine whether there have been any events or circumstances indicating that a security with an unrealized loss has suffered an other-than-temporary impairment (“OTTI”). A security is considered impaired if the fair value is less than its amortized cost basis.

The Corporation evaluates if the impairment is other-than-temporary depending upon whether the portfolio is of fixed income securities or equity securities as further described below. The Corporation employs a systematic methodology that considers all available evidence in evaluating a potential impairment of its investments.

The impairment analysis of fixed income securities places special emphasis on the analysis of the cash position of the issuer and its cash and capital generation capacity, which could increase or diminish the issuer’s ability to repay its bond obligations, the length of time and the extent to which the fair value has been less than the amortized cost basis and changes in the near-term prospects of the underlying collateral, if applicable, such as changes in default rates, loss severity given default and significant changes in prepayment assumptions. In light of current volatile economic and financial market conditions, the Corporation also takes into consideration the latest information available about the overall financial condition of the issuer, credit ratings, recent legislation and government actions affecting the issuer’s industry and actions taken by the issuer to deal with the present economic climate. In April 2009, the Financial Accounting Standard Board (“FASB”) amended the OTTI model for debt securities. OTTI losses are recognized in earnings if the Corporation has the intent to sell the debt security or it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis. However, even if the Corporation does not expect to sell a debt security, expected cash flows to be received are evaluated to determine if a credit loss has occurred. An unrealized loss is generally deemed to be other-than-temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. The credit loss component of an OTTI is recorded as a component of Net impairment losses on investment securities in the statements of (loss) income, while the remaining portion of the impairment loss is recognized in other comprehensive income, net of taxes. The previous amortized cost basis less the OTTI recognized in earnings is the new amortized cost basis of the investment. The new amortized cost basis is not adjusted for subsequent recoveries in fair value. However, for debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income.

Prior to April 1, 2009, an unrealized loss was considered other-than-temporary and recorded in earnings if (i) it was probable that the holder would not collect all amounts due according to contractual terms of the debt security, or (ii) the fair value was below the amortized cost of the security for a prolonged period of time and the Corporation did not have the positive intent and ability to hold the security until recovery or maturity.

The impairment model for equity securities was not affected by the aforementioned FASB amendment. The impairment analysis of equity securities is performed and reviewed on an ongoing basis based on the latest financial information and any supporting research report made by a major brokerage firm. This analysis is very subjective and based, among other things, on relevant financial data such as capitalization, cash flow, liquidity, systematic risk, and debt outstanding of the issuer. Management also considers the issuer’s industry trends, the historical performance of the stock, credit ratings as well as the Corporation’s intent to hold the security for an extended period. If management believes there is a low probability of recovering book value in a reasonable time frame, then an impairment will be recorded by writing the security down to market value. As previously mentioned, equity securities are monitored on an ongoing basis but special attention is given to those securities that have experienced a decline in fair value for six months or more. An impairment charge is generally recognized when the fair value of an equity security has remained significantly below cost for a period of twelve consecutive months or more.

Income Taxes

The Corporation is required to estimate income taxes in preparing its consolidated financial statements. This involves the estimation of current income tax expense together with an assessment of temporary differences resulting from differences in the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The determination of current income tax expense involves estimates and assumptions that require the Corporation to assume certain positions based on its interpretation of current tax regulations. Management assesses the relative benefits and risks of the appropriate tax treatment of transactions, taking into account statutory, judicial and regulatory guidance and recognizes tax benefits only when deemed probable. Changes in assumptions affecting estimates may be required in the future and estimated tax liabilities may need to be increased or decreased accordingly. The accrual of tax contingencies is adjusted in light of changing facts and circumstances, such as the progress of tax audits, case law and emerging legislation. The Corporation’s effective tax rate includes the impact of tax contingencies and changes to such accruals, as considered appropriate by management. When particular matters arise, a number of years may elapse before such matters are audited by the taxing authorities and finally resolved. Favorable resolution of such matters or the expiration of the statute of limitations may result in the release of tax contingencies which are recognized as a reduction to the Corporation’s effective rate in the year of resolution. Unfavorable settlement of any particular issue could increase the effective rate and may require the use of cash in the year of resolution. As of December 31, 2009, there were no open income tax investigations. Information regarding income taxes is included in Note 27 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K.

The determination of deferred tax expense or benefit is based on changes in the carrying amounts of assets and liabilities that generate temporary differences. The carrying value of the Corporation’s net deferred tax assets assumes that the Corporation will be able to generate sufficient future taxable income based on estimates and assumptions. If these estimates and related assumptions change, the Corporation may be required to record valuation allowances against its deferred tax assets resulting in additional income tax expense in the consolidated statements of income. Management evaluates its deferred tax assets on a quarterly basis and assesses the need for a valuation allowance, if any. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowance from period to period are included in the Corporation’s tax provision in the period of change (see Note 27 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K).

Accounting for Income Taxes requires companies to make adjustments to their financial statements in the quarter that new tax legislation is enacted. In 2009, the Puerto Rico Government approved Act No. 7 (the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95% and an increase in capital gain statutory tax rate from 15% to 15.75%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012. Also, under the Act, all IBEs are subject to the special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code. This temporary measure is also effective for tax years that commence after December 31, 2008 and before January 1, 2012. The effect of a higher temporary statutory tax rate over the normal statutory tax rate resulted in an additional income tax benefit of $10.4 million for 2009 that was partially offset by an income tax provision of $6.6 million related to the special 5% tax on the operations FirstBank Overseas Corporation. For 2007 and 2008, the maximum marginal corporate income tax rate was 39%.

The FASB issued authoritative guidance that prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Under the authoritative accounting guidance, income tax benefits are recognized and measured upon a two-step model: 1) a tax position must be more likely than not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. The difference between the benefit recognized in accordance with this model and the tax benefit claimed on a tax return is referred to as an Unrecognized Tax Benefit (“UTB”). The Corporation classifies interest and penalties, if any, related to UTBs as components of income tax expense. Refer to Note 27 of the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for required disclosures and further information related to this accounting guidance.

Investment Securities Classification and Related Values

Management determines the appropriate classification of debt and equity securities at the time of purchase. Debt securities are classified as held-to-maturity when the Corporation has the intent and ability to hold the securities to maturity. Held-to-maturity (“HTM”) securities are stated at amortized cost. Debt and equity securities are classified as trading when the Corporation has the intent to sell the securities in the near term. Debt and equity securities classified as trading securities are reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities not classified as HTM or trading, except for equity securities that do not have readily available fair values, are classified as available-for-sale (“AFS”). AFS securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes in accumulated other comprehensive income (a component of stockholders’ equity) and do not affect earnings until realized or are deemed to be other-than-temporarily impaired. Investments in equity securities that do not have publicly and readily determinable fair values are classified as other equity securities in the statement of financial condition and carried at the lower of cost or realizable value. The determination of fair value applies to certain of the Corporation’s assets and liabilities, including the investment portfolio. Fair values are volatile and are affected by factors such as market interest rates, prepayment speeds and discount rates.

Valuation of financial instruments

The measurement of fair value is fundamental to the Corporation’s presentation of its financial condition and results of operations. The Corporation holds fixed income and equity securities, derivatives, investments and other financial instruments at fair value. The Corporation holds its investments and liabilities on the statement of financial condition mainly to manage liquidity needs and interest rate risks. A substantial part of these assets and liabilities is reflected at fair value on the Corporation’s financial statements.

The Corporation adopted authoritative guidance issued by the FASB for fair value measurements which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1  Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2  Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3  Valuations are observed from unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following is a description of the valuation methodologies used for instruments measured at fair value:

Callable Brokered CDs (Level 2 inputs)

The fair value of callable brokered CDs, which are included within deposits and elected to be measured at fair value, is determined using discounted cash flow analyses over the full term of the CDs. The valuation uses a “Hull-White Interest Rate Tree” approach for the CDs with callable option components, an industry-standard approach for valuing instruments with interest rate call options. The model assumes that the embedded options are exercised economically. The fair value of the CDs is computed using the outstanding principal amount. The discount rates used are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the deposits. The fair value does not incorporate the risk of nonperformance, since the callable brokered CDs are participated out by brokers in shares of less than $100,000 and insured by the FDIC. As of December 31, 2009, there were no callable brokered CDs outstanding measured at fair value since they were all called during 2009.

Medium-Term Notes (Level 2 inputs)

The fair value of medium-term notes is determined using a discounted cash flow analysis over the full term of the borrowings. This valuation also uses the “Hull-White Interest Rate Tree” approach to value the option components of the term notes. The model assumes that the embedded options are exercised economically. The fair value of medium-term notes is computed using the notional amount outstanding. The discount rates used in the valuations are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the term notes. For the medium-term notes, the credit risk is measured using the difference in yield curves between swap rates and a yield curve that considers the industry and credit rating of the Corporation as issuer of the note at a tenor comparable to the time to maturity of the note and option.

Investment Securities

The fair value of investment securities is the market value based on quoted market prices, when available, or market prices for identical or comparable assets that are based on observable market parameters including benchmark yields, reported trades, quotes from brokers or dealers, issuer spreads, bids offers and reference data including market research operations. Observable prices in the market already consider the risk of nonperformance. If listed prices or quotes are not available, fair value is based upon models that use unobservable inputs due to the limited market activity of the instrument (Level 3), as is the case with certain private label mortgage-backed securities held by the Corporation. Unlike U.S. agency mortgage-backed securities, the fair value of these private label securities cannot be readily determined because they are not actively traded in securities markets. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model, which follows the amortizing schedule of the underlying loans, which is an unobservable input.

Private label mortgage-backed securities are collateralized by fixed-rate mortgages on single-family residential properties in the United States and the interest rate is variable, tied to 3-month LIBOR and limited to the weighted-average coupon of the underlying collateral. The market valuation is derived from a model and represents the estimated net cash flows over the projected life of the pool of underlying assets applying a discount rate that reflects market observed floating spreads over LIBOR, with a widening spread bias on a non-rated security and utilizes relevant assumptions such as prepayment rate, default rate, and loss severity on a loan level basis. The Corporation modeled the cash flow from the fixed-rate mortgage collateral using a static cash flow analysis according to collateral attributes of the underlying mortgage pool (i.e. loan term, current balance, note rate, rate adjustment type, rate adjustment frequency, rate caps, others) in combination with prepayment forecasts obtained from a commercially available prepayment model (ADCO). The variable cash flow of the security is modeled using the 3-month LIBOR forward curve. Loss assumptions were driven by the combination of default and loss severity estimates, taking into account loan credit characteristics (loan-to-value, state, origination date, property type, occupancy loan purpose, documentation type, debt-to-income ratio, other) to provide an estimate of default and loss severity. Refer to Note 4 of the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information.

Derivative Instruments

The fair value of most of the derivative instruments is based on observable market parameters and takes into consideration the credit risk component of paying counterparts when appropriate, except when collateral is pledged. That is, on interest rate swaps, the credit risk of both counterparts is included in the valuation; and on options and caps, only the seller’s credit risk is considered. The “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments, and discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the Corporation. Derivatives include interest rate swaps used for protection against rising interest rates and, prior to June 30, 2009, included interest rate swaps to economically hedge brokered CDs and medium-term notes. For these interest rate swaps, a credit component is not considered in the valuation since the Corporation fully collateralizes with investment securities any mark-to-market loss with the counterparty and, if there are market gains, the counterparty must deliver collateral to the Corporation.

Certain derivatives with limited market activity, as is the case with derivative instruments named as “reference caps,” are valued using models that consider unobservable market parameters (Level 3). Reference caps are used mainly to hedge interest rate risk inherent in private label mortgage-backed securities, thus are tied to the notional amount of the underlying fixed-rate mortgage loans originated in the United States. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model which follows the amortizing schedule of the underlying loans, which is an unobservable input. The valuation model uses the Black formula, which is a benchmark standard in the financial industry. The Black formula is similar to the Black-Scholes formula for valuing stock options except that the spot price of the underlying is replaced by the forward price. The Black formula uses as inputs the strike price of the cap, forward LIBOR rates, volatility estimates and discount rates to estimate the option value. LIBOR rates and swap rates are obtained from Bloomberg L.P. (“Bloomberg”) every day and build zero coupon curve based on the Bloomberg LIBOR/Swap curve. The discount factor is then calculated from the zero coupon curve. The cap is the sum of all caplets. For each caplet, the rate is reset at the beginning of each reporting period and payments are made at the end of each period. The cash flow of caplet is then discounted from each payment date.

Derivative Financial Instruments

As part of the Corporation’s overall interest rate risk management, the Corporation utilizes derivative instruments, including interest rate swaps, interest rate caps and options to manage interest rate risk. All derivative instruments are measured and recognized on the Consolidated Statements of Financial Condition at their fair value. On the date the derivative instrument contract is entered into, the Corporation may designate the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value” hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge) or (3) as a “standalone” derivative instrument, including economic hedges that the Corporation has not formally documented as a fair value or cash flow hedge. Changes in the fair value of a derivative instrument that is highly effective and that is designated and qualifies as a fair-value hedge, along with changes in the fair value of the hedged asset or liability that is attributable to the hedged risk (including gains or losses on firm commitments), are recorded in current-period earnings as interest income or interest expense depending upon whether an asset or liability is being hedged. Similarly, the changes in the fair value of standalone derivative instruments or derivatives not qualifying or designated for hedge accounting are reported in current-period earnings as interest income or interest expense depending upon whether an asset or liability is being economically hedged. Changes in the fair value of a derivative instrument that is highly effective and that is designated and qualifies as a cash-flow hedge, if any, are recorded in other comprehensive income in the stockholders’ equity section of the Consolidated Statements of Financial Condition until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate asset or liability are recorded in earnings). As of December 31, 2009 and 2008, all derivatives held by the Corporation were considered economic undesignated hedges recorded at fair value with the resulting gain or loss recognized in current period earnings.

Prior to entering into an accounting hedge transaction or designating a hedge, the Corporation formally documents the relationship between the hedging instrument and the hedged item, as well as the risk management objective and strategy for undertaking the hedge transaction. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges, if any, to specific assets and liabilities on the statements of financial condition or to specific firm commitments or forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. The Corporation discontinues hedge accounting prospectively when it determines that the derivative is not effective or will no longer be effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires, is sold, or terminated, or management determines that designation of the derivative as a hedging instrument is no longer appropriate. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability as a yield adjustment.

The Corporation occasionally purchases or originates financial instruments that contain embedded derivatives. At inception of the financial instrument, the Corporation assesses: (1) if the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the financial instrument (host contract), (2) if the financial instrument that embodies both the embedded derivative and the host contract is measured at fair value with changes in fair value reported in earnings, or (3) if a separate instrument with the same terms as the embedded instrument would not meet the definition of a derivative. If the embedded derivative does not meet any of these conditions, it is separated from the host contract and carried at fair value with changes recorded in current period earnings as part of net interest income.

Effective January 1, 2007, the Corporation elected to early adopt authoritative guidance issued by the FASB that allows entities to choose to measure certain financial assets and liabilities at fair value with any changes in fair value reflected in earnings. The Corporation adopted the fair value option for callable fixed-rate medium-term notes and callable brokered certificates of deposit that were hedged with interest rate swaps. One of the main considerations in the determination to adopt the fair value option for these instruments was to eliminate the operational procedures required by the long-haul method of accounting in terms of documentation, effectiveness assessment, and manual procedures followed by the Corporation to fulfill the requirements specified by authoritative guidance issued by the FASB for derivative instruments designated as fair value hedges.

With the Corporation’s elimination of the use of the long-haul method in connection with the adoption of the fair value option, the Corporation no longer amortizes or accretes the basis adjustment for the financial liabilities elected to be measured at fair value. The basis adjustment amortization or accretion is the reversal of the basis differential between the market value and book value recognized at the inception of fair value hedge accounting as well as the change in value of the hedged brokered CDs and medium-term notes recognized since the implementation of the long-haul method. Since the time the Corporation implemented the long-haul method, it had recognized changes in the value of the hedged brokered CDs and medium-term notes based on the expected call date of the instruments. The adoption of the fair value option also required the recognition, as part of the initial adoption adjustment to retained earnings, of all of the unamortized placement fees that were paid to broker counterparties upon the issuance of the elected brokered CDs and medium-term notes. The Corporation previously amortized those fees through earnings based on the expected call date of the instruments. The option of using fair value accounting also requires that the accrued interest be reported as part of the fair value of the financial instruments elected to be measured at fair value.

Income Recognition on Loans

Loans are stated at the principal outstanding balance, net of unearned interest, unamortized deferred origination fees and costs and unamortized premiums and discounts. Fees collected and costs incurred in the origination of new loans are deferred and amortized using the interest method or a method which approximates the interest method over the term of the loan as an adjustment to interest yield. Unearned interest on certain personal, auto loans and finance leases is recognized as income under a method which approximates the interest method. When a loan is paid off or sold, any unamortized net deferred fee (cost) is credited (charged) to income.

Loans on which the recognition of interest income has been discontinued are designated as non-accruing. When loans are placed on non-accruing status, any accrued but uncollected interest income is reversed and charged against interest income. Consumer, construction, commercial and mortgage loans are classified as non-accruing when interest and principal have not been received for a period of 90 days or more or when there are doubts about the potential to collect all of the principal based on collateral deficiencies or, in other situations, when collection of all of the principal or interest is not expected due to deterioration in the financial condition of the borrower. Interest income on non-accruing loans is recognized only to the extent it is received in cash. However, where there is doubt regarding the ultimate collectability of loan principal, all cash thereafter received is applied to reduce the carrying value of such loans (i.e., the cost recovery method). Loans are restored to accrual status only when future payments of interest and principal are reasonably assured.

Loan and lease losses are charged and recoveries are credited to the allowance for loan and lease losses. Closed-end personal consumer loans are charged-off when payments are 120 days in arrears. Collateralized auto and finance leases are reserved at 120 days delinquent and charged-off to their estimated net realizable value when collateral deficiency is deemed uncollectible (i.e. when foreclosure is probable). Open-end (revolving credit) consumer loans are charged-off when payments are 180 days in arrears.

A loan is considered impaired when, based upon current information and events, it is probable that the Corporation will be unable to collect all amounts due (including principal and interest) according to the contractual terms of the loan agreement. The Corporation measures impairment individually for those commercial and construction loans with a principal balance of $1 million or more, including loans for which a charge-off has been recorded based upon the fair value of the underlying collateral, and also evaluates for impairment purposes certain residential mortgage loans with high delinquency and loan-to-value levels. Interest income on impaired loans is recognized based on the Corporation’s policy for recognizing interest on accrual and non-accrual loans. Impaired loans also include loans that have been modified in troubled debt restructurings as a concession to borrowers experiencing financial difficulties. Troubled debt restructurings typically result from the Corporation’s loss mitigation activities or programs sponsored by the Federal Government and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Troubled debt restructurings are generally reported as non-performing loans and restored to accrual status when there is a reasonable assurance of repayment and the borrower has made payments over a sustained period, generally six months. However, a loan that has been formally restructured as to be reasonably assured of repayment and of performance according to its modified terms is not placed in non-accruing status, provided the restructuring is supported by a current, well documented credit evaluation of the borrower’s financial condition taking into consideration sustained historical payment performance for a reasonable time prior to the restructuring.

Recent Accounting Pronouncements

The FASB have issued the following accounting pronouncements and guidance relevant to the Corporation’s operations:

In May 2008, the FASB issued authoritative guidance on financial guarantee insurance contracts requiring that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This guidance also clarifies how the accounting and reporting by insurance entities applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. FASB authoritative guidance on the accounting for financial guarantee insurance contracts is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities which are effective since the first interim period after the issuance of this guidance. The adoption of this guidance did not have a significant impact on the Corporation’s financial statements.

In June 2008, the FASB issued authoritative guidance for determining whether instruments granted in shared-based payment transactions are participating securities. This guidance applies to entities with outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends. Furthermore, awards with dividends that do not need to be returned to the entity if the employee forfeits the award are considered participating securities. Accordingly, under this guidance unvested share-based payment awards that are considered to be participating securities must be included in the computation of earnings per share (“EPS”) pursuant to the two-class method as required by FASB guidance on earnings per share. FASB guidance on determining whether instruments granted in share based payment transactions are participating securities is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of this Statement did not have an impact on the Corporation’s financial statements since, as of December 31, 2009, the outstanding unvested shares of restricted stock do not contain rights to nonforfeitable dividends.

In April 2009, the FASB issued authoritative guidance for the accounting of assets acquired and liabilities assumed in a business combination that arise from contingencies. This guidance amends the provisions related to the initial recognition and measurement, subsequent measurement and disclosure of assets and liabilities arising from contingencies in a business combination. The guidance carries forward the requirement that acquired contingencies in a business combination be recognized at fair value on the acquisition date if fair value can be reasonably estimated during the allocation period. Otherwise, entities would typically account for the acquired contingencies based on a reasonable estimate in accordance with FASB guidance on the accounting for contingencies. This guidance is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this Statement did not have an impact on the Corporation’s financial statements.

In April 2009, the FASB issued authoritative guidance for determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This guidance relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the objective of fair value measurement, that is, to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. This guidance is effective for interim and annual reporting periods ending after June 15, 2009 on a prospective basis. The adoption of this Statement did not impact the Corporation’s fair value methodologies on its financial assets and liabilities.

In April 2009, the FASB amended the existing guidance on determining whether an impairment for investments in debt securities is OTTI and requires an entity to recognize the credit component of an OTTI of a debt security in earnings and the noncredit component in other comprehensive income (“OCI”) when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. This guidance also requires expanded disclosures and became effective for interim and annual reporting periods ending after June 15, 2009. In connection with this guidance, the Corporation recorded $1.3 million for the year ended December 31, 2009 of OTTI charges through earnings that represents the credit loss of available-for-sale private label mortgage-backed securities. This guidance does not amend existing recognition and measurement guidance related to an OTTI of equity securities. The expanded disclosures related to this new guidance are included in Note 4 of the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K.

In April 2009, the FASB amended the existing guidance on the disclosure about fair values of financial instruments, which requires entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments, in both interim financial statements as well as annual financial statements. This guidance became effective for interim reporting periods ending after June 15, 2009. The adoption of the amended guidance expanded the Corporation’s interim financial statement disclosures with regard to the fair value of financial instruments.

In May 2009, the FASB issued authoritative guidance on subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance is effective for interim or annual financial periods ending after June 15, 2009. There are not any material subsequent event that would require further disclosure.

In June 2009, the FASB amended the existing guidance on the accounting for transfers of financial assets, which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to this guidance includes changes to the conditions for sales of a financial assets which objective is to determine whether a transferor and its consolidated affiliates included in the financial statements have surrendered control over transferred financial assets or third-party beneficial interests; and the addition of the meaning of the term participating interest which represents a proportionate (pro rata) ownership interest in an entire financial asset. The Corporation is evaluating the impact the adoption of the guidance will have on its financial statements.

In June 2009, the FASB amended the existing guidance on the consolidation of variable interest, which improves financial reporting by enterprises involved with variable interest entities and addresses (i) the effects on certain provisions of the amended guidance, as a result of the elimination of the qualifying special-purpose entity concept in the accounting for transfer of financial assets guidance and (ii) constituent concerns about the application of certain key provisions of the guidance, including those in which the accounting and disclosures do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to this guidance includes the replacement of the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity. The Corporation is evaluating the impact, if any, the adoption of this guidance will have on its financial statements.

In June 2009, the FASB issued authoritative guidance on the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification (“Codification”) is the single source of authoritative nongovernmental GAAP. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification project does not change GAAP in any way shape or form; it only reorganizes the existing pronouncements into one single source of U.S. GAAP. This guidance is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in this guidance. All other accounting literature not included in the Codification is nonauthoritative. Following this guidance, the FASB will not issue new guidance in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

In August 2009, the FASB updated the Codification in connection with the fair value measurement of liabilities to clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

1. A valuation technique that uses:

a. The quoted price of the identical liability when traded as an asset

b. Quoted prices for similar liabilities or similar liabilities when traded as assets

2. Another valuation technique that is consistent with the principles of fair value measurement. Two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

The update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The update also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustment to the quoted price of the asset are required are Level 1 fair value measurements. This update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this guidance did not impact the Corporation’s fair value methodologies on its financial liabilities

In September 2009, the FASB updated the Codification to reflect SEC staff pronouncements on earnings-per-share calculations. According to the update, the SEC staff believes that when a public company redeems preferred shares, the difference between the fair value of the consideration transferred to the holders of the preferred stock and the carrying amount on the balance sheet after issuance costs of the preferred stock should be added to or subtracted from net income before doing an earnings per share calculation. The SEC’s staff also thinks it is not appropriate to aggregate preferred shares with different dividend yields when trying to determine whether the “if-converted” method is dilutive to the earnings per-share calculation. As of December 31, 2009, the Corporation has not been involved in a redemption or induced conversion of preferred stock.

In January 2010, the FASB updated the Codification to provide guidance on accounting for distributions to shareholders with components of stock and cash. This guidance clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend . The new guidance is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The adoption of this guidance did not impact the Corporation’s financial statements.

In January 2010, the FASB updated the Codification to provide guidance to improve disclosure requirements related to fair value measurements and require reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. Entities will be required to separately disclose significant transfers into and out of Level 1 and Level 2 measurements in the fair-value hierarchy and the reasons for the transfers. Significance will be determined based on earnings and total assets or total liabilities or, when changes in fair value are recognized in other comprehensive income, based on total equity. A reporting entity must disclose and consistently follow its policy for determining when transfers between levels are recognized. Acceptable methods for determining when to recognize transfers include: (i) actual date of the event or change in circumstances causing the transfer; (ii) beginning of the reporting period; and (iii) end of the reporting period. Currently, entities are only required to disclose activity in Level 3 measurements in the fair-value hierarchy on a net basis. This guidance will require separate disclosures for purchases, sales, issuances, and settlements of assets. Entities will also have to disclose the reasons for the activity and apply the same guidance on significance and transfer policies required for transfers between Level 1 and 2 measurements. The guidance requires disclosure of fair-value measurements by “class” instead of “major category.” A class is generally a subset of assets and liabilities within a financial statement line item and is based on the specific nature and risks of the assets and liabilities and their classification in the fair-value hierarchy. When determining classes, reporting entities must also consider the level of disaggregated information required by other applicable GAAP. For fair-value measurements using significant observable inputs (Level 2) or significant unobservable inputs (Level 3), this guidance requires reporting entities to disclose the valuation technique and the inputs used in determining fair value for each class of assets and liabilities. If the valuation technique has changed in the reporting period (e.g., from a market approach to an income approach) or if an additional valuation technique is used, entities are required to disclose the change and the reason for making the change. Except for the detailed Level 3 roll forward disclosures, the guidance is effective for annual and interim reporting periods beginning after December 15, 2009 (first quarter of 2010 for public companies with calendar year-ends). The new disclosures about purchases, sales, issuances, and settlements in the roll forward activity for Level 3 fair-value measurements are effective for interim and annual reporting periods beginning after December 15, 2010 (first quarter of 2011 for public companies with calendar year-ends). Early adoption is permitted. In the initial adoption period, entities are not required to include disclosures for previous comparative periods; however, they are required for periods ending after initial adoption. The Corporation is evaluating the impact the adoption of this guidance will have on its financial statements.

RESULTS OF OPERATIONS

Net Interest Income

Net interest income is the excess of interest earned by First BanCorp on its interest-earning assets over the interest incurred on its interest-bearing liabilities. First BanCorp’s net interest income is subject to interest rate risk due to the re-pricing and maturity mismatch of the Corporation’s assets and liabilities. Net interest income for the year ended December 31, 2009 was $519.0 million, compared to $527.9 million and $451.0 million for 2008 and 2007, respectively. On an adjusted tax equivalent basis and excluding the changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value, net interest income for the year ended December 31, 2009 was $567.2 million, compared to $579.1 million and $475.4 million for 2008 and 2007, respectively.

The following tables include a detailed analysis of net interest income. Part I presents average volumes and rates on an adjusted tax equivalent basis and Part II presents, also on an adjusted tax equivalent basis, the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Corporation’s net interest income. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by prior period rates), and (ii) changes in rate (changes in rate multiplied by prior period volumes). Rate-volume variances (changes in rate multiplied by changes in volume) have been allocated to the changes in volume and rate based upon their respective percentage of the combined totals.

The net interest income is computed on an adjusted tax equivalent basis (for definition and reconciliation of this non-GAAP measure, refer to discussions below) and excluding: (1) the change in the fair value of derivative instruments, and (2) unrealized gains or losses on liabilities measured at fair value.

Part I

	Average Volume			Interest Income(1)/Expense			Average Rate(1)
Year Ended December 31,	2009	2008	2007	2009	2008	2007	2009	2008	2007
	(Dollars in thousands)

Interest-earning assets:
Money market & other short-term investments	$182,205	$286,502	$440,598	$577	$6,355	$22,155	0.32%	2.22%	5.03%
Government obligations(2)	1,345,591	1,402,738	2,687,013	54,323	93,539	159,572	4.04%	6.67%	5.94%
Mortgage-backed securities	4,254,044	3,923,423	2,296,855	238,992	244,150	117,383	5.62%	6.22%	5.11%
Corporate bonds	4,769	7,711	7,711	294	570	510	6.16%	7.39%	6.61%
FHLB stock	76,982	65,081	46,291	3,082	3,710	2,861	4.00%	5.70%	6.18%
Equity securities	2,071	3,762	8,133	126	47	3	6.08%	1.25%	0.04%

Total investments(3)	5,865,662	5,689,217	5,486,601	297,394	348,371	302,484	5.07%	6.12%	5.51%

Residential mortgage loans	3,523,576	3,351,236	2,914,626	213,583	215,984	188,294	6.06%	6.44%	6.46%
Construction loans	1,590,309	1,485,126	1,467,621	52,908	82,513	121,917	3.33%	5.56%	8.31%
C&I and commercial mortgage loans	6,343,635	5,473,716	4,797,440	263,935	314,931	362,714	4.16%	5.75%	7.56%
Finance leases	341,943	373,999	379,510	28,077	31,962	33,153	8.21%	8.55%	8.74%
Consumer loans	1,661,099	1,709,512	1,729,548	188,775	197,581	202,616	11.36%	11.56%	11.71%

Total loans(4)(5)	13,460,562	12,393,589	11,288,745	747,278	842,971	908,694	5.55%	6.80%	8.05%

Total interest-earning assets	$19,326,224	$18,082,806	$16,775,346	$1,044,672	$1,191,342	$1,211,178	5.41%	6.59%	7.22%

	Average Volume			Interest Income(1)/Expense			Average Rate(1)
Year Ended December 31,	2009	2008	2007	2009	2008	2007	2009	2008	2007
	(Dollars in thousands)

Interest-bearing liabilities:
Interest-bearing checking accounts	$866,464	$580,572	$443,420	$19,995	$12,914	$11,365	2.31%	2.22%	2.56%
Savings accounts	1,540,473	1,217,730	1,020,399	19,032	18,916	15,037	1.24%	1.55%	1.47%
Certificates of deposit	1,680,325	1,812,957	1,652,430	50,939	73,466	82,761	3.03%	4.05%	5.01%
Brokered CDs	7,300,696	7,671,094	7,639,470	227,896	318,199	415,287	3.12%	4.15%	5.44%

Interest-bearing deposits	11,387,958	11,282,353	10,755,719	317,862	423,495	524,450	2.79%	3.75%	4.88%
Loans payable	643,618	10,792	—	2,331	243	—	0.36%	2.25%	—
Other borrowed funds	3,745,980	3,864,189	3,449,492	124,340	148,753	172,890	3.32%	3.85%	5.01%
FHLB advances	1,322,136	1,120,782	723,596	32,954	39,739	38,464	2.49%	3.55%	5.32%

Total interest-bearing liabilities(6)	$17,099,692	$16,278,116	$14,928,807	$477,487	$612,230	$735,804	2.79%	3.76%	4.93%

Net interest income				$567,185	$579,112	$475,374

Interest rate spread							2.62%	2.83%	2.29%
Net interest margin							2.93%	3.20%	2.83%

(1)	On an adjusted tax-equivalent basis. The tax-equivalent yield was estimated by dividing the interest rate spread on exempt assets by 1 less the Puerto Rico statutory tax rate as adjusted for changes to enacted tax rates (40.95% for the Corporation’s subsidiaries other than IBEs in 2009, 35.95% for the Corporation’s IBEs in 2009 and 39% for all subsidiaries in 2008 and 2007) and adding to it the cost of interest-bearing liabilities. The tax-equivalent adjustment recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Changes in the fair value of derivative instruments and unrealized gains or losses on liabilities measured at fair value are excluded from interest income and interest expense because the changes in valuation do not affect interest paid or received.

(2)	Government obligations include debt issued by government sponsored agencies.

(3)	Unrealized gains and losses in available-for-sale securities are excluded from the average volumes.

(4)	Average loan balances include the average of non-accruing loans.

(5)	Interest income on loans includes $11.2 million, $10.2 million, and $11.1 million for 2009, 2008 and 2007, respectively, of income from prepayment penalties and late fees related to the Corporation’s loan portfolio.

(6)	Unrealized gains and losses on liabilities measured at fair value are excluded from the average volumes.

Part II

	2009 Compared to 2008			2008 Compared to 2007
	Increase (Decrease) Due to:			Increase (Decrease) Due to:
	Volume	Rate	Total	Volume	Rate	Total
	(In thousands)

Interest income on interest-earning assets:
Money market & other short-term investments	$(1,724)	$(4,054)	$(5,778)	$(6,082)	$(9,718)	$(15,800)
Government obligations	(3,672)	(35,544)	(39,216)	(80,954)	14,921	(66,033)
Mortgage-backed securities	19,474	(24,632)	(5,158)	97,011	29,756	126,767
Corporate bonds	(192)	(84)	(276)	—	60	60
FHLB stock	578	(1,206)	(628)	1,115	(266)	849
Equity securities	(62)	141	79	(29)	73	44

Total investments	14,402	(65,379)	(50,977)	11,061	34,826	45,887

Residential mortgage loans	10,716	(13,117)	(2,401)	28,173	(483)	27,690
Construction loans	4,681	(34,286)	(29,605)	1,214	(40,618)	(39,404)
C&I and commercial mortgage loans	43,028	(94,024)	(50,996)	45,020	(92,803)	(47,783)
Finance leases	(2,654)	(1,231)	(3,885)	(477)	(714)	(1,191)
Consumer loans	(5,466)	(3,340)	(8,806)	(2,332)	(2,703)	(5,035)

Total loans	50,305	(145,998)	(95,693)	71,598	(137,321)	(65,723)

Total interest income	64,707	(211,377)	(146,670)	82,659	(102,495)	(19,836)

Interest expense on interest-bearing liabilities:
Brokered CDs	(14,707)	(75,596)	(90,303)	1,591	(98,679)	(97,088)
Other interest-bearing deposits	12,285	(27,615)	(15,330)	21,551	(25,418)	(3,867)
Loans payable	8,265	(6,177)	2,088	243	—	243
Other borrowed funds	(4,439)	(19,974)	(24,413)	18,327	(42,464)	(24,137)
FHLB advances	6,122	(12,907)	(6,785)	17,599	(16,324)	1,275

Total interest expense	7,526	(142,269)	(134,743)	59,311	(182,885)	(123,574)

Change in net interest income	$57,181	$(69,108)	$(11,927)	$23,348	$80,390	$103,738

A portion of the Corporation’s interest-earning assets, mostly investments in obligations of some U.S. Government agencies and sponsored entities, generate interest which is exempt from income tax, principally in Puerto Rico. Also, interest and gains on sale of investments held by the Corporation’s international banking entities are tax-exempt under the Puerto Rico tax law (refer to the Income Taxes discussion below for additional information regarding recent legislation that imposes a temporary 5% tax rate on IBEs’ net income). To facilitate the comparison of all interest data related to these assets, the interest income has been converted to an adjusted taxable equivalent basis. The tax equivalent yield was estimated by dividing the interest rate spread on exempt assets by 1 less the Puerto Rico statutory tax rate as adjusted for recent changes to enacted tax rates (40.95% for the Corporation’s subsidiaries other than IBEs in 2009, 35.95% for the Corporation’s IBEs in 2009 and 39% for all subsidiaries in 2008 and 2007) and adding to it the average cost of interest-bearing liabilities. The computation considers the interest expense disallowance required by Puerto Rico tax law. Refer to “Income Taxes” discussion below for additional information of the Puerto Rico tax law.

The presentation of net interest income excluding the effects of the changes in the fair value of the derivative instruments and unrealized gains or losses on liabilities measured at fair value provides additional information about the Corporation’s net interest income and facilitates comparability and analysis. The changes in the fair value of the derivative instruments and unrealized gains or losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing assets or interest-bearing liabilities, respectively, or on interest payments exchanged with interest rate swap counterparties.

The following table reconciles the interest income on an adjusted tax-equivalent basis set forth in Part I above to interest income set forth in the Consolidated Statements of (Loss) Income:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Interest income on interest-earning assets on an adjusted tax-equivalent basis	$1,044,672	$1,191,342	$1,211,178
Less: tax equivalent adjustments	(53,617)	(56,408)	(15,293)
Plus (less): net unrealized gain (loss) on derivatives	5,519	(8,037)	(6,638)

Total interest income	$996,574	$1,126,897	$1,189,247

The following table summarizes the components of the changes in fair values of interest rate swaps and interest rate caps, which are included in interest income:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Unrealized gain (loss) on derivatives (economic undesignated hedges):
Interest rate caps	$3,496	$(4,341)	$(3,985)
Interest rate swaps on loans	2,023	(3,696)	(2,653)

Net unrealized gain (loss) on derivatives (economic undesignated hedges)	$5,519	$(8,037)	$(6,638)

The following table summarizes the components of interest expense for the years ended December 31, 2009, 2008 and 2007. As previously stated, the net interest margin analysis excludes the changes in the fair value of derivatives and unrealized gains or losses on liabilities measured at fair value:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Interest expense on interest-bearing liabilities	$460,128	$632,134	$713,918
Net interest (realized) incurred on interest rate swaps	(5,499)	(35,569)	12,323
Amortization of placement fees on brokered CDs	22,858	15,665	9,056
Amortization of placement fees on medium-term notes	—	—	507

Interest expense excluding net unrealized loss (gain) on derivatives (economic undesignated hedges) and net unrealized (gain) loss on liabilities measured at fair value,	477,487	612,230	735,804
Net unrealized loss (gain) on derivatives (economic undesignated hedges) and liabilities measured at fair value	45	(13,214)	4,488
Accretion of basis adjustment	(2,061)	—	(2,061)

Total interest expense	$477,532	$599,016	$738,231

The following table summarizes the components of the net unrealized gain and loss on derivatives (economic undesignated hedges) and net unrealized gain and loss on liabilities measured at fair value which are included in interest expense:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Unrealized loss (gain) on derivatives (economic undesignated hedges):
Interest rate swaps and other derivatives on brokered CDs	$5,321	$(62,856)	$(66,826)
Interest rate swaps and other derivatives on medium-term notes	199	(392)	692

Net unrealized loss (gain) on derivatives (economic undesignated hedges)	5,520	(63,248)	(66,134)

Unrealized (gain) loss on liabilities measured at fair value:
Unrealized (gain) loss on brokered CDs	(8,696)	54,199	71,116
Unrealized loss (gain) on medium-term notes	3,221	(4,165)	(494)

Net unrealized (gain) loss on liabilities measured at fair value:	(5,475)	50,034	70,622

Net unrealized loss (gain) on derivatives (economic undesignated hedges) and liabilities measured at fair value	$45	$(13,214)	$4,488

The following table summarizes the components of the accretion of basis adjustment which are included in interest expense in 2007:

Year Ended December 31,
2007
(In thousands)

Accreation of basis adjustments on fair value hedges:
Interest rate swaps on brokered CDs	$—
Interest rate swaps on medium-term notes	(2,061)

Accretion of basis adjustment on fair value hedges	$(2,061)

Interest income on interest-earning assets primarily represents interest earned on loans receivable and investment securities.

Interest expense on interest-bearing liabilities primarily represents interest paid on brokered CDs, branch-based deposits, advances from the FHLB and FED, repurchase agreements and notes payable.

Net interest incurred or realized on interest rate swaps primarily represents net interest exchanged on swaps that economically hedge brokered CDs and medium-term notes.

The amortization of broker placement fees represents the amortization of fees paid to brokers upon issuance of related financial instruments (i.e., brokered CDs not elected for the fair value option). For 2007, the amortization of broker placement fees includes the derecognition of the unamortized balance of placement fees related to a $150 million note redeemed prior to its contractual maturity during the second quarter as well as the amortization of placement fees for brokered CDs not elected for the fair value option.

Unrealized gains or losses on derivatives represents changes in the fair value of derivatives, primarily interest rate swaps, that economically hedge liabilities (i.e., brokered CDs and medium-term notes) or assets (i.e., loans and investments).

Unrealized gains or losses on liabilities measured at fair value represents the change in the fair value of such liabilities (medium-term notes and brokered CDs), other than the accrual of interests.

For 2007, the basis adjustment represents the basis differential between the market value and the book value of a $150 million medium-term note recognized at the inception of fair value hedge accounting on April 3, 2006, as well as changes in fair value recognized after the inception until the discontinuance of fair value hedge accounting on January 1, 2007, which was amortized or accreted based on the expected maturity of the liability as a yield adjustment. The unamortized balance of the basis adjustment was derecognized as part of the redemption of the $150 million note resulting in an adjustment to earnings of $1.9 million recognized as an accretion of basis adjustment, during the second quarter of 2007.

Derivative instruments, such as interest rate swaps, are subject to market risk. While the Corporation does have certain trading derivatives to facilitate customer transactions, the Corporation does not utilize derivative instruments for speculative purposes. As of December 31, 2009, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, the volume of interest rate swaps was much higher, as they were used to convert the fixed-rate of a large portfolio of brokered CDs, mainly those with long-term maturities, to a variable rate and mitigate the interest rate risk related to variable rate loans. However, most of these interest rate swaps were called during 2009, due to lower interest rate levels. Refer to Note 32 of the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for further details concerning the notional amounts of derivative instruments and additional information. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on net interest income. This will depend, for the most part, on the shape of the yield curve, the level of interest rates, as well as the expectations for rates in the future.

2009 compared to 2008

Net interest income decreased 2% to $519.0 million for 2009 from $527.9 million for 2008 adversely impacted by a 27 basis points decrease, on an adjusted tax-equivalent basis, in the Corporation’ net interest margin. The decrease in the yield of the Corporation’s average interest-earning assets declined more than the cost of the average interest-bearing liabilities. The yield on interest-earning assets decreased 118 basis points to 5.41% for 2009 from 6.59% for 2008. The decrease was primarily the result of a lower yield on average loans which decreased 125 basis points to 5.55% for 2009 from 6.80% for 2008. The decrease in the yield on average loans was primarily due to the increase in non-accrual loans which resulted in the reversal of accrued interest. Also contributing to a lower yield on average loans was the decline in market interest rates that resulted in reductions in interest income from variable rate loans, primarily commercial and construction loans tied to short-term indexes, even though the Corporation is actively increasing spreads on loans renewals. The Corporation increased the use of interest rate floors in new commercial and construction loans agreements and renewals in 2009 to protect net interest margins going forward. The average 3-month LIBOR for 2009 was 0.69% compared to 2.93% for 2008 and the Prime Rate for 2009 was 3.25% compared to an average of 5.08% for 2008. Lower yields were also observed in the investment securities portfolio, driven by the approximately $946 million of U.S. agency debentures called in 2009 and MBS prepayments, which were replaced with lower yielding investments financed with very low-cost sources of funding.

The cost of average-interest bearing liabilities decreased 97 basis to 2.79% for 2009 from 3.76% for 2008, primarily due to the decline short-term rates and changes in the mix of funding sources. The weighted-average cost of brokered CDs decreased 103 basis points to 3.12% for 2009 from 4.15% for 2008 primarily due to the replacement of maturing or callable brokered CDs that had interest rates above current market rates with shorter-term brokered CDs. Also, as a result of the general decline in market interest rates, lower interest rates were paid on existing customer money market and savings accounts coupled with lower interest rates paid on new deposits. In addition, the Corporation increased the use of short-term advances from the FHLB and the FED. The Corporation increased its short-term borrowings as a measure of interest rate risk management to match the shortening in the average life of the investment portfolio and shifted the funding emphasis to retail deposit to reduce reliance on brokered CDs.

Partially offsetting the compression in net interest margin, was an increase of $1.2 billion in average interest-earning assets. The higher volume of average interest-earning assets was driven by the growth of the

C&I loan portfolio in Puerto Rico, primarily due to credit facilities extended to the Puerto Rico Government and its political subdivisions. Also, funds obtained through short-term borrowings were invested, in part, in the purchase of investment securities to mitigate the decline in the average yield on securities that resulted from the acceleration of MBS prepayments and calls of U.S. agency debentures.

On an adjusted tax-equivalent basis, net interest income decreased by $11.9 million, or 2%, for 2009 compared to 2008. The decrease was principally due to lower yields on earning-assets as described above and a decrease of $2.8 million in the tax-equivalent adjustment. The tax-equivalent adjustment increases interest income on tax-exempt securities and loans by an amount which makes tax-exempt income comparable, on a pre-tax basis, to the Corporation’s taxable income as previously stated. The decrease in the tax-equivalent adjustment was mainly related to decreases in the interest rate spread on tax-exempt assets, mainly due to lower yields on U.S. agency debentures an MBS held by the Corporation’s IBE subsidiary, as the Corporation replaced securities called and sold as well as prepayments of MBS with shorter-term securities, and due to the decrease in income tax savings on securities held by FirstBank Overseas Corporation resulting from the temporary 5% tax imposed in 2009 to all IBEs (see Income Taxes discussion below).

2008 compared to 2007

Net interest income increased 17% to $527.9 million for 2008 from $451.0 million for 2007. Approximately $14.2 million of the total net interest income increase was related to fluctuations in the fair value of derivative instruments and financial liabilities measured at fair value. The Corporation’s net interest spread and margin for 2008, on an adjusted tax equivalent basis, were 2.83% and 3.20%, respectively, up 54 and 37 basis points from 2007. The increase was mainly associated with a decrease in the average cost of funds resulting from lower short-term interest rates and, to a lesser extent, a higher volume of interest earning assets. During 2008, the target for the Federal Funds rate was lowered from 4.25% to a range of 0% to 0.25% through seven separate actions in an attempt to stimulate the U.S. economy, officially in recession since December 2007. The decrease in funding costs more than offset lower loan yields resulting from the repricing of variable-rate construction and commercial loans tied to short-term indexes and from a higher volume of non-accrual loans.

Average earning assets for 2008 increased by $1.3 billion, as compared to 2007, driven by commercial and residential real estate loan originations, and, to a lesser extent, purchases of loans during 2008 that contributed to a wider spread. In addition, the Corporation purchased approximately $3.2 billion in U.S. government agency fixed-rate MBS having an average yield of 5.44% during 2008, which is higher than the cost of the borrowing required to finance the purchase of such assets, thus contributing to a higher net interest income as compared to 2007. The increase in the loan and MBS portfolio was partially offset by the early redemption, through call exercises, of approximately $1.2 billion of U.S. Agency debentures with an average yield of 5.87% due to the drop in rates in the long end of the yield curve.

On the funding side, the average cost of the Corporation’s interest-bearing liabilities decreased by 117 basis points mainly due to lower short-term rates and the mix of borrowings. The benefit from the decline in short-term rates in 2008 was partially offset by the Corporation’s strategy, in managing its asset/liability position in order to limit the effects of changes in interest rates on net interest income, of reducing its exposure to high levels of market volatility by, among other things, extending the duration of its borrowings and replacing swapped-to-floating brokered CDs that matured or were called (due to lower short-term rates) with brokered CDs not hedged with interest rate swaps. Also, the Corporation has reduced its interest rate risk through other funding sources and by, among other things, entering into long-term and structured repurchase agreements that replaced short-term borrowings. The volume of swapped-to-floating brokered CDs decreased by approximately $3.0 billion to $1.1 billion as of December 31, 2008 from $4.1 billion as of December 31, 2007.

On the asset side, the average yield of the Corporation’s interest-earning assets decreased by 63 basis points driven by lower yields on the variable-rate commercial and construction loan portfolio. The weighted-average yield on loans decreased by 125 basis points during 2008. In the latter part of 2008, the Corporation took initial steps to obtain higher pricing on its variable-rate commercial loan portfolio; however, this effort was severely impacted by significant declines in short-term rates during the last quarter of 2008 (the Prime

Rate dropped to 3.25% from 7.25% at December 31, 2007 and 3-month LIBOR closed at 1.43% on December 31, 2008 from 4.70% on December 31, 2007) and, to a lesser extent, by the increase in the volume of non-performing loans. Lower loans yields were partially offset by higher yields on tax-exempt securities such as U.S. agency MBS held by the Corporation’s international banking entity subsidiary.

On an adjusted tax equivalent basis, net interest income increased by $103.7 million, or 22%, for 2008 compared to 2007. The increase was principally due to the lower short-term rates discussed above but also was positively impacted by a $41.1 million increase in the tax-equivalent adjustment. The increase in the tax-equivalent adjustment was mainly related to increases in the interest rate spread on tax-exempt assets due to lower short-term rates and a higher volume of tax-exempt MBS held by the Corporation’s international banking entity subsidiary, FirstBank Overseas Corporation.

Provision for Loan and Lease Losses

The provision for loan and lease losses is charged to earnings to maintain the allowance for loan and lease losses at a level that the Corporation considers adequate to absorb probable losses inherent in the portfolio. The adequacy of the allowance for loan and lease losses is also based upon a number of additional factors including trends in charge-offs and delinquencies, current economic conditions, the fair value of the underlying collateral and the financial condition of the borrowers, and, as such, includes amounts based on judgments and estimates made by the Corporation. Although the Corporation believes that the allowance for loan and lease losses is adequate, factors beyond the Corporation’s control, including factors affecting the economies of Puerto Rico, the United States, the U.S. Virgin Islands and the British Virgin Islands, may contribute to delinquencies and defaults, thus necessitating additional reserves.

During 2009, the Corporation recorded a provision for loan and lease losses of $579.9 million, compared to $190.9 million in 2008 and $120.6 million in 2007.

2009 compared to 2008

The increase, as compared to 2008, was mainly related to:

•	Increases in specific reserves for construction and commercial impaired loans.

•	Increases in non-performing and net charge-offs levels.

•	The migration of loans to higher risk categories, thus requiring higher general reserves.

•	The overall growth of the loan portfolio.

Even though the deterioration in credit quality was observed in all of the Corporation’s portfolios, it was more significant in the construction and C&I loan portfolios, which were affected by the stagnant housing market and further deterioration in the economies of the markets served. The provision for loan losses for the construction loan portfolio increased by $211.1 million and the provision for the C&I loan portfolio increased by $110.6 million compared to 2008. This increase accounts for approximately 83% of the increase in the provision. As mentioned above, the increase was mainly driven by the migration of loans to higher risk categories, increases in specific reserves for impaired loans, and increases to loss factors used to determine the general reserve to account for negative trends in non-performing loans, charge-offs affected by declines in collateral values and economic indicators. The provision for residential mortgages also increased significantly for 2009, as compared to 2008, an increase of $32 million, as a result of updating general reserve factors and a higher portfolio of delinquent loans evaluated for impairment purposes that was adversely impacted by decreases in collateral values.

In terms of geography, the Corporation recorded a $366.0 million provision in 2009 for its loan portfolio in Puerto Rico compared to $125.0 million in 2008, an increase of $241.0 million mainly related to the C&I and construction loans portfolio. The provision for C&I loans in Puerto Rico increased by $116.5 million and the provision for the construction loan portfolio in Puerto Rico increased by $101.3 million. Rising unemployment and the depressed economy negatively impacted borrowers and was reflected in a persistent decline in the volume of new housing sales and underperformance of important sectors of the economy.

With respect to the United States loan portfolio, the Corporation recorded a $188.7 million provision in 2009 compared to a $53.4 million provision in 2008, an increase of $135.3 million mainly related to the construction loan portfolio. The provision for construction loans in the United States increased by $95.0 million compared to 2008, primarily due to charges against specific reserves for impaired construction projects, mainly collateral dependent loans that were charged-off to their collateral value in 2009 (refer to the “Risk Management — Credit Risk Management — Allowance for Loan and Lease Losses and Non-performing Assets” discussion below for additional information about charge-offs recorded in 2009). Impaired loans in the United States increased from $210.1 million at December 31, 2008 to $461.1 million by the end of 2009. As of December 31, 2009, approximately 89%, or $265.1 million of the total exposure to construction loans in Florida was individually measured for impairment.

The provision recorded for the loan portfolio in the Virgin Islands amounted to $25.2 million in 2009, an increase of $12.7 million compared to 2008 mainly related to the construction loan portfolio.

Refer to the discussions under “Risk Management — Credit Risk Management — Allowance for Loan and Lease Losses and Non-performing Assets” below for analysis of the allowance for loan and lease losses, non-performing assets, impaired loans and related information.

2008 compared to 2007

The increase, as compared to 2007, was mainly attributable to the significant increase in delinquency levels and increases in specific reserves for impaired commercial and construction loans adversely impacted by deteriorating economic conditions in the United States and Puerto Rico. Also, increases to reserve factors for potential losses inherent in the loan portfolio, higher reserves for the residential mortgage loan portfolio in the U.S. mainland and Puerto Rico and the overall growth of the Corporation’s loan portfolio contributed to higher charges in 2008.

During 2008, the Corporation experienced continued stress in the credit quality of and worsening trends on its construction loan portfolio, in particular, condo-conversion loans affected by the continuing deterioration in the health of the economy, an oversupply of new homes and declining housing prices in the United States. The total exposure of the Corporation to condo-conversion loans in the United States was approximately $197.4 million or less than 2% of the total loan portfolio. A total of approximately $154.4 million of this condo conversion portfolio was considered impaired with a specific reserve of $36.0 million allocated to these impaired loans during 2008. Absorption rates in condo-conversion loans in the United States were low and properties collateralizing some loans originally disbursed as condo-conversion were formally reverted to rental properties with a future plan for the sale of converted units upon an improvement in the United States real estate market. Higher reserves were also necessary for the residential mortgage loan portfolio in the U.S. mainland in light of increased delinquency levels and the decrease in housing prices.

In Puerto Rico, the Corporation’s impaired commercial and construction loan portfolio amounted to approximately $164 million and $106 million, respectively, with specific reserves of $21 million and $19 million, respectively, allocated to these loans during 2008. The Corporation also increased its reserves for the residential mortgage and construction loan portfolio from the 2007 levels to account for the increased credit risk tied to recessionary conditions in Puerto Rico’s economy.

Refer to the discussions under “Financial Condition and Operating Analysis — Lending Activities” and under “Risk Management — Credit Risk Management” below for additional information concerning the Corporation’s loan portfolio exposure to the geographic areas where the Corporation does business.

Non-interest Income

The following table presents the composition of non-interest income:

	2009	2008	2007
	(In thousands)

Other service charges on loans	$6,830	$6,309	$6,893
Service charges on deposit accounts	13,307	12,895	12,769
Mortgage banking activities	8,605	3,273	2,819
Rental income	1,346	2,246	2,538
Insurance income	8,668	10,157	10,877
Other operating income	18,362	18,570	13,595

Non-interest income before net gain (loss) on investments, insurance reimbursement and other agreements related to a contingency settlement, net gain on partial extinguishment and recharacterization of secured commercial loans to local financial institutions and gain on sale of credit card portfolio	57,118	53,450	49,491

Gain on VISA shares and related proceeds	3,784	9,474	—
Net gain on sale of investments	83,020	17,706	3,184
OTTI on equity securities and corporate bonds	(388)	(5,987)	(5,910)
OTTI on debt securities	(1,270)	—	—

Net gain (loss) on investments	85,146	21,193	(2,726)
Insurance reimbursement and other agreements related to a contingency settlement	—	—	15,075
Gain on partial extinguishment and recharacterization of secured commercial loans to local financial institutions	—	—	2,497
Gain on sale of credit card portfolio	—	—	2,819

Total	$142,264	$74,643	$67,156

Non-interest income primarily consists of other service charges on loans; service charges on deposit accounts; commissions derived from various banking, securities and insurance activities; gains and losses on mortgage banking activities; and net gains and losses on investments and impairments.

Other service charges on loans consist mainly of service charges on credit card-related activities and other non-deferrable fees (e.g. agent, commitment and drawing fees).

Service charges on deposit accounts include monthly fees and other fees on deposit accounts.

Income from mortgage banking activities includes gains on sales and securitization of loans and revenues earned for administering residential mortgage loans originated by the Corporation and subsequently sold with servicing retained. In addition, lower-of-cost-or-market valuation adjustments to the Corporation’s residential mortgage loans held for sale portfolio and servicing rights portfolio, if any, are recorded as part of mortgage banking activities.

Rental income represents income generated by the Corporation’s subsidiary, First Leasing, on the rental of various types of motor vehicles. As part of its strategies to focus on its core business, the Corporation divested its short-term rental business during the fourth quarter of 2009.

Insurance income consists of insurance commissions earned by the Corporation’s subsidiary, FirstBank Insurance Agency, Inc., and the Bank’s subsidiary in the U.S. Virgin Islands, FirstBank Insurance V.I., Inc. These subsidiaries offer a wide variety of insurance business.

The other operating income category is composed of miscellaneous fees such as debit, credit card and point of sale (POS) interchange fees and check and cash management fees and includes commissions from the Corporation’s broker-dealer subsidiary, FirstBank Puerto Rico Securities.

The net gain (loss) on investment securities reflects gains or losses as a result of sales that are consistent with the Corporation’s investment policies as well as other-than-temporary impairment charges (OTTI) on the Corporation’s investment portfolio.

2009 compared to 2008

Non-interest income increased $67.6 million to $142.3 million for 2009, primarily reflecting:

•	A $59.6 million increase in realized gains on the sale of investment securities, primarily reflecting a $79.9 million gain on the sale of MBS (mainly U.S. agency fixed-rate MBS), compared to realized gains on the sale of MBS of $17.7 million in 2008. In an effort to manage interest rate risk, and take advantage of favorable market valuations, approximately $1.8 billion of U.S. agency MBS (mainly 30 Year fixed-rate U.S. agency MBS) were sold in 2009, compared to approximately $526 million of U.S. agency MBS sold in 2008.

•	A $5.3 million increase in gains from mortgage banking activities, due to the increased volume of loan sales and securitizations. Servicing assets recorded at the time of sale amounted to $6.1 million for 2009 compared to $1.6 million for 2008. The increase is mainly related to $4.6 million of capitalized servicing assets in connection with the securitization of approximately $305 million FHA/VA mortgage loans into GNMA MBS. For the first time in several years, the Corporation has been engaged in the securitization of mortgage loans in 2009.

•	A $5.6 million decrease in OTTI charges related to equity securities and corporate bonds, partially offset by OTTI charges through earnings of $1.3 million in 2009 related to the credit loss portion of available-for-sale private label MBS.

Also contributing to the increase in non-interest income was higher fee income, mainly fees on loans and service charges on deposit accounts offset by lower income from insurance activities and a reduction in income from vehicle rental activities. During the first three quarters of 2009, income from rental activities decreased by $0.5 million due to a lower volume of business. A further reduction of $0.4 million was observed in the fourth quarter of 2009, as compared to the comparable period in 2008, mainly related to the disposition of the Corporation’s vehicle rental business early in the quarter, which was partially offset by a $0.2 million gain recorded for the disposition of the business.

2008 compared to 2007

Non-interest income increased 11% to $74.6 million for 2008 from $67.2 million for 2007. The increase was related to a realized gain of $17.7 million on the sale of approximately $526 million of U.S. sponsored agency fixed-rate MBS and to the gain of $9.3 million on the sale of part of the Corporation’s investment in VISA in connection with VISA’s IPO. The announcement of the FED that it will invest up to $600 billion in obligations from U.S. government-sponsored agencies, including $500 billion in MBS backed by FNMA, FHLMC and GNMA, caused a surge in prices and sent mortgage rates down and offered a market opportunity to realize a gain. Higher point of sale (POS) and ATM interchange fee income and an increase in fee income from cash management services provided to corporate customers accounted for approximately $3.9 million of the increase in non-interest income. OTTI charges amounted to $6.0 million in 2008, compared to $5.9 million in 2007. Different from 2007 when impairment charges related exclusively to equity securities, most of the impairment charges in 2008 (approximately $4.2 million) was related to auto industry corporate bonds held by FirstBank Florida. The Corporation’s remaining exposure to auto industry corporate bonds as of December 31, 2008 amounted to $1.5 million, while its exposure to equity securities was approximately $2.2 million. These auto industry corporate bonds were sold in 2009 and a gain of $0.9 million was recorded at the time of sale, while the exposure to equity securities was reduced to $1.8 million as of December 31, 2009 after OTTI charges of $0.4 million recorded in 2009

The increase in non-interest income attributable to activities mentioned above was partially offset, when comparing 2008 to 2007, by isolated events such as the $15.1 million income recognition in 2007 for reimbursement of expenses related to the class action lawsuit settled in 2007, and a gain of $2.8 million on the sale of a credit card portfolio and of $2.5 million on the partial extinguishment and recharacterization of a secured commercial loan to a local financial institution that were recognized in 2007.

Non-Interest Expense

The following table presents the components of non-interest expenses:

	2009	2008	2007
	(In thousands)

Employees’ compensation and benefits	$132,734	$141,853	$140,363
Occupancy and equipment	62,335	61,818	58,894
Deposit insurance premium	40,582	10,111	6,687
Other taxes, insurance and supervisory fees	20,870	22,868	21,293
Professional fees — recurring	12,980	12,572	13,480
Professional fees — non-recurring	2,237	3,237	7,271
Servicing and processing fees	10,174	9,918	6,574
Business promotion	14,158	17,565	18,029
Communications	8,283	8,856	8,562
Net loss on REO operations	21,863	21,373	2,400
Other	25,885	23,200	24,290

Total	$352,101	$333,371	$307,843

2009 compared to 2008

Non-interest expenses increased $18.7 million to $352.1 million for 2009 primarily reflecting:

•	An increase of $30.5 million in the FDIC deposit insurance premium, including $8.9 million for the special assessment levied by the FDIC in 2009 and increases in regular assessment rates. The FDIC increased its insurance premium rates to banks in 2009 due to losses to the FDIC insurance fund as a result of bank failures during 2008 and 2009, coupled with additional losses that the FDIC projected for the future due to anticipated additional bank failures.

•	A $4.0 million impairment of the core deposit intangible of FirstBank Florida, recorded in 2009 as part of other non-interest expenses. The core deposit intangible represents the value of the premium paid to acquire core deposits of an institution. Core deposit intangible impairment occurs when the present value of expected future earnings attributed to maintaining the core deposit base diminishes. Factors which contributed to the impairment include deposit run-off and a shift of customers to time certificates.

•	A $1.8 million increase in the reserve for probable losses on outstanding unfunded loan commitments recorded as part of other non-interest expenses. The reserve for unfunded loan commitments is an estimate of the losses inherent in off-balance sheet loan commitments at the balance sheet date, and it was mainly related to outstanding construction loans commitments. It is calculated by multiplying an estimated loss factor by an estimated probability of funding, and then by the period-end amounts for unfunded commitments. The reserve for unfunded loan commitments is included as part of accounts payable and other liabilities in the consolidated statement of financial condition.

The aforementioned increases were partially offset by decreases in certain controllable expenses such as:

•	A $9.1 million decrease in employees’ compensation and benefit expenses, mainly due to a lower headcount and reductions in bonuses, incentive compensation and overtime costs. The number of full time equivalent employees decreased by 163, or 6%, during 2009.

•	A $3.4 million decrease in business promotion expenses due to a lower level of marketing activities.

•	A $1.1 million decrease in taxes, other than income taxes, mainly driven by a decrease in municipal taxes which are assessed based on taxable gross revenues.

The Corporation continued to reduce costs through corporate-wide efforts to focus on its core business, including cost-cutting initiatives. The efficiency ratio for 2009 was 53.24% compared to 55.33% for 2008.

2008 compared to 2007

Non-interest expenses increased 8% to $333.4 million for 2008 from $307.8 million for 2007. The increase was principally attributable to a higher net loss on REO operations and increases in the deposit insurance premium expense and occupancy and equipment expenses, partially offset by lower professional fees.

The net loss on REO operations increased by approximately $19.0 million for 2008, as compared to the previous year, mainly due to a higher inventory of repossessed properties and declining real estate prices, mainly in the U.S. mainland, that have caused write-downs of the value of repossessed properties. A significant portion of the losses was related to foreclosed properties in Florida, including a $5.3 million write-down to the value of a single foreclosed project in the United States as of December 31, 2008. Higher losses were also observed in Puerto Rico due to a higher inventory and recent trends in sales.

The deposit insurance premium expense increased by $3.4 million as the Corporation used available one-time credits to offset the premium increase in 2007 resulting from a new assessment system adopted by the FDIC and also attributable to the increase in the deposit base.

Occupancy and equipment expenses increased by $2.9 million primarily to support the growth of the Corporation’s operations as well as increases in utility costs.

Employees’compensation and benefit expenses increased by $1.5 million for 2008, as compared to the previous year, primarily due to higher average compensation and related fringe benefits, partially offset by a decrease of $2.8 million in stock-based compensation expenses and the impact in 2007 of the accrual of approximately $3.3 million for a voluntary separation program established by the Corporation as part of its cost saving strategies. The Corporation has been able to continue the growth of its operations without incurring substantial additional operating expenses. The Corporation’s total headcount decreased as compared to December 31, 2007 as a result of the voluntary separation program completed earlier in 2008 and reductions by attrition. These decreases have been partially offset by increases due to the acquisition of the Virgin Islands Community Bank (“VICB”) in the first quarter of 2008 and to reinforcement of audit and credit risk management personnel.

Professional fees decreased by $4.9 million for the 2008 year, as compared to 2007, primarily attributable to lower legal, accounting and consulting fees due to, among other things, the settlement of legal and regulatory matters.

Income Taxes

Income tax expense includes Puerto Rico and Virgin Islands income taxes as well as applicable U.S. federal and state taxes. The Corporation is subject to Puerto Rico income tax on its income from all sources. As a Puerto Rico corporation, First BanCorp is treated as a foreign corporation for U.S. income tax purposes and is generally subject to United States income tax only on its income from sources within the United States or income effectively connected with the conduct of a trade or business within the United States. Any such tax paid is creditable, within certain conditions and limitations, against the Corporation’s Puerto Rico tax liability. The Corporation is also subject to U.S. Virgin Islands taxes on its income from sources within that jurisdiction. Any such tax paid is creditable against the Corporation’s Puerto Rico tax liability, subject to certain conditions and limitations.

Under the Puerto Rico Internal Revenue Code of 1994, as amended (“PR Code”), First BanCorp is subject to a maximum statutory tax rate of 39%. In 2009 the Puerto Rico Government approved Act No. 7

(the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95% and an increase in capital gain statutory tax rate from 15% to 15.75%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The PR Code also includes an alternative minimum tax of 22% that applies if the Corporation’s regular income tax liability is less than the alternative minimum tax requirements.

The Corporation has maintained an effective tax rate lower than the maximum statutory rate mainly by investing in government obligations and mortgage-backed securities exempt from U.S. and Puerto Rico income taxes and by doing business through IBEs of the Corporation and the Bank and through the Bank’s subsidiary, FirstBank Overseas Corporation, in which the interest income and gain on sales is exempt from Puerto Rico and U.S. income taxation. Under the Act, all IBEs are subject to a special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code. This temporary measure is also effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The IBEs and FirstBank Overseas Corporation were created under the International Banking Entity Act of Puerto Rico, which provides for total Puerto Rico tax exemption on net income derived by IBEs operating in Puerto Rico. IBEs that operate as a unit of a bank pay income taxes at normal rates to the extent that the IBEs’ net income exceeds 20% of the bank’s total net taxable income.

For additional information relating to income taxes, see Note 27 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K, including the reconciliation of the statutory to the effective income tax rate for 2009, 2008 and 2007.

2009 compared to 2008

For 2009, the Corporation recognized an income tax expense of $4.5 million, compared to an income tax benefit of $31.7 million for 2008. The fluctuation in income tax expense for 2009 mainly resulted from non-cash charges of approximately $184.4 million to increase the valuation allowance for the Corporation’s deferred tax asset. As of December 31, 2009, the deferred tax asset, net of a valuation allowance of $191.7 million, amounted to $109.2 million compared to $128.0 million as of December 31, 2008.

Accounting for income taxes requires that companies assess whether a valuation allowance should be recorded against their deferred tax assets based on the consideration of all available evidence, using a “more likely than not” realization standard. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. In making such assessment, significant weight is to be given to evidence that can be objectively verified, including both positive and negative evidence. The accounting for income taxes guidance requires the consideration of all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax planning strategies. In estimating taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance, and recognized tax benefits only when deemed probable.

In assessing the weight of positive and negative evidence, a significant negative factor that resulted in the increase of the valuation allowance was that the Corporation’s banking subsidiary FirstBank Puerto Rico was in a three-year historical cumulative loss as of the end of the year 2009, mainly as a result of charges to the provision for loan and lease losses, especially in the construction portfolio both in Puerto Rico and the United States, resulting from the economic downturn. As of December 31, 2009, management concluded that $109.2 million of the deferred tax assets will be realized. In assessing the likelihood of realizing the deferred tax assets, management has considered all four sources of taxable income mentioned above and even though sufficient profits are expected in the next seven years to realized the deferred tax asset, given current uncertain economic conditions, the Company has only relied on tax-planning strategies as the main source of taxable income to realize the deferred tax asset amount. Among the most significant tax-planning strategies identified are: (i) sale of appreciated assets, (ii) consolidation of profitable and unprofitable companies (in Puerto Rico each Company files a separate tax return; no consolidated tax returns are permitted), and (iii) deferral of deductions without affecting its utilization. Management will continue monitoring the likelihood of realizing the deferred tax assets in future periods. If future events differ from management’s December 31, 2009 assessment, an additional valuation allowance may need to be established which may have a material adverse effect on the Corporation’s results of operations. Similarly, to the extent the realization of a portion, or all, of the tax asset becomes “more likely than not” based on changes in circumstances (such as, improved earnings, changes in tax laws or other relevant changes), a reversal of that portion of the deferred tax asset valuation allowance will then be recorded.

The increase in the valuation allowance does not have any impact on the Corporation’s liquidity, nor does such an allowance preclude the Corporation from using tax losses, tax credits or other deferred tax assets in the future.

Partially offsetting the impact of the increase in the valuation allowance, was the reversal of approximately $19 million of Unrecognized Tax Benefits (“UTBs”) as further discussed below. The income tax provision in 2009 was also impacted by adjustments to deferred tax amounts as a result of the aforementioned changes to the PR Code enacted tax rates. The effect of a higher temporary statutory tax rate over the normal statutory tax rate resulted in an additional income tax benefit of $10.4 million for 2009 that was partially offset by an income tax provision of $6.6 million related to the special 5% tax on the operations of FirstBank Overseas Corporation. Deferred tax amounts have been adjusted for the effect of the change in the income tax rate considering the enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

During the second quarter of 2009, the Corporation reversed UTBs by $10.8 million and related accrued interest of $5.3 million due to the lapse of the statute of limitations for the 2004 taxable year. Also, in July 2009, the Corporation entered into an agreement with the Puerto Rico Department of the Treasury to conclude an income tax audit and to eliminate all possible income and withholding tax deficiencies related to taxable years 2005, 2006, 2007 and 2008. As a result of such agreement, the Corporation reversed during the third quarter of 2009 the remaining UTBs and related interest by approximately $2.9 million, net of the payment made to the Puerto Rico Department of the Treasury in connection with the conclusion of the tax audit. There were no UTBs outstanding as of December 31, 2009. Refer to Note 27 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information.

2008 compared to 2007

For 2008, the Corporation recognized an income tax benefit of $31.7 million compared to an income tax expense of $21.6 million for 2007. The fluctuation was mainly related to lower taxable income. A significant portion of revenues was derived from tax-exempt assets and operations conducted through the IBE, FirstBank Overseas Corporation. Also, the positive fluctuation in financial results was impacted by two transactions: (i) a reversal of $10.6 million of UTBs during the second quarter of 2008 for positions taken on income tax returns, as explained below, and (ii) the recognition of an income tax benefit of $5.4 million in connection with an agreement entered into with the Puerto Rico Department of Treasury during the first quarter of 2008 that established a multi-year allocation schedule for deductibility of the $74.25 million payment made by the Corporation during 2007 to settle a securities class action suit. Also, higher deferred tax benefits were recorded in connection with a higher provision for loan and lease losses.

During the second quarter of 2008, the Corporation reversed UTBs of approximately $7.1 million and accrued interest of $3.5 million as a result of a lapse of the applicable statute of limitations for the 2003 taxable year.

OPERATING SEGMENTS

Based upon the Corporation’s organizational structure and the information provided to the Chief Executive Officer of the Corporation and, to a lesser extent, the Board of Directors, the operating segments are driven primarily by the Corporation’s lines of business for its operations in Puerto Rico, the Corporation’s principal market, and by geographic areas for its operations outside of Puerto Rico. As of December 31, 2009, the Corporation had six reportable segments: Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments; United States operations and Virgin Islands operations. Management determined the reportable segments based on the internal reporting used to evaluate performance and to assess where to allocate resources. Other factors such as the Corporation’s organizational chart, nature of the products, distribution channels and the economic characteristics of the products were also considered in the determination of the reportable segments. For information regarding First BanCorp’s reportable segments, please refer to Note 33 “Segment Information” to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K.

Starting in the fourth quarter of 2009, the Corporation has realigned its reporting segments to better reflect how it views and manages its business. Two additional operating segments were created to evaluate the operations conducted by the Corporation outside of Puerto Rico. Operations conducted in the United States and in the Virgin Islands are now individually evaluated as separate operating segments. This realignment in the segment reporting essentially reflects the effect of restructuring initiatives, including the merger of FirstBank Florida operations with and into FirstBank, and will allow the Corporation to better present the results from its growth focus. Prior to the third quarter of 2009, the operating segments were driven primarily by the Corporation’s legal entities. FirstBank operations conducted in the Virgin Islands and through its loan production office in Miami, Florida were reflected in the Corporation’s then four reportable segments (Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments) while the operations conducted by FirstBank Florida were reported as part of a category named “Other”. In the third quarter of 2009, as a result of the aforementioned merger, the operations of FirstBank Florida were reported as part of the four reportable segments. The change in the fourth quarter reflected a further realignment of the organizational structure as a result of management changes. Prior period amounts have been reclassified to conform to current period presentation. These changes did not have an impact on the previously reported consolidated results of the Corporation.

The accounting policies of the segments are the same as those described in Note 1 — “Nature of Business and Summary of Significant Accounting Policies” to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K. The Corporation evaluates the performance of the segments based on net interest income, the estimated provision for loan and lease losses, non-interest income and direct non-interest expenses. The segments are also evaluated based on the average volume of their interest-earning assets less the allowance for loan and lease losses.

The Treasury and Investment segment lends funds to the Consumer (Retail) Banking, Mortgage Banking and Commercial and Corporate Banking segments to finance their lending activities and borrows funds from those segments. The Consumer (Retail) Banking segment also lends funds to other segments. The interest rates charged or credited by Treasury and Investment and the Consumer (Retail) Banking segments are allocated based on market rates. The difference between the allocated interest income or expense and the Corporation’s actual net interest income from centralized management of funding costs is reported in the Treasury and Investments segment.

Consumer(Retail)Banking

The Consumer (Retail) Banking segment mainly consists of the Corporation’s consumer lending and deposit-taking activities conducted mainly through its branch network and loan centers in Puerto Rico. Loans to consumers include auto, boat, lines of credit, personal loans and finance leases. Deposit products include interest bearing and non-interest bearing checking and savings accounts, Individual Retirement Accounts (IRA) and retail certificates of deposit. Retail deposits gathered through each branch of FirstBank’s retail network serve as one of the funding sources for the lending and investment activities.

Consumer lending has been mainly driven by auto loan originations. The Corporation follows a strategy of seeking to provide outstanding service to selected auto dealers that provide the channel for the bulk of the Corporation’s auto loan originations. This strategy is directly linked to our commercial lending activities as the Corporation maintains strong and stable auto floor plan relationships, which are the foundation of a successful auto loan generation operation. The Corporation’s commercial relations with floor plan dealers are strong and directly benefit the Corporation’s consumer lending operation and are managed as part of the consumer banking activities.

Personal loans and, to a lesser extent, marine financing and a small revolving credit portfolio also contribute to interest income generated on consumer lending. Credit card accounts are issued under the Bank’s name through an alliance with FIA Card Services (Bank of America), which bears the credit risk. Management plans to continue to be active in the consumer loans market, applying the Corporation’s strict underwriting standards. Other activities included in this segment are finance leases and insurance activities in Puerto Rico.

The highlights of the Consumer (Retail) Banking segment financial results for the year ended December 31, 2009 include the following:

•	Segment income before taxes for the year ended December 31, 2009 was $20.9 million compared to $21.8 million and $37.8 million for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $149.6 million compared to $166.0 million and $174.3 million for the years ended December 31, 2008 and 2007, respectively. The decrease in net interest income reflects a diminished consumer loan portfolio due to principal repayments and charge-offs relating to the auto and personal loans portfolio (including finance leases). This portfolio is mainly composed of fixed-rate loans financed with shorter-term borrowings thus positively affected in a declining interest rate scenario; however, this was more than offset by a decrease in the amount credited to this segment for its deposit-taking activities due to the decline in interest rates and the lower volume of loans, resulting in a decrease in net interest income in 2009 as compared to 2008 and in 2008 as compared to 2007.

•	The provision for loan and lease losses for 2009 decreased by $18.0 million compared to the same period in 2008 and increased by $6.7 million when comparing 2008 with the same period in 2007. The decrease in the provision was mainly related to the lower amount of the consumer loan portfolio, a relative stability in delinquency and non-performing levels, and a decrease in net charge-offs attributable in part to the changes in underwriting standards implemented since late 2005 and the originations using these new underwriting standards of new consumer loans to replace maturing consumer loans that had an average life of approximately four years. The increase in 2008, compared to 2007, was due to adjustments to loss factors based on economic indicators.

•	Non-interest income for the year ended December 31, 2009 was $32.0 million compared to $35.6 million and $32.5 million for the years ended December 31, 2008 and 2007, respectively. The decrease for 2009, as compared to 2008, was mainly related to lower insurance income and a reduction in income from vehicle rental activities partially offset by higher service charges on deposit accounts and higher ATM interchange fee income. As part of the Corporation’s strategies to focus on its core business, the Corporation divested its short-term rental business during the fourth quarter of 2009. The increase for 2008, as compared to 2007, was mainly related to higher point of sale (POS) and ATM interchange fee income caused by a change in the calculation of interchange fees charged between financial institutions in Puerto Rico from a fixed fee calculation to a percentage of the sale calculation since the second half of 2007.

•	Direct non-interest expenses for the year ended December 31, 2009 were $98.3 million compared to $99.2 million and $95.2 million for the years ended December 31, 2008 and 2007, respectively. The decrease in direct non-interest expenses for 2009, as compared to 2008, was primarily due to reductions in marketing and occupancy expenses, mainly electricity costs, partially offset by the increase in the FDIC insurance premium associated with increases in the regular assessment rates and the special fee levied in 2009. The increase in direct non-interest expenses for 2008, compared to 2007, was mainly due to increases in compensation, marketing collection efforts and the FDIC insurance premium.

Commercial and Corporate Banking

The Commercial and Corporate Banking segment consists of the Corporation’s lending and other services for the public sector and specialized industries such as healthcare, tourism, financial institutions, food and beverage, shopping centers and middle-market clients. The Commercial and Corporate Banking segment offers commercial loans, including commercial real estate and construction loans, and other products such as cash management and business management services. A substantial portion of this portfolio is secured by the underlying value of the real estate collateral, and collateral and the personal guarantees of the borrowers are taken in abundance of caution. Although commercial loans involve greater credit risk than a typical residential mortgage loan because they are larger in size and more risk is concentrated in a single borrower, the Corporation has and maintains a credit risk management infrastructure designed to mitigate potential losses associated with commercial lending, including strong underwriting and loan review functions, sales of loan participations and continuous monitoring of concentrations within portfolios.

For this segment, the Corporation follows a strategy aimed to cater to customer needs in the commercial loans middle market segment by seeking to build strong relationships and offering financial solutions that meet customers’ unique needs. Starting in 2005, the Corporation expanded its distribution network and participation in the commercial loans middle market segment by focusing on customers with financing needs of up to $5 million. The Corporation established 5 regional offices that provide coverage throughout Puerto Rico. The offices are staffed with sales, marketing and credit officers able to provide a high level of personalized service and prompt decision-making.

The highlights of the Commercial and Corporate Banking segment financial results for the year ended December 31, 2009 include the following:

•	Segment loss before taxes for the year ended December 31, 2009 was $129.8 million compared to income of $56.9 million and $78.6 million for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $180.3 million compared to $112.3 million and $104.8 million for the years ended December 31, 2008 and 2007, respectively. The increase in net interest income for 2009 and 2008, was related to both an increase in the average volume of earning assets driven by new commercial loan originations and lower interest rates charged by other business segments due to the decline in short-term interest rates that more than offset lower loan yields due to the significant increase in non-accrual loans and to the repricing at lower rates. However, the Corporation is actively increasing spreads on variable-rate commercial loan renewals given the current market environment. During 2009, the Corporation increased the use of interest rate floors in new commercial and construction loan agreements and renewals to protect net interest margins going forward. The increase in volume of earning assets was primarily due to credit facilities extended to the Puerto Rico Government and its political subdivisions. As of December 31, 2009, the Corporation had $1.2 billion outstanding of credit facilities granted to the Puerto Rico Government and its political subdivisions.

•	The provision for loan losses for 2009 was $273.8 million compared to $35.5 million and $12.5 million for 2008 and 2007, respectively. The increase in the provision for loan and lease losses for 2009 was mainly driven by the continuing pressures of a weak Puerto Rico economy and a stagnant housing market that were the main reasons for the increase in non-accrual loans, the migration of loans to higher risk categories (including a significant increase in impaired loans) and the increase in charge-offs. These have resulted in higher specific reserves for impaired loans and increases in loss factors used for the determination of the general reserve. Refer to the “Provision for Loan and Lease Losses” discussion above and to the “Risk Management — Allowance for Loan and Lease Losses and Non-performing Assets” discussion below for additional information with respect to the credit quality of the Corporation’s commercial and construction loan portfolio. The increase in the provision for loan and lease losses for 2008 was mainly driven by the increase in the amount of commercial and construction impaired loans in Puerto Rico due to deteriorating economic conditions.

•	Total non-interest income for the year ended December 31, 2009 amounted to $5.7 million compared to a non-interest income of $4.6 million and $6.2 million for the years ended December 31, 2008 and 2007, respectively. The increase in non-interest income for 2009, as compared to 2008, was mainly attributable to higher non-deferrable loans fees such as agent, commitment and drawing fees from commercial customers. Also, an increase in cash management fees from corporate customers contributed to the increase in non-interest income. The increase in non-interest income for 2008 was mainly attributable to the $2.5 million gain resulting from an agreement entered into with another local financial institution for the partial extinguishment of secured commercial loans extended to such institution. Aside from this transaction, non-interest income for the Commercial and Corporate Banking Segment increased by $0.9 million in connection with higher fees on cash management services provided to corporate customers.

•	Direct non-interest expenses for 2009 were $41.9 million compared to $24.5 million and $20.1 million for 2008 and 2007, respectively. The increase for 2009, as compared to 2008, was primarily due to the portion of the increase in the FDIC deposit insurance premium allocated to this segment; this was partially offset by reductions in compensation expense. The increase for 2008, as compared to 2007, was also mainly due to the portion of the increase in the FDIC insurance premium as increase in compensation and a higher loss in REO operations, primarily due to the increase in the volume of repossessed properties and writedowns.

Mortgage Banking

The Mortgage Banking segment conducts its operations mainly through FirstBank and its mortgage origination subsidiary, FirstMortgage. These operations consist of the origination, sale and servicing of a variety of residential mortgage loans products. Originations are sourced through different channels such as branches, mortgage bankers and real estate brokers, and in association with new project developers. FirstMortgage focuses on originating residential real estate loans, some of which conform to Federal Housing Administration (“FHA”), Veterans Administration (“VA”) and Rural Development (“RD”) standards. Loans originated that meet FHA standards qualify for the federal agency’s insurance program whereas loans that meet VA and RD standards are guaranteed by their respective federal agencies. Mortgage loans that do not qualify under these programs are commonly referred to as conventional loans. Conventional real estate loans could be conforming and non-conforming. Conforming loans are residential real estate loans that meet the standards for sale under the FNMA and FHLMC programs whereas loans that do not meet the standards are referred to as non-conforming residential real estate loans. The Corporation’s strategy is to penetrate markets by providing customers with a variety of high quality mortgage products to serve their financial needs faster and simpler and at competitive prices.

The Mortgage Banking segment also acquires and sells mortgages in the secondary markets. Residential real estate conforming loans are sold to investors like FNMA and FHLMC. In December 2008, the Corporation obtained from GNMA, Commitment Authority to issue GNMA mortgage-backed securities. Under this program, in 2009, the Corporation securitized and sold FHA/VA mortgage loan production into the secondary markets.

The highlights of the Mortgage Banking segment financial results for the year ended December 31, 2009 include the following:

•	Segment loss before taxes for the year ended December 31, 2009 was $14.3 million compared to income of $8.3 million and $7.2 million for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $39.2 million compared to $37.3 million and $27.6 million for the years ended December 31, 2008 and 2007, respectively. The increase in net interest income for 2009 and 2008 was mainly related to the decline in short-term rates. This portfolio is principally composed of fixed-rate residential mortgage loans tied to long-term interest rates that are financed with shorter-term borrowings, thus positively affected in a declining interest rate scenario as the one prevailing in 2009 and 2008. The increase was also related to a higher portfolio, driven in 2009 by the purchase of approximately $205 million of residential mortgages that previously served as collateral for a commercial loan extended to R&G Financial, a Puerto Rican financial institution. The increase in the portfolio in 2008 was driven by mortgage loan originations.

•	The provision for loan and lease losses for the year 2009 was $29.7 million compared to $9.0 million and $1.6 million for the years ended December 31, 2008 and 2007, respectively. The increase in 2009 and 2008 was mainly related to the increase in the volume of non-performing loans due to deteriorating economic conditions in Puerto Rico and an increase in reserve factors to account for the continued recessionary economic conditions and negative loss trends.

•	Non-interest income for the year ended December 31, 2009 was $8.5 million compared to $2.7 million and $2.1 million for the years ended December 31, 2008 and 2007, respectively. The increase for 2009, as compared to 2008 was driven by approximately $4.6 million of capitalized servicing assets in connection with the securitization of approximately $305 million FHA/VA mortgage loans into GNMA MBS. For the first time in several years, the Corporation was engaged in the securitization of mortgage loans throughout 2009. The increase for 2008, as compared to 2007, was driven by a higher volume of loan sales in the secondary market.

•	Direct non-interest expenses for 2009 were $32.3 million compared to $22.7 million and $20.9 million for 2008 and 2007, respectively. The increase for 2009, as compared to 2008, was also mainly related to the portion of the FDIC deposit insurance premium allocated to this segment, a higher loss on REO operations associated with a higher volume of repossessed properties and an increase in professional service fees. The increase for 2008, as compared to 2007, is related to technology related expenses incurred to improve the servicing of the mortgage loans as well as increases in compensation and, to a lesser extent, higher losses on REO operations in connection with a higher volume of repossessed properties and trends in sales.

Treasury and Investments

The Treasury and Investments segment is responsible for the Corporation’s treasury and investment management functions. In the treasury function, which includes funding and liquidity management, this segment sells funds to the Commercial and Corporate Banking, Mortgage Banking, and Consumer (Retail) Banking segments to finance their lending activities and purchases funds gathered by those segments. Funds not gathered by the different business units are obtained by the Treasury Division through wholesale channels, such as brokered deposits, Advances from the FHLB and repurchase agreements with investment securities, among others.

Since the Corporation is a net borrower of funds, the securities portfolio does not result from the investment of excess funds. The securities portfolio is a leverage strategy for the purposes of liquidity management, interest rate management and earnings enhancement.

The interest rates charged or credited by Treasury and Investments are based on market rates.

The highlights of the Treasury and Investments segment financial results for the year ended December 31, 2009 include the following:

•	Segment income before taxes for the year ended December 31, 2009 amounted to $163.1 million compared to $142.3 million for 2008 and of $36.5 million for the years ended December 31, 2007.

•	Net interest income for the year ended December 31, 2009 was $86.1 million compared to $123.4 million and $46.5 million for the years ended December 31, 2008 and 2007, respectively. The decrease in 2009, as compared to 2008, was mainly due to the decrease in the amount credited to this segment for its deposit-taking activities due to the decline in interest rates and due to lower yields on investment securities. This was partially offset by reductions in the cost of funding as maturing brokered CDs were replaced with shorter-term CDs at lower prevailing rates and very low-cost sources of funding such as advances from the FED and a higher average volume of investments. Funds obtained through short-term borrowings were invested, in part, in the purchase of investment securities to mitigate the decline in the average yield on securities that resulted from the acceleration of MBS prepayments and calls of

U.S. agency debentures (refer to the Financial and Operating Data Analysis — Investment Activities discussion below for additional information about investment purchases, sales and calls in 2009). The decrease in the yield of investments was driven by the approximately $945 million of U.S. agency debentures called in 2009 and MBS prepayments. The variance observed in 2008, as compared to 2007, is mainly related to lower short-term rates and, to a lesser extent, to an increase in the volume of average interest-earning assets. The Corporation’s securities portfolio is mainly composed of fixed-rate U.S. agency MBS and debt securities tied to long-term rates. During 2008, the Corporation purchased approximately $3.2 billion in fixed-rate MBS at an average yield of 5.44%, which was significantly higher than the cost of borrowings used to finance the purchase of such assets. Despite the early redemption by counterparties of approximately $1.2 billion of U.S. agency debentures through call exercises, the lack of liquidity in the financial markets caused several call dates go by in 2008 without issuers actions to exercise call provisions embedded in approximately $945 million of U.S. agency debentures still held by the Corporation as of December 31, 2008. The Corporation benefited from higher than current market yields on these instruments. Also, non-cash gains from changes in the fair value of derivative instruments and liabilities measured at fair value accounted for approximately $14.2 million of the increase in net interest income for 2008 as compared to 2007.

•	Non-interest income for the year ended December 31, 2009 amounted to $84.4 million compared to income of $25.6 million and losses of $2.2 million for the years ended December 31, 2008 and 2007, respectively. The increase in 2009, as compared to 2008, was driven by a $59.6 million increase in realized gains on the sale of investment securities, primarily reflecting a $79.9 million gain on the sale of MBS (mainly U.S. agency fixed-rate MBS), compared to realized gains on the sale of MBS of $17.7 million in 2008. The positive fluctuation in non-interest income for 2008, as compared to 2007, was related to a realized gain of $17.7 million mainly on the sale of approximately $526 million of U.S. sponsored agency fixed-rate MBS and to the gain of $9.3 million on the sale of part of the Corporation’s investment in VISA in connection with VISA’s IPO. Refer to “Non-interest income” discussion above for additional information.

•	Direct non-interest expenses for 2009 were $7.4 million compared to $6.7 million and $7.8 million for 2008 and 2007, respectively. The fluctuations are mainly associated to professional service fees.

United States Operations

The United States operations segment consists of all banking activities conducted by FirstBank in the United States mainland. The Corporation provides a wide range of banking services to individual and corporate customers in the state of Florida through its ten branches and two specialized lending centers. In the United States, the Corporation originally had an agency lending office in Miami, Florida. Then, it acquired Coral Gables-based Ponce General (the parent company of Unibank, a savings and loans bank in 2005) and changed the savings and loan’s name to FirstBank Florida. Those two entities were operated separately. In 2009, the Corporation filed an application with the Office of Thrift Supervision to surrender the Miami-based FirstBank Florida charter and merge its assets into FirstBank Puerto Rico, the main subsidiary of First BanCorp. The Corporation placed the entire Florida operation under the control of a new appointed Executive Vice President. The merger allows the Florida operations to benefit by leveraging the capital position of FirstBank Puerto Rico and thereby provide them with the support necessary to grow in the Florida market.

The highlights of the United States operations segment financial results for the year ended December 31, 2009 include the following:

•	Segment loss before taxes for the year ended December 31, 2009 was $222.3 million compared to loss of $62.4 million and $12.1 million for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $2.6 million compared to $28.8 million and $38.7 million for the years ended December 31, 2008 and 2007, respectively. The decrease in net interest income for 2009 and 2008 was related to the surge in non-performing assets, mainly construction loans, and a decrease in the volume of average earning-assets partially offset by a lower cost of funding due to the decline in market interest rates that benefit interest rates paid on short-term borrowings. In 2009, the Corporation implemented initiatives to accelerate deposit growth with special emphasis on increasing core deposits and shift away from brokered deposits. Also, the Corporation took actions to reduce its non-performing credits including the sales of certain troubled loans.

•	The provision for loan losses for 2009 was $188.7 million compared to $53.4 million and $30.2 million for 2008 and 2007, respectively. The increase in the provision for loan and lease losses for 2009 was mainly driven by the increase in non-performing loans and the decline in collateral values that has resulted in historical increases in charge-offs levels. Higher delinquency levels and loss trends were accounted for the loss factors used to determine the general reserve. Also, additional charges were necessary because of a higher volume of impaired loans that required specific reserves. Refer to the “Provision for Loan and Lease Losses” discussion above and to the “Risk Management — Allowance for Loan and Lease Losses and Non-performing Assets” discussion below for additional information with respect to the credit quality of the loan portfolio in the United States. The increase in the provision for loan and lease losses for 2008 was mainly driven by higher specific reserves relating to condo-conversion loans due to the deterioration of the real estate market and a slumping economy.

•	Total non-interest income for the year ended December 31, 2009 amounted to $1.5 million compared to a non-interest loss of $3.6 million and non-interest income of $1.2 million for the years ended December 31, 2008 and 2007, respectively. The increase in non-interest income for 2009, as compared to 2008, was mainly attributable to a gain of $0.9 million on the sale of the entire portfolio of auto industry corporate bonds after having taking impairment charges of $4.2 million on those bonds in 2008. The decrease in non-interest income for 2008 was for the aforementioned impairment charge on corporate bonds and lower service charges on deposit accounts and loan fees.

•	Direct non-interest expenses for 2009 were $37.7 million compared to $34.2 million and $21.8 million for 2008 and 2007, respectively. The increase for 2009, as compared to 2008, was primarily due to the increase in the FDIC deposit insurance premium, and professional service fees. The increase for 2008, as compared to 2007, was mainly due to a higher loss in REO operations, primarily due to write-downs and expenses related to condo-conversion projects.

Virgin Islands Operations

The Virgin Islands operations segment consists of all banking activities conducted by FirstBank in the U.S. and British Virgin Islands, including retail and commercial banking services as well as insurance activities. In 2002, after acquiring the Chase Manhattan Bank operations in the Virgin Islands, FirstBank became the largest bank in the Virgin Islands (USVI & BVI), serving St. Thomas, St. Croix, St. John, Tortola and Virgin Gorda, with 16 branches. In 2008, FirstBank acquired the Virgin Island Community Bank (“VICB”) in St. Croix, increasing its customer base and share in this market. The Virgin Islands operations segment is driven by its consumer and commercial lending and deposit-taking activities. Loans to consumers include auto, boat, lines of credit, personal loans and residential mortgage loans. Deposit products include interest bearing and non-interest bearing checking and savings accounts, Individual Retirement Accounts (IRA) and retail certificates of deposit. Retail deposits gathered through each branch serve as the funding sources for the lending activities.

The highlights of the Virgin Islands operations segment financial results for the year ended December 31, 2009 include the following:

•	Segment income before taxes for the year ended December 31, 2009 was $0.8 million compared to $9.2 million and $26.3 million for the years ended December 31, 2008 and 2007, respectively.

•	Net interest income for the year ended December 31, 2009 was $61.1 million compared to $60.0 million and $59.1 million for the years ended December 31, 2008 and 2007, respectively. The increase in net interest income was primarily due to the decrease in the cost of funding due to maturing CDs renewed at lower prevailing rates and reductions in rates paid on interest-bearing and savings accounts due to the decline in market interest rates. To a lesser, extent, the increase was also due to a higher volume of commercial loans primarily due to approximately $79.8 million in credit facilities extended to the

U.S. Virgin Islands Government and political subdivisions in 2009. The increase for 2008, compared to 2007, was also driven by a lower cost of funding.

•	The provision for loan and lease losses for 2009 increased by $12.7 million compared to the same period in 2008 and increased by $10.0 million when comparing 2008 with the same period in 2007. The increase in the provision for 2009 was mainly related to the construction and residential and commercial mortgage loans portfolio affected by increases to general reserves to account for higher delinquency levels and a challenging economy. The increase in 2008, compared to 2007, was driven by increases to general reserves for the residential, commercial and commercial mortgage loans portfolio to account for negative trends in the economy. General economic conditions worsened, underscoring the severity of recessionary conditions in the US economy, critically important to the U.S. Virgin Islands as the primary market for visitors, trade and investment.

•	Non-interest income for the year ended December 31, 2009 was $10.2 million compared to $9.8 million and $12.2 million for the years ended December 31, 2008 and 2007, respectively. The increase for 2009, as compared to 2008, was mainly related to higher service charges on deposit accounts and higher ATM interchange fee income. The decrease for 2008, as compared to 2007, was mainly related to the impact in 2007 of a $2.8 million gain on the sale of a credit card portfolio. Aside from this transaction, non-interest income increased by $0.4 million primarily due to higher service charges on deposits and higher credit and debit card interchange fee income.

•	Direct non-interest expenses for the year ended December 31, 2009 were $45.4 million compared to $48.1 million and $42.4 million for the years ended December 31, 2008 and 2007, respectively. The decrease in direct operating expenses for 2009, as compared to 2008, was primarily due to a decrease in compensation expense, mainly due to headcount, overtime and bonuses reductions. The increase in direct operating expense for 2008, compared to 2007, was mainly due to increases in compensation, depreciation and professional service fees.

FINANCIAL CONDITION AND OPERATING DATA ANALYSIS

Financial Condition

The following table presents an average balance sheet of the Corporation for the following years:

December 31,	2009	2008	2007
	(In thousands)

ASSETS
Interest-earning assets:
Money market & other short-term investments	$182,205	$286,502	$440,598
Government obligations	1,345,591	1,402,738	2,687,013
Mortgage-backed securities	4,254,044	3,923,423	2,296,855
Corporate bonds	4,769	7,711	7,711
FHLB stock	76,982	65,081	46,291
Equity securities	2,071	3,762	8,133

Total investments	5,865,662	5,689,217	5,486,601

Residential mortgage loans	3,523,576	3,351,236	2,914,626
Construction loans	1,590,309	1,485,126	1,467,621
Commercial loans	6,343,635	5,473,716	4,797,440
Finance leases	341,943	373,999	379,510
Consumer loans	1,661,099	1,709,512	1,729,548

Total loans	13,460,562	12,393,589	11,288,745

Total interest-earning assets	19,326,224	18,082,806	16,775,346
Total non-interest-earning assets(1)	480,998	425,150	438,861

Total assets	$19,807,222	$18,507,956	$17,214,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing checking accounts	$866,464	$580,572	$443,420
Savings accounts	1,540,473	1,217,730	1,020,399
Certificates of deposit	1,680,325	1,812,957	1,652,430
Brokered CDs	7,300,696	7,671,094	7,639,470

Interest-bearing deposits	11,387,958	11,282,353	10,755,719
Loans payable(2)	643,618	10,792	—
Other borrowed funds	3,745,980	3,864,189	3,449,492
FHLB advances	1,322,136	1,120,782	723,596

Total interest-bearing liabilities	17,099,692	16,278,116	14,928,807
Total non-interest-bearing liabilities(3)	852,943	796,476	959,361

Total liabilities	17,952,635	17,074,592	15,888,168
Stockholders’ equity:
Preferred stock	909,274	550,100	550,100
Common stockholders’ equity	945,313	883,264	775,939

Stockholders’ equity	1,854,587	1,433,364	1,326,039

Total liabilities and stockholders’ equity	$19,807,222	$18,507,956	$17,214,207

(1)	Includes the allowance for loan and lease losses and the valuation on investment securities available-for-sale.

(2)	Consists of short-term borrowings under the FED Discount Window Program.

(3)	Includes changes in fair value of liabilities elected to be measured at fair value .

The Corporation’s total average assets were $19.8 billion and $18.5 billion as of December 31, 2009 and 2008, respectively, an increase for 2009 of $1.3 billion or 7% as compared to 2008. The increase in average assets was due to: (i) an increase of $1.1 billion in average loans driven by new originations, in particular credit facilities extended to the Puerto Rico Government and its political subdivisions, and (ii) an increase of $176.4 million in investment securities mainly due to the purchase of approximately $2.8 billion in investment securities in 2009 (mainly U.S. agency callable debt securities and U.S. agency MBS) and the securitization of approximately $305 million FHA/VA loans into GNMA MBS, partially offset by $1.9 billion in investment securities sold during the year (mainly U.S. agency MBS, including $452 million in the last month of the year) and $955 million debt securities called during the year (mainly U.S. agency debentures). The increase in average assets for 2008, as compared to 2007, was also driven by an increase of $1.1 billion in average loans due to loan originations, mainly commercial and residential mortgage loans, and an increase of $202.6 million in investment securities, mainly due to purchases of U.S. agency MBS.

The Corporation’s total average liabilities were $18.0 billion and $17.1 billion as of December 31, 2009 and 2008, respectively, an increase of $878.0 million or 5% as compared to 2008. The Corporation has diversified its sources of borrowings including: (i) an increase of $834.2 million in the average balance of advances from the FED and the FHLB, as the Corporation used low-cost sources of funding to match an investment portfolio with a shorter maturity, and (ii) an increase of $105.6 million in average interest-bearing deposits, reflecting increases in core deposits, mainly in money market accounts in Florida. The Corporation’s total average liabilities were $17.1 billion and $15.9 billion as of December 31, 2008 and 2007, respectively, an increase of $1.2 billion or 7% as compared to 2007. The Corporation diversified its sources of borrowings including: (i) an increase of $526.6 million in average interest-bearing deposits, reflecting increases in brokered CDs used to finance lending activities and to increase liquidity levels as a precautionary measure given the volatile economic climate, and increases in deposits from individual, commercial and government sectors, (ii) an increase of $414.7 million in alternative sources such as repurchase agreements that financed the increase in investment securities, and (iii) a combined increase of approximately $408.0 million in advances from FHLB and short-term borrowings from the FED through the Discount Window Program as the Corporation took direct actions to enhance its liquidity position due to the financial market disruptions and to increase its borrowing capacity with the FHLB and the FED, which funds are also used to finance the Corporation’s lending activities.

Assets

Total assets as of December 31, 2009 amounted to $19.6 billion, an increase of $137.2 million compared to $19.5 billion as of December 31, 2008. The Corporation’s loan portfolio increased by $860.9 million (before the allowance for loan and lease losses), driven by new originations, mainly credit facilities extended to the Puerto Rico Government and/or its political subdivisions. Also, an increase of $298.4 million in cash and cash equivalents contributed to the increase in total assets, as the Corporation improved its liquidity position as a precautionary measure given current volatile market conditions. Partially offsetting the increase in loans and liquid assets was a $790.8 million decrease in investment securities, driven by sales and principal repayments of MBS as well as U.S. agency debt securities called during 2009.

Loans Receivable

The following table presents the composition of the loan portfolio including loans held for sale as of year-end for each of the last five years.

	2009	2008	2007	2006	2005
	(In thousands)

Residential mortgage loans, including loans held for sale	$3,616,283	$3,491,728	$3,164,421	$2,772,630	$2,346,945

Commercial loans:
Commercial mortgage loans	1,590,821	1,535,758	1,279,251	1,215,040	1,090,193
Construction loans	1,492,589	1,526,995	1,454,644	1,511,608	1,137,118
Commercial and Industrial loans	5,029,907	3,857,728	3,231,126	2,698,141	2,421,219
Loans to local financial institutions collateralized by real estate mortgages and pass-through trust certificates	321,522	567,720	624,597	932,013	3,676,314

Total commercial loans	8,434,839	7,488,201	6,589,618	6,356,802	8,324,844

Finance leases	318,504	363,883	378,556	361,631	280,571
Consumer loans and other loans	1,579,600	1,744,480	1,667,151	1,772,917	1,733,569

Total loans, gross	13,949,226	13,088,292	11,799,746	11,263,980	12,685,929

Less:
Allowance for loan and lease losses	(528,120)	(281,526)	(190,168)	(158,296)	(147,999)

Total loans, net	$13,421,106	$12,806,766	$11,609,578	$11,105,684	$12,537,930

Lending Activities

As of December 31, 2009, the Corporation’s total loans increased by $860.9 million, when compared with the balance as of December 31, 2008. The increase in the Corporation’s total loans primarily relates to increases in C&I loans driven by internal loan originations, mainly to the Puerto Rico Government as further discussed below, partially offset by repayments and charge-offs of approximately $333.3 million recorded in 2009, mainly for construction loans in Florida.

As shown in the table above, the 2009 loan portfolio was comprised of commercial (60%), residential real estate (26%), and consumer and finance leases (14%). Of the total gross loan portfolio of $13.9 billion as of December 31, 2009, approximately 83% have credit risk concentration in Puerto Rico, 9% in the United States and 8% in the Virgin Islands, as shown in the following table.

	Puerto	Virgin	United
As of December 31, 2009	Rico	Islands	States	Total
	(In thousands)

Residential real estate loans, including loans held for sale	$2,790,829	$450,649	$374,805	$3,616,283

Commercial mortgage loans	983,125	73,114	534,582	1,590,821
Construction loans(1)	998,235	194,813	299,541	1,492,589
Commercial and Industrial loans	4,756,297	241,497	32,113	5,029,907
Loans to a local financial institution collateralized by real estate mortgages	321,522	—	—	321,522

Total commercial loans	7,059,179	509,424	866,236	8,434,839
Finance leases	318,504	—	—	318,504
Consumer loans	1,446,354	98,418	34,828	1,579,600

Total loans, gross	$11,614,866	$1,058,491	$1,275,869	$13,949,226
Allowance for loan and lease losses	(410,714)	(27,502)	(89,904)	(528,120)

	$11,204,152	$1,030,989	$1,185,965	$13,421,106

(1)	Construction loans of Florida operations include approximately $70.4 million of condo-conversion loans, net of charge-offs of $32.4 million.

First BanCorp relies primarily on its retail network of branches to originate residential and consumer loans. The Corporation supplements its residential mortgage originations with wholesale servicing released mortgage loan purchases from mortgage bankers. The Corporation manages its construction and commercial loan originations through centralized units and most of its originations come from existing customers as well as through referrals and direct solicitations. For purpose of the following presentation, the Corporation separately presented secured commercial loans to local financial institutions because it believes this approach provides a better representation of the Corporation’s commercial production capacity.

The following table sets forth certain additional data (including loan production) related to the Corporation’s loan portfolio net of the allowance for loan and lease losses for the dates indicated:

	For the Year Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands)

Beginning balance	$12,806,766	$11,609,578	$11,105,684	$12,537,930	$9,556,958
Residential real estate loans originated and purchased	591,889	690,365	715,203	908,846	1,372,490
Construction loans originated and purchased	433,493	475,834	678,004	961,746	1,061,773
C&I and Commercial mortgage loans originated and purchased	3,153,278	2,175,395	1,898,157	2,031,629	2,258,558
Secured commercial loans disbursed to local financial institutions	—	—	—	—	681,407
Finance leases originated	80,716	110,596	139,599	177,390	145,808
Consumer loans originated and purchased	514,774	788,215	653,180	807,979	992,942

Total loans originated and purchased	4,774,150	4,240,405	4,084,143	4,887,590	6,512,978
Sales and securitizations of loans	(464,705)	(164,583)	(147,044)	(167,381)	(118,527)
Repayments and prepayments	(3,010,857)	(2,589,120)	(3,084,530)	(6,022,633)	(3,803,804)
Other (decreases) increases(1)(2)	(684,248)	(289,514)	(348,675)	(129,822)	390,325

Net increase (decrease)	614,340	1,197,188	503,894	(1,432,246)	2,980,972

Ending balance	$13,421,106	$12,806,766	$11,609,578	$11,105,684	$12,537,930

Percentage increase (decrease)	4.80%	10.31%	4.54%	(11.42)%	31.19%

(1)	Includes the change in the allowance for loan and lease losses and cancellation of loans due to the repossession of the collateral.

(2)	For 2008, is net of $19.6 million of loans from the acquisition of VICB. For 2007, includes the recharacterization of securities collateralized by loans of approximately $183.8 million previously accounted for as a secured commercial loan with R&G Financial. For 2005, includes $470 million of loans acquired as part of the Ponce General acquisition.

Residential Real Estate Loans

As of December 31, 2009, the Corporation’s residential real estate loan portfolio increased by $124.6 million as compared to the balance as of December 31, 2008. More than 90% of the Corporation’s outstanding balance of residential mortgage loans consists of fixed-rate, fully amortizing, full documentation loans. In accordance with the Corporation’s underwriting guidelines, residential real estate loans are mostly full documented loans, and the Corporation is not actively involved in the origination of negative amortization loans or adjustable-rate mortgage loans. The increase was driven by a portfolio acquired during the second quarter of 2009 from R&G, a Puerto Rican financial institution, and new loan originations during 2009. The R&G transaction involved the purchase of approximately $205 million of residential mortgage loans that previously served as collateral for a commercial loan extended to R&G. The purchase price of the transaction was retained by the Corporation to fully pay off the commercial loan, thereby significantly reducing the Corporation’s exposure to a single borrower. This acquisition had the effect of improving the Corporation’s regulatory capital ratios due to the lower risk-weighting of the assets acquired. Additionally, net interest income improved since the weighted-average effective yield on the mortgage loans acquired approximated 5.38% (including non-performing loans) compared to a yield of approximately 150 basis points over 3-month LIBOR in the commercial loan to R&G. Partially offsetting the increase driven by the aforementioned transaction and loan originations was the securitization of approximately $305 million of FHA/VA mortgage loans into GNMA MBS. Refer to the “Contractual Obligations and Commitments” discussion below for additional information about outstanding commitments to sell mortgage loans.

Residential real estate loan production and purchases for the year ended December 31, 2009 decreased by $98.5 million, compared to the same period in 2008 and decreased by $24.8 million for 2008, compared to the same period in 2007. The decrease in 2009 was primarily due to weak economic conditions reflected in a continued trend of higher unemployment rates affecting consumers. Nevertheless, the Corporation’s residential mortgage loan originations, including purchases of $218.4 million, amounted to $591.9 million in 2009. This excludes the aforementioned purchase of approximately $205 million of loans that previously served as collateral for a commercial loan extended to R&G, since the Corporation believes this approach provides a better representation of the Corporation’s residential mortgage loan production capacity.

Residential real estate loans represent 12% of total loans originated and purchased for 2009. The Corporation’s strategy is to penetrate markets by providing customers with a variety of high quality mortgage products. The Corporation’s residential mortgage loan originations continued to be driven by FirstMortgage, its mortgage loan origination subsidiary. FirstMortgage supplements its internal direct originations through its retail network with an indirect business strategy. The Corporation’s Partners in Business, a division of FirstMortgage, partners with mortgage brokers and small mortgage bankers in Puerto Rico to purchase ongoing mortgage loan production.

The slight decrease in mortgage loan production for 2008, as compared to 2007, reflects the lower volume of loans purchased during 2008. Residential mortgage loan purchases during 2008 amounted to $211.8 million, a decrease of approximately $58.7 million from 2007. This was due to the impact in 2007 of a purchase of $72.2 million (mainly FHA loans) from a local financial institution not as part of the ongoing Corporation’s Partners in Business Program discussed above. Meanwhile, internal residential mortgage loan originations increased by $33.9 million for 2008, as compared to 2007, favorably affected by legislation approved by the Puerto Rico Government (Act 197) which provided credits to lenders and borrowers when individuals purchased certain new or existing homes.

The credits for lenders and borrowers were as follows: (a) for a new constructed home that would constitute the individual’s principal residence, a credit equal to 20% of the sales price or $25,000, whichever was lower; (b) for new constructed homes that would not constitute the individual’s principal residence, a credit of 10% of the sales price or $15,000, whichever was lower; and (c) for existing homes, a credit of 10% of the sales price or $10,000, whichever was lower.

From the homebuyer’s perspective: (1) the individual could not benefit from the credit twice; (2) the amount of credit granted was credited against the principal amount of the mortgage; (3) the individual had to acquire the property before December 31, 2008; and (4) for new constructed homes constituting the principal residence and existing homes, the individual had to live in it as his or her principal residence for at least three consecutive years. Noncompliance with this requirement will affect only the homebuyer’s credit and not the tax credit granted to the financial institution.

From the financial institution’s perspective: (1) the credit may be used against income taxes, including estimated taxes, for years commencing after December 31, 2007 in three installments, subject to certain limitations, between January 1, 2008 and June 30, 2011; (2) the credit may be ceded, sold or otherwise transferred to any other person; and (3) any tax credit not used in a given tax year, as certified by the Secretary of Treasury, may be claimed as a refund.

Loan originations of the Corporation covered by Act 197 amounted to approximately $90.0 million for 2008.

Commercial and Construction Loans

As of December 31, 2009, the Corporation’s commercial and construction loan portfolio increased by $946.6 million, as compared to the balance as of December 31, 2008, due mainly to loan originations to the Puerto Rico Government as discussed below, partially offset by the aforementioned unwinding of the commercial loan with R&G, principal repayments and net charge-offs in 2009. A substantial portion of this portfolio is collateralized by real estate. The Corporation’s commercial loans are primarily variable and adjustable-rate loans.

Total commercial and construction loans originated amounted to $3.6 billion for 2009, an increase of $935.5 million when compared to originations during 2008. The increase in commercial and construction loan production for 2009, compared to 2008, was mainly driven by approximately $1.7 billion in credit facilities extended to the Puerto Rico Government and/or its political subdivisions. The increase in loan originations related to governmental agencies was partially offset by a $118.9 million decrease in commercial mortgage loan originations and a decrease of $179.6 million in floor plan originations. Floor plan lending activities depends on inventory levels (autos) financed and their turnover.

The increase in commercial and construction loan production for 2008, compared to 2007, was mainly experienced in Puerto Rico. Commercial loan originations in Puerto Rico increased by approximately $269.8 million for 2008. The increase in commercial loan originations in Puerto Rico was partially offset by lower construction loan originations in the United States, which decreased by $144.7 million for 2008, as compared to 2007, due to the slowdown in the U.S. housing market.

As of December 31, 2009, the Corporation had $1.2 billion outstanding of credit facilities granted to the Puerto Rico Government and/or its political subdivisions. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as sales and property taxes collected by the central Government and/or municipalities. Another portion of these obligations consists of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality have been pledged to their repayment.

Aside from loans extended to the Puerto Rico Government and its political subdivisions, the largest loan to one borrower as of December 31, 2009 in the amount of $321.5 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate.

Although commercial loans involve greater credit risk because they are larger in size and more risk is concentrated in a single borrower, the Corporation has and continues to develop a credit risk management infrastructure that mitigates potential losses associated with commercial lending, including loan review functions, sales of loan participations, and continuous monitoring of concentrations within portfolios.

Construction loans originations decreased by $42.3 million due to the strategic decision by the Corporation to reduce its exposure to construction projects in both Puerto Rico and the United States. The Corporation’s construction lending volume has been stagnant for the last year due to the slowdown in the U.S. housing market and the current economic environment in Puerto Rico. The Corporation has reduced its exposure to condo-conversion loans in its Florida operations and construction loan originations in Puerto Rico are mainly draws from existing commitments. More than 70% of the construction loan originations in 2009 are related to disbursements from previous established commitments. Current absorption rates in condo-

conversion loans in the United States are low and properties collateralizing some of these condo-conversion loans have been formally reverted to rental properties with a future plan for the sale of converted units upon an improvement in the real estate market. As of December 31, 2009, approximately $60.1 million of loans originally disbursed as condo-conversion construction loans have been formally reverted to income-producing commercial loans, while the repayment of interest on the remaining construction condo-conversion loans is coming principally from rental income and other sources. Given more conservative underwriting standards of banks in general and a reduction in market participants in the lending business, the Corporation believes that the rental market in Florida will grow. As part of the Corporation’s initiative to reduce its exposure to construction projects in Florida, during 2009, the Corporation completed the sales of four non-performing construction loans in Florida totaling approximately $40.4 million. Refer to the discussion under “Risk Management — Credit Risk Management — Allowance for Loan and Lease Losses and Non-performing Assets” below for additional information.

The composition of the Corporation’s construction loan portfolio as of December 31, 2009 by category and geographic location follows:

	Puerto	Virgin	United
As of December 31, 2009	Rico	Islands	States	Total
	(In thousands)

Loans for residential housing projects:
High-rise(1)	$202,800	$—	$559	$203,359
Mid-rise(2)	100,433	4,471	28,125	133,029
Single-family detach	123,807	4,166	31,186	159,159

Total for residential housing projects	427,040	8,637	59,870	495,547

Construction loans to individuals secured by residential properties	11,716	26,636	—	38,352
Condo-conversion loans	10,082	—	70,435	80,517
Loans for commercial projects	324,711	117,333	1,535	443,579
Bridge loans — residential	56,095	—	1,285	57,380
Bridge loans — commercial	3,003	20,261	72,178	95,442
Land loans — residential	77,820	20,690	66,802	165,312
Land loans — commercial	61,868	1,105	27,519	90,492
Working capital	29,727	1,015	—	30,742

Total before net deferred fees and allowance for loan losses	1,002,062	195,677	299,624	1,497,363
Net deferred fees	(3,827)	(865)	(82)	(4,774)

Total construction loan portfolio, gross	998,235	194,812	299,542	1,492,589
Allowance for loan losses	(100,007)	(16,380)	(47,741)	(164,128)

Total construction loan portfolio, net	$898,228	$178,432	$251,801	$1,328,461

(1)	For purposes of the above table, high-rise portfolio is composed of buildings with more than 7 stories, mainly composed of two projects that represent approximately 71% of the Corporation’s total outstanding high-rise residential construction loan portfolio in Puerto Rico.

(2)	Mid-rise relates to buildings up to 7 stories.

The following table presents further information on the Corporation’s construction portfolio as of and for the year ended December 31, 2009:

(Dollars in thousands)

Total undisbursed funds under existing commitments	$249,961

Construction loans in non-accrual status	$634,329

Net charge offs — Construction loans(1)	$183,600

Allowance for loan losses — Construction loans	$164,128

Non-performing construction loans to total construction loans	42.50%

Allowance for loan losses — construction loans to total construction loans	11.00%

Net charge-offs to total average construction loans(1)	11.54%

(1)	Includes charge-offs of $137.4 million related to construction loans in Florida and $46.2 million related to construction loans in Puerto Rico.

The following summarizes the construction loans for residential housing projects in Puerto Rico segregated by the estimated selling price of the units:

(In thousands)

Under $300K	$142,280
$300K-$600K	87,306
Over $600K(1)	197,454

$427,040

(1)	Mainly composed of three high-rise projects and one single-family detached project that accounts for approximately 67% and 14%, respectively, of the residential housing projects in Puerto Rico.

For the majority of the construction loans for residential housing projects in Florida, the estimated selling price of the units is under $300,000.

Consumer Loans and Finance Leases

As of December 31, 2009, the Corporation’s consumer loan and finance leases portfolio decreased by $210.3 million, as compared to the portfolio balance as of December 31, 2008. This is mainly the result of repayments and charge-offs that on a combined basis more than offset the volume of loan originations during 2009. Nevertheless, the Corporation experienced a decrease in net charge-offs for consumer loans and finance leases that amounted to $61.1 million for 2009, as compared to $66.4 million for the same period a year ago. The decrease in net charge offs as compared to 2008 is attributable to the relative stability in the credit quality of this portfolio and changes in underwriting standards implemented in late 2005. New originations under these revised standards have an average life of approximately four years.

Consumer loan originations are principally driven through the Corporation’s retail network. For the year ended December 31, 2009, consumer loan and finance lease originations amounted to $595.5 million, a decrease of $303.3 million or 34% compared to 2008 adversely impacted by economic conditions in Puerto Rico and the United States. The increase of $106.0 million in consumer loan and finance leases originations in 2008, as compared to 2007, was related to the purchase of a $218 million auto loan portfolio from Chrysler Financial Services Caribbean, LLC (“Chrysler”) in July 2008. Aside from this transaction, the consumer loan production decreased by approximately $112 million, or 14%, for 2008 as compared to 2007 mainly due to adverse economic conditions in Puerto Rico. Unemployment in Puerto Rico reached 13.7% in December 2008, up 2.7% from the prior year, and in 2009 tops 15%. Consumer loan originations are driven by auto loan originations through a strategy of seeking to provide outstanding service to selected auto dealers who provide the channel for the bulk of the Corporation’s auto loan originations. This strategy is directly linked to our commercial lending activities as the Corporation maintains strong and stable auto floor plan relationships, which are the foundation of a successful auto loan generation operation. The Corporation’s commercial relations with floor plan dealers is strong and directly benefits the Corporation’s consumer lending operation. Finance leases are mostly composed of loans to individuals to finance the acquisition of a motor vehicle and typically have five-year terms and are collateralized by a security interest in the underlying assets.

Investment Activities

As part of its strategy to diversify its revenue sources and maximize its net interest income, First BanCorp maintains an investment portfolio that is classified as available-for-sale or held-to-maturity. The Corporation’s investment portfolio as of December 31, 2009 amounted to $4.9 billion, a reduction of $842.5 million when compared with the investment portfolio of $5.7 billion as of December 31, 2008. The reduction in the investment portfolio was the net result of approximately $1.9 billion in sales of securities, $955 million in calls of U.S. agency notes and certain obligations of the Puerto Rico Government, and approximately $959 million of mortgage-backed securities prepayments; partly offset with securities purchases of $2.9 billion.

Sales of investments securities during 2009 were approximately $1.7 billion in MBS (mainly 30 Year U.S. agency MBS), with a weighted-average yield of 5.49%, $96 million of US Treasury notes with a weighted average yield of 3.54% and $100 million of Puerto Rico government obligations with an average yield of 5.50%.

Purchases of investment securities during 2009 mainly consisted of U.S. agency callable debentures having contractual maturities ranging from two to three years (approximately $1.0 billion at a weighted-average yield of 2.13%), 7-10 Year U.S. Treasury Notes (approximately $96 million at a weighted-average yield of 3.54%) subsequently sold, 15-Year U.S. agency MBS (approximately $1.3 billion at a weighted-average yield of 3.85%) and floating collateralized mortgage obligations issued by GNMA, FNMA and FHLMC (approximately $184 million). Also, during 2009, the Corporation began and completed the securitization of approximately $305 million of FHA/VA mortgage loans into GNMA MBS.

Over 94% of the Corporation’s available-for-sale and held-to-maturity securities portfolio is invested in U.S. Government and Agency debentures and fixed-rate U.S. government sponsored-agency MBS (mainly FNMA and FHLMC fixed-rate securities). The Corporation’s investment in equity securities is minimal.

The following table presents the carrying value of investments as of December 31, 2009 and 2008:

	2009	2008
	(In thousands)

Money market investments	$24,286	$76,003

Investment securities held-to-maturity, at amortized cost:
U.S. Government and agencies obligations	8,480	953,516
Puerto Rico Government obligations	23,579	23,069
Mortgage-backed securities	567,560	728,079
Corporate bonds	2,000	2,000

	601,619	1,706,664

Investment securities available-for-sale, at fair value:
U.S. Government and agencies obligations	1,145,139	—
Puerto Rico Government obligations	136,326	137,133
Mortgage-backed securities	2,889,014	3,722,992
Corporate bonds	—	1,548
Equity securities	303	669

	4,170,782	3,862,342

Other equity securities, including $68.4 million and $62.6 million of FHLB stock as of December 31, 2009 and 2008, respectively	69,930	64,145

Total investments	$4,866,617	$5,709,154

Mortgage-backed securities as of December 31, 2009 and 2008, consist of:

	2009	2008
	(In thousands)

Held-to-maturity
FHLMC certificates	$5,015	$8,338
FNMA certificates	562,545	719,741

	567,560	728,079

Available-for-sale
FHLMC certificates	722,249	1,892,358
GNMA certificates	418,312	342,674
FNMA certificates	1,507,792	1,373,977
Collateralized Mortgage Obligations issued or guaranteed by FHLMC, FNMA and GNMA	156,307	—
Other mortgage pass-through certificates	84,354	113,983

	2,889,014	3,722,992

Total mortgage-backed securities	$3,456,574	$4,451,071

The carrying values of investment securities classified as available-for-sale and held-to-maturity as of December 31, 2009 by contractual maturity (excluding mortgage-backed securities and equity securities) are shown below:

	Carrying	Weighted
	Amount	Average Yield %
	(Dollars in thousands)

U.S. Government and agencies obligations
Due within one year	$8,480	0.47
Due after ten years	1,145,139	2.12

	1,153,619	2.11

Puerto Rico Government obligations
Due within one year	11,989	1.82
Due after one year through five years	113,487	5.40
Due after five years through ten years	25,814	5.87
Due after ten years	8,615	5.47

	159,905	5.21

Corporate bonds
Due after ten years	2,000	5.80

Total	1,315,524	2.49
Mortgage-backed securities	3,456,574	4.37
Equity securities	303	—

Total investment securities available-for-sale and held-to-maturity	$4,772,401	3.85

Total proceeds from the sale of securities during the year ended December 31, 2009 amounted to approximately $1.9 billion (2008 — $680.0 million). The Corporation realized gross gains of approximately $82.8 million in 2009 (2008 — $17.9 million), and realized gross losses of approximately $0.2 million in 2008. There were no realized gross losses in 2009. The Corporation has other equity securities that do not have a readily available fair value. The carrying value of such securities as of December 31, 2009 and 2008 was $1.6 million. During 2009, the Corporation realized a gain of $3.8 million on the sale of VISA Class A stock. Also, during the first quarter of 2008, the Corporation realized a one-time gain of $9.3 million on the mandatory redemption of part of its investment in VISA, Inc., which completed its IPO in March 2008.

For the years ended on December 31, 2009 and 2008, the Corporation recorded OTTI charges of approximately $0.4 million and $1.8 million, respectively, on certain equity securities held in its available-for-sale investment portfolio related to financial institutions in Puerto Rico. Also, OTTI charges of $4.2 million were recorded in 2008 related to auto industry corporate bonds that were subsequently sold in 2009. Management concluded that the declines in value of the securities were other-than-temporary; as such, the cost basis of these securities was written down to the market value as of the date of the analysis and was reflected in earnings as a realized loss. With respect to debt securitites, in 2009, the Corporation recorded OTTI charges through earnings of $1.3 million related to the credit loss portion of available-for-sale private label MBS. Refer to Note 4 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information regarding the Corporation’s evaluation of other-than temporary impairment on held-to-maturity and available-for-sale securities.

Net interest income of future periods will be affected by the acceleration in prepayments of mortgage-backed securities experienced during the year, investments sold, the calls of the Agency notes, and the subsequent re-investment at lower then current yields. Also, net interest income in future periods might be affected by the Corporation’s investment in callable securities. Approximately $945 million of U.S. Agency debentures with an average yield of 5.77% were called during 2009. As of December 31, 2009, the Corporation has approximately $1.1 billion in U.S. agency debentures with embedded calls and with an average yield of 2.12% (mainly securities with contractual maturities of 2-3 years acquired in 2009). These risks are directly linked to future period market interest rate fluctuations. Refer to the “Risk Management” section discussion below for further analysis of the effects of changing interest rates on the Corporation’s net interest income and for the interest rate risk management strategies followed by the Corporation. Also refer to Note 4 to the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information regarding the Corporation’s investment portfolio.

Investment Securities and Loans Receivable Maturities

The following table presents the maturities or repricing of the loan and investment portfolio as of December 31, 2009:

		2-5 Years		Over 5 Years
		Fixed	Variable	Fixed	Variable
	One Year	Interest	Interest	Interest	Interest
	or Less	Rates	Rates	Rates	Rates	Total
	(In thousands)

Investments:(1)
Money market investments	$24,286	$—	$—	$—	$—	$24,286
Mortgage-backed securities	449,798	676,992	—	2,329,784	—	3,456,574
Other securities(2)	96,957	1,252,700	—	36,100	—	1,385,757

Total investments	571,041	1,929,692	—	2,365,884	—	4,866,617

Loans:(1)(2)(3)
Residential mortgage	777,931	376,867	—	2,461,485	—	3,616,283
C&I and commercial mortgage	5,198,518	705,779	222,578	815,375	—	6,942,250
Construction	1,436,136	24,967	—	31,486	—	1,492,589
Finance leases	96,453	222,051	—	—	—	318,504
Consumer	515,603	1,063,997	—	—	—	1,579,600

Total loans	8,024,641	2,393,661	222,578	3,308,346	—	13,949,226

Total earning assets	$8,595,682	$4,323,353	$222,578	$5,674,230	$—	$18,815,843

(1)	Scheduled repayments reported in the maturity category in which the payment is due and variable rates according to repricing frequency.

(2)	Equity securities available-for-sale, other equity securities and loans having no stated scheduled of repayment and no stated maturity were included under the “one year or less category”.

(3)	Non-accruing loans were included under the “one year or less category”.

Goodwill and other intangible assets

Business combinations are accounted for using the purchase method of accounting. Assets acquired and liabilities assumed are recorded at estimated fair value as of the date of acquisition. After initial recognition, any resulting intangible assets are accounted for as follows:

Goodwill

The Corporation evaluates goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be an impairment. Goodwill impairment testing is performed at the segment (or “reporting unit”) level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill. The Corporation’s goodwill is mainly related to the acquisition of FirstBank Florida in 2005. Effective July 1, 2009, the operations conducted by FirstBank Florida as a separate entity were merged with and into FirstBank Puerto Rico.

The goodwill impairment analysis is a two-step process. The first step (“Step 1”) involves a comparison of the estimated fair value of the reporting unit (FirstBank Florida) to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill is not considered impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of the impairment.

The second step (Step 2”) involves calculating an implied fair value of the goodwill for each reporting unit for which the first step indicated a potential impairment. The implied fair value of goodwill is determined in a manner similar to the calculation of the amount of goodwill in a business combination, by measuring the excess of the estimated fair value of the reporting unit, as determined in the first step, over the aggregate estimated fair values of the individual assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the reporting unit, there is no impairment. If the carrying value of goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment charge is recorded for the excess. An impairment loss cannot exceed the carrying value of goodwill assigned to a reporting unit, and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment losses is not permitted.

In determining the fair value of a reporting unit and based on the nature of the business and reporting unit’s current and expected financial performance, the Corporation uses a combination of methods, including market price multiples of comparable companies, as well as discounted cash flow analysis (“DCF”). The Corporation evaluates the results obtained under each valuation methodology to identify and understand the key value drivers in order to ascertain that the results obtained are reasonable and appropriate under the circumstances.

The computations require management to make estimates and assumptions. Critical assumptions that are used as part of these evaluations include:

•	a selection of comparable publicly traded companies, based on nature of business, location and size;

•	the discount rate applied to future earnings, based on an estimate of the cost of equity;

•	the potential future earnings of the reporting unit; and

•	the market growth and new business assumptions.

For purposes of the market comparable approach, valuation was determined by calculating median price to book value and price to tangible equity multiples of the comparable companies and applied these multiples to the reporting unit to derive an implied value of equity.

For purposes of the DCF analysis approach, the valuation is based on estimated future cash flows. The financial projections used in the DCF analysis for the reporting unit are based on the most recent (as of the valuation date). The growth assumptions included in these projections are based on management’s expectations of the reporting unit’s financial prospects as well as particular plans for the entity (i.e. restructuring plans). The cost of equity was estimated using the capital asset pricing model (CAPM) using comparable companies, an equity risk premium, the rate of return of a “riskless” asset, and a size premium. The discount rate was estimated to be 14.0 percent. The resulting discount rate was analyzed in terms of reasonability given current market conditions.

The Corporation conducted its annual evaluation of goodwill during the fourth quarter of 2009. The Step 1 evaluation of goodwill allocated to the Florida reporting unit, which is one level below the United States business segment, indicated potential impairment of goodwill. The Step 1 fair value for the unit under both valuation approaches (market and DCF) was below the carrying amount of its equity book value as of the valuation date (December 31), requiring the completion of Step 2. In accordance with accounting standards, the Corporation performed a valuation of all assets and liabilities of the Florida unit, including any recognized and unrecognized intangible assets, to determine the fair value of net assets. To complete Step 2, the Corporation subtracted from the unit’s Step 1 fair value the determined fair value of the net assets to arrive at the implied fair value of goodwill. The results of the Step 2 analysis indicated that the implied fair value of goodwill exceeded the goodwill carrying value of $27 million, resulting in no goodwill impairment. The analysis of results for Step 2 indicated that the reduction in the fair value of the reporting unit was mainly attributable to the deteriorated fair value of the loan portfolios and not the fair value of the reporting unit as going concern. The discount in the loan portfolios is mainly attributable to market participants’ expected rates of returns, which affected the market discount on the Florida commercial mortgage and residential mortgage portfolios. The fair value of the loan portfolio determined for the Florida reporting unit represented a discount of 22.5%.

The reduction in Florida unit Step 1 fair value was offset by a reduction in the fair value of its net assets, resulting in an implied fair value of goodwill that exceeded the recorded book value of goodwill. If the Step 1 fair value of the Florida unit declines further without a corresponding decrease in the fair value of its net assets or if loan discounts improve without a corresponding increase in the Step 1 fair value, the Corporation may be required to record a goodwill impairment charge. The Corporation engaged a third-party valuator to assist management in the annual evaluation of the Florida unit goodwill (including Step 1 and Step 2), including the valuation of loan portfolios as of the December 31 valuation date. In reaching its conclusion on impairment, management discussed with the valuator the methodologies, assumptions and results supporting the relevant values for the goodwill and determined that they were reasonable.

The goodwill impairment evaluation process requires the Corporation to make estimates and assumptions with regards to the fair value of the reporting units. Actual values may differ significantly from these estimates. Such differences could result in future impairment of goodwill that would, in turn, negatively impact the Corporation’s results of operations and the reporting unit where goodwill is recorded.

Goodwill was not impaired as of December 31, 2009 or 2008, nor was any goodwill written-off due to impairment during 2009, 2008 and 2007.

Other Intangibles

Definite life intangibles, mainly core deposits, are amortized over their estimated life, generally on a straight-line basis, and are reviewed periodically for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

As previously discussed, as a result of an impairment evaluation of core deposit intangibles, there was an impairment charge of $4.0 million recorded in 2009 related to core deposits of FirstBank Florida attributable to decreases in the base of acquired core deposits. The Corporation performed impairment tests for the year ended December 31, 2008 and 2007 and determined that no impairment was needed to be recognized for those periods for other intangible assets.

RISK MANAGEMENT

General

Risks are inherent in virtually all aspects of the Corporation’s business activities and operations. Consequently, effective risk management is fundamental to the success of the Corporation. The primary goals of risk management are to ensure that the Corporation’s risk taking activities are consistent with the Corporation’s objectives and risk tolerance and that there is an appropriate balance between risk and reward in order to maximize stockholder value.

The Corporation has in place a risk management framework to monitor, evaluate and manage the principal risks assumed in conducting its activities. First BanCorp’s business is subject to eight broad categories of risks: (1) liquidity risk, (2) interest rate risk, (3) market risk, (4) credit risk, (5) operational risk, (6) legal and compliance risk, (7) reputational risk, and (8) contingency risk. First BanCorp has adopted policies and procedures designed to identify and manage risks to which the Corporation is exposed, specifically those relating to liquidity risk, interest rate risk, credit risk, and operational risk.

Risk Definition

Liquidity Risk

Liquidity risk is the risk to earnings or capital arising from the possibility that the Corporation will not have sufficient cash to meet the short-term liquidity demands such as from deposit redemptions or loan commitments. Refer to “— Liquidity and Capital Adequacy” section below for further details.

Interest Rate Risk

Interest rate risk is the risk to earnings or capital arising from adverse movements in interest rates, refer to “— Interest Rate Risk Management” section below for further details.

Market Risk

Market risk is the risk to earnings or capital arising from adverse movements in market rates or prices, such as interest rates or equity prices. The Corporation evaluates market risk together with interest rate risk, refer to “— Interest Rate Risk Management” section below for further details.

Credit Risk

Credit risk is the risk to earnings or capital arising from a borrower’s or a counterparty’s failure to meet the terms of a contract with the Corporation or otherwise to perform as agreed. Refer to “— Credit Risk Management” section below for further details.

Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This risk is inherent across all functions, products and services of the Corporation. Refer to “— Operational Risk” section below for further details.

Legal and Regulatory Risk

Legal and regulatory risk is the risk to earnings and capital arising from the Corporation’s failure to comply with laws or regulations that can adversely affect the Corporation’s reputation and/or increase its exposure to litigation.

Reputational Risk

Reputational risk is the risk to earnings and capital arising from any adverse impact on the Corporation’s market value, capital or earnings of negative public opinion, whether true or not. This risk affects the Corporation’s ability to establish new relationships or services, or to continue servicing existing relationships.

Contingency Risk

Contingency risk is the risk to earnings and capital associated with the Corporation’s preparedness for the occurrence of an unforeseen event.

Risk Governance

The following discussion highlights the roles and responsibilities of the key participants in the Corporation’s risk management framework:

Board of Directors

The Board of Directors oversees the Corporation’s overall risk governance program with the assistance of the Asset and Liability Committee, Credit Committee and the Audit Committee in executing this responsibility.

Asset and Liability Committee

The Asset and Liability Committee of the Corporation is appointed by the Board of Directors to assist the Board of Directors in its oversight of the Corporation’s policies and procedures related to asset and liability management relating to funds management, investment management, liquidity, interest rate risk management, capital adequacy and use of derivatives. In doing so, the Committee’s primary general functions involve:

•	The establishment of a process to enable the recognition, assessment, and management of risks that could affect the Corporation’s assets and liabilities management;

•	The identification of the Corporation’s risk tolerance levels for yield maximization relating to its assets and liabilities;

•	The evaluation of the adequacy and effectiveness of the Corporation’s risk management process relating to the Corporation’s assets and liabilities, including management’s role in that process; and

•	The evaluation of the Corporation’s compliance with its risk management process relating to the Corporation’s assets and liabilities.

Credit Committee

The Credit Committee of the Board of Directors is appointed by the Board of Directors to assist them in its oversight of the Corporation’s policies and procedures related to all matters of the Corporation’s lending function. In doing so, the Committee’s primary general functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s credit management;

•	The identification of the Corporation’s risk tolerance levels related to its credit management;

•	The evaluation of the adequacy and effectiveness of the Corporation’s risk management process related to the Corporation’s credit management, including management’s role in that process;

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s credit management; and

•	The approval of loans as required by the lending authorities approved by the Board of Directors.

Audit Committee

The Audit Committee of First BanCorp is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee management regarding:

•	The conduct and integrity of the Corporation’s financial reporting to any governmental or regulatory body, shareholders, other users of the Corporation’s financial reports and the public;

•	The Corporation’s systems of internal control over financial reporting and disclosure controls and procedures;

•	The qualifications, engagement, compensation, independence and performance of the Corporation’s independent auditors, their conduct of the annual audit of the Corporation’s financial statements, and their engagement to provide any other services;

•	The Corporation’s legal and regulatory compliance;

•	The application for the Corporation’s related person transaction policy as established by the Board of Directors;

•	The application of the Corporation’s code of business conduct and ethics as established by management and the Board of Directors; and

•	The preparation of the Audit Committee report required to be included in the Corporation’s annual proxy statement by the rules of the Securities and Exchange Commission.

In performing this function, the Audit Committee is assisted by the Chief Risk Officer (“CRO”), the General Auditor and the Risk Management Council (“RMC”), and other members of senior management.

Strategic Planning Committee

The Strategic Planning Committee of the Corporation is appointed by the Board of Directors of the Corporation to assist and advise management with respect to, and monitor and oversee on behalf of the Board, corporate development activities not in the ordinary course of the Corporation’s business and strategic alternatives under consideration from time to time by the Corporation, including, but not limited to, acquisitions, mergers, alliances, joint ventures, divestitures, capitalization of the Corporation and other similar corporate transactions.

Risk Management Council

The Risk Management Council is appointed by the Chief Executive Officer to assist the Corporation in overseeing, and receiving information regarding the Corporation’s policies, procedures and practices related to the Corporation’s risks. In doing so, the Council’s primary general functions involve:

•	The appointment of persons responsible for the Corporation’s significant risks;

•	The development of the risk management infrastructure needed to enable it to monitor risk policies and limits established by the Board of Directors;

•	The evaluation of the risk management process to identify any gap and the implementation of any necessary control to close such gap;

•	The establishment of a process to enable the recognition, assessment, and management of risks that could affect the Corporation; and

•	The provision to the Board of Directors of appropriate information about the Corporation’s risks.

Refer to “Interest Rate Risk, Credit Risk, Liquidity, Operational, Legal and Regulatory Risk Management — Operational Risk” discussion below for further details of matters discussed in the Risk Management Council.

Other Management Committees

As part of its governance framework, the Corporation has various additional risk management related-committees. These committees are jointly responsible for ensuring adequate risk measurement and management in their respective areas of authority. At the management level, these committees include:

(1) Management’s Investment and Asset Liability Committee (“MIALCO”) — oversees interest rate and market risk, liquidity management and other related matters. Refer to “— Liquidity Risk and Capital Adequacy and Interest Rate Risk Management” discussions below for further details.

(2) Information Technology Steering Committee — is responsible for the oversight of and counsel on matters related to information technology including the development of information management policies and procedures throughout the Corporation.

(3) Bank Secrecy Act Committee — is responsible for oversight, monitoring and reporting of the Corporation’s compliance with the Bank Secrecy Act.

(4) Credit Committees (Delinquency and Credit Management Committee) — oversees and establishes standards for credit risk management processes within the Corporation. The Credit Management Committee is responsible for the approval of loans above an established size threshold. The Delinquency Committee is responsible for the periodic review of (1) past due loans, (2) overdrafts, (3) non-accrual loans, (4) other real estate owned (“OREO”) assets, and (5) the bank’s watch list and non-performing loans.

(5) Florida Executive Steering Committee — oversees implementation and compliance of policies approved by the Board of Directors and the performance of the Florida region’s operations. The Florida Executive Steering Committee evaluates and monitors interrelated risks related to FirstBank’s operations in Florida.

Officers

As part of its governance framework, the following officers play a key role in the Corporation’s risk management process:

(1) Chief Executive Officer is responsible for the overall risk governance structure of the Corporation.

(2) Chief Risk Officer is responsible for the oversight of the risk management organization as well as risk governance processes. In addition, the CRO with the collaboration of the Risk Assessment Manager manages the operational risk program.

(3) Chief Credit Risk Officer and the Chief Lending Officer are responsible of managing the Corporation’s credit risk program.

(4) Chief Financial Officer in combination with the Corporation’s Treasurer, manages the Corporation’s interest rate and market and liquidity risks programs and, together with the Corporation’s Chief Accounting Officer, is responsible for the implementation of accounting policies and practices in accordance with GAAP and applicable regulatory requirements. The Chief Financial Officer is assisted by the Risk Assessment Manager in the review of the Corporation’s internal control over financial reporting.

(5) Chief Accounting Officer is responsible for the development and implementation of the Corporation’s accounting policies and practices and the review and monitoring of critical accounts and transactions to ensure that they are managed in accordance with GAAP and applicable regulatory requirements.

Other Officers

In addition to a centralized Enterprise Risk Management function, certain lines of business and corporate functions have their own Risk Managers and support staff. The Risk Managers, while reporting directly within their respective line of business or function, facilitate communications with the Corporation’s risk functions and work in partnership with the CRO and CFO to ensure alignment with sound risk management practices and expedite the implementation of the enterprise risk management framework and policies.

Liquidity and Capital Adequacy, Interest Rate Risk, Credit Risk, Operational, Legal and Regulatory Risk Management

The following discussion highlights First BanCorp’s adopted policies and procedures for liquidity risk, interest rate risk, credit risk, operational risk, legal and regulatory risk.

Liquidity Risk and Capital Adequacy

Liquidity is the ongoing ability to accommodate liability maturities and deposit withdrawals, fund asset growth and business operations, and meet contractual obligations through unconstrained access to funding at reasonable market rates. Liquidity management involves forecasting funding requirements and maintaining sufficient capacity to meet the needs and accommodate fluctuations in asset and liability levels due to changes in the Corporation’s business operations or unanticipated events.

The Corporation manages liquidity at two levels. The first is the liquidity of the parent company, which is the holding company that owns the banking and non-banking subsidiaries. The second is the liquidity of the banking subsidiary. The Asset and Liability Committee of the Board of Directors is responsible for establishing the Corporation’s liquidity policy as well as approving operating and contingency procedures, and monitoring liquidity on an ongoing basis. The MIALCO, using measures of liquidity developed by management, which involve the use of several assumptions, reviews the Corporation’s liquidity position on a monthly basis. The MIALCO oversees liquidity management, interest rate risk and other related matters. The MIALCO, which reports to the Board of Directors’ Asset and Liability Committee, is composed of senior management officers, including the Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, the Wholesale Banking Executive, the Retail Financial Services & Strategic Planning Director, the Risk Manager of the Treasury and Investments Division, the Asset/Liability Manager and the Treasurer. The Treasury and Investments Division is responsible for planning and executing the Corporation’s funding activities and strategy; monitors liquidity availability on a daily basis and reviews liquidity measures on a weekly basis. The Treasury and Investments Accounting and Operations area of the Comptroller’s Department is responsible for calculating the liquidity measurements used by the Treasury and Investment Division to review the Corporation’s liquidity position.

In order to ensure adequate liquidity through the full range of potential operating environments and market conditions, the Corporation conducts its liquidity management and business activities in a manner that will preserve and enhance funding stability, flexibility and diversity. Key components of this operating strategy include a strong focus on the continued development of customer-based funding, the maintenance of direct relationships with wholesale market funding providers, and the maintenance of the ability to liquidate certain assets when, and if, requirements warrant.

The Corporation develops and maintains contingency funding plans. These plans evaluate the Corporation’s liquidity position under various operating circumstances and allow the Corporation to ensure that it will be able to operate through periods of stress when access to normal sources of funding is constrained. The plans project funding requirements during a potential period of stress, specify and quantify sources of liquidity, outline actions and procedures for effectively managing through a difficult period, and define roles and responsibilities. In the Contingency Funding Plan, the Corporation stresses the balance sheet and the liquidity position to critical levels that imply difficulties in getting new funds or even maintaining its current funding position, thereby ensuring the ability to honor its commitments, and establishing liquidity triggers monitored by the MIALCO in order to maintain the ordinary funding of the banking business. Three different scenarios are defined in the Contingency Funding Plan: local market event, credit rating downgrade, and a concentration event. They are reviewed and approved annually by the Board of Directors’ Asset and Liability Committee.

The Corporation manages its liquidity in a proactive manner, and maintains an adequate position. Multiple measures are utilized to monitor the Corporation’s liquidity position, including basic surplus and volatile liabilities measures. Among the actions taken in recent months to bolster the liquidity position and to safeguard the Corporation’s access to credit was the posting of additional collateral to the FHLB, thereby increasing borrowing capacity. The Corporation has also maintained the basic surplus (cash, short-term assets minus short-term liabilities, and secured lines of credit) well in excess of the self-imposed minimum limit of 5% of total assets. As of December 31, 2009, the estimated basic surplus ratio of approximately 8.6% included unpledged investment securities, FHLB lines of credit, and cash. As of December 31, 2009, the Corporation had $378 million available for additional credit on FHLB lines of credit. Unpledged liquid securities as of December 31, 2009 mainly consisted of fixed-rate MBS and U.S. agency debentures totaling approximately $646.9 million. The Corporation does not rely on uncommitted inter-bank lines of credit (federal funds lines) to fund its operations and does not include them in the basic surplus computation.

Sources of Funding

The Corporation utilizes different sources of funding to help ensure that adequate levels of liquidity are available when needed. Diversification of funding sources is of great importance to protect the Corporation’s liquidity from market disruptions. The principal sources of short-term funds are deposits, including brokered CDs, securities sold under agreements to repurchase, and lines of credit with the FHLB and the FED. The Asset Liability Committee of the Board of Directors reviews credit availability on a regular basis. The Corporation has also securitized and sold mortgage loans as a supplementary source of funding. Commercial paper has also in the past provided additional funding. Long-term funding has also been obtained through the issuance of notes and, to a lesser extent, long-term brokered CDs. The cost of these different alternatives and interest rate risk management strategies, among other things, is taken into consideration.

The Corporation’s principal sources of funding are:

Deposits

The following table presents the composition of total deposits:

	Weighted-Average
	Rate as of	As of December 31,
	December 31, 2009	2009	2008	2007
	(Dollars in thousands)

Savings accounts	1.68%	$1,774,273	$1,288,179	$1,036,662
Interest-bearing checking accounts	1.75%	985,470	726,731	518,570
Certificates of deposit	2.17%	9,212,282	10,416,592	8,857,405

Interest-bearing deposits	2.06%	11,972,025	12,431,502	10,412,637
Non-interest-bearing deposits		697,022	625,928	621,884

Total		$12,669,047	$13,057,430	$11,034,521

Interest-bearing deposits:
Average balance outstanding		$11,387,958	$11,282,353	$10,755,719
Non-interest-bearing deposits:
Average balance outstanding		$715,982	$682,496	$563,990
Weighted average rate during the period on interest-bearing deposits(1)		2.79%	3.75%	4.88%

(1)	Excludes changes in fair value of callable brokered CDs measured at fair value and changes in the fair value of derivatives that economically hedge brokered CDs .

Brokered CDs — A large portion of the Corporation’s funding is retail brokered CDs issued by the Bank subsidiary, FirstBank Puerto Rico. Total brokered CDs decreased from $8.4 billion at year end 2008 to $7.6 billion as of December 31, 2009. The Corporation has been partly refinancing brokered CDs that matured or were called during 2009 with alternate sources of funding at a lower cost. Also, the Corporation shifted the funding emphasis to retail deposits to reduce reliance on brokered CDs.

In the event that the Corporation’s Bank subsidiary falls below the ratios of a well-capitalized institution, it faces the risk of not being able to replace funding through this source. Only a well capitalized insured depository institution is allowed to solicit and accept, renew or roll over any brokered deposit without restriction. The Bank currently complies and exceeds the minimum requirements of ratios for a “well-capitalized” institution. As of December 31, 2009, the Bank’s total and Tier I capital exceed by $410 million and $814 million, respectively, the minimum well-capitalized levels. The average term to maturity of the retail brokered CDs outstanding as of December 31, 2009 is approximately 1 year. Approximately 2% of the principal value of these certificates is callable at the Corporation’s option.

The use of brokered CDs has been particularly important for the growth of the Corporation. The Corporation encounters intense competition in attracting and retaining regular retail deposits in Puerto Rico. The brokered CDs market is very competitive and liquid, and the Corporation has been able to obtain substantial amounts of funding in short periods of time. This strategy enhances the Corporation’s liquidity position, since the brokered CDs are insured by the FDIC up to regulatory limits and can be obtained faster and cheaper compared to regular retail deposits. The brokered CDs market continues to be a reliable source to fulfill the Corporation’s needs for the issuance of new and replacement transactions. For the year ended December 31, 2009, the Corporation issued $8.3 billion in brokered CDs (including rollovers of short-term broker CDs and replacement of brokered CDs called) at an average rate of 0.97% compared to $9.8 billion at an average rate of 3.64% issued in 2008.

The following table presents a maturity summary of brokered and retail CDs with denominations of $100,000 or higher as of December 31, 2009.

(In thousands)

Three months or less	$1,958,454
Over three months to six months	1,366,163
Over six months to one year	2,258,717
Over one year	2,969,471

Total	$8,552,805

Certificates of deposit in denominations of $100,000 or higher include brokered CDs of $7.6 billion issued to deposit brokers in the form of large ($100,000 or more) certificates of deposit that are generally participated out by brokers in shares of less than $100,000 and are therefore insured by the FDIC. Certificates of deposit also include $25.6 million of deposits through the Certificate of Deposit Account Registry Service (CDARS). In an effort to meet customer needs and provide its customers with the best products and services available, the Corporation’s bank subsidiary, FirstBank Puerto Rico, has joined a program that gives depositors the opportunity to insure their money beyond the standard FDIC coverage. CDARS can offer customers access to FDIC insurance coverage of up to $50 million, when they enter into the CDARS Deposit Placement Agreement, while earning attractive returns on their deposits.

Retail deposits — The Corporation’s deposit products also include regular savings accounts, demand deposit accounts, money market accounts and retail CDs. Total deposits, excluding brokered CDs, increased by $480 million from the balance as of December 31, 2008, reflecting increases in core-deposit products such as savings and interest-bearing checking accounts. A significant portion of the increase was related to deposits in Puerto Rico, the Corporation’s primary market, reflecting successful marketing campaigns and cross-selling initiatives. The increase was also related to increases in money market accounts in Florida, as management shifted the funding emphasis to retail deposits to reduce reliance on brokered CDs. Successful marketing campaigns and attractive rates were the main reasons for the increase in Florida. Even thought rates offered in Florida were higher for this product, rates were lower than those offered in Puerto Rico. Refer to Note 13 in the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for further details.

Borrowings

As of December 31, 2009, total borrowings amounted to $5.2 billion as compared to $4.7 billion and $4.5 billion as of December 31, 2008 and 2007, respectively.

The following table presents the composition of total borrowings as of the dates indicated:

	Weighted Average
	Rate as of	As of December 31,
	December 31, 2009	2009	2008	2007
	(Dollars in thousands)

Federal funds purchased and securities sold under agreements to repurchase	3.34%	$3,076,631	$3,421,042	$3,094,646
Loans payable(1)	1.00%	900,000	—	—
Advances from FHLB	3.21%	978,440	1,060,440	1,103,000
Notes payable	4.63%	27,117	23,274	30,543
Other borrowings	2.86%	231,959	231,914	231,817

Total(2)		$5,214,147	$4,736,670	$4,460,006

Weighted-average rate during the period		2.79%	3.78%	5.06%

(1)	Advances from the FED under the FED Discount Window Program.

(2)	Includes $3.0 billion as of December 31, 2009 that are tied to variable rates or matured within a year.

Securities sold under agreements to repurchase — The Corporation’s investment portfolio is substantially funded with repurchase agreements. Securities sold under repurchase agreements were $3.1 billion at December 31, 2009, compared with $3.4 billion at December 31, 2008. One of the Corporation’s strategies is the use of structured repurchase agreements and long-term repurchase agreements to reduce exposure to interest rate risk by lengthening the final maturities of its liabilities while keeping funding cost at reasonable levels. Of the total of $3.1 billion repurchase agreements outstanding as of December 31, 2009, approximately $2.4 billion consist of structured repo’s and $500 million of long-term repos. The access to this type of funding was affected by the liquidity turmoil in the financial markets witnessed in the second half of 2008 and in 2009. Certain counterparties have not been willing to enter into additional repurchase agreements and the capacity to extend the term of maturing repurchase agreements has also been reduced, however, the Corporation has been able to keep access to credit by using cost effective sources such as FED and FHLB advances. Refer to Note 15 in the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for further details about repurchase agreements outstanding by counterparty and maturities.

Under the Corporation’s repurchase agreements, as is the case with derivative contracts, the Corporation is required to pledge cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines due to changes in interest rates, a liquidity crisis or any other factor, the Corporation will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity. Given the quality of the collateral pledged, recently the Corporation has not experienced significant margin calls from counterparties arising from credit-quality-related write-downs in valuations with only $0.95 million of cash equivalent instruments deposited in connection with collateralized interest rate swap agreements.

Advances from the FHLB — The Corporation’s Bank subsidiary is a member of the FHLB system and obtains advances to fund its operations under a collateral agreement with the FHLB that requires the Bank to maintain minimum qualifying mortgages as collateral for advances taken. As of December 31, 2009 and December 31, 2008, the outstanding balance of FHLB advances was $978.4 million and $1.1 billion, respectively. Approximately $653.4 million of outstanding advances from the FHLB has maturities over one year. As part of its precautionary initiatives to safeguard access to credit and the low level of interest rates, the Corporation has been increasing its pledging of assets to the FHLB, while at the same time the FHLB has been revising their credit guidelines and “haircuts” in the computation of availability of credit lines.

FED Discount window — FED initiatives to ease the credit crisis have included cuts to the discount rate, which was lowered from 4.75% to 0.50% through eight separate actions since December 2007, and adjustments to previous practices to facilitate financing for longer periods. That made the FED Discount Window a viable source of funding given market conditions in 2009. As of December 31, 2009, the Corporation had $900 million outstanding in short-term borrowings from the FED Discount Window and had collateral pledged related to this credit facility amounted to $1.2 billion, mainly commercial, consumer and mortgage loan.

Credit Lines — The Corporation maintains unsecured and un-committed lines of credit with other banks. As of December 31, 2009, the Corporation’s total unused lines of credit with other banks amounted to $165 million. The Corporation has not used these lines of credit to fund its operations.

Though currently not in use, other sources of short-term funding for the Corporation include commercial paper and federal funds purchased. Furthermore, in previous years the Corporation has entered into several financing transactions to diversify its funding sources, including the issuance of notes payable and Junior subordinated debentures as part of its longer-term liquidity and capital management activities. No assurance can be given that these sources of liquidity will be available and, if available, will be on comparable terms. The Corporation continues to evaluate its financing options, including available options resulting from recent federal government initiatives to deal with the crisis in the financial markets.

In 2004, FBP Statutory Trust I, a statutory trust that is wholly owned by the Corporation and not consolidated in the Corporation’s financial statements, sold to institutional investors $100 million of its variable rate trust preferred securities. The proceeds of the issuance, together with the proceeds of the purchase by the Corporation of $3.1 million of FBP Statutory Trust I variable rate common securities, were used by FBP Statutory Trust I to purchase $103.1 million aggregate principal amount of the Corporation’s Junior Subordinated Deferrable Debentures.

Also in 2004, FBP Statutory Trust II, a statutory trust that is wholly-owned by the Corporation and not consolidated in the Corporation’s financial statements, sold to institutional investors $125 million of its variable rate trust preferred securities. The proceeds of the issuance, together with the proceeds of the purchase by the Corporation of $3.9 million of FBP Statutory Trust II variable rate common securities, were used by FBP Statutory Trust II to purchase $128.9 million aggregate principal amount of the Corporation’s Junior Subordinated Deferrable Debentures.

The trust preferred debentures are presented in the Corporation’s Consolidated Statement of Financial Condition as Other Borrowings, net of related issuance costs. The variable rate trust preferred securities are fully and unconditionally guaranteed by the Corporation. The $100 million Junior Subordinated Deferrable Debentures issued by the Corporation in April 2004 and the $125 million issued in September 2004 mature on September 17, 2034 and September 20, 2034, respectively; however, under certain circumstances, the maturity of Junior Subordinated Debentures may be shortened (such shortening would result in a mandatory redemption of the variable rate trust preferred securities). The trust preferred securities, subject to certain limitations, qualify as Tier I regulatory capital under current Federal Reserve rules and regulations.

The Corporation’s principal uses of funds are the origination of loans and the repayment of maturing deposits and borrowings. Over the last five years, the Corporation has committed substantial resources to its mortgage banking subsidiary, FirstMortgage, Inc. As a result, residential real estate loans as a percentage of total loans receivable have increased over time from 14% at December 31, 2004 to 26% at December 31, 2009. Commensurate with the increase in its mortgage banking activities, the Corporation has also invested in technology and personnel to enhance the Corporation’s secondary mortgage market capabilities. The enhanced capabilities improve the Corporation’s liquidity profile as they allow the Corporation to derive liquidity, if needed, from the sale of mortgage loans in the secondary market. The U.S. (including Puerto Rico) secondary mortgage market is still highly liquid in large part because of the sale or guarantee programs of the FHA, VA, HUD, FNMA and FHLMC. In December 2008, the Corporation obtained from GNMA Commitment Authority to issue GNMA mortgage-backed securities. Under this program, during 2009, the Corporation completed the securitization of approximately $305.4 million of FHA/VA mortgage loans into GNMA MBS. Any regulatory actions affecting GNMA, FNMA or FHLMC could adversely affect the secondary mortgage market.

Credit Ratings

The Corporation’s credit as a long-term issuer is currently rated B by Standard & Poor’s (“S&P”) and B- by Fitch Ratings Limited (“Fitch”); both with negative outlook.

At the FirstBank subsidiary level, long-term senior debt is currently rated B1 by Moody’s Investor Service (“Moodys”), four notches below their definition of investment grade; B by S&P, and B by Fitch, both five notches below their definition of investment grade. The outlook on the Bank’s credit ratings from the three rating agencies is negative.

The Corporation does not have any outstanding debt or derivative agreements that would be affected by the recent credit downgrades. The Corporation’s liquidity is contingent upon its ability to obtain external sources of funding to finance its operations. Any further downgrades in credit ratings can hinder the Corporation’s access to external funding and/or cause external funding to be more expensive, which could in turn adversely affect the results of operations. Also, any change in credit ratings may affect the fair value of certain liabilities and unsecured derivatives that consider the Corporation’s own credit risk as part of the valuation.

Cash Flows

Cash and cash equivalents were $704.1 million and $405.7 million as of December 31, 2009 and 2008, respectively. These balances increased by $298.4 million and $26.8 million from December 31, 2008 and 2007, respectively. The following discussion highlights the major activities and transactions that affected the Corporation’s cash flows during 2009 and 2008.

Cash Flows from Operating Activities

First BanCorp’s operating assets and liabilities vary significantly in the normal course of business due to the amount and timing of cash flows. Management believes cash flows from operations, available cash balances and the Corporation’s ability to generate cash through short- and long-term borrowings will be sufficient to fund the Corporation’s operating liquidity needs.

For the year ended December 31, 2009, net cash provided by operating activities was $243.2 million. Net cash generated from operating activities was higher than net loss reported largely as a result of adjustments for operating items such as the provision for loan and lease losses and non-cash charges recorded to increase the Corporation’s valuation allowance for deferred tax assets.

For the year ended December 31, 2008, net cash provided by operating activities was $175.9 million, which was higher than net income, largely as a result of adjustments for operating items such as the provision for loan and lease losses and depreciation and amortization.

Cash Flows from Investing Activities

The Corporation’s investing activities primarily include originating loans to be held to maturity and its available-for-sale and held-to-maturity investment portfolios. For the year ended December 31, 2009, net cash of $381.8 million was used in investing activities, primarily for loan origination disbursements and purchases of available-for-sale investment securities to mitigate in part the impact of investments securities mainly U.S. Agency debentures, called by counterparties prior to maturity and MBS prepayments. Partially offsetting these uses of cash were proceeds from sales and maturities of available-for-sale securities as well as proceeds from held-to-maturity securities called during 2009, and proceeds from loans and from MBS repayments.

For the year ended December 31, 2008, net cash used by investing activities was $2.3 billion, primarily for purchases of available-for-sale investment securities as market conditions presented an opportunity for the Corporation to obtain attractive yields, improve its net interest margin and mitigate the impact of investment securities, mainly U.S. Agency debentures, called by counterparties prior to maturity, for loan originations disbursements and for the purchase of a $218 million auto loan portfolio. Partially offsetting these uses of cash were proceeds from sales and maturities of available-for-sale securities as well as proceeds from held-to-maturity securities called during 2008; proceeds from sales of loans and the gain on the mandatory redemption of part of the Corporation’s investment in VISA, Inc., which completed its initial public offering (IPO) in March 2008.

Cash Flows from Financing Activities

The Corporation’s financing activities primarily include the receipt of deposits and issuance of brokered CDs, the issuance and payments of long-term debt, the issuance of equity instruments and activities related to its short-term funding. In addition, the Corporation paid monthly dividends on its preferred stock and quarterly dividends on its common stock until it announced the suspension of dividends beginning in August 2009. For the year ended December 31, 2009, net cash provided by financing activities was $436.9 million due to the investment of $400 million by the U.S. Treasury in preferred stock of the Corporation through the U.S. Treasury TARP Capital Purchase Program and the use of the FED Discount Window Program as a low-cost funding source to finance the Corporation’s investing activities. Partially offsetting these cash proceeds was the payment of cash dividends and pay down of maturing borrowings, in particular brokered CDs and repurchase agreements.

For the year ended December 31, 2008, net cash used in financing activities was $2.1 billion due to increases in its deposit base, including brokered CDs to finance lending activities and increase liquidity levels and increases in securities sold under repurchase agreements to finance the Corporation’s securities inventory. Partially offsetting these cash proceeds was the payment of cash dividends.

Capital

The Corporation’s stockholders’ equity amounted to $1.6 billion as of December 31, 2009, an increase of $50.9 million compared to the balance as of December 31, 2008, driven by the $400 million investment by the United States Department of the Treasury (the “U.S. Treasury”) in preferred stock of the Corporation through the U.S. Treasury Troubled Asset Relief Program (TARP) Capital Purchase Program. This was partially offset by the net loss of $275.2 million recorded for 2009, dividends paid amounting to $43.1 million in 2009 ($13.0 million in common stock, or $0.14 per share, and $30.1 million in preferred stock) and a $30.9 million decrease in other comprehensive income mainly due to a noncredit-related impairment of $31.7 million on private label MBS.

For the year ended December 31, 2009, the Corporation declared in aggregate cash dividends of $0.14 per common share, $0.28 for 2008, and $0.28 for 2007. Total cash dividends paid on common shares amounted to $13.0 million for 2009, $25.9 million for 2008, and $24.6 million for 2007. Dividends declared on preferred stock amounted to $30.1 million in 2009 and $40.3 million in 2008 and 2007.

On July 30, 2009, the Corporation announced the suspension of dividends on common and all its outstanding series of preferred stock, including the TARP preferred dividends. This suspension was effective with the dividends for the month of August 2009 on the Corporation’s five outstanding series of non-cumulative preferred stock and the dividends for the Corporation’s outstanding Series F Cumulative Preferred Stock and the Corporation’s common stock. The Corporation took this prudent action to preserve capital, as the duration and depth of recessionary economic conditions is uncertain, and consistent with federal regulatory guidance.

As of December 31, 2009, First BanCorp and FirstBank Puerto Rico were in compliance with regulatory capital requirements that were applicable to them as a financial holding company and a state non-member bank, respectively (i.e., total capital and Tier 1 capital to risk-weighted assets of at least 8% and 4%, respectively, and Tier 1 capital to average assets of at least 4%). Set forth below are First BanCorp’s, and FirstBank Puerto Rico’s regulatory capital ratios as of December 31, 2009 and December 31, 2008, based on existing Federal Reserve and Federal Deposit Insurance Corporation guidelines. Effective July 1, the operations conducted by FirstBank Florida as a separate subsidiary were merged with and into FirstBank Puerto Rico, the Corporation’s main banking subsidiary. As part of the Corporation’s strategic planning it was determined that business synergies would be achieved by merging FirstBank Florida with and into FirstBank Puerto Rico. This reorganization included the consolidation of FirstBank Puerto Rico’s loan production office with the former thrift banking operations of FirstBank Florida. For the last three years prior to July 1, the Corporation conducted dual banking operations in the Florida market. The consolidation of the former thrift banking operations with the loan production office resulted in FirstBank Puerto Rico having a more diversified and efficient banking operation in the form of a branch network in the Florida market. The merger allows the Florida operations to benefit by leveraging the capital position of FirstBank Puerto Rico and thereby provide them with the support necessary to grow in the Florida market.

		Banking Subsidiary
	First		To be Well
	BanCorp	FirstBank	Capitalized

As of December 31, 2009
Total capital (Total capital to risk-weighted assets)	13.44%	12.87%	10.00%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	12.16%	11.70%	6.00%
Leverage ratio	8.91%	8.53%	5.00%
As of December 31, 2008
Total capital (Total capital to risk-weighted assets)	12.80%	12.23%	10.00%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	11.55%	10.98%	6.00%
Leverage ratio	8.30%	7.90%	5.00%

The increase in regulatory capital ratios is mainly related to the $400 million investment by the U.S. Treasury in preferred stock of the Corporation through the U.S. Treasury TARP Capital Purchase Program. Refer to Note 23 in the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information regarding this issuance. The funds were used in part to strengthen the Corporation’s lending programs and ability to support growth strategies that are centered on customers’ needs, including programs to preserve home ownership. Together with private and public sector initiatives, the Corporation looks to support the local economy and the communities it serves during the current economic environment.

The Corporation is well-capitalized, having sound margins over minimum well-capitalized regulatory requirements. As of December 31, 2009, the total regulatory capital ratio is 13.4% and the Tier 1 capital ratio is 12.2%. This translates to approximately $492 million and $881 million of total capital and Tier 1 capital, respectively, in excess of the total capital and Tier 1 capital well capitalized requirements of 10% and 6%, respectively. A key priority for the Corporation is to maintain a sound capital position to absorb any potential future credit losses due to the distressed economic environment and to provide business expansion opportunities.

The Corporation’s tangible common equity ratio was 3.20% as of December 31, 2009, compared to 4.87% as of December 31, 2008, and the Tier 1 common equity to risk-weighted assets ratio as of December 31, 2009 was 4.10% compared to 5.92% as of December 31, 2008.

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by financial analysts and investment bankers to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible Assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets for the years ended December 31, 2009 and December 31, 2008, respectively.

	December 31,	December 31,
	2009	2008
	(In thousands)

Total equity — GAAP	$1,599,063	$1,548,117
Preferred equity	(928,508)	(550,100)
Goodwill	(28,098)	(28,098)
Core deposit intangible	(16,600)	(23,985)

Tangible common equity	$625,857	$945,934

Total assets — GAAP	$19,628,448	$19,491,268
Goodwill	(28,098)	(28,098)
Core deposit intangible	(16,600)	(23,985)

Tangible assets	$19,583,750	$19,439,185

Common shares outstanding	92,542	92,546

Tangible common equity ratio	3.20%	4.87%
Tangible book value per common share	$6.76	$10.22

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program (“SCAP”), the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios set forth in the table above, in evaluating the Corporation’s capital levels.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

	December 31,	December 31,
	2009	2008
	(In thousands)

Total equity — GAAP	$1,599,063	$1,548,117
Qualifying preferred stock	(928,508)	(550,100)
Unrealized gain on available-for-sale securities(1)	(26,617)	(57,389)
Disallowed deferred tax asset(2)	(11,827)	(69,810)
Goodwill	(28,098)	(28,098)
Core deposit intangible	(16,600)	(23,985)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	(1,535)	(3,473)
Other disallowed assets	(24)	(508)

Tier 1 common equity	$585,854	$814,754

Total risk-weighted assets	$14,303,496	$13,762,378

Tier 1 common equity to risk-weighted assets ratio	4.10%	5.92%

(1)	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2)	Approximately $111 million of the Corporation’s deferred tax assets at December 31, 2009 (December 31, 2008 — $58 million) were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $12 million of such assets at December 31, 2009 (December 31, 2008 — $70 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year or (ii) 10% of the amount of the entity’s Tier 1 capital. Approximately $4 million of the Corporation’s other net deferred tax liability at December 31, 2009 (December 31, 2008 — $0) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

On February 1, 2010, the Corporation reported that it is planning to conduct an exchange offer under which it will be offering to exchange newly issued shares of common stock for the issued and outstanding shares of publicly held Series A through E Noncumulative Perpetual Monthly Income Preferred Stock, subject to any necessary proration. The exchange offer will be conducted to improve its capital structure given the current economic conditions in the markets in which it operates and the evolving regulatory environment. Through the exchange offer, First BanCorp seeks to improve its tangible and Tier 1 common equity ratios. The Corporation expects to file a registration statement for the exchange offer shortly after the filing of this Form 10-K for fiscal year 2009. Completion of the exchange offer will be subject to certain conditions, including the consent by common stockholders of the issuance of shares of the common stock pursuant to the exchange.

Off-Balance Sheet Arrangements

In the ordinary course of business, the Corporation engages in financial transactions that are not recorded on the balance sheet, or may be recorded on the balance sheet in amounts that are different than the full contract or notional amount of the transaction. These transactions are designed to (1) meet the financial needs of customers, (2) manage the Corporation’s credit, market or liquidity risks, (3) diversify the Corporation’s funding sources and (4) optimize capital.

As a provider of financial services, the Corporation routinely enters into commitments with off-balance sheet risk to meet the financial needs of its customers. These financial instruments may include loan commitments and standby letters of credit. These commitments are subject to the same credit policies and approval process used for on-balance sheet instruments. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. As of December 31, 2009, commitments to extend credit and commercial and financial standby letters of credit amounted to approximately $1.5 billion and $103.9 million, respectively. Commitments to extend credit are agreements to lend to customers as long as the conditions established in the contract are met. Generally, the Corporation’s mortgage banking activities do not enter into interest rate lock agreements with its prospective borrowers.

Contractual Obligations and Commitments

The following table presents a detail of the maturities of the Corporation’s contractual obligations and commitments, which consist of CDs, long-term contractual debt obligations, operating leases, commitments to sell mortgage loans and commitments to extend credit:

	Contractual Obligations and Commitments
	As of December 31, 2009
		Less Than			After
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Contractual obligations:
Certificates of deposit(1)	$9,212,283	$6,041,065	$2,835,562	$321,850	$13,806
Loans payable	900,000	900,000	—	—	—
Securities sold under agreements to repurchase	3,076,631	676,631	1,600,000	800,000	—
Advances from FHLB	978,440	325,000	445,000	208,440	—
Notes payable	27,117	—	13,756	—	13,361
Other borrowings	231,959	—	—	—	231,959
Operating leases	63,795	10,342	14,362	8,878	30,213
Other contractual obligations	10,387	7,157	3,130	100	—

Total contractual obligations	$14,500,612	$7,960,195	$4,911,810	$1,339,268	$289,339

Commitments to sell mortgage loans	$13,158	$13,158

Standby letters of credit	$103,904	$103,904

Commitments to extend credit:
Lines of credit	$1,220,317	$1,220,317
Letters of credit	48,944	48,944
Commitments to originate loans	255,598	255,598

Total commercial commitments	$1,524,859	$1,524,859

(1)	Includes $7.6 billion of brokered CDs sold by third-party intermediaries in denominations of $100,000 or less, within FDIC insurance limits and $25.6 million in CDARS.

The Corporation has obligations and commitments to make future payments under contracts, such as debt and lease agreements, and under other commitments to sell mortgage loans at fair value and to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Other contractual obligations result mainly from contracts for the rental and maintenance of equipment. Since certain commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. For most of the commercial lines of credit, the Corporation has the option to reevaluate the agreement prior to additional disbursements. There have been no significant or unexpected draws on existing commitments. The funding needs of customers have not significantly changed as a result of the latest market disruptions. In the case of credit cards and personal lines of credit, the Corporation can at any time and without cause cancel the unused credit facility.

Lehman Brothers Special Financing, Inc. (“Lehman”) was the counterparty to the Corporation on certain interest rate swap agreements. During the third quarter of 2008, Lehman failed to pay the scheduled net cash settlement due to the Corporation, which constitutes an event of default under those interest rate swap agreements. The Corporation terminated all interest rate swaps with Lehman and replaced them with other counterparties under similar terms and conditions. In connection with the unpaid net cash settlement due as of December 31, 2009 under the swap agreements, the Corporation has an unsecured counterparty exposure with Lehman, which filed for bankruptcy on October 3, 2008, of approximately $1.4 million. This exposure was reversed in the third quarter of 2008. The Corporation had pledged collateral of $63.6 million with Lehman to guarantee its performance under the swap agreements in the event payment thereunder was required. The book value of pledged securities with Lehman as of December 31, 2009 amounted to approximately $64.5 million.

The Corporation believes that the securities pledged as collateral should not be part of the Lehman bankruptcy estate given the fact that the posted collateral constituted a performance guarantee under the swap agreements, was not part of a financing agreement, and ownership of the securities was never transferred to Lehman. Upon termination of the interest rate swap agreements, Lehman’s obligation was to return the collateral to the Corporation. During the fourth quarter of 2009, the Corporation discovered that Lehman Brothers, Inc., acting as agent of Lehman, had deposited the securities in a custodial account at JP Morgan/Chase, and that, shortly before the filing of the Lehman bankruptcy proceedings, it had provided instructions to have most of the securities transferred to Barclay’s Capital in New York. After Barclay’s refusal to turn over the securities, the Corporation, during the month of December 2009, filed a lawsuit against Barclay’s Capital in federal court in New York demanding the return of the securities. While the Corporation believes it has valid reasons to support its claim for the return of the securities, there are no assurances that it will ultimately succeed in its litigation against Barclay’s Capital to recover all or a substantial portion of the securities.

Additionally, the Corporation continues to pursue its claim filed in January 2009 in the proceedings under the Securities Protection Act with regard to Lehman Brothers Incorporated in Bankruptcy Court, Southern District of New York. The Corporation can provide no assurances that it will be successful in recovering all or substantial portion of the securities through these proceedings. An estimated loss was not accrued as the Corporation is unable to determine the timing of the claim resolution or whether it will succeed in recovering all or a substantial portion of the collateral or its equivalent value. If additional negative relevant facts become available in future periods, a need to recognize a partial or full reserve of this claim may arise. Considering that the investment securities have not yet been recovered by the Corporation, despite its efforts in this regard, the Corporation decided to classify such investments as non-performing during the second quarter of 2009.

Interest Rate Risk Management

First BanCorp manages its asset/liability position in order to limit the effects of changes in interest rates on net interest income and to maintain stability in the profitability under varying interest rate environments. The MIALCO oversees interest rate risk and focuses on, among other things, current and expected conditions in world financial markets, competition and prevailing rates in the local deposit market, liquidity, securities market values, recent or proposed changes to the investment portfolio, alternative funding sources and related costs, hedging and the possible purchase of derivatives such as swaps and caps, and any tax or regulatory issues which may be pertinent to these areas. The MIALCO approves funding decisions in light of the Corporation’s overall growth strategies and objectives.

The Corporation performs on a quarterly basis a consolidated net interest income simulation analysis to estimate the potential change in future earnings from projected changes in interest rates. These simulations are carried out over a one-to-five-year time horizon, assuming gradual upward and downward interest rate movements of 200 basis points, achieved during a twelve-month period. Simulations are carried out in two ways:

(1) using a static balance sheet as the Corporation had it on the simulation date, and

(2) using a dynamic balance sheet based on recent patterns and current strategies.

The balance sheet is divided into groups of assets and liabilities detailed by maturity or re-pricing structure and their corresponding interest yields and costs. As interest rates rise or fall, these simulations incorporate expected future lending rates, current and expected future funding sources and costs, the possible exercise of options, changes in prepayment rates, deposits decay and other factors which may be important in projecting the future growth of net interest income.

The Corporation uses a simulation model to project future movements in the Corporation’s balance sheet and income statement. The starting point of the projections generally corresponds to the actual values on the balance sheet on the date of the simulations.

These simulations are highly complex, and use many simplifying assumptions that are intended to reflect the general behavior of the Corporation over the period in question. It is highly unlikely that actual events will match these assumptions in all cases. For this reason, the results of these simulations are only approximations of the true sensitivity of net interest income to changes in market interest rates.

The following table presents the results of the simulations as of December 31, 2009 and 2008. Consistent with prior years, these exclude non-cash changes in the fair value of derivatives and liabilities measured at fair value:

		December 31, 2009				December 31, 2008
	Net Interest Income Risk				Net Interest Income Risk
	(Projected for the Next 12 Months)				(Projected for the Next 12 Months)
	Static Simulation		Growing Balance Sheet		Static Simulation		Growing Balance Sheet
	$ Change	% Change	$ Change	% Change	$ Change	% Change	$ Change	% Change
(Dollars in millions)

+200 bps ramp	$10.6	2.16%	$16.0	3.39%	$6.5	1.39%	$6.4	1.29%
−200 bps ramp	$(31.9)	(6.53)%	$(33.0)	(6.98)%	$(12.8)	(2.77)%	$(15.5)	(3.15)%

During the past year, the Corporation continued managing its balance sheet structure to control the overall interest rate risk. As part of the strategy, the Corporation reduced long-term fixed-rate and callable investment securities and increased shorter-duration investment securities. During 2009, MBS prepayments accelerated significantly as a result of the low interest rate environment. Approximately $1.7 billion of Agency MBS were sold during 2009, and $945 million of US Agency debentures were called during 2009. Partial proceeds from these sales and calls, in conjunction with prepayments on mortgage backed securities were re-invested in instruments with shorter durations such as 15-Years US Agency MBS, US Agency callable debentures with contractual maturities ranging from two to three years, and US Agency floating rate collateral mortgage obligations. In addition, during 2009, the Corporation continued adjusting the mix of its funding sources to better match the expected average life of the assets.

Taking into consideration the above-mentioned facts for modeling purposes, the net interest income for the next twelve months under a growing balance sheet scenario is estimated to increase by $16.0 million in a gradual parallel upward move of 200 basis points.

Following the Corporation’s risk management policies, modeling of the downward “parallel” rates moves by anchoring the short end of the curve, (falling rates with a flattening curve) was performed, even though, given the current level of rates as of December 31, 2009, some market interest rates were projected to be zero. Under this scenario, where a considerable spread compression is projected, net interest income for the next twelve months in a growing balance sheet scenario is estimated to decrease by $33.0 million.

The Corporation used the gap analysis tool to evaluate the potential effect of rate shocks on net interest income over the selected time-periods. The gap report as of December 31, 2009 showed a positive cumulative gap for 3 month of $2.3 billion and a positive cumulative gap of $254.8 million for 1 year, compared to positive cumulative gaps of $2.1 billion and $1.4 billion for 3 months and 1 year, respectively, as of December 31, 2008. Gap management is a dynamic process, through which the Corporation makes constant adjustments to maintain sound and prudent interest rate risk exposures.

Derivatives.  First BanCorp uses derivative instruments and other strategies to manage its exposure to interest rate risk caused by changes in interest rates beyond management’s control.

The following summarizes major strategies, including derivative activities, used by the Corporation in managing interest rate risk:

Interest rate cap agreements — Interest rate cap agreements provide the right to receive cash if a reference interest rate rises above a contractual rate. The value increases as the reference interest rate rises. The Corporation enters into interest rate cap agreements for protection against rising interest rates.

Specifically, the interest rate on certain private label mortgage pass-through securities and certain of the Corporation’s commercial loans to other financial institutions is generally a variable rate limited to the weighted-average coupon of the pass-through certificate or referenced residential mortgage collateral, less a contractual servicing fee.

Interest rate swaps — Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying notional principal amount. As of December 31, 2009, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, interest rate swaps volume was much higher since they were used to convert fixed-rate brokered CDs (liabilities), mainly those with long-term maturities, to a variable rate and mitigate the interest rate risk inherent in variable rate loans. All outstanding interest rate swaps related to brokered CDs were called during 2009, in the face of lower interest rate levels, and as a consequence the Corporation exercised its call option on the swapped-to-floating brokered CDs.

Structured repurchase agreements — The Corporation uses structured repurchase agreements, with embedded call options, to reduce the Corporation’s exposure to interest rate risk by lengthening the contractual maturities of its liabilities, while keeping funding costs low. Another type of structured repurchase agreement includes repurchased agreements with embedded cap corridors; these instruments also provide protection for a rising rate scenario.

For detailed information regarding the volume of derivative activities (e.g. notional amounts), location and fair values of derivative instruments in the Statement of Financial Condition and the amount of gains and losses reported in the Statement of (Loss) Income, refer to Note 32 in the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K.

The following tables summarize the fair value changes of the Corporation’s derivatives as well as the source of the fair values:

Fair Value Change

Year Ended
December 31, 2009
(In thousands)

Fair value of contracts outstanding at the beginning of year	$(495)
Fair value of new contracts at inception	(35)
Contracts terminated or called during the year	(5,198)
Changes in fair value during the year	5,197

Fair value of contracts outstanding as of December 31, 2009	$(531)

Source of Fair Value

	Payments Due by Period
	Maturity			Maturity
	Less Than	Maturity	Maturity	In Excess	Total
	One Year	1-3 Years	3-5 Years	of 5 Years	Fair Value
	(In thousands)

As of December 31, 2009
Pricing from observable market inputs	$(461)	$18	$(636)	$(3,651)	$(4,730)
Pricing that consider unobservable market inputs	—	—	—	4,199	4,199

	$(461)	$18	$(636)	$548	$(531)

Derivative instruments, such as interest rate swaps, are subject to market risk. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on earnings. This will depend, for the most part, on the shape of the yield curve as well as the level of interest rates.

As of December 31, 2009 and 2008, all of the derivative instruments held by the Corporation were considered economic undesignated hedges.

During 2009, all of the $1.1 billion of interest rate swaps that economically hedge brokered CDs that were outstanding as of December 31, 2008 were called by the counterparties, mainly due to lower levels of 3-month LIBOR. Following the cancellation of the interest rate swaps, the Corporation exercised its call option on the approximately $1.1 billion swapped-to- floating brokered CDs. The Corporation recorded a net loss of $3.5 million as a result of these transactions resulting from the reversal of the cumulative mark-to-market valuation of the swaps and the brokered CDs called.

Refer to Note 29 of the Corporation’s financial statements for the year ended December 31, 2009 included in Item 8 of this Form 10-K for additional information regarding the fair value determination of derivative instruments.

The use of derivatives involves market and credit risk. The market risk of derivatives stems principally from the potential for changes in the value of derivative contracts based on changes in interest rates. The credit risk of derivatives arises from the potential of default from the counterparty. To manage this credit risk, the Corporation deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. Master netting agreements incorporate rights of set-off that provide for the net settlement of contracts with the same counterparty in the event of default. Currently the Corporation is mostly engaged in derivative instruments with counterparties with a credit rating of single A or better. All of the Corporation’s interest rate swaps are supported by securities collateral agreements, which allow the delivery of securities to and from the counterparties depending on the fair value of the instruments, to minimize credit risk.

Set forth below is a detailed analysis of the Corporation’s credit exposure by counterparty with respect to derivative instruments outstanding as of December 31, 2009 and December 31, 2008.

		As of December 31, 2009
			Total			Accrued
			Exposure at	Negative	Total	Interest Receivable
Counterparty	Rating(1)	Notional	Fair Value(2)	Fair Values	Fair Value	(Payable)
	(In thousands)

Interest rate swaps with rated counterparties:
JP Morgan	A+	$67,345	$621	$(4,304)	$(3,683)	$—
Credit Suisse First Boston	A+	49,311	2	(764)	(762)	—
Goldman Sachs	A	6,515	557	—	557	—
Morgan Stanley	A	109,712	238	—	238	—

		232,883	1,418	(5,068)	(3,650)	—
Other derivatives(3)		284,619	4,518	(1,399)	3,119	(269)

Total		$517,502	$5,936	$(6,467)	$(531)	$(269)

		As of December 31, 2008
			Total			Accrued
			Exposure at	Negative	Total	Interest Receivable
Counterparty	Rating(1)	Notional	Fair Value(2)	Fair Values	Fair Value	(Payable)
	(In thousands)

Interest rate swaps with rated counterparties:
Wachovia	AA−	$16,570	$41	$—	$41	$108
Merrill Lynch	A	230,190	1,366	—	1,366	(106)
UBS Financial Services, Inc.	A+	14,384	88	—	88	179
JP Morgan	A+	531,886	2,319	(5,726)	(3,407)	1,094
Credit Suisse First Boston	A+	151,884	178	(1,461)	(1,283)	512
Citigroup	A+	295,130	1,516	(1)	1,515	2,299
Goldman Sachs	A	16,165	597	—	597	158
Morgan Stanley	A	107,450	735	—	735	59

		1,363,659	6,840	(7,188)	(348)	4,303
Other derivatives(3)		332,634	1,170	(1,317)	(147)	(203)

Total		$1,696,293	$8,010	$(8,505)	$(495)	$4,100

(1)	Based on the S&P and Fitch Long Term Issuer Credit Ratings.

(2)	For each counterparty, this amount includes derivatives with positive fair value excluding the related accrued interest receivable/payable.

(3)	Credit exposure with several Puerto Rico counterparties for which a credit rating is not readily available. Approximately $4.2 million and $0.8 million of the credit exposure with local companies relates to caps referenced to mortgages bought from R&G Premier Bank as of December 31, 2009 and 2008, respectively.

A “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments. The discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the Corporation. Although most of the derivative instruments are fully collateralized, a credit spread is considered for those that are not secured in full. The cumulative mark-to-market effect of credit risk in the valuation of derivative instruments resulted in an unrealized gain of approximately $0.5 million as of December 31, 2009, of which an unrealized loss of $1.9 million was recorded in 2009, an unrealized gain of $1.5 million was recorded in 2008 and an unrealized gain of $0.9 million was recorded in 2007. The Corporation compares the valuations obtained with valuations received from counterparties, as an internal control procedure.

Credit Risk Management

First BanCorp is subject to credit risk mainly with respect to its portfolio of loans receivable and off-balance sheet instruments, mainly derivatives and loan commitments. Loans receivable represents loans that First BanCorp holds for investment and, therefore, First BanCorp is at risk for the term of the loan. Loan commitments represent commitments to extend credit, subject to specific condition, for specific amounts and maturities. These commitments may expose the Corporation to credit risk and are subject to the same review and approval process as for loans. Refer to “Contractual Obligations and Commitments” above for further details. The credit risk of derivatives arises from the potential of the counterparty’s default on its contractual obligations. To manage this credit risk, the Corporation deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. For further details and information on the Corporation’s derivative credit risk exposure, refer to “— Interest Rate Risk Management” section above. The Corporation manages its credit risk through fundamental portfolio risk management principles including credit policy, underwriting, independent loan review and quality control procedures, comprehensive financial analysis, and established management committees. The Corporation also employs proactive collection and loss mitigation efforts. Furthermore, there are structured loan workout functions responsible for avoiding defaults and minimizing losses upon default for each region and for each business segment. The group utilizes relationship officers, collection specialists and attorneys. In the case of residential construction projects, the workout function monitors project specifics, such as project management and marketing, as deemed necessary.

The Corporation may also have risk of default in the securities portfolio. The securities held by the Corporation are principally fixed-rate mortgage-backed securities and U.S. Treasury and agency securities. Thus, a substantial portion of these instruments is backed by mortgages, a guarantee of a U.S. government-sponsored entity or backed by the full faith and credit of the U.S. government and is deemed to be of the highest credit quality.

Management, comprised of the Corporation’s Chief Credit Risk Officer, Chief Lending Officer and other senior executives, has the primary responsibility for setting strategies to achieve the Corporation’s credit risk goals and objectives. Those goals and objectives are documented in the Corporation’s Credit Policy.

Allowance for Loan and Lease Losses and Non-performing Assets

Allowance for Loan and Lease Losses

The allowance for loan and lease losses represents the estimate of the level of reserves appropriate to absorb inherent credit losses. The amount of the allowance was determined by judgments regarding the quality of each individual loan portfolio. All known relevant internal and external factors that affected loan collectibility were considered, including analyses of historical charge-off experience, migration patterns, changes in economic conditions, and changes in loan collateral values. For example, factors affecting the Puerto Rico, Florida (USA), US Virgin Islands’ or British Virgin Islands’ economies may contribute to delinquencies and defaults above the Corporation’s historical loan and lease losses. Such factors are subject to regular review and may change to reflect updated performance trends and expectations, particularly in times of severe stress such as was experienced throughout 2009. We believe the process for determining the allowance considers all of the potential factors that could result in credit losses. However, the process includes judgmental and quantitative elements that may be subject to significant change. There is no certainty that the allowance will be adequate over time to cover credit losses in the portfolio because of continued adverse changes in the economy, market conditions, or events adversely affecting specific customers, industries or markets. To the extent actual outcomes differ from our estimates, the credit quality of our customer base materially decreases and the risk profile of a market, industry, or group of customers changes materially, or if the allowance is determined to not be adequate, additional provision for credit losses could be required, which could adversely affect our business, financial condition, liquidity, capital, and results of operations in future periods. Refer to “Critical Accounting Policies — Allowance for Loan and Lease Losses” section above for additional information about the methodology used by the Corporation to determine specific reserves and the general valuation allowance.

Substantially all of the Corporation’s loan portfolio is located within the boundaries of the U.S. economy. Whether the collateral is located in Puerto Rico, the U.S. British Virgin Islands or the U.S. mainland (mainly in the state of Florida), the performance of the Corporation’s loan portfolio and the value of the collateral supporting the transactions are dependent upon the performance of and conditions within each specific area real estate market. Recent economic reports related to the real estate market in Puerto Rico indicate that the real estate market is experiencing readjustments in value driven by the deteriorated purchasing power of consumers and general economic conditions. The Corporation sets adequate loan-to-value ratios upon original approval following the regulatory and credit policy standards. The real estate market for the U.S. Virgin islands remains fairly stable. In the Florida market, residential real estate has experienced a very slow turnaround.

As shown in the following table below, the allowance for loan and lease losses increased to $528.1 million at December 31, 2009, compared with $281.5 million at December 31, 2008. Expressed as a percent of period-end total loans receivable, the ratio increased to 3.79% at December 31, 2009, compared with 2.15% at

December 31, 2008. The $246.6 million increase in the allowance primarily reflected an increase in specific reserves associated with impaired loans, an increase associated with risk-grade migration and an increase in non-performing loans, predominantly in the commercial and construction portfolio. The increase is also a result of updating the loss rates factors used to determine the general reserve to account for the increase in net charge-offs, non-performing loans and the stressed economic environment. Refer to the “Provision for Loan and Lease Losses” discussion above for additional information.

The following table sets forth an analysis of the activity in the allowance for loan and lease losses during the periods indicated:

Year Ended December 31,	2009	2008	2007	2006	2005
(Dollars in thousands)

Allowance for loan and lease losses, beginning of year	$281,526	$190,168	$158,296	$147,999	$141,036

Provision (recovery) for loan and lease losses:
Residential mortgage	45,010	13,032	2,736	4,059	2,759
Commercial mortgage	71,401	7,740	1,326	3,898	1,133
Commercial and Industrial	146,157	35,561	18,369	(1,662)	(5,774)
Construction	264,246	53,109	23,502	5,815	7,546
Consumer and finance leases	53,044	81,506	74,677	62,881	44,980

Total provision for loan and lease losses	579,858	190,948	120,610	74,991	50,644

Charged-off:
Residential mortgage	(28,934)	(6,256)	(985)	(997)	(945)
Commercial mortgage	(25,871)	(3,664)	(1,333)	(19)	(268)
Commercial and Industrial	(35,696)	(25,911)	(9,927)	(6,017)	(8,290)
Construction	(183,800)	(7,933)	(3,910)	—	—
Consumer and finance leases	(70,121)	(73,308)	(78,675)	(70,176)	(42,417)

(344,422)	(117,072)	(94,830)	(77,209)	(51,920)

Recoveries:
Residential mortgage	73	—	1	17	—
Commercial mortgage	667	—	—	—	4
Commercial and Industrial	1,188	1,678	659	3,491	1,275
Construction	200	198	78	—	—
Consumer and finance leases	9,030	6,875	5,354	9,007	5,597

11,158	8,751	6,092	12,515	6,876

Net charge-offs	(333,264)	(108,321)	(88,738)	(64,694)	(45,044)

Other adjustments(1)	—	8,731	—	—	1,363

Allowance for loan and lease losses, end of year	$528,120	$281,526	$190,168	$158,296	$147,999

Allowance for loan and lease losses to year end total loans receivable	3.79%	2.15%	1.61%	1.41%	1.17%
Net charge-offs to average loans outstanding during the period	2.48%	0.87%	0.79%	0.55%	0.39%
Provision for loan and lease losses to net charge-offs during the period	1.74	x	1.76	x	1.36	x	1.16	x	1.12	x

(1)	For 2008, carryover of the allowance for loan losses related to the $218 million auto loan portfolio acquired from Chrysler.

For 2005, allowance for loan losses from the acquisition of FirstBank Florida.

The following table sets forth information concerning the allocation of the Corporation’s allowance for loan and lease losses by loan category and the percentage of loan balances in each category to the total of such loans as of the dates indicated:

	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
	(In thousands)

Residential mortgage	$31,165	26%	$15,016	27%	$8,240	27%	$6,488	25%	$3,409	18%
Commercial mortgage loans	63,972	11%	17,775	12%	13,699	11%	13,706	11%	9,827	9%
Construction loans	164,128	11%	83,482	12%	38,108	12%	18,438	13%	12,623	9%
Commercial and Industrial loans (including loans to local financial institutions)	186,007	38%	74,358	33%	63,030	33%	53,929	32%	58,117	48%
Consumer loans and finance leases	82,848	14%	90,895	16%	67,091	17%	65,735	19%	64,023	16%

	$528,120	100%	$281,526	100%	$190,168	100%	$158,296	100%	$147,999	100%

The following table sets forth information concerning the composition of the Corporation’s allowance for loan and lease losses as of December 31, 2009 and 2008 by loan category and by whether the allowance and related provisions were calculated individually or through a general valuation allowance:

	Residential	Commercial		Construction	Consumer and
	Mortgage Loans	Mortgage Loans	C&I Loans	Loans	Finance Leases	Total
	(Dollars in thousands)

As of December 31, 2009
Impaired loans without specific reserves:
Principal balance of loans, net of charge-offs	$384,285	$62,920	$48,943	$100,028	$—	$596,176
Impaired loans with specific reserves:
Principal balance of loans, net of charge-offs	60,040	159,284	243,123	597,641	—	1,060,088
Allowance for loan and lease losses	2,616	30,945	62,491	86,093	—	182,145
Allowance for loan and lease losses to principal balance	4.36%	19.43%	25.70%	14.41%	0.00%	17.18%
Loans with general allowance:
Principal balance of loans	3,151,183	1,368,617	5,059,363	794,920	1,898,104	12,272,187
Allowance for loan and lease losses	28,549	33,027	123,516	78,035	82,848	345,975
Allowance for loan and lease losses to principal balance	0.91%	2.41%	2.44%	9.82%	4.36%	2.82%
Total portfolio, excluding loans held for sale:
Principal balance of loans	$3,595,508	$1,590,821	$5,351,429	$1,492,589	$1,898,104	$13,928,451
Allowance for loan and lease losses	31,165	63,972	186,007	164,128	82,848	528,120
Allowance for loan and lease losses to principal balance	0.87%	4.02%	3.48%	11.00%	4.36%	3.79%

	Residential	Commercial		Construction	Consumer and
	Mortgage Loans	Mortgage Loans	C&I Loans	Loans	Finance Leases	Total
	(Dollars in thousands)

As of December 31, 2008
Impaired loans without specific reserves:
Principal balance of loans, net of charge-offs	$19,909	$18,359	$55,238	$22,809	$—	$116,315
Impaired loans with specific reserves:
Principal balance of loans, net of charge-offs	—	47,323	79,760	257,831	—	384,914
Allowance for loan and lease losses	—	8,680	18,343	56,330	—	83,353
Allowance for loan and lease losses to principal balance	0.00%	18.34%	23.00%	21.85%	0.00%	21.65%
Loans with general allowance:
Principal balance of loans	3,461,416	1,470,076	4,290,450	1,246,355	2,108,363	12,576,660
Allowance for loan and lease losses	15,016	9,095	56,015	27,152	90,895	198,173
Allowance for loan and lease losses to principal balance	0.43%	0.62%	1.31%	2.18%	4.31%	1.58%
Total portfolio, excluding loans held for sale:
Principal balance of loans	$3,481,325	$1,535,758	$4,425,448	$1,526,995	$2,108,363	$13,077,889
Allowance for loan and lease losses	15,016	17,775	74,358	83,482	90,895	281,526
Allowance for loan and lease losses to principal balance	0.43%	1.16%	1.68%	5.47%	4.31%	2.15%

The following tables show the activity for impaired loans and related specific reserve during 2009:

(In thousands)

Impaired Loans:
Balance at beginning of year	$501,229
Loans determined impaired during the year	1,466,805
Net charge-offs(1)	(244,154)
Loans sold, net of charge-offs of $49.6 million(2)	(39,374)
Loans foreclosed, paid in full and partial payments	(28,242)

Balance at end of year	$1,656,264

(1)	Approximately $114.2 million, or 47%, is related to construction loans in Florida and $44.6 million, or 18%, is related to construction loans in Puerto Rico.

(2)	Related to five construction projects sold in Florida.

	Year Ended December 31, 2009
	Construction	Commercial	Commercial Mortgage	Residential Mortgage
	Loans	Loans	Loans	Loans	Total
	(In thousands)

Allowance for impaired loans, beginning of period	$56,330	$18,343	$8,680	$—	$83,353
Provision for impaired loans	211,658	69,401	43,583	18,304	342,946
Charge-offs	(181,895)	(25,253)	(21,318)	(15,688)	(244,154)

Allowance for impaired loans, end of period	$86,093	$62,491	$30,945	$2,616	$182,145

Credit Quality

We believe the most meaningful way to assess overall credit quality performance for 2009 is through an analysis of credit quality performance ratios. This approach forms the basis of most of the discussion in the two sections immediately following: Non-accruing and Non-performing assets and Net Charge-Offs and Total Credit Losses.

Credit quality performance in 2009 was negatively impacted by the sustained economic weakness in Puerto Rico and the United States and the significant deterioration of the real estate market in Florida, although there were positive signs late in the year. In addition, we initiated certain actions in 2009 to reduce non-performing credits, including note sales and restructuring of loans into two separate agreement (loan splitting). We anticipate a challenging year in 2010 with regards to credit quality.

Non-accruing and Non-performing Assets

Total non-performing assets consist of non-accruing loans, foreclosed real estate and other repossessed properties as well as non-performing investment securities. Non-accruing loans are those loans on which the accrual of interest is discontinued. When a loan is placed in non-accruing status, any interest previously recognized and not collected is reversed and charged against interest income.

Non-accruing Loans Policy

Residential Real Estate Loans — The Corporation classifies real estate loans in non-accruing status when interest and principal have not been received for a period of 90 days or more.

Commercial and Construction Loans — The Corporation places commercial loans (including commercial real estate and construction loans) in non-accruing status when interest and principal have not been received for a period of 90 days or more or when there are doubts about the potential to collect all of the principal based on collateral deficiencies or, in other situations, when collection of all of principal or interest is not expected due to deterioration in the financial condition of the borrower. Cash payments received on certain loans that are impaired and collateral dependent are recognized when collected in accordance with the contractual terms of the loans. The principal portion of the payment is used to reduce the principal balance of the loan, whereas the interest portion is recognized on a cash basis (when collected). However, when management believes that the ultimate collectability of principal is in doubt, the interest portion is applied to principal. The risk exposure of this portfolio is diversified as to individual borrowers and industries among other factors. In addition, a large portion is secured with real estate collateral.

Finance Leases — Finance leases are classified in non-accruing status when interest and principal have not been received for a period of 90 days or more.

Consumer Loans — Consumer loans are classified in non-accruing status when interest and principal have not been received for a period of 90 days or more.

Other Real Estate Owned (OREO)

OREO acquired in settlement of loans is carried at the lower of cost (carrying value of the loan) or fair value less estimated costs to sell off the real estate at the date of acquisition (estimated realizable value).

Other Repossessed Property

The other repossessed property category includes repossessed boats and autos acquired in settlement of loans. Repossessed boats and autos are recorded at the lower of cost or estimated fair value.

Investment Securities

This category presents investment securities reclassified to non-accruing status, at their book value.

Past Due Loans

Past due loans are accruing loans which are contractually delinquent 90 days or more. Past due loans are either current as to interest but delinquent in the payment of principal or are insured or guaranteed under applicable FHA and VA programs.

During the third quarter of 2007, the Corporation started a loan loss mitigation program providing homeownership preservation assistance. Loans modified through this program are reported as non-performing loans and interest is recognized on a cash basis. When there is reasonable assurance of repayment and the borrower has made payments over a sustained period, the loan is returned to accruing status.

The following table presents non-performing assets as of the dates indicated:

	2009	2008	2007	2006	2005
		(Dollars in thousands)

Non-accruing loans:
Residential mortgage	$441,642	$274,923	$209,077	$114,828	$54,777
Commercial mortgage	196,535	85,943	46,672	38,078	15,273
Commercial and Industrial	241,316	58,358	26,773	24,900	18,582
Construction	634,329	116,290	75,494	19,735	1,959
Finance leases	5,207	6,026	6,250	8,045	3,272
Consumer	44,834	45,635	48,784	46,501	40,459

	1,563,863	587,175	413,050	252,087	134,322

REO	69,304	37,246	16,116	2,870	5,019
Other repossessed property	12,898	12,794	10,154	12,103	9,631
Investment securities(1)	64,543	—	—	—	—

Total non-performing assets	$1,710,608	$637,215	$439,320	$267,060	$148,972

Past due loans 90 days and still accruing	$165,936	$471,364	$75,456	$31,645	$27,501
Non-performing assets to total assets	8.71%	3.27%	2.56%	1.54%	0.75%
Non-accruing loans to total loans receivable	11.23%	4.49%	3.50%	2.24%	1.06%
Allowance for loan and lease losses	$528,120	$281,526	$190,168	$158,296	$147,999
Allowance to total non-accruing loans	33.77%	47.95%	46.04%	62.79%	110.18%
Allowance to total non-accruing loans, excluding residential real estate loans	47.06%	90.16%	93.23%	115.33%	186.06%

(1)	Collateral pledged with Lehman Brothers Special Financing, Inc.

Total non-performing assets as of December 31, 2009 was $1.71 billion compared to $637.2 million as of December 31, 2008. Even though deterioration in credit quality was observed in all of the Corporation’s portfolios, it was more significant in the construction and commercial loan portfolios, which were affected by both the stagnant housing market and further weakening in the economies of the markets served during most of 2009. The increase in non-performing assets was led by an increase of $518.0 million in non-performing construction loans, of which $314.1 million is related to the construction loan portfolio in Puerto Rico portfolio and $205.2 million is related to construction projects in Florida. Other portfolios that experienced a significant growth in credit risk, mainly in Puerto Rico, include: (i) a $183.0 million increase in non-performing commercial and industrial (“C&I”) loans, (ii) a $166.7 million increase in non-performing residential mortgage loans, and (ii) a $110.6 million increase in non-performing commercial mortgage loans. Also, during 2009, the Corporation classified as non-performing investment securities with a book value of $64.5 million that were pledged to Lehman Brothers Special Financing, Inc., in connection with several interest rate swap agreements entered into with that institution. Considering that the investment securities have not yet been recovered by the Corporation, despite its efforts in this regard, the Corporation decided to classify such investments as non-performing. It is important to note that although there was a significant increase in non-performing assets from December 31, 2008, to December 31,2009, there was a slower growth rate in the 2009 fourth quarter as compared to all previous quarters in 2009 as a result of actions taken by the Corporation including note sales, restructuring of loans into two separate agreements (loan splitting) and restructured loans restored to accrual status after a sustained period of repayment and that have been deemed collectible.

Total non-performing construction loans increased by $518.0 million from December 31, 2008. The non-performing construction loans in Puerto Rico increased by $314.1 million in 2009 primarily related to residential housing projects. There were 10 relationships greater than $10 million in non-accrual status as of December 31, 2009, compared to two as of December 31, 2008, including $123.8 million on two high-rise residential projects.

Non-performing construction loans in Florida increased by $205.2 million from December 31, 2008. There were five relationships in the state of Florida greater than $10 million totaling $186.8 million as of December 31, 2009 compared to one relationship of $11.1 million as of December 31, 2008. Most of the non-performing loans in Florida are related to condo-conversion and residential housing projects affected by low absorption rates. Even though a significant increase was observed from 2008 to 2009, there was a decrease experienced in the last quarter of 2009 mainly due to note sales and loans restructured into two notes. During the fourth quarter of 2009, the Corporation completed the sales of non-performing construction loans in Florida totaling approximately $40.4 million and also completed the restructuring of condo-conversion loans with an aggregate book value of $38.1 million.

Non-performing construction loans in the Virgin Islands decreased by $1.3 million.

The C&I non-performing loans portfolio increased by $183.0 million from December 31, 2008. Non-performing C&I loans in Puerto Rico increased by $174.5 million, reflecting the sustained economic weakness that affected several industries such as food and beverage, accommodation, financial and printing. There were four relationships greater than $10 million as of December 31, 2009 totaling $101.8 million that entered into non-accrual status during 2009 and accounted for 55% of the increase. C&I non-performing loans in Florida and Virgin Islands were more stable with increases of $2.2 million and $6.2 million, respectively, from December 31, 2008.

Total non-performing commercial mortgage loans increased by $110.6 million from December 31, 2008. Non-performing commercial mortgage loans in Puerto Rico increased by $66.5 million spread across several industries. In Florida, non-performing commercial mortgage loans increased by $33.8 million from December 31, 2008, including a single rental-property relationship of $11.4 million. Non-performing commercial mortgage loans in the Virgin Islands increased by $10.3 million.

In many cases, commercial and construction loans were placed on non-accrual status even though the loan was less than 90 days past due in their interest payments. At the close of 2009, approximately $229.4 million of loans placed in non-accrual status, mainly construction and commercial loans, were current or had delinquencies less than 90 days in their interest payments. Further, collections are being recorded on a cash basis through earnings, or on a cost-recovery basis, as conditions warrant. In Florida, as sales of units within condo-conversion projects continue to lag, some borrowers reverted to rental projects. For several of these loans, cash collections cover interest, property taxes, insurance and other operating costs associated with the projects.

During the year ended December 31, 2009, interest income of approximately $4.7 million related to $761.5 million of non-performing loans, mainly non-performing construction and commercial loans, was applied against the related principal balances under the cost-recovery method. The Corporation will continue to evaluate restructuring alternatives to mitigate losses and enable borrowers to repay their loans under revised terms in an effort to preserve the value of the Corporation’s interests over the long-term.

Non-performing residential mortgage loans increased by $166.7 million during 2009, mainly attributable to the Puerto Rico portfolio, which has been adversely affected by the continued trend of higher unemployment rates affecting consumers and includes $36.9 million related to loans acquired in the previously explained transaction with R&G. The non-performing residential mortgage loan portfolio in Puerto Rico increased by $131.2 million during 2009. The Corporation continues to address loss mitigation and loan modifications by offering alternatives to avoid foreclosures through internal programs and programs sponsored by the Federal Government. In Florida, non-performing residential mortgage loans increased by $35.0 million from December 31, 2008, however, a decrease was observed in the last quarter due to modified loans that have been restored to accrual status after a sustained repayment performance (generally six months) and are deemed collectible. During 2009, the non-performing residential mortgage loan portfolio in the Virgin Islands increased by $0.6 million.

The consumer and finance leases non-performing loan portfolio remained relatively flat at $50.0 million as of December 31, 2009 when compared to $51.7 million as of December 31, 2008. This portfolio showed signs of stability and benefited from changes in underwriting standards implemented in late 2005. The consumer loan portfolio, with an average life of approximately four years, has been replenished by new originations under the revised standards.

The allowance to non-performing loans ratio as of December 31, 2009 was 33.77%, compared to 47.95% as of December 31, 2008. The decrease in the ratio is attributable in part to non-performing collateral dependent loans that are evaluated individually for impairment that, after charge-offs, reflected limited impairment or no impairment at all, and other impaired loans that did not require specific reserves based on collateral values or cash flows projections analyses performed. Also 17% of the increase in non-performing loans since December 31, 2008 is related to residential mortgage loans, mainly in Puerto Rico, where the Corporation’s loan loss experience has been comparatively low due to, among other things, the Corporation’s conservative underwriting practices and loan-to-value ratios, thus requiring a lower general reserve as compared to other portfolios.

As of December 31, 2009, approximately $517.7 million, or 33%, of total non-performing loans have been charged-off to their net realizable value as set forth below:

	Residential	Commercial		Construction	Consumer and
	Mortgage Loans	Mortgage Loans	C&I Loans	Loans	Finance Leases	Total
	(Dollars in thousands)

As of December 31, 2009
Non-performing loans charged-off to realizable value	$320,224	$38,421	$19,244	$139,787	$—	$517,676
Other non-performing loans	121,418	158,114	222,072	494,542	50,041	1,046,187

Total non-performing loans	$441,642	$196,535	$241,316	$634,329	$50,041	$1,563,863

Allowance to non-performing loans	7.06%	32.55%	77.08%	25.87%	165.56%	33.77%
Allowance to non-performing loans, excluding non-performing loans charged-off to realizable value	25.67%	40.46%	83.76%	33.19%	165.56%	50.48%
As of December 31, 2008
Non-performing loans charged-off to realizable value	$19,909	$8,852	$9,890	$1,810	$—	$40,461
Other non-performing loans	255,014	77,091	48,468	114,480	51,661	546,714

Total non-performing loans	$274,923	$85,943	$58,358	$116,290	$51,661	$587,175

Allowance to non-performing loans	5.46%	20.68%	127.42%	71.79%	175.95%	47.95%
Allowance to non-performing loans, excluding non-performing loans charged-off to realizable value	5.89%	23.06%	153.42%	72.92%	175.95%	51.49%

The Corporation provides homeownership preservation assistance to its customers through a loss mitigation program in Puerto Rico and through programs sponsored by the Federal Government. Due to the nature of the borrower’s financial condition, the restructure or loan modification through these program as well as other restructurings of individual commercial, commercial mortgage loans, construction loans and residential mortgages in the U.S. mainland fit the definition of Troubled Debt Restructuring (“TDR”). A restructuring of a debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. Modifications involve changes in one or more of the loan terms that bring a defaulted loan current and provide sustainable affordability. Changes may include the refinancing of any past-due amounts, including interest and escrow, the extension of the maturity of the loans and modifications of the loan rate. As of December 31, 2009, the Corporation’s TDR loans consisted of $124.1 million of residential mortgage loans, $42.1 million commercial and industrial loans, $68.1 million commercial mortgage loans and $101.7 million of construction loans. From the $336.0 million total TDR loans, approximately $130.4 million are in compliance with modified terms, $23.8 million are 30-89 days delinquent, and $181.8 million are classified as non-accrual as of December 31, 2009.

Included in the $101.7 million of construction TDR loans are certain impaired condo-conversion loans restructured into two separate agreements (loan splitting) in the fourth quarter of 2009. Each of these loans were restructured into two notes: one that represents the portion of the loan that is expected to be fully collected along with contractual interest and the second note that represents the portion of the original loan that was charged-off. The renegotiations of these loans have been made after analyzing the borrowers and guarantors capacity to serve the debt and ability to perform under the modified terms. As part of the renegotiation of the loans, the first note of each loan have been placed on a monthly payment that amortize the debt over 25 years at a market rate of interest. An interest rate reduction was granted for the second note. The following tables provide additional information about the volume of this type of loan restructurings and the effect on the allowance for loan and lease losses in 2009.

(In thousands)

Principal balance deemed collectible	$22,374

Amount charged-off	$(29,713)

(In thousands)

Specific Reserve:
Balance at beginning of year	$14,375
Provision for loan losses	17,213
Charge-offs	(29,713)

Balance at end of year	$1,875

The loans comprising the $22.4 million that have been deemed collectible continue to be individually evaluated for impairment purposes. These transactions contributed to a $29.9 million decrease in non-performing loans during the last quarter of 2009.

Past due and still accruing loans, which are contractually delinquent 90 days or more, amounted to $165.9 million as of December 31, 2009 (2008 — $471.4 million) of which $71.1 million are government guaranteed loans.

Net Charge-Offs and Total Credit Losses

The Corporation’s net charge-offs for 2009 were $333.3 million, or 2.48%, of average loans compared to $108.3 million or 0.87% of average loans for 2008. The significant increase is mainly due to the continued deterioration in the collateral values of construction loans, primarily in the Florida region. Florida’s economy has been hampered by a deteriorating housing market since the second half of 2007. The overbuilding in the face of waning demand, among other things, caused a decline in the housing prices. The Corporation had been obtaining appraisals and increasing its reserve, as necessary, with expectations for a gradual housing market recovery. Nonetheless, the passage of time increased the possibility that the recovery of the market will not be in the near term. For these reasons, the Corporation decided to charge-off during 2009 collateral deficiencies for a significant amount of impaired collateral dependent loans based on current appraisals obtained. The deficiencies in the collateral raised doubts about the potential to collect the principal. The Corporation is engaged in continuous efforts to identify alternatives that enable borrowers to repay their loans and protect the Corporation’s investment.

Total construction net charge-offs in 2009 were $183.6 million, or 11.54% of average loans, up from $7.7 million, or 0.52% of average loans in 2008. Condo-conversion and residential development projects in Florida represent a significant portion of the losses. There were $137.4 million in net-charge offs in 2009 related to construction projects in Florida. Approximately $79.2 million of the charge-offs for 2009 was recorded in connection with loans sold and loan split type of restructuring. Net charge-offs of $46.2 million were recorded in connection with the construction loan portfolio in Puerto Rico, mainly residential housing projects. We continued our ongoing portfolio management efforts, including obtaining updated appraisals on properties and assessing a project status within the context of market environment expectations.

Total commercial mortgage net charge-offs in 2009 were $25.2 million, or 1.64% of average loans, up from $3.7 million, or 0.27% of average loans in 2008. The charge-offs in 2009 were spread through several loans, distributed across our geographic markets. Commercial mortgage net charge-offs for 2009 in Puerto Rico were $7.9 million, in the United States $15.2 million and $2.1 million in the Virgin Islands.

Total C&I net charge-offs in 2009 were $34.5 million, or 0.72% of average loans, up from $24.2 million, or 0.59% of average loans in 2008. C&I loans net charge-offs were distributed across several industries, principally in Puerto Rico. C&I net charge-offs for 2009 in Puerto Rico were $32.8 million, in the United States $0.6 million and $1.1 million in the Virgin Islands. In assessing C&I net charge-offs trends, it is helpful to understand the process of how these loans are treated as they deteriorate over time. Reserves for loans are established at origination consistent with the level of risk associated with the original underwriting. If the quality of a commercial loan deteriorates, it migrates to a lower quality risk rating as a result of our normal portfolio management process, and a higher reserve amount is assigned. As a part of our normal portfolio management process, the loan is reviewed and reserves are increased as warranted. Charge-offs, if necessary, are generally recognized in a period after the reserves were established. If the previously established reserves exceed that needed to satisfactorily resolve the problem credit, a reduction in the overall level of the reserve could be recognized. In summary, if loan quality deteriorates, the typical credit sequence for commercial loans are periods of reserve building, followed by periods of higher net charge-offs as previously established reserves are utilized. Additionally, it is helpful to understand that increases in reserves either precede or are in conjunction with increases in impaired commercial loans. When a credit is classified as impaired, it is evaluated for specific reserves or charged-off.

Residential mortgage net charge-offs were $28.9 million, or 0.82% of related average loans in 2009. This was up from $6.3 million, or 0.19% of related average balances in 2008. The higher loss level for 2009 was a result of negative trends in delinquency levels. Approximately $15.7 million in charge-offs for 2009 ($7.1 million in Puerto Rico and $8.5 million in Florida) resulted from valuations, for impairment purposes, of residential mortgage loan portfolios with high delinquency and loan-to-value levels, compared to $1.8 million recorded in 2008. Total residential mortgage loan portfolios evaluated for impairment purposes and charged-off to their net realizable value amounted to $320.2 million as of December 31, 2009. This amount represents approximately 73% of the total non-performing residential mortgage loan portfolio outstanding as of December 31, 2009. Net charge-offs for residential mortgage loans also includes $11.2 million related to loans foreclosed during 2009, up from $3.9 million recorded for loans foreclosed in 2008. Consistent with the Corporation’s assessment of the value of properties, current and future market conditions, management is executing strategies to accelerate the sale of the real estate acquired in satisfaction of debt (REO). The ratio of net charge-offs to average loans on the Corporation’s residential mortgage loan portfolio of 0.82% for 2009 is lower than the approximately 2.4% average charge-off rate for commercial banks in the U.S. mainland for the third quarter of 2009 as per statistical releases published by the Federal Reserve on its website.

Net charge-offs of consumer loans and finance leases in 2009 were $61.1 million, or 3.05% of related average loans, compared to net charge-offs of $66.4 million, or 3.19% of related average loans for 2008. Performance of this portfolio on both an absolute and relative basis continued to be consistent with our views regarding the underlying quality of the portfolio. The 2009 level of delinquencies has improved compared with 2008 levels, further supporting our view of stable performance going forward.

The following table presents charge-offs to average loans held in portfolio:

	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2006	2005

Residential mortgage	0.82%	0.19%	0.03%	0.04%	0.05%
Commercial mortgage	1.64%	0.27%	0.10%	0.00%	0.03%
Commercial and Industrial	0.72%	0.59%	0.26%	0.06%	0.11%
Construction	11.54%	0.52%	0.26%	0.00%	0.00%
Consumer and finance leases	3.05%	3.19%	3.48%	2.90%	2.06%
Total loans	2.48%	0.87%	0.79%	0.55%	0.39%

The following table presents net charge-offs to average loans held in portfolio by geographic segment:

	December 31,	December 31,
	2009	2008

PUERTO RICO:
Residential mortgage	0.64%	0.20%
Commercial mortgage	0.82%	0.37%
Commercial and Industrial	0.72%	0.32%
Construction	4.88%	0.19%
Consumer and finance leases	2.93%	3.10%
Total loans	1.44%	0.82%
VIRGIN ISLANDS:
Residential mortgage	0.08%	0.02%
Commercial mortgage	2.79%	0.00%
Commercial and Industrial	0.59%	6.73%
Construction	0.00%	0.00%
Consumer and finance leases	3.50%	3.54%
Total loans	0.73%	1.48%
FLORIDA:
Residential mortgage	2.84%	0.30%
Commercial mortgage	3.02%	0.09%
Commercial and Industrial	1.87%	6.58%
Construction	29.93%	1.08%
Consumer and finance leases	7.33%	5.88%
Total loans	11.70%	0.86%

Total credit losses (equal to net charge-offs plus losses on REO operations) for 2009 amounted to $355.1 million, or 2.62% to average loans and repossessed assets, respectively, in contrast to credit losses of $129.7 million, or a loss rate of 1.04%, for 2008. In addition, there was a $1.8 million increase in the reserve for probable losses on outstanding unfunded loan commitments.

The following table presents a detail of the REO inventory and credit losses for the periods indicated:

	Year Ended
	December 31,
	2009	2008
	(Dollars in thousands)

REO
REO balances, carrying value:
Residential	$35,778	$20,265
Commercial	19,149	2,306
Condo-conversion projects	8,000	9,500
Construction	6,377	5,175

Total	$69,304	$37,246

REO activity (number of properties):
Beginning property inventory,	155	87
Properties acquired	295	169
Properties disposed	(165)	(101)

Ending property inventory	285	155

Average holding period (in days)
Residential	221	160
Commercial	170	237
Condo-conversion projects	643	306
Construction	330	145

	266	200
REO operations (loss) gain:
Market adjustments and (losses) gain on sale:
Residential	$(9,613)	$(3,521)
Commercial	(1,274)	(1,402)
Condo-conversion projects	(1,500)	(5,725)
Construction	(1,977)	(347)

	(14,364)	(10,995)

Other REO operations expenses	(7,499)	(10,378)

Net Loss on REO operations	$(21,863)	$(21,373)

CHARGE-OFFS
Residential charge-offs, net	(28,861)	(6,256)
Commercial charge-offs, net	(59,712)	(27,897)
Construction charge-offs, net	(183,600)	(7,735)
Consumer and finance leases charge-offs, net	(61,091)	(66,433)

Total charge-offs, net	(333,264)	(108,321)

TOTAL CREDIT LOSSES(1)	$(355,127)	$(129,694)

LOSS RATIO PER CATEGORY(2):
Residential	1.08%	0.29%
Commercial	0.96%	0.53%
Construction	11.65%	0.92%
Consumer	3.04%	3.18%
TOTAL CREDIT LOSS RATIO(3)	2.62%	1.04%

(1)	Equal to REO operations (losses) gains plus Charge-offs, net.

(2)	Calculated as net charge-offs plus market adjustments and gains (losses) on sale of REO divided by average loans and repossessed assets.

(3)	Calculated as net charge-offs plus net loss on REO operations divided by average loans and repossessed assets.

Operational Risk

The Corporation faces ongoing and emerging risk and regulatory pressure related to the activities that surround the delivery of banking and financial products. Coupled with external influences such as market conditions, security risks, and legal risk, the potential for operational and reputational loss has increased. In order to mitigate and control operational risk, the Corporation has developed, and continues to enhance, specific internal controls, policies and procedures that are designated to identify and manage operational risk at appropriate levels throughout the organization. The purpose of these mechanisms is to provide reasonable assurance that the Corporation’s business operations are functioning within the policies and limits established by management.

The Corporation classifies operational risk into two major categories: business specific and corporate-wide affecting all business lines. For business specific risks, a risk assessment group works with the various business units to ensure consistency in policies, processes and assessments. With respect to corporate-wide risks, such as information security, business recovery, legal and compliance, the Corporation has specialized groups, such as the Legal Department, Information Security, Corporate Compliance, Information Technology and Operations. These groups assist the lines of business in the development and implementation of risk management practices specific to the needs of the business groups.

Legal and Compliance Risk

Legal and compliance risk includes the risk of non-compliance with applicable legal and regulatory requirements, the risk of adverse legal judgments against the Corporation, and the risk that a counterparty’s performance obligations will be unenforceable. The Corporation is subject to extensive regulation in the different jurisdictions in which it conducts its business, and this regulatory scrutiny has been significantly increasing over the last several years. The Corporation has established and continues to enhance procedures based on legal and regulatory requirements that are reasonably designed to ensure compliance with all applicable statutory and regulatory requirements. The Corporation has a Compliance Director who reports to the Chief Risk Officer and is responsible for the oversight of regulatory compliance and implementation of an enterprise-wide compliance risk assessment process. The Compliance division has officer roles in each major business areas with direct reporting relationships to the Corporate Compliance Group.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in conformity with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

Unlike most industrial companies, substantially all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a greater impact on a financial institution’s performance than the effects of general levels of inflation. Interest rate movements are not necessarily correlated with changes in the prices of goods and services.

Concentration Risk

The Corporation conducts its operations in a geographically concentrated area, as its main market is Puerto Rico. However, the Corporation continues diversifying its geographical risk as evidenced by its operations in the Virgin Islands and in Florida.

As of December 31, 2009, the Corporation had $1.2 billion outstanding of credit facilities granted to the Puerto Rico Government and/or its political subdivisions. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as sales and property taxes collected by the central Government and/or municipalities. Another portion of these obligations consist of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality has been pledged to their repayment.

Aside from loans extended to the Puerto Rico Government and its political subdivisions, the largest loan to one borrower as of December 31, 2009 in the amount of $321.5 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate. Of the total gross loan portfolio of $13.9 billion as of December 31, 2009, approximately 83% has credit risk concentration in Puerto Rico, 9% in the United States and 8% in the Virgin Islands.

Selected Quarterly Financial Data

Financial data showing results of the 2009 and 2008 quarters is presented below. In the opinion of management, all adjustments necessary for a fair presentation have been included. These results are unaudited.

	2009
	March 31	June 30	September 30	December 31
	(Dollar in thousands, except for per share results)

Interest income	$258,323	$252,780	$242,022	$243,449
Net interest income	121,598	131,014	129,133	137,297
Provision for loan losses	59,429	235,152	148,090	137,187
Net income (loss)	21,891	(78,658)	(165,218)	(53,202)
Net income (loss) attributable to common stockholders	6,773	(94,825)	(174,689)	(59,334)
Earnings (loss) per common share-basic	$0.07	$(1.03)	$(1.89)	$(0.64)
Earnings (loss) per common share-diluted	$0.07	$(1.03)	$(1.89)	$(0.64)

	2008
	March 31	June 30	September 30	December 31
	(Dollar in thousands, except for per share results)

Interest income	$279,087	$276,608	$288,292	$282,910
Net interest income	124,458	134,606	144,621	124,196
Provision for loan losses	45,793	41,323	55,319	48,513
Net income	33,589	32,994	24,546	18,808
Net income attributable to common stockholders	23,520	22,925	14,477	8,739
Earnings per common share-basic	$0.25	$0.25	$0.16	$0.09
Earnings per common share-diluted	$0.25	$0.25	$0.16	$0.09

Fourth Quarter Financial Summary

The financial results for the fourth quarter of 2009, as compared to the same period in 2008, were principally impacted by the following items on a pre-tax basis:

•	Net interest income increased 11% to $137.3 million for the fourth quarter of 2009 from $124.2 million for the fourth quarter of 2008. Net interest income for the fourth quarter of 2009 includes a net unrealized gain of $2.5 million, compared to a net unrealized loss of $5.3 million for the fourth quarter of 2008, a positive fluctuation of $7.8 million, related to the changes in valuation of derivatives instruments that enonomically hedge the Corporation’s brokered CDs and medium term notes and unrealized gains and losses on liabilities measured at fair value. Compared with the fourth quarter of 2008, net interest income, excluding fair value adjustments on derivatives and financial liabilities measured at fair value, increased $5.3 million, or 4%. The Corporation benefited from lower funding costs related to continued low levels of interest rates and the mix of financing sources. Lower interest rate levels was reflected in the pricing of newly issued brokered CDs at rates significantly lower than rate levels for prior year’s fourth quarter. The average cost of brokered CDs decreased by 154 basis points from 4.06% for the fourth quarter of 2008 to 2.52% for the fourth quarter of 2009. Also, the Corporation was able to reduce the average cost of its core deposits from 2.83% for prior year’s fourth quarter to 1.95% for the fourth quarter of 2009. The decrease in funding costs was partially offset by a significant increase in non-performing loans and the repricing of floating-rate commercial and construction loans at lower rates due to decreases in market interest rates such as three-month LIBOR and the Prime rate, even though the Corporation is actively increasing spreads on loan renewals. The increase in net interest income was also associated with an increase of $429.6 million of interest-earning assets, over the prior year’s fourth quarter. The increase in interest-earnings assets was driven by a higher average loans volume, which increased by $847 million, driven by additional credit facilities extended to the Government of Puerto Rico. Partially offsetting the increase in average loans was a decrease in average investments of $417 million, driven mostly by the sales of approximately $1.7 billion of Agency MBS and calls of approximately $945 million of U.S. Agency debt securities that were more than purchases made during 2009.

•	Non-interest income increased to $38.8 million for the fourth quarter of 2009 from $19.4 million for prior year’s fourth quarter. The variance is mainly related to a realized gain of $24.4 million on the sale of U.S. Agency MBS versus a realized gain on the sale of MBS of $11.0 million in prior year’s fourth quarter. The recent drop in mortgage pre-payments, as well as future pre-payment estimates, could result in the extension of the MBS portfolio’s average life, which in turn would shift the balance sheet’s interest rate gap position. In an effort to manage such risk, and take advantage of market opportunities, approximately $460 million of U.S. Agency MBS ( mainly 30 Year fixed rate MBS with an aggregate weighted average rate of 5.33%) were sold in the fourth quarter of 2009, compared to approximately $284 million of U.S. Agency MBS sold in the prior year’s fourth quarter. The realized gain on the sale of MBS during the fourth quarter of 2008 was partially offset by other-than-temporary impairment charges of $4.8 million related to auto industry corporate bonds and certain equity securities. There were no other-than- temporary impairments charges during the fourth quarter of 2009.

•	The provision for loan and lease losses amounted to $137.3 million, or 170% of net charge-offs, for the fourth quarter of 2009 compared to $48.5 million, or 172% of net charge-offs, for the fourth quarter of 2008. The increase, as compared to the fourth quarter of 2008, was mainly attributable to the significant increase in non-performing loans, increases in specific reserves for impaired commercial and construction loans, and the overall growth of the loan portfolio. Also, the migration of loans to higher risk categories and increases to loss factors used to determine the general reserve allowance contributed to the higher provision. The increase in loss factors was necessary to account for higher charge-offs and delinquency levels as well as for worsening trends in economic conditions in Puerto Rico and the United States.

•	Non-interest expenses increased 2% to $88.8 million from $87.0 million for the fourth quarter of 2008. The increase in the non-interest expense for the fourth quarter 2009, as compared to prior year’s fourth quarter, was principally attributable to an increase of $11.5 million in the FDIC deposit insurance premium, which was partly related to increases in regular assessment rates by the FDIC in 2009. The aforementioned increase was partially offset by decreases in certain expenses such as: (i) a $5.3 million decrease in employees’ compensation and benefit expenses, due to a lower headcount and reductions in bonuses, incentive compensation and overtime costs, and (ii) a $4.5 million decrease in net loss on REO operations, mainly due to lower write-downs and expenses in the U.S. mainland.

Some infrequent transactions that affected quarterly periods shown in the above table include: (i) recognition of non-cash charges of approximately $152.2 million to increase the valuation allowance for the Corporation’s deferred tax asset in the third quarter of 2009; (ii) the ecording of $8.9 million in the second quarter of 2009 for the accrual of the special assessment levied by the FDIC; (iii) the impairment of the core deposit intangible of FirstBank Florida for $4.0 million recorded in the first quarter of 2009; (iv) the reversal of $10.8 million of UTBs and related accrued interest of $3.5 million during the second quarter of 2009 for positions taken on income taxes returns due to the lapse of the statute of limitations for the 2004 taxable year; (v) the reversal of $2.9 million of UTBs, net of a payment made to the Puerto Rico Department of Treasury, in connection with the conclusion of an income tax audit related to the 2005, 2006, 2007 and 2008 taxable years; (vi) the reversal of $10.6 million of UTBs during the second quarter of 2008 for positions taken on income tax returns due to the lapse of the statute of limitations for the 2003 taxable year; (vii) the gain of $9.3 million on the mandatory redemption of a portion of the Corporation’s investment in VISA as part of VISA’s IPO in the first quarter of 2008 and (viii) the income tax benefit of $5.4 million recorded in the first quarter of 2008 in connection with an agreement entered into with the Puerto Rico Department of Treasury that established a multi-year allocation schedule for deductibility of the $74.25 million payment made by the Corporation during 2007 to settle a securities class action suit.

Changes in Internal Controls over Financial Reporting

Refer to Item 9A.

CEO and CFO Certifications

First BanCorp’s Chief Executive Officer and Chief Financial Officer have filed with the Securities and Exchange Commission the certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 as Exhibit 31.1 and 31.2 to this Annual Report on Form 10-K and the certifications required by Section III(b)(4) of the Emergency Stabilization Act of 2008 as Exhibit 99.1 and 99.2 to this Annual Report on Form 10-K.

In addition, in 2009, First BanCorp’s Chief Executive Officer certified to the New York Stock Exchange that he was not aware of any violation by the Corporation of the NYSE corporate governance listing standards.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

The information required herein is incorporated by reference to the information included under the sub caption “Interest Rate Risk Management” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in this Form 10-K.

Item 8.	Financial Statements and Supplementary Data

The consolidated financial statements of First BanCorp, together with the report thereon of PricewaterhouseCoopers LLP, First BanCorp’s independent registered public accounting firm, are included herein beginning on page F-1 of this Form 10-K.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Disclosure Controls and Procedures

First BanCorp’s management, under the supervision and with the participation of its Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of First BanCorp’s disclosure controls and procedures as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Securities and Exchange Act of 1934, as amended (the Exchange Act), as of the end of the period covered by this Annual Report on Form 10-K. Based on this evaluation, our CEO and CFO concluded that, as of December 31, 2009, the Corporation’s disclosure controls and procedures were effective and provide reasonable assurance that the information required to be disclosed by the Corporation in reports that the Corporation files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and is accumulated and reported to the Corporation’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Our management’s report on Internal Control over Financial Reporting is set forth in Item 8 and incorporated herein by reference.

The effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2009 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report as set forth in Item 8.

Changes in Internal Control over Financial Reporting

There have been no changes to the Corporation’s internal control over financial reporting during our most recent quarter ended December 31, 2009 that have materially affected, or are reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

Item 9B.	Other Information.

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Information in response to this Item is incorporated herein by reference to the sections entitled “Information with Respect to Nominees for Director of First BanCorp and Executive Officers of the Corporation,” “Corporate Governance and Related Matters” and “Section 16(a) Beneficial Ownership Reporting Compliance” contained in First BanCorp’s definitive Proxy Statement for use in connection with its 2010 Annual Meeting of stockholders (the “Proxy Statement”) to be filed with the Securities and Exchange Commission within 120 days of the close of First BanCorp’s 2009 fiscal year.

Item 11.	Executive Compensation

Information in response to this Item is incorporated herein by reference to the sections entitled “Compensation Committee Interlocks and Insider Participation,” “Compensation of Directors,” “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Tabular Executive Compensation Disclosure” in First BanCorp’s Proxy Statement.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Information in response to this Item is incorporated herein by reference to the section entitled “Beneficial Ownership of Securities” in First BanCorp’s Proxy Statement.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Information in response to this Item is incorporated herein by reference to the sections entitled “Certain Relationships and Related Person Transactions” and “Corporate Governance and Related Matters” in First BanCorp’s Proxy Statement.

Item 14.	Principal Accountant Fees and Services.

Information in response to this Item is incorporated herein by reference to the section entitled “Audit Fees” in First BanCorp’s Proxy Statement.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) List of documents filed as part of this report.

(1) Financial Statements.

The following consolidated financial statements of First BanCorp, together with the report thereon of First BanCorp’s independent registered public accounting firm, PricewaterhouseCoopers LLP, dated March 1, 2010, are included herein beginning on page F-1:

•	Report of Independent Registered Public Accounting Firm.

•	Consolidated Statements of Financial Condition as of December 31, 2009 and 2008.

•	Consolidated Statements of (Loss) Income for Each of the Three Years in the Period Ended December 31, 2009.

•	Consolidated Statements of Changes in Stockholders’ Equity for Each of the Three Years in the Period Ended December 31, 2009.

•	Consolidated Statements of Comprehensive (Loss) Income for each of the Three Years in the Period Ended December 31, 2009.

•	Consolidated Statements of Cash Flows for Each of the Three Years in the Period Ended December 31, 2009.

•	Notes to the Consolidated Financial Statements.

(2) Financial statement schedules.

All financial schedules have been omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(3) Exhibits listed below are filed herewith as part of this Form 10-K or are incorporated herein by reference.

Index to Exhibits:

No.	Exhibit

3.1	Articles of Incorporation(1)
3.2	By-Laws of First BanCorp(1)
3.3	Certificate of Designation creating the 7.125% non-cumulative perpetual monthly income preferred stock, Series A(2)
3.4	Certificate of Designation creating the 8.35% non-cumulative perpetual monthly income preferred stock, Series B(3)
3.5	Certificate of Designation creating the 7.40% non-cumulative perpetual monthly income preferred stock, Series C(4)
3.6	Certificate of Designation creating the 7.25% non-cumulative perpetual monthly income preferred stock, Series D(5)
3.7	Certificate of Designation creating the 7.00% non-cumulative perpetual monthly income preferred stock, Series E(6)
3.8	Certificate of Designation creating the fixed-rate cumulative perpetual preferred stock, Series F(7)
4.0	Form of Common Stock Certificate(9)
4.1	Form of Stock Certificate for 7.125% non-cumulative perpetual monthly income preferred stock, Series A(2)
4.2	Form of Stock Certificate for 8.35% non-cumulative perpetual monthly income preferred stock, Series B(3)

No.	Exhibit

4.3	Form of Stock Certificate for 7.40% non-cumulative perpetual monthly income preferred stock, Series C(4)
4.4	Form of Stock Certificate for 7.25% non-cumulative perpetual monthly income preferred stock, Series D(5)
4.5	Form of Stock Certificate for 7.00% non-cumulative perpetual monthly income preferred stock, Series E(10)
4.6	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series F(1)
4.7	Warrant dated January 16, 2009 to purchase shares of First BanCorp(8)
4.8	Letter Agreement, dated January 16, 2009, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between First BanCorp and the United States Department of the Treasury(14)
10.1	FirstBank’s 1997 Stock Option Plan(11)
10.2	First BanCorp’s 2008 Omnibus Incentive Plan(12)
10.3	Investment agreement between The Bank of Nova Scotia and First BanCorp dated February 15, 2007, including the Form of Stockholder Agreement(13)
10.4	Employment Agreement — Aurelio Alemán(11)
10.5	Amendment No. 1 to Employment Agreement — Aurelio Alemán(15)
10.6	Amendment No. 2 to Employment Agreement — Aurelio Alemán
10.7	Employment Agreement — Randolfo Rivera(11)
10.8	Amendment No. 1 to Employment Agreement — Randolfo Rivera(15)
10.9	Amendment No. 2 to Employment Agreement — Randolfo Rivera
10.10	Employment Agreement — Lawrence Odell(16)
10.11	Amendment No. 1 to Employment Agreement — Lawrence Odell(16)
10.12	Amendment No. 2 to Employment Agreement — Lawrence Odell(15)
10.13	Amendment No. 3 to Employment Agreement — Lawrence Odell
10.14	Employment Agreement — Orlando Berges(17)
10.15	Service Agreement Martinez Odell & Calabria(16)
10.16	Amendment No. 1 to Service Agreement Martinez Odell & Calabria(16)
10.17	Amendment No. 2 to Service Agreement Martinez Odell & Calabria
12.1	Ratio of Earnings to Fixed Charges and Preference Dividends
14.1	Code of Ethics for CEO and Senior Financial Officers(1)
21.1	List of First BanCorp’s subsidiaries
31.1	Section 302 Certification of the CEO
31.2	Section 302 Certification of the CFO
32.1	Section 906 Certification of the CEO
32.2	Section 906 Certification of the CFO
99.1	Certification of the CEO Pursuant to Section III(b)(4) of the Emergency Stabilization Act of 2008 and 31 CFR § 30.15
99.2	Certification of the CFO Pursuant to Section III(b)(4) of the Emergency Stabilization Act of 2008 and 31 CFR § 30.15
99.3	Policy Statement and Standards of Conduct for Members of Board of Directors, Executive Officers and Principal Shareholders(18)
99.4	Independence Principles for Directors of First BanCorp(19)

(1)	Incorporated by reference from the Form 10-K for the year ended December 31, 2008 filed by the Corporation on March 2, 2009.

(2)	Incorporated by reference to First BanCorp’s registration statement on Form S-3 filed by the Corporation on March 30, 1999.

(3)	Incorporated by reference to First BanCorp’s registration statement on Form S-3 filed by the Corporation on September 8, 2000.

(4)	Incorporated by reference to First BanCorp’s registration statement on Form S-3 filed by the Corporation on May 18, 2001.

(5)	Incorporated by reference to First BanCorp’s registration statement on Form S-3/A filed by the Corporation on January 16, 2002.

(6)	Incorporated by reference to Form 8-A filed by the Corporation on September 26, 2003.

(7)	Incorporated by reference to Exhibit 3.1 from the Form 8-K filed by the Corporation on January 20, 2009.

(8)	Incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on January 20, 2009.

(9)	Incorporated by reference from Registration statement on Form S-4 filed by the Corporation on April 15, 1998.

(10)	Incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on September 5, 2003.

(11)	Incorporated by reference from the Form 10-K for the year ended December 31, 1998 filed by the Corporation on March 26, 1999.

(12)	Incorporated by reference to Exhibit 10.1 from the Form 10-Q for the quarter ended March 31, 2008 filed by the Corporation on May 12, 2008.

(13)	Incorporated by reference to Exhibit 10.01 from the Form 8-K filed by the Corporation on February 22, 2007.

(14)	Incorporated by reference to Exhibit 10.1 from the Form 8-K filed by the Corporation on January 20, 2009.

(15)	Incorporated by reference from the Form 10-Q for the quarter ended March 31, 2009 filed by the Corporation on May 11, 2009.

(16)	Incorporated by reference from the Form 10-K for the year ended December 31, 2005 filed by the Corporation on February 9, 2007.

(17)	Incorporated by reference from the Form 10-Q for the quarter ended June 30, 2009 filed by the Corporation on August 11, 2009.

(18)	Incorporated by reference from the Form 10-K for the year ended December 31, 2003 filed by the Corporation on March 15, 2004.

(19)	Incorporated by reference from the Form 10-K for the year ended December 31, 2007 filed by the Corporation on February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP.

By:	/s/ Aurelio Alemán
Aurelio Alemán
President and Chief Executive Officer

Date: 3/1/10

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Aurelio Alemán Aurelio Alemán	President and Chief Executive Officer	Date: 3/1/10

/s/ Orlando Berges Orlando Berges	CPA Executive Vice President and Chief Financial Officer	Date: 3/1/10

/s/ José Menéndez-Cortada José Menéndez-Cortada	Director and Chairman of the Board	Date: 3/1/10

/s/ Fernando Rodríguez-Amaro Fernando Rodríguez Amaro	Director	Date: 3/1/10

/s/ Jorge L. Díaz Jorge L. Díaz	Director	Date: 3/1/10

/s/ Sharee Ann Umpierre-Catinchi Sharee Ann Umpierre-Catinchi	Director	Date: 3/1/10

/s/ José L. Ferrer-Canals José L. Ferrer-Canals	Director	Date: 3/1/10

/s/ Frank Kolodziej Frank Kolodziej	Director	Date: 3/1/10

/s/ Héctor M. Nevares Héctor M. Nevares	Director	Date: 3/1/10

/s/ José F. Rodríguez José F. Rodríguez	Director	Date: 3/1/10

/s/ Pedro Romero Pedro Romero	CPA Senior Vice President and Chief Accounting Officer	Date: 3/1/10

Management’s Report on Internal Control Over Financial Reporting

To the Board of Directors and Stockholders of First BanCorp:

The management of First BanCorp (the Corporation) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934 and for our assessment of internal control over financial reporting. The Corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and includes controls over the preparation of financial statements in accordance with the instructions for the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C) to comply with the requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA).

Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The management of First BanCorp has assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2009. In making this assessment, the Corporation used the criteria set forth by the Committee of the Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on our assessment, management concluded that the Corporation maintained effective internal control over financial reporting as of December 31, 2009.

The effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2009 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

/s/  Aurelio Alemán
Aurelio Alemán
President and Chief Executive Officer

/s/  Orlando Berges
Orlando Berges
Executive Vice President and Chief Financial Officer

PricewaterhouseCoopers LLP
254 Muñoz Rivera Avenue
BBVA Tower, 9th Floor
Hato Rey, PR 00918
Telephone (787) 754-9090
Facsimile (787) 766-1094

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of First BanCorp

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of (loss) income, comprehensive (loss) income, changes in stockholders’ equity and cash flows present fairly, in all material respects, the financial position of First BanCorp and its subsidiaries (the “Corporation”) at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Corporation’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Corporation’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 1 to the consolidated financial statements, the Corporation changed the manner in which it accounts for uncertain tax positions and the manner in which it accounts for the financial assets and liabilities at fair value in 2007.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Management’s assessment and our audit of First BanCorp’s internal control over financial reporting also included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C) to comply with the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
March 1, 2010

CERTIFIED PUBLIC ACCOUNTANTS (OF PUERTO RICO)

License No. 216 Expires Dec. 1, 2010
Stamp 2389662 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report

FIRST BANCORP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2009	2008
	(In thousands, except for share information)

ASSETS
Cash and due from banks	$679,798	$329,730

Money market investments:
Federal funds sold	1,140	54,469
Time deposits with other financial institutions	600	600
Other short-term investments	22,546	20,934

Total money market investments	24,286	76,003

Investment securities available for sale, at fair value:
Securities pledged that can be repledged	3,021,028	2,913,721
Other investment securities	1,149,754	948,621

Total investment securities available for sale	4,170,782	3,862,342

Investment securities held to maturity, at amortized cost:
Securities pledged that can be repledged	400,925	968,389
Other investment securities	200,694	738,275

Total investment securities held to maturity, fair value of $621,584 (2008 — $1,720,412)	601,619	1,706,664

Other equity securities	69,930	64,145

Loans, net of allowance for loan and lease losses of $528,120 (2008 — $281,526)	13,400,331	12,796,363
Loans held for sale, at lower of cost or market	20,775	10,403

Total loans, net	13,421,106	12,806,766

Premises and equipment, net	197,965	178,468
Other real estate owned	69,304	37,246
Accrued interest receivable on loans and investments	79,867	98,565
Due from customers on acceptances	954	504
Other assets	312,837	330,835

Total assets	$19,628,448	$19,491,268

LIABILITIES
Deposits:
Non-interest-bearing deposits	$697,022	$625,928
Interest-bearing deposits (including $0 and $1,150,959 measured at fair value as of December 31, 2009 and December 31, 2008, respectively)	11,972,025	12,431,502

Total deposits	12,669,047	13,057,430
Loans payable	900,000	—
Securities sold under agreements to repurchase	3,076,631	3,421,042
Advances from the Federal Home Loan Bank (FHLB)	978,440	1,060,440
Notes payable (including $13,361 and $10,141 measured at fair value as of December 31, 2009 and December 31, 2008, respectively)	27,117	23,274
Other borrowings	231,959	231,914
Bank acceptances outstanding	954	504
Accounts payable and other liabilities	145,237	148,547

Total liabilities	18,029,385	17,943,151

Commitments and contingencies (Notes 28, 31 and 34)

STOCKHOLDERS’ EQUITY
Preferred stock, authorized 50,000,000 shares: issued and outstanding 22,404,000 shares (2008 — 22,004,000) at an aggregate liquidation value of $950,100 (2008 — $550,100)	928,508	550,100

Common stock, $1 par value, authorized 250,000,000 shares; issued 102,440,522 (2008 — 102,444,549)	102,440	102,444
Less: Treasury stock (at cost)	(9,898)	(9,898)

Common stock outstanding, 92,542,722 shares outstanding (2008 — 92,546,749)	92,542	92,546

Additional paid-in capital	134,223	108,299
Legal surplus	299,006	299,006
Retained earnings	118,291	440,777
Accumulated other comprehensive income, net of tax expense of $4,628 (2008 — $717)	26,493	57,389

Total stockholders’ equity	1,599,063	1,548,117

Total liabilities and stockholders’ equity	$19,628,448	$19,491,268

The accompanying notes are an integral part of these statements.

FIRST BANCORP

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

	Year Ended December 31,
	2009	2008	2007
	(In thousands, except per share data)

Interest income:
Loans	$741,535	$835,501	$901,941
Investment securities	254,462	285,041	265,275
Money market investments	577	6,355	22,031

Total interest income	996,574	1,126,897	1,189,247

Interest expense:
Deposits	314,487	414,838	528,740
Loans payable	2,331	243	—
Federal funds purchased and securities sold under agreements to repurchase	114,651	133,690	148,309
Advances from FHLB	32,954	39,739	38,464
Notes payable and other borrowings	13,109	10,506	22,718

Total interest expense	477,532	599,016	738,231

Net interest income	519,042	527,881	451,016

Provision for loan and lease losses	579,858	190,948	120,610

Net interest (loss) income after provision for loan and lease losses	(60,816)	336,933	330,406

Non-interest income:
Other service charges on loans	6,830	6,309	6,893
Service charges on deposit accounts	13,307	12,895	12,769
Mortgage banking activities	8,605	3,273	2,819
Net gain on sale of investments	86,804	27,180	3,184
Other-than-temporary impairment losses on investment securities:
Total other-than-temporary impairment losses	(33,400)	(5,987)	(5,910)
Noncredit-related impairment portion on debt securities not expected to be sold (recognized in other comprehensive income)	31,742	—	—

Net impairment losses on investment securities	(1,658)	(5,987)	(5,910)
Net gain on partial extinguishment and recharacterization of a secured commercial loan to a local financial institutions	—	—	2,497
Rental income	1,346	2,246	2,538
Gain on sale of credit card portfolio	—	—	2,819
Insurance reimbursements and other agreements related to a contingency settlement	—	—	15,075
Other non-interest income	27,030	28,727	24,472

Total non-interest income	142,264	74,643	67,156

Non-interest expenses:
Employees’ compensation and benefits	132,734	141,853	140,363
Occupancy and equipment	62,335	61,818	58,894
Business promotion	14,158	17,565	18,029
Professional fees	15,217	15,809	20,751
Taxes, other than income taxes	15,847	16,989	15,364
Insurance and supervisory fees	45,605	15,990	12,616
Net loss on real estate owned (REO) operations	21,863	21,373	2,400
Other non-interest expenses	44,342	41,974	39,426

Total non-interest expenses	352,101	333,371	307,843

(Loss) income before income taxes	(270,653)	78,205	89,719
Income tax (expense) benefit	(4,534)	31,732	(21,583)

Net (loss) income	$(275,187)	$109,937	$68,136

Preferred stock dividends and accretion of discount	46,888	40,276	40,276

Net (loss) income attributable to common stockholders	$(322,075)	$69,661	$27,860

Net (loss) income per common share:
Basic	$(3.48)	$0.75	$0.32

Diluted	$(3.48)	$0.75	$0.32

Dividends declared per common share	$0.14	$0.28	$0.28

The accompanying notes are an integral part of these statements.

FIRST BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Cash flows from operating activities:
Net (loss) income	$(275,187)	$109,937	$68,136

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	20,774	19,172	17,669
Amortization and impairment of core deposit intangible	7,386	3,603	3,294
Provision for loan and lease losses	579,858	190,948	120,610
Deferred income tax expense (benefit)	16,054	(38,853)	13,658
Stock-based compensation recognized	92	9	2,848
Gain on sale of investments, net	(86,804)	(27,180)	(3,184)
Other-than-temporary impairments on available-for-sale securities	1,658	5,987	5,910
Derivative instruments and hedging activities (gain) loss	(15,745)	(26,425)	6,134
Net gain on sale of loans and impairments	(7,352)	(2,617)	(2,246)
Net gain on partial extinguishment and recharacterization of a secured commercial loan to a local financial institution	—	—	(2,497)
Net amortization of premiums and discounts and deferred loan fees and costs	606	(1,083)	(663)
Net increase in mortgage loans held for sale	(21,208)	(6,194)	—
Amortization of broker placement fees	22,858	15,665	9,563
Accretion of basis adjustments on fair value hedges	—	—	(2,061)
Net amortization (accretion) of premium and discounts on investment securities	5,221	(7,828)	(42,026)
Gain on sale of credit card portfolio	—	—	(2,819)
Decrease in accrued income tax payable	(19,408)	(13,348)	(3,419)
Decrease in accrued interest receivable	18,699	9,611	4,397
Decrease in accrued interest payable	(24,194)	(31,030)	(13,808)
Decrease (increase) in other assets	28,609	(14,959)	4,408
Decrease in other liabilities	(8,668)	(9,501)	(123,611)

Total adjustments	518,436	65,977	(7,843)

Net cash provided by operating activities	243,249	175,914	60,293

Cash flows from investing activities:
Principal collected on loans	3,010,435	2,588,979	3,084,530
Loans originated	(4,429,644)	(3,796,234)	(3,813,644)
Purchase of loans	(190,431)	(419,068)	(270,499)
Proceeds from sale of loans	43,816	154,068	150,707
Proceeds from sale of repossessed assets	78,846	76,517	52,768
Purchase of servicing assets	—	(621)	(1,851)
Proceeds from sale of available-for-sale securities	1,946,434	679,955	959,212
Purchases of securities held to maturity	(8,460)	(8,540)	(511,274)
Purchases of securities available for sale	(2,781,394)	(3,468,093)	(576,100)
Proceeds from principal repayments and maturities of securities held to maturity	1,110,245	1,586,799	623,374
Proceeds from principal repayments of securities available for sale	880,384	332,419	214,218
Additions to premises and equipment	(40,271)	(32,830)	(24,642)
Proceeds from sale/redemption of other investment securities	4,032	9,474	—
(Increase) decrease in other equity securities	(5,785)	875	(23,422)
Net cash inflow on acquisition of business	—	5,154	—

Net cash used in investing activities	(381,793)	(2,291,146)	(136,623)

Cash flows from financing activities:
Net (decrease) increase in deposits	(393,636)	1,924,312	59,499
Net increase in loans payable	900,000	—	—
Net (decrease) increase in federal funds purchased and securities sold under agreements to repurchase	(344,411)	326,396	(593,078)
Net FHLB advances (paid) taken	(82,000)	(42,560)	543,000
Repayments of notes payable and other borrowings	—	—	(150,000)
Dividends paid	(43,066)	(66,181)	(64,881)
Issuance of common stock	—	—	91,924
Issuance of preferred stock and associated warrant	400,000	—	—
Exercise of stock options	—	53	—
Other financing activities	8	—	—

Net cash provided by (used in) financing activities	436,895	2,142,020	(113,536)

Net increase (decrease) in cash and cash equivalents	298,351	26,788	(189,866)
Cash and cash equivalents at beginning of year	405,733	378,945	568,811

Cash and cash equivalents at end of year	$704,084	$405,733	$378,945

Cash and cash equivalents include:
Cash and due from banks	$679,798	$329,730	$195,809
Money market instruments	24,286	76,003	183,136

	$704,084	$405,733	$378,945

The accompanying notes are an integral part of these statements.

FIRST BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Preferred Stock:
Balance at beginning of year	$550,100	$550,100	$550,100
Issuance of preferred stock — Series F	400,000	—	—
Preferred stock discount — Series F, net of accretion	(21,592)	—	—

Balance at end of period	928,508	550,100	550,100

Common Stock outstanding:
Balance at beginning of year	92,546	92,504	83,254
Issuance of common stock	—	—	9,250
Common stock issued under stock option plan	—	6	—
Restricted stock grants	—	36	—
Restricted stock forfeited	(4)	—	—

Balance at end of year	92,542	92,546	92,504

Additional Paid-In-Capital:
Balance at beginning of year	108,299	108,279	22,757
Issuance of common stock	—	—	82,674
Issuance of common stock warrants	25,820	—	—
Shares issued under stock option plan	—	47	—
Stock-based compensation recognized	92	9	2,848
Restricted stock grants	—	(36)	—
Restricted stock forfeited	4	—	—
Other	8	—	—

Balance at end of year	134,223	108,299	108,279

Legal Surplus:
Balance at beginning of year	299,006	286,049	276,848
Transfer from retained earnings	—	12,957	9,201

Balance at end of year	299,006	299,006	286,049

Retained Earnings:
Balance at beginning of year	440,777	409,978	326,761
Net (loss) income	(275,187)	109,937	68,136
Cash dividends declared on common stock	(12,966)	(25,905)	(24,605)
Cash dividends declared on preferred stock	(30,106)	(40,276)	(40,276)
Cumulative adjustment for accounting change — adoption of accounting for uncertainty in income taxes	—	—	(2,615)
Cumulative adjustment for accounting change — adoption of fair value option	—	—	91,778
Accretion of preferred stock discount — Series F	(4,227)	—	—
Transfer to legal surplus	—	(12,957)	(9,201)

Balance at end of year	118,291	440,777	409,978

Accumulated Other Comprehensive Income (Loss), net of tax:
Balance at beginning of year	57,389	(25,264)	(30,167)
Other comprehensive (loss) income, net of tax	(30,896)	82,653	4,903

Balance at end of year	26,493	57,389	(25,264)

Total stockholders’ equity	$1,599,063	$1,548,117	$1,421,646

The accompanying notes are an integral part of these statements.

FIRST BANCORP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Net (loss) income	$(275,187)	$109,937	$68,136

Unrealized losses on available-for-sale debt securities on which an other-than-temporary impairment has been recognized:
Noncredit-related impairment portion on debt securities not expected to be sold	(31,742)	—	—
Reclassification adjustment for other-than-temporary impairment on debt securities included in net income	1,270	—	—
All other unrealized gains and losses on available-for-sale securities:
All other unrealized holding gains arising during the period	85,871	95,316	2,171
Reclassification adjustments for net gain included in net income	(82,772)	(17,706)	(3,184)
Reclassification adjustments for other-than-temporary impairment on equity securities	388	5,987	5,910
Income tax (expense) benefit related to items of other comprehensive income	(3,911)	(944)	6

Other comprehensive (loss) income for the year, net of tax	(30,896)	82,653	4,903

Total comprehensive (loss) income	$(306,083)	$192,590	$73,039

The accompanying notes are an integral part of these statements.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 —	Nature of Business and Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following is a description of First BanCorp’s (“First BanCorp” or “the Corporation”) most significant policies:

Nature of business

First BanCorp is a publicly-owned, Puerto Rico-chartered financial holding company that is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System. The Corporation is a full service provider of financial services and products with operations in Puerto Rico, the United States and the U.S. and British Virgin Islands.

The Corporation provides a wide range of financial services for retail, commercial and institutional clients. As of December 31, 2009, the Corporation controlled three wholly-owned subsidiaries: FirstBank Puerto Rico (“FirstBank” or the “Bank”), FirstBank Insurance Agency, Inc.(“FirstBank Insurance Agency”) and Grupo Empresas de Servicios Financieros (d/b/a “PR Finance Group”). FirstBank is a Puerto Rico-chartered commercial bank, FirstBank Insurance Agency is a Puerto Rico-chartered insurance agency and PR Finance Group is a domestic corporation. FirstBank is subject to the supervision, examination and regulation of both the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (“OCIF”) and the Federal Deposit Insurance Corporation (the “FDIC”). Deposits are insured through the FDIC Deposit Insurance Fund. FirstBank also operates in the state of Florida, (USA), subject to regulation and examination by the Florida Office of Financial Regulation and the FDIC, in the U.S. Virgin Islands, subject to regulation and examination by the United States Virgin Islands Banking Board, and in the British Virgin Islands, subject to regulation by the British Virgin Islands Financial Services Commission.

FirstBank Insurance Agency is subject to the supervision, examination and regulation by the Office of the Insurance Commissioner of the Commonwealth of Puerto Rico. PR Finance Group is subject to the supervision, examination and regulation of the OCIF.

FirstBank conducted its business through its main office located in San Juan, Puerto Rico, forty-eight full service banking branches in Puerto Rico, sixteen branches in the United States Virgin Islands (USVI) and British Virgin Islands (BVI) and ten branches in the state of Florida (USA). FirstBank had six wholly-owned subsidiaries with operations in Puerto Rico: First Leasing and Rental Corporation, a vehicle leasing company with two offices in Puerto Rico; First Federal Finance Corp. (d/b/a Money Express La Financiera), a finance company specializing in the origination of small loans with twenty-seven offices in Puerto Rico; First Mortgage, Inc. (“First Mortgage”), a residential mortgage loan origination company with thirty-eight offices in FirstBank branches and at stand alone sites; First Management of Puerto Rico, a domestic corporation; FirstBank Puerto Rico Securities Corp, a broker-dealer subsidiary created in March 2009 and engaged in municipal bond underwriting and financial advisory services on structured financings principally provided to government entities in the Commonwealth of Puerto Rico; and FirstBank Overseas Corporation, an international banking entity organized under the International Banking Entity Act of Puerto Rico. FirstBank had three subsidiaries with operations outside of Puerto Rico: First Insurance Agency VI, Inc., an insurance agency with three offices that sells insurance products in the USVI; First Express, a finance company specializing in the origination of small loans with three offices in the USVI; and First Trade, Inc., which is inactive.

Principles of consolidation

The consolidated financial statements include the accounts of the Corporation and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Statutory business trusts that are wholly-owned by the Corporation and are issuers of trust preferred securities are not consolidated in the Corporation’s consolidated financial statements in accordance with

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for consolidation of variable interest entities.

Reclassifications

For purposes of comparability, certain prior period amounts have been reclassified to conform to the 2009 presentation.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and short-term investments with original maturities of three months or less.

Securities purchased under agreements to resell

The Corporation purchases securities under agreements to resell the same securities. The counterparty retains control over the securities acquired. Accordingly, amounts advanced under these agreements represent short-term loans and are reflected as assets in the statements of financial condition. The Corporation monitors the market value of the underlying securities as compared to the related receivable, including accrued interest, and requests additional collateral when deemed appropriate. As of December 31, 2009 and 2008, there were no securities purchased under agreements to resell outstanding.

Investment securities

The Corporation classifies its investments in debt and equity securities into one of four categories:

Held-to-maturity — Securities which the entity has the intent and ability to hold to maturity. These securities are carried at amortized cost. The Corporation may not sell or transfer held-to-maturity securities without calling into question its intent to hold other debt securities to maturity, unless a nonrecurring or unusual event that could not have been reasonably anticipated has occurred.

Trading — Securities that are bought and held principally for the purpose of selling them in the near term. These securities are carried at fair value, with unrealized gains and losses reported in earnings. As of December 31, 2009 and 2008, the Corporation did not hold investment securities for trading purposes.

Available-for-sale — Securities not classified as held-to-maturity or trading. These securities are carried at fair value, with unrealized holding gains and losses, net of deferred tax, reported in other comprehensive income as a separate component of stockholders’ equity and do not affect earnings until realized or are deemed to be other-than-temporarily impaired.

Other equity securities — Equity securities that do not have readily available fair values are classified as other equity securities in the consolidated statements of financial condition. These securities are stated at the lower of cost or realizable value. This category is principally composed of stock that is owned by the Corporation to comply with Federal Home Loan Bank (FHLB) regulatory requirements. Their realizable value equals their cost.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Premiums and discounts on investment securities are amortized as an adjustment to interest income on investments over the life of the related securities under the interest method. Net realized gains and losses and valuation adjustments considered other-than-temporary, if any, related to investment securities are determined using the specific identification method and are reported in non-interest income as net impairment losses on investment securities. Purchases and sales of securities are recognized on a trade-date basis.

Evaluation of other-than-temporary impairment (“OTTI”) on held-to-maturity and available-for-sale securities

On a quarterly basis, the Corporation performs an assessment to determine whether there have been any events or circumstances indicating that a security with an unrealized loss has suffered OTTI. A security is considered impaired if the fair value is less than its amortized cost basis.

The Corporation evaluates if the impairment is other-than-temporary depending upon whether the portfolio is of fixed income securities or equity securities as further described below. The Corporation employs a systematic methodology that considers all available evidence in evaluating a potential impairment of its investments.

The impairment analysis of fixed income securities places special emphasis on the analysis of the cash position of the issuer and its cash and capital generation capacity, which could increase or diminish the issuer’s ability to repay its bond obligations, the length of time and the extent to which the fair value has been less than the amortized cost basis and changes in the near-term prospects of the underlying collateral, if applicable, such as changes in default rates, loss severity given default and significant changes in prepayment assumptions. In light of current volatile economic and financial market conditions, the Corporation also takes into consideration the latest information available about the overall financial condition of an issuer, credit ratings, recent legislation and government actions affecting the issuer’s industry and actions taken by the issuer to deal with the present economic climate. In April 2009, the FASB amended the OTTI model for debt securities. OTTI losses are recognized in earnings if the Corporation has the intent to sell the debt security or it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis. However, even if the Corporation does not expect to sell a debt security, expected cash flows to be received are evaluated to determine if a credit loss has occurred. An unrealized loss is generally deemed to be other-than-temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. The credit loss component of an OTTI is recorded as a component of Net impairment losses on investment securities in the statements of (loss) income, while the remaining portion of the impairment loss is recognized in other comprehensive income, net of taxes. The previous amortized cost basis less the OTTI recognized in earnings is the new amortized cost basis of the investment. The new amortized cost basis is not adjusted for subsequent recoveries in fair value. However, for debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. For further disclosures, refer to Note 4 to the consolidated financial statements.

Prior to April 1, 2009, an unrealized loss was considered other-than-temporary and recorded in earnings if (i) it was probable that the holder would not collect all amounts due according to contractual terms of the debt security, or (ii) the fair value was below the amortized cost of the security for a prolonged period of time and the Corporation did not have the positive intent and ability to hold the security until recovery or maturity.

The impairment model for equity securities was not affected by the aforementioned FASB amendment. The impairment analysis of equity securities is performed and reviewed on an ongoing basis based on the latest financial information and any supporting research report made by a major brokerage firm. This analysis is very subjective and based, among other things, on relevant financial data such as capitalization, cash flow, liquidity, systematic risk, and debt outstanding of the issuer. Management also considers the issuer’s industry trends, the historical performance of the stock, credit ratings as well as the Corporation’s intent to hold the

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

security for an extended period. If management believes there is a low probability of recovering book value in a reasonable time frame, then an impairment will be recorded by writing the security down to market value. As previously mentioned, equity securities are monitored on an ongoing basis but special attention is given to those securities that have experienced a decline in fair value for six months or more. An impairment charge is generally recognized when the fair value of an equity security has remained significantly below cost for a period of twelve consecutive months or more.

Loans

Loans are stated at the principal outstanding balance, net of unearned interest, unamortized deferred origination fees and costs and unamortized premiums and discounts. Fees collected and costs incurred in the origination of new loans are deferred and amortized using the interest method or a method which approximates the interest method over the term of the loan as an adjustment to interest yield. Unearned interest on certain personal, auto loans and finance leases is recognized as income under a method which approximates the interest method. When a loan is paid off or sold, any unamortized net deferred fee (cost) is credited (charged) to income.

Loans on which the recognition of interest income has been discontinued are designated as non-accruing. When loans are placed on non-accruing status, any accrued but uncollected interest income is reversed and charged against interest income. Consumer, construction, commercial and mortgage loans are classified as non-accruing when interest and principal have not been received for a period of 90 days or more or when there are doubts about the potential to collect all of the principal based on collateral deficiencies or, in other situations, when collection of all of the principal or interest is not expected due to deterioration in the financial condition of the borrower. Interest income on non-accruing loans is recognized only to the extent it is received in cash. However, where there is doubt regarding the ultimate collectability of loan principal, all cash thereafter received is applied to reduce the carrying value of such loans (i.e., the cost recovery method). Loans are restored to accrual status only when future payments of interest and principal are reasonably assured.

Loan and lease losses are charged and recoveries are credited to the allowance for loan and lease losses. Closed-end personal consumer loans are charged-off when payments are 120 days in arrears. Collateralized auto and finance leases are reserved at 120 days delinquent and charged-off to their estimated net realizable value when collateral deficiency is deemed uncollectible (i.e. when foreclosure is probable). Open-end (revolving credit) consumer loans are charged-off when payments are 180 days in arrears.

A loan is considered impaired when, based upon current information and events, it is probable that the Corporation will be unable to collect all amounts due (including principal and interest) according to the contractual terms of the loan agreement. The Corporation measures impairment individually for those commercial and construction loans with a principal balance of $1 million or more, including loans for which a charge-off has been recorded based upon the fair value of the underlying collateral, and also evaluates for impairment purposes certain residential mortgage loans with high delinquency and loan-to-value levels. Interest income on impaired loans is recognized based on the Corporation’s policy for recognizing interest on accrual and non-accrual loans. Impaired loans also include loans that have been modified in troubled debt restructurings as a concession to borrowers experiencing financial difficulties. Troubled debt restructurings typically result from the Corporation’s loss mitigation activities or programs sponsored by the Federal Government and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Troubled debt restructurings are generally reported as non-performing loans and restored to accrual status when there is a reasonable assurance of repayment and the borrower has made payments over a sustained period, generally six months. However, a loan that has been formally restructured as to be reasonably assured of repayment and of performance according to its modified terms is not placed in non-accruing status, provided the restructuring is

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

supported by a current, well documented credit evaluation of the borrower’s financial condition taking into consideration sustained historical payment performance for a reasonable time prior to the restructuring.

Loans held for sale

Loans held for sale are stated at the lower-of-cost-or-market. The amount by which cost exceeds market value in the aggregate portfolio of loans held for sale, if any, is accounted for as a valuation allowance with changes therein included in the determination of net income.

Allowance for loan and lease losses

The Corporation maintains the allowance for loan and lease losses at a level considered adequate to absorb losses currently inherent in the loan and lease portfolio. The allowance for loan and lease losses provides for probable losses that have been identified with specific valuation allowances for individually evaluated impaired loans and for probable losses believed to be inherent in the loan portfolio that have not been specifically identified. Internal risk ratings are assigned to each business loan at the time of approval and are subject to subsequent periodic reviews by the Corporation’s senior management. The allowance for loan and lease losses is reviewed on a quarterly basis as part of the Corporation’s continued evaluation of its asset quality.

A specific valuation allowance is established for those commercial and real estate loans classified as impaired, primarily when the collateral value of the loan (if the impaired loan is determined to be collateral dependent) or the present value of the expected future cash flows discounted at the loan’s effective rate is lower than the carrying amount of that loan. To compute the specific valuation allowance, commercial and real estate, including residential mortgage loans with a principal balance of $1 million or more are evaluated individually as well as smaller residential mortgage loans considered impaired based on their high delinquency and loan-to-value levels. When foreclosure is probable, the impairment is measured based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. Updated appraisals are obtained when the Corporation determines that loans are impaired and are updated annually thereafter. In addition, appraisals are also obtained for certain residential mortgage loans on a spot basis based on specific characteristics such as delinquency levels, age of the appraisal, and loan-to-value ratios. Deficiencies from the excess of the recorded investment in collateral dependent loans over the resulting fair value of the collateral are charged-off when deemed uncollectible.

For all other loans, which include, small, homogeneous loans, such as auto loans, consumer loans, finance lease loans, residential mortgages, and commercial and construction loans not considered impaired or in amounts under $1 million, the Corporation maintains a general valuation allowance. The methodology to compute the general valuation allowance has not change in the past 2 years. The Corporation updates the factors used to compute the reserve factors on a quarterly basis. The general reserve is primarily determined by applying loss factors according to the loan type and assigned risk category (pass, special mention and substandard not impaired; all doubtful loans are considered impaired). The general reserve for consumer loans is based on factors such as delinquency trends, credit bureau score bands, portfolio type, geographical location, bankruptcy trends, recent market transactions, and other environmental factors such as economic forecasts. The analysis of the residential mortgage pools are performed at the individual loan level and then aggregated to determine the expected loss ratio. The model applies risk-adjusted prepayment curves, default curves, and severity curves to each loan in the pool. The severity is affected by the expected house price scenario based on recent house price trends. Default curves are used in the model to determine expected delinquency levels. The risk-adjusted timing of liquidation and associated costs are used in the model and are risk-adjusted for the area in which the property is located (Puerto Rico, Florida, or Virgin Islands). For commercial loans, including construction loans, the general reserve is based on historical loss ratios, trends in non-accrual loans, loan type, risk-rating, geographical location, changes in collateral values for collateral dependent loans and gross product

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or unemployment data for the geographical region. The methodology of accounting for all probable losses in loans not individually measured for impairment purposes is made in accordance with authoritative accounting guidance that requires losses be accrued when they are probable of occurring and estimable.

Transfers and servicing of financial assets and extinguishment of liabilities

After a transfer of financial assets that qualifies for sale accounting, the Corporation derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

The transfer of financial assets in which the Corporation surrenders control over the assets is accounted for as a sale to the extent that consideration other than beneficial interests is received in exchange. The criteria that must be met to determine that the control over transferred assets has been surrendered, includes: (1) the assets must be isolated from creditors of the transferor, (2) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Corporation transfers financial assets and the transfer fails any one of the above criteria, the Corporation is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

Servicing Assets

The Corporation recognizes as separate assets the rights to service loans for others, whether those servicing assets are originated or purchased. The Corporation is actively involved in the securitization of pools of FHA-insured and VA-guaranteed mortgages for issuance of GNMA mortgage-backed securities. Also, certain conventional conforming-loans are sold to FNMA or FHLMC with servicing retained. When the Corporation securitizes or sells mortgage loans, it allocates the cost of the mortgage loans between the mortgage loan pool sold and the retained interests, based on their relative fair values.

Servicing assets (“MSRs”) retained in a sale or securitization arise from contractual agreements between the Corporation and investors in mortgage securities and mortgage loans. The value of MSRs is derived from the net positive cash flows associated with the servicing contracts. Under these contracts, the Corporation performs loan servicing functions in exchange for fees and other remuneration. The servicing functions typically include: collecting and remitting loan payments, responding to borrower inquiries, accounting for principal and interest, holding custodial funds for payment of property taxes and insurance premiums, supervising foreclosures and property dispositions, and generally administering the loans. The servicing rights entitle the Corporation to annual servicing fees based on the outstanding principal balance of the mortgage loans and the contractual servicing rate. The servicing fees are credited to income on a monthly basis when collected and recorded as part of mortgage banking activities in the consolidated statements of (loss) income. In addition, the Corporation generally receives other remuneration consisting of mortgagor-contracted fees such as late charges and prepayment penalties, which are credited to income when collected.

Considerable judgment is required to determine the fair value of the Corporation’s servicing assets. Unlike highly liquid investments, the market value of servicing assets cannot be readily determined because these assets are not actively traded in securities markets. The initial carrying value of the servicing assets is generally determined based on an allocation of the carrying amount of the loans sold (adjusted for deferred fees and costs related to loan origination activities) and the retained interest (MSRs) based on their relative fair value. The fair value of the MSRs is determined based on a combination of market information on trading activity (MSR trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Corporation’s MSRs incorporates two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market assumptions calibrated to the Company’s loan characteristics and portfolio behavior for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Once recorded, MSRs are periodically evaluated for impairment. Impairment occurs when the current fair value of the MSRs is less than its carrying value. If MSRs are impaired, the impairment is recognized in current-period earnings and the carrying value of the MSRs is adjusted through a valuation allowance. If the value of the MSRs subsequently increases, the recovery in value is recognized in current period earnings and the carrying value of the MSRs is adjusted through a reduction in the valuation allowance. For purposes of performing the MSR impairment evaluation, the servicing portfolio is stratified on the basis of certain risk characteristics such as region, terms and coupons. An other-than-temporary impairment analysis is prepared to evaluate whether a loss in the value of the MSRs, if any, is other than temporary or not. When the recovery of the value is unlikely in the foreseeable future, a write-down of the MSRs in the stratum to its estimated recoverable value is charged to the valuation allowance.

The servicing assets are amortized over the estimated life of the underlying loans based on an income forecast method as a reduction of servicing income. The income forecast method of amortization is based on projected cash flows. A particular periodic amortization is calculated by applying to the carrying amount of the MSRs the ratio of the cash flows projected for the current period to total remaining net MSR forecasted cash flow.

Premises and equipment

Premises and equipment are carried at cost, net of accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful life of each type of asset. Amortization of leasehold improvements is computed over the terms of the leases (contractual term plus lease renewals that are “reasonably assured”) or the estimated useful lives of the improvements, whichever is shorter. Costs of maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred. Costs of renewals and betterments are capitalized. When assets are sold or disposed of, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

The Corporation has operating lease agreements primarily associated with the rental of premises to support the branch network or for general office space. Certain of these arrangements are non-cancelable and provide for rent escalation and renewal options. Rent expense on non-cancelable operating leases with scheduled rent increases is recognized on a straight-line basis over the lease term.

Other real estate owned (OREO)

Other real estate owned, which consists of real estate acquired in settlement of loans, is recorded at the lower of cost (carrying value of the loan) or fair value minus estimated cost to sell the real estate acquired. Subsequent to foreclosure, gains or losses resulting from the sale of these properties and losses recognized on the periodic reevaluations of these properties are credited or charged to income. The cost of maintaining and operating these properties is expensed as incurred.

Goodwill and other intangible assets

Business combinations are accounted for using the purchase method of accounting. Assets acquired and liabilities assumed are recorded at estimated fair value as of the date of acquisition. After initial recognition, any resulting intangible assets are accounted for as follows:

Goodwill

The Corporation evaluates goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be an impairment. Goodwill impairment testing is performed at the segment (or “reporting unit”) level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill. The Corporation’s goodwill is mainly related to the acquisition of FirstBank Florida in 2005. Effective July 1, 2009, the operations conducted by FirstBank Florida as a separate entity were merged with and into FirstBank Puerto Rico.

The goodwill impairment analysis is a two-step process. The first step (“Step 1”) involves a comparison of the estimated fair value of the reporting unit (FirstBank Florida) to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill is not considered impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of the impairment.

The second step (Step 2”) involves calculating an implied fair value of the goodwill for each reporting unit for which the first step indicated a potential impairment. The implied fair value of goodwill is determined in a manner similar to the calculation of the amount of goodwill in a business combination, by measuring the excess of the estimated fair value of the reporting unit, as determined in the first step, over the aggregate estimated fair values of the individual assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the reporting unit, there is no impairment. If the carrying value of goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment charge is recorded for the excess. An impairment loss cannot exceed the carrying value of goodwill assigned to a reporting unit, and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment losses is not permitted.

In determining the fair value of a reporting unit and based on the nature of the business and reporting unit’s current and expected financial performance, the Corporation uses a combination of methods, including market price multiples of comparable companies, as well as discounted cash flow analysis (“DCF”). The Corporation evaluates the results obtained under each valuation methodology to identify and understand the key value drivers in order to ascertain that the results obtained are reasonable and appropriate under the circumstances.

The computations require management to make estimates and assumptions. Critical assumptions that are used as part of these evaluations include:

•	a selection of comparable publicly traded companies, based on nature of business, location and size;

•	the discount rate applied to future earnings, based on an estimate of the cost of equity;

•	the potential future earnings of the reporting unit; and

•	the market growth and new business assumptions.

For purposes of the market comparable approach, valuation was determined by calculating median price to book value and price to tangible equity multiples of the comparable companies and applied these multiples to the reporting unit to derive an implied value of equity.

For purposes of the DCF analysis approach, the valuation is based on estimated future cash flows. The financial projections used in the DCF analysis for the reporting unit are based on the most recent (as of the valuation date). The growth assumptions included in these projections are based on management’s expectations of the reporting unit’s financial prospects as well as particular plans for the entity (i.e. restructuring plans). The cost of equity was estimated using the capital asset pricing model (CAPM) using comparable companies, an equity risk premium, the rate of return of a “riskless” asset, and a size premium. The discount rate was estimated to be 14.0 percent. The resulting discount rate was analyzed in terms of reasonability given current market conditions.

The Corporation conducted its annual evaluation of goodwill during the fourth quarter of 2009. The Step 1 evaluation of goodwill allocated to the Florida reporting unit, which is one level below the United States

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

business segment, indicated potential impairment of goodwill. The Step 1 fair value for the unit under both valuation approaches (market and DCF) was below the carrying amount of its equity book value as of the valuation date (December 31), requiring the completion of Step 2. In accordance with accounting standards, the Corporation performed a valuation of all assets and liabilities of the Florida unit, including any recognized and unrecognized intangible assets, to determine the fair value of net assets. To complete Step 2, the Corporation subtracted from the unit’s Step 1 fair value the determined fair value of the net assets to arrive at the implied fair value of goodwill. The results of the Step 2 analysis indicated that the implied fair value of goodwill exceeded the goodwill carrying value of $27 million, resulting in no goodwill impairment. The analysis of results for Step 2 indicated that the reduction in the fair value of the reporting unit was mainly attributable to the deteriorated fair value of the loan portfolios and not the fair value of the reporting unit as going concern. The discount in the loan portfolios is mainly attributable to market participants’ expected rates of returns, which affected the market discount on the Florida commercial mortgage and residential mortgage portfolios. The fair value of the loan portfolio determined for the Florida reporting unit represented a discount of 22.5%.

The reduction in the Florida unit Step 1 fair value was offset by a reduction in the fair value of its net assets, resulting in an implied fair value of goodwill that exceeded the recorded book value of goodwill. If the Step 1 fair value of the Florida unit declines further without a corresponding decrease in the fair value of its net assets or if loan discounts improve without a corresponding increase in the Step 1 fair value, the Corporation may be required to record a goodwill impairment charge. The Corporation engaged a third-party valuator to assist management in the annual evaluation of the Florida unit goodwill (including Step 1 and Step 2), including the valuation of loan portfolios as of the December 31 valuation date. In reaching its conclusion on impairment, management discussed with the valuator the methodologies, assumptions and results supporting the relevant values for the goodwill and determined that they were reasonable.

The goodwill impairment evaluation process requires the Corporation to make estimates and assumptions with regards to the fair value of the reporting units. Actual values may differ significantly from these estimates. Such differences could result in future impairment of goodwill that would, in turn, negatively impact the Corporation’s results of operations and the reporting unit where goodwill is recorded.

Goodwill was not impaired as of December 31, 2009 or 2008, nor was any goodwill written-off due to impairment during 2009, 2008 and 2007.

Other Intangibles

Definite life intangibles, mainly core deposits, are amortized over their estimated life, generally on a straight-line basis, and are reviewed periodically for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

As a result of an impairment evaluation of core deposit intangibles, there was an impairment charge of $4.0 million recorded in 2009 related to core deposits of FirstBank Florida attributable to decreases in the base of acquired core deposits. The Corporation performed impairment tests for the year ended December 31, 2008 and 2007 and determined that no impairment was needed to be recognized for those periods for other intangible assets. For further disclosures, refer to Note 11 to the consolidated financial statements.

Securities sold under agreements to repurchase

The Corporation sells securities under agreements to repurchase the same or similar securities. Generally, similar securities are securities from the same issuer, with identical form and type, similar maturity, identical contractual interest rates, similar assets as collateral and the same aggregate unpaid principal amount. The Corporation retains control over the securities sold under these agreements. Accordingly, these agreements are considered financing transactions and the securities underlying the agreements remain in the asset accounts.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The counterparty to certain agreements may have the right to repledge the collateral by contract or custom. Such assets are presented separately in the statements of financial condition as securities pledged to creditors that can be repledged.

Income taxes

The Corporation uses the asset and liability method for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Corporation’s financial statements or tax returns. Deferred income tax assets and liabilities are determined for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The computation is based on enacted tax laws and rates applicable to periods in which the temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. In making such assessment, significant weight is given to evidence that can be objectively verified, including both positive and negative evidence. The accounting for income taxes authoritative guidance requires the consideration of all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax planning strategies. In estimating taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance, and recognizes tax benefits only when deemed probable. Refer to Note 27 to the consolidated financial statements for additional information.

Effective January 1, 2007, the Corporation adopted authoritative guidance issued by the FASB that prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Under the authoritative accounting guidance, income tax benefits are recognized and measured upon a two-step model: 1) a tax position must be more likely than not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. The difference between the benefit recognized in accordance with this model and the tax benefit claimed on a tax return is referred to as an Unrecognized Tax Benefit (“UTB”). The Corporation classifies interest and penalties, if any, related to UTBs as components of income tax expense. Refer to Note 27 for required disclosures and further information.

Treasury stock

The Corporation accounts for treasury stock at par value. Under this method, the treasury stock account is increased by the par value of each share of common stock reacquired. Any excess paid per share over the par value is debited to additional paid-in capital for the amount per share that was originally credited. Any remaining excess is charged to retained earnings.

Stock-based compensation

Between 1997 and 2007, the Corporation had a stock option plan (“the 1997 stock option plan”) covering eligible employees. The Corporation accounted for stock options using the “modified prospective” method. Under the modified prospective method, compensation cost is recognized in the financial statements for all share-based payments granted after January 1, 2006. The 1997 stock option plan expired in the first quarter of 2007; all outstanding awards grants under this plan continue to be in full force and effect, subject to their original terms. No awards for shares could be granted under the 1997 stock option plan as of its expiration.

On April 29, 2008, the Corporation’s stockholders approved the First BanCorp 2008 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan provides for equity-based compensation incentives (the “awards”) through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units,

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

performance shares, and other stock-based awards. On December 1, 2008, the Corporation granted 36, 243 shares of restricted stock under the Omnibus Plan to the Corporation’s independent directors. Shares of restricted stock are measured based on the fair market values of the underlying stock at the grant dates. The restrictions on such restricted stock award will lapse ratably on an annual basis over a three-year period.

Stock-based compensation accounting guidance requires the Corporation to develop an estimate of the number of share-based awards that will be forfeited due to employee or director turnover. Changes in the estimated forfeiture rate may have a significant effect on share-based compensation, as the effect of adjusting the rate for all expense amortization is recognized in the period in which the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. When unvested options or shares of restricted stock are forfeited, any compensation expense previously recognized on the forfeited awards is reversed in the period of the forfeiture. For additional information regarding the Corporation’s equity-based compensation refer to Note 22.

Comprehensive income

Comprehensive income for First BanCorp includes net income and the unrealized gain (loss) on available-for-sale securities, net of estimated tax effect.

Segment Information

The Corporation reports financial and descriptive information about its reportable segments (see Note 33). Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance. The Corporation’s management determined that the segregation that best fulfills the segment definition described above is by lines of business for its operations in Puerto Rico, the Corporation’s principal market, and by geographic areas for its operations outside of Puerto Rico. Starting in the fourth quarter of 2009, the Corporation has realigned its reporting segments to better reflect how it views and manages its business. Two additional operating segments were created to evaluate the operations conducted by the Corporation, outside of Puerto Rico. Operations conducted in the United States and in the Virgin Islands are now individually evaluated as separate operating segments. This realignment in the segment reporting essentially reflects the effect of restructuring initiatives, including the merger of FirstBank Florida operations with and into FirstBank, and will allow the Corporation to better present the results from its growth focus. Prior to 2009, the operating segments were driven primarily by the Corporation’s legal entities. FirstBank operations conducted in the Virgin Islands and through its loan production office in Miami, Florida were reflected in the Corporation’s then four reportable segments (Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments) while the operations conducted by FirstBank Florida were reported as part of a category named “Other”. Refer to Note 33 for additional information.

Derivative financial instruments

As part of the Corporation’s overall interest rate risk management, the Corporation utilizes derivative instruments, including interest rate swaps, interest rate caps and options to manage interest rate risk. All derivative instruments are measured and recognized on the Consolidated Statements of Financial Condition at their fair value. On the date the derivative instrument contract is entered into, the Corporation may designate the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value” hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge) or (3) as a “standalone”

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

derivative instrument, including economic hedges that the Corporation has not formally documented as a fair value or cash flow hedge. Changes in the fair value of a derivative instrument that is highly effective and that is designated and qualifies as a fair-value hedge, along with changes in the fair value of the hedged asset or liability that is attributable to the hedged risk (including gains or losses on firm commitments), are recorded in current-period earnings as interest income or interest expense depending upon whether an asset or liability is being hedged. Similarly, the changes in the fair value of standalone derivative instruments or derivatives not qualifying or designated for hedge accounting are reported in current-period earnings as interest income or interest expense depending upon whether an asset or liability is being economically hedged. Changes in the fair value of a derivative instrument that is highly effective and that is designated and qualifies as a cash-flow hedge, if any, are recorded in other comprehensive income in the stockholders’ equity section of the Consolidated Statements of Financial Condition until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate asset or liability are recorded in earnings). As of December 31, 2009 and 2008, all derivatives held by the Corporation were considered economic undesignated hedges recorded at fair value with the resulting gain or loss recognized in current period earnings.

Prior to entering into an accounting hedge transaction or designating a hedge, the Corporation formally documents the relationship between the hedging instrument and the hedged item, as well as the risk management objective and strategy for undertaking the hedge transaction. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges, if any, to specific assets and liabilities on the statements of financial condition or to specific firm commitments or forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. The Corporation discontinues hedge accounting prospectively when it determines that the derivative is not effective or will no longer be effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires, is sold, or terminated, or management determines that designation of the derivative as a hedging instrument is no longer appropriate. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability as a yield adjustment.

The Corporation occasionally purchases or originates financial instruments that contain embedded derivatives. At inception of the financial instrument, the Corporation assesses: (1) if the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the financial instrument (host contract), (2) if the financial instrument that embodies both the embedded derivative and the host contract is measured at fair value with changes in fair value reported in earnings, or (3) if a separate instrument with the same terms as the embedded instrument would not meet the definition of a derivative. If the embedded derivative does not meet any of these conditions, it is separated from the host contract and carried at fair value with changes recorded in current period earnings as part of net interest income. Information regarding derivative instruments is included in Note 32 to the Corporation’s consolidated financial statements.

Effective January 1, 2007, the Corporation elected to early adopt authoritative guidance issued by the FASB that allows entities to choose to measure certain financial assets and liabilities at fair value with any changes in fair value reflected in earnings. The Corporation adopted the fair value option for callable fixed-rate medium-term notes and callable brokered certificates of deposit that were hedged with interest rate swaps. One of the main considerations in the determination to adopt the fair value option for these instruments was to eliminate the operational procedures required by the long-haul method of accounting in terms of documentation, effectiveness assessment, and manual procedures followed by the Corporation to fulfill the requirements specified by authoritative guidance issued by the FASB for derivative instruments designated as fair value hedges.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

With the Corporation’s elimination of the use of the long-haul method in connection with the adoption of the fair value option, the Corporation no longer amortizes or accretes the basis adjustment for the financial liabilities elected to be measured at fair value. The basis adjustment amortization or accretion is the reversal of the basis differential between the market value and book value recognized at the inception of fair value hedge accounting as well as the change in value of the hedged brokered CDs and medium-term notes recognized since the implementation of the long-haul method. Since the time the Corporation implemented the long-haul method, it had recognized changes in the value of the hedged brokered CDs and medium-term notes based on the expected call date of the instruments. The adoption of the fair value option also required the recognition, as part of the initial adoption adjustment to retained earnings, of all of the unamortized placement fees that were paid to broker counterparties upon the issuance of the elected brokered CDs and medium-term notes. The Corporation previously amortized those fees through earnings based on the expected call date of the instruments. The option of using fair value accounting also requires that the accrued interest be reported as part of the fair value of the financial instruments elected to be measured at fair value. Refer to Note 29 to the consolidated financial statements for additional information.

Valuation of financial instruments

The measurement of fair value is fundamental to the Corporation’s presentation of its financial condition and results of operations. The Corporation holds fixed income and equity securities, derivatives, investments and other financial instruments at fair value. The Corporation holds its investments and liabilities on the statement of financial condition mainly to manage liquidity needs and interest rate risks. A substantial part of these assets and liabilities is reflected at fair value on the Corporation’s financial statements.

Effective January 1, 2007, the Corporation adopted authoritative guidance issued by the FASB for fair value measurements which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1  Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2  Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3  Valuations are observed from unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following is a description of the valuation methodologies used for instruments measured at fair value:

Callable Brokered CDs (Level 2 inputs)

The fair value of callable brokered CDs, which are included within deposits and elected to be measured at fair value, is determined using discounted cash flow analyses over the full term of the CDs. The valuation uses a “Hull-White Interest Rate Tree” approach for the CDs with callable option components, an industry-standard approach for valuing instruments with interest rate call options. The model assumes that the embedded options are exercised economically. The fair value of the CDs is computed using the outstanding principal amount. The discount rates used are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the deposits. The fair value does not incorporate the

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

risk of nonperformance, since the callable brokered CDs are participated out by brokers in shares of less than $100,000 and insured by the FDIC. As of December 31, 2009, there were no callable brokered CDs outstanding measured at fair value since they were all called during 2009.

Medium-Term Notes (Level 2 inputs)

The fair value of medium-term notes is determined using a discounted cash flow analysis over the full term of the borrowings. This valuation also uses the “Hull-White Interest Rate Tree” approach to value the option components of the term notes. The model assumes that the embedded options are exercised economically. The fair value of medium-term notes is computed using the notional amount outstanding. The discount rates used in the valuations are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the term notes. For the medium-term notes, the credit risk is measured using the difference in yield curves between swap rates and a yield curve that considers the industry and credit rating of the Corporation as issuer of the note at a tenor comparable to the time to maturity of the note and option.

Investment Securities

The fair value of investment securities is the market value based on quoted market prices, when available, or market prices for identical or comparable assets that are based on observable market parameters including benchmark yields, reported trades, quotes from brokers or dealers, issuer spreads, bids offers and reference data including market research operations. Observable prices in the market already consider the risk of nonperformance. If listed prices or quotes are not available, fair value is based upon models that use unobservable inputs due to the limited market activity of the instrument (Level 3), as is the case with certain private label mortgage-backed securities held by the Corporation. Unlike U.S. agency mortgage-backed securities, the fair value of these private label securities cannot be readily determined because they are not actively traded in securities markets. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model, which follows the amortizing schedule of the underlying loans, which is an unobservable input.

Private label mortgage-backed securities are collateralized by fixed-rate mortgages on single-family residential properties in the United States and the interest rate is variable, tied to 3-month LIBOR and limited to the weighted-average coupon of the underlying collateral. The market valuation is derived from a model and represents the estimated net cash flows over the projected life of the pool of underlying assets applying a discount rate that reflects market observed floating spreads over LIBOR, with a widening spread bias on a non-rated security and utilizes relevant assumptions such as prepayment rate, default rate, and loss severity on a loan level basis. The Corporation modeled the cash flow from the fixed-rate mortgage collateral using a static cash flow analysis according to collateral attributes of the underlying mortgage pool (i.e. loan term, current balance, note rate, rate adjustment type, rate adjustment frequency, rate caps, others) in combination with prepayment forecasts obtained from a commercially available prepayment model (ADCO). The variable cash flow of the security is modeled using the 3-month LIBOR forward curve. Loss assumptions were driven by the combination of default and loss severity estimates, taking into account loan credit characteristics (loan-to-value, state, origination date, property type, occupancy loan purpose, documentation type, debt-to-income ratio, other) to provide an estimate of default and loss severity. Refer to Note 4 for additional information.

Derivative Instruments

The fair value of most of the derivative instruments is based on observable market parameters and takes into consideration the credit risk component of paying counterparts when appropriate, except when collateral is pledged. That is, on interest rate swaps, the credit risk of both counterparts is included in the valuation; and

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on options and caps, only the seller’s credit risk is considered. The “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments, and discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the Corporation. Derivatives include interest rate swaps used for protection against rising interest rates and, prior to June 30, 2009, included interest rate swaps to economically hedge brokered CDs and medium-term notes. For these interest rate swaps, a credit component is not considered in the valuation since the Corporation fully collateralizes with investment securities any mark-to-market loss with the counterparty and, if there are market gains, the counterparty must deliver collateral to the Corporation.

Certain derivatives with limited market activity, as is the case with derivative instruments named as “reference caps,” are valued using models that consider unobservable market parameters (Level 3). Reference caps are used mainly to hedge interest rate risk inherent in private label mortgage-backed securities, thus are tied to the notional amount of the underlying fixed-rate mortgage loans originated in the United States. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model which follows the amortizing schedule of the underlying loans, which is an unobservable input. The valuation model uses the Black formula, which is a benchmark standard in the financial industry. The Black formula is similar to the Black-Scholes formula for valuing stock options except that the spot price of the underlying is replaced by the forward price. The Black formula uses as inputs the strike price of the cap, forward LIBOR rates, volatility estimates and discount rates to estimate the option value. LIBOR rates and swap rates are obtained from Bloomberg L.P. (“Bloomberg”) every day and build zero coupon curve based on the Bloomberg LIBOR/Swap curve. The discount factor is then calculated from the zero coupon curve. The cap is the sum of all caplets. For each caplet, the rate is reset at the beginning of each reporting period and payments are made at the end of each period. The cash flow of caplet is then discounted from each payment date.

Income recognition — Insurance agencies business

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. The Corporation also receives contingent commissions from insurance companies as additional incentive for achieving specified premium volume goals and/or the loss experience of the insurance placed by the Corporation. Contingent commissions from insurance companies are recognized when determinable, which is generally when such commissions are received or when the Corporation receives data from the insurance companies that allows the reasonable estimation of these amounts. The Corporation maintains an allowance to cover commissions that management estimates will be returned upon the cancellation of a policy.

Advertising costs

Advertising costs for all reporting periods are expensed as incurred.

Earnings per common share

Earnings per share-basic is calculated by dividing income attributable to common stockholders by the weighted average number of outstanding common shares. The computation of earnings per share-diluted is similar to the computation of earnings per share-basic except that the number of weighted average common shares is increased to include the number of additional common shares that would have been outstanding if the dilutive common shares had been issued. Potential common shares consist of common stock issuable under the assumed exercise of stock options, unvested shares of restricted stock, and outstanding warrants using the treasury stock method. This method assumes that the potential common shares are issued and the proceeds from the exercise, in addition to the amount of compensation cost attributable to future services, are used to

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purchase common stock at the exercise date. The difference between the number of potential shares issued and the shares purchased is added as incremental shares to the actual number of shares outstanding to compute diluted earnings per share. Stock options, unvested shares of restricted stock, and outstanding warrants that result in lower potential shares issued than shares purchased under the treasury stock method are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share.

Recently issued accounting pronouncements

The FASB have issued the following accounting pronouncements and guidance relevant to the Corporation’s operations:

In May 2008, the FASB issued authoritative guidance on financial guarantee insurance contracts requiring that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This guidance also clarifies how the accounting and reporting by insurance entities applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. FASB authoritative guidance on the accounting for financial guarantee insurance contracts is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities which are effective since the first interim period after the issuance of this guidance. The adoption of this guidance did not have a significant impact on the Corporation’s financial statements.

In June 2008, the FASB issued authoritative guidance for determining whether instruments granted in shared-based payment transactions are participating securities. This guidance applies to entities with outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends. Furthermore, awards with dividends that do not need to be returned to the entity if the employee forfeits the award are considered participating securities. Accordingly, under this guidance unvested share-based payment awards that are considered to be participating securities must be included in the computation of earnings per share (“EPS”) pursuant to the two-class method as required by FASB guidance on earnings per share. FASB guidance on determining whether instruments granted in share based payment transactions are participating securities is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of this Statement did not have an impact on the Corporation’s financial statements since, as of December 31, 2009, the outstanding unvested shares of restricted stock do not contain rights to nonforfeitable dividends.

In April 2009, the FASB issued authoritative guidance for the accounting of assets acquired and liabilities assumed in a business combination that arise from contingencies. This guidance amends the provisions related to the initial recognition and measurement, subsequent measurement and disclosure of assets and liabilities arising from contingencies in a business combination. The guidance carries forward the requirement that acquired contingencies in a business combination be recognized at fair value on the acquisition date if fair value can be reasonably estimated during the allocation period. Otherwise, entities would typically account for the acquired contingencies based on a reasonable estimate in accordance with FASB guidance on the accounting for contingencies. This guidance is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this Statement did not have an impact on the Corporation’s financial statements.

In April 2009, the FASB issued authoritative guidance for determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This guidance relates to determining fair values when there is no active market or where

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the price inputs being used represent distressed sales. It reaffirms the objective of fair value measurement, that is, to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. This guidance is effective for interim and annual reporting periods ending after June 15, 2009 on a prospective basis. The adoption of this Statement did not impact the Corporation’s fair value methodologies on its financial assets and laibilities.

In April 2009, the FASB amended the existing guidance on determining whether an impairment for investments in debt securities is OTTI and requires an entity to recognize the credit component of an OTTI of a debt security in earnings and the noncredit component in other comprehensive income (“OCI”) when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. This guidance also requires expanded disclosures and became effective for interim and annual reporting periods ending after June 15, 2009. In connection with this guidance, the Corporation recorded $1.3 million for the year ended December 31, 2009 of OTTI charges through earnings that represents the credit loss of available-for-sale private label mortgage-backed securities. This guidance does not amend existing recognition and measurement guidance related to an OTTI of equity securities. The expanded disclosures related to this new guidance are included in Note 4 — Investment Securities.

In April 2009, the FASB amended the existing guidance on the disclosure about fair values of financial instruments, which requires entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments, in both interim financial statements as well as annual financial statements. This guidance became effective for interim reporting periods ending after June 15, 2009. The adoption of the amended guidance expanded the Corporation’s interim financial statement disclosures with regard to the fair value of financial instruments.

In May 2009, the FASB issued authoritative guidance on subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance is effective for interim or annual financial periods ending after June 15, 2009. There are not any material subsequent event that would require further disclosure.

In June 2009, the FASB amended the existing guidance on the accounting for transfers of financial assets, which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to this guidance includes changes to the conditions for sales of a financial assets which objective is to determine whether a transferor and its consolidated affiliates included in the financial statements have surrendered control over transferred financial assets or third-party beneficial interests; and the addition of the meaning of the term participating interest which

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

represents a proportionate (pro rata) ownership interest in an entire financial asset. The Corporation is evaluating the impact the adoption of the guidance will have on its financial statements.

In June 2009, the FASB amended the existing guidance on the consolidation of variable interest, which improves financial reporting by enterprises involved with variable interest entities and addresses (i) the effects on certain provisions of the amended guidance, as a result of the elimination of the qualifying special-purpose entity concept in the accounting for transfer of financial assets guidance and (ii) constituent concerns about the application of certain key provisions of the guidance, including those in which the accounting and disclosures do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to this guidance includes the replacement of the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity. The Corporation is evaluating the impact, if any, the adoption of this guidance will have on its financial statements.

In June 2009, the FASB issued authoritative guidance on the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification (“Codification”) is the single source of authoritative nongovernmental GAAP. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification project does not change GAAP in any way shape or form; it only reorganizes the existing pronouncements into one single source of U.S. GAAP. This guidance is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in this guidance. All other accounting literature not included in the Codification is nonauthoritative. Following this guidance, the FASB will not issue new guidance in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

In August 2009, the FASB updated the Codification in connection with the fair value measurement of liabilities to clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

1. A valuation technique that uses:

a. The quoted price of the identical liability when traded as an asset

b. Quoted prices for similar liabilities or similar liabilities when traded as assets

2. Another valuation technique that is consistent with the principles of fair value measurement. Two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The update also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustment to the quoted price of the asset are required are Level 1 fair value measurements. This update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this guidance did not impact the Corporation’s fair value methodologies on its financial liabilities.

In September 2009, the FASB updated the Codification to reflect SEC staff pronouncements on earnings-per-share calculations. According to the update, the SEC staff believes that when a public company redeems preferred shares, the difference between the fair value of the consideration transferred to the holders of the preferred stock and the carrying amount on the balance sheet after issuance costs of the preferred stock should be added to or subtracted from net income before doing an earnings per share calculation. The SEC’s staff also thinks it is not appropriate to aggregate preferred shares with different dividend yields when trying to determine whether the “if-converted” method is dilutive to the earnings per-share calculation. As of December 31, 2009, the Corporation has not been involved in a redemption or induced conversion of preferred stock.

In January 2010, the FASB updated the Codification to provide guidance on accounting for distributions to shareholders with components of stock and cash. This guidance clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend. The new guidance is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The adoption of this guidance did not impact the Corporation’s financial statements.

In January 2010, the FASB updated the Codification to provide guidance to improve disclosure requirements related to fair value measurements and require reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. Entities will be required to separately disclose significant transfers into and out of Level 1 and Level 2 measurements in the fair-value hierarchy and the reasons for the transfers. Significance will be determined based on earnings and total assets or total liabilities or, when changes in fair value are recognized in other comprehensive income, based on total equity. A reporting entity must disclose and consistently follow its policy for determining when transfers between levels are recognized. Acceptable methods for determining when to recognize transfers include: (i) actual date of the event or change in circumstances causing the transfer; (ii) beginning of the reporting period; and (iii) end of the reporting period. Currently, entities are only required to disclose activity in Level 3 measurements in the fair-value hierarchy on a net basis. This guidance will require separate disclosures for purchases, sales, issuances, and settlements of assets. Entities will also have to disclose the reasons for the activity and apply the same guidance on significance and transfer policies required for transfers between Level 1 and 2 measurements. The guidance requires disclosure of fair-value measurements by “class” instead of “major category.” A class is generally a subset of assets and liabilities within a financial statement line item and is based on the specific nature and risks of the assets and liabilities and their classification in the fair-value hierarchy. When determining classes, reporting entities must also consider the level of disaggregated information required by other applicable GAAP. For fair-value measurements using significant observable inputs (Level 2) or significant unobservable inputs (Level 3), this guidance requires

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reporting entities to disclose the valuation technique and the inputs used in determining fair value for each class of assets and liabilities. If the valuation technique has changed in the reporting period (e.g., from a market approach to an income approach) or if an additional valuation technique is used, entities are required to disclose the change and the reason for making the change. Except for the detailed Level 3 roll forward disclosures, the guidance is effective for annual and interim reporting periods beginning after December 15, 2009 (first quarter of 2010 for public companies with calendar year-ends). The new disclosures about purchases, sales, issuances, and settlements in the roll forward activity for Level 3 fair-value measurements are effective for interim and annual reporting periods beginning after December 15, 2010 (first quarter of 2011 for public companies with calendar year-ends). Early adoption is permitted. In the initial adoption period, entities are not required to include disclosures for previous comparative periods; however, they are required for periods ending after initial adoption. The Corporation is evaluating the impact the adoption of this guidance will have on its financial statements.

Note 2 —	Restrictions on Cash and Due from Banks

The Corporation’s bank subsidiary, FirstBank, is required by law, as enforced by the OCIF, to maintain minimum average weekly reserve balances to cover demand deposits. The amount of those minimum average reserve balances for the week that covered December 31, 2009 was $91.3 million (2008 — $233.7 million). As of December 31, 2009 and 2008, the Bank complied with the requirement. Cash and due from banks as well as other short-term, highly liquid securities are used to cover the required average reserve balances.

As of December 31, 2009 and 2008, and as required by the Puerto Rico International Banking Law, the Corporation maintained separately for two of its international banking entities (IBEs), $600,000 in time deposits, which were considered restricted assets equally split between the two IBEs.

Note 3 —	Money Market Investments

Money market investments are composed of federal funds sold, time deposits with other financial institutions and short-term investments with original maturities of three months or less.

Money market investments as of December 31, 2009 and 2008 were as follows:

	2009	2008
	Balance
	(Dollars in thousands)

Federal funds sold, interest 0.01% (2008 - 0.01%)	$1,140	$54,469
Time deposits with other financial institutions, weighted-average interest rate 0.24% (2008-interest 1.05%)	600	600
Other short-term investments, weighted-average interest rate of 0.18% (2008-weighted-average interest rate of 0.21%)	22,546	20,934

	$24,286	$76,003

As of December 31, 2009, $0.95 million of the Corporation’s money market investments was pledged as collateral for interest rate swaps. As of December 31, 2008, none of the Corporation’s money market investments were pledged.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 —	Investment Securities

Investment Securities Available for Sale

The amortized cost, non-credit loss component of OTTI securities recorded in OCI, gross unrealized gains and losses recorded in OCI, approximate fair value, weighted-average yield and contractual maturities of investment securities available for sale as of December 31, 2009 and 2008 were as follows:

	December 31, 2009
		Non-Credit					December 31, 2008
		Loss Component	Gross			Weighted		Gross			Weighted
	Amortized	of OTTI	Unrealized		Fair	Average	Amortized	Unrealized		Fair	Average
	Cost	Recorded in OCI	Gains	Losses	Value	Yield %	Cost	Gains	Losses	Value	Yield %
	(Dollars in thousands)

Obligations of U.S. Government sponsored agencies:
After 1 to 5 years	$1,139,577	$—	$5,562	$—	$1,145,139	2.12	$—	$—	$—	$—	—
Puerto Rico Government obligations:
Due within one year	12,016	—	1	28	11,989	1.82	4,593	46	—	4,639	6.18
After 1 to 5 years	113,232	—	302	47	113,487	5.40	110,624	259	479	110,404	5.41
After 5 to 10 years	6,992	—	328	90	7,230	5.88	6,365	283	128	6,520	5.80
After 10 years	3,529	—	91	—	3,620	5.42	15,789	45	264	15,570	5.30

United States and Puerto Rico Government obligations	1,275,346	—	6,284	165	1,281,465	2.44	137,371	633	871	137,133	5.44

Mortgage-backed securities:
FHLMC certificates:
Due within one year	—	—	—	—	—	—	37	—	—	37	5.94
After 1 to 5 years	30	—	—	—	30	5.54	157	2	—	159	7.07
After 5 to 10 years	—	—	—	—	—	—	31	3	—	34	8.40
After 10 years	705,818	—	18,388	1,987	722,219	4.66	1,846,386	45,743	1	1,892,128	5.46

	705,848	—	18,388	1,987	722,249	4.66	1,846,611	45,748	1	1,892,358	5.46

GNMA certificates:
Due within one year	—	—	—	—	—	—	45	1	—	46	5.72
After 1 to 5 years	69	—	3	—	72	6.56	180	6	—	186	6.71
After 5 to 10 years	808	—	39	—	847	5.47	566	9	—	575	5.33
After 10 years	407,565	—	10,808	980	417,393	5.12	331,594	10,283	10	341,867	5.38

	408,442	—	10,850	980	418,312	5.12	332,385	10,299	10	342,674	5.38

FNMA certificates:
After 1 to 5 years	—	—	—	—	—	—	53	5	—	58	10.20
After 5 to 10 years	101,781	—	3,716	91	105,406	4.55	269,716	4,678	—	274,394	4.96
After 10 years	1,374,533	—	30,629	2,776	1,402,386	4.51	1,071,521	28,005	1	1,099,525	5.60

	1,476,314	—	34,345	2,867	1,507,792	4.51	1,341,290	32,688	1	1,373,977	5.47

Collateralized Mortgage Obligations issued or guaranteed by FHLMC, FNMA and GNMA:
After 10 years	156,086	—	633	412	156,307	0.99	—	—	—	—	—

Other mortgage pass-through trust certificates:
After 10 years	117,198	32,846	2	—	84,354	2.30	144,217	2	30,236	113,983	5.43

Total mortgage-backed securities	2,863,888	32,846	64,218	6,246	2,889,014	4.35	3,664,503	88,737	30,248	3,722,992	5.46

Corporate bonds:
After 5 to 10 years	—	—	—	—	—	—	241	—	—	241	7.70
After 10 years	—	—	—	—	—	—	1,307	—	—	1,307	7.97

Corporate bonds	—	—	—	—	—	—	1,548	—	—	1,548	7.93

Equity securities (without contractual maturity)(1)	427	—	81	205	303	—	814	—	145	669	2.38

Total investment securities available for sale	$4,139,661	$32,846	$70,583	$6,616	$4,170,782	3.76	$3,804,236	$89,370	$31,264	$3,862,342	5.46

(1)	Represents common shares of other financial institutions in Puerto Rico.

Maturities of mortgage-backed securities are based on contractual terms assuming no prepayments. Expected maturities of investments might differ from contractual maturities because they may be subject to prepayments and/or call options. The weighted-average yield on investment securities available for sale is

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on amortized cost and, therefore, does not give effect to changes in fair value. The net unrealized gain or loss on securities available for sale and the non-credit loss component of OTTI are presented as part of OCI.

The aggregate amortized cost and approximate market value of investment securities available for sale as of December 31, 2009, by contractual maturity, are shown below:

	Amortized Cost	Fair Value
	(In thousands)

Within 1 year	$12,016	$11,989
After 1 to 5 years	1,252,908	1,258,728
After 5 to 10 years	109,581	113,483
After 10 years	2,764,729	2,786,279

Total	4,139,234	4,170,479
Equity securities	427	303

Total investment securities available for sale	$4,139,661	$4,170,782

The following tables show the Corporation’s available-for-sale investments’ fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2009 and 2008. It also includes debt securities for which an OTTI was recognized and only the amount related to a credit loss was recognized in earnings:

	As of December 31, 2009
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$14,760	$118	$9,113	$47	$23,873	$165
Mortgage-backed securities FHLMC	236,925	1,987	—	—	236,925	1,987
GNMA	72,178	980	—	—	72,178	980
FNMA	415,601	2,867	—	—	415,601	2,867
Collateralized mortgage obligations issued or guaranteed by FHLMC, FNMA and GNMA	105,075	412	—	—	105,075	412
Other mortgage pass-through trust certificates	—	—	84,105	32,846	84,105	32,846
Equity securities	90	205	—	—	90	205

	$844,629	$6,569	$93,218	$32,893	$937,847	$39,462

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	As of December 31, 2008
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$—	$—	$13,288	$871	$13,288	$871
Mortgage-backed securities
FHLMC	68	1	—	—	68	1
GNMA	903	10	—	—	903	10
FNMA	361	1	21	—	382	1
Other mortgage pass-through trust certificates	—	—	113,685	30,236	113,685	30,236
Equity securities	318	145	—	—	318	145

	$1,650	$157	$126,994	$31,107	$128,644	$31,264

Investments Held to Maturity

The amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield and contractual maturities of investment securities held to maturity as of December 31, 2009 and 2008 were as follows:

	December 31, 2009					December 31, 2008
		Gross			Weighted		Gross			Weighted
	Amortized	Unrealized		Fair	Average	Amortized	Unrealized		Fair	Average
	Cost	Gains	Losses	Value	Yield %	Cost	Gains	Losses	Value	Yield %
					(Dollars in thousands)

U.S. Treasury securities:
Due within 1 year	$8,480	$12	$—	$8,492	0.47	$8,455	$34	$—	$8,489	1.07
Obligations of other U.S. Government sponsored agencies:
After 10 years	—	—	—	—	—	945,061	5,281	728	949,614	5.77
Puerto Rico Government obligations:
After 5 to 10 years	18,584	564	93	19,055	5.86	17,924	480	97	18,307	5.85
After 10 years	4,995	77	—	5,072	5.50	5,145	35	—	5,180	5.50

United States and Puerto Rico Government obligations	32,059	653	93	32,619	4.38	976,585	5,830	825	981,590	5.73

Mortgage-backed securities:
FHLMC certificates:
After 1 to 5 years	5,015	78	—	5,093	3.79	8,338	71	5	8,404	3.83
FNMA certificates:
After 1 to 5 years	4,771	100	—	4,871	3.87	7,567	88	—	7,655	3.85
After 5 to 10 years	533,593	19,548	—	553,141	4.47	686,948	9,227	—	696,175	4.46
After 10 years	24,181	479	—	24,660	5.30	25,226	247	25	25,448	5.31

Mortgage-backed securities	567,560	20,205	—	587,765	4.49	728,079	9,633	30	737,682	4.48

Corporate bonds:
After 10 years	2,000	—	800	1,200	5.80	2,000	—	860	1,140	5.80

Total investment securities held-to-maturity	$601,619	$20,858	$893	$621,584	4.49	$1,706,664	$15,463	$1,715	$1,720,412	5.19

Maturities of mortgage-backed securities are based on contractual terms assuming no prepayments. Expected maturities of investments might differ from contractual maturities because they may be subject to

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

prepayments and/or call options as was the case with approximately $945 million of U.S. government agency debt securities called during 2009.

The aggregate amortized cost and approximate market value of investment securities held to maturity as of December 31, 2009, by contractual maturity are shown below:

	Amortized Cost	Fair Value
	(In thousands)

Within 1 year	$8,480	$8,492
After 1 to 5 years	9,786	9,964
After 5 to 10 years	552,177	572,196
After 10 years	31,176	30,932

Total investment securities held to maturity	$601,619	$621,584

From time to time the Corporation has securities held to maturity with an original maturity of three months or less that are considered cash and cash equivalents and classified as money market investments in the Consolidated Statements of Financial Condition. As of December 31, 2009 and 2008, the Corporation had no outstanding securities held to maturity that were classified as cash and cash equivalents.

The following tables show the Corporation’s held-to-maturity investments’ fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2009 and 2008:

	As of December 31, 2009
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$—	$—	$4,678	$93	$4,678	$93
Corporate bonds	—	—	1,200	800	1,200	800

	$—	$—	$5,878	$893	$5,878	$893

	As of December 31, 2008
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
U.S. Government sponsored agencies	$—	$—	$7,262	$728	$7,262	$728
Puerto Rico Government obligations	—	—	4,436	97	4,436	97
Mortgage-backed securities
FHLMC	—	—	600	5	600	5
FNMA	—	—	6,825	25	6,825	25
Corporate bonds	—	—	1,140	860	1,140	860

	$—	$—	$20,263	$1,715	$20,263	$1,715

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assessment for OTTI

On a quarterly basis, the Corporation performs an assessment to determine whether there have been any events or economic circumstances indicating that a security with an unrealized loss has suffered OTTI. A debt security is considered impaired if the fair value is less than its amortized cost basis at the reporting date. The accounting literature requires the Corporation to assess whether the unrealized loss is other-than-temporary. Prior to April 1, 2009, unrealized losses that were determined to be temporary were recorded, net of tax, in other comprehensive income for available for sale securities, whereas unrealized losses related to held-to-maturity securities determined to be temporary were not recognized. Regardless of whether the security was classified as available for sale or held to maturity, unrealized losses that were determined to be other-than-temporary were recorded through earnings. An unrealized loss was considered other-than-temporary if (i) it was probable that the holder would not collect all amounts due according to the contractual terms of the debt security, or (ii) the fair value was below the amortized cost of the debt security for a prolonged period of time and the Corporation did not have the positive intent and ability to hold the security until recovery or maturity.

In April 2009, the FASB amended the OTTI model for debt securities. Under the new guidance, OTTI losses must be recognized in earnings if an investor has the intent to sell the debt security or it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis. However, even if an investor does not expect to sell a debt security, it must evaluate expected cash flows to be received and determine if a credit loss has occurred.

Under the new guidance, an unrealized loss is generally deemed to be other-than-temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. As a result of the Corporation’s adoption of this new guidance, the credit loss component of an OTTI is recorded as a component of Net impairment losses on investment securities in the accompanying consolidated statements of (loss) income, while the remaining portion of the impairment loss is recognized in OCI, provided the Corporation does not intend to sell the underlying debt security and it is “more likely than not” that the Corporation will not have to sell the debt security prior to recovery.

Debt securities issued by U.S. government agencies, government-sponsored entities and the U.S. Treasury accounted for more than 94% of the total available-for-sale and held-to-maturity portfolio as of December 31, 2009 and no credit losses are expected, given the explicit and implicit guarantees provided by the U.S. federal government. The Corporation’s assessment was concentrated mainly on private label MBS of approximately $117 million for which the Corporation evaluates credit losses on a quarterly basis. The Corporation considered the following factors in determining whether a credit loss exists and the period over which the debt security is expected to recover:

•	The length of time and the extent to which the fair value has been less than the amortized cost basis.

•	Changes in the near term prospects of the underlying collateral of a security such as changes in default rates, loss severity given default and significant changes in prepayment assumptions;

•	The level of cash flows generated from the underlying collateral supporting the principal and interest payments of the debt securities; and

•	Any adverse change to the credit conditions and liquidity of the issuer, taking into consideration the latest information available about the overall financial condition of the issuer, credit ratings, recent legislation and government actions affecting the issuer’s industry and actions taken by the issuer to deal with the present economic climate.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the year ended December 31, 2009, the Corporation recorded OTTI losses on available-for-sale debt securities as follows:

Private Label MBS
2009
(In thousands)

Total other-than-temporary impairment losses	(33,012)
Unrealized other-than-temporary impairment losses recognized in OCI(1)	31,742

Net impairment losses recognized in earnings(2)	$(1,270)

(1)	Represents the noncredit component impact of the OTTI on private label MBS

(2)	Represents the credit component of the OTTI on private label MBS

The following table summarizes the roll-forward of credit losses on debt securities held by the Corporation for which a portion of an OTTI is recognized in OCI:

2009
(In thousands)

Credit losses at the beginning of the period	$—
Additions:
Credit losses related to debt securities for which an OTTI was not previously recognized	1,270

Ending balance of credit losses on debt securities held for which a portion of an OTTI was recognized in OCI	$1,270

As of December 31, 2009, debt securities with OTTI, for which a loss related to credit was recognized in earnings, consisted entirely of private label MBS. Private label MBS are mortgage pass-through certificates bought from R&G Financial Corporation (“R&G Financial”), a Puerto Rican financial institution. During the second quarter of 2009, the Corporation received from R&G Financial a payment of $4.2 million to eliminate the 10% recourse provision contained in the private label MBS.

Private label MBS are collateralized by fixed-rate mortgages on single-family residential properties in the United States and the interest rate is variable, tied to 3-month LIBOR and limited to the weighted-average coupon of the underlying collateral. The underlying mortgages are fixed-rate single family loans with original high FICO scores (over 700) and moderate original loan-to-value ratios (under 80%), as well as moderate delinquency levels. Refer to Note 1 for detailed information about the methodology used to determine the fair value of private label MBS.

Based on the expected cash flows derived from the model, and since the Corporation does not have the intention to sell the securities and has sufficient capital and liquidity to hold these securities until a recovery of the fair value occurs, only the credit loss component was reflected in earnings. Significant assumptions in the valuation of the private label MBS as of December 31, 2009 were as follow:

	Weighted
	Average	Range

Discount rate	15%	15%
Prepayment rate	21%	13.06% - 50.25%
Projected Cumulative Loss Rate	4%	0.22% - 10.56%

For the years ended December 31, 2009 and 2008, the Corporation recorded OTTI of approximately $0.4 million and $1.8 million, respectively, on certain equity securities held in its available-for-sale investment portfolio related to financial institutions in Puerto Rico. Also, OTTI of $4.2 million was recorded in 2008

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

related to auto industry corporate bonds that were subsequently sold in 2009. Management concluded that the declines in value of the securities were other-than-temporary; as such, the cost basis of these securities was written down to the market value as of the date of the analysis and is reflected in earnings as a realized loss.

Total proceeds from the sale of securities available for sale during 2009 amounted to approximately $1.9 billion (2008 — $680.0 million). The following table summarizes the realized gains and losses on sales of securities available for sale for the years indicated:

	Year Ended December 31,
	2009	2008
	(In thousands)

Realized gains	$82,772	$17,896
Realized losses	—	(190)

Net realized security gains	$82,772	$17,706

The following table states the name of issuers, and the aggregate amortized cost and market value of the securities of such issuers (includes available-for-sale and held-to-maturity securities), when the aggregate amortized cost of such securities exceeds 10% of stockholders’ equity. This information excludes securities of the U.S. and P.R. Government. Investments in obligations issued by a state of the U.S. and its political subdivisions and agencies that are payable and secured by the same source of revenue or taxing authority, other than the U.S. Government, are considered securities of a single issuer and include debt and mortgage-backed securities.

	2009		2008
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
	(In thousands)

FHLMC	$1,350,291	$1,369,535	$1,862,939	$1,908,024
GNMA	474,349	483,964	332,385	342,674
FNMA	2,629,187	2,684,065	2,978,102	3,025,549

Note 5 —	Other Equity Securities

Institutions that are members of the FHLB system are required to maintain a minimum investment in FHLB stock. Such minimum is calculated as a percentage of aggregate outstanding mortgages, and an additional investment is required that is calculated as a percentage of total FHLB advances, letters of credit, and the collateralized portion of interest-rate swaps outstanding. The stock is capital stock issued at $100 par value. Both stock and cash dividends may be received on FHLB stock.

As of December 31, 2009 and 2008, the Corporation had investments in FHLB stock with a book value of $68.4 million ($54 million FHLB-New York and $14.4 million FHLB-Atlanta) and $62.6 million, respectively. The net realizable value is a reasonable proxy for the fair value of these instruments. Dividend income from FHLB stock for 2009, 2008 and 2007 amounted to $3.1 million, $3.7 million and $2.9 million, respectively.

The FHLB stocks owned by the Corporation are issued by the FHLB of New York and by the FHLB of Atlanta. Both Banks are part of the Federal Home Loan Bank System, a national wholesale banking network of 12 regional, stockholder-owned congressionally chartered banks. The Federal Home Loan Banks are all privately capitalized and operated by their member stockholders. The system is supervised by the Federal Housing Finance Agency, which ensures that the Home Loan Banks operate in a financially safe and sound manner, remain adequately capitalized and able to raise funds in the capital markets, and carry out their housing finance mission.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

There is no secondary market for the FHLB stock and it does not have a readily determinable fair value. The stock is a par stock — sold and redeemed at par. It can only be sold to/from the FHLB’s or a member institution. From an OTTI analysis perspective, the relevant consideration for determination is the ultimate recoverability of par value.

The economic conditions of late 2008 affected the FHLB’s, resulting in the recording of losses on private-label MBS portfolios. In the midst of the mortgage market crisis the FHLB of Atlanta temporarily suspended dividend payments on their stock in the fourth quarter of 2008 and in the first quarter of 2009. In the second and third quarter of 2009, they were re-instated. The FHLB of NY has not suspended payment of dividends. Third and fourth quarter dividends were reduced, and by the first quarter 2009 they were increased.

The financial situation has since shown signs of improvement, and so have the financial results of the FHLB’s. The FHLB of Atlanta reported preliminary financial results with an 11.7% year-over-year increase in net income to $283.5 million for the year ended December 31, 2009, while the FHLB of NY announce a 120% year-over-year increase in net income to $570.8 million for the same period. At December 31, 2009, both Banks met their regulatory capital-to-assets ratios and liquidity requirements.

The FHLB’s primary source of funding is debt obligations, which continue to be rated Aaa and AAA by Moody’s and Standard and Poor’s respectively. The Corporation expects to recover the par value of its investments in FHLB stocks in its entirety, therefore no OTTI is deemed to be required.

The Corporation has other equity securities that do not have a readily available fair value. The carrying value of such securities as of December 31, 2009 and 2008 was $1.6 million. During 2009, the Corporation realized a gain of $3.8 million on the sale of VISA Class A stock. As of December 31, 2009 the Corporation still held 119,234 VISA Class C shares. Also, during the first quarter of 2008, the Corporation realized a one-time gain of $9.3 million on the mandatory redemption of part of its investment in VISA, Inc., which completed its initial public offering (IPO) in March 2008.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6 —	Interest and Dividend on Investments

A detail of interest on investments and FHLB dividend income follows:

	Year Ended December 31,
	2009	2008	2007
		(In thousands)

Interest on money market investments:
Taxable	$568	$1,369	$4,805
Exempt	9	4,986	17,226

	577	6,355	22,031

Mortgage-backed securities:
Taxable	30,854	2,517	2,044
Exempt	172,923	199,875	110,816

	203,777	202,392	112,860

PR Government obligations, U.S. Treasury securities and U.S. Government agencies:
Taxable	2,694	3,657	—
Exempt	44,510	74,667	148,986

	47,204	78,324	148,986

Equity securities:
Taxable	69	38	—
Exempt	37	6	3

	106	44	3

Other investment securities (including FHLB dividends):
Taxable	3,375	4,281	3,426
Exempt	—	—	—

	3,375	4,281	3,426

Total interest and dividends on investments	$255,039	$291,396	$287,306

The following table summarizes the components of interest and dividend income on investments:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Interest income on investment securities and money market investments	$248,563	$291,732	$287,990
Dividends on FHLB stock	3,082	3,710	2,861
Net interest settlement on interest rate caps	—	237	—

Interest income excluding unrealized gain (loss) on derivatives (economic hedges)	251,645	295,679	290,851
Unrealized gain (loss) on derivatives (economic hedges) from interest rate caps	3,394	(4,283)	(3,545)

Total interest income and dividends on investments	$255,039	$291,396	$287,306

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 —	Loans Receivable

The following is a detail of the loan portfolio:

	December 31,
	2009	2008
	(In thousands)

Residential mortgage loans, mainly secured by first mortgages	$3,595,508	$3,481,325

Commercial loans:
Construction loans	1,492,589	1,526,995
Commercial mortgage loans	1,590,821	1,535,758
Commercial and Industrial loans(1)	5,029,907	3,857,728
Loans to local financial institutions collateralized by real estate mortgages	321,522	567,720

Commercial loans	8,434,839	7,488,201

Finance leases	318,504	363,883

Consumer loans	1,579,600	1,744,480

Loans receivable	13,928,451	13,077,889
Allowance for loan and lease losses	(528,120)	(281,526)

Loans receivable, net	13,400,331	12,796,363
Loans held for sale	20,775	10,403

Total loans	$13,421,106	$12,806,766

(1)	As of December 31, 2009, includes $1.2 billion of commercial loans that are secured by real estate but are not dependent upon the real estate for repayment.

As of December 31, 2009 and 2008, the Corporation had net deferred origination fees on its loan portfolio amounting to $5.2 million and $3.7 million, respectively. Total loan portfolio is net of unearned income of $49.0 million and $62.6 million as of December 31, 2009 and 2008, respectively.

As of December 31, 2009, loans in which the accrual of interest income had been discontinued amounted to $1.6 billion (2008 — $587.2 million). If these loans were accruing interest, the additional interest income realized would have been $57.9 million (2008 — $29.7 million; 2007 — $22.7 million). Past due and still accruing loans, which are contractually delinquent 90 days or more, amounted to $165.9 million as of December 31, 2009 (2008 — $471.4 million).

As of December 31, 2009, the Corporation was servicing residential mortgage loans owned by others aggregating $1.1 billion (2008 — $826.9 million) and construction and commercial loans owned by others aggregating $123.4 million (2008 — $74.5 million).

As of December 31, 2009, the Corporation was servicing commercial loan participations owned by others aggregating $235.0 million (2008 — $191.2 million).

Various loans secured by first mortgages were assigned as collateral for CDs, individual retirement accounts and advances from the Federal Home Loan Bank. The mortgages pledged as collateral amounted to $1.9 billion as of December 31, 2009 (2008 — $2.5 billion).

The Corporation’s primary lending area is Puerto Rico. The Corporation’s Puerto Rico banking subsidiary, First Bank, also lends in the U.S. and British Virgin Islands markets and in the United States (principally in

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the state of Florida). Of the total gross loan portfolio of $13.9 billion as of December 31, 2009, approximately 83% have credit risk concentration in Puerto Rico, 9% in the United States and 8% in the Virgin Islands.

As of December 31, 2009, the Corporation had $1.2 billion outstanding of credit facilities granted to the Puerto Rico Government and/or its political subdivisions. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as sales and property taxes collected by the central Government and/or municipalities. Another portion of these obligations consists of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality have been pledged to their repayment.

Aside from loans extended to the Puerto Rico Government and its political subdivisions, the largest loan to one borrower as of December 31, 2009 in the amount of $321.5 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate. During the second quarter of 2009, the Corporation completed a transaction with R&G Financial that involved the purchase of approximately $205 million of residential mortgage loans that previously served as collateral for a commercial loan extended to R&G. The purchase price of the transaction was retained by the Corporation to fully pay off the loan, thereby significantly reducing the Corporation’s exposure to a single borrower.

Note 8 —	Allowance for loan and lease losses

The changes in the allowance for loan and lease losses were as follows:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Balance at beginning of year	$281,526	$190,168	$158,296
Provision for loan and lease losses	579,858	190,948	120,610
Losses charged against the allowance	(344,422)	(117,072)	(94,830)
Recoveries credited to the allowance	11,158	8,751	6,092
Other adjustments(1)	—	8,731	—

Balance at end of year	$528,120	$281,526	$190,168

(1)	Carryover of the allowance for loan losses related to a $218 million auto loan portfolio acquired in the third quarter of 2008.

The allowance for impaired loans is part of the allowance for loan and lease losses. The allowance for impaired loans covers those loans for which management has determined that it is probable that the debtor will be unable to pay all the amounts due in accordance with the contractual terms of the loan agreement, and

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

does not necessarily represent loans for which the Corporation will incur a loss. As of December 31, 2009, 2008 and 2007, impaired loans and their related allowance were as follows:

	Year Ended December 31,
	2009	2008	2007
		(In thousands)

Impaired loans with valuation allowance, net of charge-offs	$1,060,088	$384,914	$66,941
Impaired loans without valuation allowance, net of charge-offs	596,176	116,315	84,877

Total impaired loans	$1,656,264	$501,229	$151,818

Allowance for impaired loans	182,145	83,353	7,523
During the year:
Average balance of impaired loans	1,022,051	302,439	116,362
Interest income recognized on impaired loans(1)	21,160	12,974	6,588

(1)	For 2009 excludes interest income of approximately $4.7 million, related to $761.5 million non-performing loans, that was applied against the related principal balance under the cost-recovery method.

The following tables show the activity for impaired loans and related specific reserve during 2009:

Impaired Loans:
(In thousands)

Balance at beginning of year	$501,229
Loans determined impaired during the year	1,466,805
Net charge-offs(1)	(244,154)
Loans sold, net of charge-offs of $49.6 million(2)	(39,374)
Loans foreclosed, paid in full and partial payments	(28,242)

Balance at end of year	$1,656,264

(1)	Approximately $114.2 million, or 47%, is related to construction loans in Florida and $44.6 million, or 18%, is related to construction loans in Puerto Rico.

(2)	Related to five construction projects sold in Florida.

Specific Reserve:
(In thousands)

Balance at beginning of year	$83,353
Provision for loan losses	342,946
Net charge-offs	(244,154)

Balance at end of year	$182,145

The Corporation provides homeownership preservation assistance to its customers through a loss mitigation program in Puerto Rico and through programs sponsored by the Federal Government. Due to the nature of the borrower’s financial condition, the restructure or loan modification through these program as well as other restructurings of individual commercial, commercial mortgage loans, construction loans and residential mortgages in the U.S. mainland fit the definition of Troubled Debt Restructuring (“TDR”). A restructuring of a debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. Modifications involve changes in one or more of the loan terms that bring a defaulted loan current and provide sustainable affordability. Changes may include the refinancing of any past-due amounts, including interest and escrow, the

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

extension of the maturity of the loans and modifications of the loan rate. As of December 31, 2009, the Corporation’s TDR loans consisted of $124.1 million of residential mortgage loans, $42.1 million commercial and industrial loans, $68.1 million commercial mortgage loans and $101.7 million of construction loans. Outstanding unfunded loan commitments on TDR loans amounted to $1.3 million as of December 31, 2009.

Included in the $101.7 million of construction TDR loans are certain impaired condo-conversion loans restructured into two separate agreements (loan splitting) in the fourth quarter of 2009. Each of these loans were restructured into two notes; one that represents the portion of the loan that is expected to be fully collected along with contractual interest and the second note that represents the portion of the original loan that was charged-off. The renegotiations of these loans have been made after analyzing the borrowers and guarantors capacity to serve the debt and ability to perform under the modified terms. As part of the renegotiation of the loans, the first note of each loan have been placed on a monthly payment that amortize the debt over 25 years at a market rate of interest. An interest rate reduction was granted for the second note. The following tables provide additional information about the volume of this type of loan restructurings and the effect on the allowance for loan and lease losses in 2009.

(In thousands)

Principal balance deemed collectible	$22,374

Amount charged-off	$(29,713)

Specific Reserve:
(In thousands)

Balance at beginning of year	$14,375
Provision for loan losses	17,213
Charge-offs	(29,713)

Balance at end of year	$1,875

The loans comprising the $22.4 million that have been deemed collectible continue to be individually evaluated for impairment purposes. These transactions contributed to a $29.9 million decrease in non-performing loans during the last quarter of 2009.

Note 9 —	Related Party Transactions

The Corporation granted loans to its directors, executive officers and certain related individuals or entities in the ordinary course of business. The movement and balance of these loans were as follows:

Amount
(In thousands)

Balance at December 31, 2007	$182,573
New loans	44,963
Payments	(48,380)
Other changes	—

Balance at December 31, 2008	179,156

New loans	3,549
Payments	(6,405)
Other changes	(152,130)

Balance at December 31, 2009	$24,170

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

These loans do not involve more than normal risk of collectibility and management considers that they present terms that are no more favorable than those that would have been obtained if transactions had been with unrelated parties. The amounts reported as other changes include changes in the status of those who are considered related parties, mainly due to the resignation of an independent director in 2009.

From time to time, the Corporation, in the ordinary course of its business, obtains services from related parties or makes contributions to non-profit organizations that have some association with the Corporation. Management believes the terms of such arrangements are consistent with arrangements entered into with independent third parties.

Note 10 — Premises and Equipment

Premises and equipment is comprised of:

	Useful Life	As of December 31,
	In Years	2009	2008
		(Dollars in thousands)

Buildings and improvements	10 - 40	$90,158	$84,282
Leasehold improvements	1 - 15	57,522	52,945
Furniture and equipment	3 - 10	123,582	119,419

		271,262	256,646
Accumulated depreciation		(155,459)	(133,109)

		115,803	123,537
Land		28,327	24,791
Projects in progress		53,835	30,140

Total premises and equipment, net		$197,965	$178,468

Depreciation and amortization expense amounted to $20.8 million, $19.2 million and $17.7 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Note 11 —	Goodwill and Other Intangibles

Goodwill as of December 31, 2009 and 2008 amounted to $28.1 million, recognized as part of “Other Assets”. The Corporation’s conducted its annual evaluation of goodwill and intangible during the fourth quarter of 2009. The Step 1 evaluation of goodwill of the Florida reporting unit indicated potential impairment of goodwill; however, impairment was not indicated based upon the results of the Step 2 analysis. Goodwill was not impaired as of December 31, 2009 or 2008, nor was any goodwill written-off due to impairment during 2009, 2008 and 2007. Refer to Note 1 for additional details about the methodology used for the goodwill impairment analysis.

As of December 31, 2009, the gross carrying amount and accumulated amortization of core deposit intangibles was $41.8 million and $25.2 million, respectively, recognized as part of “Other Assets” in the Consolidated Statements of Financial Condition (December 31, 2008 — $45.8 million and $21.8 million, respectively). For the year ended December 31, 2009, the amortization expense of core deposit intangibles amounted to $3.4 million (2008 — $3.6 million; 2007 — $3.3 million). As a result of an impairment evaluation of core deposit intangibles, there was an impairment charge of $4.0 million recognized during 2009 related to core deposits in FirstBank Florida attributable to decreases in the base of core deposits acquired and recorded as part of other non-interest expenses in the Statement of (Loss) Income.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the estimated aggregate annual amortization expense of the core deposit intangible:

Amount
(In thousands)

2010	$2,557
2011	2,522
2012	2,522
2013	2,522
2014 and thereafter	6,477

Note 12 —	Servicing Assets

As disclosed in Note 1, the Corporation is actively involved in the securitization of pools of FHA-insured and VA-guaranteed mortgages for issuance of GNMA mortgage-backed securities. Also, certain conventional conforming-loans are sold to FNMA or FHLMC with servicing retained. The Corporation recognizes as separate assets the rights to service loans for others, whether those servicing assets are originated or purchased.

The changes in servicing assets are shown below:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Balance at beginning of year	$8,151	$7,504	$5,317
Capitalization of servicing assets	6,072	1,559	1,285
Servicing assets purchased	—	621	1,962
Amortization	(2,321)	(1,533)	(1,060)

Balance before valuation allowance at end of year	11,902	8,151	7,504
Valuation allowance for temporary impairment	(745)	(751)	(336)

Balance at end of year	$11,157	$7,400	$7,168

Impairment charges are recognized through a valuation allowance for each individual stratum of servicing assets. The valuation allowance is adjusted to reflect the amount, if any, by which the cost basis of the servicing asset for a given stratum of loans being serviced exceeds its fair value. Any fair value in excess of the cost basis of the servicing asset for a given stratum is not recognized. Other-than-temporary impairments, if any, are recognized as a direct write-down of the servicing assets.

Changes in the impairment allowance were as follows:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Balance at beginning of year	$751	$336	$57
Temporary impairment charges	2,537	1,437	461
Recoveries	(2,543)	(1,022)	(182)

Balance at end of year	745	751	$336

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of net servicing income are shown below:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Servicing fees	$3,082	$2,565	$2,133
Late charges and prepayment penalties	581	513	503

Servicing income, gross	3,663	3,078	2,636
Amortization and impairment of servicing assets	(2,315)	(1,948)	(1,339)

Servicing income, net	$1,348	$1,130	$1,297

The Corporation’s servicing assets are subject to prepayment and interest rate risks. Key economic assumptions used in determining the fair value at the time of sale ranged as follows

	Maximum	Minimum

2009:
Constant prepayment rate:
Government guaranteed mortgage loans	24.8%	14.3%
Conventional conforming mortgage loans	21.9%	16.4%
Conventional non-conforming mortgage loans	20.1%	12.8%
Discount rate:
Government guaranteed mortgage loans	13.6%	11.8%
Conventional conforming mortgage loans	9.3%	9.2%
Conventional non-conforming mortgage loans	13.2%	13.1%
2008:
Constant prepayment rate:
Government guaranteed mortgage loans	22.1%	13.6%
Conventional conforming mortgage loans	17.7%	10.2%
Conventional non-conforming mortgage loans	14.5%	9.0%
Discount rate:
Government guaranteed mortgage loans	10.5%	10.1%
Conventional conforming mortgage loans	9.3%	9.3%
Conventional non-conforming mortgage loans	13.4%	13.2%
2007:
Constant prepayment rate:
Government guaranteed mortgage loans	17.2%	11.0%
Conventional conforming mortgage loans	13.2%	8.8%
Conventional non-conforming mortgage loans	13.2%	10.6%
Discount rate:
Government guaranteed mortgage loans	10.0%	10.0%
Conventional conforming mortgage loans	9.0%	9.0%
Conventional non-conforming mortgage loans	13.7%	13.0%

At December 31, 2009, fair values of the Corporation’s servicing assets were based on a valuation model that incorporates market driven assumptions, adjusted by the particular characteristics of the Corporation’s servicing portfolio, regarding discount rates and mortgage prepayment rates. The weighted-averages of the key

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

economic assumptions used by the Corporation in its valuation model and the sensitivity of the current fair value to immediate 10 percent and 20 percent adverse changes in those assumptions for mortgage loans at December 31, 2009, were as follows:

(Dollars in
thousands)

Carrying amount of servicing assets	$11,157
Fair value	$12,920
Weighted-average expected life (in years)	6.6
Constant prepayment rate (weighted-average annual rate)	15.4%
Decrease in fair value due to 10% adverse change	$745
Decrease in fair value due to 20% adverse change	$1,388
Discount rate (weighted-average annual rate)	11.10%
Decrease in fair value due to 10% adverse change	$149
Decrease in fair value due to 20% adverse change	$632

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the servicing asset is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or counteract the sensitivities.

Note 13 —	Deposits and Related Interest

Deposits and related interest consist of the following:

	December 31,
	2009	2008
	(In thousands)

Type of account and interest rate:
Non-interest bearing checking accounts	$697,022	$625,928
Savings accounts — 0.50% to 2.52% (2008 - 0.80% to 3.75)%	1,774,273	1,288,179
Interest bearing checking accounts — 0.50% to 2.79% (2008 — 0.75% to 3.75% )	985,470	726,731
Certificates of deposit — 0.15% to 7.00% (2008 — 0.75% to 7.00)%	1,650,866	1,986,770
Brokered certificates of deposit(1) — 0.25% to 5.30% (2008 — 2.15% to 6.00)%	7,561,416	8,429,822

	$12,669,047	$13,057,430

(1)	Includes $0 and $1,150,959 measured at fair value as of December 31, 2009 and 2008, respectively.

The weighted average interest rate on total deposits as of December 31, 2009 and 2008 was 2.06% and 3.63%, respectively.

As of December 31, 2009, the aggregate amount of overdrafts in demand deposits that were reclassified as loans amounted to $16.5 million (2008 — $12.8 million).

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents a summary of CDs, including brokered CDs, with a remaining term of more than one year as of December 31, 2009:

Total
(In thousands)

Over one year to two years	$1,786,651
Over two years to three years	1,048,911
Over three years to four years	279,467
Over four years to five years	42,382
Over five years	13,806

Total	$3,171,217

As of December 31, 2009, CDs in denominations of $100,000 or higher amounted to $8.6 billion (2008 — $9.6 billion) including brokered CDs of $7.6 billion (2008 — $8.4 billion) at a weighted average rate of 2.13% (2008 — 4.03%) issued to deposit brokers in the form of large ($100,000 or more) certificates of deposit that are generally participated out by brokers in shares of less than $100,000. As of December 31, 2009, unamortized broker placement fees amounted to $23.2 million (2008 — $21.6 million), which are amortized over the contractual maturity of the brokered CDs under the interest method. During 2009, all of the $1.1 billion of brokered CDs measured at fair value that were outstanding at December 31, 2008 were called. The Corporation exercised its call option on swapped-to-floating brokered CDs after the cancellation of interest rate swaps by counterparties due to lower levels of 3-month LIBOR. Some of these brokered CDs were replaced by new brokered CDs not hedged with interest rate swaps and not measured at fair value, causing the increase in the unamortized balance of broker placement fees.

As of December 31, 2009, deposit accounts issued to government agencies with a carrying value of $447.5 million (2008 — $564.3 million) were collateralized by securities and loans with an amortized cost of $539.1 million (2008 — $600.5 million) and estimated market value of $541.9 million (2008 — $604.6 million), and by municipal obligations with a carrying value and estimated market value of $66.3 million (2008 — $32.4 million).

A table showing interest expense on deposits follows:

	Year Ended December 31,
	2009	2008	2007
		(In thousands)

Interest-bearing checking accounts	$19,995	$12,914	$11,365
Savings	19,032	18,916	15,037
Certificates of deposit	50,939	73,466	82,761
Brokered certificates of deposit	224,521	309,542	419,577

Total	$314,487	$414,838	$528,740

The interest expense on deposits includes the market valuation of interest rate swaps that economically hedge brokered CDs, the related interest exchanged, the amortization of broker placement fees related to brokered CDs not measured at fair value and changes in the fair value of callable brokered CDs measured at fair value.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following are the components of interest expense on deposits:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Interest expense on deposits	$295,004	$407,830	$515,394
Amortization of broker placement fees(1)	22,858	15,665	9,056

Interest expense on deposits excluding net unrealized (gain) loss on derivatives and brokered CDs measured at fair value	317,862	423,495	524,450
Net unrealized (gain) loss on derivatives and brokered CDs measured at fair value	(3,375)	(8,657)	4,290

Total interest expense on deposits	$314,487	$414,838	$528,740

(1)	Related to brokered CDs not measured at fair value.

Total interest expense on deposits includes net cash settlements on interest rate swaps that economically hedge brokered CDs that for the year ended December 31, 2009 amounted to net interest realized of $5.5 million (2008 — net interest realized of $35.6 million; 2007 — net interest incurred of $12.3 million).

Note 14	— Loans Payable

As of December 31, 2009, loans payable consisted of $900 million in short-term borrowings under the FED Discount Window Program bearing interest at 1.00%. The Corporation participates in the Borrower-in-Custody (“BIC”) Program of the FED. Through the BIC Program, a broad range of loans (including commercial, consumer and mortgages) may be pledged as collateral for borrowings through the FED Discount Window. As of December 31, 2009 collateral pledged related to this credit facility amounted to $1.2 billion, mainly commercial, consumer and mortgage loan.

Note 15	— Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase (repurchase agreements) consist of the following:

	December, 31
	2009	2008
	(Dollars in thousands)

Repurchase agreements, interest ranging from 0.23% to 5.39% (2008 — 2.29% to 5.39%)(1)	$3,076,631	$3,421,042

(1)	As of December 31, 2009, includes $1.4 billion with an average rate of 4.29%, which lenders have the right to call before their contractual maturities at various dates beginning on February 1, 2010

The weighted-average interest rates on repurchase agreements as of December 31, 2009 and 2008 were 3.34% and 3.85%, respectively. Accrued interest payable on repurchase agreements amounted to $18.1 million and $21.2 million as of December 31, 2009 and 2008, respectively.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Repurchase agreements mature as follows:

December 31, 2009
(In thousands)

One to thirty days	$196,628
Over thirty to ninety days	380,003
Over ninety days to one year	100,000
One to three years	1,600,000
Three to five years	800,000

Total	$3,076,631

The following securities were sold under agreements to repurchase:

	December 31, 2009
	Amortized		Approximate	Weighted
	Cost of		Fair Value	Average
	Underlying	Balance of	of Underlying	Interest
Underlying Securities	Securities	Borrowing	Securities	Rate of Security
	(Dollars in thousands)

U.S. Treasury securities and obligations of other U.S. Government Sponsored Agencies	$871,725	$794,267	$875,835	2.15%
Mortgage-backed securities	2,504,941	2,282,364	2,560,374	4.37%

Total	$3,376,666	$3,076,631	$3,436,209

Accrued interest receivable	$13,720

	December 31, 2008
	Amortized		Approximate	Weighted
	Cost of		Fair Value	Average
	Underlying	Balance of	of Underlying	Interest
Underlying Securities	Securities	Borrowing	Securities	Rate of Security
		(Dollars in thousands)

U.S. Treasury securities and obligations of other U.S. Government Sponsored Agencies	$511,621	$459,289	$514,796	5.77%
Mortgage-backed securities	3,299,221	2,961,753	3,376,421	5.34%

Total	$3,810,842	$3,421,042	$3,891,217

Accrued interest receivable	$20,856

The maximum aggregate balance outstanding at any month-end during 2009 was $4.1 billion (2008 — $4.1 billion). The average balance during 2009 was $3.6 billion (2008 — $3.6 billion). The weighted average interest rate during 2009 and 2008 was 3.22% and 3.71%, respectively.

As of December 31, 2009 and 2008, the securities underlying such agreements were delivered to the dealers with which the repurchase agreements were transacted.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Repurchase agreements as of December 31, 2009, grouped by counterparty, were as follows:

		Weighted-Average
Counterparty	Amount	Maturity (In Months)
	(Dollars in thousands)

Credit Suisse First Boston	$1,051,731	24
Citigroup Global Markets	600,000	38
Barclays Capital	500,000	24
JP Morgan Chase	475,000	27
Dean Witter / Morgan Stanley	349,900	27
UBS Financial Services, Inc.	100,000	31

	$3,076,631

Note 16 — Advances from the Federal Home Loan Bank (FHLB)

Following is a summary of the advances from the FHLB:

	December, 31	December, 31
	2009	2008
	(Dollars in thousands)

Fixed-rate advances from FHLB with a weighted-average interest rate of 3.21% (2008 — 3.09)%	$978,440	$1,060,440

Advances from FHLB mature as follows:

December, 31
2009
(In thousands)

One to thirty days	$5,000
Over thirty to ninety days	13,000
Over ninety days to one year	307,000
One to three years	445,000
Three to five years	208,440

Total	$978,440

Advances are received from the FHLB under an Advances, Collateral Pledge and Security Agreement (the “Collateral Agreement”). Under the Collateral Agreement, the Corporation is required to maintain a minimum amount of qualifying mortgage collateral with a market value of generally 125% or higher than the outstanding advances. As of December 31, 2009, the estimated value of specific mortgage loans pledged as collateral amounted to $1.1 billion (2008 — $1.7 billion), as computed by the FHLB for collateral purposes. The carrying value of such loans as of December 31, 2009 amounted to $1.8 billion (2008 — $2.4 billion). In addition, securities with an approximate estimated value of $4.1 million (2008 — $5.6 million) and a carrying value of $4.1 million (2008 — $5.7 million) were pledged to the FHLB. As of December 31, 2009, the Corporation had additional capacity of approximately $378 million on this credit facility based on collateral pledged at the FHLB, including a haircut reflecting the perceived risk associated with holding the collateral. Haircut refers to the percentage by which an asset’s market value is reduced for purpose of collateral levels. Advances may be repaid prior to maturity, in whole or in part, at the option of the borrower upon payment of any applicable fee specified in the contract governing such advance. In calculating the fee due consideration is given to (i) all relevant factors, including but not limited to, any and all applicable costs of repurchasing and/or prepaying any associated liabilities and/or hedges entered into with respect to the applicable advance; and (ii) the financial characteristics, in their entirety, of the advance being prepaid; and (iii), in the case of

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

adjustable-rate advances, the expected future earnings of the replacement borrowing as long as the replacement borrowing is at least equal to the original advance’s par amount and the replacement borrowing’s tenor is at least equal to the remaining maturity of the prepaid advance.

Note 17 —	Notes Payable

Notes payable consist of:

	December 31,
	2009	2008
	(Dollars in thousands)

Callable step-rate notes, bearing step increasing interest from 5.00% to 7.00% (5.50% as of December 31, 2009 and 2008) maturing on October 18, 2019, measured at fair value	$13,361	$10,141
Dow Jones Industrial Average (DJIA) linked principal protected notes:
Series A maturing on February 28, 2012	6,542	6,245
Series B maturing on May 27, 2011	7,214	6,888

	$27,117	$23,274

Note 18 —	Other Borrowings

Other borrowings consist of:

	December 31,
	2009	2008
	(Dollars in thousands)

Junior subordinated debentures due in 2034, interest-bearing at a floating-rate of 2.75% over 3-month LIBOR (3.00% as of December 31, 2009 and 4.62% as of December 31, 2008)	$103,093	$103,048
Junior subordinated debentures due in 2034, interest-bearing at a floating-rate of 2.50% over 3-month LIBOR (2.75% as of December 31, 2009 and 4.00% as of December 31, 2008)	128,866	128,866

	$231,959	$231,914

Note 19 —	Unused Lines of Credit

The Corporation maintains unsecured uncommitted lines of credit with other banks. As of December 31, 2009, the Corporation’s total unused lines of credit with these banks amounted to $165 million (2008 — $220 million). As of December 31, 2009, the Corporation has an available line of credit with the FHLB-New York guaranteed with excess collateral already pledged, in the amount of $378.6 million (2008 — $626.9 million).

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 20 — Earnings per Common Share

The calculations of earnings per common share for the years ended December 31, 2009, 2008 and 2007 follow:

	Year Ended December 31,
	2009	2008	2007
	(In thousands, except per share data)

Net (Loss) Income:
Net (loss) income	$(275,187)	$109,937	$68,136
Less: Preferred stock dividends(1)	(42,661)	(40,276)	(40,276)
Less: Preferred stock discount accretion	(4,227)	—	—

Net (loss) income attributable to common stockholders	$(322,075)	$69,661	$27,860

Weighted-Average Shares:
Basic weighted-average common shares outstanding	92,511	92,508	86,549
Average potential common shares	—	136	317

Diluted weighted-average number of common shares outstanding	92,511	92,644	86,866

(Loss) Earnings per common share:
Basic	$(3.48)	$0.75	$0.32

Diluted	$(3.48)	$0.75	$0.32

(1)	For the year ended December 31, 2009, preferred stock dividends include $12.6 million of Series F Preferred Stock cumulative preferred dividends not declared as of the end of the year. Refer to Note 23 for additional information related to the Series F Preferred Stock issued to the U.S. Treasury in connection with the Trouble Asset Relief Program (TARP) Capital Purchase Program.

(Loss) earnings per common share are computed by dividing net (loss) income attributable to common stockholders by the weighted average common shares issued and outstanding. Net (loss) income attributable to common stockholders represents net (loss) income adjusted for preferred stock dividends including dividends declared, accretion of discount on preferred stock issuances and cumulative dividends related to the current dividend period that have not been declared as of the end of the period. Basic weighted average common shares outstanding exclude unvested shares of restricted stock.

Potential common shares consist of common stock issuable under the assumed exercise of stock options, unvested shares of restricted stock, and outstanding warrants using the treasury stock method. This method assumes that the potential common shares are issued and the proceeds from the exercise, in addition to the amount of compensation cost attributable to future services, are used to purchase common stock at the exercise date. The difference between the number of potential shares issued and the shares purchased is added as incremental shares to the actual number of shares outstanding to compute diluted earnings per share. Stock options, unvested shares of restricted stock, and outstanding warrants that result in lower potential shares issued than shares purchased under the treasury stock method are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect on earnings per share. For the year ended December 31, 2009, there were 2,481,310 outstanding stock options, warrants outstanding to purchase 5,842,259 shares of common stock related to the TARP Capital Purchase Program and 32,216 shares of restricted stock that were excluded from the computation of diluted earnings per common share because the Corporation reported a net loss attributable to common stockholders for the year and their inclusion would have an antidilutive effect. Refer to Note 23 for additional information related to the issuance of the Series F

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Preferred Stock and Warrants (as hereinafter defined) under the TARP Capital Purchase Program. For the year ended December 31, 2008, there were 2,020,600 weighted-average outstanding stock options, which were excluded from the computation of dilutive earnings per share since their inclusion would have an antidilutive effect on earnings per share.

Note 21 —	Regulatory Capital Requirements

The Corporation is subject to various regulatory capital requirements imposed by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation’s capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings and other factors.

Capital standards established by regulations require the Corporation to maintain minimum amounts and ratios of Tier 1 capital to total average assets (leverage ratio) and ratios of Tier 1 and total capital to risk-weighted assets, as defined in the regulations. The total amount of risk-weighted assets is computed by applying risk-weighting factors to the Corporation’s assets and certain off-balance sheet items, which vary from 0% to 200% depending on the nature of the asset.

As of December 31, 2009 the Corporation was in compliance with the minimum regulatory capital requirements.

As of December 31, 2009 and 2008, the Corporation and each of its subsidiary banks were categorized as “well-capitalized” under the regulatory framework for prompt corrective action. There are no conditions or events since December 31, 2009 that management believes have changed any subsidiary bank’s capital category.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Corporation’s and its banking subsidiary’s regulatory capital positions were as follows:

			Regulatory Requirements
			For Capital		To be
	Actual		Adequacy Purposes		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)

At December 31, 2009
Total Capital (to Risk-Weighted Assets)
First BanCorp	$1,922,138	13.44%	$1,144,280	8%	N/A	N/A
FirstBank	$1,838,378	12.87%	$1,142,795	8%	$1,428,494	10%
Tier I Capital (to Risk-Weighted Assets)
First BanCorp	$1,739,363	12.16%	$572,140	4%	N/A	N/A
First Bank	$1,670,878	11.70%	$571,398	4%	$857,097	6%
Leverage ratio
First BanCorp	$1,739,363	8.91%	$740,844	4%	N/A	N/A
FirstBank	$1,670,878	8.53%	$783,087	4%	$978,859	5%
At December 31, 2008
Total Capital (to Risk-Weighted Assets)
First BanCorp	$1,762,474	12.80%	$1,100,990	8%	N/A	N/A
FirstBank	$1,602,538	12.23%	$1,048,065	8%	$1,310,082	10%
Tier I Capital (to Risk-Weighted Assets)
First BanCorp	$1,589,854	11.55%	$550,495	4%	N/A	N/A
FirstBank	$1,438,265	10.98%	$524,033	4%	$786,049	6%
Leverage ratio
First BanCorp	$1,589,854	8.30%	$765,935	4%	N/A	N/A
FirstBank	$1,438,265	7.90%	$728,409	4%	$910,511	5%

Note 22 —	Stock Option Plan

Between 1997 and January 2007, the Corporation had a stock option plan (“the 1997 stock option plan”) that authorized the granting of up to 8,696,112 options on shares of the Corporation’s common stock to eligible employees. The options granted under the plan could not exceed 20% of the number of common shares outstanding. Each option provides for the purchase of one share of common stock at a price not less than the fair market value of the stock on the date the option was granted. Stock options were fully vested upon grant. The maximum term to exercise the options is ten years. The stock option plan provides for a proportionate adjustment in the exercise price and the number of shares that can be purchased in the event of a stock dividend, stock split, reclassification of stock, merger or reorganization and certain other issuances and distributions such as stock appreciation rights.

Under the 1997 stock option plan, the Compensation and Benefits Committee (the “Compensation Committee”) had the authority to grant stock appreciation rights at any time subsequent to the grant of an option. Pursuant to stock appreciation rights, the optionee surrenders the right to exercise an option granted under the plan in consideration for payment by the Corporation of an amount equal to the excess of the fair market value of the shares of common stock subject to such option surrendered over the total option price of such shares. Any option surrendered is cancelled by the Corporation and the shares subject to the option are not eligible for further grants under the option plan. During the second quarter of 2008, the Compensation Committee approved the grant of stock appreciation rights to an executive officer. The employee surrendered

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the right to exercise 120,000 stock options in the form of stock appreciation rights for a payment of $0.2 million. On January 21, 2007, the 1997 stock option plan expired; all outstanding awards granted under this plan continue in full force and effect, subject to their original terms. No awards for shares could be granted under the 1997 stock option plan as of its expiration.

On April 29, 2008, the Corporation’s stockholders approved the First BanCorp 2008 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan provides for equity-based compensation incentives (the “awards”) through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards. This plan allows the issuance of up to 3,800,000 shares of common stock, subject to adjustments for stock splits, reorganization and other similar events. The Corporation’s Board of Directors, upon receiving the relevant recommendation of the Compensation Committee, has the power and authority to determine those eligible to receive awards and to establish the terms and conditions of any awards subject to various limits and vesting restrictions that apply to individual and aggregate awards. Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation. During the fourth quarter of 2008, the Corporation granted 36,243 shares of restricted stock with a fair value of $8.69 under the Omnibus Plan to the Corporation’s independent directors. The following table shows the activity of restricted stock during 2009.

Number of
Restricted
Shares

Beginning of year	36,243
Restricted shares forfeited	(4,027)

End of period outstanding	32,216

End of period vested restricted shares	10,739

For the years ended December 31, 2009 and 2008, the Corporation recognized $92,361 and $8,750, respectively, of stock-based compensation expense related to the aforementioned restricted stock awards. The total unrecognized compensation cost related to these non-vested restricted shares was $213,889 as of December 31, 2009 and is expected to be recognized over the next 1.9 year.

The Corporation accounts for stock options using the “modified prospective” method. There were no stock options granted during 2009 and 2008, therefore no compensation associated with stock options was recorded in those years. The compensation expense associated with stock options for the 2007 year was approximately $2.8 million. All employee stock options granted during 2007 were fully vested at the time of grant.

Stock-based compensation accounting guidance requires the Corporation to develop an estimate of the number of share-based awards which will be forfeited due to employee or director turnover. Quarterly changes in the estimated forfeiture rate may have a significant effect on share-based compensation, as the effect of adjusting the rate for all expense amortization is recognized in the period in which the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. When unvested options or shares of restricted stock are forfeited, any compensation expense previously recognized on the forfeited awards is reversed in the period of the forfeiture. During 2009, as shown above, 4,027 unvested shares of restricted stock were forfeited resulting in the reversal of $9,722 of previously recorded stock-based compensation expense.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity of stock options during the year ended December 31, 2009 is set forth below:

	For the Year Ended December 31, 2009
			Weighted-
			Average	Aggregate
		Weighted-	Remaining	Intrinsic
	Number of	Average	Contractual	Value (In
	Options	Exercise Price	Term (Years)	thousands)

Beginning of year	3,910,910	$12.82
Options cancelled	(1,429,600)	11.69

End of period outstanding and exercisable	2,481,310	$13.46	5.2	$—

The fair value of options granted in 2007, which was estimated using the Black-Scholes option pricing method, and the assumptions used are as follows:

2007

Weighted-average stock price at grant date and exercise price	$9.20
Stock option estimated fair value	$2.40-$2.45
Weighted-average estimated fair value	$2.43
Expected stock option term (years)	4.31-4.59
Expected volatility	32%
Weighted-average expected volatility	32%
Expected dividend yield	3.0%
Weighted-average expected dividend yield	3.0%
Risk-free interest rate	5.1%

The Corporation uses empirical research data to estimate option exercises and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected volatility is based on the historical implied volatility of the Corporation’s common stock at each grant date; otherwise, historical volatilities based upon 260 observations (working days) were obtained from Bloomberg L.P. (“Bloomberg”) and used as inputs in the model. The dividend yield is based on the historical 12-month dividend yield observable at each grant date. The risk-free rate for the period is based on historical zero coupon curves obtained from Bloomberg at the time of grant based on the option’s expected term.

Cash proceeds from 6,000 options exercised in 2008 amounted to approximately $53,000 and did not have any intrinsic value. No stock options were exercised during 2009 or 2007.

Note 23 —	Stockholders’ Equity

Common stock

The Corporation has 250,000,000 authorized shares of common stock with a par value of $1 per share. As of December 31, 2009, there were 102,440,522 (2008 — 102,444,549) shares issued and 92,542,722 (2008 — 92,546,749) shares outstanding. In February 2009, the Corporation’s Board of Directors declared a first quarter cash dividend of $0.07 per common share which was paid on March 31, 2009 to common stockholders of record on March 15, 2009 and in May 2009 declared a second quarter dividend of $0.07 per common share which was paid on June 30, 2009 to common stockholders of record on June 15, 2009. On July 30, 2009, the Corporation announced the suspension of common and preferred dividends effective with the preferred dividend for the month of August 2009.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On December 1, 2008, the Corporation granted 36,243 shares of restricted stock under the Omnibus Plan to the Corporation’s independent directors, of which 4,027 were forfeited in 2009 due to the departure of a director. The restrictions on such restricted stock award lapse ratably on an annual basis over a three-year period. The shares of restricted stock may vest more quickly in the event of death, disability, retirement, or a change in control. Based on particular circumstances evaluated by the Compensation Committee as they may relate to the termination of a restricted stock holder, the Corporation’s Board of Directors may, with the recommendation of the Compensation Committee, grant the full vesting of the restricted stock held upon termination of employment. Holders of restricted stock have the right to dividends or dividend equivalents, as applicable, during the restriction period. Such dividends or dividend equivalents will accrue during the restriction period, but not be paid until restrictions lapse. The holder of restricted stocks has the right to vote the shares.

Stock repurchase plan and treasury stock

The Corporation has a stock repurchase program under which from time to time it repurchases shares of common stock in the open market and holds them as treasury stock. No shares of common stock were repurchased during 2009 and 2008 by the Corporation. As of December 31, 2009 and 2008, of the total amount of common stock repurchased in prior years, 9,897,800 shares were held as treasury stock and were available for general corporate purposes.

Preferred stock

The Corporation has 50,000,000 authorized shares of preferred stock with a par value of $1, redeemable at the Corporation’s option subject to certain terms. This stock may be issued in series and the shares of each series shall have such rights and preferences as shall be fixed by the Board of Directors when authorizing the issuance of that particular series. As of December 31, 2009, the Corporation has five outstanding series of non-convertible non-cumulative preferred stock: 7.125% non-cumulative perpetual monthly income preferred stock, Series A; 8.35% non-cumulative perpetual monthly income preferred stock, Series B; 7.40% non-cumulative perpetual monthly income preferred stock, Series C; 7.25% non-cumulative perpetual monthly income preferred stock, Series D; and 7.00% non-cumulative perpetual monthly income preferred stock, Series E, which trade on the NYSE. The liquidation value per share is $25. Annual dividends of $1.75 per share (Series E), $1.8125 per share (Series D), $1.85 per share (Series C), $2.0875 per share (Series B) and $1.78125 per share (Series A) are payable monthly, if declared by the Board of Directors. Dividends declared on the non-convertible non-cumulative preferred stock for 2009, 2008 and 2007 amounted to $23.5 million, $40.3 million and $40.3 million, respectively.

In January 2009, in connection with the TARP Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008, the Corporation issued to the U.S. Treasury 400,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference value per share. The Series F Preferred Stock has a call feature after three years. In connection with this investment, the Corporation also issued to the U.S. Treasury a 10-year warrant (the “Warrant”) to purchase 5,842,259 shares of the Corporation’s common stock at an exercise price of $10.27 per share. The Corporation registered the Series F Preferred Stock, the Warrant and the shares of common stock underlying the Warrant for sale under the Securities Act of 1933. The Corporation recorded the total $400 million of the preferred shares and the Warrant at their relative fair values of $374.2 million and $25.8 million, respectively. The preferred shares were valued using a discounted cash flow analysis and applying a discount rate of 10.9%. The difference from the par amount of the preferred shares is accreted to preferred stock over five years using the interest method with a corresponding adjustment to preferred dividends. The Cox-Rubinstein binomial model was used to estimate the value of the Warrant with a strike price calculated, pursuant to the Securities Purchase Agreement with the U.S. Treasury, based on the average closing prices of the common stock on the 20 trading days ending the last day prior to the date of approval to participate in the Program. No credit risk was assumed

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

given the Corporation’s availability of authorized, but unissued common shares; as well as its intention of reserving sufficient shares to satisfy the exercise of the warrants. The volatility parameter input was the historical 5-year common stock price volatility.

The Series F Preferred Stock qualifies as Tier 1 regulatory capital. Cumulative dividends on the Series F Preferred Stock accrue on the liquidation preference amount on a quarterly basis at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum, but will only be paid when, as and if declared by the Corporation’s Board of Directors out of assets legally available therefore. The Series F Preferred Stock ranks pari passu with the Corporation’s existing Series A through E, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Corporation. The Purchase Agreement relating to this issuance contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share. For the year ended December 31, 2009, preferred stock dividends of Series F Preferred Stock amounted to $19.2 million, including $12.6 million of cumulative preferred dividends not declared as of the end of the period.

The Warrant has a 10-year term and is exercisable at any time. The exercise price and the number of shares issuable upon exercise of the Warrant are subject to certain anti-dilution adjustments.

The possible future issuance of equity securities through the exercise of the Warrant could affect the Corporation’s current stockholders in a number of ways, including by:

•	diluting the voting power of the current holders of common stock (the shares underlying the warrant represent approximately 6% of the Corporation’s shares of common stock as of December 31, 2009);

•	diluting the earnings per share and book value per share of the outstanding shares of common stock; and

•	making the payment of dividends on common stock more expensive.

As mentioned above, on July 30, 2009, the Corporation announced the suspension of dividends for common and all its outstanding series of preferred stock. This suspension was effective with the dividends for the month of August 2009, on the Corporation’s five outstanding series of non-cumulative preferred stock and dividends for the Corporation’s outstanding Series F Cumulative Preferred Stock and the Corporation’s common stock. As a result of the dividend suspension, the terms of the Series F Cumulative Preferred Stock include limitations on the resumption of the payment of cash dividends and purchases of outstanding shares of common and preferred stock.

Legal surplus

The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of FirstBank’s net income for the year be transferred to legal surplus until such surplus equals the total of paid-in-capital on common and preferred stock. Amounts transferred to the legal surplus account from the retained earnings account are not available for distribution to the stockholders.

Note 24 —	Employees’ Benefit Plan

FirstBank provides contributory retirement plans pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code for Puerto Rico employees and Section 401(k) of the U.S. Internal Revenue Code for U.S.Virgin Islands and U.S. employees (the “Plans”). All employees are eligible to participate in the Plans after three months of service for purposes of making elective deferral contributions and one year of service for purposes of sharing in the Bank’s matching, qualified matching and qualified nonelective contributions. Under the provisions of the Plans, the Bank contributes 25% of the first 4% of the participant’s compensation

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contributed to the Plans on a pre-tax basis. Participants are permitted to contribute up to $9,000 for 2009 and 2010, $10,000 for 2011 and 2012 and $12,000 beginning on January 1, 2013 ($16,500 for 2009 for U.S.V.I. and U.S. employees). Additional contributions to the Plans are voluntarily made by the Bank as determined by its Board of Directors. The Bank had a total plan expense of $1.6 million for the year ended December 31, 2009, $1.5 million for 2008 and $1.4 million for 2007.

FirstBank Florida provides a contributory retirement plan pursuant to Section 401(k) of the U.S. Internal Revenue Code for its U.S. employees (the “Plan”). All employees are eligible to participate in the Plan after six months of service. Under the provisions of the Plan, FirstBank Florida contributes 100% of the first 3% of the participant’s contribution and 50% of the next 2% participant’s contribution up to a maximum of 4% of the participant’s compensation. Participants are permitted to contribute up to $16,500 per year (participants over 50 years of age are permitted an additional $5,500 contribution). FirstBank Florida had total plan expenses of approximately $151,000 for 2009, approximately $157,000 for 2008 and approximately $114,000 for 2007.

Note 25 —	Other Non-interest Income

A detail of other non-interest income follows:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Other commissions and fees	$469	$420	$273
Insurance income	8,668	10,157	10,877
Other	17,893	18,150	13,322

Total	$27,030	$28,727	$24,472

Note 26 — Other Non-interest Expenses

A detail of other non-interest expenses follows:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Servicing and processing fees	$10,174	$9,918	$6,574
Communications	8,283	8,856	8,562
Depreciation and expenses on revenue — earning equipment	1,341	2,227	2,144
Supplies and printing	3,073	3,530	3,402
Core deposit intangible impairment	3,988	—	—
Other	17,483	17,443	18,744

Total	$44,342	$41,974	$39,426

Note 27 —	Income Taxes

Income tax expense includes Puerto Rico and Virgin Islands income taxes as well as applicable U.S. federal and state taxes. The Corporation is subject to Puerto Rico income tax on its income from all sources. As a Puerto Rico corporation, First BanCorp is treated as a foreign corporation for U.S. income tax purposes and is generally subject to United States income tax only on its income from sources within the United States or income effectively connected with the conduct of a trade or business within the United States. Any such tax paid is creditable, within certain conditions and limitations, against the Corporation’s Puerto

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rico tax liability. The Corporation is also subject to U.S.Virgin Islands taxes on its income from sources within that jurisdiction. Any such tax paid is also creditable against the Corporation’s Puerto Rico tax liability, subject to certain conditions and limitations.

Under the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”), the Corporation and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns and, thus, the Corporation is not able to utilize losses from one subsidiary to offset gains in another subsidiary. Accordingly, in order to obtain a tax benefit from a net operating loss, a particular subsidiary must be able to demonstrate sufficient taxable income within the applicable carry forward period (7 years under the PR Code). The PR Code provides a dividend received deduction of 100% on dividends received from “controlled” subsidiaries subject to taxation in Puerto Rico and 85% on dividends received from other taxable domestic corporations. Dividend payments from a U.S. subsidiary to the Corporation are subject to a 10% withholding tax based on the provisions of the U.S. Internal Revenue Code.

Under the PR Code, First BanCorp is subject to a maximum statutory tax rate of 39%. In 2009 the Puerto Rico Government approved Act No. 7 (the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95% and an increase in capital gain statutory tax rate from 15% to 15.75%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The PR Code also includes an alternative minimum tax of 22% that applies if the Corporation’s regular income tax liability is less than the alternative minimum tax requirements.

The Corporation has maintained an effective tax rate lower than the maximum statutory rate mainly by investing in government obligations and mortgage-backed securities exempt from U.S. and Puerto Rico income taxes and by doing business through International Banking Entities (“IBEs”) of the Corporation and the Bank and through the Bank’s subsidiary, FirstBank Overseas Corporation, in which the interest income and gain on sales is exempt from Puerto Rico and U.S. income taxation. Under the Act, all IBEs are subject to the special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code. This temporary measure is also effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The IBEs and FirstBank Overseas Corporation were created under the International Banking Entity Act of Puerto Rico, which provides for total Puerto Rico tax exemption on net income derived by IBEs operating in Puerto Rico. IBEs that operate as a unit of a bank pay income taxes at normal rates to the extent that the IBEs’ net income exceeds 20% of the bank’s total net taxable income.

The effect of a higher temporary statutory tax rate over the normal statutory tax rate resulted in an additional income tax benefit of $10.4 million for 2009 that was partially offset by an income tax provision of $6.6 million related to the special 5% tax on the operations FirstBank Overseas Corporation.

The components of income tax expense for the years ended December 31 are summarized below:

	Year Ended December 31,
	2009	2008	2007
		(In thousands)

Current income tax benefit (expense)	$11,520	$(7,121)	$(7,925)
Deferred income tax (expense) benefit	(16,054)	38,853	(13,658)

Total income tax (expense) benefit	$(4,534)	$31,732	$(21,583)

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The differences between the income tax expense applicable to income before provision for income taxes and the amount computed by applying the statutory tax rate in Puerto Rico were as follows:

	Year Ended December 31,
	2009		2008		2007
		% of		% of		% of
		Pre-Tax		Pre-Tax		Pre-Tax
	Amount	Income	Amount	Income	Amount	Income
	(Dollars in thousands)

Computed income tax at statutory rate	$110,832	40.95%	$(30,500)	(39.0)%	$(34,990)	(39.0)%
Federal and state taxes	(311)	(0.1)%	—	0.0%	(227)	(0.3)%
Non-tax deductible expenses	—	0.0%	—	0.0%	(1,111)	(1.2)%
Benefit of net exempt income	52,293	19.3%	49,799	63.7%	23,974	26.7%
Deferred tax valuation allowance	(184,397)	(68.1)%	(2,446)	(3.1)%	1,250	1.4%
Net operating loss carry forward	—	0.0%	(402)	(0.5)%	(7,003)	(7.8)%
Reversal of Unrecognized Tax Benefits	18,515	6.8%	10,559	13.5%	—	0.0%
Settlement payment — closing agreement	—	0.0%	5,395	6.9%	—	0.0%
Other-net	(1,466)	(0.5)%	(673)	(0.8)%	(3,476)	(3.9)%

Total income tax (provision) benefit	$(4,534)	(1.7)%	$31,732	40.7%	$(21,583)	(24.1)%

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Significant components of the Corporation’s deferred tax assets and liabilities as of December 31, 2009 and 2008 were as follows:

	December 31,
	2009	2008
	(In thousands)

Deferred tax asset:
Allowance for loan and lease losses	$212,933	$106,879
Unrealized losses on derivative activities	1,028	1,912
Deferred compensation	41	682
Legal reserve	500	211
Reserve for insurance premium cancellations	649	679
Net operating loss and donation carryforward available	68,572	1,286
Impairment on investments	4,622	5,910
Tax credits available for carryforward	3,838	5,409
Unrealized net loss on available-for-sale securities	20	22
Realized loss on investments	142	136
Settlement payment — closing agreement	7,313	9,652
Interest expense accrual — Unrecognized Tax Benefits	—	2,658
Other reserves and allowances	12,665	7,010

Deferred tax asset	312,323	142,446
Deferred tax liability:
Unrealized gain on available-for-sale securities	4,629	716
Differences between the assigned values and tax bases of assets and liabilities recognized in purchase business combinations	3,015	4,715
Unrealized gain on other investments	468	578
Other	3,342	1,123

Deferred tax liability	11,454	7,132
Valuation allowance	(191,672)	(7,275)

Deferred income taxes, net	$109,197	$128,039

For 2009, the Corporation recorded income tax expense of $4.5 million compared to an income tax benefit of $31.7 million for 2008. The fluctuation in income tax expense mainly resulted from a $184.4 million non-cash increase of the valuation allowance for the Corporation’s deferred tax asset. The increase in the valuation allowance does not have any impact on the Corporation’s liquidity or cash flow, nor does such an allowance preclude the Corporation from using tax losses, tax credits or other deferred tax assets in the future. As of December 31, 2009, the deferred tax asset, net of a valuation allowance of $191.7 million, amounted to $109.2 million compared to $128.0 million as of December 31, 2008.

Accounting for income taxes requires that companies assess whether a valuation allowance should be recorded against their deferred tax assets based on the consideration of all available evidence, using a “more likely than not” realization standard. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized. In making such assessment, significant weight is to be given to evidence that can be objectively verified, including both positive and negative evidence. The accounting for income taxes guidance requires the consideration of all sources of taxable income available to

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax planning strategies. In assessing the weight of positive and negative evidence, a significant negative factor that resulted in the increase of the valuation allowance was that the Corporation’s banking subsidiary FirstBank Puerto Rico was in a three-year historical cumulative loss as of the end of the year 2009, mainly as a result of charges to the provision for loan and lease losses, especially in the construction portfolio both in Puerto Rico and the United States, resulting from the economic downturn. As of December 31, 2009, management concluded that $109.2 million of the deferred tax assets will be realized. In assessing the likelihood of realizing the deferred tax assets, management has considered all four sources of taxable income mentioned above and even though sufficient profits are expected in the next seven years to realized the deferred tax asset, given current uncertain economic conditions, the Company has only relied on tax-planning strategies as the main source of taxable income to realize the deferred tax asset amount. Among the most significant tax-planning strategies identified are: (i) sale of appreciated assets, (ii) consolidation of profitable and unprofitable companies (in Puerto Rico each Company files a separate tax return; no consolidated tax returns are permitted), and (iii) deferral of deductions without affecting its utilization. Management will continue monitoring the likelihood of realizing the deferred tax assets in future periods. If future events differ from management’s December 31, 2009 assessment, an additional valuation allowance may need to be established which may have a material adverse effect on the Corporation’s results of operations. Similarly, to the extent the realization of a portion, or all, of the tax asset becomes “more likely than not” based on changes in circumstances (such as, improved earnings, changes in tax laws or other relevant changes), a reversal of that portion of the deferred tax asset valuation allowance will then be recorded.

The tax effect of the unrealized holding gain or loss on securities available-for-sale, excluding that on securities held by the Corporation’s international banking entities which is exempt, was computed based on a 15.75% capital gain tax rate, and is included in accumulated other comprehensive income as part of stockholders’ equity.

At December 31, 2009, the Corporation’s deferred tax asset related to loss and other carry-forwards was $74 million. This was comprised of net operating loss carry-forward of $68.1 million, which will begin expiring in 2016, an alternative minimum tax credit carry-forward of $1.6 million, an extraordinary tax credit carryover of $3.8 million, and a charitable contribution carry-forward of $0.5 million which will begin expiring in 2014.

In June 2006, the FASB issued authoritative guidance that prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Under the authoritative accounting guidance, income tax benefits are recognized and measured based upon a two-step model: 1) a tax position must be more likely than not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. The difference between the benefit recognized in accordance with this model and the tax benefit claimed on a tax return is referred to as an UTB.

During the second quarter of 2009, the Corporation reversed UTBs by $10.8 million and related accrued interest of $5.3 million due to the lapse of the statute of limitations for the 2004 taxable year. Also, in July 2009, the Corporation entered into an agreement with the Puerto Rico Department of the Treasury to conclude an income tax audit and to eliminate all possible income and withholding tax deficiencies related to taxable years 2005, 2006, 2007 and 2008. As a result of such agreement, the Corporation reversed during the third quarter of 2009 the remaining UTBs and related interest by approximately $2.9 million, net of the payment made to the Puerto Rico Department of the Treasury in connection with the conclusion of the tax audit. There were no UTBs outstanding as of December 31, 2009. The beginning UTB balance of $15.6 million as of

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2008 (excluding accrued interest of $6.8 million) reconciles to the ending balance in the following table.

Reconciliation of the Change in Unrecognized Tax Benefits

(In thousands)

Balance at beginning of year	$15,600
Increases related to positions taken during prior years	173
Decreases related to positions taken during prior years	(317)
Expiration of statute of limitations	(10,733)
Audit settlement	(4,723)

Balance at end of year	$—

The Corporation classified all interest and penalties, if any, related to tax uncertainties as income tax expense. As of December 31, 2008, the Corporation’s accrual for interest that relates to tax uncertainties amounted to $6.8 million. As of December 31, 2008, there is no need to accrue for the payment of penalties. For the year ended on December 31, 2009, the total amount of accrued interest reversed by the Corporation through income tax expense was $6.8 million. The amount of UTBs may increase or decrease for various reasons, including changes in the amounts for current tax year positions, the expiration of open income tax returns due to the expiration of statutes of limitations, changes in management’s judgment about the level of uncertainty, the status of examinations, litigation and legislative activity and the addition or elimination of uncertain tax positions.

Note 28 —	Lease Commitments

As of December 31, 2009, certain premises are leased with terms expiring through the year 2034. The Corporation has the option to renew or extend certain leases beyond the original term. Some of these leases require the payment of insurance, increases in property taxes and other incidental costs. As of December 31, 2009, the obligation under various leases follows:

Amount
(In thousands)

2010	$10,342
2011	7,680
2012	6,682
2013	4,906
2014	3,972
2015 and later years	30,213

Total	$63,795

Rental expense included in occupancy and equipment expense was $11.8 million in 2009 (2008 — $11.6 million; 2007 — $11.2 million).

Note 29 —	Fair Value

In February 2007, the FASB issued authoritative guidance which permits the measurement of selected eligible financial instruments at fair value at specified election dates. The Corporation elected to adopt the fair value option for certain of its brokered CDs and medium-term notes.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the impact of adopting the fair value option for certain brokered CDs and medium-term notes on January 1, 2007. Amounts shown represent the carrying value of the affected instruments before and after the changes in accounting resulting from the adoption of the fair value option.

			Opening Statement of
	Ending Statement of		Financial Condition as of
	Financial Condition as of	Net Increase in	January 1, 2007
	December 31, 2006	Retained Earnings	(After Adoption of
Transition Impact	(Prior to Adoption) (1)	Upon Adoption	Fair Value Option)
		(In thousands)

Callable brokered CDs	$(4,513,020)	$149,621	$(4,363,399)
Medium-term notes	(15,637)	840	(14,797)

Cumulative-effect adjustment (pre-tax)		150,461
Tax impact		(58,683)

Cumulative-effect adjustment (net of tax) increased to retained earnings		$91,778

(1)	Net of debt issue costs, placement fees and basis adjustment as of December 31, 2006.

Fair Value Option

Callable Brokered CDs and Certain Medium-Term Notes

The Corporation elected the fair value option for certain financial liabilities that were hedged with interest rate swaps that were previously designated for fair value hedge accounting. As of December 31, 2009 and December 31, 2008, these liabilities included certain medium-term notes with a fair value of $13.4 million and $10.1 million, respectively, and principal balance of $15.4 million recorded in notes payable. As of December 31, 2008, liabilities recognized at fair value also included callable brokered CDs with an aggregate fair value of $1.15 billion and principal balance of $1.13 billion, recorded in interest-bearing deposits. Interest paid/accrued on these instruments is recorded as part of interest expense and the accrued interest is part of the fair value of the liabilities measured at fair value. Electing the fair value option allows the Corporation to eliminate the burden of complying with the requirements for hedge accounting (e.g., documentation and effectiveness assessment) without introducing earnings volatility. Interest rate risk on the callable brokered CDs measured at fair value was economically hedged with callable interest rate swaps, with the same terms and conditions, until they were all called during 2009. The Corporation did not elect the fair value option for the vast majority of other brokered CDs because these are not hedged by derivatives.

Medium-term notes and callable brokered CDs for which the Corporation elected the fair value option were priced using observable market data in the institutional markets.

Fair Value Measurement

The FASB authoritative guidance for fair value measurement defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1  Valuations of Level 1 assets and liabilities are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. Level 1 assets and liabilities include equity securities that are traded in an active exchange market, as well as certain U.S. Treasury

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and other U.S. government and agency securities and corporate debt securities that are traded by dealers or brokers in active markets.

Level 2  Valuations of Level 2 assets and liabilities are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include (i) mortgage-backed securities for which the fair value is estimated based on the value of identical or comparable assets, (ii) debt securities with quoted prices that are traded less frequently than exchange-traded instruments and (iii) derivative contracts and financial liabilities (e.g., callable brokered CDs and medium-term notes elected to be measured at fair value) whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3  Valuations of Level 3 assets and liabilities are based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models for which the determination of fair value requires significant management judgment or estimation.

Estimated Fair Value of Financial Instruments

The information about the estimated fair value of financial instruments required by GAAP is presented hereunder. The aggregate fair value amounts presented do not necessarily represent management’s estimate of the underlying value of the Corporation.

The estimated fair value is subjective in nature and involves uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in the underlying assumptions used in calculating fair value could significantly affect the results. In addition, the fair value estimates are based on outstanding balances without attempting to estimate the value of anticipated future business.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the estimated fair value and carrying value of financial instruments as of December 31, 2009 and December 31, 2008.

	Total Carrying		Total Carrying
	Amount in		Amount in
	Statement of		Statement of
	Financial	Fair Value	Financial	Fair Value
	Condition	Estimated	Condition	Estimated
	12/31/2009	12/31/2009	12/31/2008	12/31/2008
	(In thousands)

Assets:
Cash and due from banks and money market investments	$704,084	$704,084	$405,733	$405,733
Investment securities available for sale	4,170,782	4,170,782	3,862,342	3,862,342
Investment securities held to maturity	601,619	621,584	1,706,664	1,720,412
Other equity securities	69,930	69,930	64,145	64,145
Loans receivable, including loans held for sale	13,949,226		13,088,292
Less: allowance for loan and lease losses	(528,120)		(281,526)

Loans, net of allowance	13,421,106	12,811,010	12,806,766	12,416,603

Derivatives, included in assets	5,936	5,936	8,010	8,010
Liabilities:
Deposits	12,669,047	12,801,811	13,057,430	13,221,026
Loans payable	900,000	900,000	—	—
Securities sold under agreements to repurchase	3,076,631	3,242,110	3,421,042	3,655,652
Advances from FHLB	978,440	1,025,605	1,060,440	1,079,298
Notes Payable	27,117	25,716	23,274	18,755
Other borrowings	231,959	80,267	231,914	81,170
Derivatives, included in liabilities	6,467	6,467	8,505	8,505

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial liabilities for which the Corporation has elected the fair value option, are summarized below:

	As of December 31, 2009				As of December 31, 2008
	Fair Value Measurements Using				Fair Value Measurements Using
				Assets/Liabilities				Assets/Liabilities
	Level 1	Level 2	Level 3	at Fair Value	Level 1	Level 2	Level 3	at Fair Value
	(In thousands)

Assets:
Securities available for sale :
Equity securities	$303	$—	$—	$303	$669	$—	$—	$669
Corporate Bonds	—	—	—	—	1,548	—	—	1,548
U.S. agency debt and MBS	—	3,949,799	—	3,949,799	—	3,609,009	—	3,609,009
Puerto Rico Government Obligations	—	136,326	—	136,326	—	137,133	—	137,133
Private label MBS	—	—	84,354	84,354	—	—	113,983	113,983
Derivatives, included in assets	—	1,737	4,199	5,936	—	7,250	760	8,010
Liabilities:
Callable brokered CDs	—	—	—	—	—	1,150,959	—	1,150,959
Medium-term notes	—	13,361	—	13,361	—	10,141	—	10,141
Derivatives, included in liabilities	—	6,467	—	6,467	—	8,505	—	8,505

	Changes in Fair Value for the Year Ended
	December 31, 2009, for Items Measured at Fair Value Pursuant to
	Election of the Fair Value Option
			Total
			Changes in Fair Value
	Unrealized Gains and	Unrealized Losses and	Unrealized Gains
	Interest Expense	Interest Expense	(Losses) and
	Included in	Included in	Interest Expense
	Interest Expense on	Interest Expense on	Included in
	Deposits(1)	Notes Payable(1)	Current-Period Earnings(1)
	(In thousands)

Callable brokered CDs	$(2,068)	$—	$(2,068)
Medium-term notes	—	(4,069)	(4,069)

	$(2,068)	$(4,069)	$(6,137)

(1)	Changes in fair value for the year ended December 31, 2009 include interest expense on callable brokered CDs of $10.8 million and interest expense on medium-term notes of $0.8 million. Interest expense on callable brokered CDs and medium-term notes that have been elected to be carried at fair value are recorded in interest expense in the Consolidated Statements of Income based on such instruments contractual coupons.

	Changes in Fair Value for the Year Ended
	December 31, 2008, for Items Measured at Fair Value Pursuant to
	Election of the Fair Value Option
			Total
			Changes in Fair Value
	Unrealized Losses and	Unrealized Gains and	Unrealized (Losses)
	Interest Expense	Interest Expense	Gains and
	included in	included in	Interest Expense
	Interest Expense on	Interest Expense on	Included in
	Deposits(1)	Notes Payable(1)	Current-Period Earnings(1)
	(In thousands)

Callable brokered CDs	$(174,208)	$—	$(174,208)
Medium-term notes	—	3,316	3,316

	$(174,208)	$3,316	$(170,892)

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Changes in fair value for the year ended December 31, 2008 include interest expense on callable brokered CDs of $120.0 million and interest expense on medium-term notes of $0.8 million. Interest expense on callable brokered CDs and medium-term notes that have been elected to be carried at fair value are recorded in interest expense in the Consolidated Statements of Income based on such instruments contractual coupons.

	Changes in Fair Value for the Year Ended
	December 31, 2007, for Items Measured at Fair Value Pursuant to
	Election of the Fair Value Option
			Total
			Changes in Fair Value
	Unrealized Losses and	Unrealized Gains and	Unrealized (Losses)
	Interest Expense	Interest Expense	Gains and
	Included in	Included in	Interest Expense
	Interest Expense on	Interest Expense on	Included in
	Deposits(1)	Notes Payable(1)	Current-Period Earnings(1)
	(In thousands)

Callable brokered CDs	$(298,641)	$—	$(298,641)
Medium-term notes	—	(294)	(294)

	$(298,641)	$(294)	$(298,935)

(1)	Changes in fair value for the year ended December 31, 2007 include interest expense on callable brokered CDs of $227.5 million and interest expense on medium-term notes of $0.8 million. Interest expense on callable brokered CDs and medium-term notes that have been elected to be carried at fair value are recorded in interest expense in the Consolidated Statements of Income based on such instruments contractual coupons.

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2009, 2008 and 2007.

	Total Fair Value Measurements		Total Fair Value Measurements		Total Fair Value Measurements
	(Year Ended December 31, 2009)		(Year Ended December 31, 2008)		(Year Ended December 31, 2007)
		Securities		Securities		Securities
		Available for		Available for		Available for
Level 3 Instruments Only	Derivatives(1)	Sale(2)	Derivatives(1)	Sale(2)	Derivatives(1)	Sale(2)
	(In thousands)

Beginning balance	$760	$113,983	$5,102	$133,678	$9,087	$370
Total gains or (losses) (realized/unrealized):
Included in earnings	3,439	(1,270)	(4,342)	—	(3,985)	—
Included in other comprehensive income	—	(2,610)	—	(1,830)	—	(28,407)
New instruments acquired	—	—	—	—	—	182,376
Principal repayments and amortization	—	(25,749)	—	(17,865)	—	(20,661)

Ending balance	$4,199	$84,354	$760	$113,983	$5,102	$133,678

(1)	Amounts related to the valuation of interest rate cap agreements.

(2)	Amounts mostly related to certain private label mortgage-backed securities.

The table below summarizes changes in unrealized gains and losses recorded in earnings for the years ended December 31, 2009 and 2008 for Level 3 assets and liabilities that are still held at the end of each year.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Changes in Unrealized Gains (Losses)
	(Year Ended		Changes in Unrealized Losses		Changes in Unrealized Losses
	December 31, 2009)		(Year Ended December 31, 2008)		(Year Ended December 31, 2007)
		Securities		Securities		Securities
		Available		Available		Available
Level 3 Instruments Only	Derivatives	for Sale	Derivatives	for Sale	Derivatives	for Sale
	(In thousands)

Changes in unrealized losses relating to assets still held at reporting date(1):
Interest income on loans	$45	$—	$(59)	$—	$(440)	$—
Interest income on investment securities	3,394	—	(4,283)	—	(3,545)	—
Net impairment losses on investment securities (credit component)	—	(1,270)	—	—	—	—

	$3,439	$(1,270)	$(4,342)	$—	$(3,985)	$—

(1)	Unrealized losses of $2.6 million, $1.8 million and $28.4 million on Level 3 available-for-sale securities was recognized as part of other comprehensive income for the years ended December 31, 2009, 2008 and 2007, respectively.

Additionally, fair value is used on a no-recurring basis to evaluate certain assets in accordance with GAAP. Adjustments to fair value usually result from the application of lower-of-cost-or-market accounting (e.g., loans held for sale carried at the lower of cost or fair value and repossessed assets) or write-downs of individual assets (e.g., goodwill, loans).

As of December 31, 2009, impairment or valuation adjustments were recorded for assets recognized at fair value on a non-recurring basis as shown in the following table:

	Carrying Value as of			Losses Recorded for
	December 31, 2009			the Year Ended
	Level 1	Level 2	Level 3	December 31, 2009
	(In thousands)

Loans receivable(1)	$—	$—	$1,103,069	$144,024
Other Real Estate Owned(2)	—	—	69,304	8,419
Core deposit intangible(3)	—	—	6,683	3,988
Loans held for sale(4)	—	20,775	—	58

(1)	Mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the collateral (e.g. absorption rates), which are not market observable.

(2)	The fair value is derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the properties (e.g. absorption rates), which are not market observable. Losses are related to market valuation adjustments after the transfer from the loan to the Other Real Estate Owned (“OREO”) portfolio.

(3)	Amount represents core deposit intangible of First Bank Florida. The impairment was generally measured based on internal information about decreases in the base of core deposits acquired upon the acquisition of First Bank Florida.

(4)	Fair value is primarily derived from quotations based on the mortgage-backed securities market.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2008, impairment or valuation adjustments were recorded for assets recognized at fair value on a non-recurring basis as shown in the following table:

	Carrying Value as of			Losses Recorded for
	December 31, 2008			the Year Ended
	Level 1	Level 2	Level 3	December 31, 2008
	(In thousands)

Loans receivable(1)	$—	$—	$209,900	$51,037
Other Real Estate Owned(2)	—	—	37,246	7,698

(1)	Mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the collateral (e.g. absorption rates), which are not market observable.

(2)	The fair value is derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the properties (e.g. absorption rates), which are not market observable. Valuation allowance is based on market valuation adjustments after the transfer from the loan to the OREO portfolio.

As of December 31, 2007, impairment or valuation adjustments were recorded for assets recognized at fair value on a non-recurring basis as shown in the following table:

				Losses Recorded for
	Carrying Value as of December 31, 2007			the Year Ended
	Level 1	Level 2	Level 3	December 31, 2007
	(In thousands)

Loans receivable(1)	$—	$59,418	$—	$5,187

(1)	Mainly impaired commercial and construction loans. The impairment was measured based on the fair value of the collateral which was derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations.

The following is a description of the valuation methodologies used for instruments for which an estimated fair value is presented as well as for instruments for which the Corporation has elected the fair value option. The estimated fair value was calculated using certain facts and assumptions, which vary depending on the specific financial instrument.

Cash and due from banks and money market investments

The carrying amounts of cash and due from banks and money market investments are reasonable estimates of their fair value. Money market investments include held-to-maturity U.S. Government obligations, which have a contractual maturity of three months or less. The fair value of these securities is based on quoted market prices in active markets that incorporate the risk of nonperformance.

Investment securities available for sale and held to maturity

The fair value of investment securities is the market value based on quoted market prices, when available, or market prices for identical or comparable assets that are based on observable market parameters including benchmark yields, reported trades, quotes from brokers or dealers, issuer spreads, bids offers and reference data including market research operations. Observable prices in the market already consider the risk of nonperformance. If listed prices or quotes are not available, fair value is based upon models that use unobservable inputs due to the limited market activity of the instrument, as is the case with certain private

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

label mortgage-backed securities held by the Corporation. Refer to Notes 1 and 4 for additional information about the fair value of private label mortgage-backed securities.

Other equity securities

Equity or other securities that do not have a readily available fair value are stated at the net realizable value which management believes is a reasonable proxy for their fair value. This category is principally composed of stock that is owned by the Corporation to comply with FHLB regulatory requirements. Their realizable value equals their cost as these shares can be freely redeemed at par.

Loans receivable, including loans held for sale

The fair value of all loans was estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality and with adjustments that the Corporation’s management believes a market participant would consider in determining fair value. Loans were classified by type such as commercial, residential mortgage, credit cards and automobile. These asset categories were further segmented into fixed- and adjustable-rate categories. The fair values of performing fixed-rate and adjustable-rate loans were calculated by discounting expected cash flows through the estimated maturity date. Loans with no stated maturity, like credit lines, were valued at book value. Prepayment assumptions were considered for non-residential loans. For residential mortgage loans, prepayment estimates were based on prepayment experiences of generic U.S. mortgage-backed securities pools with similar characteristics (e.g. coupon and original term) and adjusted based on the Corporation’s historical data. Discount rates were based on the Treasury and LIBOR/Swap Yield Curves at the date of the analysis, and included appropriate adjustments for expected credit losses and liquidity.

For impaired collateral dependent loans, the impairment was primarily measured based on the fair value of the collateral, which is derived from appraisals that take into consideration prices in observable transactions involving similar assets in similar locations.

Deposits

The estimated fair value of demand deposits and savings accounts, which are deposits with no defined maturities, equals the amount payable on demand at the reporting date. For deposits with stated maturities, but that reprice at least quarterly, the fair value is also estimated to be the recorded amounts at the reporting date.

The fair values of retail fixed-rate time deposits, with stated maturities, are based on the present value of the future cash flows expected to be paid on the deposits. The cash flows were based on contractual maturities; no early repayments are assumed. Discount rates were based on the LIBOR yield curve.

The estimated fair value of total deposits excludes the fair value of core deposit intangibles, which represent the value of the customer relationship measured by the value of demand deposits and savings deposits that bear a low or zero rate of interest and do not fluctuate in response to changes in interest rates.

The fair value of brokered CDs, which are included within deposits, is determined using discounted cash flow analyses over the full term of the CDs. The valuation uses a “Hull-White Interest Rate Tree” approach, an industry-standard approach for valuing instruments with interest rate call options. The fair value of the CDs is computed using the outstanding principal amount. The discount rates used are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices. The fair value does not incorporate the risk of nonperformance, since brokered CDs are generally participated out by brokers in shares of less than $100,000 and insured by the FDIC.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loans payable

Loans payable consisted of short-term borrowings under the FED Discount Window Program. Due to the short-term nature of these borrowings, their outstanding balances are estimated to be the fair value.

Securities sold under agreements to repurchase

Some repurchase agreements reprice at least quarterly, and their outstanding balances are estimated to be their fair value. Where longer commitments are involved, fair value is estimated using exit price indications of the cost of unwinding the transactions as of the end of the reporting period. Securities sold under agreements to repurchase are fully collateralized by investment securities.

Advances from FHLB

The fair value of advances from FHLB with fixed maturities is determined using discounted cash flow analyses over the full term of the borrowings, using indications of the fair value of similar transactions. The cash flows assume no early repayment of the borrowings. Discount rates are based on the LIBOR yield curve. For advances from FHLB that reprice quarterly, their outstanding balances are estimated to be their fair value. Advances from FHLB are fully collateralized by mortgage loans and, to a lesser extent, investment securities.

Derivative instruments

The fair value of most of the derivative instruments is based on observable market parameters and takes into consideration the credit risk component of paying counterparts when appropriate, except when collateral is pledged. That is, on interest rate swaps, the credit risk of both counterparts is included in the valuation; and on options and caps, only the seller’s credit risk is considered. The “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments, and discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the Corporation. Derivatives include interest rate swaps used for protection against rising interest rates and, prior to June 30, 2009, included interest rate swaps to economically hedge brokered CDs and medium-term notes. For these interest rate swaps, a credit component was not considered in the valuation since the Corporation has fully collateralized with investment securities any mark to market loss with the counterparty and, if there were market gains, the counterparty had to deliver collateral to the Corporation.

Certain derivatives with limited market activity, as is the case with derivative instruments named as “reference caps,” are valued using models that consider unobservable market parameters (Level 3). Reference caps are used mainly to hedge interest rate risk inherent in private label mortgage-backed securities, thus are tied to the notional amount of the underlying fixed-rate mortgage loans originated in the United States. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model which follows the amortizing schedule of the underlying loans, which is an unobservable input. The valuation model uses the Black formula, which is a benchmark standard in the financial industry. The Black formula is similar to the Black-Scholes formula for valuing stock options except that the spot price of the underlying is replaced by the forward price. The Black formula uses as inputs the strike price of the cap, forward LIBOR rates, volatility estimates and discount rates to estimate the option value. LIBOR rates and swap rates are obtained from Bloomberg L.P. (“Bloomberg”) every day and build zero coupon curve based on the Bloomberg LIBOR/Swap curve. The discount factor is then calculated from the zero coupon curve. The cap is the sum of all caplets. For each caplet, the rate is reset at the beginning of each reporting period and payments are made at the end of each period. The cash flow of each caplet is then discounted from each payment date.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Although most of the derivative instruments are fully collateralized, a credit spread is considered for those that are not secured in full. The cumulative mark-to-market effect of credit risk in the valuation of derivative instruments resulted in an unrealized gain of approximately $0.5 million as of December 31, 2009, of which an unrealized loss of $1.9 million was recorded in 2009, an unrealized gain of $1.5 million was recorded in 2008 and an unrealized gain of $0.9 million was recorded in 2007.

Term notes payable

The fair value of term notes is determined using a discounted cash flow analysis over the full term of the borrowings. This valuation also uses the “Hull-White Interest Rate Tree” approach to value the option components of the term notes. The model assumes that the embedded options are exercised economically. The fair value of medium-term notes is computed using the notional amount outstanding. The discount rates used in the valuations are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the term notes. For the medium-term notes, the credit risk is measured using the difference in yield curves between swap rates and a yield curve that considers the industry and credit rating of the Corporation as issuer of the note at a tenor comparable to the time to maturity of the note and option. The net loss from fair value changes attributable to the Corporation’s own credit to the medium-term notes for which the Corporation has elected the fair value option amounted to $3.1 million for 2009, compared to an unrealized gain of $4.1 million for 2008 and an unrealized gain of $1.6 million for 2007. The cumulative mark-to-market unrealized gain on the medium-term notes since measured at fair value attributable to credit risk amounted to $2.6 million as of December 31, 2009.

Other borrowings

Other borrowings consist of junior subordinated debentures. Projected cash flows from the debentures were discounted using the LIBOR yield curve plus a credit spread. This credit spread was estimated using the difference in yield curves between Swap rates and a yield curve that considers the industry and credit rating of the Corporation (US Finance BB) as issuer of the note at a tenor comparable to the time to maturity of the debentures.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 30 —	Supplemental Cash Flow Information

Supplemental cash flow information follows:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Cash paid for:
Interest on borrowings	$494,628	$687,668	$721,545
Income tax	7,391	3,435	10,142
Non-cash investing and financing activities:
Additions to other real estate owned	98,554	61,571	17,108
Additions to auto repossessions	80,568	87,116	104,728
Capitalization of servicing assets	6,072	1,559	1,285
Loan securitizations	305,378	—	—
Recharacterization of secured commercial loans as securities collateralized by loans	—	—	183,830
Non-cash acquisition of mortgage loans that previously served as collateral of a commercial loan to a local financial institution	205,395	—	—

On January 28, 2008, the Corporation completed the acquisition of Virgin Islands Community Bank (“VICB”), with operations in St. Croix, U.S. Virgin Islands, at a purchase price of $2.5 million. The Corporation acquired cash of approximately $7.7 million from VICB.

Note 31 —	Commitments and Contingencies

The following table presents a detail of commitments to extend credit, standby letters of credit and commitments to sell loans:

	December 31,
	2009	2008
	(In thousands)

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit:
To originate loans	$255,598	$518,281
Unused credit card lines	—	22
Unused personal lines of credit	33,313	50,389
Commercial lines of credit	1,187,004	863,963
Commercial letters of credit	48,944	33,632
Standby letters of credit	103,904	102,178
Commitments to sell loans	13,158	50,500

The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Management uses the same credit policies and approval process in entering into commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since certain commitments are expected to expire without being drawn upon, the total

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

commitment amount does not necessarily represent future cash requirements. For most of the commercial lines of credit, the Corporation has the option to reevaluate the agreement prior to additional disbursements. There have been no significant or unexpected draws on existing commitments. In the case of credit cards and personal lines of credit, the Corporation can, at any time and without cause, cancel the unused credit facility. Generally, the Corporation’s mortgage banking activities do not enter into interest rate lock agreements with its prospective borrowers. The amount of any collateral obtained if deemed necessary by the Corporation upon an extension of credit is based on management’s credit evaluation of the borrower. Rates charged on loans that are finally disbursed are the rates being offered at the time the loans are closed; therefore, no fee is charged on these commitments.

In general, commercial and standby letters of credit are issued to facilitate foreign and domestic trade transactions. Normally, commercial and standby letters of credit are short-term commitments used to finance commercial contracts for the shipment of goods. The collateral for these letters of credit includes cash or available commercial lines of credit. The fair value of commercial and standby letters of credit is based on the fees currently charged for such agreements, which ,as of December 31, 2009 and 2008, was not significant.

The Corporation obtained from GNMA, Commitment Authority to issue GNMA mortgage-backed securities. Under this program, as of December 31, 2009, the Corporation had securitized approximately $305.4 million of FHA/VA mortgage loan production into GNMA mortgage-backed securities.

Lehman Brothers Special Financing, Inc. (“Lehman”) was the counterparty to the Corporation on certain interest rate swap agreements. During the third quarter of 2008, Lehman failed to pay the scheduled net cash settlement due to the Corporation, which constitutes an event of default under those interest rate swap agreements. The Corporation terminated all interest rate swaps with Lehman and replaced them with other counterparties under similar terms and conditions. In connection with the unpaid net cash settlement due as of December 31, 2009 under the swap agreements, the Corporation has an unsecured counterparty exposure with Lehman, which filed for bankruptcy on October 3, 2008, of approximately $1.4 million. This exposure was reserved in the third quarter of 2008. The Corporation had pledged collateral of $63.6 million with Lehman to guarantee its performance under the swap agreements in the event payment thereunder was required. The book value of pledged securities with Lehman as of December 31, 2009 amounted to approximately $64.5 million.

The Corporation believes that the securities pledged as collateral should not be part of the Lehman bankruptcy estate given the fact that the posted collateral constituted a performance guarantee under the swap agreements, was not part of a financing agreement, and ownership of the securities was never transferred to Lehman. Upon termination of the interest rate swap agreements, Lehman’s obligation was to return the collateral to the Corporation. During the fourth quarter of 2009, the Corporation discovered that Lehman Brothers, Inc., acting as agent of Lehman, had deposited the securities in a custodial account at JP Morgan/Chase, and that, shortly before the filing of the Lehman bankruptcy proceedings, it had provided instructions to have most of the securities transferred to Barclay’s Capital in New York. After Barclay’s refusal to turn over the securities, the Corporation, during the month of December 2009, filed a lawsuit against Barclay’s Capital in federal court in New York demanding the return of the securities. While the Corporation believes it has valid reasons to support its claim for the return of the securities, there are no assurances that it will ultimately succeed in its litigation against Barclay’s Capital to recover all or a substantial portion of the securities.

Additionally, the Corporation continues to pursue its claim filed in January 2009 in the proceedings under the Securities Protection Act with regard to Lehman Brothers Incorporated in Bankruptcy Court, Southern District of New York. The Corporation can provide no assurances that it will be successful in recovering all or substantial portion of the securities through these proceedings. An estimated loss was not accrued as the Corporation is unable to determine the timing of the claim resolution or whether it will succeed in recovering all or a substantial portion of the collateral or its equivalent value. If additional relevant negative facts become available in future periods, a need to recognize a partial or full reserve of this claim may arise. Considering

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that the investment securities have not yet been recovered by the Corporation, despite its efforts in this regard, the Corporation decided to classify such investments as non-performing during the second quarter of 2009.

Note 32 —	Derivative Instruments and Hedging Activities

One of the market risks facing the Corporation is interest rate risk, which includes the risk that changes in interest rates will result in changes in the value of the Corporation’s assets or liabilities and the risk that net interest income from its loan and investment portfolios will change in response to changes in interest rates. The overall objective of the Corporation’s interest rate risk management activities is to reduce the variability of earnings caused by changes in interest rates.

The Corporation uses various financial instruments, including derivatives, to manage the interest rate risk primarily related to the values of its medium-term notes and for protection of rising interest rates in connection with private label MBS.

The Corporation designates a derivative as a fair value hedge, cash flow hedge or as an economic undesignated hedge when it enters into the derivative contract. As of December 31, 2009 and 2008, all derivatives held by the Corporation were considered economic undesignated hedges. These undesignated hedges are recorded at fair value with the resulting gain or loss recognized in current earnings.

The following summarizes the principal derivative activities used by the Corporation in managing interest rate risk:

Interest rate cap agreements — Interest rate cap agreements provide the right to receive cash if a reference interest rate rises above a contractual rate. The value increases as the reference interest rate rises. The Corporation enters into interest rate cap agreements for protection against rising interest rates. Specifically, the interest rate on certain private label mortgage pass-through securities and certain of the Corporation’s commercial loans to other financial institutions is generally a variable rate limited to the weighted-average coupon of the pass-through certificate or referenced residential mortgage collateral, less a contractual servicing fee.

Interest rate swaps — Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying notional principal amount. As of December 31, 2009, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, interest rate swaps volume was much higher since they were used to convert fixed-rate brokered CDs (liabilities), mainly those with long-term maturities, to a variable rate and mitigate the interest rate risk inherent in variable rate loans. However, most of these interest rate swaps were called during 2009, in the face of lower interest rate levels, and as a consequence the Corporation exercised its call option on the swapped-to-floating brokered CDs. Similar to unrealized gains and losses arising from changes in fair value, net interest settlements on interest rate swaps are recorded as an adjustment to interest income or interest expense depending on whether an asset or liability is being economically hedged.

Indexed options — Indexed options are generally over-the-counter (OTC) contracts that the Corporation enters into in order to receive the appreciation of a specified Stock Index (e.g., Dow Jones Industrial Composite Stock Index) over a specified period in exchange for a premium paid at the contract’s inception. The option period is determined by the contractual maturity of the notes payable tied to the performance of the Stock Index. The credit risk inherent in these options is the risk that the exchange party may not fulfill its obligation.

To satisfy the needs of its customers, the Corporation may enter into non-hedging transactions. On these transactions, generally, the Corporation participates as a buyer in one of the agreements and as a seller in the other agreement under the same terms and conditions.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, the Corporation enters into certain contracts with embedded derivatives that do not require separate accounting as these are clearly and closely related to the economic characteristics of the host contract. When the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, it is bifurcated, carried at fair value, and designated as a trading or non-hedging derivative instrument.

The following table summarizes the notional amounts of all derivative instruments as of December 31, 2009 and December 31, 2008:

	Notional Amounts
	As of	As of
	December 31,	December 31,
	2009	2008
	(In thousands)

Economic undesignated hedges:
Interest rate contracts:
Interest rate swap agreements used to hedge fixed-rate brokered CDs, notes payable and loans	$79,567	$1,184,820
Written interest rate cap agreements	102,521	128,043
Purchased interest rate cap agreements	228,384	276,400
Equity contracts:
Embedded written options on stock index deposits and notes payable	53,515	53,515
Purchased options used to manage exposure to the stock market on embedded stock index options	53,515	53,515

	$517,502	$1,696,293

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the fair value of derivative instruments and the location in the Statement of Financial Condition as of December 31, 2009 and 2008:

	Asset Derivatives			Liability Derivatives
		As of December 31,			As of December 31,
	Statement of	2009	2008	Statement of	2009	2008
	Financial Condition	Fair	Fair	Financial Condition	Fair	Fair
	Location	Value	Value	Location	Value	Value
	(In thousands)

Economic undesignated hedges:
Interest rate contracts:
Interest rate swap agreements used to hedge fixed-rate brokered CDs, notes payable and loans	Other assets	$319	$5,649	Accounts payable and other liabilities	$5,068	$7,188
Written interest rate cap agreements	Other assets	—	—	Accounts payable and other liabilities	201	3
Purchased interest rate cap agreements	Other assets	4,423	764	Accounts payable and other liabilities	—	—
Equity contracts:
Embedded written options on stock index deposits	Other assets	—	—	Interest-bearing deposits	14	241
Embedded written options on stock index notes payable	Other assets	—	—	Notes payable	1,184	1,073
Purchased options used to manage exposure to the stock market on embedded stock index options	Other assets	1,194	1,597	Accounts payable and other liabilities	—	—

		$5,936	$8,010		$6,467	$8,505

The following table summarizes the effect of derivative instruments on the Statement of Income for the years ended December 31, 2009, 2008 and 2007:

		Gain or (Loss)
	Location of Gain or (Loss)	Year Ended December 31,
	Recognized in Income on Derivatives	2009	2008	2007
		(In thousands)

ECONOMIC UNDESIGNATED HEDGES:
Interest rate contracts:
Interest rate swap agreements used to hedge fixed-rate:
Brokered CDs	Interest expense — Deposits	$(5,236)	$63,132	$66,617
Notes payable	Interest expense — Notes payable and other borrowings	3	124	1,440
Loans	Interest income — Loans	2,023	(3,696)	(2,653)
Written and purchased interest rate cap agreements — mortgage-backed securities	Interest income — Investment securities	3,394	(4,283)	(3,546)
Written and purchased interest rate cap agreements — loans	Interest income — loans	102	(58)	(439)
Equity contracts:
Embedded written and purchased options on stock index deposits	Interest expense — Deposits	(85)	(276)	209
Embedded written and purchased options on stock index notes payable	Interest expense — Notes payable and other borrowings	(202)	268	(71)

Total (loss) gain on derivatives		$(1)	$55,211	$61,557

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Derivative instruments, such as interest rate swaps, are subject to market risk. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on earnings. This will depend, for the most part, on the shape of the yield curve, the level of interest rates, as well as the expectations for rates in the future. The unrealized gains and losses in the fair value of derivatives that economically hedge certain callable brokered CDs and medium-term notes are partially offset by unrealized gains and losses on the valuation of such economically hedged liabilities measured at fair value. The Corporation includes the gain or loss on those economically hedged liabilities (brokered CDs and medium-term notes) in the same line item as the offsetting loss or gain on the related derivatives as set forth below:

	Year Ended December 31,
	2009			2008
		Gain (Loss) on			(Loss) Gain on
	Loss on	Liabilities Measured	Net	Gain on	Liabilities Measured	Net
	Derivatives	at Fair Value	Gain (Loss)	Derivatives	at Fair Value	Gain
	(In thousands)

Interest expense — Deposits	$(5,321)	$8,696	$3,375	$62,856	$(54,199)	$8,657
Interest expense — Notes payable and Other Borrowings	(199)	(3,221)	(3,420)	392	4,165	4,557

A summary of interest rate swaps as of December 31, 2009 and 2008 follows:

	As of	As of
	December 31,	December 31,
	2009	2008
	(Dollars in thousands)

Pay fixed/receive floating :
Notional amount	$79,567	$81,575
Weighted-average receive rate at period end	2.15%	3.21%
Weighted-average pay rate at period end	6.52%	6.75%
Floating rates range from 167 to 252 basis points over 3-month LIBOR
Receive fixed/pay floating (generally used to economically hedge fixed-rate brokered CDs and notes payable):
Notional amount	$—	$1,103,244
Weighted-average receive rate at period end	0.00%	5.30%
Weighted-average pay rate at period end	0.00%	3.09%

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The changes in notional amount of interest rate swaps outstanding during the years ended December 31, 2009 and 2008 follows:

Notional Amount
(In thousands)

Pay-fixed and receive-floating swaps:
Balance as of December 31, 2007	$82,932
Cancelled and matured contracts	(1,357)
New contracts	—

Balance as of December 31, 2008	81,575
Cancelled and matured contracts	(2,008)
New contracts	—

Balance as of December 31, 2009	$79,567

Receive-fixed and pay floating swaps:
Balance as of December 31, 2007	$4,161,541
Cancelled and matured contracts	(3,426,519)
New contracts	368,222

Balance as of December 31, 2008	1,103,244
Cancelled and matured contracts	(1,103,244)
New contracts	—

Balance as of December 31, 2009	$—

During the first half of 2009, all of the $1.1 billion of interest rate swaps that economically hedged brokered CDs that were outstanding as of December 31, 2008 were called by the counterparties, mainly due to lower levels of 3-month LIBOR. Following the cancellation of the interest rate swaps, the Corporation exercised its call option on the approximately $1.1 billion swapped-to-floating brokered CDs. The Corporation recorded a net loss of $3.5 million as a result of these transactions resulting from the reversal of the cumulative mark-to-market valuation of the swaps and the brokered CDs called.

As of December 31, 2009, the Corporation has not entered into any derivative instrument containing credit-risk-related contingent features.

Credit and Market Risk of Derivatives

The Corporation uses derivative instruments to manage interest rate risk. By using derivative instruments, the Corporation is exposed to credit and market risk. If the counterparty fails to perform, credit risk is equal to the extent of the Corporation’s fair value gain in the derivative. When the fair value of a derivative instrument contract is positive, this generally indicates that the counterparty owes the Corporation and, therefore, creates a credit risk for the Corporation. When the fair value of a derivative instrument contract is negative, the Corporation owes the counterparty and, therefore, it has no credit risk. The Corporation minimizes the credit risk in derivative instruments by entering into transactions with reputable broker dealers (financial institutions) that are reviewed periodically by the Corporation’s Management’s Investment and Asset Liability Committee (MIALCO) and by the Board of Directors. The Corporation also maintains a policy of requiring that all derivative instrument contracts be governed by an International Swaps and Derivatives Association Master Agreement, which includes a provision for netting; most of the Corporation’s agreements with derivative counterparties include bilateral collateral arrangements. The bilateral collateral arrangement permits the counterparties to perform margin calls in the form of cash or securities in the event that the fair market value

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of the derivative favors either counterparty. The book value and aggregate market value of securities pledged as collateral for interest rate swaps as of December 31, 2008 was $52.5 million and $54.2 million, respectively (2008 — $93.2 million and $91.7 million, respectively). The Corporation has a policy of diversifying derivatives counterparties to reduce the risk that any counterparty will default.

The Corporation has credit risk of $5.9 million (2008 — $8.0 million) related to derivative instruments with positive fair values. The credit risk does not consider the value of any collateral and the effects of legally enforceable master netting agreements. There was a loss of approximately $1.4 million, related to a counterparty that failed to pay a scheduled net cash settlement in 2008 (refer to Note 31 for additional information). There were no credit losses associated with derivative instruments recognized in 2009 or 2007. As of December 31, 2009, the Corporation had a total net interest settlement payable of $0.3 million (2008 — net interest settlement receivable of $4.1 million) related to the swap transactions. The net settlements receivable and net settlements payable on interest rate swaps are included as part of “Other Assets” and “Accounts payable and other liabilities”, respectively, on the Consolidated Statements of Financial Condition.

Market risk is the adverse effect that a change in interest rates or implied volatility rates has on the value of a financial instrument. The Corporation manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken.

The Corporation’s derivative activities are monitored by the MIALCO as part of its risk-management oversight of the Corporation’s treasury functions.

Note 33 —	Segment Information

Based upon the Corporation’s organizational structure and the information provided to the Chief Executive Officer of the Corporation and, to a lesser extent, the Board of Directors, the operating segments are driven primarily by the Corporation’s lines of business for its operations in Puerto Rico, the Corporation’s principal market, and by geographic areas for its operations outside of Puerto Rico. As of December 31, 2009, the Corporation had six reportable segments: Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments; United States operations and Virgin Islands operations. Management determined the reportable segments based on the internal reporting used to evaluate performance and to assess where to allocate resources. Other factors such as the Corporation’s organizational chart, nature of the products, distribution channels and the economic characteristics of the products were also considered in the determination of the reportable segments.

Starting in the fourth quarter of 2009, the Corporation has realigned its reporting segments to better reflect how it views and manages its business. Two additional operating segments were created to evaluate the operations conducted by the Corporation, outside of Puerto Rico. Operations conducted in the United States and in the Virgin Islands are now individually evaluated as separate operating segments. This realignment in the segment reporting essentially reflects the effect of restructuring initiatives, including the merger of FirstBank Florida operations with and into FirstBank, and will allow the Corporation to better present the results from its growth focus. Prior to the third quarter of 2009, the operating segments were driven primarily by the Corporation’s legal entities. FirstBank operations conducted in the Virgin Islands and through its loan production office in Miami, Florida were reflected in the Corporation’s then four reportable segments (Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments) while the operations conducted by FirstBank Florida were reported as part of a category named “Other”. In the third quarter of 2009, as a result of the aforementioned merger, the operations of FirstBank Florida were reported as part of the four reportable segments. The change in the fourth quarter reflected a further realignment of the organizational structure as a result of management changes. Prior period amounts have been reclassified to conform to current period presentation. These changes did not have an impact on the previously reported consolidated results of the Corporation.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Commercial and Corporate Banking segment consists of the Corporation’s lending and other services for large customers represented by specialized and middle-market clients and the public sector. The Commercial and Corporate Banking segment offers commercial loans, including commercial real estate and construction loans, and other products such as cash management and business management services. The Mortgage Banking segment’s operations consist of the origination, sale and servicing of a variety of residential mortgage loans. The Mortgage Banking segment also acquires and sells mortgages in the secondary markets. In addition, the Mortgage Banking segment includes mortgage loans purchased from other local banks and mortgage bankers. The Consumer (Retail) Banking segment consists of the Corporation’s consumer lending and deposit-taking activities conducted mainly through its branch network and loan centers. The Treasury and Investments segment is responsible for the Corporation’s investment portfolio and treasury functions executed to manage and enhance liquidity. This segment lends funds to the Commercial and Corporate Banking, Mortgage Banking and Consumer (Retail) Banking segments to finance their lending activities and borrows from those segments. The Consumer (Retail) Banking segment also lends funds to other segments. The interest rates charged or credited by Treasury and Investments and the Consumer (Retail) Banking segments are allocated based on market rates. The difference between the allocated interest income or expense and the Corporation’s actual net interest income from centralized management of funding costs is reported in the Treasury and Investments segment. The United States operations segment consists of all banking activities conducted by FirstBank in the United States mainland, including commercial and retail banking services. The Virgin Islands operations segment consists of all banking activities conducted by the Corporation in the U.S. and British Virgin Islands, including commercial and retail banking services and insurance activities.

The accounting policies of the segments are the same as those described in Note 1 — “Nature of Business and Summary of Significant Accounting Policies”.

The Corporation evaluates the performance of the segments based on net interest income, the estimated provision for loan and lease losses, non-interest income and direct non-interest expenses. The segments are also evaluated based on the average volume of their interest-earning assets less the allowance for loan and lease losses.

The following table presents information about the reportable segments (in thousands):

	Mortgage	Consumer	Commercial and	Treasury and	United States	Virgin Islands
	Banking	(Retail) Banking	Corporate	Investments	Operations	Operations	Total
	(In thousands)

For the year ended December 31, 2009:
Interest income	$156,729	$210,102	$239,399	$251,949	$67,936	$70,459	$996,574
Net (charge) credit for transfer of funds	(117,486)	205	(59,080)	176,361	—	—	—
Interest expense	—	(60,661)	—	(342,161)	(65,360)	(9,350)	(477,532)

Net interest income	39,243	149,646	180,319	86,149	2,576	61,109	519,042

Provision for loan and lease losses	(29,717)	(62,457)	(273,822)	—	(188,651)	(25,211)	(579,858)
Non-interest income	8,497	32,003	5,695	84,369	1,460	10,240	142,264
Direct non-interest expenses	(32,314)	(98,263)	(41,948)	(7,416)	(37,704)	(45,364)	(263,009)

Segment (loss) income	$(14,291)	$20,929	$(129,756)	$163,102	$(222,319)	$774	$(181,561)

Average earnings assets	$2,654,504	$2,109,602	$5,974,950	$5,831,078	$1,449,878	$996,508	$19,016,520

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Mortgage	Consumer	Commercial and	Treasury and	United States	Virgin Islands
	Banking	(Retail) Banking	Corporate	Investments	Operations	Operations	Total
	(In thousands)

For the year ended December 31, 2008:
Interest income	$156,577	$225,474	$287,708	$288,063	$95,043	$74,032	$1,126,897
Net (charge) credit for transfer of funds	(119,257)	3,573	(175,454)	291,138	—	—	—
Interest expense	—	(63,001)	—	(455,802)	(66,204)	(14,009)	(599,016)

Net interest income	37,320	166,046	112,254	123,399	28,839	60,023	527,881
Provision for loan and lease losses	(8,997)	(80,506)	(35,504)	—	(53,406)	(12,535)	(190,948)
Non-interest income (loss)	2,667	35,531	4,591	25,577	(3,570)	9,847	74,643
Direct non-interest expenses	(22,703)	(99,232)	(24,467)	(6,713)	(34,236)	(48,105)	(235,456)

Segment income (loss)	$8,287	$21,839	$56,874	$142,263	$(62,373)	$9,230	$176,120

Average earnings assets	$2,492,566	$2,185,888	$5,086,787	$5,583,181	$1,515,418	$942,052	$17,805,892
For the year ended December 31, 2007:
Interest income	$133,068	$238,874	$335,625	$284,155	$121,897	$75,628	$1,189,247
Net (charge) credit for transfer of funds	(105,459)	(794)	(230,777)	370,451	(33,421)	—	—
Interest expense	—	(63,807)	—	(608,119)	(49,734)	(16,571)	(738,231)

Net interest income	27,609	174,273	104,848	46,487	38,742	59,057	451,016

Provision for loan and lease losses	(1,643)	(73,799)	(12,465)	—	(30,174)	(2,529)	(120,610)
Non-interest income (loss)	2,124	32,529	3,737	(2,161)	1,167	12,188	49,584
Net gain on partial extinguishment and recharacterization of secured commercial loans to a local financial institution	—	—	2,497	—	—	—	2,497

Direct non-interest expenses	(20,890)	(95,169)	(20,056)	(7,842)	(21,848)	(42,407)	(208,212)

Segment income (loss)	$7,200	$37,834	$78,561	$36,484	$(12,113)	$26,309	$174,275

Average earnings assets	$2,140,647	$2,207,447	$4,363,149	$5,400,648	$1,561,029	$895,434	$16,568,354

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents a reconciliation of the reportable segment financial information to the consolidated totals:

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Net (loss) income:
Total (loss) income for segments and other	$(181,561)	$176,120	$174,275
Other Income	—	—	15,075
Other operating expenses	(89,092)	(97,915)	(99,631)

Income before income taxes	(270,653)	78,205	89,719
Income tax (expense) benefit	(4,534)	31,732	(21,583)

Total consolidated net (loss) income	$(275,187)	$109,937	$68,136

Average assets:
Total average earning assets for segments	$19,016,520	$17,805,892	$16,568,354
Average non-earning assets	790,702	702,064	645,853

Total consolidated average assets	$19,807,222	$18,507,956	$17,214,207

The following table presents revenues and selected balance sheet data by geography based on the location in which the transaction is originated:

	2009	2008	2007
	(In thousands)

Revenues:
Puerto Rico(1)	$988,743	$1,026,188	$1,045,523
United States	69,396	91,473	123,064
Virgin Islands	80,699	83,879	87,816

Total consolidated revenues	$1,138,838	$1,201,540	$1,256,403

Selected Balance Sheet Information:
Total assets:
Puerto Rico	$16,843,767	$16,824,168	$14,633,217
United States	1,716,694	1,619,280	1,540,808
Virgin Islands	1,067,987	1,047,820	1,012,906
Loans:
Puerto Rico	$11,614,866	$10,601,488	$9,413,118
United States	1,275,869	1,484,011	1,448,613
Virgin Islands	1,058,491	1,002,793	938,015
Deposits:
Puerto Rico	$10,497,646	$10,746,688	$8,776,874
United States	1,252,977	1,243,754	1,239,913
Virgin Islands	918,424	1,066,988	1,017,734

(1)	For 2007, Revenues of Puerto Rico operations include $15.1 million related to reimbursement of expenses, mainly from insurance carriers, related to a class action lawsuit settled in 2007.

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 34 —	Litigations

As of December 31, 2009, First BanCorp and its subsidiaries were defendants in various legal proceedings arising in the ordinary course of business. Management believes that the final disposition of these matters will not have a material adverse effect on the Corporation’s financial position or results of operations.

Note 35 —	First BanCorp (Holding Company Only) Financial Information

The following condensed financial information presents the financial position of the Holding Company only as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years ended on December 31, 2009, 2008 and 2007.

Statements of Financial Condition

	As of December 31,
	2009	2008
	(In thousands)

Assets
Cash and due from banks	$55,423	$58,075
Money market investments	300	300
Investment securities available for sale, at market:
Equity investments	303	669
Other investment securities	1,550	1,550
Investment in First Bank Puerto Rico, at equity	1,754,217	1,574,940
Investment in First Bank Insurance Agency, at equity	6,709	5,640
Investment in Ponce General Corporation, at equity	—	123,367
Investment in PR Finance, at equity	3,036	2,789
Investment in FBP Statutory Trust I	3,093	3,093
Investment in FBP Statutory Trust II	3,866	3,866
Other assets	3,194	6,596

Total assets	$1,831,691	$1,780,885

Liabilities & Stockholders’ Equity
Liabilities:
Other borrowings	$231,959	$231,914
Accounts payable and other liabilities	669	854

Total liabilities	232,628	232,768

Stockholders’ equity	1,599,063	1,548,117

Total liabilities and stockholders’ equity	$1,831,691	$1,780,885

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statements of (Loss) Income

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Income:
Interest income on investment securities	$—	$727	$3,029
Interest income on other investments	38	1,144	1,289
Interest income on loans	—	—	631
Dividend from First Bank Puerto Rico	46,562	81,852	79,135
Dividend from other subsidiaries	1,000	4,000	1,000
Other income	496	408	565

	48,096	88,131	85,649

Expense:
Notes payable and other borrowings	8,315	13,947	18,942
Interest on funding to subsidiaries	—	550	3,319
(Recovery) provision for loan losses	—	(1,398)	1,300
Other operating expenses	2,698	1,961	2,844

	11,013	15,060	26,405

Net loss on investments and impairments	(388)	(1,824)	(6,643)

Net loss on partial extinguishment and recharacterization of secured commercial loans to a local financial institution	—	—	(1,207)

Income before income taxes and equity in undistributed (losses) earnings of subsidiaries	36,695	71,247	51,394
Income tax provision	(6)	(543)	(1,714)
Equity in undistributed (losses) earnings of subsidiaries	(311,876)	39,233	18,456

Net (loss) income	(275,187)	109,937	68,136

Other comprehensive (loss) income, net of tax	(30,896)	82,653	4,903

Comprehensive (loss) income	$(306,083)	$192,590	$73,039

FIRST BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statements of Cash Flows

	Year Ended December 31,
	2009	2008	2007
	(In thousands)

Cash flows from operating activities:
Net (loss) income	$(275,187)	$109,937	$68,136

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
(Recovery) provision for loan losses	—	(1,398)	1,300
Deferred income tax provision	3	543	1,714
Stock-based compensation recognized	71	7	—
Equity in undistributed losses (earnings) of subsidiaries	311,876	(39,233)	(18,456)
Net loss on sale of investment securities	—	—	733
Loss on impairment of investment securities	388	1,824	5,910
Net loss on partial extinguishment and recharacterization of secured commercial loans to a local financial institution	—	—	1,207
Accretion of discount on investment securities	—	(33)	(197)
Net decrease (increase) in other assets	3,399	(3,542)	52,515
Net (decrease) increase in other liabilities	(144)	245	(72,639)

Total adjustments	315,593	(41,587)	(27,913)

Net cash provided by operating activities	40,406	68,350	40,223

Cash flows from investing activities:
Capital contribution to subsidiaries	(400,000)	(37,786)	—
Principal collected on loans	—	3,995	1,622
Purchases of securities available for sale	—	—	—
Sales, principal repayments and maturity of available-for-sale and held-to-maturity securities	—	1,582	11,403
Other investing activities	—	—	437

Net cash (used in) provided by investing activities	(400,000)	(32,209)	13,462

Cash flows from financing activities:
Proceeds from purchased funds and other short-term borrowings	—	—	—
Repayments of purchased funds and other short-term borrowings	—	(1,450)	(5,800)
Issuance of common stock	—	—	91,924
Exercise of stock options	—	53	—
Issuance of preferred stock	400,000	—	—
Cash dividends paid	(43,066)	(66,181)	(64,881)
Other financing activities	8	—	—

Net cash provided by (used in) financing activities	356,942	(67,578)	21,243

Net (decrease) increase in cash and cash equivalents	(2,652)	(31,437)	74,928
Cash and cash equivalents at the beginning of the year	58,375	89,812	14,884

Cash and cash equivalents at the end of the year	$55,723	$58,375	$89,812

Cash and cash equivalents include:
Cash and due form banks	55,423	58,075	43,519
Money market investments	300	300	46,293

	$55,723	$58,375	$89,812

D-1

Exhibit D

Quarterly Report on Form 10-Q for the Quarter ended March 31, 2010

D-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2010
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

COMMISSION FILE NUMBER 001-14793

FIRST BANCORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	66-0561882
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1519 Ponce de León Avenue, Stop 23 Santurce, Puerto Rico (Address of principal executive offices)	00908 (Zip Code)

(787) 729-8200
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Common stock: 92,542,722 outstanding as of April 30, 2010.

FIRST BANCORP.

INDEX PAGE

2

Forward Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Form 10-Q or future filings by First BanCorp (the “Corporation”) with the Securities and Exchange Commission (“SEC”), in the Corporation’s press releases, in other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the word or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “should,” “anticipate” and similar expressions are meant to identify “forward-looking statements.”

First BanCorp wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and represent First BanCorp’s expectations of future conditions or results and are not guarantees of future performance. First BanCorp advises readers that various factors could cause actual results to differ materially from those contained in any “forward-looking statement.” Such factors include, but are not limited to, the following:

•	uncertainty about whether the Corporation’s actions to improve its capital structure will have their intended effect;

•	the risk of being subject to possible regulatory action;

•	the strength or weakness of the real estate market and of the consumer and commercial credit sector and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense;

•	adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets, including the value of derivative instruments used for protection from interest rate fluctuations;

•	the Corporation’s reliance on brokered certificates of deposit and its ability to continue to rely on the issuance of brokered certificates of deposit to fund operations and provide liquidity;

•	an adverse change in the Corporation’s ability to attract new clients and retain existing ones;

•	a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico, the recently announced consolidation of the banking industry in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government;

•	a need to recognize additional impairments of financial instruments or goodwill relating to acquisitions;

•	uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results;

•	uncertainty about the effectiveness of the various actions undertaken to stimulate the U.S. economy and stabilize the U.S. financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations;

•	changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands;

3

•	the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense;

•	risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset;

•	risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.;

•	changes in the Corporation’s expenses associated with acquisitions and dispositions;

•	developments in technology;

•	the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation;

•	risks associated with further downgrades in the credit ratings of the Corporation’s securities;

•	general competitive factors and industry consolidation; and

•	the possible future dilution to holders of our Common Stock resulting from additional issuances of Common Stock or securities convertible into Common Stock.

The Corporation does not undertake, and specifically disclaims any obligation, to update any of the “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

Investors should refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 as well as “Part II, Item 1A, Risk Factors,” in this Quarterly Report on Form 10-Q for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

4

FIRST BANCORP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2010	December 31, 2009
	(Unaudited)
	(In thousands, except
	for share information)

ASSETS
Cash and due from banks	$675,551	$679,798

Money market investments:
Federal funds sold and securities purchased under agreements to resell	331,677	1,140
Time deposits with other financial institutions	600	600
Other short-term investments	322,371	22,546

Total money market investments	654,648	24,286

Investment securities available for sale, at fair value:
Securities pledged that can be repledged	2,401,098	3,021,028
Other investment securities	1,069,890	1,149,754

Total investment securities available for sale	3,470,988	4,170,782

Investment securities held to maturity, at amortized cost:
Securities pledged that can be repledged	408,786	400,925
Other investment securities	156,145	200,694

Total investment securities held to maturity, fair value of $590,322 (2009 — $621,584)	564,931	601,619

Other equity securities	69,680	69,930

Loans, net of allowance for loan and lease losses of $575,303 (2009 — $528,120)	12,698,264	13,400,331
Loans held for sale, at lower of cost or market	19,927	20,775

Total loans, net	12,718,191	13,421,106

Premises and equipment, net	199,072	197,965
Other real estate owned	73,444	69,304
Accrued interest receivable on loans and investments	70,955	79,867
Due from customers on acceptances	726	954
Accounts receivable from investment sales	62,575	—
Other assets	290,203	312,837

Total assets	$18,850,964	$19,628,448

LIABILITIES
Deposits:
Non-interest-bearing deposits	$703,394	$697,022
Interest-bearing deposits	12,174,840	11,972,025

Total deposits	12,878,234	12,669,047
Loans payable	600,000	900,000
Securities sold under agreements to repurchase	2,500,000	3,076,631
Advances from the Federal Home Loan Bank (FHLB)	960,440	978,440
Notes payable (including $14,319 and $13,361 measured at fair value as of March 31, 2010 and December 31, 2009, respectively)	28,313	27,117
Other borrowings	231,959	231,959
Bank acceptances outstanding	726	954
Accounts payable and other liabilities	162,749	145,237

Total liabilities	17,362,421	18,029,385

Commitments and Contingencies (Note 22)
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 50,000,000 shares: issued and outstanding 22,404,000 shares at an aggregate liquidation value of $950,100	929,660	928,508

Common stock, $1 par value, authorized 250,000,000 shares; issued 102,440,522 as of March 31, 2010 and December 31, 2009	102,440	102,440
Less: Treasury stock (at cost)	(9,898)	(9,898)

Common stock outstanding, 92,542,722 as of March 31, 2010 and December 31, 2009	92,542	92,542

Additional paid-in capital	134,247	134,223
Legal surplus	299,006	299,006
Retained earnings	10,140	118,291
Accumulated other comprehensive income, net of tax expense of $5,356 (2009 — $4,628)	22,948	26,493

Total stockholders’equity	1,488,543	1,599,063

Total liabilities and stockholders’equity	$18,850,964	$19,628,448

The accompanying notes are an integral part of these statements.

5

FIRST BANCORP

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(Unaudited)
	(In thousands, except
	per share data)

Interest income:
Loans	$177,433	$187,945
Investment securities	43,119	70,287
Money market investments	436	91

Total interest income	220,988	258,323

Interest expense:
Deposits	65,966	95,310
Loans payable	2,177	346
Federal funds purchased and securities sold under agreements to repurchase	25,282	30,145
Advances from FHLB	7,694	8,292
Notes payable and other borrowings	3,006	2,632

Total interest expense	104,125	136,725

Net interest income	116,863	121,598

Provision for loan and lease losses	170,965	59,429

Net interest (loss) income after provision for loan and lease losses	(54,102)	62,169

Non-interest income:
Other service charges on loans	1,756	1,529
Service charges on deposit accounts	3,468	3,165
Mortgage banking activities	2,500	806
Net gain on sales of investments and impairments on equity securities	30,764	17,450
Rental income	—	449
Other non-interest income	6,838	6,654

Total non-interest income	45,326	30,053

Non-interest expeses:
Employees’ compensation and benefits	31,728	34,242
Occupancy and equipment	14,851	14,774
Business promotion	2,205	3,116
Professional fees	5,287	3,186
Taxes, other than income taxes	3,821	4,001
Insurance and supervisory fees	18,518	6,672
Net loss on real estate owned (REO) operations	3,693	5,375
Other non-interest expenses	11,259	13,162

Total non-interest expenses	91,362	84,528

(Loss) income before income taxes	(100,138)	7,694
Income tax (expense) benefit	(6,861)	14,197

Net (loss) income	$(106,999)	$21,891

Preferred stock dividends and accretion of discount	6,152	15,118

Net (loss) income attributable to common stockholders	$(113,151)	$6,773

Net (loss) income per common share:
Basic	$(1.22)	$0.07

Diluted	$(1.22)	$0.07

Dividends declared per common share	$—	$0.07

The accompanying notes are an integral part of these statements.

6

FIRST BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net (Loss) income	$(106,999)	$21,891

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,171	5,161
Amortization and impairment of core deposit intangible	666	4,713
Provision for loan and lease losses	170,965	59,429
Deferred income tax expense (benefit)	4,076	(13,302)
Stock-based compensation recognized	24	26
Gain on sale of investments, net	(31,364)	(17,838)
Other-than-temporary impairments on investment securities	600	388
Derivatives instruments and hedging activities loss (gain)	1,733	(11,246)
Net gain on sale of loans and impairments	(220)	(1,183)
Net amortization of premiums and discounts on deferred loan fees and costs	246	300
Net increase in mortgage loans held for sale	(4,385)	(16,339)
Amortization of broker placement fees	5,465	7,083
Net amortization of premium and discounts on investment securities	968	2,547
Increase (decrease) in accrued income tax payable	2,384	(1,907)
Decrease in accrued interest receivable	8,517	16,906
Decrease in accrued interest payable	(417)	(13,814)
Decrease in other assets	13,208	38,979
Increase (decrease) in other liabilities	12,659	(7,515)

Total adjustments	190,296	52,388

Net cash provided by operating activities	83,297	74,279

Cash flows from investing activities:
Principal collected on loans	1,050,262	668,786
Loans originated	(565,515)	(1,182,123)
Purchase of loans	(41,893)	(51,053)
Proceeds from sale of loans	19,064	3,657
Proceeds from sale of repossessed assets	19,575	15,319
Proceeds from sale of available-for-sale securities	393,433	191,167
Purchase of securities available for sale	(99,867)	(564,771)
Proceeds from principal repayments and maturities of securities held to maturity	35,998	255,583
Proceeds from principal repayments of securities available for sale	423,747	232,343
Additions to premises and equipment	(6,278)	(13,974)
Proceeds from sale of other investment securities	5,602	—
Increase in other equity securities	—	(21,773)

Net cash provided by (used in) investing activities	1,234,128	(466,839)

Cash flows from financing activities:
Net increase (decrease) in deposits	203,321	(1,430,620)
Net (decrease) increase in loans payable	(300,000)	935,000
Net decrease in federal funds purchased and securities sold under repurchase agreements	(576,631)	(247,262)
Net FHLB advances (paid) taken	(18,000)	480,000
Dividends paid	—	(18,161)
Issuance of preferred stock and associated warrant	—	400,000
Other financing activities	—	8

Net cash (used in) provided by financing activities	(691,310)	118,965

Net increase (decrease) in cash and cash equivalents	626,115	(273,595)
Cash and cash equivalents at beginning of period	704,084	405,733

Cash and cash equivalents at end of period	$1,330,199	$132,138

Cash and cash equivalents include:
Cash and due from banks	$675,551	$107,414
Money market instruments	654,648	24,724

	$1,330,199	$132,138

The accompanying notes are an integral part of these statements.

7

FIRST BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(Unaudited)
	(In thousands)

Preferred Stock:
Balance at beginning of period	$928,508	$550,100
Issuance of preferred stock — Series F	—	400,000
Preferred stock discount — Series F	—	(25,820)
Accretion of preferred stock discount — Series F	1,152	882

Balance at end of period	929,660	925,162

Common Stock outstanding	92,542	92,546

Additional Paid-In-Capital:
Balance at beginning of period	134,223	108,299
Issuance of common stock warrants	—	25,820
Stock-based compensation recognized	24	26
Other	—	8

Balance at end of period	134,247	134,153

Legal Surplus	299,006	299,006

Retained Earnings:
Balance at beginning of period	118,291	440,777
Net (loss) income	(106,999)	21,891
Cash dividends declared on common stock	—	(6,483)
Cash dividends declared on preferred stock	—	(11,681)
Accretion of preferred stock discount — Series F	(1,152)	(882)

Balance at end of period	10,140	443,622

Accumulated Other Comprehensive Income (Loss), net of tax:
Balance at beginning of period	26,493	57,389
Other comprehensive (loss) income, net of tax	(3,545)	25,362

Balance at end of period	22,948	82,751

Total stockholders’ equity	$1,488,543	$1,977,240

The accompanying notes are an integral part of these statements.

8

FIRST BANCORP
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(Unaudited)

Net (loss) income	$(106,999)	$21,891

Other comprehensive (loss) income:
Unrealized gains and losses on available-for-sale securities:
Unrealized holding gains arising during the period	17,529	43,304
Reclassification adjustments for net gain included in net income	(20,696)	(17,838)
Reclassification adjustments for other-than-temporary impairment on equity securities	350	388
Income tax expense related to items of other comprehensive income	(728)	(492)

Other comprehensive (loss) income for the period, net of tax	(3,545)	25,362

Total comprehensive (loss) income	$(110,544)	$47,253

The accompanying notes are an integral part of these statements.

9

FIRST BANCORP
PART I — NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 —	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Consolidated Financial Statements (unaudited) have been prepared in conformity with the accounting policies stated in the Corporation’s Audited Consolidated Financial Statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been condensed or omitted from these statements pursuant to the rules and regulations of the SEC and, accordingly, these financial statements should be read in conjunction with the Audited Consolidated Financial Statements of the Corporation for the year ended December 31, 2009, included in the Corporation’s 2009 Annual Report on Form 10-K. All adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the statement of financial position, results of operations and cash flows for the interim periods have been reflected. All significant intercompany accounts and transactions have been eliminated in consolidation.

The results of operations for the quarter ended March 31, 2010 are not necessarily indicative of the results to be expected for the entire year.

Capital and Liquidity

The Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Sustained weak economic conditions that have severely affected Puerto Rico and the United States over the last several years have adversely impacted First BanCorp’s results of operations and capital levels. The net loss in 2009, primarily related to credit losses, the valuation allowance on deferred tax assets and an increase in the deposit insurance premium, reduced the Corporation’s capital levels during 2009. The net loss for the first quarter of 2010 was primarily related to credit losses and the valuation allowance on deferred tax assets. While regulatory capital ratios were not significantly impacted during the first quarter of 2010 as they were in 2009, the tangible common equity ratio, which is an important measure to investors, debt rating agencies, and others, continued to decrease, impacted by the net loss for the quarter. The tangible common equity ratio decreased from 3.20% as of December 31, 2009 to 2.74% as of March 31, 2010. The decrease in regulatory capital ratios during the first quarter was not significant since the net loss reported for the quarter was almost entirely offset by the decrease in risk-weighted assets, consistent with the Corporation’s decision to deleverage its balance sheet to fortify its capital position. As of March 31, 2010, the Corporation’s Total and Tier 1 capital ratios of 13.26% and 11.98%, respectively, exceeded the minimum requirements to qualify as “well-capitalized” of 10% and 6%, respectively.

Although as of March 31, 2010 the amounts of the Corporation’s and its subsidiary bank’s capital exceeded the minimum amounts required for them to qualify as “well capitalized” for regulatory purposes, the Corporation must increase its common equity to provide additional protection from the possibility that, due to the current economic situation in Puerto Rico that has impacted the Corporation’s asset quality and earnings performance, First BanCorp could have to recognize additional loan loss reserves against its loan portfolio and absorb the potential future credit losses associated with the disposition of non-performing assets. Total non-performing loans to total loans increased to 12.35% as of March 31, 2010 from 11.23% as of December 31, 2009 and from 5.27% a year ago. The Corporation has assured its regulators that it is committed to raising capital and is actively pursuing capital strengthening initiatives. Management is taking steps to implement various strategies to increase tangible common equity and regulatory capital through (1) the issuance of approximately $500 million of equity in one or more private offerings; (2) a rights offering to existing stockholders; (3) an offer to issue shares of common stock in exchange for its publicly-held preferred stock; and (4) an offer to issue shares of common stock to the U.S. Treasury in exchange for the preferred stock it

10

acquired under the Capital Purchase Program. In 2009, the Corporation suspended its dividends to common and preferred shareholders until such time as the Corporation returns to profitability.

The Corporation has maintained its basic surplus (cash, short-term assets minus short-term liabilities, and secured lines of credit) well in excess of the self-imposed minimum limit of 5% of total assets. As of March 31, 2010, the estimated basic surplus ratio of approximately 12% included un-pledged investment securities, FHLB lines of credit, and cash. The Corporation decided to further increase its liquidity levels in 2010 due to potential disruptions from the consolidation of the Puerto Rico banking industry and volumes. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted. As of March 31, 2010, the Corporation’s liquidity was significantly higher than normalized levels as reflected in the period-end cash and cash equivalents’ balance of $1.3 billion, an increase of $626 million since December 2009 and well in excess of historical average balances of approximately $450 million over the last three years.

The Corporation is in the process of deleveraging its balance sheet by reducing the amounts of brokered CDs and borrowings from the FED. Such reductions are being partly offset by increases in retail and business deposits. At least $500 million of brokered CDs outstanding at the beginning of the year will not be renewed. The $600 million in advances from the FED outstanding as of March 31, 2010, are expected to be re-paid on or before June 30, 2010. At the same time as the Corporation focuses on reducing its reliance on brokered deposits, it is seeking to add core deposits and pursuing other growth opportunities.

In the fourth quarter of 2009, the Corporation and its subsidiary bank received credit rating downgrades from Moody’s (Ba2 to B1), Standard and Poors (BB+ to B), and Fitch (BB to B). Furthermore, on April 27, 2010, Standard and Poors placed the Corporation on “Credit Watch Negative.” The Corporation does not have any outstanding debt or derivative agreements that are affected by credit downgrades. Given our current non-reliance on corporate debt or other instruments directly linked in terms of pricing or volume to credit ratings, the liquidity of the Corporation so far has also not been affected in any material way by the downgrades. The Corporation’s ability to access new external sources of funding, however, will be adversely affected by these credit ratings and any additional downgrades.

Given the Corporation’s asset quality and earnings performance, we expect our regulators to require the Corporation to raise capital within a specified time frame to maintain the regulatory ratios at levels above the minimum amounts required for “well capitalized” banks. Based on current liquidity needs and sources, management expects First BanCorp to be able to meet its obligations for a reasonable period of time. If the Corporation is not able to execute its plans discussed above and increase its capital in the near term, management believes that is likely that our regulators could require us to execute certain informal or formal written regulatory agreements that could have a material adverse effect on our business, operations, financial condition or results of operations and the value of our common stock and require the Corporation to seek a waiver to continue to issue brokered CDs, even at a reduced level.

Adoption of new accounting requirements and recently issued but not yet effective accounting requirements

The Financial Accounting Standards Board (“FASB”) has issued the following accounting pronouncements and guidance relevant to the Corporation’s operations:

In June 2009, the FASB amended the existing guidance on the accounting for transfers of financial assets, to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to this guidance are changes to the conditions for sales of a financial asset based on whether a transferor and its consolidated affiliates included in the financial

11

statements have surrendered control over the transferred financial asset or third party beneficial interest; and the addition of the term participating interest, which represents a proportionate (pro rata) ownership interest in an entire financial asset. The Corporation adopted the guidance with no material impact on its financial statements.

In June 2009, the FASB amended the existing guidance on the consolidation of variable interests to improve financial reporting by enterprises involved with variable interest entities and address (i) the effects on certain provisions of the amended guidance, as a result of the elimination of the qualifying special-purpose entity concept in the accounting for transfer of financial assets guidance, and (ii) constituent concerns about the application of certain key provisions of the guidance, including those in which the accounting and disclosures do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Subsequently in December 2009, the FASB amended the existing guidance issued in June 2009. Among the most significant changes and additions to the guidance is the replacement of the quantitative based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity. The Corporation adopted the guidance with no material impact on its financial statements.

In January 2010, the FASB updated the Accounting Standards Codification (“Codification”) to provide guidance to improve disclosure requirements related to fair value measurements and require reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. Currently, entities are only required to disclose activity in Level 3 measurements in the fair-value hierarchy on a net basis. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. Entities are required to separately disclose significant transfers into and out of Level 1 and Level 2 measurements in the fair-value hierarchy and the reasons for the transfers. Significance will be determined based on earnings and total assets or total liabilities or, when changes in fair value are recognized in other comprehensive income, based on total equity. A reporting entity must disclose and consistently follow its policy for determining when transfers between levels are recognized. Acceptable methods for determining when to recognize transfers include: (i) actual date of the event or change in circumstances causing the transfer; (ii) beginning of the reporting period; and (iii) end of the reporting period. The guidance requires disclosure of fair-value measurements by “class” instead of “major category.” A class is generally a subset of assets and liabilities within a financial statement line item and is based on the specific nature and risks of the assets and liabilities and their classification in the fair-value hierarchy. When determining classes, reporting entities must also consider the level of disaggregated information required by other applicable GAAP. For fair-value measurements using significant observable inputs (Level 2) or significant unobservable inputs (Level 3), this guidance requires reporting entities to disclose the valuation technique and the inputs used in determining fair value for each class of assets and liabilities. If the valuation technique has changed in the reporting period (e.g., from a market approach to an income approach) or if an additional valuation technique is used, entities are required to disclose the change and the reason for making the change. Except for the detailed Level 3 roll forward disclosures, the guidance is effective for annual and interim reporting periods beginning after December 15, 2009 (first quarter of 2010 for public companies with calendar year-ends). The new disclosures about purchases, sales, issuances, and settlements in the roll forward activity for Level 3 fair value measurements are effective for interim and annual reporting periods beginning after December 15, 2010 (first quarter of 2011 for public companies with calendar year-ends). Early adoption is permitted. In the initial adoption period, entities are not required to include disclosures for previous comparative periods; however, they are required for periods ending after initial

12

adoption. The Corporation adopted the guidance in the first quarter of 2010 and required disclosures are presented in Note 19 — Fair Value.

In February 2010, the FASB updated the Codification to provide guidance to improve disclosure requirements related to the recognition and disclosure of subsequent events. The amendment establishes that an entity that either (a) is an SEC filer or (b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. Also, the scope of the reissuance disclosure requirements is refined to include revised financial statements only. Revised financial statements include financial statements revised either as a result of the correction of an error or retrospective application of U.S. generally accepted accounting principles. The guidance in this update was effective on the date of issuance in February. The Corporation has adopted this guidance; refer to Note 24 — Subsequent events.

In February 2010, the FASB updated the Codification to provide guidance on the deferral of consolidation requirements for a reporting entity’s interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies. The deferral does not apply in situations in which a reporting entity has the explicit or implicit obligation to fund losses of an entity that could potentially be significant to the entity. The deferral also does not apply to interests in securitization entities, asset-backed financing entities, or entities formerly considered qualifying special purpose entities. In addition, the deferral applies to a reporting entity’s interest in an entity that is required to comply or operate in accordance with requirements similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities. The guidance also clarifies that for entities that do not qualify for the deferral, related parties should be considered for determining whether a decision maker or service provider fee represents a variable interest. In addition, the requirements for evaluating whether a decision maker’s or service provider’s fee is a variable interest are modified to clarify the FASB’s intention that a quantitative calculation should not be the sole basis for this evaluation. The guidance is effective for interim and annual reporting periods beginning after November 15, 2009. The adoption of this guidance did not have an impact in the Corporation’s consolidated financial statements.

In March 2010, the FASB updated the Codification to provide clarification on the scope exception related to embedded credit derivatives related to the transfer of credit risk in the form of subordination of one financial instrument to another. The transfer of credit risk that is only in the form of subordination of one financial instrument to another (thereby redistributing credit risk) is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting. The amendments address how to determine which embedded credit derivative features, including those in collateralized debt obligations and synthetic collateralized debt obligations, are considered to be embedded derivatives that should not be analyzed under this guidance. The Corporation may elect the fair value option for any investment in a beneficial interest in a securitized financial asset. The guidance is effective for the first fiscal quarter beginning after June 15, 2010. The Corporation is currently evaluating the impact, if any, of the adoption of this guidance on its financial statements.

13

2 —	EARNINGS PER COMMON SHARE

The calculations of earnings per common share for the quarters ended on March 31, 2010 and 2009 are as follows:

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(In thousands, except per share data)

Net (loss) income:
Net (loss) income	$(106,999)	$21,891
Less: Preferred stock dividends(1)	(5,000)	(14,236)
Less: Preferred stock discount accretion	(1,152)	(882)

Net (loss) income attributable to common stockholders	$(113,151)	$6,773

Weighted-Average Shares:
Basic weighted-average common shares outstanding	92,521	92,511
Average potential common shares	—	—

Diluted weighted-average number of common shares outstanding	92,521	92,511

(Loss) earnings per common share:
Basic	$(1.22)	$0.07
Diluted	$(1.22)	$0.07

(1)	In 2010 and 2009 includes $5.0 and $2.6 million, respectively, of Series F cummulative preferred stock dividends that have not been declared at period-end. Refer to Note 17 for additional information related to the Series F preferred stock issued to the U.S. Treasury in connection with the Troubled Asset Relief Program(“TARP”)Capital Purchase Program.

(Loss) earnings per common share are computed by dividing net (loss) income attributable to common stockholders by the weighted average common shares issued and outstanding. Net (loss) income attributable to common stockholders represents net (loss) income adjusted for preferred stock dividends including dividends declared, accretion of discount on preferred stock issuances and cumulative dividends related to the current dividend period that have not been declared as of the end of the period. Basic weighted average common shares outstanding exclude unvested shares of restricted stock.

Potential common shares consist of common stock issuable under the assumed exercise of stock options, unvested shares of restricted stock, and outstanding warrants using the treasury stock method. This method assumes that the potential common shares are issued and the proceeds from the exercise, in addition to the amount of compensation cost attributable to future services, are used to purchase common stock at the exercise date. The difference between the number of potential shares issued and the shares purchased is added as incremental shares to the actual number of shares outstanding to compute diluted earnings per share. Stock options, unvested shares of restricted stock, and outstanding warrants that result in lower potential shares issued than shares purchased under the treasury stock method are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect on earnings per share. For the period ended March 31, 2010 and 2009, there were 2,455,310 and 3,910,610, respectively, outstanding stock options, as well as warrants outstanding to purchase 5,842,259 shares of common stock related to the TARP Capital Purchase Program that were excluded from the computation of diluted earnings per common share because the Corporation reported a net loss attributable to common stockholders for the period and their inclusion would have an antidilutive effect. Approximately 21,477 and 32, 216 unvested shares of restricted stock outstanding as of March 31, 2010 and 2009 were excluded from the computation of earnings per share.

14

3 —	STOCK OPTION PLAN

Between 1997 and January 2007, the Corporation had a stock option plan (“the 1997 stock option plan”) that authorized the granting of up to 8,696,112 options on shares of the Corporation’s common stock to eligible employees. The options granted under the plan could not exceed 20% of the number of common shares outstanding. Each option provides for the purchase of one share of common stock at a price not less than the fair market value of the stock on the date the option was granted. Stock options were fully vested upon grant. The maximum term to exercise the options is ten years. The stock option plan provides for a proportionate adjustment in the exercise price and the number of shares that can be purchased in the event of a stock dividend, stock split, reclassification of stock, merger or reorganization and certain other issuances and distributions such as stock appreciation rights.

Under the 1997 stock option plan, the Compensation and Benefits Committee (the “Compensation Committee”) had the authority to grant stock appreciation rights at any time subsequent to the grant of an option. Pursuant to stock appreciation rights, the optionee surrenders the right to exercise an option granted under the plan in consideration for payment by the Corporation of an amount equal to the excess of the fair market value of the shares of common stock subject to such option surrendered over the total option price of such shares. Any option surrendered is cancelled by the Corporation and the shares subject to the option are not eligible for further grants under the option plan. On January 21, 2007, the 1997 stock option plan expired; all outstanding awards granted under this plan continue in full force and effect, subject to their original terms. No awards for shares could be granted under the 1997 stock option plan as of its expiration.

On April 29, 2008, the Corporation’s stockholders approved the First BanCorp 2008 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan provides for equity-based compensation incentives (the “awards”) through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards. This plan allows the issuance of up to 3,800,000 shares of common stock, subject to adjustments for stock splits, reorganization and other similar events. The Corporation’s Board of Directors, upon receiving the relevant recommendation of the Compensation Committee, has the power and authority to determine those eligible to receive awards and to establish the terms and conditions of any awards subject to various limits and vesting restrictions that apply to individual and aggregate awards. Shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation. During the fourth quarter of 2008, the Corporation granted 36,243 shares of restricted stock with a fair value of $8.69 under the Omnibus Plan to the Corporation’s independent directors, of which 4,027 were forfeited in the second half of 2009 and 10,739 are vested.

For the quarters ended March 31, 2010 and 2009, the Corporation recognized $23,333 and $26,250, respectively, of stock-based compensation expense related to the aforementioned restricted stock awards. The total unrecognized compensation cost related to the non-vested restricted shares was $190,556 as of March 31, 2010 and is expected to be recognized over the next 1.6 years.

The Corporation accounts for stock options using the “modified prospective” method. There were no stock options granted during 2010 and 2009, therefore no compensation associated with stock options was recorded in those years.

Stock-based compensation accounting guidance requires the Corporation to develop an estimate of the number of share-based awards which will be forfeited due to employee or director turnover. Quarterly changes in the estimated forfeiture rate may have a significant effect on share-based compensation, as the effect of adjusting the rate for all expense amortization is recognized in the period in which the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. When unvested options or shares of restricted stock are forfeited, any compensation expense previously recognized on the forfeited awards is reversed in the period of the forfeiture.

15

The activity of stock options during the period ended March 31, 2010 is set forth below:

	Quarter Ended
	March 31, 2010
			Weighted-Average
			Remaining	Aggregate
	Number of	Weighted-Average	Contractual Term	Intrinsic Value
	Options	Exercise Price	(Years)	(In thousands)

Beginning of period	2,481,310	$13.46
Options cancelled	(26,000)	14.70

End of period outstanding and exercisable	2,455,310	$13.45	5.0	$—

No stock options were exercised during the first quarter of 2010 or in 2009.

4 —	INVESTMENT SECURITIES

Investment Securities Available for Sale

The amortized cost, non-credit loss component of other-than-temporary impairment (“OTTI”) on securities recorded in other comprehensive income (“OCI”), gross unrealized gains and losses recorded in OCI, approximate fair value, weighted-average yield and contractual maturities of investment securities available for sale as of March 31, 2010 and December 31, 2009 were as follows:

	March 31, 2010						December 31, 2009
		Non-Credit						Non-Credit
		Loss						Loss
		Component	Gross			Weighted		Component	Gross			Weighted
	Amortized	Recorded	Unrealized		Fair	Average	Amortized	Recorded	Unrealized		Fair	Average
	Cost	in OCI	Gains	Losses	Value	Yield%	Cost	in OCI	Gains	Losses	Value	Yield%
	(Dollars in thousands)

U.S. Treasury securities:
After 5 to 10 years	$49,868	$—	$29	$—	$49,897	1.02	$—	$—	$—	$—	$—	—
Obligations of U.S. Government sponsored agencies:
After 1 to 5 years	914,698	—	1,955		916,653	2.09	1,139,577	—	5,562	—	1,145,139	2.12
Puerto Rico Government obligations:
Due within one year	11,979	—	1	50	11,930	1.78	12,016	—	1	28	11,989	1.82
After 1 to 5 years	113,266	—	293	62	113,497	5.40	113,232	—	302	47	113,487	5.40
After 5 to 10 years	7,053	—	260	—	7,313	5.88	6,992	—	328	90	7,230	5.88
After 10 years	3,537	—	94	—	3,631	5.43	3,529	—	91	—	3,620	5.42

United States and Puerto Rico Government obligations	1,100,401	—	2,632	112	1,102,921	2.41	1,275,346	—	6,284	165	1,281,465	2.44

Mortgage-backed securities:
FHLMC certificates:
After 1 to 5 years	14	—	—	—	14	4.79	30	—	—	—	30	5.54
After 10 years	334,480	—	3,795	59	338,216	3.94	705,818	—	18,388	1,987	722,219	4.66

	334,494	—	3,795	59	338,230	3.94	705,848	—	18,388	1,987	722,249	4.66

GNMA certificates:
After 1 to 5 years	61	—	—	—	61	6.56	69	—	3	—	72	6.56
After 5 to 10 years	945	—	48	—	993	5.25	808	—	39	—	847	5.47
After 10 years	382,797	—	13,763	339	396,221	5.13	407,565	—	10,808	980	417,393	5.12

	383,803	—	13,811	339	397,275	5.13	408,442	—	10,850	980	418,312	5.12

FNMA certificates:
After 5 to 10 years	95,354	—	4,619	—	99,973	4.51	101,781	—	3,716	91	105,406	4.55
After 10 years	1,280,778	—	34,910	—	1,315,688	4.47	1,374,533	—	30,629	2,776	1,402,386	4.51

	1,376,132	—	39,529	—	1,415,661	4.48	1,476,314	—	34,345	2,867	1,507,792	4.51

16

	March 31, 2010						December 31, 2009
		Non-Credit						Non-Credit
		Loss						Loss
		Component	Gross			Weighted		Component	Gross			Weighted
	Amortized	Recorded	Unrealized		Fair	Average	Amortized	Recorded	Unrealized		Fair	Average
	Cost	in OCI	Gains	Losses	Value	Yield%	Cost	in OCI	Gains	Losses	Value	Yield%
	(Dollars in thousands)

Collateralized Mortgage Obligations issued or guaranteed by FHLMC, FNMA and GNMA:
After 10 years	134,372		1,463		135,835	0.97	156,086	—	633	412	156,307	0.99

Other mortgage pass-through trust certificates:
After 10 years	113,405	32,523	1	—	80,883	2.27	117,198	32,846	2	—	84,354	2.30

Total mortgage-backed securities	2,342,206	32,523	58,599	398	2,367,884	4.20	2,863,888	32,846	64,218	6,246	2,889,014	4.35

Equity securities (without contractual maturity)(1)	77		106		183	—	427	—	81	205	303	—

Total investment securities available for sale	$3,442,684	$32,523	$61,337	$510	$3,470,988	3.63	$4,139,661	$32,846	$70,583	$6,616	$4,170,782	3.76

(1)	Represents common shares of other financial institutions in Puerto Rico.

Maturities of mortgage-backed securities are based on contractual terms assuming no prepayments. Expected maturities of investments might differ from contractual maturities because they may be subject to prepayments and/or call options as was the case with approximately $275 million of U.S. agency debt securities called during 2010. The weighted-average yield on investment securities available for sale is based on amortized cost and, therefore, does not give effect to changes in fair value. The net unrealized gain or loss on securities available for sale and the non-credit loss component of OTTI are presented as part of OCI.

The following tables show the Corporation’s available-for-sale investments’ fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of March 31, 2010 and December 31, 2009. It also includes debt securities for which an OTTI was recognized and only the amount related to a credit loss was recognized in earnings:

	As of March 31, 2010
	Less than 12 Months		12 Months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$11,880	$50	$9,097	$62	$20,977	$112
Mortgage-backed securities
FHLMC	100,690	59	—	—	100,690	59
GNMA	42,388	339	—	—	42,388	339
Other mortgage pass-through trust certificates	—	—	80,647	32,523	80,647	32,523

	$154,958	$448	$89,744	$32,585	$244,702	$33,033

17

	As of December 31, 2009
	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$14,760	$118	$9,113	$47	$23,873	$165
Mortgage-backed securities
FHLMC	236,925	1,987	—	—	236,925	1,987
GNMA	72,178	980	—	—	72,178	980
FNMA	415,601	2,867	—	—	415,601	2,867
Collateralized mortgage obligations issued or guaranteed by FHLMC, FNMA and GNMA	105,075	412	—	—	105,075	412
Other mortgage pass-through trust certificates	—	—	84,105	32,846	84,105	32,846
Equity securities	90	205	—	—	90	205

	$844,629	$6,569	$93,218	$32,893	$937,847	$39,462

Investments Held to Maturity

The amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield and contractual maturities of investment securities held to maturity as of March 31, 2010 and December 31, 2009 were as follows:

	March 31, 2010					December 31, 2009
		Gross			Weighted		Gross			Weighted
	Amortized	Unrealized		Fair	Average	Amortized	Unrealized		Fair	Average
	Cost	Gains	Losses	Value	Yield%	Cost	Gains	Losses	Value	Yield%
	(Dollars in thousands)

U.S. Treasury securities:
Due within 1 year	$8,490	$7	$—	$8,497	0.47	$8,480	$12	$—	$8,492	0.47
Puerto Rico Government obligations:
After 5 to 10 years	18,755	621	24	19,352	5.86	18,584	564	93	19,055	5.86
After 10 years	4,995	63	—	5,058	5.50	4,995	77	—	5,072	5.50

United States and Puerto Rico Government obligations	32,240	691	24	32,907	4.39	32,059	653	93	32,619	4.38

Mortgage-backed securities:
FHLMC certificates:
After 1 to 5 years	4,298	71	—	4,369	3.78	5,015	78	—	5,093	3.79
FNMA certificates:
After 1 to 5 years	4,143	89	—	4,232	3.87	4,771	100	—	4,871	3.87
After 5 to 10 years	498,320	25,200	—	523,520	4.47	533,593	19,548	—	553,141	4.47
After 10 years	23,930	129	5	24,054	5.31	24,181	479	—	24,660	5.30

Mortgage-backed securities	530,691	25,489	5	556,175	4.49	567,560	20,205	—	587,765	4.49

Corporate bonds:
After 10 years	2,000	—	760	1,240	5.80	2,000	—	800	1,200	5.80

Total investment securities held-to-maturity	$564,931	$26,180	$789	$590,322	4.49	$601,619	$20,858	$893	$621,584	4.49

18

Maturities of mortgage-backed securities are based on contractual terms assuming no prepayments. Expected maturities of investments might differ from contractual maturities because they may be subject to prepayments and/or call options.

From time to time the Corporation has securities held to maturity with an original maturity of three months or less that are considered cash and cash equivalents and classified as money market investments in the Consolidated Statement of Financial Condition. As of March 31, 2010, the Corporation had $300 million in 1-month U.S. Treasury Bills with a weighted average yield of 0.28%.

The following tables show the Corporation’s held-to-maturity investments’ fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of March 31, 2010 and December 31, 2009:

	As of March 31, 2010
	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In thousands)

Debt securities
Puerto Rico Government obligations	$4,809	$24	$—	$—	$4,809	$24
Mortgage-backed securities
FNMA	5,039	5	—	—	5,039	5
Corporate bonds	—	—	1,240	760	1,240	760

	$9,848	$29	$1,240	$760	$11,088	$789

	As of December 31, 2009
	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
			(In thousands)

Debt securities
Puerto Rico Government obligations	$—	$—	$4,678	$93	$4,678	$93
Corporate bonds	—	—	1,200	800	1,200	800

	$—	$—	$5,878	$893	$5,878	$893

Assessment for OTTI

On a quarterly basis, the Corporation performs an assessment to determine whether there have been any events or economic circumstances indicating that a security with an unrealized loss has suffered OTTI. A debt security is considered impaired if the fair value is less than its amortized cost basis at the reporting date. The accounting literature requires the Corporation to assess whether the unrealized loss is other-than-temporary.

Prior to April 1, 2009, unrealized losses that were determined to be temporary were recorded, net of tax, in other comprehensive income for available-for-sale securities, whereas unrealized losses related to held-to-maturity securities determined to be temporary were not recognized. Regardless of whether the security was classified as available for sale or held to maturity, unrealized losses that were determined to be other-than-temporary were recorded through earnings. An unrealized loss was considered other-than-temporary if (i) it was probable that the holder would not collect all amounts due according to the contractual terms of the debt security, or (ii) the fair value was below the amortized cost of the debt security for a prolonged period of time and the Corporation did not have the positive intent and ability to hold the security until recovery or maturity.

In April 2009, the FASB amended the OTTI model for debt securities. Under the amended guidance, OTTI losses must be recognized in earnings if an investor has the intent to sell the debt security or it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis.

19

However, even if an investor does not expect to sell a debt security, it must evaluate expected cash flows to be received and determine if a credit loss has occurred.

Under the amended guidance, an unrealized loss is generally deemed to be other-than-temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. As a result of the Corporation’s adoption of this new guidance, the credit loss component of an OTTI, if any, would be recorded as a separate line item in the accompanying consolidated statements of (loss) income, while the remaining portion of the impairment loss would be recognized in OCI, provided the Corporation does not intend to sell the underlying debt security and it is “more likely than not” that the Corporation will not have to sell the debt security prior to recovery. For the quarter ended March 31, 2010, there were no credit loss impairment charges in earnings.

Debt securities issued by U.S. government agencies, government-sponsored entities and the U.S. Treasury accounted for more than 90% of the total available-for-sale and held-to-maturity portfolio as of March 31, 2010 and no credit losses are expected, given the explicit and implicit guarantees provided by the U.S. federal government. The Corporation’s assessment was concentrated mainly on private label MBS of approximately $113 million for which the Corporation evaluates credit losses on a quarterly basis. The Corporation considered the following factors in determining whether a credit loss exists and the period over which the debt security is expected to recover:

•	The length of time and the extent to which the fair value has been less than the amortized cost basis.

•	Changes in the near term prospects of the underlying collateral of a security such as changes in default rates, loss severity given default and significant changes in prepayment assumptions;

•	The level of cash flows generated from the underlying collateral supporting the principal and interest payments of the debt securities; and

•	Any adverse change to the credit conditions and liquidity of the issuer, taking into consideration the latest information available about the overall financial condition of the issuer, credit ratings, recent legislation and government actions affecting the issuer’s industry and actions taken by the issuer to deal with the present economic climate.

No OTTI losses on available-for-sale debt securities were recorded in the first quarter of 2010. Cumulative unrealized other-than-temporary impairment losses recognized in OCI as of March 31, 2010 amounted to $31.7 million.

Private label MBS are collateralized by fixed-rate mortgages on single-family residential properties in the United States and the interest rate is variable, tied to 3-month LIBOR and limited to the weighted-average coupon of the underlying collateral. The underlying mortgages are fixed-rate single family loans with original high FICO scores (over 700) and moderate original loan-to-value ratios (under 80%), as well as moderate delinquency levels.

Based on the expected cash flows derived from the model, and since the Corporation does not have the intention to sell the securities and has sufficient capital and liquidity to hold these securities until a recovery of the fair value occurs, no credit losses were reflected in earnings for the period ended March 31, 2010. As a result of the valuation performed as of March 31, 2010, no additional other-than-temporary impairment was recorded for the period. Significant assumptions in the valuation of the private label MBS as of March 31, 2010 were as follow:

	Weighted
	Average	Range

Discount rate	15%	15%
Prepayment rate	21%	13.37%-49.38%
Projected Cumulative Loss Rate	4%	0.37%-10.26%

For each of the quarters ended on March 31, 2010 and 2009, the Corporation recorded OTTI of approximately $0.4 million on certain equity securities held in its available-for-sale investment portfolio

20

related to financial institutions in Puerto Rico. Management concluded that the declines in value of the securities were other-than-temporary; as such, the cost basis of these securities was written down to the market value as of the date of the analysis and is reflected in earnings as a realized loss.

Total proceeds from the sale of securities available for sale during the period ended March 31, 2010 amounted to approximately $450.5 million, including unsettled proceeds of $57.1 million of securities sold (2009 — $439.4 million including unsettled proceeds of $248.2 million of securities sold).

5 — OTHER EQUITY SECURITIES

Institutions that are members of the FHLB system are required to maintain a minimum investment in FHLB stock. Such minimum is calculated as a percentage of aggregate outstanding mortgages, and an additional investment is required that is calculated as a percentage of total FHLB advances, letters of credit, and the collateralized portion of interest-rate swaps outstanding. The stock is capital stock issued at $100 par value. Both stock and cash dividends may be received on FHLB stock.

As of both March 31, 2010 and December 31, 2009, the Corporation had investments in FHLB stock with a book value of $68.4 million ($54 million FHLB-New York and $14.4 million FHLB-Atlanta). The net realizable value is a reasonable proxy for the fair value of these instruments. Dividend income from FHLB stock for the first quarters ended March 31, 2010 and 2009 amounted to $0.8 million and $0.4 million, respectively.

The FHLB stocks owned by the Corporation are issued by the FHLB of New York and by the FHLB of Atlanta. Both Banks are part of the Federal Home Loan Bank System, a national wholesale banking network of 12 regional, stockholder-owned congressionally chartered banks. The Federal Home Loan Banks are all privately capitalized and operated by their member stockholders. The system is supervised by the Federal Housing Finance Agency, which ensures that the Home Loan Banks operate in a financially safe and sound manner, remain adequately capitalized and able to raise funds in the capital markets, and carry out their housing finance mission.

There is no secondary market for the FHLB stock and it does not have a readily determinable fair value. The stock is a par stock — sold and redeemed at par. It can only be sold to/from the FHLB’s or a member institution. From an OTTI analysis perspective, the relevant consideration for determination is the ultimate recoverability of par value.

The economic conditions of late 2008 affected the FHLB’s, resulting in the recording of losses on private-label MBS portfolios. In the midst of the mortgage market crisis the FHLB of Atlanta temporarily suspended dividend payments on their stock in the fourth quarter of 2008 and in the first quarter of 2009. In the second and third quarter of 2009, they were re-instated. On March 25, 2010 the FHLB of Atlanta declared a cash dividend for the fourth quarter of 2009 at an annualized dividend rate of 0.27 percent. The FHLB of NY has not suspended payment of dividends. Third and fourth quarter dividends were reduced, and by the first quarter 2009 they were increased.

The financial situation has since shown signs of improvement, and so have the financial results of the FHLB’s. The FHLB of Atlanta reported preliminary financial results with reported net income of approximately $48 million for the first quarter of 2010, an increase of approximately $50 million from a net loss of approximately $2 million for the first quarter of 2009, while the FHLB of NY announced a net income to $53.6 million for the first quarter of 2010. At March 31, 2010, both Banks met their regulatory capital-to-assets ratios and liquidity requirements.

The FHLB’s primary source of funding is debt obligations, which continue to be rated Aaa and AAA by Moody’s and Standard and Poor’s respectively. The Corporation expects to recover the par value of its investments in FHLB stocks in its entirety, therefore no OTTI is deemed to be required.

The Corporation has other equity securities that do not have a readily available fair value. The carrying value of such securities as of March 31, 2010 and December 31, 2009 was $1.3 million and $1.6 million,

21

respectively. An impairment charge of $0.25 million was recorded in the first quarter of 2010 related to an investment in a failed financial institution in the United States.

During the first quarter of 2010, the Corporation recognized a $10.7 million gain on the sale of the remaining VISA Class C shares. As of March 31, 2010, the Corporation no longer held any VISA shares.

6 — LOAN PORTFOLIO

The following is a detail of the loan portfolio:

	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Residential mortgage loans, mainly secured by first mortgages	$3,578,642	$3,595,508

Commercial loans:
Construction loans	1,457,027	1,492,589
Commercial mortgage loans	1,547,707	1,590,821
Commercial and Industrial loans(1)	4,523,178	5,029,907
Loans to a local financial institution collateralized by real estate mortgages	314,628	321,522

Commercial loans	7,842,540	8,434,839

Finance leases	309,275	318,504

Consumer loans	1,543,110	1,579,600

Loans receivable	13,273,567	13,928,451
Allowance for loan and lease losses	(575,303)	(528,120)

Loans receivable, net	12,698,264	13,400,331
Loans held for sale	19,927	20,775

Total loans	$12,718,191	$13,421,106

(1) —	As of March 31, 2010, includes $1.2 billion of commercial loans that are secured by real estate but are not dependent upon the real estate for repayment.

The Corporation’s primary lending area is Puerto Rico. The Corporation’s Puerto Rico banking subsidiary, FirstBank or the Bank, also lends in the U.S. and British Virgin Islands markets and in the United States (principally in the state of Florida). Of the total gross loan portfolio of $13.3 billion as of March 31, 2010, approximately 83% have credit risk concentration in Puerto Rico, 9% in the United States and 8% in the Virgin Islands

As of March 31, 2010, the Corporation had $677.1 million outstanding of credit facilities granted to the Puerto Rico Government and/or its political subdivisions and $165.5 million granted to the Virgin Islands government. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as property taxes collected by the central Government and/or municipalities. Another portion of these obligations consists of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power and water utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality have been pledged to their repayment.

Aside from loans extended to the Puerto Rico and Virgin Islands government, the largest loan to one borrower as of March 31, 2010 in the amount of $314.6 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate.

22

7 — ALLOWANCE FOR LOAN AND LEASE LOSSES

The changes in the allowance for loan and lease losses were as follows:

	Quarter Ended
	March 31,
	2010	2009
	(In thousands)

Balance at beginning of period	$528,120	$281,526
Provision for loan and lease losses	170,965	59,429
Charge-offs	(126,306)	(42,460)
Recoveries	2,524	4,036

Balance at end of period	$575,303	$302,531

The allowance for impaired loans is part of the allowance for loan and lease losses. The allowance for impaired loans covers those loans for which management has determined that it is probable that the debtor will be unable to pay all the amounts due in accordance with the contractual terms of the loan agreement, and does not necessarily represent loans for which the Corporation will incur a loss. As of March 31, 2010 and December 31, 2009, impaired loans and their related allowance were as follows:

	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Impaired loans with valuation allowance, net of charge-offs	$1,110,441	$1,060,088
Impaired loans without valuation allowance, net of charge-offs	735,645	596,176

Total impaired loans	$1,846,086	$1,656,264

Allowance for impaired loans	$245,300	$182,145

Interest income of approximately $6.9 million and $4.2 million was recognized on impaired loans for the quarters ended March 31, 2010 and 2009, respectively, The average recorded investment in impaired loans for the first quarter of 2010 and 2009 was $1.7 billion and $581.1 million, respectively.

The following tables show the activity for impaired loans and the related specific reserve during the first quarter of 2010:

(In thousands)

Impaired Loans:
Balance at beginning of period	$1,656,264
Loans determined impaired during the period	317,333
Net charge-offs(1)	(101,259)
Loans sold, net of charge-offs of $12.7 million(2)	(18,749)
Loans foreclosed, paid in full and partial payments, net of additional disbursements	(7,503)

Balance at end of period	$1,846,086

(1)	Approximately $52.3 million, or 52%, is related to contruction loans ($33.7 million in Puerto Rico and $18.6 million in Florida). Also, approximately $15.0 million, or 15%, related to a commercial loan extended to a local financial institution.

(2)	Associated with two commercial mortgage (originally disbursed as condo-conversion) loans sold in Florida.

(In thousands)

Specific Reserve:
Balance at beginning of period	$182,145
Provision for loan losses	164,414
Net charge-offs	(101,259)

Balance at end of period	$245,300

23

The Corporation provides homeownership preservation assistance to its customers through a loss mitigation program in Puerto Rico and through programs sponsored by the Federal Government. Due to the nature of the borrower’s financial condition, restructurings or loan modifications through these program as well as other restructurings of individual commercial, commercial mortgage loans, construction loans and residential mortgages in the U.S. mainland fit the definition of Troubled Debt Restructuring (“TDR”). A restructuring of a debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. Modifications involve changes in one or more of the loan terms that bring a defaulted loan current and provide sustainable affordability. Changes may include the refinancing of any past-due amounts, including interest and escrow, the extension of the maturity of the loans and modifications of the loan rate. As of March 31, 2010, the Corporation’s TDR loans amounted to $385.5 million consisting of: $169.4 million of residential mortgage loans, $44.8 million commercial and industrial loans, $81.5 million commercial mortgage loans and $89.8 million of construction loans. Outstanding unfunded loan commitments on TDR loans amounted to $0.7 million as of March 31, 2010.

Included in the $385.5 million of TDR loans are certain impaired condo-conversion loans restructured into two separate agreements (loan splitting) in the fourth quarter of 2009. Each of these loans was restructured into two notes: one that represents the portion of the loan that is expected to be fully collected along with contractual interest and the second note that represents the portion of the original loan that was charged-off. The restructuring of these loans was made after analyzing the borrowers’ and guarantors’ capacity to service the debt and ability to perform under the modified terms. As part of the renegotiation of the loans, the first note of each loan has been placed on a monthly payment of principal and interest that amortizes the debt over 25 years at a market rate of interest. An interest rate reduction was granted for the second note.

As of March 31, 2010, the carrying value of the notes that were deemed collectible amounted to $22.0 million. Charge-offs recorded prior to 2010 associated with these loans were $29.7 million. The loans that have been deemed to be collectible continue to be individually evaluated for impairment purposes and a specific reserve of $3.4 million was allocated to these loans as of March 31, 2010.

As of March 31, 2010, the Corporation maintains a $4.9 million reserve for unfunded loan commitments mainly related to outstanding construction loans commitments. The reserve for unfunded loan commitments is an estimate of the losses inherent in off-balance sheet loan commitments at the balance sheet date. It is calculated by multiplying an estimated loss factor by an estimated probability of funding, and then by the period-end amounts for unfunded commitments. The reserve for unfunded loan commitments is included as part of accounts payable and other liabilities in the consolidated statement of financial condition.

8 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

One of the market risks facing the Corporation is interest rate risk, which includes the risk that changes in interest rates will result in changes in the value of the Corporation’s assets or liabilities and the risk that net interest income from its loan and investment portfolios will be adversely affected by changes in interest rates. The overall objective of the Corporation’s interest rate risk management activities is to reduce the variability of earnings caused by changes in interest rates.

The Corporation uses various financial instruments, including derivatives, to manage the interest rate risk primarily for protection from rising interest rates in connection with private label MBS.

The Corporation designates a derivative as a fair value hedge, cash flow hedge or an economic undesignated hedge when it enters into the derivative contract. As of March 31, 2010 and December 31, 2009, all derivatives held by the Corporation were considered economic undesignated hedges. These undesignated hedges are recorded at fair value with the resulting gain or loss recognized in current earnings.

The following summarizes the principal derivative activities used by the Corporation in managing interest rate risk:

Interest rate cap agreements — Interest rate cap agreements provide the right to receive cash if a reference interest rate rises above a contractual rate. The value increases as the reference interest rate

24

rises. The Corporation enters into interest rate cap agreements for protection from rising interest rates. Specifically, the interest rate on certain private label mortgage pass-through securities and certain of the Corporation’s commercial loans to other financial institutions is generally a variable rate limited to the weighted-average coupon of the pass-through certificate or referenced residential mortgage collateral, less a contractual servicing fee.

Interest rate swaps — Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying notional principal amount. As of March 31, 2010, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, interest rate swaps volume was much higher since they were used to convert fixed-rate brokered CDs (liabilities), mainly those with long-term maturities, to a variable rate and mitigate the interest rate risk inherent in variable rate loans. All interest rate swaps related to brokered CDs were called during 2009, in the face of lower interest rate levels, and, as a consequence, the Corporation exercised its call option on the swapped-to-floating brokered CDs. Similar to unrealized gains and losses arising from changes in fair value, net interest settlements on interest rate swaps are recorded as an adjustment to interest income or interest expense depending on whether an asset or liability is being economically hedged.

Indexed options — Indexed options are generally over-the-counter (OTC) contracts that the Corporation enters into in order to receive the appreciation of a specified Stock Index (e.g., Dow Jones Industrial Composite Stock Index) over a specified period in exchange for a premium paid at the contract’s inception. The option period is determined by the contractual maturity of the notes payable tied to the performance of the Stock Index. The credit risk inherent in these options is the risk that the exchange party may not fulfill its obligation. To satisfy the needs of its customers, the Corporation may enter into non-hedging transactions. On these transactions, generally, the Corporation participates as a buyer in one of the agreements and as a seller in the other agreement under the same terms and conditions.

In addition, the Corporation enters into certain contracts with embedded derivatives that do not require separate accounting as these are clearly and closely related to the economic characteristics of the host contract. When the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, it is bifurcated, carried at fair value, and designated as a trading or non-hedging derivative instrument.

The following table summarizes the notional amounts of all derivative instruments as of March 31, 2010 and December 31, 2009:

	Notional Amounts
	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Economic undesignated hedges:
Interest rate contracts:
Interest rate swap agreements used to hedge loans	$79,056	$79,567
Written interest rate cap agreements	102,296	102,521
Purchased interest rate cap agreements	224,130	228,384
Equity contracts:
Embedded written options on stock index deposits and notes payable	53,515	53,515
Purchased options used to manage exposure to the stock market on embedded stock index options	53,515	53,515

	$512,512	$517,502

25

The following table summarizes the fair value of derivative instruments and the location in the Statement of Financial Condition as of March 31, 2010 and December 31, 2009:

	Asset Derivatives			Liability Derivatives
		March 31,	December 31,		March 31,	December 31,
	Statement of	2010	2009	Statement of	2010	2009
	Financial Condition	Fair	Fair	Financial Condition	Fair	Fair
	Location	Value	Value	Location	Value	Value
	(In thousands)

Economic undesignated hedges:
Interest rate contracts:
Interest rate swap agreements used to hedge loans	Other assets	$330	$319	Accounts payable and other liabilities	$5,091	$5,068
Written interest rate cap agreements	Other assets	—	—	Accounts payable and other liabilities	66	201
Purchased interest rate cap agreements	Other assets	3,557	4,423	Accounts payable and other liabilities	—	—
Equity contracts:
Embedded written options on stock index deposits	Other assets	—	—	Interest-bearing deposits	3	14
Embedded written options on stock index notes payable	Other assets	—	—	Notes payable	1,293	1,184
Purchased options used to manage exposure to the stock market on embedded stock index options	Other assets	1,260	1,194	Accounts payable and other liabilities	—	—

		$5,147	$5,936		$6,453	$6,467

The following table summarizes the effect of derivative instruments on the Statement of (Loss) Income for the quarters ended March 31, 2010 and March 31, 2009:

		Unrealized Gain or (Loss)
	Location of Unrealized Gain or (Loss)	Quarter Ended
	Recognized in Income on	March 31,
	Derivatives	2010	2009
		(In thousands)

Interest rate contracts:
Interest rate swap agreements used to hedge:
Brokered certificates of deposit	Interest Expense on Deposit	$—	$(4,359)
Notes payable	Interest Expense on Notes Payable and Other Borrowings	—	3
Loans	Interest Income on Loans	(13)	553
Written and purchased interest rate cap agreements — mortgage-backed securities	Interest Income on Investment Securities	(697)	217
Written and purchased interest rate cap agreements — loans	Interest Income on Loans	(34)	5
Equity contracts:
Embedded written options on stock index deposits	Interest Expense on Deposits	(1)	(67)
Embedded written options on stock index notes payable	Interest Expense on Notes Payable and Other Borrowings	(30)	(113)

Total loss on derivatives		$(775)	$(3,761)

Derivative instruments, such as interest rate swaps, are subject to market risk. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on earnings. This will depend, for the most

26

part, on the shape of the yield curve, the level of interest rates, as well as the expectations for rates in the future. The unrealized gains and losses in the fair value of derivatives that economically hedge certain callable brokered CDs and medium-term notes are partially offset by unrealized gains and losses on the valuation of such economically hedged liabilities measured at fair value. The Corporation includes the gain or loss on those economically hedged liabilities (brokered CDs and medium-term notes) in the same line item as the offsetting loss or gain on the related derivatives as set forth below:

	Quarter Ended March 31,
	2010			2009
		Loss on Liabilities	Net		Gain on Liabilities	Net
	Loss	Measured at Fair	Unrealized	Loss	Measured at Fair	Unrealized
	on Derivatives	Value	Loss	on Derivatives	Value	Gain
	(In thousands)

Interest expense on Deposits	$(1)	$—	$(1)	$(4,426)	$7,141	$2,715
Interest expense on Notes Payable and Other Borrowings	(30)	(958)	(988)	(109)	255	146

A summary of interest rate swaps as of March 31, 2010 and December 31, 2009 follows:

	As of	As of
	March 31,	December 31,
	2010	2009
	(Dollars in thousands)

Pay fixed/receive floating (generally used to economically hedge loans):
Notional amount	$79,056	$79,567
Weighted-average receive rate at period end	2.14%	2.15%
Weighted-average pay rate at period end	6.52%	6.52%
Floating rates range from 167 to 252 basis points over 3-month LIBOR

As of March 31, 2010, the Corporation has not entered into any derivative instrument containing credit-risk-related contingent features.

9 —	GOODWILL AND OTHER INTANGIBLES

Goodwill as of March 31, 2010 and December 31, 2009 amounted to $28.1 million, recognized as part of “Other Assets”. The Corporation conducted its annual evaluation of goodwill during the fourth quarter of 2009. This evaluation is a two-step process. The Step 1 evaluation of goodwill allocated to the Florida reporting unit, which is one level below the United States business segment, indicated potential impairment of goodwill. The Step 1 fair value for the unit was below the carrying amount of its equity book value as of the December 31, 2009 valuation date, requiring the completion of Step 2. The Step 2 required a valuation of all assets and liabilities of the Florida unit, including any recognized and unrecognized intangible assets, to determine the fair value of net assets. To complete Step 2, the Corporation subtracted from the unit’s Step 1 fair value the determined fair value of the net assets to arrive at the implied fair value of goodwill. The results of the Step 2 analysis indicated that the implied fair value of goodwill exceeded the goodwill carrying value by approximately $107.4 million, resulting in no goodwill impairment. There have been no events related to the Florida reporting unit that could indicate potential goodwill impairment since the date of the last evaluation; therefore, no goodwill impairment evaluation was performed during the first quarter of 2010. Goodwill and other indefinite life intangibles are reviewed at least annually for impairment.

As of March 31, 2010, the gross carrying amount and accumulated amortization of core deposit intangibles was $41.8 million and $25.9 million, respectively, recognized as part of “Other Assets” in the Consolidated Statements of Financial Condition (December 31, 2009 — $41.8 million and $25.2 million, respectively). For the quarter ended March 31, 2010, the amortization expense of core deposit intangibles amounted to $0.7 million (2009 — $1.0 million). As a result of an impairment evaluation of core deposit intangibles, there was an impairment charge of $3.7 million recognized during the first quarter of 2009 related

27

to core deposits in Florida attributable to decreases in the base of core deposits acquired and recorded as part of other non-interest expenses in the Statement of (Loss) Income.

10 —	VARIABLE INTEREST ENTITIES AND SERVICING ASSETS

The Corporation transfers residential mortgage loans in sale or securitization transactions in which it has continuing involvement, which includes servicing responsibilities and guarantee arrangements. All such transfers have been accounted for as sales as required by applicable accounting guidance.

When evaluating transfers and other transactions with variable interest entities for consolidation under the newly adopted guidance, the Corporation first determines if the counterparty is an entity for which a variable interest exists. If no scope exception is applicable and a variable interest exists, the Corporation then evaluates if it is the primary beneficiary of the variable interest entity and whether the entity should be consolidated or not.

Below is a summary of transfers of financial assets to VIEs for which the Company has retained some level of continuing involvement:

Ginnie Mae

The Corporation typically transfers first lien residential mortgage loans in conjunction with Ginnie Mae securitization transactions whereby the loans are exchanged for cash or securities that are readily redeemed for cash proceeds and servicing rights. The securities issued through these transactions are guaranteed by the issuer and, as such, under seller/servicer agreements the Corporation is required to service the loans in accordance with the issuers’ servicing guidelines and standards, such standards require that the Corporation repurchase loans that become delinquent. As of March 31, 2010, the Corporation serviced loans securitized through GNMA with principal balance of $341 million.

Trust Preferred Securities

In 2004, FBP Statutory Trust I, a financing subsidiary of the Corporation, sold to institutional investors $100 million of its variable rate trust preferred securities. The proceeds of the issuance, together with the proceeds of the purchase by the Corporation of $3.1 million of FBP Statutory Trust I variable rate common securities, were used by FBP Statutory Trust I to purchase $103.1 million aggregate principal amount of the Corporation’s Junior Subordinated Deferrable Debentures. Also in 2004, FBP Statutory Trust II, a statutory trust that is wholly-owned by the Corporation, sold to institutional investors $125 million of its variable rate trust preferred securities. The proceeds of the issuance, together with the proceeds of the purchase by the Corporation of $3.9 million of FBP Statutory Trust II variable rate common securities, were used by FBP Statutory Trust II to purchase $128.9 million aggregate principal amount of the Corporation’s Junior Subordinated Deferrable Debentures. The trust preferred debentures are presented in the Corporation’s Consolidated Statement of Financial Condition as Other Borrowings, net of related issuance costs. The variable rate trust preferred securities are fully and unconditionally guaranteed by the Corporation. The $100 million Junior Subordinated Deferrable Debentures issued by the Corporation in April 2004 and the $125 million issued in September 2004 mature on June 17, 2034 and September 20, 2034, respectively; however, under certain circumstances, the maturity of Junior Subordinated Debentures may be shortened (such shortening would result in a mandatory redemption of the variable rate trust preferred securities). The trust preferred securities, subject to certain limitations, qualify as Tier I regulatory capital under current Federal Reserve rules and regulations.

Grantor Trusts

During 2004 and 2005, a third party to the Corporation, from now on identified as the seller, established a series of statutory trusts to effect the securitization of mortgage loans and the sale of trust certificates. The seller initially provided the servicing for a fee, which is senior to the obligations to pay trust certificate holders. The seller then entered into a sales agreement through which it sold and issued the trust certificates in favor of the Corporation’s banking subsidiary. Currently the Bank is the 100% owner of the trust certificates;

28

the servicing of the underlying residential mortgages that generate the principal and interest cash flows, is performed by the seller, which receives a fee compensation for services provided, the servicing fee. The securities are variable rate securities tied to LIBOR index plus a spread. The principal payments from the underlying loans are remitted to a paying agent (the seller) who then remits interest to the Bank; interest income is shared to a certain extent with a third party financial institution that has an interest only strip (“IO”) tied to the cash flows of the underlying loans, whereas it is entitled to received the excess of the interest income less a servicing fee over the variable rate income that the Bank earns on the securities. This IO is limited to weighted average coupon of the securities. No recourse agreement exists and the risk from losses on non accruing loans and repossessed collateral are absorbed by the Bank as 100% holder of the certificates. As of March 31, 2010, outstanding balance of Grantor Trusts amounted to $113 million with a weighted average yield of 2.27%

The Corporation is actively involved in the securitization of pools of FHA-insured and VA-guaranteed mortgages for issuance of GNMA mortgage-backed securities. Also, certain conventional conforming-loans are sold to FNMA or FHLMC with servicing retained. The Corporation recognizes as separate assets the rights to service loans for others, whether those servicing assets are originated or purchased.

The changes in servicing assets are shown below:

	March 31,	March 31,
	2010	2009
	(In thousands)

Balance at beginning of year	$11,902	$8,151
Capitalization of servicing assets	1,686	1,142
Amortization	(435)	(555)
Adjustment to servicing assets for loans repurchased(1)	(559)	—

Balance before valuation allowance at end of period	12,594	8,738
Valuation allowance for temporary impairment	(180)	(1,504)

Balance at end of period	$12,414	$7,234

(1)	Amount represents the adjustment to fair value related to the repurchase of $53.5 million in principal balance of loans serviced for others

Impairment charges are recognized through a valuation allowance for each individual stratum of servicing assets. The valuation allowance is adjusted to reflect the amount, if any, by which the cost basis of the servicing asset for a given stratum of loans being serviced exceeds its fair value. Any fair value in excess of the cost basis of the servicing asset for a given stratum is not recognized. Other-than-temporary impairments, if any, are recognized as a direct write-down of the servicing assets.

Changes in the impairment allowance were as follows:

	March 31,	March 31,
	2010	2009
	(In thousands)

Balance at beginning of year	$745	$751
Temporary impairment charges	136	1,350
Recoveries	(701)	(597)

Balance at end of period	$180	$1,504

29

The components of net servicing income are shown below:

	March 31,	March 31,
	2010	2009
	(In thousands)

Servicing fees	$928	$651
Late charges and prepayment penalties	114	308

Servicing income, gross	1,042	959
Recovery (amortization and impairment) of servicing assets	130	(1,308)

Servicing income (loss), net	$1,172	$(349)

The Corporation’s servicing assets are subject to prepayment and interest rate risks. Constant prepayment rate assumptions for the Corporation’s servicing assets for the quarter ended March 31, 2010 and the quarter ended March 31, 2009 were 12.7% and 24.8% for government guaranteed mortgage loans, respectively. For conventional conforming mortgage loans, the Corporation used 14.8% and 20.4% and for conventional non-conforming mortgage loans 11.5% and 18.5% for the periods ended March 31, 2010 and March 31, 2009, respectively. Discount rate assumptions used were 10.3% and 11.8% for government guaranteed mortgage loans; 9.3% and 9.2% for conventional conforming mortgage loans; and 13.1% and 13.2% for conventional non-conforming mortgage loans for the periods ended March 31, 2010 and March 31, 2009, respectively.

At March 31, 2010, fair values of the Corporation’s servicing assets were based on a valuation model that incorporates market driven assumptions, adjusted by the particular characteristics of the Corporation’s servicing portfolio, regarding discount rates and mortgage prepayment rates. The weighted-averages of the key economic assumptions used by the Corporation in its valuation model and the sensitivity of the current fair value to immediate 10 percent and 20 percent adverse changes in those assumptions for mortgage loans at March 31, 2010, were as follows:

(Dollars in thousands)

Carrying amount of servicing assets	$12,414
Fair value	$15,981
Weighted-average expected life (in years)	6.55
Constant prepayment rate (weighted-average annual rate)	13.75%
Decrease in fair value due to 10% adverse change	$355
Decrease in fair value due to 20% adverse change	$1,078
Discount rate (weighted-average annual rate)	9.92%
Decrease in fair value due to 10% adverse change	$567
Decrease in fair value due to 20% adverse change	$1,094

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the servicing asset is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or counteract the sensitivities.

30

11 —	DEPOSITS

The following table summarizes deposit balances:

	March 31,	December 31,
	2010	2009
	(In thousands)

Type of account and interest rate:
Non-interest bearing checking accounts	$703,394	$697,022
Savings accounts	1,934,527	1,774,273
Interest-bearing checking accounts	1,108,008	985,470
Certificates of deposit	1,779,975	1,650,866
Brokered certificates of deposit	7,352,330	7,561,416

	$12,878,234	$12,669,047

The interest expense on deposits includes the valuation to market of interest rate swaps that economically hedge brokered CDs, the related interest exchanged, the amortization of broker placement fees related to brokered CDs not measured at fair value and changes in fair value of callable brokered CDs measured at fair value.

The following are the components of interest expense on deposits:

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(In thousands)

Interest expense on deposits	$60,500	$90,942
Amortization of broker placement fees(1)	5,465	7,083

Interest expense on deposits excluding net unrealized loss (gain) on derivatives and SFAS 159 brokered CDs	65,965	98,025
Net unrealized loss (gain) on derivatives and brokered CDs measured at fair value	1	(2,715)

Total interest expense on deposits	$65,966	$95,310

(1)	Related to brokered CDs not measured at fair value

Total interest expense on deposits includes net cash settlements on interest rate swaps that economically hedge brokered CDs that for the quarter ended March 31, 2009 amounted to net interest realized of $4.7 million. No amount was recognized for the first quarter of 2010 since all interest rate swaps related to brokered CD’s were called in 2009.

12 —	LOANS PAYABLE

As of March 31, 2010, loans payable consisted of $600 million in short-term borrowings under the FED Discount Window Program bearing interest at 1.25%. The Corporation participates in the Borrower-in-Custody (“BIC”) Program of the FED. Through the BIC Program, a broad range of loans (including commercial, consumer and mortgages) may be pledged as collateral for borrowings through the FED Discount Window. As of March 31, 2010, collateral pledged related to this credit facility amounted to $1.3 billion, mainly commercial, consumer and mortgage loans. With U.S. market conditions improving, the Federal Reserve announced in early 2010 its intention to withdraw part of the economic stimulus measures including reinstating restrictions in the use of Discount Window borrowings, thereby returning to its function as a lender of last resort. The Corporation expects to repay the $600 million outstanding on or before June 30, 2010.

31

13 —	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase (repurchase agreements) consist of the following:

	March 31,	December 31,
	2010	2009
	(In thousands)

Repurchase agreements, interest ranging from 0.94% to 5.39% (2009 — 0.23% to 5.39)%	$2,500,000	$3,076,631

Repurchase agreements mature as follows:

March 31,
2010
(In thousands)

One to thirty days	$—
Over thirty to ninety days	100,000
Over ninety days to one year	100,000
One to three years	1,500,000
Three to five years	800,000

Total	$2,500,000

As of March 31, 2010 and December 31, 2009, the securities underlying such agreements were delivered to the dealers with whom the repurchase agreements were transacted.

Repurchase agreements as of March 31, 2010, grouped by counterparty, were as follows:

		Weighted-Average
Counterparty	Amount	Maturity (In Months)

Credit Suisse First Boston	$700,000	31
Citigroup Global Markets	600,000	34
Barclays Capital	500,000	20
Dean Witter / Morgan Stanley	300,000	27
JP Morgan Chase	300,000	37
UBS Financial Services, Inc.	100,000	28

	$2,500,000

14 —	ADVANCES FROM THE FEDERAL HOME LOAN BANK (FHLB)

Following is a summary of the advances from the FHLB:

	March 31,	December 31,
	2010	2009
	(In thousands)

Fixed-rate advances from FHLB, with a weighted-average interest rate of 3.20% (2009 — 3.21)%	$960,440	$978,440

32

Advances from FHLB mature as follows:

March 31,
2010
(In thousands)

One to thirty days	$5,000
Over thirty to ninety days	15,000
Over ninety days to one year	400,000
One to three years	462,000
Three to five years	78,440

Total	$960,440

As of March 31, 2010, the Corporation had additional capacity of approximately $463.9 million on this credit facility based on collateral pledged at the FHLB, including haircuts reflecting the perceived risk associated with holding the collateral.

15 — NOTES PAYABLE

Notes payable consist of:

	March 31,	December 31,
	2010	2009
	(In thousands)

Callable step-rate notes, bearing step increasing interest from 5.00% to 7.00% (5.50% as of March 31, 2010 and December 31, 2009) maturing on October 18, 2019, measured at fair value	$14,319	$13,361
Dow Jones Industrial Average (DJIA) linked principal protected notes:
Series A maturing on February 28, 2012	6,660	6,542
Series B maturing on May 27, 2011	7,334	7,214

Total	$28,313	$27,117

16 — OTHER BORROWINGS

Other borrowings consist of:

	March 31,	December 31,
	2010	2009
	(In thousands)

Junior subordinated debentures due in 2034, interest-bearing at a floating-rate of 2.75% over 3-month LIBOR (3.01% as of March 31, 2010 and 3.00% as of December 31, 2009)	$103,093	$103,093
Junior subordinated debentures due in 2034, interest-bearing at a floating-rate of 2.50% over 3-month LIBOR (2.78% as of March 31, 2010 and 2.75% as of December 31, 2009)	128,866	128,866

Total	$231,959	$231,959

17 — STOCKHOLDERS’ EQUITY

Common stock

As of March 31, 2010, the Corporation had 250,000,000 authorized shares of common stock with a par value of $1 per share. As of March 31, 2010 and December 31, 2009, there were 102,440,522 shares issued and 92,542,722 shares outstanding. In February 2009, the Corporation’s Board of Directors declared a first quarter cash dividend of $0.07 per common share which was paid on March 31, 2009 to common stockholders of record on March 15, 2009 and in May 2009 declared a second quarter dividend of $0.07 per common share

33

which was paid on June 30, 2009 to common stockholders of record on June 15, 2009. On July 30, 2009, the Corporation announced the suspension of common and preferred dividends effective with the preferred dividend for the month of August 2009.

On April 27, 2010, First BanCorp’s stockholders approved a proposal to increase the number of shares of common stock the Corporation is authorized to issue from 250 million shares to 750 million shares. With the approval of this proposal, the Corporation may have enough authorized shares of common stock to enable it to raise additional capital to provide additional protection from the possibility that, due to the current economic situation in Puerto Rico that has impacted the Corporation’s asset quality and earnings performance, First BanCorp will have to recognize additional loan loss reserves against its loan portfolio and absorb the potential future credit losses associated with the disposition of non performing assets. The Corporation is also considering a rights offering to existing stockholders and possible exchange offers to holders of its preferred stock. Refer to Note 1 for additional information.

Stock repurchase plan and treasury stock

The Corporation has a stock repurchase program under which from time to time it repurchases shares of common stock in the open market and holds them as treasury stock. No shares of common stock were repurchased during 2010 and 2009 by the Corporation. As of March 31, 2010 and December 31, 2009, of the total amount of common stock repurchased in prior years, 9,897,800 shares were held as treasury stock and were available for general corporate purposes.

Preferred stock

The Corporation has 50,000,000 authorized shares of preferred stock with a par value of $1, redeemable at the Corporation’s option subject to certain terms. This stock may be issued in series and the shares of each series shall have such rights and preferences as shall be fixed by the Board of Directors when authorizing the issuance of that particular series. As of March 31, 2010, the Corporation has five outstanding series of non-convertible non-cumulative preferred stock which trade on the NYSE: 7.125% non-cumulative perpetual monthly income preferred stock, Series A; 8.35% non-cumulative perpetual monthly income preferred stock, Series B; 7.40% noncumulative perpetual monthly income preferred stock, Series C; 7.25% non-cumulative perpetual monthly income preferred stock, Series D; and 7.00% non-cumulative perpetual monthly income preferred stock, Series E. The liquidation value per share is $25. Annual dividends of $1.75 per share (Series E), $1.8125 per share (Series D), $1.85 per share (Series C), $2.0875 per share (Series B) and $1.78125 per share (Series A) are payable monthly, if declared by the Board of Directors. Dividends declared on the non-convertible non-cumulative preferred stock for the first quarter of 2009 amounted to $10.1 million; consistent with the Corporation’s announcement in July 2009, no dividends have been declared for the three-month period ended March 31, 2010.

In January 2009, in connection with the TARP Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008, the Corporation issued to the U.S. Treasury 400,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference value per share. The Series F Preferred Stock has a call feature after three years. In connection with this investment, the Corporation also issued to the U.S. Treasury a 10-year warrant (the “Warrant”) to purchase 5,842,259 shares of the Corporation’s common stock at an exercise price of $10.27 per share. The Corporation registered the Series F Preferred Stock, the Warrant and the shares of common stock underlying the Warrant for sale under the Securities Act of 1933. The Corporation recorded the total $400 million of the Series F Preferred Stock and the Warrant at their relative fair values of $374.2 million and $25.8 million, respectively. The Series F Preferred Stock was valued using a discounted cash flow analysis and applying a discount rate of 10.9%. The difference from the par amount of the Series F Preferred Stock is accreted to preferred stock over five years using the interest method with a corresponding adjustment to preferred dividends. The Cox-Rubinstein binomial model was used to estimate the value of the Warrant with a strike price calculated, pursuant to the Securities Purchase Agreement with the U.S. Treasury, based on the average closing prices of the common stock on the 20 trading days ending the last day prior to the date of approval to participate in the Program. No credit risk was assumed given the Corporation’s availability of authorized, but unissued common shares, as

34

well as its intention of reserving sufficient shares to satisfy the exercise of the warrants. The volatility parameter input was the historical 5-year common stock price volatility.

The Series F Preferred Stock qualifies as Tier 1 regulatory capital. Cumulative dividends on the Series F Preferred Stock accrue on the liquidation preference amount on a quarterly basis at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum, but will only be paid when, as and if declared by the Corporation’s Board of Directors out of assets legally available therefore. The Series F Preferred Stock ranks pari passu with the Corporation’s existing Series A through E, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Corporation. The Purchase Agreement relating to this issuance contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share. As of March 31, 2010, cumulative preferred dividends not declared amounted to $17.6 million, including $5.0 million corresponding to the first quarter of 2010.

The Warrant has a 10-year term and is exercisable at any time. The exercise price and the number of shares issuable upon exercise of the Warrant are subject to certain anti-dilution adjustments.

The possible future issuance of equity securities through the exercise of the Warrant could affect the Corporation’s current stockholders in a number of ways, including by:

•	diluting the voting power of the current holders of common stock (the shares underlying the warrant represent approximately 6% of the Corporation’s shares of common stock as of March 31, 2010);

•	diluting the earnings per share and book value per share of the outstanding shares of common stock; and

•	making the payment of dividends on common stock more expensive.

As mentioned above, on July 30, 2009, the Corporation announced the suspension of dividends for common and all its outstanding series of preferred stock. This suspension was effective with the dividends for the month of August 2009, on the Corporation’s five outstanding series of non-cumulative preferred stock and dividends for the Corporation’s outstanding Series F Cumulative Preferred Stock and the Corporation’s common stock. As a result of the dividend suspension, the terms of the Series F Cumulative Preferred Stock include limitations on the resumption of the payment of cash dividends and purchases of outstanding shares of common and preferred stock.

18 — INCOME TAXES

Income tax expense includes Puerto Rico and Virgin Islands income taxes as well as applicable U.S. federal and state taxes. The Corporation is subject to Puerto Rico income tax on its income from all sources. As a Puerto Rico corporation, First BanCorp is treated as a foreign corporation for U.S. income tax purposes and is generally subject to United States income tax only on its income from sources within the United States or income effectively connected with the conduct of a trade or business within the United States. Any such tax paid is creditable, within certain conditions and limitations, against the Corporation’s Puerto Rico tax liability. The Corporation is also subject to U.S. Virgin Islands taxes on its income from sources within that jurisdiction. Any such tax paid is also creditable against the Corporation’s Puerto Rico tax liability, subject to certain conditions and limitations.

Under the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”), the Corporation and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns and, thus, the Corporation is not able to utilize losses from one subsidiary to offset gains in another subsidiary. Accordingly, in order to obtain a tax benefit from a net operating loss, a particular subsidiary must be able to demonstrate sufficient taxable income within the applicable carry forward period (7 years under the PR Code). The PR Code provides a dividend received deduction of 100% on dividends received from “controlled” subsidiaries subject to taxation in Puerto Rico and 85% on dividends received from other taxable domestic corporations. Dividend payments from a U.S. subsidiary to the Corporation are subject to a 10% withholding

35

tax based on the provisions of the U.S. Internal Revenue Code. Under the PR Code, First BanCorp is subject to a maximum statutory tax rate of 39%. In 2009, the Puerto Rico Government approved Act No. 7 (the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95% and an increase in the capital gain statutory tax rate from 15% to 15.75%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The PR Code also includes an alternative minimum tax of 22% that applies if the Corporation’s regular income tax liability is less than the alternative minimum tax requirements.

The Corporation has maintained an effective tax rate lower than the maximum statutory rate mainly by investing in government obligations and mortgage-backed securities exempt from U.S. and Puerto Rico income taxes and by doing business through International Banking Entities (“IBEs”) of the the Corporation and the Bank and through the Bank’s subsidiary, FirstBank Overseas Corporation, in which the interest income and gain on sales is exempt from Puerto Rico and U.S. income taxation. Under the Act, all IBEs are subject to the special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code. This temporary measure is also effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The IBEs and FirstBank Overseas Corporation were created under the International Banking Entity Act of Puerto Rico, which provides for total Puerto Rico tax exemption on net income derived by IBEs operating in Puerto Rico. IBEs that operate as a unit of a bank pay income taxes at normal rates to the extent that the IBEs’ net income exceeds 20% of the bank’s total net taxable income.

For the quarter ended March 31, 2010, the Corporation recorded income tax expense of $6.9 million related to the operations of profitable subsidiaries and an increase in the valuation allowance, compared to an income tax benefit of $14.2 million for the same period in 2009. The variance in income tax expense mainly resulted from non-cash charges of approximately $40.9 million to increase the valuation allowance of the Corporation’s deferred tax asset. Most of the increase is related to deferred tax assets created in 2010 that were fully reserved. Approximately $3.5 million of the increase to the valuation allowance was related to deferred tax assets created before 2010 and the remaining income tax expense is related to the operations of profitable subsidiaries. As of March 31, 2010, the deferred tax asset, net of a valuation allowance of $232.6 million, amounted to $104.5 million compared to $109.2 million as of December 31, 2009.

Accounting for income taxes requires that companies assess whether a valuation allowance should be recorded against their deferred tax assets based on the consideration of all available evidence, using a “more likely than not” realization standard. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. In making such assessment, significant weight is to be given to evidence that can be objectively verified, including both positive and negative evidence. The accounting for income taxes guidance requires the consideration of all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax planning strategies. In estimating taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance, and recognizes tax benefits only when deemed probable.

In assessing the weight of positive and negative evidence, a significant negative factor that has resulted in increases of the valuation allowance was that the Corporation’s banking subsidiary FirstBank Puerto Rico continues in a three-year historical cumulative loss as of the end of the first quarter of 2010, mainly as a result of charges to the provision for loan and lease losses, especially in the construction loan portfolio in both, Puerto Rico and Florida markets, as a result of the economic downturn. As of March 31, 2010, management concluded that $104.5 million of the deferred tax assets will be realized. In assessing the likelihood of realizing the deferred tax assets, management has considered all four sources of taxable income mentioned above and, even though the Corporation expects to be profitable in the near future to realize the deferred tax asset, given current uncertain economic conditions, the Corporation has only relied on tax-planning strategies as the main source of taxable income to realize the deferred tax asset amount. Among the most significant tax-

36

planning strategies identified are: (i) sale of appreciated assets, (ii) consolidation of profitable and unprofitable companies (in Puerto Rico each company files a separate tax return; no consolidated tax returns are permitted), and (iii) deferral of deductions without affecting its utilization. Management will continue monitoring the likelihood of realizing the deferred tax assets in future periods. If future events differ from management’s March 31, 2010 assessment, an additional valuation allowance may need to be established which may have a material adverse effect on the Corporation’s results of operations. Similarly, to the extent the realization of a portion, or all, of the tax asset becomes “more likely than not” based on changes in circumstances (such as, improved earnings, changes in tax laws or other relevant changes), a reversal of that portion of the deferred tax asset valuation allowance will then be recorded.

The increase in the valuation allowance does not have any impact on the Corporation’s liquidity or cash flow, nor does such an allowance preclude the Corporation from using tax losses, tax credits or other deferred tax assets in the future.

The income tax provision in 2010 and 2009 was also impacted by adjustments to deferred tax amounts as a result of the aforementioned changes to the PR Code enacted tax rates. Deferred tax amounts have been adjusted for the effect of the change in the income tax rate considering the enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized and an adjustment of $6.4 million was recorded in the first quarter of 2010.

FASB guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken on income tax returns. Under the authoritative accounting guidance, income tax benefits are recognized and measured based upon a two-step model: 1) a tax position must be more likely than not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more likely than not to be sustained upon settlement. The difference between the benefit recognized in accordance with this model and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefits (“UTB”).

During the second quarter of 2009, the Corporation reversed UTBs by $10.8 million and related accrued interest of $5.3 million due to the lapse of the statute of limitations for the 2004 taxable year. Also, in July 2009, the Corporation entered into an agreement with the Puerto Rico Department of the Treasury to conclude an income tax audit and to eliminate all possible income and withholding tax deficiencies related to taxable years 2005, 2006, 2007 and 2008. As a result of such agreement, the Corporation reversed during the third quarter of 2009 the remaining UTBs and related interest by approximately $2.9 million, net of the payment made to the Puerto Rico Department of the Treasury in connection with the conclusion of the tax audit. There were no UTBs outstanding as of March 31, 2010 and December 31, 2009.

The Corporation classified all interest and penalties, if any, related to tax uncertainties as income tax expense. For the first quarter of 2009, the total amount of interest recognized by the Corporation as part of income tax expense was $0.4 million. The amount of UTBs may increase or decrease for various reasons, including changes in the amounts for current tax year positions, the expiration of open income tax returns due to the expiration of statutes of limitations, changes in management’s judgment about the level of uncertainty, the status of examinations, litigation and legislative activity and the addition or elimination of uncertain tax positions.

19 — FAIR VALUE

Fair Value Option

Medium-Term Notes

The Corporation elected the fair value option for certain medium term notes that were hedged with interest rate swaps that were previously designated for fair value hedge accounting. As of March 31, 2010 and December 31, 2009, these medium-term notes had a fair value of $14.3 million and $13.4 million, respectively, and principal balance of $15.4 million recorded in notes payable. Interest paid/accrued on these instruments is recorded as part of interest expense and the accrued interest is part of the fair value of the notes. Electing the

37

fair value option allows the Corporation to eliminate the burden of complying with the requirements for hedge accounting (e.g., documentation and effectiveness assessment) without introducing earnings volatility.

Medium-term notes for which the Corporation elected the fair value option were priced using observable market data in the institutional markets.

Callable brokered CDs

In the past, the Corporation also measured at fair value callable brokered CDs. All of the brokered CDs measured at fair value were called during 2009.

Fair Value Measurement

The FASB authoritative guidance for fair value measurement defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs may be used to measure fair value:

Level 1 — Valuations of Level 1 assets and liabilities are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. Level 1 assets and liabilities include equity securities that are traded in an active exchange market, as well as certain U.S. Treasury and other U.S. government and agency securities and corporate debt securities that are traded by dealers or brokers in active markets.

Level 2 — Valuations of Level 2 assets and liabilities are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include (i) mortgage-backed securities for which the fair value is estimated based on the value of identical or comparable assets, (ii) debt securities with quoted prices that are traded less frequently than exchange-traded instruments and (iii) derivative contracts and financial liabilities (e.g., medium-term notes elected to be measured at fair value) whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3 — Valuations of Level 3 assets and liabilities are based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models for which the determination of fair value requires significant management judgment or estimation.

For the quarter ended March 31, 2010, there have been no transfers into and out of Level 1 and Level 2 measurements of the fair value hierarchy.

Estimated Fair Value of Financial Instruments

The information about the estimated fair value of financial instruments required by GAAP is presented hereunder. The aggregate fair value amounts presented do not necessarily represent management’s estimate of the underlying value of the Corporation.

The estimated fair value is subjective in nature and involves uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in the underlying assumptions used in calculating fair value could significantly affect the results. In addition, the fair value estimates are based on outstanding balances without attempting to estimate the value of anticipated future business.

38

The following table presents the estimated fair value and carrying value of financial instruments as of March 31, 2010 and December 31, 2009.

	Total Carrying		Total Carrying
	Amount in		Amount in
	Statement of		Statement of
	Financial	Fair Value	Financial	Fair Value
	Condition	Estimated	Condition	Estimated
	3/31/2010	3/31/2010	12/31/2009	12/31/2009
	(In thousands)

Assets:
Cash and due from banks and money market investments	$1,330,199	$1,330,199	$704,084	$704,084
Investment securities available for sale	3,470,988	3,470,988	4,170,782	4,170,782
Investment securities held to maturity	564,931	590,322	601,619	621,584
Other equity securities	69,680	69,680	69,930	69,930
Loans receivable, including loans held for sale	13,293,494		13,949,226
Less: allowance for loan and lease losses	(575,303)		(528,120)

Loans, net of allowance	12,718,191	12,132,999	13,421,106	12,811,010

Derivatives, included in assets	5,147	5,147	5,936	5,936
Liabilities:
Deposits	12,878,234	13,010,299	12,669,047	12,801,811
Loans payable	600,000	600,000	900,000	900,000
Securities sold under agreements to repurchase	2,500,000	2,670,138	3,076,631	3,242,110
Advances from FHLB	960,440	1,002,059	978,440	1,025,605
Notes Payable	28,313	27,115	27,117	25,716
Other borrowings	231,959	95,349	231,959	80,267
Derivatives, included in liabilities	6,453	6,453	6,467	6,467

Assets and liabilities measured at fair value on a recurring basis, including financial liabilities for which the Corporation has elected the fair value option, are summarized below:

	As of March 31, 2010				As of December 31, 2009
	Fair Value Measurements Using				Fair Value Measurements Using
				Assets /				Assets /
				Liabilities				Liabilities
				at Fair				at Fair
	Level 1	Level 2	Level 3	Value	Level 1	Level 2	Level 3	Value
	(In thousands)

Assets:
Securities available for sale:
Equity securities	$183	$—	$—	$183	$303	$—	$—	$303
U.S. Treasury Securities	49,897	—	—	49,897	—	—	—	—
Callable U.S. agency debt and MBS	—	3,203,654	—	3,203,654	—	3,949,799	—	3,949,799
Puerto Rico Government Obligations	—	136,371	—	136,371	—	136,326	—	136,326
Private label MBS	—	—	80,883	80,883	—	—	84,354	84,354

39

	As of March 31, 2010				As of December 31, 2009
	Fair Value Measurements Using				Fair Value Measurements Using
				Assets /				Assets /
				Liabilities				Liabilities
				at Fair				at Fair
	Level 1	Level 2	Level 3	Value	Level 1	Level 2	Level 3	Value
	(In thousands)

Derivatives, included in assets:
Interest rate swap agreements	—	330	—	330	—	319	—	319
Purchased interest rate cap agreements	—	70	3,487	3,557	—	224	4,199	4,423
Purchased options used to manage exposure to the stock market on embeded stock indexed options	—	1,260	—	1,260	—	1,194	—	1,194
Liabilities:								—
Medium-term notes	—	14,319	—	14,319	—	13,361	—	13,361
Derivatives, included in liabilities:
Interest rate swap agreements	—	5,091	—	5,091	—	5,068	—	5,068
Written interest rate cap agreements	—	66	—	66	—	201	—	201
Embedded written options on stock index deposits and notes payable	—	1,296	—	1,296	—	1,198	—	1,198

Changes in Fair Value for the Quarter Ended
March 31, 2010, for Items Measured at Fair Value Pursuant
to Election of the Fair Value Option
Unrealized Losses
and Interest Expense
included in
Current-Period Earnings(1)
(In thousands)

Medium-term notes	$(1,029)

(1)	Changes in fair value for the quarter ended March 31, 2010 include interest expense on medium-term notes of $0.1 million. Interest expense on medium-term notes that have been elected to be carried at fair value is recorded in interest expense in the Consolidated Statements of (Loss) Income based on such instruments’ contractual coupons.

	Changes in Fair Value for the Quarter Ended
	March 31, 2009, for Items Measured at Fair Value Pursuant
	to Election of the Fair Value Option
			Total
			Changes in Fair Value
	Unrealized Gain and	Unrealized Gain and	Unrealized (Losses) Gains
	Interest Expense included	Interest Expense included	and Interest Expense
	in Interest Expense	in Interest Expense	included in
	on Deposits(1)	on Notes Payable(1)	Current-Period Earnings(1)
		(In thousands)

Callable brokered CDs	$(1,781)	$—	$(1,781)
Medium-term notes	—	43	43

	$(1,781)	$43	$(1,738)

40

(1)	Changes in fair value for the Quarter ended March 31, 2009 include interest expense on callable brokered CDs of $8.9 million and interest expense on medium- term notes of $0.2 million. Interest expense on callable brokered CDs and medium-term notes that have been elected to be carried at fair value is recorded in interest expense in the Consolidated Statements of (Loss) Income based on such instruments’ contractual coupons.

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the quarters ended March 31, 2010 and 2009.

Level 3 Instruments Only

	Total Fair Value Measurements		Total Fair Value Measurements
	(Quarter Ended March 31, 2010)		(Quarter Ended March 31, 2009)
		Securities		Securities
	Derivatives(1)	Available for Sale(2)	Derivatives(1)	Available for Sale(2)
	(In thousands)

Beginning balance	$4,199	$84,354	$760	$113,983
Total gains or (losses) (realized/unrealized):
Included in earnings	(712)	—	222	—
Included in other comprehensive income	—	323	—	1,128
Principal repayments and amortization	—	(3,794)	—	(4,129)

Ending balance	$3,487	$80,883	$982	$110,982

(1)	Amounts related to the valuation of interest rate cap agreements.

(2)	Amounts mostly related to private label mortgage-backed securities.

The table below summarizes changes in unrealized gains and losses recorded in earnings for the quarters ended March 31, 2010 and 2009 for Level 3 assets and liabilities that are still held at the end of each period.

Level 3 Instruments Only

	Changes in	Changes in
	Unrealized Gains (Losses)	Unrealized Gains (Losses)
	(Quarter Ended March 31, 2010)	(Quarter Ended March 31, 2009)
	Derivatives	Derivatives
	(In thousands)

Changes in unrealized losses relating to assets still held at reporting date(1)(2):
Interest income on loans	$(15)	$5
Interest income on investment securities	(697)	217

	$(712)	$222

(1)	Amounts represent valuation of interest rate cap agreements

(2)	Unrealized losses of $0.3 million, and $1.1 million on Level 3 available-for-sale securities was recognized as part of other comprehensive income for the quarters ended March 31, 2010 and 2009 respectively.

Additionally, fair value is used on a non-recurring basis to evaluate certain assets in accordance with GAAP. Adjustments to fair value usually result from the application of lower-of-cost-or-market accounting

41

(e.g., loans held for sale carried at the lower of cost or fair value and repossessed assets) or write-downs of individual assets (e.g., goodwill, loans).

As of March 31, 2010, impairment or valuation adjustments were recorded for assets recognized at fair value on a non-recurring basis as shown in the following table:

				Losses Recorded
				for the Quarter
	Carrying Value as of March 31, 2010			Ended March 31,
	Level 1	Level 2	Level 3	2010
		(In thousands)

Loans receivable(1)	$—	$—	$1,390,467	$137,767
Other Real Estate Owned(2)	—	—	73,444	1,195
Loans held for sale(3)	—	19,927	—	140

(1)	Mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the collateral (e.g. absorption rates), which are not market observable.

(2)	The fair value is derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the properties (e.g. absorption rates), which are not market observable. Losses are related to market valuation adjustments after the transfer from the loan to the Other Real Estate Owned (“OREO”) portfolio.

(3)	Fair value is primarily derived from quotations based on the mortgage-backed securities market.

As of March 31, 2009, impairment or valuation adjustments were recorded for assets recognized at fair value on a non-recurring basis as shown in the following table:

				Losses Recorded
				for the Quarter
	Carrying Value as of March 31, 2009			Ended March 31,
	Level 1	Level 2	Level 3	2009
		(In thousands)

Loans receivable(1)	$—	$—	$360,442	$31,361
Other Real Estate Owned(2)	—	—	49,434	3,173
Core deposit intangible(3)	—	—	7,952	3,718

(1)	Mainly impaired commercial and construction loans. The impairment was generally measured based on the fair value of the collateral. The fair values are derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the collateral (e.g. absorption rates), which are not market observable.

(2)	The fair value is derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the properties (e.g. absorption rates), which are not market observable. Valuation allowance is based on market valuation adjustments after the transfer from the loan to the OREO portfolio.

(3)	Amount represents core deposit intangible in Florida. The impairment was generally measured based on internal information about decreases in the base of core deposits acquired upon the acquisition of FirstBank Florida.

The following is a description of the valuation methodologies used for instruments for which an estimated fair value is presented as well as for instruments for which the Corporation has elected the fair value option. The estimated fair value was calculated using certain facts and assumptions, which vary depending on the specific financial instrument.

42

Cash and due from banks and money market investments

The carrying amounts of cash and due from banks and money market investments are reasonable estimates of their fair value. Money market investments include held-to-maturity U.S. Government obligations, which have a contractual maturity of three months or less. The fair value of these securities is based on quoted market prices in active markets that incorporate the risk of nonperformance.

Investment securities available for sale and held to maturity

The fair value of investment securities is the market value based on quoted market prices (as is the case with equity securities and U.S. Treasury notes), when available, or market prices for identical or comparable assets (as is the case with MBS and callable U.S. agency debt) that are based on observable market parameters including benchmark yields, reported trades, quotes from brokers or dealers, issuer spreads, bids, offers and reference data including market research operations. Observable prices in the market already consider the risk of nonperformance. If listed prices or quotes are not available, fair value is based upon models that use unobservable inputs due to the limited market activity of the instrument, as is the case with certain private label mortgage-backed securities held by the Corporation.

Private label mortgage-backed securities are collateralized by fixed-rate mortgages on single-family residential properties in the United States and the interest rate is variable, tied to 3-month LIBOR and limited to the weighted-average coupon of the underlying collateral. The market valuation is derived from a model and represents the estimated net cash flows over the projected life of the pool of underlying assets applying a discount rate that reflects market observed floating spreads over LIBOR, with a widening spread bias on a nonrated security and utilizes relevant assumptions such as prepayment rate, default rate, and loss severity on a loan level basis. The Corporation modeled the cash flow from the fixed-rate mortgage collateral using a static cash flow analysis according to collateral attributes of the underlying mortgage pool (i.e. loan term, current balance, note rate, rate adjustment type, rate adjustment frequency, rate caps, others) in combination with prepayment forecasts obtained from a commercially available prepayment model (ADCO). The variable cash flow of the security is modeled using the 3-month LIBOR forward curve. Loss assumptions were driven by the combination of default and loss severity estimates, taking into account loan credit characteristics (loan-to-value, state, origination date, property type, occupancy loan purpose, documentation type, debt-to-income ratio, other) to provide an estimate of default and loss severity. Refer to Note 4- Investment securities for additional information about assumptions used in the valuation of private label MBS.

Other equity securities

Equity or other securities that do not have a readily available fair value are stated at the net realizable value, which management believes is a reasonable proxy for their fair value. This category is principally composed of stock that is owned by the Corporation to comply with FHLB regulatory requirements. Their realizable value equals their cost as these shares can be freely redeemed at par.

Loans receivable, including loans held for sale

The fair value of all loans was estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality and with adjustments that the Corporation’s management believes a market participant would consider in determining fair value. Loans were classified by type such as commercial, residential mortgage, credit cards and automobile. These asset categories were further segmented into fixed- and adjustable-rate categories. The fair values of performing fixed-rate and adjustable-rate loans were calculated by discounting expected cash flows through the estimated maturity date. Loans with no stated maturity, like credit lines, were valued at book value. Prepayment assumptions were considered for non-residential loans. For residential mortgage loans, prepayment estimates were based on prepayment experiences of generic U.S. mortgage-backed securities pools with similar characteristics (e.g. coupon and original term) and adjusted based on the Corporation’s historical data. Discount rates were based on the Treasury and LIBOR/Swap Yield Curves at the date of the analysis, and included appropriate adjustments for expected credit losses and liquidity. For impaired collateral dependent

43

loans, the impairment was primarily measured based on the fair value of the collateral, which is derived from appraisals that take into consideration prices in observable transactions involving similar assets in similar locations.

Deposits

The estimated fair value of demand deposits and savings accounts, which are deposits with no defined maturities, equals the amount payable on demand at the reporting date. For deposits with stated maturities, but that reprice at least quarterly, the fair value is also estimated to be the recorded amounts at the reporting date. The fair values of retail fixed-rate time deposits, with stated maturities, are based on the present value of the future cash flows expected to be paid on the deposits. The cash flows were based on contractual maturities; no early repayments are assumed. Discount rates were based on the LIBOR yield curve.

The estimated fair value of total deposits excludes the fair value of core deposit intangibles, which represent the value of the customer relationship measured by the value of demand deposits and savings deposits that bear a low or zero rate of interest and do not fluctuate in response to changes in interest rates.

The fair value of brokered CDs, which are included within deposits, is determined using discounted cash flow analyses over the full term of the CDs. The valuation uses a “Hull-White Interest Rate Tree” approach, an industry-standard approach for valuing instruments with interest rate call options. The fair value of the CDs is computed using the outstanding principal amount. The discount rates used are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices. The fair value does not incorporate the risk of nonperformance, since brokered CDs are generally participated out by brokers in shares of less than $100,000 and insured by the FDIC.

Loans payable

Loans payable consisted of short-term borrowings under the FED Discount Window Program. Due to the short-term nature of these borrowings, their outstanding balances are estimated to be the fair value.

Securities sold under agreements to repurchase

Some repurchase agreements reprice at least quarterly, and their outstanding balances are estimated to be their fair value. Where longer commitments are involved, fair value is estimated using exit price indications of the cost of unwinding the transactions as of the end of the reporting period. Securities sold under agreements to repurchase are fully collateralized by investment securities.

Advances from FHLB

The fair value of advances from FHLB with fixed maturities is determined using discounted cash flow analyses over the full term of the borrowings, using indications of the fair value of similar transactions. The cash flows assume no early repayment of the borrowings. Discount rates are based on the LIBOR yield curve. For advances from FHLB that reprice quarterly, their outstanding balances are estimated to be their fair value. Advances from FHLB are fully collateralized by mortgage loans and, to a lesser extent, investment securities.

Derivative instruments

The fair value of most of the derivative instruments is based on observable market parameters and takes into consideration the credit risk component of paying counterparties when appropriate, except when collateral is pledged. That is, on interest rate swaps, the credit risk of both counterparties is included in the valuation; and on options and caps, only the seller’s credit risk is considered. The “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments, and discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the Corporation. Derivatives include interest rate swaps used for protection against rising interest rates and, prior to June 30, 2009, included interest rate swaps to

44

economically hedge brokered CDs and medium-term notes. For these interest rate swaps, a credit component was not considered in the valuation since the Corporation has fully collateralized with investment securities any mark to market loss with the counterparty and, if there were market gains, the counterparty had to deliver collateral to the Corporation.

Certain derivatives with limited market activity, as is the case with derivative instruments named as “reference caps,” are valued using models that consider unobservable market parameters (Level 3). Reference caps are used mainly to hedge interest rate risk inherent in private label mortgage-backed securities, thus are tied to the notional amount of the underlying fixed-rate mortgage loans originated in the United States. Significant inputs used for fair value determination consist of specific characteristics such as information used in the prepayment model which follows the amortizing schedule of the underlying loans, which is an unobservable input. The valuation model uses the Black formula, which is a benchmark standard in the financial industry. The Black formula is similar to the Black-Scholes formula for valuing stock options except that the spot price of the underlying is replaced by the forward price. The Black formula uses as inputs the strike price of the cap, forward LIBOR rates, volatility estimates and discount rates to estimate the option value. LIBOR rates and swap rates are obtained from Bloomberg L.P. (“Bloomberg”) every day and are used to build a zero coupon curve based on the Bloomberg LIBOR/Swap curve. The discount factor is then calculated from the zero coupon curve. The cap is the sum of all caplets. For each caplet, the rate is reset at the beginning of each reporting period and payments are made at the end of each period. The cash flow of each caplet is then discounted from each payment date.

Although most of the derivative instruments are fully collateralized, a credit spread is considered for those that are not secured in full. The cumulative mark-to-market effect of credit risk in the valuation of derivative instruments resulted in an unrealized gain of approximately $0.5 million as of March 31, 2010, which includes an unrealized loss of $0.1 million recorded in the first quarter of 2010 and an unrealized loss of $0.5 million for the first quarter of 2009.

Term notes payable

The fair value of term notes is determined using a discounted cash flow analysis over the full term of the borrowings. This valuation also uses the “Hull-White Interest Rate Tree” approach to value the option components of the term notes. The model assumes that the embedded options are exercised economically. The fair value of medium-term notes is computed using the notional amount outstanding. The discount rates used in the valuations are based on US dollar LIBOR and swap rates. At-the-money implied swaption volatility term structure (volatility by time to maturity) is used to calibrate the model to current market prices and value the cancellation option in the term notes. For the medium-term notes, the credit risk is measured using the difference in yield curves between swap rates and a yield curve that considers the industry and credit rating of the Corporation as issuer of the note at a tenor comparable to the time to maturity of the note and option. The net loss from fair value changes attributable to the Corporation’s own credit to the medium-term notes for which the Corporation has elected the fair value option recorded for the first quarter of 2010 amounted to $1.0 million, compared to an unrealized gain of $0.3 million for the first quarter of 2009. The cumulative mark-to-market unrealized gain on the medium-term notes since measured at fair value attributable to credit risk amounted to $1.6 million as of March 31, 2010.

Other borrowings

Other borrowings consist of junior subordinated debentures. Projected cash flows from the debentures were discounted using the LIBOR yield curve plus a credit spread. This credit spread was estimated using the difference in yield curves between Swap rates and a yield curve that considers the industry and credit rating of the Corporation (US Finance BB) as issuer of the note at a tenor comparable to the time to maturity of the debentures.

45

20 — SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information follows:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Cash paid for:
Interest on borrowings	$98,088	$158,578
Income tax	—	—
Non-cash investing and financing activities:
Additions to other real estate owned	18,930	25,402
Additions to auto repossesion	18,909	19,626
Capitalization of servicing assets	1,686	1,142
Loan securitizations	57,204	73,411

21 — SEGMENT INFORMATION

Based upon the Corporation’s organizational structure and the information provided to the Chief Executive Officer of the Corporation and, to a lesser extent, the Board of Directors, the operating segments are driven primarily by the Corporation’s lines of business for its operations in Puerto Rico, the Corporation’s principal market, and by geographic areas for its operations outside of Puerto Rico. As of March 31, 2010, the Corporation had six reportable segments: Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments; United States operations and Virgin Islands operations. Management determined the reportable segments based on the internal reporting used to evaluate performance and to assess where to allocate resources. Other factors such as the Corporation’s organizational chart, nature of the products, distribution channels and the economic characteristics of the products were also considered in the determination of the reportable segments.

Starting in the fourth quarter of 2009, the Corporation realigned its reporting segments to better reflect how it views and manages its business. Two additional operating segments were created to evaluate the operations conducted by the Corporation, outside of Puerto Rico. Operations conducted in the United States and in the Virgin Islands are now individually evaluated as separate operating segments. This realignment in the segment reporting essentially reflects the effect of restructuring initiatives, including the merger of FirstBank Florida operations with and into FirstBank, and will allow the Corporation to better present the results from its growth focus.

Prior to the third quarter of 2009, the operating segments were driven primarily by the Corporation’s legal entities. FirstBank operations conducted in the Virgin Islands and through its loan production office in Miami, Florida were reflected in the Corporation’s then four reportable segments (Commercial and Corporate Banking; Mortgage Banking; Consumer (Retail) Banking; Treasury and Investments) while the operations conducted by FirstBank Florida were reported as part of a category named “Other”. In the third quarter of 2009, as a result of the aforementioned merger, the operations of FirstBank Florida were reported as part of the four reportable segments. Starting in the first quarter of 2010, activities related to auto floor plan financings previously included as part of Consumer (Retail) Banking are now included as part of the Commercial and Corporate Banking segment. The changes in the fourth quarter of 2009 and first quarter of 2010 reflected a further realignment of the organizational structure as a result of management changes. Prior period amounts have been reclassified to conform to current period presentation. These changes did not have an impact on the previously reported consolidated results of the Corporation.

The Commercial and Corporate Banking segment consists of the Corporation’s lending and other services for large customers represented by specialized and middle-market clients and the public sector. The Commercial and Corporate Banking segment offers commercial loans, including commercial real estate and construction loans, and floor plan financings as well as other products such as cash management and business

46

management services. The Mortgage Banking segment’s operations consist of the origination, sale and servicing of a variety of residential mortgage loans. The Mortgage Banking segment also acquires and sells mortgages in the secondary markets. In addition, the Mortgage Banking segment includes mortgage loans purchased from other local banks and mortgage bankers. The Consumer (Retail) Banking segment consists of the Corporation’s consumer lending and deposit taking activities conducted mainly through its branch network and loan centers. The Treasury and Investments segment is responsible for the Corporation’s investment portfolio and treasury functions executed to manage and enhance liquidity. This segment lends funds to the Commercial and Corporate Banking, Mortgage Banking and Consumer (Retail) Banking segments to finance their lending activities and borrows from those segments. The Consumer (Retail) Banking segment also lends funds to other segments. The interest rates charged or credited by Treasury and Investments and the Consumer (Retail) Banking segments are allocated based on market rates. The difference between the allocated interest income or expense and the Corporation’s actual net interest income from centralized management of funding costs is reported in the Treasury and Investments segment. The United States operations segment consists of all banking activities conducted by FirstBank in the United States mainland, including commercial and retail banking services. The Virgin Islands operations segment consists of all banking activities conducted by the Corporation in the U.S. and British Virgin Islands, including commercial and retail banking services and insurance activities.

The accounting policies of the segments are the same as those referred to in Note 1 to the Corporation’s financial statements for the year ended December 31, 2009 contained in the Corporation’s Annual Report or Form 10-K.

The Corporation evaluates the performance of the segments based on net interest income, the estimated provision for loan and lease losses, non-interest income and direct non-interest expenses. The segments are also evaluated based on the average volume of their interest-earning assets less the allowance for loan and lease losses.

47

The following table presents information about the reportable segments (in thousands):

	Mortgage	Consumer	Commercial and	Treasury and	United States	Virgin Islands
	Banking	(Retail) Banking	Corporate	Investments	Operations	Operations	Total
	(In thousands)

For the quarter ended March 31, 2010:
Interest income	$39,924	$47,537	$58,970	$42,774	$13,930	$17,853	$220,988
Net (charge) credit for transfer of funds	(33,769)	2,852	(9,100)	40,017	—	—	—
Interest expense	—	(13,568)		(77,740)	(11,267)	(1,550)	(104,125)

Net interest income	6,155	36,821	49,870	5,051	2,663	16,303	116,863

Provision for loan and lease losses	(16,015)	(12,494)	(59,447)	—	(71,201)	(11,808)	(170,965)
Non-interest income	2,251	7,308	1,601	30,585	154	3,427	45,326
Direct non-interest expenses	(8,078)	(23,961)	(17,586)	(1,633)	(9,318)	(11,026)	(71,602)

Segment (loss) income	$(15,687)	$7,674	$(25,562)	$34,003	$(77,702)	$(3,104)	$(80,378)

Average earnings assets	$2,708,763	$1,667,043	$6,452,243	$5,466,721	$1,261,836	$1,041,767	$18,598,373
For the quarter ended March 31, 2009:
Interest income	$39,480	$51,369	$60,657	$69,756	$19,302	$17,759	$258,323
Net (charge) credit for transfer of funds	(29,131)	(1,332)	(26,295)	56,758	—	—	—
Interest expense	—	(16,013)	—	(103,772)	(13,870)	(3,070)	(136,725)

Net interest income	10,349	34,024	34,362	22,742	5,432	14,689	121,598
Provision for loan and lease losses	(8,017)	(3,050)	(27,193)	—	(15,065)	(6,104)	(59,429)
Non-interest income	862	7,832	1,246	17,523	111	2,479	30,053
Direct non-interest expenses	(7,029)	(23,671)	(8,738)	(1,722)	(11,222)	(11,508)	(63,890)

Segment (loss) income	$(3,835)	$15,135	$(323)	$38,543	$(20,744)	$(444)	$28,332

Average earnings assets	$2,625,936	$1,831,093	$6,088,032	$5,558,749	$1,488,748	$992,847	$18,585,405

The following table presents a reconciliation of the reportable segment financial information to the consolidated totals:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Net (loss) income:
Total (loss) income for segments and other	$(80,378)	$28,332
Other operating expenses	(19,760)	(20,638)

Income before income taxes	(100,138)	7,694
Income tax (expense) benefit	(6,861)	14,197

Total consolidated net (loss) income	$(106,999)	$21,891

Average assets:
Total average earning assets for segments	$18,598,373	$18,585,405
Average non-earning assets	716,679	724,662

Total consolidated average assets	$19,315,052	$19,310,067

48

22 — COMMITMENTS AND CONTINGENCIES

The Corporation enters into financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and commitments to sell mortgage loans at fair value. As of March 31, 2010, commitments to extend credit amounted to approximately $1.3 billion and standby letters of credit amounted to approximately $97.5 million. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses. For most of the commercial lines of credit, the Corporation has the option to reevaluate the agreement prior to additional disbursements. In the case of credit cards and personal lines of credit, the Corporation can at any time and without cause, cancel the unused credit facility. Generally, the Corporation’s mortgage banking activities do not enter into interest rate lock agreements with prospective borrowers.

Lehman Brothers Special Financing, Inc. (“Lehman”) was the counterparty to the Corporation on certain interest rate swap agreements. During the third quarter of 2008, Lehman failed to pay the scheduled net cash settlement due to the Corporation, which constitutes an event of default under those interest rate swap agreements. The Corporation terminated all interest rate swaps with Lehman and replaced them with other counterparties under similar terms and conditions. In connection with the unpaid net cash settlement due as of March 31, 2010 under the swap agreements, the Corporation has an unsecured counterparty exposure with Lehman, which filed for bankruptcy on October 3, 2008, of approximately $1.4 million. This exposure was reserved in the third quarter of 2008. The Corporation had pledged collateral of $63.6 million with Lehman to guarantee its performance under the swap agreements in the event payment thereunder was required. The book value of pledged securities with Lehman as of March 31, 2010 amounted to approximately $64.5 million.

The Corporation believes that the securities pledged as collateral should not be part of the Lehman bankruptcy estate given the fact that the posted collateral constituted a performance guarantee under the swap agreements, was not part of a financing agreement, and ownership of the securities was never transferred to Lehman. Upon termination of the interest rate swap agreements, Lehman’s obligation was to return the collateral to the Corporation. During the fourth quarter of 2009, the Corporation discovered that Lehman Brothers, Inc., acting as agent of Lehman, had deposited the securities in a custodial account at JP Morgan/ Chase, and that, shortly before the filing of the Lehman bankruptcy proceedings, it had provided instructions to have most of the securities transferred to Barclay’s Capital in New York. After Barclay’s refusal to turn over the securities, the Corporation, during the month of December 2009, filed a lawsuit against Barclay’s Capital in federal court in New York demanding the return of the securities.

During the month of February 2010, Barclays filed a motion with the court requesting that the Corporation’s claim be dismissed on the grounds that the allegations of the complaint are not sufficient to justify the granting of the remedies therein sought. Shortly thereafter, the Corporation filed its opposition motion. A hearing on the motions was held in court on April 28, 2010. The court on that date, after hearing the arguments by both sides, concluded that the Corporation’s equitable based causes of actions, upon which the return of the investment securities are being demanded, contain allegations that sufficiently plead facts warranting the denial of Barclays’ motion to dismiss the Corporation’s claim. Accordingly, the judge ordered the case to proceed to trial. A scheduling conference for purposes of having the parties agree to a discovery time table has been set for June 1, 2010. While the Corporation believes it has valid reasons to support its claim for the return of the securities, no assurances can be given that it will ultimately succeed in its litigation against Barclay’s Capital to recover all or a substantial portion of the securities.

Additionally, the Corporation continues to pursue its claim filed in January 2009 in the proceedings under the Securities Protection Act with regard to Lehman Brothers Incorporated in Bankruptcy Court, Southern District of New York. An estimated loss was not accrued as the Corporation is unable to determine the timing of the claim resolution or whether it will succeed in recovering all or a substantial portion of the collateral or its equivalent value. If additional relevant negative facts become available in future periods, a need to recognize a partial or full reserve of this claim may arise. Considering that the investment securities have not

49

yet been recovered by the Corporation, despite its efforts in this regard, the Corporation decided to classify such investments as non-performing during the second quarter of 2009.

As of March 31, 2010, First BanCorp and its subsidiaries were defendants in various legal proceedings arising in the ordinary course of business. Management believes that the final disposition of these matters will not have a material adverse effect on the Corporation’s financial position or results of operations.

23 — FIRST BANCORP (Holding Company Only) Financial Information

The following condensed financial information presents the financial position of the Holding Company only as of March 31, 2010 and December 31, 2009 and the results of its operations for the quarters ended March 31, 2010 and 2009.

	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Assets
Cash and due from banks	$54,192	$55,423
Money market investments	300	300
Investment securities available for sale, at market:
Equity investments	183	303
Other investment securities	1,300	1,550
Investment in FirstBank Puerto Rico, at equity	1,645,067	1,754,217
Investment in FirstBank Insurance Agency, at equity	7,177	6,709
Investment in PR Finance, at equity	3,110	3,036
Investment in FBP Statutory Trust I	3,093	3,093
Investment in FBP Statutory Trust II	3,866	3,866
Other assets	3,681	3,194

Total assets	$1,721,969	$1,831,691

Liabilities & Stockholders’ Equity
Liabilities:
Other borrowings	$231,959	$231,959
Accounts payable and other liabilities	1,467	669

Total liabilities	233,426	232,628

Stockholders’ equity	1,488,543	1,599,063

Total Liabilities & Stockholders’ Equity	$1,721,969	$1,831,691

50

	Quarter Ended
	March 31,	March 31,
	2010	2009
	(In thousands)

Income:
Interest income on other investments	$—	$1
Dividends from FirstBank Puerto Rico	751	19,977
Other income	50	72

	801	20,050

Expense:
Notes payable and other borrowings	1,672	2,438
Other operating expenses	689	411

	2,361	2,849

Net loss on investments and impairments	(600)	(388)

(Loss) income before income taxes and equity
in undistributed (losses) earnings of subsidiaries	(2,160)	16,813
Income tax benefit	—	8
Equity in undistributed (losses) earnings of subsidiaries	(104,839)	5,070

Net (loss) income	$(106,999)	$21,891

24 — SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to March 31, 2010, management has determined that there are no events occurring in this period that required disclosure in or adjustment to the accompanying financial statements.

51

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (MD&A)

	Quarter Ended
	March 31,	March 31,
SELECTED FINANCIAL DATA	2010	2009
	(In thousands, except for per share and financial ratios)

Condensed Income Statements:
Total interest income	$220,988	$258,323
Total interest expense	104,125	136,725
Net interest income	116,863	121,598
Provision for loan and lease losses	170,965	59,429
Non-interest income	45,326	30,053
Non-interest expenses	91,362	84,528
(Loss) income before income taxes	(100,138)	7,694
Income tax (expense) benefit	(6,861)	14,197
Net (loss) income	(106,999)	21,891
Net (loss) income attributable to common stockholders	(113,151)	6,773
Per Common Share Results:
Net (loss) income per share basic	$(1.22)	$0.07
Net (loss) income per share diluted	$(1.22)	$0.07
Cash dividends declared	$—	$0.07
Average shares outstanding	92,521	92,511
Average shares outstanding diluted	92,521	92,511
Book value per common share	$6.04	$11.37
Tangible book value per common share(1)	$5.56	$10.86
Selected Financial Ratios (In Percent):
Profitability:
Return on Average Assets	(2.25)	0.45
Interest Rate Spread(2)	2.45	2.47
Net Interest Margin(2)	2.73	2.85
Return on Average Total Equity	(27.07)	4.66
Return on Average Common Equity	(68.06)	2.65
Average Total Equity to Average Total Assets	8.30	9.73
Tangible common equity ratio(1)	2.74	5.11
Dividend payout ratio	—	95.72
Efficiency ratio(3)	56.33	55.74
Asset Quality:
Allowance for loan and lease losses to loans receivable	4.33	2.24
Net charge-offs (annualized) to average loans	3.65	1.16
Provision for loan and lease losses to net charge-offs	138.12	154.66
Non-performing assets to total assets	9.49	3.92
Non-performing loans to total loans receivable	12.35	5.27
Allowance to total non-performing loans	35.09	42.49
Allowance to total non-performing loans excluding residential real estate loans	48.24	76.28
Other Information:
Common Stock Price: End of period	$2.41	$4.26

52

	As of	As of
	March 31,	March 31,
	2010	2009

Balance Sheet Data:
Loans and loans held for sale	$13,293,494	$13,533,087
Allowance for loan and lease losses	575,303	302,531
Money market and investment securities	4,760,247	5,506,997
Intangible assets	44,032	47,371
Deferred tax asset, net	104,457	140,851
Total assets	18,850,964	19,709,150
Deposits	12,878,234	11,619,348
Borrowings	4,320,712	5,903,751
Total preferred equity	929,660	925,162
Total common equity	535,935	969,327
Accumulated other comprehensive income, net of tax	22,948	82,751
Total equity	1,488,543	1,977,240

(1) —	Non-GAAP measure. Refer to “Capital” discussion below for additional information of the components and reconciliation of these measures.

(2) —	On a tax- equivalent basis and excluding the changes in fair value of derivative instruments and financial liabilities measured at fair value (see “Net Interest Income” discussion below for a reconciliation of this non- gaap measure).

(3) —	Non-interest expenses to the sum of net interest income and non- interest income. The denominator includes non-recurring income and changes in the fair value of derivative instruments and financial liabilities measured at fair value.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations relates to the accompanying consolidated unaudited financial statements of First BanCorp (the “Corporation” or “First BanCorp”) and should be read in conjunction with the interim unaudited financial statements and the notes thereto.

DESCRIPTION OF BUSINESS

First BanCorp is a diversified financial holding company headquartered in San Juan, Puerto Rico offering a full range of financial products to consumers and commercial customers through various subsidiaries. First BanCorp is the holding company of FirstBank Puerto Rico (“FirstBank” or the “Bank”), Grupo Empresas de Servicios Financieros (d/b/a “PR Finance Group”) and FirstBank Insurance Agency. Through its wholly-owned subsidiaries, the Corporation operates offices in Puerto Rico, the United States and British Virgin Islands and the State of Florida (USA) specializing in commercial banking, residential mortgage loan originations, finance leases, personal loans, small loans, auto loans, insurance agency and broker-dealer activities.

Consolidation of the Puerto Rico Banking Industry

Significant changes took place in the Puerto Rico banking market at the end of the day on April 30, 2010. Three banks on the island, all operating under consent orders, ceased operations by order of the Commissioner of Financial Institutions in Puerto Rico. The FDIC was appointed receiver for all three banks. The deposits and assets of these three banks were acquired immediately from the FDIC as receiver by three other local banks in Puerto Rico. The combined assets of these three shuttered institutions were approximately one quarter of the total commercial banking assets in Puerto Rico.

The Corporation believes that the reduced number of competitors in the Puerto Rico market will provide opportunities for continued rationalization of both asset and liability pricing. In addition, the Corporation sees potential for organic share growth, and therefore will continue its successful deposit and customer acquisition

53

strategies. First BanCorp will seek additional lending opportunities in selected business segments, with both present and potential customers.

OVERVIEW OF RESULTS OF OPERATIONS

First BanCorp’s results of operations generally depend primarily upon its net interest income, which is the difference between the interest income earned on its interest-earning assets, including investment securities and loans, and the interest expense incurred on its interest-bearing liabilities, including deposits and borrowings. Net interest income is affected by various factors, including: the interest rate scenario; the volumes, mix and composition of interest-earning assets and interest-bearing liabilities; and the re-pricing characteristics of these assets and liabilities. The Corporation’s results of operations also depend on the provision for loan and lease losses, which significantly affected the results for the first quarter ended March 31, 2010, non-interest expenses (such as personnel, occupancy, insurance premiums and other costs), non-interest income (mainly service charges and fees on loans and deposits and insurance income), the results of its hedging activities, gains (losses) on investments, gains (losses) on mortgage banking activities, and income taxes.

Net loss for the quarter ended March 31, 2010 amounted to $107.0 million or $(1.22) per diluted common share, compared to net income of $21.9 million or $0.07 per diluted common share for the quarter ended March 31, 2009. The Corporation’s financial results for the first quarter of 2010, as compared to the first quarter of 2009, were principally impacted by (i) an increase of $111.5 million in the provision for loan and lease losses associated with the increase in the volume of non-performing and impaired loans that required additions to specific reserves and adjustments to loss factors used to determine general reserves to account for increases in charge-offs and for sustained weak economic conditions, (ii) a decrease of $21.1 million in income tax benefit, affected by a non-cash increase of $40.9 million in the Corporation’s deferred tax asset valuation allowance as most of the deferred tax assets created in 2010 were fully reserved, (iii) an increase of $6.8 million in non-interest expenses driven by an increase of $11.8 million in the FDIC deposit insurance premium partially offset by reductions in employees’ compensation and benefit expenses and business promotions as well as lower losses related to real estate owned (REO) operations, and (iv) an unfavorable variance of $5.4 million in fair value adjustments related to derivative instruments and certain financial liabilities. These factors were partially offset by an increase of $15.3 million in non-interest income primarily due to a gain of $10.7 million on the sale of the remaining VISA Class C shares, higher gains on the sale of U.S. agency mortgage-backed securities (“MBS”), and higher gains from mortgage banking activities.

The key drivers of the Corporation’s financial results for the quarter ended March 31, 2010 include the following:

•	Net interest income for the quarter ended March 31, 2010 was $116.9 million, compared to $121.6 million for the same period in 2009. The decrease is mainly associated with an adverse fluctuation of $5.4 million in the market value of derivative instruments and financial liabilities measured at fair value. Excluding fair value adjustments, net interest income increased by $0.6 million to $118.6 million for the first quarter of 2010 from $118.0 million for the first quarter of 2009. The net interest margin, on an adjusted tax-equivalent basis, for the quarter ended March 31, 2010 was 2.73% compared to 2.85% for the same period in 2009. The slight increase in absolute terms was mainly related to the favorable impact of lower deposit pricing and the strong core deposit growth that mitigated margin compressions related to the higher non-accrual loan levels, that more than double the year-ago level, offset by the adverse impact of maintaining higher than normal liquidity levels. Refer to the “Net Interest Income” discussion below for additional information.

•	For the first quarter of 2010, the Corporation’s provision for loan and lease losses amounted to $171.0 million, compared to $59.4 million for the same period in 2009. Refer to the discussion under “Risk Management” below for an analysis of the allowance for loan and lease losses and non-performing assets and related ratios. The increase in the provision for 2010 was primarily due to increases to specific reserves on impaired loans, adversely impacted by lower collateral values, as well as increases in charge-offs and the sustained deterioration of economic conditions that have caused

54

increases in reserve loss factors used to determine general reserves. Much of the increase in the provision is related to the construction, commercial and residential mortgage loans portfolio in both the Puerto Rico and Florida market. The Corporation’s net charge-offs for the first quarter of 2010 were $123.8 million or 3.65% of average loans on an annualized basis, compared to $38.4 million or 1.16% of average loans on an annualized basis for the same period in 2009. Net charge-offs of all major loan categories, with the exception of consumer loans, experienced significant increases. Refer to the “Provision for Loan and Lease Losses” and “Risk Management — Non-performing assets and Allowance for Loan and Lease Losses” sections below for additional information.

•	For the quarter ended March 31, 2010, the Corporation’s non-interest income amounted to $45.3 million, compared to $30.0 million for the quarter ended March 31, 2009. The increase was mainly due to a gain of $10.7 million on the sale of the remaining VISA Class C shares, an increase of $2.9 million on realized gains on the sale of other investment securities (mainly U.S. agency MBS), and a $1.7 million increase in gains from mortgage banking activities as lower prepayment rates positively impacted the value of servicing assets. Refer to the “Non Interest Income” discussion below for additional information.

•	Non-interest expenses for the first quarter of 2010 amounted to $91.4 million, compared to $84.5 million for the same period in 2009. The increase is mainly related to an increase of $11.8 million in the FDIC deposit insurance premium and a $2.1 million increase in professional fees as the Corporation continued the implementation of key business strategies and dealing with higher legal expenses in workout and foreclosure procedures. This was partially offset by a decrease of $2.5 million in employees’ compensation, a $1.7 million reduction in losses on REO operations, a $0.9 million decrease in business promotion expenses and the impact in 2009 of a $3.8 million impairment charge associated with the core deposit intangible assets in its Florida operations. Refer to the “Non Interest Expenses” discussion below for additional information.

•	For the first quarter of 2010, the Corporation recorded an income tax expense of $6.9 million, compared to an income tax benefit of $14.2 million for the same period in 2009. The variance is mainly due to increases in the valuation allowance against deferred tax asset. Most of the deferred tax assets created in 2010 were fully reserved. Refer to the “Income Taxes” discussion below for additional information.

•	Total assets as of March 31, 2010 amounted to $18.9 billion, a decrease of $777.5 million compared to total assets as of December 31, 2009. The decrease in total assets was primarily a result of a decrease of $736.7 million in investment securities and a net decrease of $702.9 million in the loan portfolio, partially offset by an increase of $626.1 million in cash and cash equivalents. The decrease in assets is consistent with the Corporation’s decision to deleverage its balance sheet to, among other things and in line with market trends, strengthen its capital position. With respect to cash and cash equivalents amounts, a key objective in 2010 was to strengthen balance sheet liquidity due to potential disruptions from the consolidation of the Puerto Rico banking industry. Refer to the “Financial Condition and Operating Data” discussion below for additional information.

•	As of March 31, 2010, total liabilities amounted to $17.4 billion, a decrease of approximately $667.0 million, as compared to $18.0 billion as of December 31, 2009. The decrease in total liabilities is mainly attributable to a decrease of $576.6 million in repurchase agreements, mainly maturing short-term repurchase agreements, and a decrease of $300 million in advances from the Federal Reserve (“FED”). This was partially offset by an increase of $209.2 million in total deposits, mainly core deposits in both the Florida and Puerto Rico markets. Brokered certificates of deposit (“CDs”) decreased by $209.1 million. Refer to the “Risk Management — Liquidity and Capital Adequacy” discussion below for additional information about the Corporation’s funding sources.

•	The Corporation’s stockholders’ equity amounted to $1.5 billion as of March 31, 2010, a decrease of $110.5 million compared to the balance as of December 31, 2009, driven by the net loss of $107.0 million for the first quarter, as well as a decrease of $3.5 million in accumulated other comprehensive income. As previously reported, the Corporation decided to suspend the payment of common and preferred dividends, effective with the preferred dividend for the month of August 2009.

55

Refer to the “Risk Management — Capital” section below for additional information, including information about strategies to increase the Corporation’s common equity.

•	Total loan production, including purchases, for the quarter ended March 31, 2010 was $637 million, compared to $1.3 billion for the comparable period in 2009. The decrease in loan production during 2010, as compared to the first quarter of 2009, was mainly associated with the reduction in credit facilities extended to the Puerto Rico Government and in construction loan originations.

•	Total non-accrual loans as of March 31, 2010 were $1.63 billion, compared to $1.56 billion as of December 31, 2009. The increase of $75.5 million, or 4.83%, in non-accrual loans from December 31, 2009 was led by increases in construction and commercial mortgage loans. Total non-accrual construction loans increased $51.1 million, or 8%, from December 31, 2009 mainly concentrated in three relationships in Puerto Rico. Non-accrual commercial mortgage loans increased by $33.9 million, or 17%, from the end of the year 2009 spread through the Corporation’s geographic segments. Non-accrual residential mortgage loans increased by $5.0 million mainly in Puerto Rico, which was adversely affected by the continued trend of higher unemployment rates affecting consumers, partially offset by a decrease in the Florida portfolio. Non-accrual commercial and industrial (C&I) loans decreased by $13.2 million, including a $15.0 million charge-off associated with a loan extended to a local financial institution in Puerto Rico. The levels of non-accrual consumer loans, including finance leases, remained stable showing a $1.4 million decrease during the first quarter of 2010. Refer to the “Risk Management — Non-accruing and Non-performing Assets” section below for additional information.

CRITICAL ACCOUNTING POLICIES AND PRACTICES

The accounting principles of the Corporation and the methods of applying these principles conform with generally accepted accounting principles in the United States (“GAAP”). The Corporation’s critical accounting policies relate to the 1) allowance for loan and lease losses; 2) other-than-temporary impairments; 3) income taxes; 4) classification and related values of investment securities; 5) valuation of financial instruments; 6) derivative financial instruments; and 7) income recognition on loans. These critical accounting policies involve judgments, estimates and assumptions made by management that affect the recorded assets and liabilities and contingent assets and liabilities disclosed as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimates, if different assumptions or conditions prevail. Certain determinations inherently require greater reliance on the use of estimates, assumptions, and judgments and, as such, have a greater possibility of producing results that could be materially different than those originally reported.

The Corporation’s critical accounting policies are described in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in First BanCorp’s 2009 Annual Report on Form 10-K. There have not been any material changes in the Corporation’s critical accounting policies since December 31, 2009.

RESULTS OF OPERATIONS

Net Interest Income

Net interest income is the excess of interest earned by First BanCorp on its interest-earning assets over the interest incurred on its interest-bearing liabilities. First BanCorp’s net interest income is subject to interest rate risk due to the re-pricing and maturity mismatch of the Corporation’s assets and liabilities. Net interest income for the quarter ended March 31, 2010 was $116.9 million compared to $121.6 million for the comparable period in 2009. On a tax-equivalent basis and excluding the changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value, net interest income for the quarter ended March 31, 2010 was $128.5 million compared to $132.4 million for the comparable period of 2009.

The following tables include a detailed analysis of net interest income. Part I presents average volumes and rates on an adjusted tax-equivalent basis and Part II presents, also on an adjusted tax-equivalent basis, the

56

extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Corporation’s net interest income. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by prior period rates), and (ii) changes in rate (changes in rate multiplied by prior period volumes). Rate-volume variances (changes in rate multiplied by changes in volume) have been allocated to the changes in volume and rate based upon their respective percentage of the combined totals.

The net interest income is computed on an adjusted tax-equivalent basis (for definition and reconciliation of this non-GAAP measure, refer to discussions below) and excluding: (1) the change in the fair value of derivative instruments and (2) unrealized gains or losses on liabilities measured at fair value.

Part I

	Average Volume		Interest Income(1) /Expense		Average Rate(1)
	2010	2009	2010	2009	2010	2009
	(Dollars in thousands)

Quarter ended March 31,
Interest-earning assets:
Money market & other short-term investments	$904,600	$114,837	$436	$91	0.20%	0.32%
Government obligations(2)	1,283,568	1,141,091	8,820	19,601	2.79%	6.97%
Mortgage-backed securities	3,266,239	4,254,355	40,582	63,421	5.04%	6.05%
Corporate bonds	2,000	7,711	29	33	5.88%	1.74%
FHLB stock	68,380	71,119	843	360	5.00%	2.05%
Equity securities	1,802	2,360	15	18	3.38%	3.09%

Total investments(3)	5,526,589	5,591,473	50,725	83,524	3.72%	6.06%

Residential mortgage loans	3,554,096	3,496,429	53,599	54,049	6.12%	6.27%
Construction loans	1,483,314	1,545,731	8,753	14,102	2.39%	3.70%
C&I and commercial mortgage loans	6,652,754	6,110,754	67,404	64,145	4.11%	4.26%
Finance leases	313,899	360,276	6,343	7,582	8.20%	8.53%
Consumer loans	1,565,404	1,725,350	44,820	48,594	11.61%	11.42%

Total loans(4)(5)	13,569,467	13,238,540	180,919	188,472	5.41%	5.77%

Total interest-earning assets	$19,096,056	$18,830,013	$231,644	$271,996	4.92%	5.86%

Interest-bearing liabilities:
Brokered CDs	$7,452,195	$7,461,148	$44,382	$72,833	2.42%	3.96%
Other interest-bearing deposits	4,678,391	4,027,725	21,583	25,192	1.87%	2.54%
Loans payable	804,444	297,556	2,177	346	1.10%	0.47%
Other borrowed funds	3,004,155	3,651,695	27,300	32,922	3.69%	3.66%
FHLB advances	971,596	1,246,373	7,694	8,292	3.21%	2.70%

Total interest-bearing liabilities(6)	$16,910,781	$16,684,497	$103,136	$139,585	2.47%	3.39%

Net interest income			$128,508	$132,411

Interest rate spread					2.45%	2.47%
Net interest margin					2.73%	2.85%

(1)	On an adjusted tax-equivalent basis. The adjusted tax-equivalent yield was estimated by dividing the interest rate spread on exempt assets by 1 less Puerto Rico statutory tax rate as adjusted for changes to enacted tax rates (40.95% for the Corporation’s subsidiaries other than IBEs and 35.95% for the Corporation’s IBEs) and adding to it the cost of interest-bearing liabilities. The tax-equivalent adjustment recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a

57

standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Changes in the fair value of derivative and unrealized gains or losses on liabilities measured at fair value are excluded from interest income and interest expense because the changes in valuation do not affect interest paid or received.

(2)	Government obligations include debt issued by government sponsored agencies.

(3)	Unrealized gains and losses in available-for-sale securities are excluded from the average volumes.

(4)	Average loan balances include the average of non-accrual loans.

(5)	Interest income on loans includes $3.1 million and $2.8 million for the first quarter of 2010 and 2009, respectively, of income from prepayment penalties and late fees related to the Corporation’s loan portfolio.

(6)	Unrealized gains and losses on liabilities measured at fair value are excluded from the average volumes.

Part II

	Quarter Ended March 31,
	2010 Compared to 2009
	Increase (Decrease)
	Due to:
	Volume	Rate	Total
		(In thousands)

Interest income on interest-earning assets:
Money market & other short-term investments	$508	$(163)	$345
Government obligations	1,812	(12,593)	(10,781)
Mortgage-backed securities	(13,301)	(9,538)	(22,839)
Corporate bonds	(54)	50	(4)
FHLB stock	(28)	511	483
Equity securities	(4)	1	(3)

Total investments	(11,067)	(21,732)	(32,799)

Residential mortgage loans	896	(1,346)	(450)
Construction loans	(549)	(4,800)	(5,349)
C&I and commercial mortgage loans	5,645	(2,386)	3,259
Finance leases	(946)	(293)	(1,239)
Consumer loans	(4,579)	805	(3,774)

Total loans	467	(8,020)	(7,553)

Total interest income	(10,600)	(29,752)	(40,352)

Interest expense on interest-bearing liabilities:
Brokered CDs	(87)	(28,364)	(28,451)
Other interest-bearing deposits	3,610	(7,219)	(3,609)
Loan payable	1,029	802	1,831
Other borrowed funds	(5,904)	282	(5,622)
FHLB advances	(2,026)	1,428	(598)

Total interest expense	(3,378)	(33,071)	(36,449)

Change in net interest income	(7,222)	3,319	(3,903)

A portion of the Corporation’s interest-earning assets, mostly investments in obligations of some U.S. Government agencies and sponsored entities, generate interest which is exempt from income tax,

58

principally in Puerto Rico. Also, interest and gains on sales of investments held by the Corporation’s international banking entities are tax-exempt under the Puerto Rico tax law, except for a temporary 5% tax rate imposed by the Puerto Rico Government on IBEs’ net income effective for years that commenced after December 31, 2008 and before January 1, 2012 (refer to the Income Taxes discussion below for additional information). To facilitate the comparison of all interest data related to these assets, the interest income has been converted to an adjusted taxable equivalent basis. The tax equivalent yield was estimated by dividing the interest rate spread on exempt assets by 1 less the Puerto Rico statutory tax rate as adjusted for changes to enacted tax rates (40.95% for the Corporation’s subsidiaries other than IBEs and 35.95% for the Corporation’s IBEs) and adding to it the average cost of interest-bearing liabilities. The computation considers the interest expense disallowance required by Puerto Rico tax law. Refer to the “Income Taxes” discussion below for additional information of the Puerto Rico tax law.

The presentation of net interest income excluding the effects of the changes in the fair value of the derivative instruments and unrealized gains or losses on liabilities measured at fair value (“valuations”) provides additional information about the Corporation’s net interest income and facilitates comparability and analysis. The changes in the fair value of the derivative instruments and unrealized gains or losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively, or on interest payments exchanged with derivatives counterparties.

59

The following table reconciles net interest income in accordance with GAAP to net interest income excluding valuations, and to net interest income on an adjusted tax-equivalent basis and net interest rate spread and net interest margin on a GAAP basis to these items excluding valuations and on an adjusted tax-equivalent basis:

	Quarter Ended
	March 31, 2010	March 31, 2009
	(Dollars in thousands)

Interest Income — GAAP	$220,988	$258,323
Unrealized loss (gain) on derivative instruments	744	(775)

Interest income excluding valuations	221,732	257,548
Tax-equivalent adjustment	9,912	14,448

Interest income on a tax-equivalent basis excluding valuations	231,644	271,996
Interest Expense — GAAP	104,125	136,725
Unrealized (loss) gain on derivative instruments and liabilities measured at fair value	(989)	2,860

Interest expense excluding valuations	103,136	139,585

Net interest income — GAAP	$116,863	$121,598

Net interest income excluding valuations	$118,596	$117,963

Net interest income on a tax-equivalent basis excluding valuations	$128,508	$132,411

Average Interest-Earning Assets	$19,096,055	$18,830,013
Average Interest-Bearing Liabilities	$16,910,781	$16,684,497
Average rate on interest-earning assets — GAAP	4.69%	5.56%
Average rate on interest-earning assets excluding valuations	4.71%	5.54%
Average rate on interest-earning assets on a tax-equivalent basis and excluding valuations	4.92%	5.86%
Average rate on interest-bearing liabilities — GAAP	2.50%	3.32%
Average rate on interest-bearing liabilities excluding valuations	2.47%	3.39%
Net interest spread — GAAP	2.19%	2.24%
Net interest spread excluding valuations	2.24%	2.15%
Net interest spread on a tax-equivalent basis and excluding valuations	2.45%	2.47%
Net interest margin — GAAP	2.48%	2.62%
Net interest margin excluding valuations	2.52%	2.54%
Net interest margin on a tax-equivalent basis and excluding valuations	2.73%	2.85%

The following table summarizes the components of the changes in fair values of interest rate swaps and interest rate caps, which are included in interest income:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Unrealized (loss) gain on derivtives (economic undesignated hedges):
Interest rate caps	$(731)	$222
Interest rate swaps on loans	(13)	553

Net unrealized (loss) gain on derivatives (economic undesignated hedges)	$(744)	$775

60

The following table summarizes the components of the net unrealized gain and loss on derivatives (economic undesignated hedges) and net unrealized gain and loss on liabilities measured at fair value which are included in interest expense:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Unrealized loss on derivatives (economic undesignated hedges):
Interest rate swaps and options on brokered CDs and stock index deposits	$1	$4,426
Interest rate swaps and options on medium-term notes measured at fair value and stock index notes payable	30	110

Net unrealized loss on derivatives (economic undesignated hedges)	$31	$4,536

Unrealized (gain) loss on liabilities measured at fair value:
Unrealized gain on brokered CDs	—	(7,141)
Unrealized loss (gain) on medium-term notes	958	(255)

Net unrealized loss (gain) on liabilities measured at fair value	$958	$(7,396)

Net unrealized loss (gain) on derivatives (economic undesignated hedges) and liabilities measured at fair value	$989	$(2,860)

Interest income on interest-earning assets primarily represents interest earned on loans receivable and investment securities.

Interest expense on interest-bearing liabilities primarily represents interest paid on brokered CDs, branch-based deposits, repurchase agreements, advances from the FHLB and FED and notes payable.

Unrealized gains or losses on derivatives represent changes in the fair value of derivatives, primarily interest rate caps and swaps used for protection against rising interest rates and for 2009 mainly related to interest rate swaps that economically hedge brokered CDs and medium-term notes. All interest rate swaps related to brokered CDs were called during the course of 2009 due to the low level of interest rates and, as a consequence, the Corporation exercised its call option on the swapped-to-floating brokered CDs that were recorded at fair value.

Unrealized gains or losses on liabilities measured at fair value represent the change in the fair value of such liabilities (medium-term notes and brokered CDs), other than the accrual of interests.

Derivative instruments, such as interest rate swaps, are subject to market risk. While the Corporation does have certain trading derivatives to facilitate customer transactions, the Corporation does not utilize derivative instruments for speculative purposes. As of March 31, 2010, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, the volume of interest rate swaps was much higher, as they were used to convert the fixed-rate of a large portfolio of brokered CDs, mainly those with long-term maturities, to a variable rate and to mitigate the interest rate risk related to variable rate loans. Refer to Note 8 of the accompanying unaudited consolidated financial statements for further details concerning the notional amounts of derivative instruments and additional information. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on net interest income. This will depend, for the most part, on the shape of the yield curve, the level of interest rates, as well as the expectations for rates in the future.

Net interest income decreased 4% to $116.9 million for the first quarter of 2010 from $121.6 million in the first quarter of 2009. This reduction reflects the impact of an adverse fluctuation of $5.4 million in the market value of derivative instruments and financial liabilities measured at fair value, of which $2.7 million was related to net unrealized gains on brokered CDs measured at fair value and related interest rate swaps

61

recorded in the first quarter of 2009 that were not recorded in 2010 since these instruments were all called during the course of 2009. Excluding valuations, net interest income increased by $0.6 million to $118.6 million for the first quarter of 2010 from $118.0 million for the first quarter of 2009. The slight increase in net interest income was mainly related to lower pricing on both brokered CDs and core deposits that more than offset declines in loan yields and lower yields on investments. The weighted-average cost of brokered CDs decreased by 154 basis points to 2.42% for the first quarter of 2010 from 3.96% for the same period a year ago primarily due to the replacement of maturing or callable brokered CDs that had interest rates above current market rates with shorter-term brokered CDs and low-cost sources of funding such as advances from the FED.

Almost entirely offsetting the benefit from lower pricing on deposits was the decline in the average volume of investments securities resulting from the Corporation’s strategy to deleverage its balance sheet to further strengthen its capital position, the negative impact on net interest margin of maintaining a higher liquidity position and lower loans yields due to increases in non-performing loans. The average volume of investment securities decreased by $854.6 million reflecting the impact of the sale of approximately $1.7 billion of MBS (mainly 30 year U.S. Agency MBS) with an average yield of 5.44% and the sale of approximately $200 million of U.S. Treasury and Puerto Rico Government obligations completed after March 31, 2009. Even though approximately $1.25 billion were replaced primarily by 15 year U.S. agency MBS, proceeds from sales and repayments of MBS were used, in part, to increase liquidity levels as reflected in an increase of $789.8 million in the average volume of money market, short-term investments and overnight funds.

During the first quarter of 2010, a key objective was to strengthen balance sheet liquidity due to potential disruptions from the consolidation of the Puerto Rico banking industry. Consequently, the Corporation increased its investments in overnight funds. Liquidity volumes are significantly higher than normalized levels as reflected in the period-end cash and cash equivalents balance of $1.3 billion, an increase of $626 million since December 2009 and well in excess of historical average balances of approximately $450 million over the last three years. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted.

Also contributing to pressures on the net interest margin, which, when excluding valuation adjustments remained almost unchanged from 2.54% for the first quarter of 2009 to 2.52% for the first quarter of 2010, were lower loan yields. The yields on average loans decreased 36 basis points to 5.41% for the first quarter of 2010 from 5.77% for the same period a year ago. Lower loan yields were primarily due to the significant increase in non-accrual loans that more than doubled year-ago levels and declines in market interest rates that affected the interest income from variable rate loans. Most of the commercial and construction loans are tied to short-term indexes, but the Corporation continues with its measures to improve loan pricing and is actively increasing spreads on loan renewals. Also, the Corporation increased the use of interest rate floors in new commercial and construction loan agreements and renewals to protect net interest margins.

On an adjusted tax-equivalent basis, net interest income decreased by $3.90 million, or 3%, for the first quarter of 2010 compared to the same period in 2009. The decrease for the first quarter of 2010, as compared to the corresponding period of 2009, was principally due to a decrease of $4.5 million in the tax-equivalent adjustment. The tax-equivalent adjustment increases interest income on tax-exempt securities and loans by an amount which makes tax-exempt income comparable, on a pre-tax basis, to the Corporation’s taxable income as previously stated. The decrease in the tax-equivalent adjustment was mainly related to decreases in the interest rate spread on tax-exempt assets, mainly due to a higher proportion of taxable assets to total interest-earning assets resulting from the maintenance of a higher liquidity position and lower yields on U.S. agency and MBS held by the Corporation’s IBE subsidiary. The Corporation replaced securities called and prepayments and sales of MBS with shorter-term securities.

Provision and Allowance for Loan and Lease Losses

The provision for loan and lease losses is charged to earnings to maintain the allowance for loan and lease losses at a level that the Corporation considers adequate to absorb probable losses inherent in the portfolio. The adequacy of the allowance for loan and lease losses is also based upon a number of additional

62

factors including trends in charge-offs and delinquencies, current economic conditions, the fair value of the underlying collateral and the financial condition of the borrowers, and, as such, includes amounts based on judgments and estimates made by the Corporation. Although the Corporation believes that the allowance for loan and lease losses is adequate, factors beyond the Corporation’s control, including factors affecting the economies of Puerto Rico, the United States, the U.S. Virgin Islands and the British Virgin Islands, may contribute to delinquencies and defaults, thus necessitating additional reserves.

For the quarter ended on March 31, 2010, the Corporation recorded a provision for loan and lease losses of $171.0 million compared to $59.4 million for the comparable period in 2009. The increase was mainly related to increases to specific reserves on impaired loans as well as increases in loss factors used to determine general reserves as a result of increases in charge-offs and the sustained deterioration of economic conditions. Higher than normalized charge-offs was the trend during the last three quarters of 2009 and continued during the first quarter of 2010. Much of the increase in the provision is related to the Corporation’s construction and commercial mortgage loan portfolios in both the Puerto Rico and Florida markets. Low absorption rates, higher than normal loss rates and declines in collateral values continue to adversely impact the performance of these portfolios. However, regarding construction loans, the Corporation has experienced an improvement in absorption rates on its residential projects over the last two quarters that going forward should contribute to slow down further significant additions to the construction loans reserve.

In terms of geography, the Corporation recorded a provision of $88.0 million in the first quarter of 2010 for its loan portfolio in Puerto Rico compared to $38.3 million in the comparable 2009 quarter, an increase of $49.7 million. The increase is mainly related to the construction and commercial mortgage loan portfolio. The provision for construction loans in Puerto Rico increased by $31.1 million mainly due to additions to specific reserves and adjustments to loss factors used to determine general reserves driven by increases in charge-offs and also affected by weak economic indicators. The provision for commercial mortgage loans in Puerto Rico increased by $14.0 million and the provision for residential mortgage loans in Puerto Rico increased by $8.0 million, both affected by negative trends in loss rates and falling property values. The provision for consumer loans, including finance leases, in Puerto Rico increased by $9.4 million mainly related to reserve adjustments to account for weak economic conditions in Puerto Rico reflected in higher unemployment rates and declines in the gross national product. The aforementioned increases in the provision were partially offset by a reduction of $12.9 million in the provision for C&I loans mainly due to certain loans individually evaluated during the first quarter of 2010 that require lower reserves based on collateral values.

With respect to the loan portfolio in the United States, the Corporation recorded a $71.2 million provision for the first quarter of 2010 compared to a $15.1 million provision for the first quarter of 2009. The increase of $56.1 million is also mainly related to the construction and commercial mortgage loan portfolios affected by falling property values and increases in charge-offs. The provision for construction loans in the United States increased by $32.6 million compared to the first quarter of 2009, primarily due to increases to specific reserves of impaired loans based on lower collateral values. As of March 31, 2010, approximately $254.2 million, or 92%, of the total exposure to construction loans in Florida was individually measured for impairment. The provision for commercial mortgage loans in the United States increased by $19.6 million compared to the first quarter of 2009 also adversely impacted by lower collateral values. The Corporation continues to reduce its credit exposure on this market through disposition of assets and different loss mitigation initiatives as the end of this difficult economic cycle is approaching. Over the last two quarters, the Corporation has completed the sale of approximately $71.8 million of impaired credits in Florida.

The provision recorded for the loan portfolio in the Virgin Islands amounted to $11.8 million in the first quarter of 2010, an increase of $5.7 million compared to the same period a year ago mainly associated with the construction loan portfolio. Refer to the discussions under “Credit Risk Management” below for an analysis of the allowance for loan and lease losses, non-performing assets, impaired loans and related information and refer to the discussions under “Financial Condition and Operating Analysis — Loan Portfolio” and under “Risk Management — Credit Risk Management” below for additional information concerning the Corporation’s loan portfolio exposure in the geographic areas where the Corporation does business.

63

Non-Interest Income

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Other service charges on loans	$1,756	$1,529
Service charges on deposit accounts	3,468	3,165
Mortgage banking activities	2,500	806
Rental income	—	449
Insurance income	2,275	2,370
Other operating income	4,563	4,284

Non-interest income before net gain on investments	14,562	12,603

Gain on VISA shares	10,668	—
Net gain on sale of investments	20,696	17,838
Other-than-temporary impairment (“OTTI”) on equity securities	(600)	(388)

Net gain on investments	30,764	17,450

Total	$45,326	$30,053

Non-interest income primarily consists of other service charges on loans; service charges on deposit accounts; commissions derived from various banking, securities and insurance activities; gains and losses on mortgage banking activities; and net gains and losses on investments and impairments.

Other service charges on loans consist mainly of service charges on credit card-related activities and other non-deferrable fees (e.g. agent, commitment, unused and drawing fees).

Service charges on deposit accounts include monthly fees and other fees on deposit accounts.

Income from mortgage banking activities includes gains on sales and securitization of loans and revenues earned administering residential mortgage loans originated by the Corporation and subsequently sold with servicing retained. In addition, lower-of-cost-or-market valuation adjustments to the Corporation’s residential mortgage loans held for sale portfolio and servicing rights, if any, are recorded as part of mortgage banking activities.

Rental income represents income generated by the Corporation’s subsidiary, First Leasing, on the rental of various types of motor vehicles. As part of its strategies to focus on its core business, the Corporation divested its short-term auto rental business during the fourth quarter of 2009.

Insurance income consists of insurance commissions earned by the Corporation’s subsidiary FirstBank Insurance Agency, Inc., and the Bank’s subsidiary in the U.S. Virgin Islands, FirstBank Insurance V.I., Inc. These subsidiaries offer a wide variety of insurance business.

The other operating income category is composed of miscellaneous fees such as debit, credit card and point of sale (POS) interchange fees and check and cash management fees and includes commissions from the Corporation’s broker-dealer subsidiary, FirstBank Puerto Rico Securities.

The net gain (loss) on investment securities reflects gains or losses as a result of sales that are consistent with the Corporation’s investment policies as well as OTTI charges on the Corporation’s investment portfolio.

Non-interest income increased $15.3 million to $45.3 million for the first quarter of 2010 from $30.1 million for the first quarter of 2009. The increase in non-interest income reflected:

•	A $10.7 million gain on the sale of the remaining VISA Class C shares.

64

•	An increase of $2.9 million in realized gains on the sale of investment securities (mainly U.S. agency MBS). In an effort to manage interest rate risk, and take advantage of favorable market valuations, approximately $385 million of 30 year fixed-rate U.S. agency MBS and $65.1 million of GNMA pools that come from securitization transactions was sold in the first quarter of 2010 resulting in a gain of $20.7 million compared to a gain of $17.7 million on the sale of approximately $435 million of MBS in the first quarter of 2009.

•	A $1.7 million increase in gains from mortgage banking activities due to higher servicing fees associated with a higher servicing portfolio, lower temporary impairment charges against the valuation allowance of servicing assets and higher capitalization of servicing assets. Lower prepayments rates positively impacted the value of servicing assets.

•	A $0.3 million increase in service charges on deposit accounts, as the Corporation continues to focus on its core business strategies that include the generation of additional fee income in loans and deposits.

Non-Interest Expenses

The following table presents the detail of non-interest expenses for the periods indicated:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Employees’ compensation and benefits	$31,728	$34,242
Occupancy and equipment	14,851	14,774
Deposit insurance premium	16,653	4,880
Other taxes, insurance and supervisory fees	5,686	5,793
Professional fees — recurring	4,529	2,823
Professional fees — non-recurring	758	363
Servicing and processing fees	2,008	2,312
Business promotion	2,205	3,116
Communications	2,114	2,127
Net loss on REO operations	3,693	5,375
Other	7,137	8,723

Total	$91,362	$84,528

Non-interest expenses increased $6.8 million to $91.4 million for the first quarter of 2010 from $84.5 million for the first quarter of 2009. The increase reflected:

•	An increase of $11.8 million in the FDIC deposit insurance premium, as premium rates increased and the level of deposit grew.

•	A $3.2 million increase in the reserve for probable losses on outstanding unfunded loan commitments.

•	A $2.1 million increase in professional service fees as the Corporation continued the implementation of key business strategies and higher legal expenses in workout and foreclosure procedures.

The aforementioned increases were partially offset by decreases in expenses such as:

•	A $2.5 million decrease in employees’ compensation and benefit expenses, mainly due to a lower headcount. The number of full time equivalent employees decreased by 236, or 8%, since December 31, 2008.

•	A $1.7 million reduction in losses on REO operations due to lower write-offs and losses on the sale of repossessed properties.

65

•	A $0.9 million decrease in business promotion expenses due to lower marketing activities.

•	The impact in 2009 of a $3.8 million impairment charge associated with the core deposit intangible assets in its Florida operations.

Management continues to focus on controlling expenses and improving profitability.

Income Taxes

Income tax expense includes Puerto Rico and Virgin Islands income taxes as well as applicable U.S. federal and state taxes. The Corporation is subject to Puerto Rico income tax on its income from all sources. As a Puerto Rico corporation, First BanCorp is treated as a foreign corporation for U.S. income tax purposes and is generally subject to United States income tax only on its income from sources within the United States or income effectively connected with the conduct of a trade or business within the United States. Any such tax paid is creditable, within certain conditions and limitations, against the Corporation’s Puerto Rico tax liability. The Corporation is also subject to U.S. Virgin Islands taxes on its income from sources within that jurisdiction. Any such tax paid is also creditable against the Corporation’s Puerto Rico tax liability, subject to certain conditions and limitations.

Under the Puerto Rico Internal Revenue Code of 1994, as amended (“PR Code”), First BanCorp is subject to a maximum statutory tax rate of 39%. In 2009, the Puerto Rico Government approved Act No. 7 (the “Act”), to stimulate Puerto Rico’s economy and to reduce the Puerto Rico Government’s fiscal deficit. The Act imposes a series of temporary and permanent measures, including the imposition of a 5% surtax over the total income tax determined, which is applicable to corporations, among others, whose combined income exceeds $100,000, effectively resulting in an increase in the maximum statutory tax rate from 39% to 40.95% and an increase in the capital gain statutory tax rate from 15% to 15.75%. This temporary measure is effective for tax years that commenced after December 31, 2008 and before January 1, 2012. The PR Code also includes an alternative minimum tax of 22% that applies if the Corporation’s regular income tax liability is less than the alternative minimum tax requirements.

The Corporation has maintained an effective tax rate lower than the maximum statutory rate mainly by investing in government obligations and mortgage-backed securities exempt from U.S. and Puerto Rico income taxes and by doing business through IBEs of the Corporation and the Bank and through the Bank’s subsidiary FirstBank Overseas Corporation, in which the interest income and gain on sales is exempt from Puerto Rico and U.S. income taxation. Under the Act, all IBEs are subject to a special 5% tax on their net income not otherwise subject to tax pursuant to the PR Code. This temporary measure is also effective for tax years that commence after December 31, 2008 and before January 1, 2012. The IBEs and FirstBank Overseas Corporation were created under the International Banking Entity Act of Puerto Rico, which provides for total Puerto Rico tax exemption on net income derived by IBEs operating in Puerto Rico. IBEs that operate as a unit of a bank pay income taxes at normal rates to the extent that the IBEs’ net income exceeds 20% of the bank’s total net taxable income.

For the quarter ended March 31, 2010, the Corporation recognized an income tax expense of $6.9 million, compared to an income tax benefit of $14.2 million recorded for the same period in 2009. The variance in income tax expense mainly resulted from non-cash charges of approximately $40.9 million to increase the valuation allowance of the Corporation’s deferred tax asset. Most of the increase is related to deferred tax assets created in 2010 that were fully reserved. Approximately $3.5 million of the increase to the valuation allowance was related to deferred tax assets created before 2010 and the remaining income tax expense is related to the operations of profitable subsidiaries. As of March 31, 2010, the deferred tax asset, net of a valuation allowance of $232.6 million, amounted to $104.5 million compared to $109.2 million as of December 31, 2009.

Accounting for income taxes requires that companies assess whether a valuation allowance should be recorded against their deferred tax assets based on the consideration of all available evidence, using a “more likely than not” realization standard. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. In making such assessment, significant

66

weight is to be given to evidence that can be objectively verified, including both positive and negative evidence. The accounting for income taxes guidance requires the consideration of all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax planning strategies. In estimating taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance, and recognizes tax benefits only when deemed probable.

In assessing the weight of positive and negative evidence, a significant negative factor that resulted in an increase in the valuation allowance was that the Corporation’s banking subsidiary FirstBank Puerto Rico, continues in a three-year historical cumulative loss as of the end of the first quarter of 2010, mainly as a result of charges to the provision for loan and lease losses, especially in the construction loan portfolio in both the Puerto Rico and Florida markets, as a result of the economic downturn. As of March 31, 2010, management concluded that $104.5 million of the deferred tax assets will be realized. In assessing the likelihood of realizing the deferred tax assets, management has considered all four sources of taxable income mentioned above and, even though the Corporation expects to be profitable in the near future to realize the deferred tax asset, given current uncertain economic conditions, the Corporation has only relied on tax-planning strategies as the main source of taxable income to realize the deferred tax asset amount. Among the most significant tax-planning strategies identified are: (i) sale of appreciated assets, (ii) consolidation of profitable and unprofitable companies (in Puerto Rico each company files a separate tax return; no consolidated tax returns are permitted), and (iii) deferral of deductions without affecting its utilization. Management will continue monitoring the likelihood of realizing the deferred tax assets in future periods. If future events differ from management’s March 31, 2010 assessment, an additional valuation allowance may need to be established, which may have a material adverse effect on the Corporation’s results of operations. Similarly, to the extent the realization of a portion, or all, of the tax asset becomes “more likely than not” based on changes in circumstances (such as, improved earnings, changes in tax laws or other relevant changes), a reversal of that portion of the deferred tax asset valuation allowance will then be recorded.

The increase in the valuation allowance does not have any impact on the Corporation’s liquidity, nor does such an allowance preclude the Corporation from using tax losses, tax credits or other deferred tax assets in the future.

The income tax provision in 2010 and 2009 was also impacted by adjustments to deferred tax amounts as a result of the aforementioned changes to the PR Code enacted tax rates. Deferred tax amounts have been adjusted for the effect of the change in the income tax rate considering the enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized and an adjustment of $6.4 million was recorded for the first quarter of 2010.

FINANCIAL CONDITION AND OPERATING DATA ANALYSIS

Assets

Total assets decreased to approximately $18.9 billion as of March 31, 2010, down $777.5 million from approximately $19.6 billion as of December 31, 2009. The decrease is primarily related to a $736.7 million reduction in investment securities and a net decrease of $702.9 million in the loan portfolio, partially offset by an increase of $626.1 million in cash and cash equivalents. The Corporation’s decrease in investment securities is mainly related to the sale of approximately $385 million in U.S. agency MBS during the first quarter of 2010, the call of approximately $275 million of U.S. agency debt securities prior to their contractual maturity, and principal repayments of MBS. The decrease is consistent with the Corporation’s decision to deleverage its balance sheet to, among other things and in line with market trends, further strengthen its capital position. The decrease in the loan portfolio was largely attributable to the repayment of a $500 million facility extended to the Puerto Rico government coupled with sales of impaired loans and a higher allowance for loan and lease losses. The increase in cash and cash equivalents, comparing end-of period balances, is mainly related to increases in securities purchased under agreements to resell and U.S. treasury bills money market investments. As previously discussed, a key objective in 2010 was to strengthen balance sheet liquidity due to potential

67

disruptions from the expected consolidation of the Puerto Rico banking industry. Proceeds from sales and prepayments of MBS and loans were used, in part, to increase liquidity. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted. Refer to the “Loan portfolio” and “Investment Activities” discussion below for additional information.

Loan Portfolio

The following table presents the composition of the Corporation’s loan portfolio, including loans held for sale, as of the dates indicated:

	March 31,	December 31,
	2010	2009
	(In thousands)

Residential mortgage loans, including loans held for sale	$3,598,569	$3,616,283

Commercial loans:
Commercial mortgage loans	1,547,707	1,590,821
Construction loans	1,457,027	1,492,589
Commercial and Industrial loans(1)	4,523,178	5,029,907
Loans to local financial institutions collateralized by real estate mortgages	314,628	321,522

Total commercial loans	7,842,540	8,434,839

Finance leases	309,275	318,504

Consumer and other loans	1,543,110	1,579,600

	$13,293,494	$13,949,226

(1)	As of March 31, 2010, includes $1.2 billion of commercial loans that are secured by real estate but are not dependent upon the real estate for repayment.

As of March 31, 2010, the Corporation’s total loans decreased by $655.7 million, when compared with the balance as of December 31, 2009. All major loan categories decreased from 2009 levels, driven by the aforementioned repayment of a $500 million credit facility extended to the Puerto Rico government as well as charge-offs, pay-downs and sales of loans.

Of the total gross loan portfolio of $13.3 billion as of March 31, 2010, approximately 83% have credit risk concentration in Puerto Rico, 9% in the United States (mainly in the state of Florida) and 8% in the Virgin Islands, as shown in the following table:

	As of March 31, 2010
	Puerto Rico	Virgin Islands	Florida	Consolidated
	(In thousands)

Residential mortgage loans	$2,791,978	$446,194	$360,397	$3,598,569

Commercial loans:
Construction loans(1)	981,598	197,781	277,648	1,457,027
Commercial mortgage loans	982,321	72,245	493,141	1,547,707
Commercial and Industrial loans	4,221,836	270,670	30,672	4,523,178
Loans to a local financial institution collateralized by real estate mortgages	314,628	—	—	314,628

Commercial loans	6,500,383	540,696	801,461	7,842,540

Finance leases	309,275	—	—	309,275

Consumer loans	1,420,279	89,784	33,047	1,543,110

Total loans	$11,021,915	$1,076,674	$1,194,905	$13,293,494

68

(1) —	Construction loans of Florida operations include approximately $70.1 million of condo-conversion loans.

Loan Production

First BanCorp relies primarily on its retail network of branches to originate residential and consumer loans. The Corporation supplements its residential mortgage originations with wholesale servicing released mortgage loan purchases from mortgage bankers. The Corporation manages its construction and commercial loan originations through centralized units and most of its originations come from existing customers as well as through referrals and direct solicitations. For commercial loan originations, the Corporation also has regional offices to provide services to designated territories.

The following table details First BanCorp’s loan production, including purchases and refinancing, for the periods indicated:

	Quarter Ended March 31,
	2010	2009
	(In thousands)

Residential real estate	$126,672	$142,856
C&I and commercial mortgage	304,935	882,892
Construction	50,853	97,126
Finance leases	23,050	19,594
Consumer	131,483	124,395

Total loan production	$636,993	$1,266,863

The decrease in loan production for the first quarter of 2010, as compared to the same period in 2009, was mainly associated with the reduction in credit facilities extended to the Puerto Rico Government. During the first quarter of 2010, credit facilities to the Puerto Rico government amounted to $42.1 million compared to $502.2 million for the comparable period in 2009. Originations in 2009 included a $500 million facility extended to the Puerto Rico Sales Tax Financing Corp. (COFINA under its Spanish acronym), an instrumentality of the Government of Puerto Rico that has already been repaid and a $115 million refinancing of a commercial relationship in the health industry. Other decreases were observed in construction loan originations due to the Corporation’s strategic decision to reduce its exposure to construction projects in both Puerto Rico and the United States markets. Despite the present economic climate, the Corporation continued with stable residential mortgage loan originations and increased its consumer originations, mainly auto financings, which is a positive indicator of a potential recovery of the Puerto Rico economy.

Residential Real Estate Loans

As of March 31, 2010, the Corporation’s residential real estate loan portfolio decreased by $17.7 million as compared to the balance as of December 31, 2009. More than 90% of the Corporation’s outstanding balance of residential mortgage loans consists of fixed-rate, fully amortizing, full documentation loans. In accordance with the Corporation’s underwriting guidelines, residential real estate loans are mostly fully documented loans, and the Corporation is not actively involved in the origination of negative amortization loans or adjustable-rate mortgage loans. The decrease was a combination of loan sales and securitizations that in aggregate amounted to $77.3 million, charge-offs of $13.3 million and pay downs and foreclosures. Residential loan originations were stable compared to 2009 activity and the reduction, as compared to the first quarter of 2009, is mainly related to a decrease in the amount of loan purchases. Refer to the “Contractual Obligations and Commitments” discussion below for additional information about outstanding commitments to sell mortgage loans.

Commercial and Construction Loans

As of March 31, 2010, the Corporation’s commercial and construction loan portfolio decreased by $592.3 million, as compared to the balance as of December 31, 2009, due mainly to the $500 million

69

repayment from COFINA combined with net charge-offs of $96.3 million, the sale of approximately $31.4 million associated with two impaired commercial mortgage loans in Florida and pay downs. The Corporation’s commercial loans are primarily variable- and adjustable-rate loans.

As of March 31, 2010, the Corporation had $677.1 million outstanding of credit facilities granted to the Puerto Rico government and/or its political subdivisions and $165.5 million granted to the Virgin Islands government. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as property taxes collected by the central Government and/or municipalities. Another portion of these obligations consists of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power and water utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality have been pledged to their repayment.

Aside from loans extended to the Puerto Rico and Virgin Islands government, the largest loan to one borrower as of March 31, 2010 in the amount of $314.6 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate.

The Corporation’s construction lending volume has been stagnant for the last two years due to the slowdown in the U.S. housing market and the current economic environment in Puerto Rico. The Corporation has reduced its exposure to condo-conversion loans in its Florida operations and its construction loan originations in Puerto Rico are mainly draws from existing commitments. Approximately 97% of the construction loan originations in 2010 are related to disbursements from previous established commitments and new loans are exclusively associated with construction loans to individuals. Current absorption rates in condo-conversion loans in the United States are low and properties collateralizing some of these condo-conversion loans have been formally reverted to rental properties with a future plan for the sale of converted units upon an improvement in the real estate market. As of March 31, 2010, approximately $28.6 million of loans outstanding originally disbursed as condo-conversion construction loans have been formally reverted to income-producing commercial loans, while the repayment of interest on the remaining $70 million construction condo-conversion loans is coming principally from rental income and other sources. In Puerto Rico, absorption rates on residential projects financed by the Corporation increased over the last two quarters but the market is still under pressure because of an oversupply of housing units compounded by a lower demand and diminished consumer purchasing power and confidence. The unemployment rate in Puerto Rico tops 16%.

The construction loan portfolio in Puerto Rico decreased by $16.6 million during the first quarter of 2010 driven by charge-offs of $33.7 million. In Florida the construction portfolio decreased by $21.9 million, also driven by charge-offs of $19.5 million recorded during the first quarter of 2010.

70

The composition of the Corporation’s construction loan portfolio as of March 31, 2010 by category and geographic location follows:

	Puerto	Virgin	United
As of March 31, 2010	Rico	Islands	States	Total
	(In thousands)

Loans for residential housing projects:
High-rise(1)	$190,376	$—	$559	$190,935
Mid-rise(2)	89,236	4,681	19,593	113,510
Single-family detached	117,197	3,250	28,167	148,614

Total for residential housing projects	396,809	7,931	48,319	453,059

Construction loans to individuals secured by residential properties	12,137	24,452	—	36,589
Condo-conversion loans	11,509	—	70,092	81,601
Loans for commercial projects	342,550	118,363	1,546	462,459
Bridge loans — residential	56,575	—	1,285	57,860
Bridge loans — commercial	3,003	25,374	69,913	98,290
Land loans — residential	76,490	20,265	60,289	157,044
Land loans — commercial	60,219	1,126	26,271	87,616
Working capital	25,847	1,023	—	26,870

Total before net deferred fees and allowance for loan losses	985,139	198,534	277,715	1,461,388
Net deferred fees	(3,541)	(753)	(67)	(4,361)

Total construction loan portfolio, gross	981,598	197,781	277,648	1,457,027
Allowance for loan losses	(119,137)	(25,755)	(65,321)	(210,213)

Total construction loan portfolio, net	$862,461	$172,026	$212,327	$1,246,814

(1)	For purposes of the above table, high-rise portfolio is composed of buildings with more than 7 stories, mainly composed of three projects that represent approximately 87% of the Corporation’s total outstanding high-rise residential construction loan portfolio in Puerto Rico.

(2)	Mid-rise relates to buildings having up to 7 stories.

The following table presents further information on the Corporation’s construction portfolio as of and for the quarter ended March 31, 2010:

(Dollars in thousands)

Total undisbursed funds under existing commitments	$220,785

Construction loans in non-accrual status	$685,415

Net charge offs — Construction loans(1)	$53,215

Allowance for loan losses — Construction loans	$210,213

Non-performing construction loans to total construction loans	47.04%

Allowance for loan losses — construction loans to total construction loans	14.43%

Net charge-offs (annualized) to total average construction loans	14.35%

(1)	Includes charge-offs of $33.7 million related to construction loans in Puerto Rico and $19.5 million related to construction loans in Florida.

71

The following summarizes the construction loans for residential housing projects in Puerto Rico segregated by the estimated selling price of the units:

(In thousands)

Under $300K	$95,134
$300K-$600K	185,034
Over $600K(1)	116,641

$396,809

(1)	Mainly composed of two high-rise projects and two single-family detached projects that accounts for approximately 47% and 33%, respectively, of the residential housing projects in Puerto Rico with selling prices over $600k.

For the majority of the construction loans for residential housing projects in Florida, the estimated selling price of the units is under $300,000.

Consumer Loans and Finance Leases

As of March 31, 2010, the Corporation’s consumer loan and finance leases portfolio decreased by $45.7 million, as compared to the portfolio balance as of December 31, 2009. This is mainly the result of repayments and charge-offs that on a combined basis more than offset the volume of loan originations during the first quarter of 2010. Nevertheless, the Corporation experienced a decrease in net charge-offs for consumer loans and finance leases that amounted to $14.1 million for the first quarter of 2010, as compared to $14.8 million for the same period a year ago.

Consumer loan originations are principally driven through the Corporation’s retail network. For the first quarter of 2010, consumer loan originations increased by $10.5 million compared to the same periods in 2009, mainly in auto financings.

Investment Activities

As part of its strategy to diversify its revenue sources and maximize its net interest income, First BanCorp maintains an investment portfolio that is classified as available-for-sale or held-to-maturity. The Corporation’s available-for-sale and held-to-maturity portfolio as of March 31, 2010 amounted to $4.0 billion, a reduction of $736.5 million when compared to $4.8 billion as of December 31, 2009. The reduction was the net result of approximately $450 million of MBS sold during the quarter (mainly U.S. agency MBS) with a weighted average yield of 5.19%, the call of approximately $275 million of U.S. agency debt securities with a weighted average yield of 2.24% and MBS prepayments, partially offset by the securitization of approximately $57 million of FHA/VA mortgage loans into GNMA MBS and the purchase of approximately $100 million in aggregate of 2-year U.S. Treasury Notes with a yield of 1.02% and 3-year U.S. agency debt securities with a yield of 2.00%.

Over 90% of the Corporation’s available-for-sale and held-to-maturity securities portfolio is invested in U.S. Government and Agency debentures and fixed-rate U.S. government sponsored-agency MBS (mainly FNMA and FHLMC fixed-rate securities). The Corporation’s investment in equity securities is minimal, approximately $0.2 million, which consists of common stock of a financial institution in Puerto Rico.

72

The following table presents the carrying value of investments at the indicated dates:

	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Money market investments	$654,648	$24,286

Investment securities held to maturity, at amortized cost:
U.S. Government and agencies obligations	8,490	8,480
Puerto Rico Government obligations	23,750	23,579
Mortgage-backed securities	530,691	567,560
Corporate bonds	2,000	2,000

	564,931	601,619

Investment securities available for sale, at fair value:
U.S. Government and agencies obligations	966,550	1,145,139
Puerto Rico Government obligations	136,371	136,326
Mortgage-backed securities	2,367,884	2,889,014
Equity securities	183	303

	3,470,988	4,170,782

Other equity securities, including $68.4 million of FHLB stock as of March 31, 2010 and December 31, 2009	69,680	69,930

Total investments	$4,760,247	$4,866,617

Mortgage-backed securities at the indicated dates consist of:

	As of	As of
	March 31,	December 31,
	2009	2009
	(In thousands)

Held-to-maturity
FHLMC certificates	$4,298	$5,015
FNMA certificates	526,393	562,545

	530,691	567,560

Available-for-sale
FHLMC certificates	338,230	722,249
GNMA certificates	397,275	418,312
FNMA certificates	1,415,661	1,507,792
Collateralized Mortgage Obligations issued or guaranteed by FHLMC, FNMA and GNMA	135,835	156,307
Other mortgage pass-through certificates	80,883	84,354

	2,367,884	2,889,014

Total mortgage-backed securities	$2,898,575	$3,456,574

73

The carrying values of investment securities classified as available-for-sale and held-to-maturity as of March 31, 2010 by contractual maturity (excluding mortgage-backed securities and equity securities) are shown below:

	Carrying	Weighted
	Amount	Average Yield%
	(Dollars in thousands)

U.S. Government and agencies obligations
Due within one year	$8,490	0.47
Due after one year through five years	916,653	2.09
Due after five years through ten years	49,897	1.02

	975,040	2.02

Puerto Rico Government obligations
Due within one year	11,930	1.78
Due after one year through five years	113,497	5.40
Due after five years through ten years	26,068	5.87
Due after ten years	8,626	5.47

	160,121	5.21

Corporate bonds
Due after ten years	2,000	5.80

Total	1,137,161	2.48
Mortgage-backed securities	2,898,575	4.25
Equity securities	183	—

Total investment securities available for sale and held to maturity	$4,035,919	3.75

Net interest income of future periods will be affected by the Corporation’s decision to deleverage its investment securities portfolio to fortify its capital position and maintain a higher liquidity in overnight funds, reverse repurchase agreements and U.S. Treasury bills with maturities of less than three 3 months due to potential disruptions from the consolidation of the Puerto Rico banking industry. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted. Also, net interest income may be affected by prepayments of mortgage-backed securities. Acceleration in the prepayments of mortgage-backed securities would lower yields on these securities, as the amortization of premiums paid upon acquisition of these securities would accelerate. Conversely, acceleration in the prepayments of mortgage-backed securities would increase yields on securities purchased at a discount, as the amortization of the discount would accelerate. Also, net interest income in future periods might be affected by the Corporation’s investment in callable securities. Approximately $275 million of U.S. Agency debentures with an average yield of 2.24% were called during the first quarter of 2010. As of March 31, 2010, the Corporation has approximately $915 million in U.S. agency debentures with embedded calls and with an average yield of 2.09% (mainly securities with contractual maturities of 2 to 3 years acquired in 2009), of which $500 million were called after the end of the first quarter of 2010. However, the Corporation has been using proceeds from called securities and deploy some of its liquidity in the second quarter of 2010 through the purchase of approximately $1.8 billion of investment securities (approximately $800 million in 2,3,5 and 7 year U.S Treasury Notes with an average yield of 1.88%; approximately $496 million in 2,3 and 5 year U.S agency debt securities with an average yield of 1.52% and approximately $524 million in 30 and 15 year GNMA pools with an average yield of 3.85%). These risks are directly linked to future period market interest rate fluctuations. Refer to the “Risk Management” section below for further analysis of the effects of changing interest rates on the Corporation’s net interest income and of the interest rate risk management strategies followed by the Corporation. Also refer to Note 4 to the accompanying un-audited consolidated financial statements for additional information regarding the Corporation’s investment portfolio.

74

RISK MANAGEMENT

Risks are inherent in virtually all aspects of the Corporation’s business activities and operations. Consequently, effective risk management is fundamental to the success of the Corporation. The primary goals of risk management are to ensure that the Corporation’s risk taking activities are consistent with the Corporation’s objectives and risk tolerance and that there is an appropriate balance between risk and reward in order to maximize stockholder value.

The Corporation has in place a risk management framework to monitor, evaluate and manage the principal risks assumed in conducting its activities. First BanCorp’s business is subject to eight broad categories of risks: (1) liquidity risk, (2) interest rate risk, (3) market risk, (4) credit risk, (5) operational risk, (6) legal and compliance risk, (7) reputational risk, and (8) contingency risk. First BanCorp has adopted policies and procedures designed to identify and manage risks to which the Corporation is exposed, specifically those relating to liquidity risk, interest rate risk, credit risk, and operational risk.

The Corporation’s risk management policies are described below as well as in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of First BanCorp’s 2009 Annual Report on Form 10-K.

Liquidity and Capital Adequacy

Liquidity is the ongoing ability to accommodate liability maturities and deposit withdrawals, fund asset growth and business operations, and meet contractual obligations through unconstrained access to funding at reasonable market rates. Liquidity management involves forecasting funding requirements and maintaining sufficient capacity to meet the needs for liquidity and accommodate fluctuations in asset and liability levels due to changes in the Corporation’s business operations or unanticipated events.

The Corporation manages liquidity at two levels. The first is the liquidity of the parent company, which is the holding company that owns the banking and non-banking subsidiaries. The second is the liquidity of the banking subsidiary. The Asset and Liability Committee of the Board of Directors is responsible for establishing the Corporation’s liquidity policy as well as approving operating and contingency procedures, and monitoring liquidity on an ongoing basis. The Management’s Investment and Asset Liability Committee (“MIALCO”), using measures of liquidity developed by management, which involve the use of several assumptions, reviews the Corporation’s liquidity position on a monthly basis. The MIALCO oversees liquidity management, interest rate risk and other related matters. The MIALCO, which reports to the Board of Directors’ Asset and Liability Committee, is composed of senior management officers, including the Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, the Wholesale Banking Executive, the Retail Financial Services Director, the Risk Manager of the Treasury and Investments Division, the Asset/Liability Manager and the Treasurer. The Treasury and Investments Division is responsible for planning and executing the Corporation’s funding activities and strategy, monitoring liquidity availability on a daily basis and reviewing liquidity measures on a weekly basis. The Treasury and Investments Accounting and Operations area of the Comptroller’s Department is responsible for calculating the liquidity measurements used by the Treasury and Investment Division to review the Corporation’s liquidity position.

In order to ensure adequate liquidity through the full range of potential operating environments and market conditions, the Corporation conducts its liquidity management and business activities in a manner that will preserve and enhance funding stability, flexibility and diversity. Key components of this operating strategy include a strong focus on the continued development of customer-based funding, the maintenance of direct relationships with wholesale market funding providers, and the maintenance of the ability to liquidate certain assets when, and if, requirements warrant.

The Corporation develops and maintains contingency funding plans. These plans evaluate the Corporation’s liquidity position under various operating circumstances and allow the Corporation to ensure that it will be able to operate through periods of stress when access to normal sources of funding is constrained. The plans project funding requirements during a potential period of stress, specify and quantify sources of liquidity, outline actions and procedures for effectively managing through a difficult period, and define roles and

75

responsibilities. In the Contingency Funding Plan, the Corporation stresses the balance sheet and the liquidity position to critical levels that imply difficulties in getting new funds or even maintaining its current funding position, thereby ensuring the ability to honor its commitments, and establishing liquidity triggers monitored by the MIALCO in order to maintain the ordinary funding of the banking business. Three different scenarios are defined in the Contingency Funding Plan: local market event, credit rating downgrade, and a concentration event. They are reviewed and approved annually by the Board of Directors’ Asset and Liability Committee.

The Corporation manages its liquidity in a proactive manner, and maintains an adequate position. Multiple measures are utilized to monitor the Corporation’s liquidity position, including basic surplus and time-based liquidity gap reserve measure. The Corporation has maintained the basic surplus (cash, short-term assets minus short-term liabilities, and secured lines of credit) well in excess of the self-imposed minimum limit of 5% of total assets. As of March 31, 2010, the estimated basic surplus ratio of approximately 12% included un-pledged investment securities, FHLB lines of credit, and cash. At the end of the quarter, the Corporation had $464 million available of unused secured credit to borrow from the FHLB. Un-pledged liquid securities as of March 31, 2010 mainly consisted of fixed-rate U.S. agency debentures and MBS totaling approximately $818.3 million. The Corporation does not rely on uncommitted inter-bank lines of credit (federal funds lines) to fund its operations and does not include them in the basic surplus computation. As previously discussed, the Corporation decided to further increase its liquidity levels in the first quarter of 2010 due to potential disruptions from the consolidation of the Puerto Rico banking industry and volumes are significantly higher than normalized levels as reflected in the period-end cash and cash equivalents balance of $1.3 billion, an increase of $626 million since December 2009 and well in excess of historical average balances of approximately $450 million over the last three years. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted.

Sources of Funding

The Corporation utilizes different sources of funding to help ensure that adequate levels of liquidity are available when needed. Diversification of funding sources is of great importance to protect the Corporation’s liquidity from market disruptions. The principal sources of short-term funds are deposits, including brokered CDs, securities sold under agreements to repurchase, and lines of credit with the FHLB and the FED. The Asset Liability Committee of the Board of Directors reviews credit availability on a regular basis. The Corporation has also securitized and sold mortgage loans as a supplementary source of funding. Commercial paper has also in the past provided additional funding. Long-term funding has also been obtained through the issuance of notes and, to a lesser extent, long-term brokered CDs. The cost of these different alternatives, among other things, is taken into consideration.

The Corporation is in the process of deleveraging its balance sheet by reducing the amounts of brokered CDs and borrowings from the FED. Such reductions are being partly offset by increases in retail and business deposits. At least $500 million of brokered CDs outstanding at the beginning of the year will not be renewed. The $600 million in advances from the FED outstanding as of March 31, 2010, are expected to be re-paid on or before June 30, 2010. At the same time as the Corporation focuses on reducing its reliance on brokered deposits, it is seeking to add core deposits and pursuing other growth opportunities. Refer to “Capital” discussion below for additional information about capital raising efforts that would impact capital and liquidity levels.

The Corporation’s principal sources of funding are:

Brokered CDs — A large portion of the Corporation’s funding has been retail brokered CDs issued by the Bank subsidiary, FirstBank Puerto Rico. Total brokered CDs decreased from $7.6 billion at year-end 2009 to $7.4 billion as of March 31, 2010. The Corporation decided to deleverage its balance sheet in 2010 to fortify its capital position and has been using proceeds from repayments and sales of loans and investments to pay down maturing borrowings, including brokered CDs. Also, the Corporation is successfully implementing its core deposit growth strategy that has resulted in an increase of $418.3 million, or 8%, in non-brokered deposits during the first quarter of 2010.

76

In the event that the Corporation’s Bank subsidiary falls below the ratios of a well-capitalized institution, it faces the risk of not being able to obtain funding through this source. The FDIC and bank regulators may also exercise regulatory discretion to enforce limits on the acceptance of brokered deposits if they have safety and soundness concerns as to an over-reliance on such funding. The Bank currently complies and exceeds the minimum requirements of ratios for a “well-capitalized” institution (refer to “Capital” discussion below for additional information). As of March 31, 2010, the Bank’s total and Tier 1 capital exceed by $370 million and $734 million, respectively, the minimum well-capitalized levels. The average remaining term to maturity of the retail brokered CDs outstanding as of March 31, 2009 is approximately 1.2 years. Approximately 3% of the principal value of these certificates are callable at the Corporation’s option.

The use of brokered CDs has been particularly important for the growth of the Corporation. The Corporation encounters intense competition in attracting and retaining regular retail deposits in Puerto Rico. The brokered CDs market is very competitive and liquid, and the Corporation has been able to obtain substantial amounts of funding in short periods of time. This strategy enhances the Corporation’s liquidity position, since the brokered CDs are insured by the FDIC up to regulatory limits and can be obtained faster compared to regular retail deposits. The brokered CDs market continues to be a reliable source to fulfill the Corporation’s needs. During the quarter ended March 31, 2010, the Corporation issued $1.46 billion in brokered CDs to renew maturing broker CDs having an average interest rate of 1.38%.

The following table presents a maturity summary of brokered and retail CDs with denominations of $100,000 or higher as of March 31, 2010:

Total
(In thousands)

Three months or less	$1,516,737
Over three months to six months	1,203,764
Over six months to one year	1,953,583
Over one year	3,736,683

Total	$8,410,767

Certificates of deposit in denominations of $100,000 or higher include brokered CDs of $7.4 billion issued to deposit brokers in the form of large ($100,000 or more) certificates of deposit that are generally participated out by brokers in shares of less than $100,000 and are therefore insured by the FDIC. Certificates of deposit also include $22.7 million of deposits through the Certificate of Deposit Account Registry Service (CDARS). In an effort to meet customer needs and provide its customers with the best products and services available, the Corporation’s bank subsidiary, FirstBank Puerto Rico, has joined a program that gives depositors the opportunity to insure their money beyond the standard FDIC coverage. CDARS can offer customers access to FDIC insurance coverage beyond the $250 thousand per account without limit by placing deposit in multiple banks through a single bank gateway, when they enter into the CDARS Deposit Placement Agreement, while earning attractive returns on their deposits.

Retail deposits — The Corporation’s deposit products also include regular savings accounts, demand deposit accounts, money market accounts and retail CDs. Total deposits, excluding brokered CDs, increased by $418.3 million to $5.5 billion from the balance of $5.1 billion as of December 31, 2009, reflecting increases in core-deposit products such as money market, savings and interest-bearing checking accounts. A significant portion of the increase was related to increases in money market accounts and retail CDs in Florida. Successful marketing campaigns and attractive rates were the main reason for the increase in Florida. Increases were also reflected in Puerto Rico, the Corporation’s principal market, with an increase of $56.8 million and in the Virgin Islands with an increase of $24.2 million. Refer to Note 11 in the accompanying unaudited financial statements for further details.

Refer to the “Net Interest Income” discussion above for information about average balances of interest-bearing deposits, and the average interest rate paid on deposits for the quarters ended March 31, 2010 and 2009.

77

Securities sold under agreements to repurchase — The Corporation’s investment portfolio is substantially funded with repurchase agreements. Securities sold under repurchase agreements were $2.5 billion at March 31, 2010, compared with $3.1 billion at December 31, 2009. The decrease relates to the Corporation’s decision to deleverage its balance sheet by paying down maturing short-term repurchase agreements. One of the Corporation’s strategies is the use of structured repurchase agreements and long-term repurchase agreements to reduce exposure to interest rate risk by lengthening the final maturities of its liabilities while keeping funding costs at reasonable levels. Of the total of $2.5 billion repurchase agreements outstanding as of March 31, 2010, approximately $2.0 billion consist of structured repo’s and $500 million of long-term repos. The access to this type of funding was affected by the liquidity turmoil in the financial markets witnessed in the second half of 2008 and in 2009. Certain counterparties are still not willing to extend the term of maturing repurchase agreements. Notwithstanding, in addition to short-term repos, the Corporation has been able to maintain access to credit by using cost-effective sources such as FED and FHLB advances. Refer to Note 13 in the accompanying notes to the unaudited interim consolidated financial statements for further details about repurchase agreements outstanding by counterparty and maturities.

Under the Corporation’s repurchase agreements, as is the case with derivative contracts, the Corporation is required to deposit cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines because of changes in interest rates, a liquidity crisis or any other factor, the Corporation will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity. Given the quality of the collateral pledged, the Corporation has not experienced significant margin calls from counterparties arising from credit-quality-related write-downs in valuations with only $0.7 million of cash deposited in connection with collateralized interest rate swap agreements.

Advances from the FHLB — The Corporation’s Bank subsidiary is a member of the FHLB system and obtains advances to fund its operations under a collateral agreement with the FHLB that requires the Bank to maintain minimum qualifying mortgages as collateral for advances taken. As of March 31, 2010 and December 31, 2009, the outstanding balance of FHLB advances was $960.4 million and $978.4 million, respectively. Approximately $540.4 million of outstanding advances from the FHLB has maturities over one year. As part of its precautionary initiatives to safeguard access to credit and the low level of interest rates, the Corporation has been pledging assets with the FHLB, including $25 million of cash collateral, while at the same time the FHLB has been revising their credit guidelines and “haircuts” in the computation of availability of credit lines.

FED Discount window — FED initiatives to ease the credit crisis have included cuts to the discount rate, which was lowered from 4.75% to 0.50% through eight separate actions since December 2007, and adjustments to previous practices to facilitate financing for longer periods. That made the FED Discount Window a viable source of funding given market conditions in 2009. As of March 31, 2010, the Corporation had $600 million outstanding in short-term borrowings from the FED Discount Window with a rate of 1.25% and had collateral pledged related to this credit facility amounting to $1.3 billion, mainly commercial, consumer and mortgage loans. There is currently $900 million cap in place related to advances from the Federal Reserve Bank of New York. With U.S. market conditions improving, the Federal Reserve announced in early 2010 its intention to withdraw part of the economic stimulus measures, including reinstating restrictions in the use of Discount Window borrowings, thereby returning to its function as lender of last resort. The Corporation expects to repay the $600 million outstanding on or before June 30, 2010.

Credit Lines — The Corporation maintains unsecured and un-committed lines of credit with other banks. As of March 31, 2010, the Corporation’s total unused lines of credit with other banks amounted to $165 million. The Corporation has not used these lines of credit to fund its operations.

Though currently not in use, other sources of short-term funding for the Corporation include commercial paper and federal funds purchased. Furthermore, in previous years the Corporation has entered into several financing transactions to diversify its funding sources, including the issuance of notes payable and Junior subordinated debentures as part of its longer-term liquidity and capital management activities. No assurance can be given that these sources of liquidity will be available and if available will be on comparable terms. The

78

Corporation continues to evaluate its financing options, including available options resulting from recent federal government initiatives to deal with the crisis in the financial markets.

The Corporation’s principal uses of funds are the origination of loans and the repayment of maturing deposits and borrowings. The Corporation has committed substantial resources to its mortgage banking subsidiary, FirstMortgage Inc. As a result, residential real estate loans as a percentage of total loans receivable have increased over time from 14% at December 31, 2004 to 27% at March 31, 2010. Commensurate with the increase in its mortgage banking activities, the Corporation has also invested in technology and personnel to enhance the Corporation’s secondary mortgage market capabilities. The enhanced capabilities improve the Corporation’s liquidity profile as they allow the Corporation to derive liquidity, if needed, from the sale of mortgage loans in the secondary market. The U.S. (including Puerto Rico) secondary mortgage market is still highly liquid in large part because of the sale or guarantee programs of the FHA, VA, HUD, FNMA and FHLMC. The Corporation obtained Commitment Authority to issue GNMA mortgage-backed securities from GNMA and, under this program, the Corporation completed the securitization of approximately $57 million of FHA/VA mortgage loans into GNMA MBS during 2010. Any regulatory actions affecting GNMA, FNMA or FHLMC could adversely affect the secondary mortgage market.

Credit Ratings

The Corporation’s credit as long-term issuer is currently rated B by Standard & Poor’s (“S&P”) and B- by Fitch Ratings Limited (“Fitch”), both with negative outlook.

At the FirstBank subsidiary level, long-term senior debt is currently rated B1 by Moody’s Investor Service (“Moodys”), four notches below their definition of investment grade; B by S&P, and B by Fitch, both five notches below their definition of investment grade. The outlook on the Bank’s credit ratings from the three rating agencies is negative.

In the fourth quarter 2009, the Corporation and its subsidiary bank suffered credit rating downgrades from Moody’s (Ba2 to B1), S&P (BB+ to B), and Fitch (BB to B) rating services. Furthermore, on April 27, 2010, S&P placed the Corporation on “Credit Watch Negative.” The Corporation does not have any outstanding debt or derivative agreements that would be affected by the recent or any future credit downgrades. Given our current non-reliance on corporate debt or other instruments directly linked in terms of pricing or volume to credit ratings, the liquidity of the Corporation so far has also not been affected in any material way by the downgrades.

The Corporation’s liquidity, however, is contingent upon its ability to obtain new external sources of funding to finance its operations. The Corporation’s current credit ratings and any further downgrades in credit ratings can hinder the Corporation’s access to external funding and/or cause external funding to be more expensive, which could in turn adversely affect the results of operations. Also, any change in credit ratings may affect the fair value of certain liabilities and unsecured derivatives that consider the Corporation’s own credit risk as part of the valuation.

Cash Flows

Cash and cash equivalents were $1.3 billion and $132.1 million at March 31, 2010 and 2009, respectively. These balances increased by $626.1 million and decreased by $273.6 million from December 31, 2009 and 2008, respectively. The following discussion highlights the major activities and transactions that affected the Corporation’s cash flows during the first quarter of 2010 and 2009.

Cash Flows from Operating Activities

First BanCorp’s operating assets and liabilities vary significantly in the normal course of business due to the amount and timing of cash flows. Management believes cash flows from operations, available cash balances and the Corporation’s ability to generate cash through short- and long-term borrowings will be sufficient to fund the Corporation’s operating liquidity needs.

79

For the first quarter of 2010, net cash provided by operating activities was $83.3 million. Net cash generated from operating activities was higher than net loss reported largely as a result of adjustments for operating items such as the provision for loan and lease losses, partially offset by adjustments to net income from gain on sale of investments.

For the first quarter of 2009, net cash provided by operating activities was $74.3 million, which was higher than net income, mainly also as a result of adjustments for operating items such as the provision for loan and lease losses.

Cash Flows from Investing Activities

The Corporation’s investing activities primarily include originating loans to be held to maturity and its available-for-sale and held-to-maturity investment portfolios. For the quarter ended March 31, 2010, net cash provided by investing activities was $1.2 billion, primarily reflecting proceeds from loans, as well as proceeds from securities sold or called during the first quarter of 2010 and MBS prepayments.

For the first quarter of 2009, net cash used in investing activities was $466.8 million, primarily for loan origination disbursements and purchases of available-for-sale investment securities to mitigate in part the impact of investment securities called by counterparties prior to maturity and MBS prepayments.

Cash Flows from Financing Activities

The Corporation’s financing activities primarily include the receipt of deposits and issuance of brokered CDs, the issuance and payments of long-term debt, the issuance of equity instruments and activities related to its short-term funding. In addition, the Corporation paid monthly dividends on its preferred stock and quarterly dividends on its common stock until it announced the suspension of dividends beginning in August 2009. In the first quarter of 2010, net cash used in financing activities was $691.3 million due to the Corporation’s decision to deleverage its balance sheet and pay down maturing repurchase agreements as well as advances from the FHLB and the FED. Partially offsetting these cash reductions was the growth of the core deposit base

In the first quarter of 2009, net cash provided by financing activities was $119.0 million due to the investment of $400 million by the U.S. Treasury in preferred stock of the Corporation through the U.S. Treasury TARP Capital Purchase Program and due to the use of the FED Discount Window Program and advances from the FHLB to refinance brokered CDs at a lower cost and finance the Corporation’s lending activities. Partially offsetting these cash proceeds was the payment of cash dividends and pay down of maturing borrowings, in particular brokered CDs and repurchase agreements.

Capital

The Corporation’s stockholders’ equity amounted to $1.5 billion as of March 31, 2010, a decrease of $110.5 million compared to the balance as of December 31, 2009, driven by the net loss of $107.0 million for the first quarter, as well as a decrease in accumulated other comprehensive income of $3.5 million related to the aforementioned sale of investments and changes in the fair value of investment securities. As previously reported, the Corporation decided to suspend the payment of common and preferred dividends, effective with the preferred dividend for the month of August 2009.

As of March 31, 2010, First BanCorp and FirstBank Puerto Rico were in compliance with regulatory capital requirements that were applicable to them as a financial holding company and a state non-member bank, respectively (i.e., total capital and Tier 1 capital to risk-weighted assets of at least 8% and 4%, respectively, and Tier 1 capital to average assets of at least 4%). Set forth below are First BanCorp’s, and FirstBank Puerto Rico’s regulatory capital ratios as of March 31, 2010 and December 31, 2009, based on existing Federal Reserve and Federal Deposit Insurance Corporation guidelines.

80

		Banking Subsidiary
	First		To be well
	BanCorp	FirstBank	Capitalized

As of March 31, 2010
Total capital (Total capital to risk-weighted assets)	13.26%	12.76%	10.00%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	11.98%	11.48%	6.00%
Leverage ratio	8.37%	8.01%	5.00%
As of December 31, 2009
Total capital (Total capital to risk-weighted assets)	13.44%	12.87%	10.00%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	12.16%	11.70%	6.00%
Leverage ratio	8.91%	8.53%	5.00%

The decrease in regulatory capital ratios is mainly related to the net loss reported for the quarter that was almost entirely offset by the decrease in risk-weighted assets consistent with the Corporation’s decision to deleverage its balance sheet to fortify its capital position.

The Corporation continued to be well-capitalized, based on it having approximately $437 million and $800 million of total capital and Tier 1 capital as of March 31, 2010, respectively, in excess of minimum well-capitalized requirements of 10% and 6%, respectively.

The Corporation’s tangible common equity ratio was 2.74% as of March 31, 2010, compared to 3.20% as of December 31, 2009, and the Tier 1 common equity to risk- weighted assets ratio as of March 31, 2010 was 3.36% compared to 4.10% as of December 31, 2009.

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by financial analysts and investment bankers to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets for the periods ended March 31, 2010 and December 31, 2009, respectively:

	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Tangible Equity:
Total equity — GAAP	$1,488,543	$1,599,063
Preferred equity	(929,660)	(928,508)
Goodwill	(28,098)	(28,098)
Core deposit intangible	(15,934)	(16,600)

Tangible common equity	$514,851	$625,857

81

	As of
	March 31,	December 31,
	2010	2009
	(In thousands)

Tangible Assets:
Total assets — GAAP	$18,850,694	$19,628,448
Goodwill	(28,098)	(28,098)
Core deposit intangible	(15,934)	(16,600)

Tangible assets	$18,806,662	$19,583,750

Common shares outstanding	92,542	92,542

Tangible common equity ratio	2.74%	3.20%
Tangible book value per common share	$5.56	$6.76

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) Tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program (SCAP), the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may continue to be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

	As of
	March 31,	December 31,
	2010	2009
	(Dollars in thousands)

Tier 1 Common Equity:
Total equity — GAAP	$1,488,543	$1,599,063
Qualifying preferred stock	(929,660)	(928,508)
Unrealized (gain) loss on available-for-sale securities(1)	(22,948)	(26,617)
Disallowed deferred tax asset(2)	(40,522)	(11,827)
Goodwill	(28,098)	(28,098)
Core deposit intangible	(15,934)	(16,600)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	(951)	(1,535)
Other disallowed assets	(24)	(24)

Tier 1 common equity	$450,406	$585,854

Total risk-weighted assets	$13,402,979	$14,303,496

Tier 1 common equity to risk-weighted assets ratio	3.36%	4.10%

(1) —	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2) —	Approximately $69 million of the Corporation’s deferred tax assets at March 31, 2010 (December 31, 2009 — $111 million; March 31, 2009 — $59 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $41 million of such assets at

82

March 31, 2010 (December 31, 2009 — $12 million; March 31, 2009 — $83 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year or (ii) 10% of the amount of the entity’s Tier 1 capital. Approximately $5 million of the Corporation’s other net deferred tax liability at March 31, 2010 (December 31, 2009 — $4 million; March 31, 2009 — $1 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

During the first quarter of 2010, the Corporation announced its plan to enhance its capital structure. The Corporation retained Sandler O’Neill + Partners and UBS Securities, Inc. to find purchasers for approximately $500 million of common stock. The Corporation also announced that it is considering a rights offering to existing stockholders and possible exchange offers to holders of its preferred stock. During the first quarter of 2010, the Corporation filed a registration statement with the SEC related to an offer to issue up to 130,835,337 million shares of its common stock in exchange for its Series A,B,C,D and E preferred stock. In addition, the Corporation is also negotiating the issuance of shares of common stock to the U.S. Treasury in exchange for the preferred stock it acquired under the Capital Purchase Program.

The Corporation must increase its common equity to provide additional protection from the possibility that, due to the current economic situation in Puerto Rico that has impacted the Corporation’s asset quality and earnings performance, First BanCorp will have to recognize additional loan loss reserves against its loan portfolio and absorb the potential future credit losses associated with the disposition of our non performing assets. The Corporation has assured its regulators that it is committed to raising capital and is actively pursuing capital strengthening initiatives. Even though the Corporation is “well capitalized” under capital regulatory guidelines, if the Corporation is not able to increase its capital in the near term, management believes that is likely that our regulators could require us to execute certain informal or formal written regulatory agreements that would have a material adverse effect on our business, operations, financial condition or results of operations and the value of our common stock. The regulatory actions could require the Corporation to raise capital within a specified time frame to maintain the regulatory capital ratios at levels above the minimum amounts required for “well capitalized” banks, and require the Corporation to seek a waiver to continue to issue brokered deposits, even at a reduced level.

In addition to raising capital, the Corporation is taking actions to reduce its non-performing assets and return to profitability to ensure long-term health while maintaining its ability to meet its obligations in the foreseeable future (refer to Liquidity discussion above for additional information). As of March 31, 2010, the Corporation’s cash and cash equivalents were $1.3 billion. With the additional capital resulting from the success of the capital plans mentioned above, the Corporation will significantly strengthen its balance sheet and enhance its competitive position to continue executing its organic growth strategies. The Corporation is actively implementing other strategies to fortify its capital position, including asset reductions, cost control strategies and the suspension of dividends for common and preferred shareholders since August 2009.

The Corporation is implementing steps to position itself to benefit from the recent consolidation of the Puerto Rico banking system. Subsequent to the consolidation of the Puerto Rico banking industry that took place on April 30, 2010, no disruptions have been noted. The reduction in the number of competitors should bring significant opportunities to the Corporation to enhance its short and long-term growth prospects. In furtherance of its capital plan, on April 27, 2010, First BanCorp’s stockholders approved a proposal to increase the number of shares of common stock the Corporation is authorized to issue from 250 million shares to 750 million shares. With the approval of this proposal, First BanCorp may have enough authorized shares of common stock to enable it to complete the capital transactions mentioned above. In any event, New York Stock Exchange rules are likely to require the approval of the sale of $500 million of shares of common stock and the exchange offer by First BanCorp’s stockholders unless the New York Stock Exchange approves a request for an exemption from such a requirement.

83

Off -Balance Sheet Arrangements

In the ordinary course of business, the Corporation engages in financial transactions that are not recorded on the balance sheet, or may be recorded on the balance sheet in amounts that are different than the full contract or notional amount of the transaction. These transactions are designed to (1) meet the financial needs of customers, (2) manage the Corporation’s credit, market or liquidity risks, (3) diversify the Corporation’s funding sources and (4) optimize capital.

As a provider of financial services, the Corporation routinely enters into commitments with off-balance sheet risk to meet the financial needs of its customers. These financial instruments may include loan commitments and standby letters of credit. These commitments are subject to the same credit policies and approval process used for on-balance sheet instruments. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. As of March 31, 2010, commitments to extend credit and commercial and financial standby letters of credit amounted to approximately $1.3 billion and $97.5 million, respectively. Commitments to extend credit are agreements to lend to customers as long as the conditions established in the contract are met. Generally, the Corporation’s mortgage banking activities do not enter into interest rate lock agreements with its prospective borrowers.

Contractual Obligations and Commitments

The following table presents a detail of the maturities of the Corporation’s contractual obligations and commitments, which consist of CDs, long-term contractual debt obligations, commitments to sell mortgage loans and commitments to extend credit:

	Contractual Obligations and Commitments
	As of March 31, 2010
	Total	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years
	(In thousands)

Contractual obligations:
Certificates of deposit(1)	$9,132,305	$5,143,410	$3,587,044	$389,152	$12,699
Loans payable	600,000	600,000	—	—	—
Securities sold under agreements to repurchase	2,500,000	200,000	1,500,000	800,000	—
Advances from FHLB	960,440	420,000	462,000	78,440	—
Notes payable	28,313	—	13,994	—	14,319
Other borrowings	231,959	—	—	—	231,959

Total contractual obligations	$13,453,017	$6,363,410	$5,563,038	$1,267,592	$258,977

Commitments to sell mortgage loans	$15,872	$15,872

Standby letters of credit	$97,519	$97,519

Commitments to extend credit:
Lines of credit	$992,472	$992,472
Letters of credit	58,446	58,446
Commitments to originate loans	223,186	223,186

Total commercial commitments	$1,274,104	$1,274,104

(1)	Includes $7.4 billion of brokered CDs sold by third-party intermediaries in denominations of $100,000 or less, within FDIC insurance limits and $22.7 million in CDARS.

84

The Corporation has obligations and commitments to make future payments under contracts, such as debt and lease agreements, and under other commitments to sell mortgage loans at fair value and commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Other contractual obligations result mainly from contracts for the rental and maintenance of equipment. Since certain commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. For most of the commercial lines of credit, the Corporation has the option to reevaluate the agreement prior to additional disbursements. There have been no significant or unexpected draws on existing commitments. In the case of credit cards and personal lines of credit, the Corporation can at any time and without cause cancel the unused credit facility. In the ordinary course of business, the Corporation enters into operating leases and other commercial commitments. There have been no significant changes in such contractual obligations since December 31, 2009.

Lehman Brothers Special Financing, Inc. (“Lehman”) was the counterparty to the Corporation on certain interest rate swap agreements. During the third quarter of 2008, Lehman failed to pay the scheduled net cash settlement due to the Corporation, which constitutes an event of default under those interest rate swap agreements. The Corporation terminated all interest rate swaps with Lehman and replaced them with other counterparties under similar terms and conditions. In connection with the unpaid net cash settlement due as of March 31, 2010 under the swap agreements, the Corporation has an unsecured counterparty exposure with Lehman, which filed for bankruptcy on October 3, 2008, of approximately $1.4 million. This exposure was reversed in the third quarter of 2008. The Corporation had pledged collateral of $63.6 million with Lehman to guarantee its performance under the swap agreements in the event payment thereunder was required. The book value of pledged securities with Lehman as of March 31, 2010 amounted to approximately $64.5 million.

The Corporation believes that the securities pledged as collateral should not be part of the Lehman bankruptcy estate given the fact that the posted collateral constituted a performance guarantee under the swap agreements, was not part of a financing agreement, and ownership of the securities was never transferred to Lehman. Upon termination of the interest rate swap agreements, Lehman’s obligation was to return the collateral to the Corporation. During the fourth quarter of 2009, the Corporation discovered that Lehman Brothers, Inc., acting as agent of Lehman, had deposited the securities in a custodial account at JP Morgan/Chase, and that, shortly before the filing of the Lehman bankruptcy proceedings, it had provided instructions to have most of the securities transferred to Barclay’s Capital in New York. After Barclay’s refusal to turn over the securities, the Corporation, during the month of December 2009, filed a lawsuit against Barclay’s Capital in federal court in New York demanding the return of the securities.

During the month of February 2010, Barclays filed a motion with the court requesting that the Corporation’s claim be dismissed on the grounds that the allegations of the complaint are not sufficient to justify the granting of the remedies therein sought. Shortly thereafter, the Corporation filed its opposition motion. A hearing on the motions was held in court on April 28, 2010. The court on that date, after hearing the arguments by both sides, concluded that the Corporation’s equitable based causes of actions, upon which the return of the investment securities are being demanded, contain allegations that sufficiently plead facts warranting the denial of Barclays’ motion to dismiss the Corporation’s claim. Accordingly, the judge ordered the case to proceed to trial. A scheduling conference for purposes of having the parties agree to a discovery time table has been set for June 1, 2010. While the Corporation believes it has valid reasons to support its claim for the return of the securities, no assurances can be given that it will ultimately succeed in its litigation against Barclay’s Capital to recover all or a substantial portion of the securities.

Additionally, the Corporation continues to pursue its claim filed in January 2009 in the proceedings under the Securities Protection Act with regard to Lehman Brothers Incorporated in Bankruptcy Court, Southern District of New York. The Corporation can provide no assurances that it will be successful in recovering all or substantial portion of the securities through these proceedings. An estimated loss was not accrued as the Corporation is unable to determine the timing of the claim resolution or whether it will succeed in recovering all or a substantial portion of the collateral or its equivalent value. If additional negative relevant facts become available in future periods, a need to recognize a partial or full reserve of this claim may arise. Considering

85

that the investment securities have not yet been recovered by the Corporation, despite its efforts in this regard, the Corporation decided to classify such investments as non-performing during 2009.

Interest Rate Risk Management

First BanCorp manages its asset/liability position in order to limit the effects of changes in interest rates on net interest income and to maintain stability in the profitability under varying interest rate environments. The MIALCO oversees interest rate risk and focuses on, among other things, current and expected conditions in world financial markets, competition and prevailing rates in the local deposit market, liquidity, securities market values, recent or proposed changes to the investment portfolio, alternative funding sources and related costs, hedging and the possible purchase of derivatives such as swaps and caps, and any tax or regulatory issues which may be pertinent to these areas. The MIALCO approves funding decisions in light of the Corporation’s overall growth strategies and objectives.

The Corporation performs on a quarterly basis a consolidated net interest income simulation analysis to estimate the potential change in future earnings from projected changes in interest rates. These simulations are carried out over a one-to five-year time horizon, assuming gradual upward and downward interest rate movements of 200 basis points, achieved during a twelve-month period. Simulations are carried out in two ways:

(1) using a static balance sheet as the Corporation had it on the simulation date, and

(2) using a dynamic balance sheet based on recent patterns and current strategies.

The balance sheet is divided into groups of assets and liabilities detailed by maturity or re-pricing and their corresponding interest yields and costs. As interest rates rise or fall, these simulations incorporate expected future lending rates, current and expected future funding sources and costs, the possible exercise of options, changes in prepayment rates, deposits decay and other factors which may be important in projecting the future growth of net interest income.

The Corporation uses a simulation model to project future movements in the Corporation’s balance sheet and income statement. The starting point of the projections generally corresponds to the actual values on the balance sheet on the date of the simulations.

These simulations are highly complex, and use many simplifying assumptions that are intended to reflect the general behavior of the Corporation over the period in question. It is highly unlikely that actual events will match these assumptions in all cases. For this reason, the results of these simulations are only approximations of the true sensitivity of net interest income to changes in market interest rates.

The following table presents the results of the simulations as of March 31, 2010 and December 31, 2009. Consistent with prior years, these exclude non-cash changes in the fair value of derivatives and liabilities measured at fair value:

	March 31, 2010				December 31, 2009
	Net Interest Income Risk				Net Interest Income Risk
	(Projected for the Next 12 Months)				(Projected for the Next 12 Months)
	Static Simulation		Growing Balance Sheet		Static Simulation		Growing Balance Sheet
	$ Change	% Change	$ Change	% Change	$ Change	% Change	$ Change	% Change
(Dollars in millions)

+ 200 bps ramp	$22.1	4.35%	$19.9	4.09%	$10.6	2.16%	$16.0	3.39%
- 200 bps ramp	$(30.5)	(6.03)%	$(32.9)	(6.74)%	$(31.9)	(6.53)%	$(33.0)	(6.98)%

The Corporation continues to manage its balance sheet structure to control the overall interest rate risk. As part of the overall strategy, the Corporation continued to reduce the size of its loan portfolio, reduce the amount of its long-term fixed-rate and callable investment securities, and increase the amount of its shorter-duration investment securities. During the first quarter of 2010, approximately $450 million of Agency MBS was sold (of which $57 million settled in April 2010), while $275 million of US Agency debentures were called. Due to current market conditions, high levels of MBS prepayments and the exercise of the embedded calls on the remaining U.S. agency debentures are expected. Proceeds from these sales and calls, in

86

conjunction with prepayments on mortgage-backed securities, have been maintained in overnight funds. In addition, the Corporation continued adjusting the mix of its funding sources to better match the expected average life of the assets. This strategy causes an asset sensitive position, where net interest income is expected to increase during the first twelve months of the projection, in rising rates scenarios.

Taking into consideration the above-mentioned changes in assets for modeling purposes, the net interest income for the next twelve months under a non-static balance sheet scenario is estimated to increase by $19.9 million in a gradual parallel upward move of 200 basis points.

Following the Corporation’s risk management policies, modeling of the downward “parallel” rates moves by anchoring the short end of the curve, (falling rates with a flattening curve) was performed, even though, given the current level of rates as of March 31, 2010, some market interest rate were projected to be zero. Under this scenario, where a considerable spread compression is projected, net interest income for the next twelve months in a non-static balance sheet scenario is estimated to decrease by $32.9 million.

Derivatives

First BanCorp uses derivative instruments and other strategies to manage its exposure to interest rate risk caused by changes in interest rates beyond management’s control.

The following summarizes major strategies, including derivative activities, used by the Corporation in managing interest rate risk:

Interest rate cap agreements — Interest rate cap agreements provide the right to receive cash if a reference interest rate rises above a contractual rate. The value increases as the reference interest rate rises. The Corporation enters into interest rate cap agreements for protection from rising interest rates. Specifically, the interest rate on certain private label mortgage pass-through securities and certain of the Corporation’s commercial loans to other financial institutions is generally a variable rate limited to the weighted-average coupon of the pass-through certificate or referenced residential mortgage collateral, less a contractual servicing fee.

Interest rate swaps — Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying notional principal amount. As of March 31, 2010, most of the interest rate swaps outstanding are used for protection against rising interest rates. In the past, interest rate swaps volume was much higher since they were used to convert fixed-rate brokered CDs (liabilities), mainly those with long-term maturities, to a variable rate and mitigate the interest rate risk inherent in variable rate loans. All interest rate swaps related to brokered CDs were called during 2009, in the face of lower interest rate levels, and, as a consequence, the Corporation exercised its call option on the swapped-to-floating brokered CDs.

Structured repurchase agreements — The Corporation uses structured repurchase agreements, with embedded call options, to reduce the Corporation’s exposure to interest rate risk by lengthening the contractual maturities of its liabilities, while keeping funding costs low. Another type of structured repurchase agreement includes repurchase agreements with embedded cap corridors; these instruments also provide protection in a rising rate scenario.

For detailed information regarding the volume of derivative activities (e.g. notional amounts), location and fair values of derivative instruments in the Statement of Financial Condition and the amount of gains and losses reported in the Statement of (Loss) Income, refer to Note 8 in the accompanying unaudited consolidated financial statements.

87

The following tables summarize the fair value changes in the Corporation’s derivatives as well as the sources of the fair values:

Quarter Ended
March 31, 2010
(In thousands)

Fair value of contracts outstanding at the beginning of the period	$(531)
Changes in fair value during the period	(775)

Fair value of contracts outstanding as of March 31, 2010	$(1,306)

Source of Fair Value

	Payments Due by Period
	Maturity			Maturity
	Less than	Maturity	Maturity	in Excess	Total
	One Year	1-3 Years	3-5 Years	of 5 Years	Fair Value
	(In thousands)

As of March 31, 2010
Pricing from observable market inputs	$(133)	$(32)	$(648)	$(3,980)	$(4,793)
Pricing that consider unobservable market inputs	—	—	—	3,487	3,487

	$(133)	$(32)	$(648)	$(493)	$(1,306)

Derivative instruments, such as interest rate swaps, are subject to market risk. As is the case with investment securities, the market value of derivative instruments is largely a function of the financial market’s expectations regarding the future direction of interest rates. Accordingly, current market values are not necessarily indicative of the future impact of derivative instruments on earnings. This will depend, for the most part, on the shape of the yield curve as well as the level of interest rates.

As of March 31, 2010, all of the derivative instruments held by the Corporation were considered economic undesignated hedges.

The use of derivatives involves market and credit risk. The market risk of derivatives stems principally from the potential for changes in the value of derivative contracts based on changes in interest rates. The credit risk of derivatives arises from the potential of default from the counterparty. To manage this credit risk, the Corporation deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. Master netting agreements incorporate rights of set-off that provide for the net settlement of contracts with the same counterparty in the event of default. Currently the Corporation is mostly engaged in derivative instruments with counterparties with a credit rating of single A or better. All of the Corporation’s interest rate swaps are supported by securities collateral agreements, which allow the delivery of securities to and from the counterparties depending on the fair value of the instruments, to minimize credit risk.

Refer to Note 19 of the accompanying unaudited consolidated financial statements for additional information regarding the fair value determination of derivative instruments.

Set forth below is a detailed analysis of the Corporation’s credit exposure by counterparty with respect to derivative instruments outstanding as of March 31, 2010 and December 31, 2009.

88

	As of March 31, 2010
			Total			Accrued
			Exposure at	Negative	Total	Interest Receivable
Counterparty	Rating(1)	Notional	Fair Value(2)	Fair Values	Fair Values	(Payable)
	(In thousands)

Interest rate swaps with rated counterparties:
JP Morgan	A+	$66,963	$657	$(4,644)	$(3,987)	$—
Credit Suisse First Boston	A+	49,174	—	(447)	(447)	—
Goldman Sachs	A	6,515	600	—	600	—
Morgan Stanley	A	109,495	73	—	73	—

		232,147	1,330	(5,091)	(3,761)	—
Other derivatives(3)		280,364	3,817	(1,362)	2,455	(268)

Total		$512,511	$5,147	$(6,453)	$(1,306)	$(268)

(1)	Based on the S&P and Fitch Long Term Issuer Credit Ratings.

(2)	For each counterparty, this amount includes derivatives with positive fair value excluding the related accrued interest receivable / payable.

(3)	Credit exposure with several Puerto Rico counterparties for which a credit rating is not readily available. Approximately $3.5 million of the credit exposure with local companies relates to caps referenced to mortgages bought from R&G Premier Bank. This institution was acquired by the Bank of Nova Scotia (“Scotiabank”) on April 30, 2010 through an FDIC-assisted transaction.

	As of December 31, 2009
			Total			Accrued
			Exposure at	Negative	Total	Interest Receivable
Counterparty	Rating(1)	Notional	Fair Value(2)	Fair Values	Fair Values	(Payable)
	(In thousands)

Interest rate swaps with rated counterparties:
JP Morgan	A+	$67,345	$621	$(4,304)	$(3,683)	$—
Credit Suisse First Boston	A+	49,311	2	(764)	(762)	—
Goldman Sachs	A	6,515	557	—	557	—
Morgan Stanley	A	109,712	238	—	238	—

		232,883	1,418	(5,068)	(3,650)	—
Other derivatives(3)		284,619	4,518	(1,399)	3,119	(269)

Total		$517,502	$5,936	$(6,467)	$(531)	$(269)

(1)	Based on the S&P and Fitch Long Term Issuer Credit Ratings.

(2)	For each counterparty, this amount includes derivatives with positive fair value excluding the related accrued interest receivable / payable.

(3)	Credit exposure with several Puerto Rico counterparties for which a credit rating is not readily available. Approximately $4.2 million of the credit exposure with local companies relates to caps referenced to mortgages bought from R&G Premier Bank. This institution was acquired by the Bank of Nova Scotia (“Scotiabank”) on April 30, 2010 through an FDIC-assisted transaction.

A “Hull-White Interest Rate Tree” approach is used to value the option components of derivative instruments. The discounting of the cash flows is performed using US dollar LIBOR-based discount rates or yield curves that account for the industry sector and the credit rating of the counterparty and/or the

89

Corporation. Although most of the derivative instruments are fully collateralized, a credit spread is considered for those that are not secured in full. The cumulative mark-to-market effect of credit risk in the valuation of derivative instruments resulted in an unrealized gain of approximately $0.5 million as of March 31, 2010, of which an immaterial unrealized loss of $65,000 was recorded in the first quarter of 2010 and an unrealized loss of $0.5 million was recorded in the first quarter of 2009. The Corporation compares the valuations obtained with valuations received from counterparties, as an internal control procedure.

Credit Risk Management

First BanCorp is subject to credit risk mainly with respect to its portfolio of loans receivable and off-balance sheet instruments, mainly derivatives and loan commitments. Loans receivable represents loans that First BanCorp holds for investment and, therefore, First BanCorp is at risk for the term of the loan. Loan commitments represent commitments to extend credit, subject to specific conditions, for specific amounts and maturities. These commitments may expose the Corporation to credit risk and are subject to the same review and approval process as for loans. Refer to “Contractual Obligations and Commitments” above for further details. The credit risk of derivatives arises from the potential of the counterparty’s default on its contractual obligations. To manage this credit risk, the Corporation deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. For further details and information on the Corporation’s derivative credit risk exposure, refer to the “Interest Rate Risk Management” section above. The Corporation manages its credit risk through credit policy, underwriting, independent loan review and quality control procedures, comprehensive financial analysis, and established management committees. The Corporation also employs proactive collection and loss mitigation efforts. Furthermore, there are structured loan workout functions responsible for avoiding defaults and minimizing losses upon default of each region and for each business segment. The group utilizes relationship officers, collection specialists and attorneys. In the case of residential construction projects, the workout function monitors project specifics, such as project management and marketing, as deemed necessary.

The Corporation may also have risk of default in the securities portfolio. The securities held by the Corporation are principally fixed-rate mortgage-backed securities and U.S. Treasury and agency securities. Thus, a substantial portion of these instruments is backed by mortgages, a guarantee of a U.S. government-sponsored entity or backed by the full faith and credit of the U.S. government and is deemed to be of the highest credit quality.

Management comprised of the Corporation’s Chief Credit Risk Officer, Chief Lending Officer, and other senior executives, has the primary responsibility for setting strategies to achieve the Corporation’s credit risk goals and objectives. These goals and objectives are documented in the Corporation’s Credit Policy.

Allowance for Loan and Lease Losses and Non-performing Assets

Allowance for Loan and Lease Losses

The allowance for loan and lease losses represents the estimate of the level of reserves appropriate to absorb inherent credit losses. The amount of the allowance was determined by judgments regarding the quality of each individual loan portfolio. All known relevant internal and external factors that affected loan collectibility were considered, including analyses of historical charge-off experience, migration patterns, changes in economic conditions, and changes in loan collateral values. For example, factors affecting the Puerto Rico, Florida (USA), US Virgin Islands’ or British Virgin Islands’ economies may contribute to delinquencies and defaults above the Corporation’s historical loan and lease losses. Such factors are subject to regular review and may change to reflect updated performance trends and expectations, particularly in times of severe stress such as has been experienced since 2008. We believe the process for determining the allowance considers all of the potential factors that could result in credit losses. However, the process includes judgmental and quantitative elements that may be subject to significant change. There is no certainty that the allowance will be adequate over time to cover credit losses in the portfolio because of continued adverse changes in the economy, market conditions, or events adversely affecting specific customers, industries or markets. To the extent actual outcomes differ from our estimates, the credit quality of our customer base

90

materially decreases and the risk profile of a market, industry, or group of customers changes materially, or if the allowance is determined to not be adequate, additional provision for credit losses could be required, which could adversely affect our business, financial condition, liquidity, capital, and results of operations in future periods.

The allowance for loan and lease losses provides for probable losses that have been identified with specific valuation allowances for individually evaluated impaired loans and for probable losses believed to be inherent in the loan portfolio that have not been specifically identified. Internal risk ratings are assigned to each business loan at the time of approval and are subject to subsequent periodic reviews by the Corporation’s senior management. The allowance for loan and lease losses is reviewed on a quarterly basis as part of the Corporation’s continued evaluation of its asset quality.

A specific valuation allowance is established for those commercial and real estate loans classified as impaired, primarily when the collateral value of the loan (if the impaired loan is determined to be collateral dependent) or the present value of the expected future cash flows discounted at the loan’s effective rate is lower than the carrying amount of that loan. To compute the specific valuation allowance, commercial and real estate, including residential mortgage loans with a principal balance of $1 million or more, are evaluated individually as well as smaller residential mortgage loans considered impaired based on their high delinquency and loan-to-value levels. When foreclosure is probable, the impairment is measured based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. Updated appraisals are obtained when the Corporation determines that loans are impaired and are updated annually thereafter. In addition, appraisals are also obtained for certain residential mortgage loans on a spot basis based on specific characteristics such as delinquency levels, age of the appraisal, and loan-to-value ratios. Deficiencies from the excess of the recorded investment in collateral dependent loans over the resulting fair value of the collateral are generally charged-off when deemed uncollectible.

For all other loans, which include, small, homogeneous loans, such as auto loans, consumer loans, finance lease loans, residential mortgages, and commercial and construction loans not considered impaired or in amounts under $1 million, the Corporation maintains a general valuation allowance. The methodology to compute the general valuation allowance has not change in the past 9 quarters. The Corporation updates the factors used to compute the reserve factors on a quarterly basis. The general reserve is primarily determined by applying loss factors according to the loan type and assigned risk category (pass, special mention and substandard not impaired; all doubtful loans are considered impaired). The general reserve for consumer loans is based on factors such as delinquency trends, credit bureau score bands, portfolio type, geographical location, bankruptcy trends, recent market transactions, and other environmental factors such as economic forecasts. The analysis of the residential mortgage pools is performed at the individual loan level and then aggregated to determine the expected loss ratio. The model applies risk-adjusted prepayment curves, default curves, and severity curves to each loan in the pool. The severity is affected by the expected house price scenario based on recent house price trends. Default curves are used in the model to determine expected delinquency levels. The risk-adjusted timing of liquidation and associated costs are used in the model and are risk-adjusted for the area in which the property is located (Puerto Rico, Florida, or Virgin Islands). For commercial loans, including construction loans, the general reserve is based on historical loss ratios, trends in non-accrual loans, loan type, risk-rating, geographical location, changes in collateral values for collateral dependent loans and gross product or unemployment data for the geographical region. The methodology of accounting for all probable losses in loans not individually measured for impairment purposes is made in accordance with authoritative accounting guidance that requires losses be accrued when they are probable of occurring and estimable.

The blended general reserve factors utilized for all portfolios increased during 2010 due to the continued increase in charge-offs and the deterioration in the economy and property values. The blended general reserve factor for residential mortgage loans increased from 0.91% in December 2009 to 1.45% at March 31, 2010. For commercial mortgage loans the blended general reserve factor increased from 2.41% in December 2009 to 2.85% at March 31, 2010. The construction loans blended general factor increased from 9.82% in December, 2009 to 12.64% at March 31, 2010. The consumer and finance leases reserve factor increased from 4.36% in December 2009 to 4.41% at March 31, 2010. The C&I blended general reserve factor decreased from 2.44% in December 2009 to 1.78% at March 31, 2020 due to lower charge-offs. Most of the charge-off recorded in

91

the first quarter of 2010 was related to a single loan to a local financial institution that was adequately reserved prior to 2010.

Substantially all of the Corporation’s loan portfolio is located within the boundaries of the U.S. economy. Whether the collateral is located in Puerto Rico, the U.S. and British Virgin Islands or the U.S. mainland (mainly in the state of Florida), the performance of the Corporation’s loan portfolio and the value of the collateral supporting the transactions are dependent upon the performance of and conditions within each specific area real estate market. Recent economic reports related to the real estate market in Puerto Rico indicate that the real estate market is experiencing readjustments in value driven by the deteriorated purchasing power of consumers and general economic conditions. The Corporation sets adequate loan-to-value ratios upon original approval following the regulatory and credit policy standards. The real estate market for the U.S. Virgin Islands remains fairly stable. In the Florida market, residential real estate has experienced a very slow turnover, but the Corporation continues to reduce its credit exposure through disposition of assets and different loss mitigation initiatives as the end of this difficult credit cycle in the Florida region is approaching.

As shown in the following table, the allowance for loan and lease losses increased to $575.3 million at March 31, 2010, compared with $528.1 million at December 31, 2009. Expressed as a percent of period-end total loans receivable, the ratio increased to 4.33% at March 31,2010, compared with 3.79% at December 31, 2009. The $47.2 million increase in the allowance primarily reflected increases in specific reserves associated with impaired loans, predominantly in construction and commercial mortgage loans. The increase is also a result of adjustments to loss rate factors used to determine general reserves primarily to account for the increase in net charge-offs. Refer to the “Provision for Loan and Lease Losses” discussion above for additional information. The following table sets forth an analysis of the activity in the allowance for loan and lease losses during the periods indicated:

	Quarter Ended
	March 31,
	2010	2009
	(Dollars in thousands)

Allowance for loan and lease losses, beginning of period	$528,120	$281,526

Provision (recovery) for loan and lease losses:
Residential mortgage	28,739	13,249
Commercial mortgage	37,719	3,645
Commercial and Industrial	(7,844)	6,375
Construction	99,300	30,557
Consumer and finance leases	13,051	5,603

	170,965	59,429

Charge-offs:
Residential mortgage	(13,346)	(7,162)
Commercial mortgage	(19,318)	(488)
Commercial and Industrial	(23,922)	(7,621)
Construction	(53,323)	(8,534)
Consumer and finance leases	(16,397)	(18,655)

	(126,306)	(42,460)

92

	Quarter Ended
	March 31,
	2010		2009
	(Dollars in thousands)

Recoveries:
Residential mortgage	—		—
Commercial mortgage	21		—
Commercial and Industrial	146		202
Construction	108		11
Consumer and finance leases	2,249		3,823

	2,524		4,036

Net charge-offs	(123,782)		(38,424)

Allowance for loan and lease losses, end of period	$575,303		$302,531

Allowance for loan and lease losses to period end total loans receivable	4.33%		2.24%
Net charge-offs annualized to average loans outstanding during the period	3.65%		1.16%
Provision for loan and lease losses to net charge-offs during the period	1.38	x	1.55	x

The following table sets forth information concerning the allocation of the allowance for loan and lease losses by loan category and the percentage of loan balances in each category to the total of such loans as of the dates indicated:

	As of		As of
	March 31, 2010		December 31, 2009
	Amount	Percent	Amount	Percent
	(In thousands)

Residential mortgage	$46,558	27%	$31,165	26%
Commercial mortgage loans	82,394	12%	63,972	11%
Construction loans	210,213	11%	164,128	11%
Commercial and Industrial loans (including loans to a local financial institution)	154,387	36%	186,007	38%
Consumer loans and finance leases	81,751	14%	82,848	14%

	$575,303	100%	$528,120	100%

93

The following table sets forth information concerning the composition of the Corporation’s allowance for loan and lease losses as of March 31, 2010 and December 31, 2009 by loan category and by whether the allowance and related provisions were calculated individually or through a general valuation allowance:

	Residential	Commercial		Construction	Consumer and
	Mortgage Loans	Mortgage Loans	C&I Loans	Loans	Finance Leases	Total
	(Dollars in thousands)

As of March 31, 2010
Impaired loans without specific reserves:
Principal balance of loans, net of charge-offs	$444,948	$31,819	$75,422	$183,456	$—	$735,645
Impaired loans with specific reserves:
Principal balance of loans, net of charge-offs	51,020	201,660	265,799	591,962	—	1,110,441
Allowance for loan and lease losses	1,975	44,878	74,408	124,039	—	245,300
Allowance for loan and lease losses to principal balance	3.87%	22.25%	27.99%	20.95%	0.00%	22.09%
Loans with general allowance:
Principal balance of loans	3,082,674	1,314,228	4,496,585	681,609	1,852,385	11,427,481
Allowance for loan and lease losses	44,583	37,516	79,979	86,174	81,751	330,003
Allowance for loan and lease losses to principal balance	1.45%	2.85%	1.78%	12.64%	4.41%	2.89%
Total portfolio, excluding loans held for sale:
Principal balance of loans	$3,578,642	$1,547,707	$4,837,806	$1,457,027	$1,852,385	$13,273,567
Allowance for loan and lease losses	46,558	82,394	154,387	210,213	81,751	575,303
Allowance for loan and lease losses to principal balance	1.30%	5.32%	3.19%	14.43%	4.41%	4.33%
As of December 31, 2009
Impaired loans without specific reserves:
Principal balance of loans, net of charge-offs	$384,285	$62,920	$48,943	$100,028	$—	$596,176
Impaired loans with specific reserves:
Principal balance of loans, net of charge-offs	60,040	159,284	243,123	597,641	—	1,060,088
Allowance for loan and lease losses	2,616	30,945	62,491	86,093	—	182,145
Allowance for loan and lease losses to principal balance	4.36%	19.43%	25.70%	14.41%	0.00%	17.18%
Loans with general allowance:
Principal balance of loans	3,151,183	1,368,617	5,059,363	794,920	1,898,104	12,272,187
Allowance for loan and lease losses	28,549	33,027	123,516	78,035	82,848	345,975
Allowance for loan and lease losses to principal balance	0.91%	2.41%	2.44%	9.82%	4.36%	2.82%
Total portfolio, excluding loans held for sale:
Principal balance of loans	$3,595,508	$1,590,821	$5,351,429	$1,492,589	$1,898,104	$13,928,451
Allowance for loan and lease losses	31,165	63,972	186,007	164,128	82,848	528,120
Allowance for loan and lease losses to principal balance	0.87%	4.02%	3.48%	11.00%	4.36%	3.79%

The following tables show the activity for impaired loans and the related specific reserves during the first quarter of 2010:

(In thousands)

Impaired Loans:
Balance at beginning of period	$1,656,264
Loans determined impaired during the period	317,333
Net charge-offs(1)	(101,259)
Loans sold, net of charge-offs of $12.7 million(2)	(18,749)
Loans foreclosed, paid in full and partial payments, net of additional disbursements	(7,503)

Balance at end of period	$1,846,086

94

(1)	Approximately $52.3 million, or 52%, is related to contruction loans ($33.7 million in Puerto Rico and $18.6 million in Florida). Also, approximately $15.0 million, or 15%, related to a commercial loan extended to a local financial institution.

(2)	Associated with two commercial mortgage (originally disbursed as condo-conversion) loans sold in Florida.

	For the Quarter Ended March 31, 2010
	Residential	Commercial		Construction
	Mortgage Loans	Mortgage Loans	C&I Loans	Loans	Total

Allowance for impaired loans, beginning of period	$2,616	$30,945	$62,491	$86,093	$182,145
Provision for impaired loans	9,137	31,362	33,655	90,260	164,414
Charge-offs	(9,778)	(17,429)	(21,738)	(52,314)	(101,259)

Allowance for impaired loans, end of period	$1,975	$44,878	$74,408	$124,039	$245,300

Given the present economic outlook in the Corporation’s principal markets and in spite of actions taken, the Corporation may experience further deterioration in its portfolios, which may result in higher credit losses and additions to reserve balances.

Credit Quality

Though credit quality remained under pressure in the first quarter of 2010 and the performance was negatively impacted by the sustained economic weakness in Puerto Rico, there were some positive signs. For example, the level of non-performing loans increased at a much lower rate than the increases observed during most of 2009. Also, there was an overall decline in non-accrual loans in the United States and absorption rates on residential construction projects financed by the Corporation increased over the last two quarters.

Non-accrual Loans and Non-performing Assets

Total non-performing assets consist of non-accrual loans, foreclosed real estate and other repossessed properties as well as non-performing investment securities. Non-accrual loans are those loans on which the accrual of interest is discontinued. When a loan is placed in non-accrual status, any interest previously recognized and not collected is reversed and charged against interest income.

Non-accrual Loans Policy

Residential Real Estate Loans — The Corporation classifies real estate loans in non-accrual status when interest and principal have not been received for a period of 90 days or more.

Commercial and Construction Loans — The Corporation places commercial loans (including commercial real estate and construction loans) in non-accrual status when interest and principal have not been received for a period of 90 days or more or when there are doubts about the potential to collect all of the principal based on collateral deficiencies or, in other situations, when collection of all of principal or interest is not expected due to deterioration in the financial condition of the borrower. Cash payments received on certain loans that are impaired and collateral dependent are recognized when collected in accordance with the contractual terms of the loans. The principal portion of the payment is used to reduce the principal balance of the loan, whereas the interest portion is recognized on a cash basis (when collected). However, when management believes that the ultimate collectability of principal is in doubt, the interest portion is applied to principal. The risk exposure of this portfolio is diversified as to individual borrowers and industries among other factors. In addition, a large portion is secured with real estate collateral.

Finance Leases — Finance leases are classified in non-accrual status when interest and principal have not been received for a period of 90 days or more.

95

Consumer Loans — Consumer loans are classified in non-accrual status when interest and principal have not been received for a period of 90 days or more.

Other Real Estate Owned (OREO)

OREO acquired in settlement of loans is carried at the lower of cost (carrying value of the loan) or fair value less estimated costs to sell off the real estate at the date of acquisition (estimated realizable value).

Other Repossessed Property

The other repossessed property category includes repossessed boats and autos acquired in settlement of loans. Repossessed boats and autos are recorded at the lower of cost or estimated fair value.

Investment Securities

This category presents investment securities reclassified to non-accrual status, at their book value.

Past Due Loans

Past due loans are accruing loans which are contractually delinquent 90 days or more. Past due loans are either current as to interest but delinquent in the payment of principal or are insured or guaranteed under applicable FHA and VA programs.

The Corporation has in place loan loss mitigation programs providing homeownership preservation assistance. Loans modified through this program are reported as non-accrual loans and interest is recognized on a cash basis. When there is reasonable assurance of repayment and the borrower has made payments over a sustained period, the loan is returned to accrual status.

The following table presents non-performing assets as of the dates indicated:

	March 31,	December 31,
	2010	2009
	(Dollars in thousands)

Non-accrual loans:
Residential mortgage	$446,676	441,642
Commercial mortgage	230,468	196,535
Commercial and Industrial	228,113	241,316
Construction	685,415	634,329
Finance leases	4,735	5,207
Consumer	43,937	44,834

Total non-performing loans	1,639,344	1,563,863

REO	73,444	69,304
Other repossessed property	12,464	12,898
Investment securities(1)	64,543	64,543

Total non-performing assets	$1,789,795	$1,710,608

Past due loans 90 days and still accruing	$189,647	$165,936
Non-performing assets to total assets	9.49%	8.71%
Non-accrual loans to total loans receivable	12.35%	11.23%
Allowance for loan and lease losses	$575,303	$528,120
Allowance to total non-accrual loans	35.09%	33.77%
Allowance to total non-accrual loans, excluding residential real estate loans	48.24%	47.06%

(1)	Collateral pledged with Lehman Brothers Special Financing, Inc.

96

The following table shows non-performing assets by geographic segment:

	March 31,	December 31,
	2010	2009
	(In thousands)

Puerto Rico:
Non-accrual loans:
Residential mortgage	$386,517	$376,018
Commercial mortgage	148,173	128,001
Commercial and Industrial	219,196	229,039
Construction	455,919	385,259
Finance leases	4,735	5,207
Consumer	40,504	40,132

Total non-accrual loans	1,255,044	1,163,656

REO	50,470	49,337
Other repossessed property	11,921	12,634
Investment securities	64,543	64,543

Total non-performing assets	$1,381,978	$1,290,170

Past due loans 90 days and still accruing	$180,399	$128,016
Virgin Islands:
Non-accrual loans:
Residential mortgage	$10,726	$9,063
Commercial mortgage	11,726	11,727
Commercial and Industrial	4,650	8,300
Construction	2,886	2,796
Consumer	1,706	3,540

Total non-accrual loans	31,694	35,426

REO	470	470
Other repossessed property	330	221

Total non-performing assets	$32,494	$36,117

Past due loans 90 days and still accruing	$8,689	$23,876
Florida:
Non-accrual loans:
Residential mortgage	$49,433	$56,561
Commercial mortgage	70,569	56,807
Commercial and Industrial	4,267	3,977
Construction	226,610	246,274
Consumer	1,727	1,162

Total non-accrual loans	352,606	364,781

REO	22,504	19,497
Other repossessed property	213	43

Total non-performing assets	$375,323	$384,321

Past due loans 90 days and still accruing	$559	$14,044

97

Total non-accrual loans were $1.63 billion at March 31, 2010, and represented 12.35% of total loans receivable. This was up $75.5 million, or 4.83%, from $1.56 billion, or 11.23% of total loans receivable, at December 31, 2009. The increase from the fourth quarter of 2009 primarily reflected increases in construction and commercial mortgage loans.

Total non-accrual construction loans increased $51.1 million, or 8%, from the end of the fourth quarter. The increase was mainly in Puerto Rico where non-accrual construction loans increased by $70.7 million. The increase was primarily concentrated in three relationships with an aggregate balance of $58.1 million that entered into non-accrual status during the first quarter, partially offset by charge-offs. Two of these three relationships, or $33.4 million, are associated with residential housing projects and the remaining relationship is related to a commercial project in Puerto Rico.

Non-accrual construction loans in Florida decreased by $19.7 million from the end of the fourth quarter of 2009. The decrease was a function of both charge-off activity as well as problem credit resolutions, including a restructured loan with an outstanding balance of $9.3 million restored to accrual status after a sustained period of repayment and currently in compliance with modified terms.

Non-accrual commercial mortgage loans increased by $33.9 million, or 17%, from the end of the fourth quarter. The increase was spread through our geographic segments. Total non-accrual commercial mortgage loans in Puerto Rico increased by $20.2 million primarily related to a $14.9 million strip mall relationship. Non-accrual commercial mortgage loans in Florida increased by $13.8 million mainly related to a single $12.5 million relationship engaged in the acquisition of apartment complexes.

Non-accrual residential mortgage loans, which increased by $5.0 million, or 1%, mainly in Puerto Rico, were adversely affected by the continued trend of higher unemployment rates affecting consumers, partially offset by a decrease in the Florida portfolio. Non-accrual residential mortgage loans in Puerto Rico increased by $10.5 million, or 3%, from the end of the fourth quarter. Efforts to proactively address existing issues with loss mitigation and loan modification transactions have helped to minimize the inflow of new non-accrual loans. Approximately $336.0 million, or 75% of total non-accrual residential mortgage loans, have been written down to their net realizable value. In Florida, there was an overall decrease of $7.1 million in non-accrual residential mortgage loans mainly due to loans foreclosed and charge-offs. During the first quarter, the non-accrual residential mortgage loan portfolio in the Virgin Islands increased by $1.7 million.

C&I non-accrual loans decreased $13.2 million, or 5%, from the end of the fourth quarter. The decrease resulted from charge-offs, including a charge-off of $15.0 million associated with a loan extended to a local financial institution in Puerto Rico, and approximately $3.6 million related to the restoration to accrual status of restructured loans after a sustained period of repayment and pay-downs. This was partially offset by the inflow of non-accrual loans during the quarter, mainly in Puerto Rico and spread throughout several industries.

The levels of non-accrual consumer loans, including finance leases, remained stable showing a $1.4 million decrease during the first quarter. This resulted from a $1.8 million decrease in the Virgin Islands portfolio and a $0.6 million increase in the Florida portfolio. Non-accrual consumer loans in Puerto Rico remained essentially unchanged from the fourth quarter of 2009 with an increase of $0.1 million.

At March 31, 2010, approximately $196.3 million of loans placed in non-accrual status, mainly construction and commercial loans, were current or had delinquencies of less than 90 days in their interest payments. Collections are being recorded on a cash basis through earnings, or on a cost-recovery basis, as conditions warrant.

During the first quarter of 2010, interest income of approximately $1.6 million related to $938.6 million of non-accrual loans, mainly non-accrual construction and commercial loans, was applied against the related principal balances under the cost-recovery method. The Corporation will continue to evaluate restructuring alternatives to mitigate losses and enable borrowers to repay their loans under revised terms in an effort to preserve the value of the Corporation’s interests over the long-term.

The allowance to non-performing loans ratio as of March 31, 2010 was 35.09%, compared to 33.77% as of December 31, 2009. The increase in the ratio is attributable in part to increases in reserve factors for

98

classified loans and additional charges to specific reserves. As of March 31, 2010, approximately $497.2 million, or 30%, of total non- performing loans have been charged-off to their net realizable value as shown in the following table.

	Residential	Commercial
	Mortgage	Mortgage		Construction	Consumer and
	Loans	Loans	C&I Loans	Loans	Finance Leases	Total
			(Dollars in thousands)

As of March 31, 2010
Non-performing loans charged-off to realizable value	$335,983	$17,497	$34,028	$109,693	$—	$497,201
Other non-performing loans	110,693	212,971	194,085	575,722	48,672	1,142,143

Total non-performing loans	$446,676	$230,468	$228,113	$685,415	$48,672	$1,639,344

Allowance to non-performing loans	10.42%	35.75%	67.68%	30.67%	167.96%	35.09%
Allowance to non-performing loans, excluding non-performing loans charged-off to realizable value	42.06%	38.69%	79.55%	36.51%	167.96%	50.37%
As of December 31, 2009
Non-performing loans charged-off to realizable value	$320,224	$38,421	$19,244	$139,787	$—	$517,676
Other non-performing loans	121,418	158,114	222,072	494,542	50,041	1,046,187

Total non-performing loans	$441,642	$196,535	$241,316	$634,329	$50,041	$1,563,863

Allowance to non-performing loans	7.06%	32.55%	77.08%	25.87%	165.56%	33.77%
Allowance to non-performing loans, excluding non-performing loans charged-off to realizable value	25.67%	40.46%	83.76%	33.19%	165.56%	50.48%

The Corporation provides homeownership preservation assistance to its customers through a loss mitigation program in Puerto Rico and through programs sponsored by the Federal Government. Due to the nature of the borrower’s financial condition, restructurings or loan modifications through these program as well as other restructurings of individual commercial, commercial mortgage loans, construction loans and residential mortgages in the U.S. mainland fit the definition of Troubled Debt Restructuring (“TDR”). A restructuring of a debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. Modifications involve changes in one or more of the loan terms that bring a defaulted loan current and provide sustainable affordability. Changes may include the refinancing of any past-due amounts, including interest and escrow, the extension of the maturity of the loans and modifications of the loan rate. As of March 31, 2010, the Corporation’s TDR loans consisted of $169.4 million of residential mortgage loans, $44.8 million commercial and industrial loans, $81.5 million commercial mortgage loans and $89.8 million of construction loans. From the $385.5 million total TDR loans, approximately $148.3 million are in compliance with modified terms, $30.2 million are 30-89 days delinquent, and $207.0 million are classified as non-accrual as of March 31,2010.

Included in the $385.5 million of TDR loans are certain impaired condo-conversion loans restructured into two separate agreements (loan splitting) in the fourth quarter of 2009. At that time, each of these loans was restructured into two notes, one that represents the portion of the loan that is expected to be fully collected along with contractual interest and the second note that represents the portion of the original loan that was charged-off. The restructuring of these loans was made after analyzing the borrowers’ and guarantors’ capacity to service the debt and ability to perform under the modified terms. As part of the restructuring of the

99

loans, the first note of each loan have been placed on a monthly payment of principal and interest that amortize the debt over 25 years at a market rate of interest. An interest rate reduction was granted for the second note. The carrying value of the notes deemed collectible amounted to $22.0 million as of March 31, 2010 and the charge-offs recorded prior to 2010 associated with these loans were $29.7 million. The loans that have been deemed collectible continue to be individually evaluated for impairment purposes and a specific reserve of $3.4 million was allocated to these loans as of March 31, 2010.

Total non-performing assets, which include non-accrual loans, were $1.79 billion at March 31, 2010. This was up $79.2 million, or 5%, from $1.71 billion at the end of the fourth quarter of 2009. During the first quarter of 2010, the Corporation sold approximately $6.0 million of REO properties at or close to their carrying amounts, thus no significant gains or losses were recorded at the time of sale.

The over 90-day delinquent, but still accruing, loans to total loans receivable ratio, excluding loans guaranteed by the U.S. Government, was 0.88% at March 31, 2010, up from 0.69% at the end of the fourth quarter, but down 39 basis points from a year-ago.

Net Charge-offs and Total Credit Losses

Total net charge-offs for the first quarter of 2010 were $123.8 million or 3.65% of average loans on an annualized basis, compared to $38.4 million or an annualized 1.16% of average loans for the first quarter of 2009. Even though the increase in net charge-offs in absolute numbers was higher in Puerto Rico, loss rates (charge-offs to average loans) for all major loan categories continued to be significantly higher in the United States than in Puerto Rico.

Construction loans net charge-offs in the first quarter were $53.2 million, or an annualized 14.35% of related loans, up from $8.5 million, or an annualized 2.21% of related loans, in the first quarter of 2009. First quarter results were substantially impacted by individual charge-offs in excess of $5 million. There was $33.5 million associated with three residential housing projects. The increase from the prior quarter was related to both the Puerto Rico and the Florida portfolios. Construction loans net charge-offs in Puerto Rico were $33.7 million, an increase of $26.9 million over first quarter 2009 levels, including $18.5 million associated with two residential projects. Construction loans net charge-offs in the United States of $19.5 million, or $17.7 million above first quarter 2009 levels, were mainly related to a single residential project that was previously reserved. The Corporation continued its ongoing management efforts including obtaining updated appraisals on properties and assessing a project’s status within the context of market environment expectations. This portfolio remains susceptible to the ongoing housing market disruptions, particularly in Puerto Rico. In the United States, based on the portfolio management process, including charge-off activity over the past year and several sales of problem credits, the credit issues in this portfolio have been substantially addressed. The Corporation is engaged in continuous efforts to identify alternatives that enable borrowers to repay their loans while protecting the Corporation’s investments.

C&I loans net charge-offs in the first quarter of 2010 were $23.8 million, or an annualized 1.88% of related loans, an increase of $16.4 million when compared to the $7.4 million, or an annualized 0.65%, recorded in the 2009 first quarter. There was a $15.0 million charge-off associated with a loan extended to a local financial institution that was adequately reserved prior to 2010. Remaining C&I loans net charge-offs in the first quarter of 2010 were concentrated in Puerto Rico, distributed across several industries, with the largest individual charge-off amounting to $1.2 million.

Commercial mortgage loans net charge-offs in the first quarter of 2010 were $19.3 million, or an annualized 4.85%, a $18.8 million increase from the fourth quarter of 2009. First quarter results were substantially impacted by charge-offs of $13.9 million associated with two impaired loans in Florida that were sold during the first quarter. These loans, which in aggregate amounted to $31.4 million, were adequately reserved prior to 2010 and additional charges to the reserve during the first quarter were not necessary.

Residential mortgage net charge-offs were $13.3 million, or an annualized 1.50% of related average loans. This was up from $7.2 million, or an annualized 0.82%, of related average balances in the first quarter of 2009. The higher loss level compared with the prior quarter reflected increases in delinquency levels, resulting

100

from continued deterioration in economic conditions in Puerto Rico and high unemployment levels, as well as reductions in property values. Reductions in property values were validated by a study conducted by an independent consulting firm that performed a review of the residential real estate loan portfolio in Puerto Rico. This review included, among other things, the purchase of realtors’ and appraisers’ data to confirm recent property values. Approximately $9.8 million in charge-offs for the first quarter ($5.2 million in Puerto Rico, $4.1 million in Florida and $0.5 million in Virgin Islands) resulted from valuations, for impairment purposes, of residential mortgage loan portfolios considered homogeneous given high delinquency and loan-to-value levels, compared to $2.2 million recorded in the first quarter of 2009. Total residential mortgage loans evaluated for impairment purposes amounted to approximately $336.0 million as of March 31, 2010, and have been charged-off to their net realizable value, representing approximately 75% of the total non-performing residential mortgage loan portfolio outstanding as of March 31, 2010. Net charge-offs for residential mortgage loans also include $3.3 million related to loans foreclosed during the first quarter, down from $4.9 million recorded for loans foreclosed in the fourth quarter. Consistent with the Corporation’s assessment of the value of properties and current and future market conditions, management is executing strategies to accelerate the sale of the real estate acquired in satisfaction of debt (REO). The ratio of net charge-offs to average loans on the Corporation’s residential mortgage loan portfolio of 1.50% for the quarter ended March 31, 2010 is lower than the approximately 2.74% average charge-off rate for commercial banks in the U.S. mainland for the fourth quarter of 2009, as per statistical releases published by the Federal Reserve, and loss rates in the Corporation’s Puerto Rico operations are more than five times lower than loss rates experienced by the Corporation in the Florida market.

Net charge-offs of consumer loans and finance leases in the first quarter of 2010 were $14.1 million compared to net charge-offs of $14.8 million for the first quarter of 2009. Annualized net charge-offs as a percent of related loans increased to 3.01% from 2.84% for the first quarter of 2009. Performance of this portfolio on absolute terms continued to be consistent with management’s views regarding the underlying quality of the portfolio. The level of delinquencies has improved compared to the trailing fourth quarter of 2009, further supporting management’s views of improved performance going forward.

The following table presents annualized charge-offs to average loans held-in-portfolio:

	Quarter Ended
	March 31,	March 31,
	2010	2009

Residential mortgage	1.50%	0.82%
Commercial mortgage	4.85%	0.13%
Commercial and Industrial	1.88%	0.65%
Construction	14.35%	2.21%
Consumer and finance leases	3.01%	2.84%
Total loans	3.65%	1.16%

The above ratios are based on annualized charge-offs and are not necessarily indicative of the results expected for the entire year or in subsequent periods.

101

The following table presents charge-offs (annualized) to average loans held-in-portfolio by geographic segment:

	Quarter Ended
	March 31,	March 31,
	2010	2009

PUERTO RICO:
Residential mortgage	1.11%	0.86%
Commercial mortgage	0.71%	0.20%
Commercial and Industrial	1.92%	0.61%
Construction	13.45%	3.17%
Consumer and finance leases	2.95%	2.61%
Total loans	2.80%	1.19%
VIRGIN ISLANDS:
Residential mortgage	0.47%	0.03%
Commercial mortgage	0.00%	0.00%
Commercial and Industrial(1)	(0.02)%	0.56%
Construction	0.15%	0.00%
Consumer and finance leases	3.82%	4.00%
Total loans	0.55%	0.60%
FLORIDA:
Residential mortgage	5.70%	1.43%
Commercial mortgage	13.23%	0.00%
Commercial and Industrial	10.78%	6.28%
Construction	27.23%	1.37%
Consumer and finance leases	3.96%	9.95%
Total loans	13.90%	1.31%

(1) —	For the first quarter of 2010, recoveries in commercial and industrial loans in the Virgin Islands exceeded charge-offs.

Total credit losses (equal to net charge-offs plus losses on REO operations) for the first quarter ended March 31, 2010 amounted to $127.5 million, or 3.84% on an annualized basis to average loans and repossessed assets in contrast to credit losses of $43.8 million, or a loss rate of 1.32%, for the first quarter of 2009.

The following table presents a detail of the REO inventory and credit losses for the periods indicated:

Credit Loss Performance

	Quarter Ended
	March 31,
	2010	2009
	(In thousands)

REO
REO balances, carrying value:
Residential	$38,851	$31,460
Commercial	20,322	3,289
Condo-conversion projects	8,000	9,500
Construction	6,271	5,185

Total	$73,444	$49,434

102

	Quarter Ended
	March 31,
	2010	2009
	(In thousands)

REO activity (number of properties):
Beginning property inventory,	285	155
Properties acquired	98	74
Properties disposed	(52)	(24)

Ending property inventory	331	205

Average holding period (in days)
Residential	235	132
Commercial	204	188
Condo-conversion projects	733	396
Construction	417	215

	296	195
REO operations (loss) gain:
Market adjustments and (losses) gain on sale:
Residential	$(1,245)	$(3,185)
Commercial	(676)	(399)
Condo-conversion projects	—	—
Construction	49	(463)

	(1,872)	(4,047)

Other REO operations expenses	(1,821)	(1,328)

Net Loss on REO operations	$(3,693)	$(5,375)

CHARGE-OFFS
Residential charge-offs, net	$(13,346)	$(7,162)
Commercial charge-offs, net	(43,073)	(7,907)
Construction charge-offs, net	(53,215)	(8,523)
Consumer and finance leases charge-offs, net	(14,148)	(14,832)

Total charge-offs, net	(123,782)	(38,424)

TOTAL CREDIT LOSSES(1)	$(127,475)	$(43,799)

LOSS RATIO PER CATEGORY(2):
Residential	1.62%	1.17%
Commercial	2.63%	0.54%
Construction	14.21%	2.30%
Consumer	3.00%	2.83%
TOTAL CREDIT LOSS RATIO(3)	3.84%	1.32%

(1)	Equal to REO operations (losses) gains plus Charge-offs, net.

(2)	Calculated as net charge-offs plus market adjustments and gains (losses) on sale of REO divided by average loans and repossessed assets.

(3)	Calculated as net charge-offs plus net loss on REO operations divided by average loans and repossessed assets.

103

Operational Risk

The Corporation faces ongoing and emerging risk and regulatory pressure related to the activities that surround the delivery of banking and financial products. Coupled with external influences such as market conditions, security risks, and legal risk, the potential for operational and reputational loss has increased. In order to mitigate and control operational risk, the Corporation has developed, and continues to enhance, specific internal controls, policies and procedures that are designated to identify and manage operational risk at appropriate levels throughout the organization. The purpose of these mechanisms is to provide reasonable assurance that the Corporation’s business operations are functioning within the policies and limits established by management.

The Corporation classifies operational risk into two major categories: business specific and corporate-wide affecting all business lines. For business specific risks, a risk assessment group works with the various business units to ensure consistency in policies, processes and assessments. With respect to corporate-wide risks, such as information security, business recovery, legal and compliance, the Corporation has specialized groups, such as the Legal Department, Information Security, Corporate Compliance, Information Technology and Operations. These groups assist the lines of business in the development and implementation of risk management practices specific to the needs of the business groups.

Legal and Compliance Risk

Legal and compliance risk includes the risk of non-compliance with applicable legal and regulatory requirements, the risk of adverse legal judgments against the Corporation, and the risk that a counterparty’s performance obligations will be unenforceable. The Corporation is subject to extensive regulation in the different jurisdictions in which it conducts it business, and this regulatory scrutiny has been significantly increasing over the last several years. The Corporation has established and continues to enhance procedures based on legal and regulatory requirements that are designed to ensure compliance with all applicable statutory and regulatory requirements. The Corporation has a Compliance Director who reports to the Chief Risk Officer and is responsible for the oversight of regulatory compliance and implementation of an enterprise-wide compliance risk assessment process. The Compliance division has officer roles in each major business areas with direct reporting relationships to the Corporate Compliance Group.

Concentration Risk

The Corporation conducts its operations in a geographically concentrated area, as its main market is Puerto Rico. However, the Corporation continues diversifying its geographical risk as evidenced by its operations in the Virgin Islands and in Florida.

As of March 31, 2010, the Corporation had $677.1 million outstanding of credit facilities granted to the Puerto Rico government and/or its political subdivisions and $165.5 million granted to the Virgin Islands government. A substantial portion of these credit facilities are obligations that have a specific source of income or revenues identified for their repayment, such as property taxes collected by the central Government and/or municipalities. Another portion of these obligations consists of loans to public corporations that obtain revenues from rates charged for services or products, such as electric power and water utilities. Such corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from it. The Corporation also has loans to various municipalities in Puerto Rico for which the good faith, credit and unlimited taxing power of the applicable municipality have been pledged to their repayment.

Aside from loans extended to the Puerto Rico and Virgin Islands government, the largest loan to one borrower as of March 31, 2010 in the amount of $314.6 million is with one mortgage originator in Puerto Rico, Doral Financial Corporation. This commercial loan is secured by individual mortgage loans on residential and commercial real estate. Of the total gross loan portfolio of $13.3 billion as of March 31, 2010, approximately 83% have credit risk concentration in Puerto Rico, 9% in the United States and 8% in the Virgin Islands

104

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For information regarding market risk to which the Corporation is exposed, see the information contained in “Part I — Item 2 -“Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Management.”

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure Control and Procedures

First BanCorp’s management, including its Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of First BanCorp’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of March 31, 2010. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the design and operation of these disclosure controls and procedures were effective.

Internal Control over Financial Reporting

There have been no changes to the Corporation’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

In the opinion of the Company’s management, the pending and threatened legal proceedings of which management is aware will not have a material adverse effect on the financial condition of the Corporation.

ITEM 1A.	RISK FACTORS

Our business, operating results and/or the market price of our common and preferred stock may be significantly affected by a number of factors. For a detailed discussion of certain risk factors that could affect the Corporation’s operations, financial condition or results for future periods see the risk factors below and Item 1A, Risk Factors, in the Corporation’s 2009 Annual Report on Form 10-K. These factors could also cause actual results to differ materially from historical results or the results contemplated by the forward-looking statements contained in this report. Also refer to the discussion in “Part I — Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report for additional information that may supplement or update the discussion of risk factors in the Corporation’s 2009 Form 10-K.

The risks described in the Corporation’s 2009 Form 10-K and in this report are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation or currently deemed by the Corporation to be immaterial also may materially adversely affect the Corporation’s business, financial condition or results of operations.

Regulatory actions could have a material effect on our business, operations, financial condition or results of operations or the value of our common stock.

Although as of March 31, 2010 the amounts of the Corporation’s and its subsidiary bank’s capital exceeded the minimum amounts required for them to qualify as “well capitalized” for regulatory purposes, the Corporation must increase its common equity to provide additional protection from the possibility that, due to the current economic situation in Puerto Rico that has impacted the Corporation’s asset quality and earnings performance, First BanCorp could have to recognize additional loan loss reserves against its loan portfolio and absorb the potential future credit losses associated with the disposition of non-performing assets. The Corporation has assured its regulators that it is committed to raising capital and is actively pursuing capital

105

strengthening initiatives. If we are not able to increase our capital in the near term, we believe that it is likely that our regulators could require us to execute certain informal or formal written regulatory agreements that could materially affect our business, operations, financial condition, results of operations or the value of our common stock. The regulatory actions could require the Corporation to raise capital within a specified time frame to maintain the regulatory ratios at levels above the minimum amounts required for “well capitalized” banks and require the Corporation to seek a waiver to continue to issue brokered CDs, even at a reduced level.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	RESERVED

ITEM 5.	OTHER INFORMATION

Not applicable.

ITEM 6.	EXHIBITS

3.1	—	Articles of Incorporation, as amended on April 27, 2010.
12.1	—	Ratio of Earnings to Fixed Charges.
12.2	—	Ratio of Earnings to Fixed Charges and Preference Dividends.
31.1	—	CEO Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	—	CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	—	CEO Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	—	CFO Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

First BanCorp.
Registrant

By:	/s/ Aurelio Alemán
Aurelio Alemán
President and Chief Executive Officer

Date: May 10, 2010

By:	/s/ Orlando Berges
Orlando Berges
Executive Vice President and
Chief Financial Officer

Date: May 10, 2010

107

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. First BanCorp INTERNET http://www.proxyvoting.com/fbp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 79513 FOLD AND DETACH HERE Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 7. FOR AGAINST ABSTAIN (1) To approve the issuance of shares of the Corporation’s Common Stock in exchange (the “Exchange Offer”) for shares of First BanCorp’s Noncumulative, Perpetual Monthly Income Preferred Stock, Series A, B, C, D and E in accordance with applicable New York Stock Exchange rules. (2) To approve the issuance in the Exchange Offer of shares of First BanCorp’s Common Stock in the Exchange Offer to Héctor M. Nevares-LaCosta, a member of the Board of Directors, in exchange for his shares of Preferred Stock in accordance with applicable New York Stock Exchange rules. (3) To approve an amendment to Article Sixth of First BanCorp’s Restated Articles of Incorporation to decrease the par value of First BanCorp’s Common Stock from $1.00 to $0.10. FOR AGAINST ABSTAIN (4) To approve the issuance of shares of First BanCorp’s Common Stock to The Bank of Nova Scotia, in accordance with applicable New York Stock Exchange rules in connection with the Exchange Offer. (5) To approve the issuance shares of First BanCorp’s Common Stock to The Bank of Nova Scotia, in accordance with applicable New York Stock Exchange rules in connection with the issuance of Fixed Rate Cumulative Mandatorily Convertable Preferred Stock, Series G. (6) To approve an amendment to Article Sixth of First BanCorp’s Restated Articles of Incoration to increase the number of authorized shares of the Corporation’s Common Stock from 750,000,000 to 2,000,000,000. (7) To approve an amendment to Article Sixth of First BanCorp’s Restated Articles of Incoration to implement a reverse stock split. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

You can now access your First BanCorp account online. Access your First BanCorp account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for First BanCorp, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders. The Proxy Statement, including exhibits, and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/fbp FOLD AND DETACH HERE PROXY FIRST BANCORP Special Meeting of Stockholders — August 24, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST BANCORP The undersigned hereby appoints José Menéndez-Cortada and Aurelio Alemán-Bermúdez, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of First BanCorp (the “Corporation”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Corporation to be held August 24, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 WO# 79513 PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711 SIGNATURE: ___DATE:___ (THIS BOXED AREA DOES NOT PRINT)